FILED PURSUANT TO RULE 424(b)(2)
REGISTRATION FILE NO.: 333-206677-08

PROSPECTUS

$918,608,000 (Approximate)

WELLS FARGO COMMERCIAL MORTGAGE TRUST 2016-LC24
(Central Index Key Number 0001682860)

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.
(Central Index Key Number 0000850779)

as Depositor

Ladder Capital Finance LLC
(Central Index Key Number 0001541468)

Wells Fargo Bank, National Association
(Central Index Key Number 0000740906)

Rialto Mortgage Finance, LLC
(Central Index Key Number 0001592182)

National Cooperative Bank, N.A.
(Central Index Key Number 0001577313)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2016-LC24

Wells Fargo Commercial Mortgage Securities, Inc. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2016-LC24 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-D, Class X-EF, Class X-G, Class X-H, Class X-I, Class D, Class E, Class F, Class G, Class H, Class I, Class V and Class R certificates) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named Wells Fargo Commercial Mortgage Trust 2016-LC24. The assets of the issuing entity will primarily consist of a pool of fixed-rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in October 2016. The rated final distribution date for the certificates is October 2049.

Class	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1	$41,394,000		1.4410%	Fixed(5)	October 2020
Class A-2	$55,655,000		2.5010%	Fixed (5)	July 2021
Class A-3	$275,000,000		2.6840%	Fixed (5)	July 2026
Class A-4	$290,568,000		2.9420%	Fixed (5)	August 2026
Class A-SB	$69,133,000		2.8250%	Fixed (5)	December 2025
Class A-S	$94,083,000		3.3670%	Fixed (5)	September 2026
Class X-A	$731,750,000	(6)	1.7492%	Variable(7)	NAP
Class X-B	$142,430,000	(8)	1.0115%	Variable(9)	NAP
Class B	$48,347,000		3.6210%	Fixed (5)	September 2026
Class C	$44,428,000		4.4647%	WAC(10)	September 2026

(Footnotes on table on pages 3 and 4)

You should carefully consider the risk factors beginning on page 61 of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Wells Fargo Commercial Mortgage Securities, Inc. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Wells Fargo Securities, LLC, Academy Securities, Inc. and Deutsche Bank Securities Inc. will purchase the offered certificates from Wells Fargo Commercial Mortgage Securities, Inc. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Wells Fargo Securities, LLC is acting as lead manager and sole bookrunner with respect to 100% of each class of offered certificates. Academy Securities, Inc. and Deutsche Bank Securities Inc. are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about September 29, 2016. Wells Fargo Commercial Mortgage Securities, Inc. expects to receive from this offering approximately 113.2% of the aggregate certificate balance of the offered certificates, plus accrued interest from September 1, 2016, before deducting expenses payable by the depositor.

Wells Fargo Securities
Lead Manager and Sole Bookrunner
Academy Securities		Deutsche Bank Securities
Co-Manager		Co-Manager

September 15, 2016

Wells Fargo Commercial Mortgage Trust 2016-LC24

Commercial Mortgage Pass-Through Certificates, Series 2016-LC24

Washington
2 properties
$19,214,869
1.8% of total
Idaho
1 property
$23,908,323
2.3% of total
Minnesota
5 properties
$28,676,000
2.7% of total
Illinois
3 properties
$1,552,922
0.1% of total
Indiana
7 properties
$21,199,483
2.0% of total
Michigan
2 properties
$4,261,292
0.4% of total
Pennsylvania
4 properties
$65,850,000
6.3% of total
New York
17 properties
$163,422,147
15.6% of total
Utah
1 property
$10,886,568
1.0% of total
Ohio
9 properties
$53,164,099
5.1% of total
Connecticut
2 properties
$628,966
0.1% of total
New Jersey
2 properties
$28,520,000
2.7% of total
Nevada
1 property
$35,000,000
3.3% of total
Maryland
1 property
$4,281,618
0.4% of total
California
9 properties
$90,532,957
8.7% of total
Virginia
5 properties
$106,860,147
10.2% of total
District of Columbia
1 property
$892,988
0.1% of total
North Carolina
5 properties
$17,310,557
1.7% of total
Arizona
2 properties
$15,841,790
1.5% of total
Colorado
1 property
$24,700,000
2.4% of total
South Carolina
5 properties
$20,358,536
1.9% of total
New Mexico
1 property
$297,931
0.0% of total
Georgia
11 properties
$68,287,532
6.5% of total
Oklahoma
1 property
$16,600,000
1.6% of total
Kentucky
1 property
$473,793
0.0% of total
Tennessee
3 properties
$23,714,550
2.3% of total
Texas
19 properties
$153,461,926
14.7% of total
Alabama
1 property
$11,971,019
1.1% of total
Florida
6 properties
$33,488,252
3.2% of total
Percentage of Cut-Off Date Balance
<1.0%
1.0% – 5.0%
5.1% – 15.6%

Summary of Certificates

Class	Approx. Initial Certificate Balance or Notional Amount(1)	Approx. Initial Credit Support(2)	Approx. Initial Pass- Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Weighted Average Life (Years)(4)	Expected Principal Window(4)
Offered Certificates
A-1	$ 41,394,000	30.000%	1.4410%	Fixed(5)	October 2020	2.22	10/16 – 10/20
A-2	$ 55,655,000	30.000%	2.5010%	Fixed(5)	July 2021	4.50	10/20 – 07/21
A-3	$ 275,000,000	30.000%	2.6840%	Fixed(5)	July 2026	9.65	12/25 – 07/26
A-4	$ 290,568,000	30.000%	2.9420%	Fixed(5)	August 2026	9.84	07/26 – 08/26
A-SB	$ 69,133,000	30.000%	2.8250%	Fixed(5)	December 2025	7.08	07/21 – 12/25
A-S	$ 94,083,000	21.000%	3.3670%	Fixed(5)	September 2026	9.89	08/26 – 09/26
X-A	$ 731,750,000(6)	NAP	1.7492%	Variable(7)	NAP	NAP	NAP
X-B	$ 142,430,000(8)	NAP	1.0115%	Variable(9)	NAP	NAP	NAP
B	$ 48,347,000	16.375%	3.6210%	Fixed(5)	September 2026	9.96	09/26 – 09/26
C	$ 44,428,000	12.125%	4.4647%	WAC(10)	September 2026	9.96	09/26 – 09/26
Non-Offered Certificates
X-D	$ 49,655,000(11)	NAP	1.2507%	Variable(12)	NAP	NAP	NAP
X-EF	$ 23,520,000(13)	NAP	1.7690%	Fixed IO(14)	NAP	NAP	NAP
X-G	$ 10,454,000(15)	NAP	1.7690%	Fixed IO (16)	NAP	NAP	NAP
X-H	$ 10,453,000(17)	NAP	1.7690%	Fixed IO (18)	NAP	NAP	NAP
X-I	$ 32,668,263(19)	NAP	1.7690%	Fixed IO (20)	NAP	NAP	NAP
D	$ 49,655,000	7.375%	3.2140%	Fixed(5)	September 2026	9.96	09/26 – 09/26
E	$ 13,067,000	6.125%	2.6957%	WAC minus 1.7690%(21)	September 2026	9.96	09/26 – 09/26
F	$ 10,453,000	5.125%	2.6957%	WAC minus 1.7690%(21)	September 2026	9.96	09/26 – 09/26
G	$ 10,454,000	4.125%	2.6957%	WAC minus 1.7690%(21)	September 2026	9.96	09/26 – 09/26
H	$ 10,453,000	3.125%	2.6957%	WAC minus 1.7690%(21)	September 2026	9.96	09/26 – 09/26
I	$ 32,668,263	0.000%	2.6957%	WAC minus 1.7690%(21)	September 2026	9.96	09/26 – 09/26
V(22)	NAP	NAP	NAP	NAP	NAP	NAP	NAP
R(23)	NAP	NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, are represented in the aggregate.

(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(4)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B and Class D certificates will, in each case, be a fixed rate per annum (described in the table as “Fixed”) equal to the pass-through rate set forth opposite such class in the table.

(6)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates. The Class X-A certificates will not be entitled to distributions of principal.

(7)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(8)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S and Class B certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.

(9)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S and Class B certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(10)	The pass-through rate for the Class C certificates for any distribution date will be a variable rate per annum (described in the table as “WAC”) equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(11)	The Class X-D certificates are notional amount certificates. The notional amount of the Class X-D certificates will be equal to the certificate balance of the Class D certificates outstanding from time to time. The Class X-D certificates will not be entitled to distributions of principal.

(12)	The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(13)	The Class X-EF certificates are notional amount certificates. The notional amount of the Class X-EF certificates will be equal to the aggregate certificate balance of the Class E and Class F certificates outstanding from time to time. The Class X-EF certificates will not be entitled to distributions of principal.

(14)	The pass-through rate for the Class X-EF certificates will at all times be a fixed per annum rate equal to 1.7690%.

(15)	The Class X-G certificates are notional amount certificates. The notional amount of the Class X-G certificates will be equal to the certificate balance of the Class G certificates outstanding from time to time. The Class X-G certificates will not be entitled to distributions of principal.

(16)	The pass-through rate for the Class X-G certificates will at all times be a fixed per annum rate equal to 1.7690%.

(17)	The Class X-H certificates are notional amount certificates. The notional amount of the Class X-H certificates will be equal to the certificate balance of the Class H certificates outstanding from time to time. The Class X-H certificates will not be entitled to distributions of principal.

(18)	The pass-through rate for the Class X-H certificates will at all times be a fixed per annum rate equal to 1.7690%.

(19)	The Class X-I certificates are notional amount certificates. The notional amount of the Class X-I certificates will be equal to the certificate balance of the Class I certificates outstanding from time to time. The Class X-I certificates will not be entitled to distributions of principal.

(20)	The pass-through rate for the Class X-I certificates will at all times be a fixed per annum rate equal to 1.7690%.

(21)	The pass-through rates for the Class E, Class F, Class G, Class H and Class I certificates will, in each case, be a variable rate per annum (described in the table as “WAC minus 1.7690%”) equal to (i) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus (ii) 1.7690%. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(22)	The Class V certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class V certificates will only be entitled to a specified portion of distributions of excess interest accrued on the mortgage loans with an anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in this prospectus.

(23)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-D, Class X-EF, Class X-G, Class X-H, Class X-I, Class D, Class E, Class F, Class G, Class H, Class I, Class V and Class R certificates are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	15
Important Notice About Information Presented in this Prospectus	15
Summary of Terms	23
Risk Factors	61
The Certificates May Not Be a Suitable Investment for You	61
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	61
Risks Related to Market Conditions and Other External Factors	61
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS	61
Other Events May Affect the Value and Liquidity of Your Investment	62
Risks Relating to the Mortgage Loans	62
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	62
Risks of Commercial and Multifamily Lending Generally	63
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	65
General	65
A Tenant Concentration May Result in Increased Losses	65
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	66
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	66
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	67
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	67
Early Lease Termination Options May Reduce Cash Flow	68
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	69
Office Properties Have Special Risks	69
Retail Properties Have Special Risks	70
Multifamily Properties Have Special Risks	72
Residential Cooperative Properties Have Special Risks	75
Self Storage Properties Have Special Risks	79
Hotel Properties Have Special Risks	80
Mixed Use Properties Have Special Risks	82
Risks Relating to Affiliation with a Franchise or Hotel Management Company	82
Manufactured Housing Community Properties Have Special Risks	83
Industrial Properties Have Special Risks	85
Condominium Ownership May Limit Use and Improvements	86
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	87
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	88
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	89
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	90
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	91

Risks Related to Zoning Non-Compliance and Use Restrictions	94
Risks Relating to Inspections of Properties	95
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	95
Insurance May Not Be Available or Adequate	95
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	97
Terrorism Insurance May Not Be Available for All Mortgaged Properties	97
Risks Associated with Blanket Insurance Policies or Self-Insurance	98
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	99
Limited Information Causes Uncertainty	99
Historical Information	99
Ongoing Information	100
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	100
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	101
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	102
Static Pool Data Would Not Be Indicative of the Performance of this Pool	102
Appraisals May Not Reflect Current or Future Market Value of Each Property	103
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	105
The Borrower’s Form of Entity May Cause Special Risks	106
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	108
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	109
Other Financings or Ability to Incur Other Indebtedness Entails Risk	110
Tenancies-in-Common May Hinder Recovery	112
Risks Relating to Enforceability of Cross-Collateralization	113
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	113
Risks Associated with One Action Rules	114
State Law Limitations on Assignments of Leases and Rents May Entail Risks	114
Various Other Laws Could Affect the Exercise of Lender’s Rights	114
Risks of Anticipated Repayment Date Loans	115
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	115
Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	115
Risks Related to Ground Leases and Other Leasehold Interests	117
Leased Fee Properties Have Special Risks	119
Increases in Real Estate Taxes May Reduce Available Funds	119
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	119
Risks Related to Conflicts of Interest	120
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	120
The Servicing of the Servicing Shift Whole Loans Will Shift to Other Servicers	122

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	123
Potential Conflicts of Interest of the Master Servicers and the Special Servicers	126
Potential Conflicts of Interest of the Operating Advisor	130
Potential Conflicts of Interest of the Asset Representations Reviewer	131
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	131
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	135
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	136
Other Potential Conflicts of Interest May Affect Your Investment	136
Other Risks Relating to the Certificates	137
The Certificates Are Limited Obligations	137
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	137
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	138
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	140
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	143
General	143
The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	144
Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves	146
Losses and Shortfalls May Change Your Anticipated Yield	146
Risk of Early Termination	147
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	147
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	147
You Have Limited Voting Rights	147
The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment	148
You Have Limited Rights to Replace the Master Servicers, the Special Servicers, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer	151
The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment	152
Risks Relating to Modifications of the Mortgage Loans	153
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	154
Risks Relating to Interest on Advances and Special Servicing Compensation	155
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	155

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	156
The Requirement of the Special Servicers to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	157
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	157
Tax Considerations Relating to Foreclosure	157
REMIC Status	158
Material Federal Tax Considerations Regarding Original Issue Discount	159
Description of the Mortgage Pool	159
General	159
Certain Calculations and Definitions	160
Definitions	161
Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives	175
Mortgage Pool Characteristics	178
Overview	178
Property Types	180
Retail Properties	180
Hotel Properties	181
Multifamily Properties	183
Mixed Use Properties	183
Leased Fee Properties	184
Manufactured Housing Community Properties	184
Specialty Use Concentrations	185
Mortgage Loan Concentrations	187
Top Fifteen Mortgage Loans	187
Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	188
Geographic Concentrations	190
Mortgaged Properties With Limited Prior Operating History	191
Tenancies-in-Common or Diversified Ownership	191
Condominium Interests	191
Residential Cooperatives	192
Fee & Leasehold Estates; Ground Leases	193
Environmental Considerations	195
Redevelopment, Renovation and Expansion	198
Assessment of Property Value and Condition	199
Litigation and Other Considerations	200
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	206
Tenant Issues	208
Tenant Concentrations	208
Lease Expirations and Terminations	209
Expirations	209
Terminations	210
Other	211
Purchase Options and Rights of First Refusal	212
Affiliated Leases	213
Insurance Considerations	214
Use Restrictions	215
Appraised Value	216
Non-Recourse Carveout Limitations	217

Delinquency Information	218
Certain Terms of the Mortgage Loans	218
Amortization of Principal	218
Due Dates; Mortgage Rates; Calculations of Interest	219
ARD Loans	220
Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments	220
Voluntary Prepayments	222
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	224
Defeasance	225
Releases; Partial Releases	226
Escrows	229
Mortgaged Property Accounts	230
Exceptions to Underwriting Guidelines	232
Additional Indebtedness	233
General	233
Whole Loans	234
Mezzanine Indebtedness	234
Other Secured Indebtedness	236
Preferred Equity	237
Other Unsecured Indebtedness	238
Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives	238
The Whole Loans	240
General	240
The Serviced Whole Loans	244
The Central Park Retail Whole Loan	244
The One & Two Corporate Plaza Whole Loan	248
The Non-Serviced Whole Loans	253
The Shops at Crystals Whole Loan	253
The Pinnacle II Whole Loan	260
The Equity Inns Portfolio Whole Loan	265
The Hilton Garden Inn Athens Downtown Whole Loan	269
The Servicing Shift Whole Loans	275
The 1140 Avenue of the Americas Whole Loan	275
The Aspen at Norman Student Housing Whole Loan	281
Additional Information	287
Transaction Parties	287
The Sponsors and Mortgage Loan Sellers	287
Ladder Capital Finance LLC	287
General	287
Ladder Capital Group’s Securitization Program	288
Ladder Capital Group’s Underwriting Guidelines and Processes	290
Review of LCF Mortgage Loans	297
Compliance with Rule 15Ga-1 under the Exchange Act	299
Retained Interests in This Securitization	299
Wells Fargo Bank, National Association	299
General	299
Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program	300
Wells Fargo Bank’s Commercial Mortgage Loan Underwriting	300
Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor	306
Compliance with Rule 15Ga-1 under the Exchange Act	308

Retained Interests in This Securitization	311
Rialto Mortgage Finance, LLC	311
General	311
Rialto Mortgage’s Securitization Program	312
Rialto Mortgage’s Underwriting Standards and Loan Analysis	312
Review of Mortgage Loans for Which Rialto Mortgage is the Sponsor	317
Compliance with Rule 15Ga-1 under the Exchange Act	318
Retained Interests in This Securitization	318
National Cooperative Bank, N.A.	319
General	319
National Cooperative Bank, N.A.’s Securitization Program	320
National Cooperative Bank, N.A.’s Underwriting Standards and Processes	320
Review of Mortgage Loans for Which National Cooperative Bank, N.A. is the Sponsor	325
Compliance with Rule 15Ga-1 under the Exchange Act	327
Retained Interests in This Securitization	327
The Depositor	327
The Issuing Entity	328
The Trustee	329
The Certificate Administrator	330
The Master Servicers	332
Wells Fargo Bank, National Association	332
National Cooperative Bank, N.A.	337
The Special Servicers	340
Midland Loan Services, a Division of PNC Bank, National Association	340
National Cooperative Bank, N.A.	343
Affiliated Servicer	346
The Operating Advisor and Asset Representations Reviewer	350
Description of the Certificates	351
General	351
Distributions	353
Method, Timing and Amount	353
Available Funds	354
Priority of Distributions	356
Pass-Through Rates	359
Interest Distribution Amount	362
Principal Distribution Amount	362
Certain Calculations with Respect to Individual Mortgage Loans	364
Excess Interest	366
Application Priority of Mortgage Loan Collections or Whole Loan Collections	366
Allocation of Yield Maintenance Charges and Prepayment Premiums	369
Assumed Final Distribution Date; Rated Final Distribution Date	371
Prepayment Interest Shortfalls	371
Subordination; Allocation of Realized Losses	373
Reports to Certificateholders; Certain Available Information	375
Certificate Administrator Reports	375
Information Available Electronically	382
Voting Rights	387
Delivery, Form, Transfer and Denomination	387
Book-Entry Registration	387
Definitive Certificates	391
Certificateholder Communication	391
Access to Certificateholders’ Names and Addresses	391

Requests to Communicate	391
List of Certificateholders	392
Description of the Mortgage Loan Purchase Agreements	392
General	392
Dispute Resolution Provisions	403
Asset Review Obligations	403
Pooling and Servicing Agreement	403
General	403
Assignment of the Mortgage Loans	404
Servicing Standard	404
Subservicing	406
Advances	407
P&I Advances	407
Servicing Advances	408
Nonrecoverable Advances	409
Recovery of Advances	410
Accounts	412
Withdrawals from the Collection Accounts	414
Servicing and Other Compensation and Payment of Expenses	417
General	417
Master Servicing Compensation	424
Special Servicing Compensation	427
Disclosable Special Servicer Fees	431
Certificate Administrator and Trustee Compensation	432
Operating Advisor Compensation	432
Asset Representations Reviewer Compensation	433
CREFC® Intellectual Property Royalty License Fee	434
Appraisal Reduction Amounts	434
Maintenance of Insurance	442
Modifications, Waivers and Amendments	445
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	450
Inspections	451
Collection of Operating Information	452
Special Servicing Transfer Event	452
Asset Status Report	455
Realization Upon Mortgage Loans	458
Sale of Defaulted Loans and REO Properties	461
The Directing Certificateholder	464
General	464
Major Decisions	466
Asset Status Report	468
Replacement of a Special Servicer	469
Control Termination Event and Consultation Termination Event	469
Servicing Override	471
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans	472
Limitation on Liability of Directing Certificateholder	472
The Operating Advisor	473
General	473
Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing	474
Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing	475

Recommendation of the Replacement of a Special Servicer	477
Eligibility of Operating Advisor	477
Other Obligations of Operating Advisor	478
Delegation of Operating Advisor’s Duties	479
Termination of the Operating Advisor With Cause	479
Rights Upon Operating Advisor Termination Event	480
Waiver of Operating Advisor Termination Event	480
Termination of the Operating Advisor Without Cause	481
Resignation of the Operating Advisor	481
Operating Advisor Compensation	482
The Asset Representations Reviewer	482
Asset Review	482
Asset Review Trigger	482
Asset Review Vote	483
Review Materials	484
Asset Review	485
Eligibility of Asset Representations Reviewer	487
Other Obligations of Asset Representations Reviewer	488
Delegation of Asset Representations Reviewer’s Duties	488
Asset Representations Reviewer Termination Events	488
Rights Upon Asset Representations Reviewer Termination Event	490
Termination of the Asset Representations Reviewer Without Cause	490
Resignation of Asset Representations Reviewer	490
Asset Representations Reviewer Compensation	491
Replacement of a Special Servicer Without Cause	491
Termination of a Master Servicer or Special Servicer for Cause	494
Servicer Termination Events	494
Rights Upon Servicer Termination Event	496
Waiver of Servicer Termination Event	497
Resignation of a Master Servicer or Special Servicer	498
Limitation on Liability; Indemnification	498
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	502
Dispute Resolution Provisions	502
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	502
Repurchase Request Delivered by a Party to the PSA	503
Resolution of a Repurchase Request	503
Mediation and Arbitration Provisions	506
Servicing of the Non-Serviced Mortgage Loans	507
Servicing of The Shops at Crystals Mortgage Loan	508
Servicing of the Pinnacle II Mortgage Loan	511
Servicing of the Equity Inns Portfolio Mortgage Loan	514
Servicing of the Hilton Garden Inn Athens Downtown Mortgage Loan	517
Servicing of the 1140 Avenue of the Americas Whole Loan and the Aspen at Norman Student Housing Whole Loan	520
Rating Agency Confirmations	520
Evidence as to Compliance	522
Limitation on Rights of Certificateholders to Institute a Proceeding	523
Termination; Retirement of Certificates	524
Amendment	526
Resignation and Removal of the Trustee and the Certificate Administrator	528
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	530
Certain Legal Aspects of Mortgage Loans	530

New York	530
Texas	530
Virginia	531
General	531
Types of Mortgage Instruments	532
Leases and Rents	532
Personalty	533
Foreclosure	533
General	533
Foreclosure Procedures Vary from State to State	533
Judicial Foreclosure	533
Equitable and Other Limitations on Enforceability of Certain Provisions	534
Nonjudicial Foreclosure/Power of Sale	534
Public Sale	535
Rights of Redemption	536
Anti-Deficiency Legislation	536
Leasehold Considerations	537
Cooperative Shares	537
Bankruptcy Laws	538
Environmental Considerations	544
General	544
Superlien Laws	544
CERCLA	544
Certain Other Federal and State Laws	545
Additional Considerations	545
Due-on-Sale and Due-on-Encumbrance Provisions	546
Subordinate Financing	546
Default Interest and Limitations on Prepayments	546
Applicability of Usury Laws	547
Americans with Disabilities Act	547
Servicemembers Civil Relief Act	547
Anti-Money Laundering, Economic Sanctions and Bribery	548
Potential Forfeiture of Assets	548
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	549
Pending Legal Proceedings Involving Transaction Parties	553
Use of Proceeds	553
Yield and Maturity Considerations	553
Yield Considerations	553
General	553
Rate and Timing of Principal Payments	553
Losses and Shortfalls	555
Certain Relevant Factors Affecting Loan Payments and Defaults	555
Delay in Payment of Distributions	556
Yield on the Certificates with Notional Amounts	557
Weighted Average Life	557
Pre-Tax Yield to Maturity Tables	563
Material Federal Income Tax Considerations	567
General	567
Qualification as a REMIC	568
Status of Offered Certificates	570
Taxation of Regular Interests	571
General	571

Original Issue Discount	571
Acquisition Premium	573
Market Discount	573
Premium	574
Election To Treat All Interest Under the Constant Yield Method	575
Treatment of Losses	575
Yield Maintenance Charges and Prepayment Premiums	576
Sale or Exchange of Regular Interests	576
Taxes That May Be Imposed on a REMIC	577
Prohibited Transactions	577
Contributions to a REMIC After the Startup Day	578
Net Income from Foreclosure Property	578
Bipartisan Budget Act of 2015	578
Taxation of Certain Foreign Investors	579
FATCA	580
Backup Withholding	580
Information Reporting	580
3.8% Medicare Tax on “Net Investment Income”	581
Reporting Requirements	581
Certain State and Local Tax Considerations	581
Method of Distribution (Underwriter)	582
Incorporation of Certain Information by Reference	584
Where You Can Find More Information	585
Financial Information	585
Certain ERISA Considerations	585
General	585
Plan Asset Regulations	586
Administrative Exemptions	587
Insurance Company General Accounts	589
Legal Investment	590
Legal Matters	591
Ratings	591
Index of Defined Terms	594

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1

Annex A-2:	Mortgage Pool Information (Tables)	A-2-1

Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1

Annex B:	Form of Distribution Date Statement	B-1

Annex C:	Form of Operating Advisor Annual Report	C-1

Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1

Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1

Annex E:	Class A-SB Planned Principal Balance Schedule	E-1

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE INSPECTED AND COPIED AT PRESCRIBED RATES AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT ITS PUBLIC REFERENCE ROOM, 100 F STREET, N.E., WASHINGTON, D.C. 20549. YOU MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330. COPIES OF THESE MATERIALS CAN ALSO BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, EITHER MASTER SERVICER, EITHER SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline” IN THIS PROSPECTUS.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

•	Summary of Certificates, commencing on page 3 of this prospectus, which sets forth important statistical information relating to the certificates;

•	Summary of Terms, commencing on page 23 of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

•	Risk Factors, commencing on page 61 of this prospectus, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” commencing on page 594 of this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

•	the terms “depositor”, “we”, “us” and “our” refer to Wells Fargo Commercial Mortgage Securities, Inc.; and

•	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the applicable master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE PROSPECTUS DIRECTIVE. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF CERTIFICATES. ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS PROSPECTUS AS COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR AN UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

NONE OF THE DEPOSITOR, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR AN UNDERWRITER TO PUBLISH OR SUPPLEMENT A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THIS PROVISION AND THE PROVISION IMMEDIATELY BELOW, “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AS AMENDED, INCLUDING BY DIRECTIVE 2010/73/EU), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

IN RELATION TO EACH RELEVANT MEMBER STATE, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT, WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE, IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE OTHER THAN:

(A) TO ANY LEGAL ENTITY WHICH IS A “QUALIFIED INVESTOR” AS DEFINED IN THE PROSPECTUS DIRECTIVE;

(B) TO FEWER THAN 150 NATURAL OR LEGAL PERSONS (OTHER THAN “QUALIFIED INVESTORS” AS DEFINED IN THE PROSPECTUS DIRECTIVE) SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE RELEVANT UNDERWRITER OR UNDERWRITERS NOMINATED BY THE DEPOSITOR FOR ANY SUCH OFFER; OR

(C) IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE PROSPECTUS DIRECTIVE;

PROVIDED THAT NO SUCH OFFER OF THE OFFERED CERTIFICATES REFERRED TO IN CLAUSES (A) TO (C) ABOVE SHALL REQUIRE THE DEPOSITOR, THE ISSUING ENTITY OR ANY UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THE PRIOR PARAGRAPH, THE EXPRESSION AN “OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO THE PUBLIC” IN RELATION TO ANY OFFERED CERTIFICATE IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE TO THE OFFERED CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT RELEVANT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT RELEVANT MEMBER STATE.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH CHAPTER 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA”) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA, (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

SOUTH KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR A PUBLIC OFFERING IN KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN KOREA OR TO ANY RESIDENT OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE KOREAN LAWS AND REGULATIONS, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE

DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	Commercial Mortgage Pass-Through Certificates, Series 2016-LC24.

Depositor	Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, a wholly-owned subsidiary of Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States of America, which is a direct, wholly-owned subsidiary of Wells Fargo & Company, a Delaware corporation. The depositor’s address is 301 South College Street, Charlotte, North Carolina 28288–0166 and its telephone number is (704) 374-6161. See “Transaction Parties—The Depositor”.

Issuing Entity	Wells Fargo Commercial Mortgage Trust 2016-LC24, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors	The sponsors of this transaction are:

• Ladder Capital Finance LLC, a Delaware limited liability company

• Wells Fargo Bank, National Association, a national banking association

• Rialto Mortgage Finance, LLC, a Delaware limited liability company

• National Cooperative Bank, N.A., a national banking association

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

The sponsors originated, co-originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:

Sellers of the Mortgage Loans

Mortgage Loan Seller	Originator	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Ladder Capital Finance LLC	Ladder Capital Finance LLC(1)	33	$414,901,931	39.7%
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association(2)	22	361,466,899	34.6
Rialto Mortgage Finance, LLC	Rialto Mortgage Finance, LLC	21	200,236,091	19.2
National Cooperative Bank, N.A.	National Cooperative Bank, N.A.(3)	15	68,753,344	6.6
Total		91	$1,045,358,264	100.0%

(1)	The mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to this prospectus as Equity Inns Portfolio, is part of a whole loan that was co-originated by Ladder Capital Finance LLC and German American Capital Corporation. In addition, one (1) mortgage loan as to which Ladder Capital Finance LLC is the mortgage loan seller was originated by Ladder Capital Finance I LLC and will be transferred to Ladder Capital Finance LLC on or before the closing date for this securitization. Such mortgage loan originated by Ladder Capital Finance I LLC was underwritten in a manner consistent with Ladder Capital Finance LLC’s underwriting guidelines.

(2)	One (1) mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as The Shops at Crystals, representing approximately 3.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a whole loan that was co-originated by Wells Fargo Bank, National Association, Bank of America, National Association and JPMorgan Chase Bank, National Association.

(3)	Twelve (12) of the fifteen (15) mortgage loans for which National Cooperative Bank, N.A. is the mortgage loan seller were originated by its parent company, National Consumer Cooperative Bank, and transferred to National Cooperative Bank, N.A. Each such mortgage loan originated by National Consumer Cooperative Bank was underwritten pursuant to National Cooperative Bank, N.A.’s underwriting guidelines.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicers	Wells Fargo Bank, National Association will be the master servicer with respect to 76 of the mortgage loans, representing 93.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. National Cooperative Bank, N.A. will act as the master servicer under the pooling and servicing agreement with respect to 15 of the mortgage loans (namely, those mortgage loans that are expected to be sold to the depositor by National Cooperative Bank, N.A.), representing 6.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Each master servicer will be responsible for the master servicing and administration of the applicable mortgage loans and any related companion loan pursuant to the pooling and servicing agreement (other than any mortgage loan or companion loan that is part of a whole loan and serviced under the related trust and servicing agreement or pooling and servicing agreement, as applicable, related to the transaction indicated in the table entitled “Non-Serviced Whole

Loans” under “—The Mortgage Pool—Whole Loans” below). The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC D1086, 550 South Tryon Street, Charlotte, North Carolina 28202. The principal servicing offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. See “Transaction Parties—The Master Servicers” and “Pooling and Servicing Agreement”.

Prior to the applicable servicing shift securitization date, each of the related servicing shift whole loans will be serviced by the applicable master servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, the related servicing shift whole loan will be serviced under, and by the master servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The non-serviced mortgage loans will be serviced by the master servicer set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicers	Midland Loan Services, a Division of PNC Bank, National Association, is expected to be the special servicer with respect to 77 of the mortgage loans, representing 93.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. National Cooperative Bank, N.A. will act as the special servicer under the pooling and servicing agreement with respect to 14 of the mortgage loans (namely, those mortgage loans that are secured by residential cooperative properties and are expected to be sold to the depositor by National Cooperative Bank, N.A.), representing 6.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

Midland Loan Services, a Division of PNC Bank, National Association and National Cooperative Bank, N.A. will each act as special servicer with respect to the applicable mortgage loans (other than any excluded special servicer loan) and any related companion loan other than with respect to the non-serviced mortgage loans or related companion loan(s) set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. Midland Loan Services, a Division of PNC Bank, National Association and National Cooperative Bank, N.A., in their respective capacities as special servicers, will be responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and any related companion loan as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) reviewing, evaluating and processing major decisions relating to such mortgage loans and any related companion loan for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing offices of Midland Loan Services, a Division of PNC Bank, National Association, are located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210. The principal servicing offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. See “Transaction Parties—The Special Servicers” and “Pooling and Servicing Agreement”.

If the applicable special servicer obtains knowledge that it is a borrower party with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the applicable special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. For the avoidance of doubt, with respect to a mortgage loan secured by a residential cooperative property, a person will not be considered a borrower party solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related mortgaged property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s). After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to use commercially reasonable efforts to select the related excluded special servicer; provided that if the resigning special servicer fails to appoint the related excluded special servicer within 30 days of the special servicer’s notice of resignation, such resigning special servicer will, at its own expense, petition any court of competent jurisdiction for the appointment of an excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the applicable special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

Midland Loan Services, a Division of PNC Bank, National Association, is expected to be appointed to be a special servicer by Prime Finance CMBS B-Piece Holdco IV, L.P., which, on the closing date, is expected to be appointed as the initial directing certificateholder. Prime Finance CMBS B-Piece Holdco IV, L.P. also consented to the appointment of National Cooperative Bank, N.A. as special servicer with respect to 14 mortgage loans secured by residential cooperative properties that are expected to be sold to the depositor by National Cooperative Bank, N.A., and may replace National Cooperative Bank, N.A. in such capacity pursuant to the terms of the pooling and servicing agreement. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

Prior to the applicable servicing shift securitization date, each of the related servicing shift whole loans, if necessary, will be specially serviced by the applicable special servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, the related servicing shift whole loan will be specially serviced, if necessary, under, and by the special servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The special servicer of each non-serviced mortgage loan is set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Trustee	Wilmington Trust, National Association will act as trustee. The corporate trust office of the trustee is located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: WFCM 2016-LC24. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Trustee” and “Pooling and Servicing Agreement”.

The initial mortgagee of record with respect to the servicing shift mortgage loans will be the trustee under the pooling and servicing agreement. From and after the related servicing shift securitization date, the mortgagee of record with respect to the related servicing shift mortgage loan will be the trustee designated in the related servicing shift pooling and servicing agreement.

With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Wells Fargo Bank, National Association will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Wells Fargo Bank, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at Sixth and Marquette Avenue, Minneapolis, Minnesota 55479-0113. See “Transaction Parties—The Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to the servicing shift mortgage loans will be the certificate administrator, in its capacity as custodian under the pooling and servicing agreement. After the related servicing shift securitization date, the custodian of the mortgage file for a servicing shift mortgage loan (other than the promissory note evidencing the related servicing shift mortgage loan) will be the custodian under the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Trimont Real Estate Advisors, LLC, a Georgia limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicers, and in certain circumstances may recommend to the certificateholders that a special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced mortgage loan or servicing shift whole loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations
Reviewer	Trimont Real Estate Advisors, LLC, a Georgia limited liability company, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder	The directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than (i) any servicing shift mortgage loan and (ii) any excluded loan), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement).

An “excluded loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates (by certificate balance), is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof. However, in certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even if there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

The controlling class will be the most subordinate class of the Class E, Class F, Class G, Class H and Class I certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class; provided, however, that during such time as the Class E certificates would be the controlling class, the holders of such certificates will have the right to irrevocably waive their right to appoint a directing certificateholder or to exercise any of the rights of the controlling class certificateholder. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

It is expected that on the closing date, funds and/or accounts managed by Prime Finance CMBS B-Piece Holdco IV, L.P. will purchase a majority interest in the Class X-EF, Class X-G, Class X-H, Class X-I, Class E, Class F, Class G, Class H, Class I and Class V certificates, and that Prime Finance CMBS B-Piece Holdco IV, L.P. will be appointed as the initial directing certificateholder with respect to each mortgage loan (other than (i) any non-serviced mortgage loan, (ii) any servicing shift mortgage loan or (iii) any excluded loan). Funds and/or accounts managed by Ellington Management Group LLC or an affiliate thereof are expected to purchase the remaining interests in the Class X-EF, Class X-G, Class X-H, Class X-I, Class E, Class F, Class G, Class H, Class I and Class V certificates.

With respect to each of the servicing shift whole loans identified as “1140 Avenue of the Americas” and “Aspen at Norman Student Housing” on Annex A-1, the holder of the 1140 Avenue of the Americas companion loan identified as note A-1 and the holder of the Aspen at

Norman Student Housing companion loan identified as note A-1, as applicable, will be the related controlling noteholder, and will be entitled to certain consent and consultation rights with respect to the related servicing shift whole loan under each respective intercreditor agreement. From and after the related servicing shift securitization date, the party entitled to exercise the rights of the holder of the controlling companion loan for each servicing shift whole loan is expected to be the “directing certificateholder” (or analogous term) under the related servicing shift pooling and servicing agreement. The directing certificateholder of this securitization will only have limited consultation rights with respect to certain servicing matters or mortgage loan modifications affecting each of the servicing shift mortgage loans. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans”.

Each entity identified in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certain Affiliations and Relationships

The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Relevant Dates And Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in September 2016 (or, in the case of any mortgage loan that has its first due date in October 2016, the date that would have been its due date in September 2016 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Closing Date	On or about September 29, 2016.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in October 2016.

Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in Kansas, Pennsylvania, Maryland, North Carolina, New York, California or any of the jurisdictions in which the respective primary servicing offices of either master servicer or special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final Distribution Date; Rated Final Distribution Date
The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class	Assumed Final Distribution Date
Class A-1	October 2020
Class A-2	July 2021
Class A-3	July 2026
Class A-4	August 2026
Class A-SB	December 2025
Class A-S	September 2026
Class X-A	NAP
Class X-B	NAP
Class B	September 2026
Class C	September 2026

The rated final distribution date will be the distribution date in October 2049.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicers, the special servicers, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2016-LC24:

	•	Class A-1

•	Class A-2

•	Class A-3

•	Class A-4

•	Class A-SB

•	Class A-S

•	Class X-A

•	Class X-B

•	Class B

•	Class C

The certificates of this Series will consist of the above classes and the following classes that are not being offered by this prospectus: Class X-D, Class X-EF, Class X-G, Class X-H, Class X-I, Class D, Class E, Class F, Class G, Class H, Class I, Class V and Class R.

Certificate Balances and
Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class	Approx. Initial Aggregate Certificate Balance or Notional Amount	Approx. % of Initial Pool Balance	Approx. Initial Credit Support(1)
Class A-1	$41,394,000	3.960%	30.000%
Class A-2	$55,655,000	5.324%	30.000%
Class A-3	$275,000,000	26.307%	30.000%
Class A-4	$290,568,000	27.796%	30.000%
Class A-SB	$69,133,000	6.613%	30.000%
Class A-S	$94,083,000	9.000%	21.000%
Class X-A	$731,750,000	NAP	NAP
Class X-B	$142,430,000	NAP	NAP
Class B	$48,347,000	4.625%	16.375%
Class C	$44,428,000	4.250%	12.125%

(1)	The approximate initial credit support with respect to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates represents the approximate credit enhancement for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates in the aggregate.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of certificates:

Class	Approx. Initial Pass-Through Rate(1)
Class A-1	1.4410%
Class A-2	2.5010%
Class A-3	2.6840%
Class A-4	2.9420%
Class A-SB	2.8250%
Class A-S	3.3670%
Class X-A	1.7492%
Class X-B	1.0115%
Class B	3.6210%
Class C	4.4647%

(1)

The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S and Class B certificates will be, in each case, a fixed rate per annum equal to the pass-through rate set forth opposite such class in the table. The pass-through rate for the Class C certificates for any distribution date will be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S and Class B certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

B. Interest Rate Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by either special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and Administration Fees	Each master servicer and special servicer is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.

The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loan at a servicing fee rate equal to a per annum rate ranging from 0.00500% to 0.08250%.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to a per annum rate of 0.25000% for the related month. Neither special servicer will be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan will be paid by the applicable master servicer or special servicer, respectively, out of the fees described above.

The master servicers and special servicers are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.00580%. The trustee fee is payable by the certificate administrator from the certificate administrator fee and is equal to $290 per month.

The operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (excluding any non-serviced mortgage loan or servicing shift mortgage loan and any related companion loan) at a per annum rate equal to 0.00160%. The operating advisor will also be entitled under certain circumstances to a consulting fee.

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but excluding any related companion loan(s)) at a per annum rate equal to 0.00025%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council© as a license fee for use of its names and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Termination of a Master Servicer or Special Servicer For Cause—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

NON-SERVICED MORTGAGE LOANS(1)

Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(2)	Special Servicing Fee Rate
The Shops at Crystals	0.0025% per annum	0.25000%
Pinnacle II	0.0025% per annum	the greater of a per annum rate of 0.25000% and the per annum rate that would result in a special servicing fee for the related month of (i) $3,500 or (ii) during the continuance of a consultation termination event, $5,000
Equity Inns Portfolio	0.0025% per annum	the greater of 0.25000% per annum and the rate that would result in a special servicing fee of $1,000 for the related month
Hilton Garden Inn Athens Downtown	0.040% per annum	the greater of 0.25000% per annum and the rate that would result in a special servicing fee of $3,500 for the related month

(1)	Does not reflect the 1140 Avenue of the Americas mortgage loan and the Aspen at Norman Student Housing mortgage loan. In the case of each such mortgage loan, after the securitization of the related controlling pari passu companion loan, such mortgage loan will also be a non-serviced mortgage loan, and the related servicing shift master servicer and related servicing shift special servicer under the related servicing shift pooling and servicing agreement will be entitled to a primary servicing fee and special servicing fee, respectively, as will be set forth in the related servicing shift pooling and servicing agreement.

(2)	Included as part of the Servicing Fee Rate.

Distributions

A. Amount and Order of Distributions	On each distribution date, funds available for distribution from the mortgage loans, net of (i) specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicers, the special servicers, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer, (ii) any yield maintenance charges and prepayment premiums and (iii) any excess interest distributable to the Class V certificates, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-EF, Class X-G, Class X-H and Class X-I certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to this prospectus, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth, to principal on the Class A-3 certificates until the certificate balance of the Class A-3 certificates has been reduced to zero, (e) fifth, to principal on the Class A-4 certificates until the certificate balance of the Class A-4 certificates has been reduced to zero and (f) sixth, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, to reimburse the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, pro rata, based upon the aggregate unreimbursed losses previously allocated to each such class, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest on that amount at the pass-through rate for such class;

Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Seventh, to the non-offered certificates (other than the Class X-D, Class X-EF, Class X-G, Class X-H, Class X-I, Class V and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

B. Interest and Principal Entitlements	A description of the interest entitlement of each class of certificates (other than the Class V and Class R certificates) can be found in “Description of the

Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

C. Yield Maintenance Charges,

Prepayment Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D. Subordination, Allocation of

Losses and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart shows the entitlement to receive principal and/or interest of certain classes of certificates (other than excess interest that accrues on each mortgage loan that has an anticipated repayment date) on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated to certain classes of the certificates in ascending order (beginning with the non-offered certificates, other than the Class X-D, Class X-EF, Class X-G, Class X-H, Class X-I, Class V and Class R certificates) to reduce the balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D, Class X-EF, Class X-G, Class X-H, Class X-I, Class R or Class V certificates, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-EF, Class X-G, Class X-H and Class X-I certificates and, therefore, the amount of interest they accrue.

(1)	The Class X-A, Class X-B, Class X-D, Class X-EF, Class X-G, Class X-H and Class X-I certificates are interest-only certificates.

(2)	The Class X-D, Class X-EF, Class X-G, Class X-H and Class X-I certificates are non-offered certificates.

(3)	Other than the Class X-D, Class X-EF, Class X-G, Class X-H, Class X-I, Class V and Class R certificates.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

The notional amount of the Class X-A certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates. The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-S and Class B certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

E. Shortfalls in Available

Funds	The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities. Shortfalls may occur as a result of:

•	the payment of special servicing fees and other additional compensation that either special servicer is entitled to receive;

•	interest on advances made by either master servicer, either special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

•	the application of appraisal reductions to reduce interest advances;

•	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

•	a modification of a mortgage loan’s interest rate or principal balance; and

•	other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by either master servicer are required to be allocated among the classes of certificates (other than the Class V certificates) entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

G. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date after the related anticipated repayment date to the extent actually collected and applied as interest during a collection period will be distributed to the holders of the Class V certificates on the related distribution date as set forth in “Description of the Certificates—Distributions—Excess Interest”. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	Each master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) or any REO loan (other than any portion of an REO loan related to a companion loan) serviced by that master servicer, unless in each case, such master servicer or the applicable special servicer determines that the advance would be nonrecoverable. None of the master servicers or the trustee will be required to advance balloon payments due at maturity or outstanding on the related anticipated repayment date (as applicable) in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which a master servicer will not be required to advance a full month of principal and/or interest. If either master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be nonrecoverable. If an interest advance is made by either master servicer, such master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and the CREFC® license fee.

None of the master servicers, the special servicers or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection

Advances	Each master servicer may be required to make advances with respect to the mortgage loans (excluding any non-serviced mortgage loan) and any related companion loan that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

•	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

•	maintain the lien on the related mortgaged property; and/or

•	enforce the related mortgage loan documents.

The special servicers will have no obligation to make any property protection advances (although they may elect to make them in an emergency circumstance). If either special servicer makes a property protection advance, the applicable master servicer will be required to reimburse such special servicer for that advance (unless the applicable master servicer determines that the advance would be nonrecoverable, in which case the advance will be reimbursed out of the related collection account) and such master servicer will be deemed to have made that advance as of the date made by the applicable special servicer.

If either master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicers, the special servicers or the trustee is required to advance amounts determined by such party to be nonrecoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicers, the special servicers and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicers nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the applicable makers of advances under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be 91 fixed-rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in 128 commercial, multifamily or manufactured housing community properties. See “Description of the Mortgage Pool—General”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $1,045,358,264.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the 91 commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger whole loan, which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan”) and, in certain cases, one or more loans that are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan”, and any pari passu companion loan or subordinate companion loan may also be referred to herein as a “companion loan”). The companion loans, together with their related mortgage loan, are referred to in this prospectus as a “whole loan”.

Whole Loan Summary(1)

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio(2)	Whole Loan LTV Ratio(3)	Mortgage Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NCF DSCR(3)
Central Park Retail	$70,000,000	6.7%	$20,000,000	N/A	74.4%	74.4%	1.32x	1.32x
1140 Avenue of the Americas	$45,000,000	4.3%	$54,000,000	N/A	55.0%	55.0%	2.16x	2.16x
The Shops at Crystals	$35,000,000	3.3%	$347,700,000	$167,300,000	34.8%	50.0%	3.28x	2.28x
Pinnacle II	$27,000,000	2.6%	$60,000,000	N/A	61.3%	61.3%	1.96x	1.96x
One & Two Corporate Plaza	$20,000,000	1.9%	$7,000,000	N/A	62.8%	62.8%	1.31x	1.31x
Aspen at Norman Student Housing	$16,600,000	1.6%	$22,000,000	N/A	75.0%	75.0%	1.30x	1.30x
Equity Inns Portfolio	$9,600,000	0.9%	$222,400,000	N/A	64.4%	64.4%	2.30x	2.30x
Hilton Garden Inn Athens Downtown	$6,992,207	0.7%	$12,935,583	N/A	58.1%	58.1%	2.24x	2.24x

(1)	Any unsecuritized pari passu companion loan or subordinate companion loan may be further split.

(2)	Calculated including any related pari passu companion loans but excluding any related subordinate companion loan.

(3)	Calculated including any related pari passu companion loans and any related subordinate companion loan.

Each of the Central Park Retail whole loan and the One & Two Corporate Plaza whole loan will be serviced by Wells Fargo Bank, National Association, as master servicer, and Midland Loan Services, a Division of PNC Bank, National Association, as special servicer, pursuant to the pooling and servicing agreement for this transaction and is referred to in this prospectus as a “serviced whole loan”, and each related companion loan is referred to in this prospectus as a “serviced companion loan”.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

The 1140 Avenue of the Americas whole loan and the Aspen at Norman Student Housing whole loan (each a “servicing shift whole loan” and the related mortgage loan, a “servicing shift mortgage loan”) will initially be serviced by the applicable master servicer and the applicable special servicer pursuant to the pooling and servicing agreement for this transaction. From and after the date on which the related controlling companion loan is securitized (the “servicing shift securitization date”), it is anticipated that each servicing shift whole loan will be serviced under, and by the master servicer (a “servicing shift master servicer”) and the special servicer (a “servicing shift special servicer”), designated in the related pooling and servicing agreement entered into in connection with such securitization (a “servicing shift pooling and servicing agreement”). Prior to the applicable servicing shift securitization date, each servicing shift whole loan will be a “serviced whole loan” and the related companion loan(s) will be “serviced companion loan(s)”. On and after the applicable servicing shift securitization date, a servicing shift whole loan will be a “non-serviced whole loan”, the related mortgage loan will be a “non-serviced mortgage loan”

and the related companion loan(s) will be “non-serviced companion loan(s)”.

Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable, identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan” or collectively, as “non-serviced companion loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loans(1)(2)(3)

Mortgage Loan Name	Transaction/Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
The Shops at Crystals	Shops at Crystals Trust 2016-CSTL	3.3%	KeyBank National Association	AEGON USA Realty Advisors, LLC	Wells Fargo Bank, National Association
Pinnacle II	WFCM 2016-BNK1	2.6%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association
Equity Inns Portfolio	COMM 2015-LC23	0.9%	Wells Fargo Bank, National Association	LNR Partners, LLC	Wilmington Trust, National Association
Hilton Garden Inn Athens Downtown	CGCMT 2016-C2	0.7%	Midland Loan Services, a Division of PNC Bank, National Association	C-III Asset Management LLC	Deutsche Bank Trust Company Americas

Mortgage Loan Name	Certificate Administrator	Custodian	Operating Advisor	Directing Certificateholder
The Shops at Crystals	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	N/A	Teachers Insurance and Annuity Association of America(2)
Pinnacle II	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	RREF III Debt AIV, LP
Equity Inns Portfolio	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Servicer LLC	LNR Securities Holdings, LLC
Hilton Garden Inn Athens Downtown	Citibank, N.A.	Deutsche Bank	Pentalpha Surveillance LLC	C-III Collateral Management LLC

(1)	As of the closing date of the related securitization.

(2)	For further information regarding the “directing certificateholder” under The Shops at Crystal Trust 2016-CSTL trust and servicing agreement in respect of The Shops at Crystals whole loan, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Shops at Crystals Whole Loan—Consultation and Control.”

(3)	Does not reflect the 1140 Avenue of the Americas mortgage loan and the Aspen at Norman Student Housing mortgage loan. With respect to each such mortgage loan, after the securitization of the related controlling pari passu companion loan, such mortgage loan will also be a non-serviced mortgage loan, and the related servicing shift master servicer and related servicing shift special servicer under the related servicing shift pooling and servicing agreement will be entitled to a primary servicing fee and special servicing fee, respectively, as will be set forth in such related servicing shift pooling and servicing agreement.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”,

and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of the related subordinate companion loan (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity).

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$1,045,358,264
Number of mortgage loans	91
Number of mortgaged properties	128
Number of crossed loans	2
Crossed loans as a percentage	0.3%
Range of Cut-off Date Balances	$620,750 to $70,000,000
Average Cut-off Date Balance	$11,487,453
Range of Mortgage Rates	3.300% to 5.850%
Weighted average Mortgage Rate	4.486%
Range of original terms to maturity(2)	60 months to 125 months
Weighted average original term to maturity(2)	117 months
Range of remaining terms to maturity(2)	49 months to 120 months
Weighted average remaining term to maturity(2)	116 months
Range of original amortization terms(3)	120 months to 480 months
Weighted average original amortization term(3)	359 months
Range of remaining amortization terms(3)	119 months to 480 months
Weighted average remaining amortization term(3)	358 months
Range of Cut-off Date LTV Ratios(4)(5)(7)	2.7% to 77.6%
Weighted average Cut-off Date LTV Ratio(4)(5)(7)	62.4%
Range of LTV Ratios as of the maturity date(2)(4)(5)(7)	0.0% to 75.3%
Weighted average LTV Ratio as of the maturity date(2)(4)(5)(7)	54.3%
Range of U/W NCF DSCRs(5)(6)(7)	1.17x to 16.77x
Weighted average U/W NCF DSCR(5)(6)(7)	2.00x
Range of U/W NOI Debt Yields(5)(7)	5.6% to 159.7%
Weighted average U/W NOI Debt Yield(5)(7)	11.8%
Percentage of Initial Pool Balance consisting of:
Amortizing Balloon	42.9%
Interest-only, Amortizing Balloon	32.5%
Interest-only, Balloon	16.4%
Interest-only, ARD	6.2%
Interest-only, Amortizing ARD	2.1%
Fully Amortizing	0.1%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to eight (8) mortgage loans with an anticipated repayment date, secured by the mortgaged properties identified as Four Points by Sheraton Times Square - Leased Fee, FMC Corporation R&D HQ, FedEx and Veolia Industrial Portfolio, Walgreens Youngstown, Family Dollar – Radford, Family Dollar – Malone, Dollar General Mercedes and Dollar General Aurora on Annex A-1 to this prospectus, representing approximately 8.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, calculated as of the related anticipated repayment date.

(3)	Excludes sixteen (16) mortgage loans, representing approximately 22.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, that are interest-only for the entire term or until the anticipated repayment date, as applicable.

(4)	With respect to one (1) mortgaged property identified on Annex A-1 to this prospectus as Hilton Garden Inn Bothell, securing one (1) mortgage loan representing approximately 1.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the loan-to-value ratio was calculated based upon a hypothetical valuation other than an “as-is” value. The remaining mortgage loans were calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus. For further information, see Annex A-1 to this prospectus. Furthermore, in the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as Hilton Garden Inn Bothell, representing approximately 1.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, such mortgage loan is currently secured by a leasehold interest in the related mortgaged property; however, information in the table above regarding loan-to-value ratios is based on the fee value of the related mortgaged property because the related borrower has an option to purchase, and under the related loan documents is required to purchase prior to December 28, 2017, the fee interest in the related mortgaged property. In addition, in the case of the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to this prospectus as Equity Inns Portfolio, representing approximately 0.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the information in the table above regarding loan-to-value ratios has been calculated based on the “portfolio appraised value” of $360,000,000, which reflects a premium attributed to the aggregate value of the Equity Inns Portfolio mortgaged properties as a whole. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value” in this prospectus.

(5)	In the case of eight (8) mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus as Central Park Retail, 1140 Avenue of the Americas, The Shops at Crystals, Pinnacle II, One & Two Corporate Plaza, Aspen at Norman Student Housing, Equity Inns Portfolio and Hilton Garden Inn Athens Downtown, representing approximately 22.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, each of which has one or more pari passu companion loans and/or subordinate companion loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s) but excluding any related subordinate companion loan. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as The Shops at Crystals, representing approximately 3.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related loan-to-value ratio as of the cut-off date and underwritten net cash flow debt service coverage ratio calculated including the related subordinate companion loans are 50.0% and 2.28x, respectively. In general, when a mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans, we present loan-to-value ratio, debt service coverage ratio and debt yield information for the cross-collateralized group on an aggregate basis in the manner described in this prospectus. On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-

collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus.

(6)	Debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date, provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity or its anticipated repayment date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity or its anticipated repayment date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period.

(7)

For mortgage loans secured by residential cooperative properties, debt service coverage ratios and debt yield information are calculated using the projected net operating income and the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date assuming such mortgaged property is operated as a rental property. The loan-to-value ratio information for residential cooperative mortgage loans is based upon the appraised value of the residential cooperative property reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross sellout value of all cooperative units in such residential cooperative property (applying a discount for units that are subject to existing rent regulated or rent controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” in this prospectus.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the Mortgage Loans, see “Description of the Mortgage Pool”.

Modified and Refinanced
Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency or were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted pay-offs in connection with the origination of the mortgage loan.

See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Loans with Limited
Operating History	With respect to fourteen (14) mortgage loans representing approximately 7.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, such mortgage loans are secured, in whole or in part, by mortgaged properties that (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has no prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from
Underwriting Standards	Certain of the mortgage loans may vary from the underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

With respect to two (2) mortgage loans representing approximately 0.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, there was an exception from the applicable mortgage loan seller’s underwriting guidelines with respect to satisfaction of certain underwriting metrics (e.g., occupancy, minimum debt service coverage ratio, underwritten management fees, etc.). Additionally, with respect to one (1) mortgage loan, representing approximately 0.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, such mortgage loan was originated with an exception to the mortgage seller’s underwriting guidelines with respect to delivery of audited financial statements.

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Ladder Capital Finance LLC—Ladder Capital Group’s Underwriting Guidelines and Processes”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Rialto Mortgage Finance, LLC—Rialto Mortgage’s Underwriting Standards and Loan Analysis”; and “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Information Available to Certificateholders

On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

•	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc. and Thomson Reuters Corporation;

•	The certificate administrator’s website initially located at www.ctslink.com; and

•	The master servicers’ websites initially located at www.wellsfargo.com/com (with respect to Wells Fargo Bank, National Association) and www.ncb.coop (with respect to National Cooperative Bank, N.A.).

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than (or, in the case of clause (ii) below, less than or equal to) the greater of (i) 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date, or (ii) if the mortgage loans identified on Annex A-1 as FMC Corporation R&D HQ and/or Walgreens Youngstown are an asset of the trust fund, the sum of the outstanding principal balance of the mortgage loan identified on Annex A-1 as FMC Corporation R&D HQ and/or Walgreens Youngstown on any date of determination and 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus; provided, however, that this termination right will not be exercisable at the percentage threshold specified in clause (ii) above earlier than the distribution date in October 2026.

The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (other than the Class V and Class R certificates) for the mortgage loans held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C and Class D certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class V and Class R certificates) and (iii) the master servicers consent to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or Substitutions of Mortgage Loans; Loss of Value Payment

Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). In addition, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP are to agree, pursuant to the related mortgage loan purchase agreement, to guarantee payment in connection with the performance of such obligations on the part of Ladder Capital Finance LLC. See “Description of the Mortgage Loan Purchase Agreements—General”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the applicable special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan and/or related REO properties) and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the applicable special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holder (as a collective whole as if such certificateholders and such companion loan holder constituted a single lender).

With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan and the special servicer under the related trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s) and any related subordinate companion loan(s) in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of interest that is deferred after the anticipated repayment date of each mortgage loan with an anticipated repayment date and the excess interest distribution account) as two separate REMICs – the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes.

In addition, the portion of the issuing entity consisting of the excess interest accrued on the mortgage loan with an anticipated repayment date, beneficial ownership of which is represented by the Class V certificates will be treated as a grantor trust for federal income tax purposes.

Pertinent federal income tax consequences of an investment in the offered certificates include:

•	Each class of offered certificates will constitute REMIC “regular interests”.

•	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

•	You will be required to report income on your offered certificates using the accrual method of accounting.

•

It is anticipated that the Class X-A and Class X-B certificates will be issued with original issue discount and that the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B and Class C certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA
Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates

Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

Risks Related to Market Conditions and Other External Factors

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

•	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

•	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan, except for residential cooperative loans sold to the trust by National Cooperative Bank, N.A., which are generally fully recourse to the borrower but do not have separate guarantors for non-recourse carveouts. If a default occurs on a non-recourse loan, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or an anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans (except for residential cooperative loans sold to the trust by National Cooperative Bank, N.A., which are generally full recourse to the related borrower but do not have separate guarantors for non-recourse carveouts) generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

•	the age, design and construction quality of the properties;

•	perceptions regarding the safety, convenience and attractiveness of the properties;

•	the characteristics and desirability of the area where the property is located;

•	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

•	the proximity and attractiveness of competing properties;

•	the adequacy of the property’s management and maintenance;

•	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	the dependence upon a single tenant or concentration of tenants in a particular business or industry;

•	a decline in the businesses operated by tenants or in their financial condition;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

•	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

•	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

•	demographic factors;

•	consumer confidence;

•	consumer tastes and preferences;

•	political factors;

•	environmental factors;

•	seismic activity risk;

•	retroactive changes in building codes;

•	changes or continued weakness in specific industry segments;

•	location of certain mortgaged properties in less densely populated or less affluent areas; and

•	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

•	the quality and creditworthiness of tenants;

•	tenant defaults;

•	in the case of rental properties, the rate at which new rentals occur;

•	with respect to residential cooperative loans, the discretion afforded to the cooperative board of directors to establish maintenance charges payable by tenant-shareholders; and

•	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

•	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

•	a significant tenant were to become a debtor in a bankruptcy case;

•	rental payments could not be collected for any other reason; or

•	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

•	the financial effect of the absence of rental income may be severe;

•	more time may be required to re-lease the space; and

•	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliate could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “—Hotel Properties Have Special Risks” and “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

•	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

•	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,

•	if the related borrower fails to provide a designated number of parking spaces,

•	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

•	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,

•	if a tenant’s use is not permitted by zoning or applicable law,

•	if the tenant is unable to exercise an expansion right,

•	if the landlord defaults on its obligations under the lease,

•	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

•	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

•	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,

•	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

•	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

•	in the case of government sponsored tenants, at any time or for lack of appropriations, or

•	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

•	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

•	the adaptability of the building to changes in the technological needs of the tenants;

•	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and

•	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Retail Properties Have Special Risks

The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration. Retail properties that have anchor tenant-owned stores often have reciprocal easement and/or operating agreements (each, an “REA”) between the retail property owner and such anchor tenants containing certain operating and maintenance covenants. Although an anchor tenant is often required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent. However, the presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Many of the retail properties that will secure one or more mortgage loans will also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

•	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or the termination of an anchor tenant’s or shadow anchor tenant’s lease;

•	an anchor tenant’s or shadow anchor tenant’s decision to vacate;

•	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

•	the cessation of the business of an anchor tenant, a shadow anchor tenant or a self-owned anchor or a change in use or in the nature of its retail operations (notwithstanding its continued payment of rent).

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, it is common for anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers to have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if an anchor or shadow anchor tenant goes dark or otherwise is no longer in occupancy. Even if non-anchor tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

In addition, because anchor tenants and shadow anchors are often large national retailers, any bankruptcy, store closings or other economic decline impacting any such anchor or shadow anchor may affect multiple mortgaged properties in a pool of mortgage loans, and such impacts can be compounded by co-tenancy clauses and /or operating covenants related to such anchor or shadow anchor.

We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Certain of the tenants or anchor tenants of the retail properties may have operating covenants in their leases or operating agreements which permit those tenants or anchor tenants to cease operating, reduce rent or terminate their leases if the subject store is not meeting the minimum sales requirement under its lease.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans that may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or REA. Such disputes, defaults or potential defaults could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to litigation against the related borrower. We cannot assure you that these anchor tenant and tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan. In addition, we cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with anchor tenants or tenants or that potential disputes do not exist with tenants who did not provide estoppels prior to origination. We cannot assure you that the failure to have obtained related estoppel information will not have a material adverse effect on the related mortgage loans.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. We cannot assure you that the rate of occupancy at the stores will remain at the levels described in this prospectus or that the net operating income contributed by the mortgaged properties will remain at the level specified in this prospectus or remain consistent with past levels.

Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet websites, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

•	the quality of property management;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services or amenities that the property provides;

•	the property’s reputation;

•	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

•	the generally short terms of residential leases and the need for continued reletting;

•	rent concessions and month-to-month leases, which may impact cash flow at the property;

•	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;

•	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

•	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

•	restrictions on the age or income of tenants who may reside at the property;

•	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

•	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

•	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

•	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

•	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses;

•	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates; and

•	with respect to residential cooperative properties, restrictions on the sale price for which units may be re-sold.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Certain of the multifamily properties may be residential cooperative buildings and the land under any such building is owned or leased by a non-profit residential cooperative corporation. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A number of factors may adversely affect the value and successful operation of a residential cooperative property. See “—Residential Cooperative Properties Have Special Risks” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Residential Cooperative Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of residential cooperative properties, including:

•	the ability of tenants to remain in a cooperative property after its conversion from a rental property, at below market rents and subject to applicable rent control and stabilization laws;

•	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations and the discretion afforded to the cooperative board of directors to establish maintenance charges payable by tenant-shareholders;

•	the concentration of shares relating to units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

•	the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” in any one or more years, which may reduce the cash flow available to make payments on the related mortgage loan; and

•	that, upon foreclosure, in the event a cooperative property becomes a rental property, all or certain units at that rental property could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

The value and successful operation of a residential cooperative property may be impacted by the same factors which may impact the economic performance of a multifamily property; see “—Multifamily Properties Have Special Risks” in this prospectus.

A residential cooperative building and the land under the building are owned or leased by a non-profit residential cooperative corporation. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, maintenance, contributions to reserves and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

With respect to the residential cooperative mortgage loans sold to the trust by National Cooperative Bank, N.A., due to attributes particular to residential housing cooperatives, certain information presented with respect to such mortgage loans differs from that presented for other mortgage loans included in the trust. Several of these differences are particularly relevant to your consideration of an investment in the offered certificates. In particular, the manner in which loan-to-value ratios, debt service coverage ratios and debt yields are calculated for the residential cooperative mortgage loans sold to the trust by National Cooperative Bank, N.A. differs from the manner in which such calculations are made for other mortgage loans included in the trust. For example, the appraised value of such a residential cooperative property used for purposes of determining the loan-to-value ratio for the related mortgage loan as of any date is the value estimate reflected in an appraisal of such residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative and, in general, equals the sum of (i) the gross sellout value of all cooperative units in such residential cooperative property (applying a discount for units that are subject to existing rent-regulated or rent-controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. For any residential cooperative mortgage loans sold to the trust by National Cooperative Bank, N.A., this value, based upon the most recent appraisal as of the cut-off date, is reflected as the “Appraised Value” of a residential cooperative property on Annex A-1 to this prospectus. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to restrictions on the sale price for which units may be re-sold), the gross sellout value referenced above in this paragraph is calculated without regard to any applicable sale price restrictions. The comparable sales considered in the appraisers’ estimates of gross sellout values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable mortgaged property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. A residential cooperative property is also valued as a multifamily rental property to determine a “Coop-Rental Value” as set forth on Annex A-1 to this prospectus. The value of a residential cooperative property as a multifamily rental property is the value estimate reflected in an appraisal of such residential cooperative property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the underwritten net cash flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). In addition, for purposes of determining the debt service coverage ratio and debt yield for a residential cooperative mortgage loan and for the purpose of determining the value for a residential cooperative property as a multifamily rental property, the “underwritten net cash flow” for a residential cooperative property and the “underwritten net operating income” for a residential cooperative property are determined by the appraiser and, in general, equal projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent-regulated or rent-controlled rental tenants), reduced by underwritten property operating expenses and a market-rate vacancy assumption and, in the case of “underwritten net cash flow,” further reduced by projected replacement reserves, in each case as determined by the appraiser. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. The loan-to-value ratios, debt service coverage ratios and debt yields presented herein with respect to a residential cooperative mortgage loan may differ from the loan-to-value ratios, debt service coverage ratios and debt yields that would have been determined for any such residential cooperative mortgage loan had a different methodology (including the methodology used for calculating such values with respect to the other mortgage loans sold to the depositor) been used.

With respect to information presented in Annex A-1 to this prospectus with respect to mortgage loans secured by residential cooperative properties that have existing subordinate secured indebtedness in the form of a second priority line of credit (each, a “Subordinate LOC”), (1) the Coop – Committed Secondary Debt equals the balance of such Subordinate LOC, based on the full face amount of such Subordinate LOC, (2) the Whole Loan Cut-off Date Balance is calculated assuming the Subordinate LOC loan amount is fully advanced and the entire amount thereof is outstanding as of the Cut-off Date, (3) the Subordinate Secured Debt Original Balance is calculated assuming the Subordinate LOC is fully advanced on the date of closing of said Subordinate LOC, (4) the Subordinate Secured Debt Cut-off Date Balance indicates the balance of the Subordinate LOC as of August 19, 2016, (5) the Whole Loan Cut-off Date LTV Ratio, Whole Loan Cut-off Date U/W NOI Debt Yield and Whole Loan Cut-off Date U/W NCF Debt Yield are calculated assuming that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date and (6) the Whole Loan Debt Service, Whole Loan U/W NOI DSCR and Whole Loan U/W NCF DSCR are calculated assuming (A) that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date, (B) that interest on the Subordinate LOC is accruing pursuant to the applicable mortgage loan document (with the applicable interest rate determined using 1-month LIBOR in effect as of August 19, 2016 and giving effect to any applicable interest rate floor) and (C) that, in the case of each Subordinate LOC that has an interest-only period that does not extend through the maturity date of such Subordinate LOC, such initial interest-only period has expired and the related borrower is required to make scheduled principal plus interest payments as set forth in the corresponding promissory note.

With respect to the mortgage loans secured by residential cooperative properties, each mortgaged property is owned by the borrower, which is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the loans, including pursuant to any guaranty or environmental indemnity. Accordingly, no information is presented in the column labeled Sponsor in Annex A-1 to this prospectus with respect to the residential cooperative mortgage loans sold to the depositor by National Cooperative Bank, N.A. for inclusion in the trust. In addition, with respect to information presented in Annex A-1 to this prospectus with respect to mortgage loans secured by residential cooperative properties: (1) Coop – Sponsor Units refers to the number of units owned by the original sponsor responsible for the mortgaged property’s conversion into cooperative ownership; such sponsor may rent its units or opt to market them for sale (either individually or as a whole); (2) Coop – Investor Units refers to a bulk number of units owned by a non-tenant investor(s), who can rent or sell the units; (3) Coop – Coop Units refers to the number of units owned by the borrower, which is a cooperative corporation; In this capacity, the cooperative may manage its units as an investor would or use the units for the benefit of its cooperative members; (4) Coop – Unsold Percent refers to the ratio of the total number of units collectively owned by the original sponsor, a non-tenant investor or the cooperative corporation to the number of units with shares allocated; and (5) Coop – Sponsor/Investor Carry is the sponsor’s or the investor’s net cash flow calculated by subtracting maintenance charges on the sponsor or investor owned units from the actual rents payable on such units, to the extent available.

In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A-1 to this prospectus with respect to mortgage loans (other than such residential cooperative mortgage loans) is not presented with respect to the residential cooperative mortgage loans sold to the depositor by National Cooperative Bank, N.A. for inclusion in the trust and is, instead, reflected as not applicable (NAP). See “—Appraisals May Not Reflect Current or Future Market Value of Each Property”

and “Description of the Mortgage Pool—Certain Calculations and Definitions—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” in this prospectus.

In addition, mortgage loans secured by residential cooperative properties are uniquely structured and, in certain cases, permit the borrower to incur (1) one or more loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien on a mortgaged property that also secures a mortgage loan included in the trust and (2) unsecured loans to the related borrower. National Cooperative Bank, N.A. commonly acts as the lender in such arrangements and is permitted pursuant to the pooling and servicing agreement to engage in such lending with respect to the residential cooperative mortgage loans included in the trust. Each of the mortgage loans secured by residential cooperative properties permit cooperative unit loans that are secured by direct equity interests in the related borrower. See “—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”, “Description of the Mortgage Pool—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives”, “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares” in this prospectus.

In certain instances, a residential cooperative borrower may not own the entire apartment building and the land under the building, but rather owns a condominium unit that is generally comprised of the residential portions of that apartment building. The other condominium units in that apartment building will generally comprise commercial space and will generally be owned by persons or entities other than the residential cooperative borrower. In instances where an apartment building has been converted to the condominium form of ownership, certain of the common areas in that building may be owned by the residential cooperative borrower and other common areas (often including the land under the building) may constitute common elements of the condominium, which common elements are owned in common by the residential cooperative borrower and the owners of the other condominium units. Where the apartment building is subject to the condominium form of ownership, each condominium unit owner will be directly responsible for the payment of real estate taxes on that owner’s unit. Certain specified maintenance and other obligations, including hazard and liability insurance premiums, may not be the direct responsibility of the residential cooperative borrower but rather will be the responsibility of the condominium board of managers. The ability of the condominium board of managers to pay certain expenses of the building will be dependent upon the payment by all condominium unit owners of common charges assessed by the condominium board of managers. As with other condominium structures, with respect to any such mortgage loan, the borrower may not control the appointment and voting of the condominium board or the condominium owners may be able to take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent. Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, has consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit.

In the case of the residential cooperative properties included in the trust, information regarding the five largest tenants has not been reflected on Annex A-1 to this prospectus or otherwise reflected in the portions of this prospectus that discuss characteristics of the five largest tenants at each mortgaged property. Notwithstanding the exclusion of the residential cooperative properties from such discussion, certain residential cooperative properties are heavily dependent on income from commercial tenancies and may, in certain instances, have space that is devoted to specialty uses. These uses may include, without limitation, dental or medical offices, restaurants, and/or parking garages. The specialty use spaces may not be readily convertible (or convertible at all) to alternative uses if those uses were to become unprofitable, or the spaces were to become vacant, for any reason. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus. To the extent that a residential cooperative property is dependent upon income from the operation of commercial spaces, the value and successful operation of such residential cooperative property may be impacted by the same factors which may impact the economic performance of a retail property or office property. See “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” in this prospectus.

Certain of the residential cooperative properties securing mortgage loans included in the trust may be operated as limited equity cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units. Such restrictions may negatively impact the value and operation of such a mortgaged property.

In addition, certain of the residential cooperative properties are also subject to government rent control regulations which limit the rental payments payable by subtenants of unit owners and which would be applicable to the Mortgaged Property in whole or in part if the same were operated as a multifamily rental property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” in this prospectus.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

•	decreased demand;

•	lack of proximity to apartment complexes or commercial users;

•	apartment tenants moving to single family homes;

•	decline in services rendered, including security;

•	dependence on business activity ancillary to renting units;

•	security concerns;

•	age of improvements; or

•	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Hotel Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hotel properties, including:

•	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	ability to convert to alternative uses which may not be readily made;

•	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hotel property;

•	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors; and

•	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms are generally rented for short periods of time, the financial performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hotel properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hotel properties also operate entertainment complexes that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hotel property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hotel properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the applicable special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hotel property could have an adverse impact on the revenue from the related mortgaged property or on the hotel property’s occupancy rate.

In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower. For example, with respect to the portfolio of mortgaged properties identified on Annex A-1 as Equity Inns Portfolio, which secures a mortgage loan representing approximately 0.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the fee owner borrowers leased each of the related mortgaged properties to an affiliate under an operating lease, and such affiliate operating lessees are also obligors under the related mortgage loan. The Equity Inns Portfolio mortgage loan is secured by both the related fee owner’s and the related operating lessee’s interest in each of the related mortgaged properties. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” and “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

In addition, there may be risks associated with hotel properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hotel properties often enter into these types of agreements in order to align the hotel property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hotel properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Retail Properties Have Special Risks”, “Multifamily Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, as applicable. See Annex A-1 for the five largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence and financial strength of the franchisor or hotel management company;

•	the public perception of the franchise or hotel chain service mark; and

•	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hotel property manager may require significantly higher fees as well as the investment of capital to bring the hotel property into compliance with the requirements of the replacement franchisor, licensor and/or hotel property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hotel property is subject to a license or franchise agreement, the licensor or franchisor has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor or franchisor. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hotel property losing its license or franchise. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hotel property. In addition, in some cases, those reserves will be maintained by the franchisor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Manufactured Housing Community Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing community properties, including:

•	the number of competing residential developments in the local market, such as other manufactured housing community properties apartment buildings and site-built single family homes;

•	the physical attributes of the community, including its age and appearance;

•	the location of the manufactured housing community property;

•	the presence and/or continued presence of sufficient manufactured homes at the manufactured housing community property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing community property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; accordingly, manufactured homes may be moved from a manufactured housing community property);

•	the type of services or amenities it provides;

•	any age restrictions;

•	the property’s reputation; and

•	state and local regulations, including rent control and rent stabilization, and tenant association rights.

The manufactured housing community properties have few improvements (which are highly specialized) and are “single-purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the trust may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. See also representation and warranty no. 33 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus). Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community mortgaged property.

Certain of the manufactured housing community mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

In addition, certain of the manufactured housing community properties may be subject to government rent control regulations, which can limit the borrower’s ability to institute, and/or the amount of, periodic tenant rent increases.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Community Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

•	reduced demand for industrial space because of a decline in a particular industry segment;

•	the property becoming functionally obsolete;

•	building design and adaptability;

•	unavailability of labor sources;

•	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

•	changes in proximity of supply sources;

•	the expenses of converting a previously adapted space to general use; and

•	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Remaining Term to Maturity/ARD in Months” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are office, retail, multifamily, hospitality and manufactured housing community properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in New York, Texas, Virginia, California, Georgia, Pennsylvania and Ohio. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

•	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property;

•	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the applicable master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

•	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

•	future laws, ordinances or regulations will not impose any material environmental liability; or

•	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the applicable special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 43 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Ladder Capital Finance LLC—Ladder Capital Group’s Underwriting Guidelines and Processes”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Rialto Mortgage Finance, LLC—Rialto Mortgage’s Underwriting Standards and Loan Analysis”; “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”; “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hotel properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel property. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel property, which may cause disruptions or otherwise decrease the attractiveness of the related hotel property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed-use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

•	the physical attributes of the health club (e.g., its age, appearance and layout);

•	the reputation, safety, convenience and attractiveness of the property to users;

•	management’s ability to control membership growth and attrition;

•	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

•	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

•	the number of rentable parking spaces and rates charged;

•	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

•	the amount of alternative parking spaces in the area;

•	the availability of mass transit; and

•	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as medical and dental offices, gas stations, data centers, urgent care facilities, daycare centers and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 26 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. For loans secured by residential cooperative properties, for example, the zoning diligence is typically limited to appraisals, available zoning comfort letters from the jurisdiction, certificates of occupancy and/or review of the municipal reports accompanying the title insurance commitment, and third party-prepared zoning reports are not customarily obtained. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the applicable special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

•	a title insurer will have the ability to pay title insurance claims made upon it;

•	the title insurer will maintain its present financial strength; or

•	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 85% (subject to annual 1% decreases beginning in 2016 until such percentage equals 80%) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $100 million (subject to annual $20 million increases beginning in 2016 until such threshold equals $200 million). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 for a summary of the terrorism insurance requirements under each of the 15 largest mortgage loans. See representation and warranty no. 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Tenant Issues—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs.

Additionally, the risks related to blanket insurance or self-insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, and some or all of the related mortgaged properties are covered under the same blanket insurance policy or self-insurance, which may also cover other properties owned by affiliates of such borrowers.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates. See “Description of the Mortgage Pool—Litigation and Other Considerations”.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent), which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. In addition, the “underwritten net cash flow” for a residential cooperative property is the projected net cash flow reflected in an appraisal of such residential cooperative property and, in general, equals projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent-regulated or rent-controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and projected replacement reserves, in each case as determined by the appraiser. As a result, the projected rental income used to determine underwritten net cash flow for a residential cooperative property may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the applicable master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for either master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the applicable special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The applicable special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Ladder Capital Finance LLC—Ladder Capital Group’s Underwriting Guidelines and Processes”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Rialto Mortgage Finance, LLC—Rialto Mortgage’s Underwriting Standards and Loan Analysis”; “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”. A description of the review conducted by each sponsor for this securitization transaction is set forth under each of the foregoing headings.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

•	changes in governmental regulations, zoning or tax laws;

•	potential environmental or other legal liabilities;

•	the availability of refinancing; and

•	changes in interest rate levels.

In certain cases, appraisals may reflect both “as-stabilized”, “as-renovated” or “as-complete” and “as-is” values. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect the “as-stabilized” value, the “as-renovated” or the “as-complete” value as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified. Any such “as-stabilized” value, “as-renovated” value or “as-complete” value may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” value and “as-stabilized”, “as-renovated” or “as-complete” value, we cannot assure you that those assumptions are or will be accurate or that any such “as-stabilized”, “as-renovated” or “as-complete” value will be the value of the related mortgaged property at maturity or the anticipated repayment date (if any) or at the indicated stabilization date or upon completion of the renovations, as applicable. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Ladder Capital Finance LLC—Ladder Capital Group’s Underwriting Guidelines and Processes”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Rialto Mortgage Finance, LLC—Rialto Mortgage’s Underwriting Standards and Loan Analysis”; “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

In addition, with respect to each mortgage loan secured by a residential cooperative property, the “Appraised Value” presented on Annex A-1 to this prospectus is the appraised value of such property assuming such property is operated as a residential cooperative and, in general, equals the sum of (i) the gross sellout value of all cooperative units in such residential cooperative property (applying a discount for units that are subject to existing rent regulated or rent-controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to restrictions on the sale price for which units may be re-sold), the gross sellout value referenced in the preceding sentence is calculated without regard to any applicable sale price restrictions. The comparable sales considered in the appraisers’ estimates of gross sellout values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. The “Coop-Rental Value” of a residential cooperative property presented on Annex A-1 to this prospectus is the appraised value of such property assuming such property is operated as a multifamily rental property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the underwritten net cash flow for such residential cooperative property. Such underwritten net cash flow is the projected net cash flow reflected in such appraisal and, in general, equals projected operating income at the property assuming such property is operated as a multifamily rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated or rent-controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and projected replacement reserves, in each case as determined by the appraiser. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). Except where otherwise specified, all relevant loan-to-value information with respect to mortgage loans secured by residential cooperative properties is based on the “Appraisal Value” of such property as described above, and assumes that such property is operated as a residential cooperative. See the footnotes to Annex A-1 to this prospectus and see “—Residential Cooperative Properties Have Special Risks” and “Description of the Mortgage Pool—Certain Calculations and Definitions—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” in this prospectus.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—

Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ’Due-On-Encumbrance’ Provisions”.

In addition, the mortgage loans secured by residential cooperative properties that are expected to be sold to the depositor by National Cooperative Bank, N.A. generally do not restrict the transfer or pledge of interests in the related cooperative borrower in connection with the transfer or financing of cooperative apartment units. For these reasons, we cannot assure you that the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers (including each of the borrowers with respect to the residential cooperative loans expected to be sold to the depositor by National Cooperative Bank, N.A. included in the trust) are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single-Purpose Entity Covenants” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” and “—Delaware Statutory Trusts” in this prospectus.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the applicable special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

•	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

•	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

•	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

•	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection,

foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

•	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

•	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

•	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

•	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or its anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See

“Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Additionally, with respect to certain mortgage loans secured by residential cooperative properties, National Cooperative Bank, N.A., an affiliate thereof, or a third-party lender may be the lender, now or in the future, with respect to one or more (1) loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (2) unsecured loans to the related mortgage borrower and/or (3) cooperative unit loans that are secured by direct equity interests in the related mortgage borrower. See “Description of the Mortgage Pool—Additional Indebtedness”, “—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives”, “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares” in this prospectus. In addition to being the lender under certain such arrangements, subject to the servicing standard and to the criteria described in “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” in this prospectus, National Cooperative Bank, N.A. is also permitted to approve, without the consent of the directing certificateholder or any party to the pooling and servicing agreement, the incurrence such additional secured and/or other indebtedness by the borrowers under residential cooperative mortgage loans expected to be sold to the depositor by National Cooperative Bank, N.A. See and “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Potential Conflicts of Interest of the Master Servicers and the Special Servicers” in this prospectus.

In addition, with respect to certain additional secured indebtedness related to mortgage loans secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A. described above, such additional secured indebtedness bears interest at a floating rate based on the London Interbank Offered Rate (commonly referred to as “LIBOR”). Similarly, future additional secured indebtedness related to mortgage loans secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A. described above may also bear interest at a floating rate based on LIBOR. Accordingly, debt service for such additional secured indebtedness will generally increase as LIBOR rises and the debt service coverage ratio of such additional secured indebtedness may be adversely affected by rising interest rates, and the related borrower’s ability to make all payments due on their respective obligations, including those related to the mortgage loans included in the trust, may be adversely affected.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the applicable special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the applicable special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

•	what proceedings are required for foreclosure;

•	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

•	whether and to what extent recourse to the borrower is permitted; and

•	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

Risks of Anticipated Repayment Date Loans

Certain of the mortgage loans provide that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. While interest at the initial mortgage rate continues to accrue and be payable on a current basis on the mortgage loan after its anticipated repayment date, the payment of excess interest will be deferred and will be required to be paid only after the outstanding principal balance of the related mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class V certificates, which are not offered by this prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

Most of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or to repay the outstanding principal amount at the anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or at the anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

•	the prevailing interest rates;

•	the net operating income generated by the mortgaged property;

•	the fair market value of the related mortgaged property;

•	the borrower’s equity in the related mortgaged property;

•	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);

•	the borrower’s financial condition;

•	the operating history and occupancy level of the mortgaged property;

•	reductions in applicable government assistance/rent subsidy programs;

•	the tax laws; and

•	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicers (and the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicers nor the special servicers will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the trust and servicing agreement or pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 36 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Description of the Mortgage Pool—Fee & Leasehold Estates; Ground Leases” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain tenants or subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interest if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent. See also representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Wells Fargo Bank, National Association, one of the sponsors and originators, one of the master servicers and the certificate administrator, and of Wells Fargo Securities, LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

Ladder Capital Finance LLC is affiliated with the borrowers under the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus as FMC Corporation R&D HQ, Walgreens Youngstown, Family Dollar – Radford, Family Dollar – Malone, Dollar General Mercedes and Dollar General Aurora, collectively representing approximately 2.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Ladder Capital Finance LLC or an affiliate thereof originated each of those mortgage loans, and Ladder Capital Finance LLC is the mortgage loan seller with respect to those mortgage loans. Those mortgage loans may contain provisions and terms that are more favorable to the respective borrowers thereunder than would otherwise have been the case if the lender and borrower were not affiliated, including: (i) the related loan documents permit transfers of interests in the related borrower without the lender’s consent by the related borrower and by or to certain affiliates of Ladder Capital Finance Holdings LLLP; (ii) the related loan documents permit future mezzanine financing; (iii) there is no separate environmental indemnitor other than the related borrower; (iv) the related loan documents do not require that a borrower-related property manager be terminated in connection with a mortgage loan default; and (v) except in the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as FMC Corporation R&D HQ, the lender will accept insurance coverage (which, in some cases, may be self-insurance) provided by the tenant under its lease, which does not include insurance coverage against acts of terrorism. Additionally, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Aspen at Norman Student Housing, representing approximately 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, and as to which Ladder Capital Finance LLC is the related mortgage loan seller and originator, an affiliate of Safanad Ltd., one of the borrower sponsors, owns, or previously owned, a less than 2.0% indirect interest in Ladder Capital Finance LLC.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

In addition, Rialto Mortgage Finance, LLC, a sponsor, mortgage loan seller and originator, is an affiliate of Rialto Capital Advisors, LLC, the special servicer under the WFCM 2016-BNK1 pooling and servicing agreement, which governs the servicing of the Pinnacle II whole loan. Rialto Mortgage Finance, LLC and Rialto Capital Advisors, LLC are also affiliates of the entity that was appointed as the initial directing certificateholder under the WFCM 2016-BNK1 pooling and servicing agreement.

Each of these relationships may create a conflict of interest. For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

The Servicing of the Servicing Shift Whole Loans Will Shift to Other Servicers

The servicing of each of the 1140 Avenue of the Americas Whole Loan and the Aspen at Norman Student Housing Whole Loan, each a servicing shift whole loan, is expected to be governed by the pooling and servicing agreement for this securitization only temporarily, in each case until the applicable servicing shift securitization date. At that time, the servicing and administration of the applicable servicing shift whole loan will shift to the master servicer and special servicer under the related servicing shift pooling and servicing agreement and will be governed exclusively by such servicing shift pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of any such securitization nor the identity of any such servicing shift master servicer or servicing shift special servicer has been determined. In addition, the provisions of the related servicing shift pooling and servicing agreements have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of the servicing shift master servicers or servicing shift special servicers, nor will they have any assurance as to the particular terms of the servicing shift pooling and servicing agreements except to the extent of compliance with any requirements set forth in the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of a servicing shift whole loan other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling pari passu companion loan or the controlling party in the related securitization of such controlling pari passu companion loan or such other party specified in the related intercreditor agreement may have rights similar to, or more expansive than, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans”.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

One of the Underwriter Entities, Wells Fargo Securities, LLC, together with its affiliates, is playing several roles in this transaction. Wells Fargo Securities, LLC, is an affiliate of the depositor and Wells Fargo Bank, National Association, a sponsor, an originator, a mortgage loan seller, the holder of the Central Park Retail companion loan, a master servicer, the certificate administrator, the certificate registrar, the REMIC administrator and the custodian under this securitization. Wells Fargo Bank, National Association is also the trustee and certificate administrator under The Shops at Crystals Trust 2016-CSTL trust and servicing agreement, which governs the servicing and administration of The Shops at Crystals whole loan, the master servicer, the certificate administrator, the REMIC administrator, the custodian, the certificate registrar and the initial risk retention consultation party under the WFCM 2016-BNK1 pooling and servicing agreement, which governs the servicing and administration of the Pinnacle II whole loan, and the master servicer, the certificate administrator, the paying agent and the custodian under the COMM 2015-LC23 pooling and servicing agreement, which governs the servicing and administration of Equity Inns Portfolio whole loan.

Wells Fargo Bank, National Association is the purchaser under separate repurchase agreements with each of Ladder Capital Finance LLC, Rialto Mortgage Finance, LLC and National Cooperative Bank, N.A., respectively, or, in any such case, with a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by each such mortgage loan seller and/or its respective affiliates.

In the case of the repurchase facility provided to Rialto Mortgage Finance, LLC, Wells Fargo Bank, National Association has agreed to purchase mortgage loans from Rialto

Mortgage Finance, LLC on a revolving basis. The dollar amount of the mortgage loans that are expected to be subject to the repurchase facility that will be sold by Rialto Mortgage Finance, LLC to the depositor in connection with this securitization transaction is projected to equal, as of the cut-off date, approximately $189,597,583. Proceeds received by Rialto Mortgage Finance, LLC in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank, National Association each of the mortgage loans subject to that repurchase facility that are to be sold by Rialto Mortgage Finance, LLC to the depositor in connection with this securitization transaction, which mortgage loans will be transferred to the depositor free and clear of any liens.

In the case of the repurchase facility provided to National Cooperative Bank, N.A., for which that mortgage loan seller’s wholly-owned special purpose subsidiary is the primary obligor, Wells Fargo Bank, National Association has agreed to purchase mortgage loans from the subsidiary on a revolving basis and to serve as interim custodian of the loan files for the mortgage loans subject to such repurchase agreement. National Cooperative Bank, N.A. guarantees the performance by its wholly-owned subsidiary of certain obligations under the repurchase facility. None of the mortgage loans that will be sold by National Cooperative Bank, N.A. to the depositor in connection with this securitization transaction are subject to such repurchase facility or interim custodial arrangement.

In the case of the repurchase facility provided to Ladder Capital Finance LLC and/or its affiliate, Wells Fargo Bank, National Association has agreed to purchase mortgage loans from the applicable affiliate of Ladder Capital Finance LLC on a revolving basis. Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP guarantee certain obligations of such affiliate under that repurchase facility. As of the date of this prospectus, four (4) of the mortgage loans that Ladder Capital Finance LLC intends to sell to the depositor in connection with this securitization transaction, with an aggregate principal balance as of the cut-off date of approximately $139,750,000, were subject to the repurchase facility with Wells Fargo Bank, National Association; however, such circumstances may change prior to the initial issuance of the certificates.

Deutsche Bank AG, Cayman Islands Branch, an affiliate of Deutsche Bank Securities Inc., one of the underwriters, also provides warehouse financing to an affiliate of Ladder Capital Finance LLC through a repurchase facility. In the case of that repurchase facility Deutsche Bank AG, Cayman Islands Branch has agreed to purchase mortgage loans from the applicable affiliate of Ladder Capital Finance LLC on a revolving basis. Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP guarantee certain obligations of such affiliate under that repurchase facility. As of the date of this prospectus, two (2) of the mortgage loans that Ladder Capital Finance LLC intends to sell to the depositor in connection with this securitization transaction, with an aggregate principal balance as of the cut-off date of approximately $31,090,000, were subject to the repurchase facility with Deutsche Bank AG, Cayman Islands Branch; however, such circumstances may change prior to the initial issuance of the certificates.

Additionally, National Cooperative Bank, N.A. or a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, is party to an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to some of the mortgage loans that National Cooperative Bank, N.A. will transfer to the depositor in connection with this securitization transaction. In each instance, those hedging arrangements will terminate in connection with the contribution of those mortgage loans to this securitization transaction.

As a result of the matters discussed in the preceding paragraphs, this securitization transaction will reduce the economic exposure of Wells Fargo Bank, National Association to the mortgage loans that are to be transferred by Ladder Capital Finance LLC, Rialto Mortgage Finance, LLC and National Cooperative Bank, N.A., respectively, to the depositor.

Wells Fargo Bank, National Association is (or, as of the closing date, is expected to be) the interim custodian of the loan files for some or all of the mortgage loans that Ladder Capital Finance LLC and Rialto Mortgage Finance, LLC will transfer to the depositor.

Pursuant to certain interim servicing agreements between Wells Fargo Bank, National Association and Rialto Mortgage Finance, LLC, each a sponsor, an originator and a mortgage loan seller, or certain affiliates of Rialto Mortgage Finance, LLC, Wells Fargo Bank, National Association acts, from time to time, as primary servicer with respect to certain mortgage loans owned by Rialto Mortgage Finance, LLC or such affiliates (subject, in some cases, to the repurchase facility described above) from time to time, including, prior to their inclusion in the trust fund, some or all of the mortgage loans that Rialto Mortgage Finance, LLC will transfer to the depositor.

Pursuant to certain interim servicing agreements between Ladder Capital Finance LLC, a sponsor, an originator and a mortgage loan seller, and certain affiliates of Ladder Capital Finance LLC, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts, from time to time, as interim servicer with respect to certain mortgage loans owned from time to time by Ladder Capital Finance LLC and such affiliates (subject, in some cases, to various repurchase facilities and other finance arrangements), including, prior to their inclusion in the trust fund, some or all of the mortgage loans that Ladder Capital Finance LLC will transfer to the depositor.

Wells Fargo Bank, National Association acts as primary servicer with respect to certain mortgage loans it owns, which may include, prior to their inclusion in the issuing entity, some or all of the mortgage loans to be transferred to this securitization transaction by Wells Fargo Bank, National Association.

Wells Fargo Bank, National Association is expected to enter into one or more agreements with the other sponsors (other than National Cooperative Bank, N.A.) to purchase the master servicing rights to the related mortgage loans and/or the right to be appointed as the master servicer with respect to such mortgage loans and to purchase the primary servicing rights to certain of the mortgage loans.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicers and the Special Servicers

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the applicable master servicer, the applicable special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respect but not necessary identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, each master servicer, each sub-servicer and each special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, each applicable master servicer, sub-servicer, special servicer or any of their respective affiliates under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if such master servicer, a sub-servicer, such special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

National Cooperative Bank, N.A. is a mortgage loan seller and also will act as the master servicer with respect to the mortgage loans sold to the trust by National Cooperative Bank, N.A. and as the special servicer responsible for servicing the mortgage loans secured by residential cooperative properties sold to the trust by National Cooperative Bank, N.A. Under these circumstances, because it is both a master servicer and special servicer and also a mortgage loan seller, National Cooperative Bank, N.A. may have interests that conflict with the interests of the holders of the certificates. However, the pooling and servicing agreement will provide that the mortgage loans are to be serviced in accordance with the servicing standard and without regard to any obligation of any mortgage loan seller to cure a breach of a representation or warranty or repurchase any mortgage loan.

In addition, with respect to certain mortgage loans secured by residential cooperative properties, National Cooperative Bank, N.A. or an affiliate thereof may hold, now or in the future, one or more (a) loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (b) unsecured loans to the related mortgage borrower and/or (c) cooperative unit loans that are secured by direct equity interests in the related mortgage borrower. See “Description of the Mortgage Pool—Additional Indebtedness”, “—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives”, “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares” in this prospectus. Additionally, subject to the servicing standard and to the criteria described in “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” in this prospectus, National Cooperative Bank, N.A. is also permitted to approve, without the consent of the directing certificateholder or any party to the pooling and servicing agreement, the incurrence of additional and/or other additional secured indebtedness by the borrowers under residential cooperative mortgage loans expected to be sold to the depositor by National Cooperative Bank, N.A. only, and if it so elects, to act as lender in such instances.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit a master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans for which it is acting as master servicer or special servicer. In the event that a master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicers, for so long as any special servicer obtains knowledge that it is a borrower party with respect to certain mortgage loans (each referred to herein as an “excluded special servicer loan”), such special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event or at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to use commercially reasonable efforts to appoint the excluded special servicer; provided that if the resigning special servicer fails to appoint the related excluded special servicer within 30 days of such special servicer’s notice of resignation, such resigning special servicer will, at its own expense, petition any court of competent jurisdiction for the appointment of an excluded special servicer. See “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the applicable special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While such special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, such special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of such special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if any special servicer or its affiliate holds a subordinate class of certificates, such special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the WFCM 2016-LC24 non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

The master servicers and the special servicers service and are expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicers or the special servicers, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the applicable master servicer or the applicable special servicer under the pooling and servicing agreement including, among other things, the manner in which such master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for such master servicer or special servicer.

Each special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, such special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Although each master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the applicable master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the applicable master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Midland Loan Services, a Division of PNC Bank, National Association, is expected to act as a special servicer, and it or an affiliate assisted Prime Finance CMBS B-Piece Holdco IV, L.P. and/or one of its affiliates and Ellington Management Group, LLC and/or one of its affiliates with each party’s respective due diligence of the mortgage loans prior to the closing date.

In addition, Rialto Mortgage Finance, LLC, a sponsor, mortgage loan seller and originator, is an affiliate of Rialto Capital Advisors, LLC, the special servicer under the WFCM 2016-BNK1 pooling and servicing agreement, which governs the servicing of the Pinnacle II whole loan. Rialto Mortgage Finance, LLC and Rialto Capital Advisors, LLC are also affiliates of the entity that was appointed as the initial directing certificateholder under the WFCM 2016-BNK1 pooling and servicing agreement.

Wells Fargo Bank, National Association, a sponsor, originator and mortgage loan seller, is also a master servicer, the certificate administrator, the REMIC administrator, the custodian and the certificate registrar under this securitization and an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters. Wells Fargo Bank, National Association is also the trustee and certificate administrator under The Shops at Crystals Trust 2016-CSTL trust and servicing agreement, which governs the servicing and administration of The Shops at Crystals whole loan, the master servicer, the certificate administrator, the REMIC administrator, the custodian, the certificate registrar and the initial risk retention consultation party under the WFCM 2016-BNK1 pooling and servicing agreement, which governs the servicing and administration of the Pinnacle II whole loan, and the master servicer, the certificate administrator, the paying agent and the custodian under the COMM 2015-LC23 pooling and servicing agreement, which governs the servicing and administration of Equity Inns Portfolio whole loan.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Trimont Real Estate Advisors, LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans other than the non-serviced mortgage loans and the servicing shift mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicers, the special servicers, the directing certificateholder, collateral property owners and their vendors or affiliates of any of those parties. In the normal course of business, Trimont Real Estate Advisors, LLC and its affiliates are also hired by trustees and other transaction parties to perform valuation services with respect to mortgaged properties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

The operating advisor or its affiliates may acquire or have interests in or duties (including contract underwriting services, advisory services and/or servicing or special servicing obligations) with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any successor operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Trimont Real Estate Advisors, LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicers, the special servicers or the directing certificateholder, collateral property owners and their vendors or affiliates of any of those parties. In the normal course of business, Trimont Real Estate Advisors, LLC and its affiliates are also hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

The asset representations reviewer or its affiliates may acquire or have interests in or duties (including contract underwriting services, advisory services and/or servicing or special servicing obligations) with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the asset representations reviewer and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any successor asset representations reviewer may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that Prime Finance CMBS B-Piece Holdco IV, L.P. will be appointed as the initial directing certificateholder. The special servicers may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan) (or, in the case of the servicing shift mortgage loans, at the direction of the related controlling noteholder, prior to the applicable servicing shift securitization date), take actions with respect to the specially serviced loans for which it acts as special servicer under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders. As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan or non-serviced whole loan), (ii) the controlling noteholder of the 1140 Avenue of the Americas whole loan prior to the servicing shift securitization date, (iii) the controlling noteholder of the Aspen at Norman Student Housing whole loan prior to the servicing shift securitization date or (iv) the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan, may direct the applicable special servicer or the special servicer under such trust and servicing agreement or pooling and servicing agreement relating to the securitization transaction governing the servicing of such non-serviced whole loan, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. Set forth below is the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement under which it is being serviced.

Whole Loan(1)	Trust/Pooling and Servicing Agreement	Controlling Noteholder	Initial Directing Certificateholder
The Shops at Crystals	Shops at Crystals 2016-CSTL	Shops at Crystals 2016-CSTL	Teachers Insurance and Annuity Association of America(2)
Pinnacle II	WFCM 2016-BNK1	WFCM 2016-BNK1	RREF III Debt AIV, LP
Equity Inns Portfolio	COMM 2015-LC23	COMM 2015-LC23	LNR Securities Holdings, LLC

(1)	Does not include the 1140 Avenue of the Americas whole loan or the Aspen at Norman Student Housing whole loan, for each of which servicing will be transferred on the related servicing shift securitization date. The initial controlling noteholder of the 1140 Avenue of the Americas whole loan and the Aspen at Norman Student Housing whole loan will be Ladder Capital Finance LLC or an affiliate, as holder of the related controlling companion loan. With respect to each such whole loan, after the related servicing shift securitization date, the controlling noteholder of the subject servicing shift whole loan is expected to be the controlling class representative or other directing certificateholder under the securitization into which the related controlling companion loan was deposited.

(2)	For further information regarding the “directing certificateholder” under The Shops at Crystals Trust 2016-CSTL trust and servicing agreement in respect of The Shops at Crystals whole loan, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Shops at Crystals Whole Loan—Consultation and Control.”

The controlling noteholder or directing certificateholder indicated in the chart above has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the trust and servicing agreement or pooling and servicing agreement governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a controlling noteholder of a non-serviced whole loan (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist (or, in the case of a servicing shift mortgage loan, prior to the applicable servicing shift securitization date, by the holder of the controlling companion loan at any time, for cause or without cause). See “—Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

With respect to a servicing shift whole loan, prior to the applicable servicing shift securitization date, the related controlling companion loan holder will have certain consent and/or consultation rights, and a related non-controlling companion loan holder will have non-binding consultation rights, in each case with respect to such servicing shift whole loan under the pooling and servicing agreement. Such companion loan holders do not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans, if any. As a result, it is possible that such controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may advise the applicable special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. Additionally, it is possible that such a non-controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may, on a strictly non-binding basis, consult with the applicable special servicer and recommend that such special servicer take actions that conflict with the interests of holders of certain classes of the certificates. Accordingly, prior to the applicable servicing shift securitization date, the applicable special servicer may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. However, such special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. After the applicable servicing shift securitization date, each servicing shift whole loan will become a non-serviced whole loan and, thereafter, be subject to the conflicts described herein applicable to non-serviced mortgage loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

With respect to serviced whole loans other than any servicing shift whole loan, the applicable special servicer, upon strictly non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with a pari passu whole loan serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder with respect to a serviced whole loan other than any servicing shift whole loan (solely with respect to the related serviced whole loan) may, on a strictly non-binding basis, consult with the applicable special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the applicable special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, the applicable special servicer may be replaced by the directing certificateholder for cause at any time and without cause (for so long as a control termination event does not exist and other than in respect of any excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”. Notwithstanding the foregoing, with respect to a servicing shift whole loan, prior to the applicable servicing shift securitization date, the applicable special servicer may be replaced by the holder of the related controlling companion loan at any time, for cause or without cause. With respect to the right of the directing certificateholder to replace each special servicer under certain circumstances, investors should consider that National Cooperative Bank, N.A., the initial special servicer with respect to each of the mortgage loans included in the pool that are secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A., is experienced in acting as a lender and a servicer with respect to residential cooperative mortgage loans. Should the directing certificateholder elect to replace such special servicer, we cannot assure you that any successor special servicer selected pursuant to the terms of the pooling and servicing agreement would have the same familiarity or experience with the servicing of residential cooperative mortgage loans.

The directing certificateholder, each holder of a controlling companion loan or each directing certificateholder related to a securitization trust indicated in the chart above (or, after a servicing shift securitization date, the securitization trust and directing certificateholder thereunder for the related controlling companion loan) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder, holder of a controlling companion loan or any of their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such loan referred to herein as an “excluded loan”), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the applicable special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

The applicable special servicer or the applicable master servicer, in connection with obtaining the consent of, or upon consultation with, the directing certificateholder or a serviced companion loan holder or its representative may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with a serviced whole loan, the serviced companion loan holders do not have any duties to the holders of any class of certificates, and may have interests in conflict with those of the certificateholders. As a result, it is possible that the serviced companion loan holders may recommend (on a strictly non-binding basis except with respect to the controlling companion loan holder of the servicing shift whole loan prior to the servicing shift securitization date) that the applicable special servicer take actions with respect to the related serviced whole loan that conflict with the interests of holders of certain classes of the certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investors in the Class X-EF, Class X-G, Class X-H, Class X-I, Class E, Class F, Class G, Class H and Class I certificates, which are referred to in this prospectus collectively as the “b-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the b-piece buyer’s certificates. Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors. In addition, the b-piece buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan. The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

Prime Finance CMBS B-Piece Holdco IV, L.P., or an affiliate, will constitute the initial directing certificateholder. The directing certificateholder will have certain rights to direct and consult with each special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced whole loan and the related intercreditor agreement, and with regard to the servicing shift whole loans following the applicable servicing shift securitization date, under the related pooling and servicing agreement governing the servicing of such servicing shift whole loan. See “Pooling and Servicing

Agreement—The Directing Certificateholder” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Shops at Crystals Whole Loan—Consultation and Control”, “—The Pinnacle II Whole Loan —Consultation and Control”, and “—The Equity Inns Portfolio Whole Loan—Consultation and Control” and “—The Servicing Shift Whole Loans—The 1140 Avenue of the Americas Whole Loan—Consultation and Control” and “—The Aspen at Norman Student Housing Whole Loan—Consultation and Control”.

Because the incentives and actions of the b-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder exercising control rights over that whole loan (or, with respect to a servicing shift whole loan, the holder of the related controlling companion loan) will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement or trust and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, with respect to a servicing shift whole loan, the holder of the related controlling companion loan, under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement or trust and servicing agreement governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

•	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

•	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

•	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

•	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

•	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

•	Investors should be aware of the risk retention and due diligence requirements in Europe (the “EU Risk Retention and Due Diligence Requirements”) which currently apply, or are expected to apply in the future, in respect of various types of European Union regulated investors including credit institutions, authorized alternative investment fund managers, investment firms, insurance and reinsurance undertakings and UCITS funds. Amongst other things, such requirements restrict an investor who is subject to the EU Risk Retention and Due Diligence Requirements from investing in securitizations unless: (i) the originator, sponsor or original lender in respect of the relevant securitization has explicitly disclosed that it will retain, on an on-going basis, a net economic interest of not less than five percent in respect of certain specified credit risk tranches or securitized exposures; and (ii) such investor is able to demonstrate that they have undertaken certain due diligence in respect of various matters including but not limited to its note position, the underlying assets and (in the case of certain types of investors) the relevant sponsor or originator. Failure to comply with one or more of the requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge on the Certificates acquired by the relevant investor.

On 30 September 2015, the European Commission published a proposal to amend the EU Risk Retention and Due Diligence Requirements (the “Draft CRR Amendment Regulation”) and a proposed regulation relating to a European framework for simple, transparent and standardized securitization (such proposed regulation, including any implementing regulation, technical standards and official guidelines related thereto, the “Securitization Framework” and, together with the Draft CRR Amendment Regulation, the “Securitization Regulation”) which would, amongst other things, re-cast the European Union risk retention rules as part of wider changes to establish a “Capital Markets Union” in Europe. The Presidency of the Council of Ministers of the European Union has also published compromise proposals concerning the Securitization Regulation. The Securitization Regulation will need to be considered, finalized and adopted by the European Parliament and Council of Ministers. It is unclear at this time when the Securitization Regulation will become effective. Investors should be aware that there are material differences between the current EU Risk Retention and Due Diligence Requirements and the Securitization Regulation. The Securitization Regulation may also enter into force in a form that differs from the published proposals and drafts.

None of the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the EU Risk Retention and Due Diligence Requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU Risk Retention and Due Diligence Requirements or similar requirements. Consequently, the offered certificates are not a suitable investment for EEA-credit institutions, investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding the suitability of the offered certificates for investment.

•	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, and other participants in the asset-backed securities markets. In particular, new capital regulations were issued by the U.S. banking regulators in July 2013; these regulations implement the increased capital requirements established under the Basel Accord and are being phased in over time. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

•	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013. Banking entities are required to be in conformance with the Volcker Rule by July 21, 2015 (with two one-year extensions granted with respect to those banking entity ownership interests or sponsorships in place prior to December 31, 2013, thereby extending the required conformance date for such preexisting arrangements until July 21, 2017). During any applicable conformance period, banking entities must make good faith efforts to conform their activities and investments to the Volcker Rule. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

•	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

•	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

•	The promulgation of additional laws and regulations, including the final regulations to implement the credit risk retention requirements under Section 15G of the Securities Exchange Act of 1934, as added by Section 941 of the Dodd-Frank Act, compliance with which is required with respect to CMBS issued on or after December 24, 2016, may cause commercial real estate lenders to tighten their lending standards and reduce the availability of leverage and/or refinancings for commercial real estate. This, in turn, may adversely affect a borrower’s ability to refinance a mortgage loan or sell the related mortgaged property on such mortgage loan’s maturity date.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

•	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

•	do not represent any assessment of the yield to maturity that a certificateholder may experience;

•	reflect only the views of the respective rating agencies as of the date such ratings were issued;

•	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

•	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

•	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

•	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to six nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by that nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected that nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

In August 2011, S&P Global Ratings downgraded the U.S. Government’s credit rating from “AAA” to “AA+”. In the event that S&P Global Ratings is engaged by the depositor and thereafter elects pursuant to the transaction documents not to review, declines to review, or otherwise waives its review of one or more proposed defeasances of mortgage loans included in the trust and for which defeasance is permitted under the related loan documents, the transaction documents would then permit the related borrower to defease any such mortgage loan without actually obtaining any rating agency confirmation. Subsequent to any such defeasance(s), there can be no assurance that S&P Global Ratings would not thereafter decrease the ratings, if any, which it has assigned to the certificates.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ’Due-On-Encumbrance’ Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

•	the purchase price for the certificates;

•	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

•	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

•	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

•	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

•	the level of prevailing interest rates;

•	the availability of credit for commercial real estate;

•	the applicable master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

•	the failure to meet certain requirements for the release of escrows;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the applicable special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the applicable special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity and there is a risk that a number of those mortgage loans may default at maturity, or that the applicable special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or at the anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Classes
Class X-A	Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates
Class X-B	Class A-S and Class B certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A and/or Class X-B certificates. Investors in the Class X-A or Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 certificates were outstanding.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the applicable master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if either master servicer, either special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of certificates. See “Description of the Certificates—Distributions”. Likewise, if either master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans, first the Class I certificates, then the Class H certificates, then the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4 or Class A-SB certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates and a reduction of the certificate balance of the Class A-S or Class B certificates will result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S, Class B and Class C certificates to receive payments of principal and interest otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-EF, Class X-G, Class X-H and Class X-I certificates and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than the mortgage loans that will be serviced under a separate trust and servicing agreement or pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the applicable master servicer, the applicable special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect a non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such trust and servicing agreement or pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of a special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, any master servicer, any special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any excluded loan and, with respect to any non-serviced mortgage loan or servicing shift mortgage loan, will have limited consultation rights) and the right to replace each special servicer (other than with respect to a non-serviced mortgage loan or a servicing shift mortgage loan) with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of appraisal reduction amounts and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing (other than with respect to each of the 1140 Avenue of the Americas mortgage loan and the Aspen at Norman Student Housing mortgage loan, with respect to which the holder of the related controlling companion loan prior to the applicable servicing shift securitization date will have the rights and powers of the directing certificateholder under the pooling and servicing agreement), the directing certificateholder will lose the consent rights and the right to replace each special servicer, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs and is continuing, then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan (other than the servicing shift whole loans), including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder, the applicable special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to the non-serviced mortgage loans, the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loan that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. Likewise, with respect to a servicing shift whole loan, prior to the related servicing shift securitization date, the special servicer or the master servicer may, at the direction or upon the advice of the holder of the controlling companion loan, take actions with respect to such whole loan that could adversely affect such whole loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan (and each servicing shift whole loan) and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the operating advisor if a consultation termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) of the related securitization trust will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicers under the pooling and servicing agreement and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or trust and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or the equivalent) under such pooling and servicing agreement or trust and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the controlling companion loan holder (with respect to a servicing shift whole loan) and the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan:

(i)        may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)       may act solely in the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of the servicing shift mortgage loan, the related controlling companion loan holder may act solely in its own best interests;

(iii)      does not have any duties to the holders of any class of certificates other than the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of the servicing shift mortgage loan, the related controlling companion loan holder does not have any duties to any other person;

(iv)       may take actions that favor the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates, or in the case of the servicing shift mortgage loan, the related controlling companion loan holder may take actions that favor only its own interests; and

(v)       will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder or the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan, or the controlling companion loan holder of the servicing shift whole loan, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if a control termination event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan or servicing shift whole loan). Further, if a consultation termination event has occurred and is continuing, the operating advisor will have the right to recommend a replacement of a special servicer, as described under “Pooling and Servicing Agreement—The Operating Advisor”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan (other than the servicing shift whole loan), for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders and the companion loan holder constituted a single lender). We cannot assure you that any actions taken by the applicable special servicer or the applicable master servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to the non-serviced mortgage loans, the operating advisor, if any, appointed under the related trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such trust and servicing agreement or pooling and servicing agreement. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan, a servicing shift whole loan or any related REO Property. There will be no operating advisor under The Shops at Crystals Trust 2016-CSTL trust and servicing agreement with respect to The Shops at Crystals whole loan. Additionally, with respect to the servicing shift mortgage loan, in the event that the related controlling pari passu companion loan is not included in a future securitization, the pooling and servicing agreement under this securitization does not provide for an operating advisor with rights and duties in connection with the servicing and administration of such serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicers, the Special Servicers, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace each special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any excluded loan or any servicing shift whole loan as described in this prospectus. After the occurrence and during continuance of a control termination event under the pooling and servicing agreement, each special servicer (other than with respect to a servicing shift whole loan) may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances). See “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”.

The certificateholders will generally have no right to replace and terminate either the master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace either master servicer, either special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) and the certificateholders of the securitization trust related to such other trust and servicing agreement or pooling and servicing agreement will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders generally will have no right to replace the master servicer or the special servicer of a trust and servicing agreement or pooling and servicing agreement relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders may have a limited right to replace such master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such trust and servicing agreement or pooling and servicing agreement, as applicable. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” in this prospectus.

We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan (including, in the case of a servicing shift mortgage loan, the holder of any related non-controlling serviced pari passu companion loan) will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the applicable special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the applicable special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by such special servicer and will not adversely affect your investment.

With respect to mortgage loans that have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the applicable special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan or servicing shift mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan, however, the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for the related non-serviced whole loan (or the holder of the related controlling companion loan in the case of a servicing shift whole loan), will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan, as applicable. The interests of the securitization trust holding the controlling note (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent) of such securitization trust (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may direct or advise the special servicer for the related securitization trust (or with respect to a servicing shift whole loan prior to the related servicing shift securitization date, the applicable special servicer under the pooling and servicing agreement for this securitization) to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

•	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

•	may act solely in its own interests, without regard to your interests;

•	do not have any duties to any other person, including the holders of any class of certificates;

•	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

•	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the applicable special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the applicable special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicers may be limited by several factors. First, if a special servicer has to consider a large number of modifications, operational constraints may affect the ability of such special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit a special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicers in maximizing collections for the transaction and the impediments the special servicers may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by a special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicers not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicers may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the applicable special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Wells Fargo Bank, National Association in its capacity as a sponsor) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. Notwithstanding the foregoing, pursuant to the related mortgage loan purchase agreement, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP will agree to guarantee the payment obligation of Ladder Capital Finance LLC in connection with any such repurchase by Ladder Capital Finance LLC. We cannot assure you that the sponsors, notwithstanding the existence of any payment guarantee, will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made by the related mortgage loan seller (or, in the case of mortgage loans sold by Ladder Capital Finance LLC, that mortgage loan seller, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings

LLLP and/or Series TRS of Ladder Capital Finance Holdings LLLP) to the extent that the applicable special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced trust and servicing agreement or pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement or trust and servicing agreement (if any) may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

Each sponsor (or, in the case of mortgage loans sold by Ladder Capital Finance LLC, each of that mortgage loan seller, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP) has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, each master servicer, each special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the applicable special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the applicable special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

Each master servicer or the special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If a master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the applicable master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by a master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the applicable master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the applicable master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of a master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the applicable master servicer or special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”.

Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicers to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the applicable special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The applicable special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holder(s), as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

In addition, with respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as Skyline Village, the issuing entity will be permitted (as evidenced by an opinion of counsel) to foreclose on the pledge of the equity interests in the borrower affiliate if it can determine at the time of such foreclosure that (i) such borrower affiliate is treated for federal income tax purposes as an entity disregarded from its sole owner and (ii) such borrower affiliate only owns assets that constitute either an interest in real property or personal property incidental to real property. It cannot be known currently whether clauses (i) and (ii) will be satisfied at such time. If they cannot be satisfied, the REMIC provisions of the United States Internal Revenue Code of 1986, as amended, will restrict the issuing entity from taking such pledged interests and the issuing entity will be required either (i) to exercise the other legal remedies available to it under applicable law (such as receivership) or (ii) to sell such pledged equity interests and apply the proceeds toward the repayment of the related mortgage loan. Depending on market conditions, the proceeds from such other remedies or the sale of such equity interests could be less than the proceeds that would be received if the related special servicer had become the owner of such equity interests.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended, during any taxable year, the United States Internal Revenue Code of 1986, as amended, provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the United States Internal Revenue Code of 1986, as amended. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the United States Internal Revenue Code of 1986, as amended.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of ninety-one (91) fixed-rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $1,045,358,264 (the “Initial Pool Balance”). The “Cut-off Date” means the respective due dates for such Mortgage Loans in September 2016 (or, in the case of any Mortgage Loan that has its first due date in October 2016, the date that would have been its due date in September 2016 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Eight (8) of the Mortgage Loans, representing approximately 22.0% of the Initial Pool Balance, are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”) and/or are subordinate in right of payment to the related Mortgage Loan (referred to in this prospectus as a “Subordinate Companion Loan”). The Pari Passu Companion Loans and the Subordinate Companion Loan are collectively referred to as the “Companion Loans” in this prospectus, and each Mortgage Loan and the related Companion Loans are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the related Mortgage Loans and Companion Loans.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The Mortgage Loans were originated, co-originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Sponsor	Originator	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Ladder Capital Finance LLC	Ladder Capital Finance LLC(1)	33	69	$414,901,931	39.7%
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association(2)	22	23	361,466,899	34.6
Rialto Mortgage Finance, LLC	Rialto Mortgage Finance, LLC	21	21	200,236,091	19.2
National Cooperative Bank, N.A.	National Cooperative Bank, N.A.(3)	15	15	68,753,344	6.6
Total		91	128	$1,045,358,264	100.0%

(1)	The Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Equity Inns Portfolio, representing 0.9% of the Initial Pool Balance, is part of a Whole Loan that was co-originated by Ladder Capital Finance LLC and German American Capital Corporation. In addition, one (1) Mortgage Loan, representing 4.3% of the Initial Pool Balance, as to which Ladder Capital Finance LLC is the mortgage loan seller, was originated by Ladder Capital Finance I LLC and will be transferred to Ladder Capital Finance LLC on or before the Closing Date. Such Mortgage Loan originated by Ladder Capital Finance I LLC was underwritten in a manner consistent with Ladder Capital Finance LLC’s underwriting guidelines.

(2)	One (1) Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as The Shops at Crystals, representing approximately 3.3% of the Initial Pool Balance, is part of a whole loan that was co-originated by Wells Fargo Bank, National Association, Bank of America, National Association and JPMorgan Chase Bank, National Association.

(3)	Twelve (12) of the fifteen (15) Mortgage Loans sold to the depositor by National Cooperative Bank, N.A., representing 5.8% of the Initial Pool Balance, were originated by its parent company, National Consumer Cooperative Bank, and transferred to National Cooperative Bank, N.A. Each such Mortgage Loan originated by National Consumer Cooperative Bank was underwritten pursuant to National Cooperative Bank, N.A.’s underwriting guidelines.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial, multifamily, manufactured housing community or residential cooperative real properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on September 29, 2016 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to the Mortgage Loans with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

In general, when a Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans, we present loan-to-value ratio, debt service coverage ratio and debt yield information for the cross-collateralized group on an aggregate basis in the manner described in this prospectus. On an individual basis, without regard to the cross-collateralization feature, any Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings (with respect to the Mortgage Loans secured by residential cooperative properties, the following is supplemented and modified as provided in “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below):

“ADR” means, for any hotel property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

•	in the case of a Mortgage Loan that provides for interest-only payments through maturity, the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan; and

•	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date or the Anticipated Repayment Date, as applicable, 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan(s) (other than any related Subordinate Companion Loan). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state an “as-stabilized”, “as-complete”, “as-repaired”, “hypothetical”, or “as-renovated” value as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property. In most such cases, the related mortgage loan seller has taken reserves sufficient to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to Mortgage Loans secured by portfolios of Mortgaged Properties, the Appraised Value may represent the “as-is”, “as-complete”, “as-renovated” or “as-stabilized” value for the related portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is”, “as-complete”, “as-renovated” or “as-stabilized” appraised values of the related individual Mortgaged Properties. Additionally, in the case of the Mortgage Loan identified as Equity Inns Portfolio on Annex A-1 to this prospectus, representing approximately 0.9% of the Initial Pool Balance, the “as-is” appraised value of $360,000,000 reflects a premium attributed to the value of the related Mortgaged Properties as a whole. The sum of the individual appraised values of each of the Equity Inns Portfolio Mortgaged Properties is $322,400,000. In the case of certain of the Mortgage Loans, the LTV Ratio for such Mortgage Loans has been calculated based on the “as-complete” or “as-stabilized” Appraised Value of the related Mortgaged Property, and in certain other cases, based on an Appraised Value that includes certain property that does not qualify as real property. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan. For additional information related to calculation of “Appraised Value” for Mortgage Loans secured by residential cooperatives see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below.

Furthermore, in the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hilton Garden Inn Bothell, representing approximately 1.7% of the Initial Pool Balance, such Mortgage Loan is currently secured by a leasehold interest in the related Mortgaged Property; however, the Appraised Value shown in this prospectus (unless otherwise indicated) is based on the fee value of the related Mortgaged Property because the related borrower has an option to purchase, and under the related loan documents is required to purchase prior to December 28, 2017, the fee interest in the related Mortgaged Property.

“Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity (or, in the case of any ARD Loan, at the related Anticipated

Repayment Date) for such Mortgage Loan, assuming no payment defaults or principal prepayments.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

•	“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

•	“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

“Cut-off Date Balance” of any Mortgage Loan, will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the “as-is” Appraised Value (including “as-is” Appraised Values that reflect a portfolio premium) as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related Mortgage Loan (or, in the case of the Mortgage Loans as shown in the table below, the “as-complete”, “as-stabilized” or “as-renovated” value).

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)	Maturity Date LTV Ratio (Other Than “As-Is”)	Appraised Value (Other Than “As-Is”)	Cut-off Date LTV Ratio (“As-Is”)	Maturity Date LTV Ratio (“As-Is”)	“As-Is” Appraised Value
Hilton Garden Inn Bothell(1)	1.7%	59.0%	44.1%	$29,600,000	69.9%	52.2%	$25,000,000

(1)	Reflects an appraisal on an “as-complete” basis, subject to an anticipated stabilization date of August 1, 2018.

The LTV Ratio as of the related maturity date or, if applicable, the Anticipated Repayment Date, set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the related maturity date or, if applicable, the Anticipated Repayment Date (in either case, not including the Maturity Date Balloon or ARD Payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity or anticipated repayment date may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, LTV Ratios were calculated with respect to such Mortgage Loan including any related Companion Loan(s) (except, in the case of a Mortgage Loan with a Subordinate Companion Loan, LTV Ratios were calculated without regard to any related Subordinate Companion Loan). In the case of a Mortgage Loan that is cross-collateralized with one or more other

Mortgage Loans, unless otherwise indicated, LTV Ratios were calculated with respect to the cross-collateralized group in the aggregate.

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value” in this prospectus. See also the footnotes to Annex A-1 in this prospectus. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual cut-off date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of a Mortgage Loan that is part of a Whole Loan, the related Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan) as of the Cut-off Date. Unless clearly indicated otherwise, the Cut-off Date Loan-to-Value Ratio for each of the Mortgage Loans that is part of any group of cross-collateralized Mortgage Loans is calculated on the basis of the aggregate Cut-off Date Balance of all those Mortgage Loans and the aggregate Appraised Value of all the related Mortgaged Properties securing the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a higher (and perhaps substantially higher) Cut-off Date LTV Ratio than is shown on Annex A-1.

In the case of the Mortgage Loan secured by the Mortgaged Property identified as Equity Inns Portfolio on Annex A-1 to this prospectus, representing approximately 0.9% of the Initial Pool Balance, the Cut-off Date LTV Ratio was based on a portfolio appraised value that reflects a premium attributed to the value of the related Mortgaged Properties as a whole. The sum of the individual “as-is” appraised values of each of the related Mortgaged Properties is $322,400,000, which results in a Cut-Off Date LTV Ratio of 72.0%.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Net Cash Flow Debt Service Coverage Ratio”, “Underwritten Debt Service Coverage Ratio”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1 to this prospectus.

Underwritten Net Cash Flow Debt Service Coverage Ratios for all partial interest-only loans, if any, were calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan, and the Underwritten

Net Cash Flow Debt Service Coverage Ratio for all interest-only loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan).

The Underwritten Net Cash Flow Debt Service Coverage Ratio for each of the Mortgage Loans that is part of any group of cross-collateralized Mortgage Loans is calculated on the basis of the aggregate Underwritten Net Cash Flow generated by all the Mortgaged Properties securing the group and the aggregate Annual Debt Service payable under all of those Mortgage Loans (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten New Cash Flow Debt Service Coverage Ratio than is shown on Annex A-1.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a split loan structure, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan included in the issuing entity, but without regard to any related Subordinate Companion Loan, unless otherwise indicated. With respect to any Mortgage Loan contained in any group of cross-collateralized Mortgage Loans, the Loan Per

Unit is calculated on the basis of the aggregate principal balances of all Mortgage Loans comprising such group.

“LTV Ratio at Maturity or ARD”, “LTV Ratio at Maturity or Anticipated Repayment Date” and “Balloon or ARD LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a balloon Mortgage Loan scheduled to be outstanding on the stated maturity date (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date), assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity or ARD that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of each Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date)with respect to such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s). In the case of a Mortgage Loan with one or more related Subordinate Companion Loans, Loan-to-Value Ratios at Maturity or ARD were calculated without regard to any related Subordinate Companion Loan. Unless clearly indicated otherwise, the LTV Ratio at Maturity or ARD for each of the Mortgage Loans that is part of any group of cross-collateralized Mortgage Loans is calculated on the basis of the aggregate principal balance of all those Mortgage Loans scheduled to be outstanding on the stated maturity date, assuming (among other things) no prepayments or defaults, and the aggregate Appraised Value of all the related Mortgaged Properties securing the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a higher (and perhaps, substantially higher) LTV Ratio at Maturity or ARD than is shown on Annex A-1.

“Maturity Date Balloon or ARD Payment” or “Balloon or ARD Payment” means, for any balloon Mortgage Loan or ARD Loan, the payment of principal due upon its stated maturity date or Anticipated Repayment Date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means, for any given period (ending on the “NOI Date”), the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

•	non-cash items such as depreciation and amortization,

•	capital expenditures, and

•	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy Rate” means (i) in the case of multifamily rental properties (other than residential cooperative properties) and manufactured housing community properties, the percentage of rental units, pads or beds, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the date of determination, depending on borrower reporting; and (v) in the case of residential cooperative properties, the property vacancy assumption reflected in the related appraisal for purposes of determining the appraised value of the related Mortgaged Property as a multifamily rental property (i.e., the “Coop-Rental Value” reflected in Annex A-1 to this prospectus); such vacancy assumption for residential cooperative properties does not reflect actual occupancy. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Occupancy As Of Date” means the date of determination of the Occupancy Rate of a Mortgaged Property. With respect to a Mortgage Loan secured by a residential cooperative property, the Occupancy As Of Date is the date of the related appraisal from which the Occupancy Rate is derived.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

•	“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

•	“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

•	“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

•	“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

•	“D or @%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

•	“D or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

•	“D or GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

•	“GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Remaining Term to Maturity or ARD” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date or Anticipated Repayment Date.

“RevPAR” means, with respect to any hotel property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, any combination of the foregoing or other single-purpose property, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loans are ARD Loans.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related Mortgage Loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each Mortgage Loan seller as described under the definition of “Underwritten Net Operating Income” in this prospectus.

“Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses. For certain additional information related to calculation of “Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” for the Mortgage Loans secured by residential cooperative properties, see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” in this prospectus.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property (other than a residential cooperative property), the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), except that in the case of certain non-multifamily and non-manufactured housing community properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Furthermore, Ladder Capital Finance LLC may apply a minimum vacancy that is less than 5% if rents at the subject Mortgaged Property are below market or if it otherwise determines that circumstances so warrant. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related

Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily, manufactured housing community and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period. However, Ladder Capital Finance LLC does not apply any such constraints on the underwritten average occupancy for a hospitality property but will take into account the unique circumstances of such property when determining the underwritten average occupancy.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero); and (d) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the cut-off date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular Mortgage Loan seller may not conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus. See also Annex A-1 and the footnotes thereto and “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s)

(and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan) as of the Cut-off Date. Unless clearly indicated otherwise, the Underwritten NCF Debt Yield for each Mortgage Loan that is part of any group of cross-collateralized Mortgage Loans is equal to the Underwritten NCF of all the Mortgaged Properties securing the group divided by the aggregate Cut-off Date Balance of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten NCF Debt Yield than is shown on Annex A-1.

No Mortgage Loan included in the Trust has an Underwritten NCF Debt Yield calculated based on the related Cut-off Date Balance less a related earnout or holdback reserve.

“Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. For certain additional information related to calculation of “Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” for the Mortgage Loans secured by residential cooperative properties, see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus.

“Underwritten Net Operating Income Debt Service Coverage Ratio” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan) as of the Cut-off Date. The Underwritten Net Operating Income Debt Service Coverage Ratio for each Mortgage Loan that is part of any group of cross-collateralized Mortgage Loans is calculated on the basis of the aggregate Underwritten Net Operating Income generated by all the Mortgaged Properties securing the group and the aggregate Annual Debt Service payable under all of those Mortgage Loans (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan) as of the Cut-off Date. Unless clearly indicated otherwise and as set forth below, the Underwritten NOI Debt Yield for each Mortgage Loan that is part of any group of cross-collateralized Mortgage Loans is equal to the Underwritten NOI of all the Mortgaged Properties securing the group divided by the aggregate Cut-off Date Balance of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten NOI Debt Yield than is shown on Annex A-1.

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Units”, “Rooms”, “Pads” or “Beds” means (a) in the case of a Mortgaged Property operated as multifamily housing or as a residential cooperative, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes, or (d) in the case of certain Mortgaged Properties operated as multifamily housing properties, the number of beds.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity or ARD, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “Weighted Averages” of the Mortgage Loans in the Mortgage Pool or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annexes A-1 and A-3, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans under the definition of “Cash Flow Analysis”.

Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives

With respect to any Mortgage Loans secured by residential cooperative properties that are sold to the Trust by National Cooperative Bank, N.A., due to attributes particular to residential housing cooperatives, certain information presented in this prospectus and in Annex A-1 to this prospectus differs from that presented for other Mortgage Loans included in the Trust. Several of these differences are particularly relevant to your consideration of an investment in the Offered Certificates.

In particular, the manner in which loan-to-value ratios, debt service coverage ratios and debt yields are calculated for Mortgage Loans secured by residential cooperative properties sold to the Trust by National Cooperative Bank, N.A. differs from the manner in which such calculations are made for other Mortgage Loans included in the Trust.

For example, the appraised value of such a residential cooperative property used for purposes of determining the loan-to-value ratio for the related Mortgage Loan as of any date is the value estimate reflected in an appraisal of such residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross sellout value of all cooperative units in such residential cooperative property (applying a discount for units that are subject to existing rent regulated or rent-controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. This value, based upon the most recent appraisal as of the Cut-off Date, is reflected as the “Appraised Value” of a residential cooperative property on Annex A-1 to this prospectus. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to restrictions on the sale price for which units may be re-sold), the gross sellout value referenced above in this paragraph is calculated without regard to any applicable sale price restrictions. The comparable sales considered in the appraisers’ estimates of gross sellout values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. A residential cooperative property is also valued as a multifamily rental property to determine a “Coop-Rental Value” as set forth on Annex A-1 to this prospectus. The value of a residential cooperative property as a multifamily rental property is the value estimate reflected in an appraisal of such residential cooperative property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives).

In addition, for purposes of determining the debt service coverage ratio and debt yield for a Mortgage Loan secured by a residential cooperative property and for the purpose of determining the value of a residential cooperative property as a multifamily rental property, the “Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” for a residential cooperative property and the “Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” for a residential cooperative property, in each case as set forth on Annex A-1 to this prospectus, is the projected operating income of such residential cooperative property as set forth in the appraisal assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated or rent-controlled rental tenants), reduced by underwritten property operating expenses and a market-rate vacancy assumption and, in the case of “Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF”, further reduced by projected replacement reserves, in each case as determined by the appraiser. Accordingly, U/W Revenues, U/W Expenses, U/W Net Operating Income, U/W Replacement and U/W Net Cash Flow, in each case as set forth on Annex A-1 to this prospectus, are derived from the appraisal. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend.

The loan-to-value ratios, debt service coverage ratios and debt yields presented herein with respect to Mortgage Loans secured by residential cooperative properties may differ from the loan-to-value ratios, debt service coverage ratios and debt yields that would have been determined for such Mortgage Loans secured by residential cooperative properties had a different methodology (including the methodology used for calculating such values with respect to the other Mortgage Loans sold to the depositor) been used.

With respect to information presented in Annex A-1 to this prospectus with respect to mortgage loans secured by residential cooperative properties that have existing subordinate secured indebtedness in the form of a second priority line of credit (each, a “Subordinate LOC”), (1) the Coop – Committed Secondary Debt equals the balance of such Subordinate LOC, based on the full face amount of such Subordinate LOC, (2) the Whole Loan Cut-off Date Balance is calculated assuming the Subordinate LOC loan amount is fully advanced and the entire amount thereof is outstanding as of the Cut-off Date, (3) the Subordinate Secured Debt Original Balance is calculated assuming the Subordinate LOC is fully advanced on the date of closing of said Subordinate LOC, (4) the Subordinate Secured Debt Cut-off Date Balance indicates the balance of the Subordinate LOC as of August 19, 2016, (5) the Whole Loan Cut-off Date LTV Ratio, Whole Loan Cut-off Date U/W NOI Debt Yield and Whole Loan Cut-off Date U/W NCF Debt Yield are calculated assuming that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date and (6) the Whole Loan Debt Service, Whole Loan U/W NOI DSCR and Whole Loan U/W NCF DSCR are calculated assuming (A) that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date, (B) that interest on the Subordinate LOC is accruing pursuant to the applicable mortgage loan document (with the applicable interest rate determined using 1-month LIBOR in effect as of August 19, 2016 and giving effect to any applicable interest rate floor) and (C) that, in the case of each Subordinate LOC that has an interest-only period that does not extend through the maturity date of such Subordinate LOC, such initial interest-only period has expired and the related borrower is required to make scheduled principal plus interest payments as set forth in the corresponding promissory note.

With respect to the Mortgage Loans secured by residential cooperative properties, each related Mortgaged Property is owned by the borrower, which is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the loans, including pursuant to any guaranty or environmental indemnity. Accordingly, no information is presented in the column labeled Sponsor in Annex A-1 to this prospectus with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. for inclusion in the Trust. In addition, with respect to information presented in Annex A-1 to this prospectus with respect to mortgage loans secured by residential cooperative properties: (1) Coop – Sponsor Units refers to the number of units owned by the original sponsor responsible for the mortgaged property’s conversion into cooperative ownership; such sponsor may rent its units or opt to market them for sale (either individually or as a whole); (2) Coop – Investor Units refers to a bulk number of units owned by a non-tenant investor(s), who can rent or sell the units; (3) Coop – Coop Units refers to the number of units owned by the borrower, which is a cooperative corporation; In this capacity, the cooperative may manage its units as an investor would or use the units for the benefit of its cooperative members; (4) Coop – Unsold Percent refers to the ratio of the total number of units collectively owned by the original sponsor, a non-tenant investor or the cooperative corporation to the number of units with shares allocated; and (5) Coop – Sponsor/Investor Carry is the sponsor’s or the investor’s net cash flow calculated by subtracting maintenance charges on the sponsor or investor owned units from the actual rents payable on such units, to the extent available.

In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A-1 to this prospectus with respect to Mortgage Loans (other than such Mortgage Loans secured by residential cooperative properties) is not presented on Annex A-1 to this prospectus with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. for inclusion in the Trust. For example, since residential cooperatives are not-for-profit entities that generally set maintenance fees to cover current expenses and plan for future capital needs and a residential cooperative is generally able to increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves, historical Net Operating Income figures for residential cooperative properties are generally not representative of the cash flow generated by the property if it were operated as a multifamily rental property. Accordingly, the Most Recent NOI, Second Most Recent NOI, Third Most Recent NOI, and the related fields shown on Annex A-1 to this prospectus for the Mortgage Loans secured by residential cooperative properties are not presented on Annex A-1 to this prospectus with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. for inclusion in the Trust.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$1,045,358,264
Number of Mortgage Loans	91
Number of Mortgaged Properties	128
Number of crossed loans	2
Crossed loans as a percentage	0.3%
Range of Cut-off Date Balances	$620,750 to $70,000,000
Average Cut-off Date Balance	$11,487,453
Range of Mortgage Rates	3.300% to 5.850%
Weighted average Mortgage Rate	4.486%
Range of original terms to maturity(2)	60 months to 125 months
Weighted average original term to maturity(2)	117 months
Range of remaining terms to maturity(2)	49 months to 120 months
Weighted average remaining term to maturity(2)	116 months
Range of original amortization terms(3)	120 months to 480 months
Weighted average original amortization term(3)	359 months
Range of remaining amortization terms(3)	119 months to 480 months
Weighted average remaining amortization term(3)	358 months
Range of Cut-off Date LTV Ratios(4)(5)(7)	2.7% to 77.6%
Weighted average Cut-off Date LTV Ratio(4)(5)(7)	62.4%
Range of LTV Ratios as of the maturity date(2)(4)(5)(7)	0.0% to 75.3%
Weighted average LTV Ratio as of the maturity date(2)(4)(5)(7)	54.3%
Range of U/W NCF DSCRs(5)(6)(7)	1.17x to 16.77x
Weighted average U/W NCF DSCR(5)(6)(7)	2.00x
Range of U/W NOI Debt Yields(5)(7)	5.6% to 159.7%
Weighted average U/W NOI Debt Yield(5)(7)	11.8%
Percentage of Initial Pool Balance consisting of:
Amortizing Balloon	42.9%
Interest-only, Amortizing Balloon	32.5%
Interest-only, Balloon	16.4%
Interest-only, ARD	6.2%
Interest-only, Amortizing ARD	2.1%
Fully Amortizing	0.1%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to eight (8) Mortgage Loans with an Anticipated Repayment Date, secured by the Mortgaged Properties identified as Four Points by Sheraton Times Square - Leased Fee, FMC Corporation R&D HQ, FedEx and Veolia Industrial Portfolio, Walgreens Youngstown, Family Dollar – Radford, Family Dollar – Malone, Dollar General Mercedes and Dollar General Aurora on Annex A-1 to this prospectus, representing approximately 8.2% of the Initial Pool Balance, calculated as of the related Anticipated Repayment Date.

(3)	Excludes sixteen (16) Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Four Points by Sheraton Times Square - Leased Fee, 1140 Avenue of the Americas, The Shops at Crystals, Pinnacle II, Seasons at Horsetooth Apartments, So Cal Self Storage – Hollywood, FedEx and Veolia Industrial Portfolio, Equity Inns Portfolio, Walgreens Youngstown, 210 E. Broadway Owners Corp., Dollar General Portfolio – Fisher and Fosston, Dollar General Portfolio – Osakis and Adrian, Family Dollar – Radford, Family Dollar – Malone, Dollar General Mercedes and Dollar General Aurora, representing approximately 22.5% of the Initial Pool Balance by allocated loan amount, that are interest-only for the entire term or until the Anticipated Repayment Date, as applicable.

(4)	With respect to one (1) Mortgaged Property identified on Annex A-1 to this prospectus as Hilton Garden Inn Bothell, securing one (1) Mortgage Loan representing approximately 1.7% of the Initial Pool Balance, the loan-to-value ratio was calculated based upon a hypothetical valuation other than an “as-is” value. The remaining Mortgage Loans were calculated using “as-is” values as described under “—Certain Calculations and Definitions” above. For further information, see Annex A-1 to this prospectus. See also “Risk Factors—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “—Appraised Value” in this prospectus. Furthermore, in the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hilton Garden Inn Bothell, representing 1.7% of the Initial Pool Balance, such Mortgage Loan is currently secured by a leasehold interest in the related Mortgaged Property; however, information in the table above regarding loan-to-value ratios is based on the fee value of the related Mortgaged Property because the related borrower has an option to purchase, and under the related loan documents is required to purchase prior to December 28, 2017, the fee interest in the related Mortgaged Property. In addition, in the case of the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Equity Inns Portfolio, securing a Mortgage Loan representing approximately 0.9% of the Initial Pool Balance, the information in the table above regarding loan-to-value ratios has been calculated based on the “portfolio appraised value” of $360,000,000, which reflects a premium attributed to the aggregate value of the Equity Inns Portfolio Mortgaged Properties as a whole. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value” in this prospectus.

(5)	In the case of eight (8) Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Central Park Retail, 1140 Avenue of the Americas, The Shops at Crystals, Pinnacle II, One & Two Corporate Plaza, Aspen at Norman Student Housing, Equity Inns Portfolio and Hilton Garden Inn Athens Downtown, representing approximately 22.0% of the Initial Pool Balance, each of which has one or more pari passu companion loans and/or subordinate companion loans that are not included in the issuing entity, the debt service coverage ratios, loan-to-value ratios and debt yields have been calculated including the related pari passu companion loan(s) but excluding any related subordinate companion loan. With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as The Shops at Crystals, representing approximately 3.3% of the Initial Pool Balance, the related loan-to-value ratio as of the cut-off date and underwritten net cash flow debt service coverage ratio calculated to include the related subordinate companion loans are 50.0% and 2.28x, respectively. In general, when a Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans, we present loan-to-value ratio, debt service coverage ratio and debt yield information for the cross-collateralized group on an aggregate basis in the manner described in this prospectus. On an individual basis, without regard to the cross-collateralization feature, any Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus.

(6)	Debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the mortgage loan following the Cut-off Date; provided that (i) in the case of a Mortgage Loan that provides for interest-only payments through maturity or its Anticipated Repayment Date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first due date following the Cut-off Date and the 11 due dates thereafter for such Mortgage Loan and (ii) in the case of a Mortgage Loan that provides for an initial interest-only period that ends prior to maturity or its Anticipated Repayment Date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period.

(7)	For Mortgage Loans secured by residential cooperative properties, the debt service coverage ratio and debt yield information are calculated using the projected net operating income and the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date assuming such Mortgaged Property is operated as a rental property. The loan-to-value ratio information for Mortgage Loans secured by residential cooperative properties is based upon the Appraised Value of the residential cooperative property reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross sellout value of all cooperative units in such residential cooperative property (applying a discount for units that are subject to existing rent regulated or rent controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” and “—Certain Calculations and Definitions—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” in this prospectus.

The issuing entity will include eight (8) Mortgage Loans, representing approximately 16.6% of the Initial Pool Balance, that represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans”

below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Retail
Anchored	8	$173,856,568	16.6%
Unanchored	9	48,387,396	4.6
Single Tenant	12	24,645,715	2.4
Hospitality
Limited Service	24	101,918,081	9.7
Extended Stay	7	30,693,188	2.9
Full Service	1	8,000,000	0.8
Multifamily
Garden	11	115,838,380	11.1
Cooperative	14	64,553,344	6.2
Student Housing	1	16,600,000	1.6
Office
Suburban	15	157,363,328	15.1
CBD	3	85,952,707	8.2
Medical	3	10,856,188	1.0
Industrial
Flex	2	7,085,765	0.7
Warehouse Distribution	1	6,165,000	0.6
Self Storage
Self Storage	4	43,089,525	4.1
Mixed Use
Retail/Parking	1	6,990,791	0.7
Retail/Multifamily	1	5,193,086	0.5
Manufactured Housing Community
Manufactured Housing Community	10	91,469,200	8.8
Other
Leased Fee	1	46,700,000	4.5
Total	128	$1,045,358,264	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

Retail Properties

In the case of the retail properties set forth in the above chart, we note the following:

•	With respect to the Mortgaged Properties identified on Annex A-1 to this prospectus as Central Park Retail, New Garden Town Square Shopping Center, Hunting Creek Plaza, Walmart Savannah and FedEx and Veolia Industrial Portfolio - FedEx, securing in whole or in part Mortgage Loans representing approximately 10.7% of the Initial Pool Balance, each of such Mortgaged Properties includes one or more tenants that operate its space, in whole or in part, as an on-site gas station and/or an automobile repair and servicing company. See “Risk Factors—Risks Relating to the Mortgage

Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses” in this prospectus.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as The Shops at Crystals, representing approximately 3.3% of the Initial Pool Balance, the Mortgage Loan documents permit the borrower to make alterations to the Mortgaged Property for which the total unpaid “hard cost” construction costs may exceed the threshold amount set forth in the Mortgage Loan documents, provided the borrower delivers to the lender as security for the payment of such amounts, among other things (i) a letter of credit or (ii) a guaranty from certain affiliates of the existing guarantors or a guarantor that has a net worth amount of at least five times the full cost of any such alterations and liquid assets of at least 120% of the total reasonably estimated costs then remaining to complete any alterations that are then the subject of any such guaranty.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Hotel Properties

In the case of the hotel properties set forth in the above chart, we note the following:

•	All such hospitality properties are flagged hotel properties that are affiliated with a franchise or hotel management company through a franchise or management agreement.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Aloft Nashville, securing a Mortgage Loan representing approximately 1.7% of the Initial Pool Balance, such Mortgaged Property is expected to be directly competitive with a proposed 200-room dual-brand AC Hotel by Marriott and SpringHill Suites by Marriott, which is under construction and is projected to open in June 2017. Such hotel property is expected to be similar to the Mortgaged Property in terms of product and service level and is anticipated to be fully competitive to the Mortgaged Property.

•	With respect to the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Equity Inns Portfolio, which secures a Mortgage Loan representing approximately 0.9% of the Initial Pool Balance, certain of the related Mortgaged Properties (i) are or, in the recent past, have been in default under the related franchise agreement, and/or (ii) received (or, if a property improvement plan had not been in place, would have received) an unacceptable score from the franchisor under its quality assurance program for a recent evaluation period. If any such hotel has an unacceptable score on a going forward basis or is otherwise in default under the franchise agreement, the franchise agreement may be terminated.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hampton Inn McDonough, representing approximately 0.7% of the Initial Pool Balance, a new 98-room Tru by Hilton located adjacent to the Mortgaged Property that is under construction and is expected to open in the summer of 2017. This hotel will be similar to the Mortgaged Property in terms of product offering and service level and is expected to be fully (100%) competitive with the Mortgaged Property.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Country Inn Pensacola, securing a Mortgage Loan representing approximately 0.4% of the Initial Pool Balance, there is a 75-room Hampton Inn and Suites Pensacola located across the street from such Mortgaged Property which was built in January 2015. The property is owned by an affiliate of the related borrower and is considered to have primary competitive status in relation to the Mortgaged Property.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the Related Mortgage Loan
Hyatt House Fairfax	$ 26,935,947	2.6%	1/1/2033	7/11/2026
Hampton Inn & Suites - Boise	$ 23,908,323	2.3%	4/29/2030	6/11/2026
Aloft Nashville	$ 17,489,723	1.7%	6/30/2036	7/6/2021
Hilton Garden Inn Bothell	$ 17,472,800	1.7%	10/31/2027	8/6/2026
Equity Inns Portfolio	$ 9,600,000	0.9%	Various(1)	10/6/2020
Holiday Inn Hotel & Suites Beaufort	$ 8,000,000	0.8%	3/27/2033	9/6/2026
Holiday Inn Express Austin North	$ 7,750,000	0.7%	8/15/2026	9/6/2026
Hampton Inn McDonough	$ 7,640,903	0.7%	1/31/2030	8/6/2026
Hilton Garden Inn Athens Downtown	$ 6,992,207	0.7%	1/22/2025	8/6/2026
Wingate By Wyndham Raleigh	$ 6,023,394	0.6%	10/20/2030	6/6/2026
Country Inn Pensacola	$ 4,516,356	0.4%	9/30/2023	6/6/2026
Country Inn and Suites Frederick	$ 4,281,618	0.4%	2/28/2029	6/6/2026

(1)	The expiration date with respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Homewood Suites Stratford is March 31, 2029. The expiration date with respect to the Mortgaged Properties identified on Annex A-1 to this prospectus as Courtyard Carlsbad, Courtyard Houston, SpringHill Suites Asheville, TownePlace Suites Savannah, Courtyard Dalton and Residence Inn Jacksonville is February 27, 2030. The expiration date with respect to the Mortgaged Properties identified on Annex A-1 to this prospectus as Homewood Suites Seattle, Homewood Suites Orlando, Hampton Inn Urbana, Hilton Garden Inn Louisville, Hampton Inn Orlando, Hampton Inn Austin, Hampton Inn College Station, Hampton Inn Indianapolis, Hampton Inn East Lansing, Hampton Inn Naperville, Hilton Garden Inn Rio Rancho, Hampton Inn Alcoa, Homewood Suites Augusta and Hampton Inn Milford is February 28, 2030.

See “Risk Factors—Risks Relating to the Mortgage Loans— Hotel Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company”, “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Multifamily Properties

In the case of the multifamily and similar mixed use properties set forth in the above chart, we note the following:

•	With respect to the Mortgage Loans secured by the Mortgaged Property or the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Aspen at Norman Student Housing and Austin Multifamily Portfolio, representing approximately 1.4% of the Initial Pool Balance, each related Mortgaged Property is 20% or more occupied by student tenants.

•	Certain of the residential cooperative properties securing mortgage loans included in the Trust may be operated as limited equity cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units. Such restrictions may negatively impact the value and operation of such a mortgaged property. See “Risk Factors-Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” in this prospectus.

•	In addition, certain of the residential cooperative properties are subject to government rent control regulations which limit the rental payments payable by subtenants of unit owners and which would be applicable to the Mortgaged Property in whole or in part if the same were operated as a multifamily rental property. See “Risk Factors-Risks Relating to the Mortgage Loans-Residential Cooperative Properties Have Special Risks” in this prospectus.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”. See also representation and warranty no. 8 in Annex D-1 and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Mixed Use Properties

With respect to the mixed use properties set forth in the above chart, we note the following:

•	Each such mixed use Mortgaged Property has one or more retail, multifamily and/or parking components. See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks” and “—Multifamily Properties Have Special Risks”, as applicable.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 151 West Santa Clara, representing approximately 0.5% of the Initial Pool Balance, 7 of 32 housing units at the related Mortgaged Property are required to be rented to low income households (based on 60% of median income for related area), and the remaining 25 units are required to be rented to moderate income households (based on 110% of median income for related area). Such restrictions are set to expire in 2018. The residential component of such Mortgaged Property comprises 33.7% of total project square feet.

Certain of the mixed use Mortgaged Properties may have specialty uses. See “—Specialty Use Concentrations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mixed Use Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Leased Fee Properties

In the case of the leased fee property set forth above, we note the following:

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Four Points by Sheraton Times Square - Leased Fee, representing approximately 4.5% of the Initial Pool Balance, the ground lessee that holds the leasehold interest in the underlying improvements, which consists of the Four Points Sheraton Hotel, is an affiliate of the borrower. Prospective investors are encouraged to review the large loan summary for the 15 largest Mortgage Loans presented on Annex A-3, related to the Mortgaged Property identified on Annex A-1 as Four Points by Sheraton Times Square - Leased Fee. See also, “Risk Factors—Leased Fee Properties Have Special Risks” and “Risk Factors—Hotel Properties Have Special Risks”.

Manufactured Housing Community Properties

In the case of the manufactured housing community properties set forth in the above chart, we note the following:

•	With respect to the Mortgaged Properties identified on Annex A-1 to this prospectus as Green Valley Portfolio – Birchwood Manor and Green Valley Portfolio – Pinewood Estates, collectively securing approximately 1.9% of the Initial Pool Balance by allocated loan amount, each such Mortgaged Property has one or more well houses on-site. In addition, a pump house is located at the Green Valley Portfolio – Birchwood Manor Mortgaged Property.

•	With respect to the Mortgaged Properties identified on Annex A-1 to this prospectus as Green Valley Portfolio – Country Village and Green Valley Portfolio – Pinewood Estates, collectively securing approximately 2.9% of the Initial Pool Balance by allocated loan amount, each such Mortgaged Property is age restricted to tenants at least 55 years of age.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Green Valley Portfolio – Pinewood Estates, securing approximately 0.7% of the Initial Pool Balance by allocated loan amount, such Mortgaged Property is subject to rent control, which limits rent increases to once per year in an amount not to exceed the annual consumer price index increase. As a result of such rent control, rents at the Mortgaged Property have not increased over the last five (5) years and remain roughly 50% below market rents for comparable non-rent-controlled manufactured housing community properties in the area.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Skyline Village, securing a Mortgage Loan representing approximately 2.5% of the Initial Pool Balance, the north side of such Mortgaged Property is served by an on-site well for potable water.

In addition, approximately 121 of the Mortgaged Property’s 399 home sites are occupied by homes owned by an affiliate of the related borrower and rented out like apartments. The related borrower has informed the related mortgage loan seller that it intends to convert the lease arrangements to retail installment contracts. Although the affiliate-owned homes are not collateral for the related Mortgage Loan, the related Mortgage Loan is secured by a pledge of equity in the borrower affiliate that owns the homes in question. However, upon the occurrence of an event of default under the related Mortgage Loan, the Trust may not be permitted to take possession of such pledged equity interest, which may have to be liquidated as part of a UCC foreclosure sale. See “Risk Factors—Other Risks Relating to the Certificates—Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment —Tax Considerations Relating to Foreclosure” in this prospectus.

See “Risk Factors—Risks Relating to the Mortgage Loans—Manufactured Housing Community Properties Have Special Risks” and “—Some Mortgaged Properties May Not be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by net rentable area that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance (by allocated loan amount)
Medical i.e., medical, dental, physical therapy or veterinary offices or clinics, outpatient facilities, research or diagnostic laboratories or health management services and/or health professional schools(1)	15	8.1%
Bank branch(2)	6	8.1%
Restaurant(3)	12	7.7%
Gym, fitness center or a health club(4)	2	2.0%
Theater/entertainment facility(5)	2	1.5%
Parking garages/accounts(6)	1	0.7%
School or educational facility(7)	1	0.3%

(1)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Century Springs Park, New Garden Town Square Shopping Center, Indy Portfolio – Meridian Park One, Indy Portfolio – Meridian Park Five, Indy Portfolio – Meridian Park Six, Indy Portfolio – Green on Meridian, Ridge Road Town Center, Coachella Plaza, Grove Park Center, The Rotunda Building, Westland Shopping Center, Westview Plaza I, Marketplace Village II, RealOp SC Portfolio – Webber Place and Main and Market.

(2)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as 1140 Avenue of the Americas, New Garden Town Square Shopping Center, Lakeview Center, Grove Park Center, The Rotunda Building and 3934 FM1960 Road.

(3)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Hunting Creek Plaza, Draper Retail Center, Olympic Shopping Centre, Ridge Road Town Center, TIHT Commercial, Westland Shopping Center, 151 West Santa Clara, Midway MHP, Campbell Fair Shopping Center, Marketplace Village II, Gratiot Retail Center and Shoppes at 521. Excludes any hotel properties that may have a restaurant on-site.

(4)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Latrobe Shopping Center and Coachella Plaza.

(5)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Olympic Shopping Centre and 151 West Santa Clara.

(6)	Includes the Mortgaged Property identified on Annex A-1 to this prospectus as TIHT Commercial.

(7)	Includes the Mortgaged Property identified on Annex A-1 to this prospectus as Indy Portfolio – Meridian Park Five.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

In addition, the Mortgaged Property identified on Annex A-1 to this prospectus as Latrobe Shopping Center, securing approximately 1.3% of the Initial Pool Balance, includes a tenant that operates its space as a dry cleaner with on-site processing.

Additionally, the Mortgaged Properties identified on Annex A-1 to this prospectus as Central Park Retail, New Garden Town Square Shopping Center, Walmart Savannah, FedEx and Veolia Industrial Portfolio – FedEx, and Hunting Creek Plaza, securing approximately 10.7% of the Initial Pool Balance by allocated loan amount, each includes one or more tenants that operate its space, in whole or in part, as an on-site gas station (either for the tenant’s use or for sale to customers) and/or an automobile repair and servicing company. See “—Retail Properties” above.

With respect to the residential cooperative properties included in the Trust, information regarding the 5 largest tenants has not been reflected on Annex A-1 to this prospectus or in the preceding chart. Notwithstanding the exclusion of the residential cooperative properties from the statistics presented in the preceding chart and bullets, certain residential cooperative properties are heavily dependent on income from commercial tenancies and may, in certain instances, have space that is devoted to specialty uses. These uses may include, without limitation, dental or medical offices or clinics, data centers, restaurants, and/or parking garages. The specialty use spaces may not be readily convertible (or convertible at all) to alternative uses if those uses were to become unprofitable, or the spaces were to become vacant, for any reason. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” in this prospectus.

Mortgage Loan Concentrations

Top Fifteen Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit(1)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)	Property Type
Central Park Retail	$70,000,000	6.7%	$204	1.32x	74.4%	Retail
Green Valley Portfolio	$58,750,000	5.6%	$28,771	1.34x	71.9%	Manufactured Housing Community
Four Points by Sheraton Times Square - Leased Fee	$46,700,000	4.5%	$9,457	1.25x	75.3%	Other
1140 Avenue of the Americas	$45,000,000	4.3%	$401	2.16x	55.0%	Office
One Meridian	$37,000,000	3.5%	$101	1.61x	67.6%	Office
The Shops at Crystals	$35,000,000	3.3%	$1,459	3.28x	34.8%	Retail
Pinnacle II	$27,000,000	2.6%	$378	1.96x	61.3%	Office
Hyatt House Fairfax	$26,935,947	2.6%	$182,000	1.72x	66.5%	Hospitality
Skyline Village	$25,725,000	2.5%	$64,474	1.26x	72.8%	Manufactured Housing Community
Seasons at Horsetooth Apartments	$24,700,000	2.4%	$118,750	2.50x	49.4%	Multifamily
Hampton Inn & Suites – Boise	$23,908,323	2.3%	$128,539	2.36x	59.8%	Hospitality
So Cal Self Storage – Hollywood	$23,000,000	2.2%	$273	2.37x	51.1%	Self Storage
Fox Pointe Apartments	$21,970,500	2.1%	$45,022	1.63x	74.0%	Multifamily
FMC Corporation R&D HQ	$21,490,000	2.1%	$194	1.46x	70.0%	Office
One & Two Corporate Plaza	$20,000,000	1.9%	$98	1.31x	62.8%	Office
Top 3 Total/Weighted Average	$175,450,000	16.8%		1.31x	73.8%
Top 5 Total/Weighted Average	$257,450,000	24.6%		1.50x	69.6%
Top 15 Total/Weighted Average	$507,179,770	48.5%		1.77x	64.4%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan in the aggregate, but excludes the principal balance and debt service payment of any related Subordinate Companion Loan. In general, when a Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans, we present loan-to-value ratio, debt service coverage ratio and debt yield information for the cross-collateralized group on an aggregate basis in the manner described in this prospectus (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus.

(2)	The U/W NCF DSCR and Cut-off Date LTV Ratio with respect to The Shops at Crystals Mortgage Loan based on the combined senior notes and subordinate notes totaling $550,000,000 are 2.28x and 50.0%, respectively.

See “—Assessment of Property Value and Condition” below for additional information.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 1.9% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

Certain Mortgage Loans set forth in the table below entitled “Cross-Collateralized/Multi-Property Mortgage Loans”, representing approximately 10.5% of the Initial Pool Balance, which are each secured by two or more properties. The Mortgage Pool also includes the Dollar General Portfolio – Fisher and Fosston Mortgage Loan and the Dollar General Portfolio – Osakis and Adrian Mortgage Loan that are cross-collateralized and cross-defaulted with one another, collectively representing approximately 0.3% of the Initial Pool Balance. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan or group of cross-collateralized Mortgage Loans.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties and each group of cross-collateralized Mortgage Loans.

Cross-Collateralized/Multi-Property Mortgage Loans(1)

Mortgage Loan/Property Portfolio Names	Multi-Property Loan or Cross-Collateralized Group	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Green Valley Portfolio	Multiproperty	$ 58,750,000	5.6%
FedEx and Veolia Industrial Portfolio	Multiproperty	10,275,000	1.0
Equity Inns Portfolio	Multiproperty	9,600,000	0.9
Indy Portfolio	Multiproperty	8,800,000	0.8
RealOp SC Portfolio	Multiproperty	8,518,128	0.8
Austin Multifamily Portfolio	Multiproperty	7,200,000	0.7
Family Dollar/Walgreens Portfolio	Multiproperty	3,675,000	0.4
Dollar General Portfolio-Fisher and Fosston	Multiproperty/Cross-Collateralized Group(2)	1,534,000	0.1
Dollar General Portfolio-Osakis and Adrian	Multiproperty/Cross-Collateralized Group(2)	1,534,000	0.1
Total		$ 109,886,128	10.5%

(1)	Total may not equal the sum of such amounts listed due to rounding.

(2)	The Mortgage Loans secured by the portfolios of Mortgaged Properties identified on Annex A-1 to this prospectus as Dollar General Portfolio – Fisher and Fosston and Dollar General Portfolio – Osakis and Adrian, collectively representing 0.3% of the Initial Pool Balance, are each a multi-property loan and are cross-collateralized with each other.

In some cases, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers. For example:

•	With respect to the Mortgaged Properties identified as Green Valley Portfolio – Country Village, Green Valley Portfolio – Crestwood Estates and Walmart Savannah on Annex A-1, securing approximately 3.6% of the Initial Pool Balance by allocated loan amount, each such Mortgaged Property is comprised of two separate parcels, which are non-contiguous and/or each of which is owned by a separate borrower.

Six (6) groups of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans (Other than Cross-Collateralized Groups)”, representing approximately 26.2% of the Initial Pool Balance, are not cross-collateralized but have borrower sponsors related to each other, but no group of Mortgage Loans having borrower sponsors that are related to each other represents more than approximately 8.1% of the Initial Pool Balance. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Related Borrower Loans (Other than Cross-Collateralized Groups)(1)

Mortgage Loan/Mortgaged Property Portfolio Names	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
Green Valley Portfolio	7	$58,750,000	5.6%
Skyline Village	1	25,725,000	2.5
Total for Group 1:	8	$84,475,000	8.1%
Group 2:
1140 Avenue of the Americas	1	45,000,000	4.3%
FedEx and Veolia Industrial Portfolio	2	10,275,000	1.0
Equity Inns Portfolio	21	9,600,000	0.9
Total for Group 2:	24	$64,875,000	6.2%
Group 3:
Fox Pointe Apartments	1	$21,970,500	2.1%
La Plaza Apartments	1	17,900,000	1.7
Total for Group 3:	2	$39,870,500	3.8%
Group 4:
4100 Alpha Road	1	19,500,000	1.9%
2500 East TC Jester Blvd	1	13,952,707	1.3
3934 FM1960 Road	1	2,324,680	0.2
Total for Group 4:	3	$35,777,387	3.4%
Group 5:
FMC Corporation R&D HQ	1	$21,490,000	2.1%
Walgreens Youngstown	1	3,780,000	0.4
Family Dollar - Radford	1	1,120,000	0.1
Family Dollar - Malone	1	1,071,000	0.1
Dollar General Mercedes	1	825,500	0.1
Dollar General Aurora	1	620,750	0.1
Total for Group 5:	6	$28,907,250	2.8%

Mortgage Loan/Mortgaged Property Portfolio Names	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 6:
Winchester Ridge	1	$11,100,000	1.1%
Maplecrest Apartments	1	9,350,000	0.9
Total for Group 6:	2	$20,450,000	2.0%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

Mortgage Loans with related borrowers are identified under “Affiliated Sponsor” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	17	$163,422,147	15.6%
Texas	19	$153,461,926	14.7%
Virginia	5	$106,860,147	10.2%
California	9	$90,532,957	8.7%
Georgia	11	$68,287,532	6.5%
Pennsylvania	4	$65,850,000	6.3%
Ohio	9	$53,164,099	5.1%
Other States	54	$343,779,456	32.9%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-2.

The remaining Mortgaged Properties are located throughout 21 other states and the District of Columbia, with no more than 3.3% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

•	Twenty-six (26) Mortgaged Properties identified on Annex A-1 to this prospectus as Green Valley Portfolio – Country Village, 1140 Avenue of the Americas, Fox Pointe Apartments, FMC Corporation R&D HQ, La Plaza Apartments, 720-730 Fort Washington Ave. Owners Corp., Walmart Savannah, Equity Inns Portfolio – Homewood Suites Stratford, Equity Inns Portfolio – TownePlace Suites Savannah, Equity Inns Portfolio – Residence Inn Jacksonville, and Equity Inns Portfolio – Hampton Inn Milford, Clear Creek Landing Apartments, TIHT Commercial, 16 N. Broadway Owners, Inc., Blindbrook Lodge Owners Inc. a/k/a Blind Brook Lodge Owners Inc., 3636 Greystone Owners, Inc., 480 Riverdale Avenue Tenants Corp., Country Inn Pensacola, Lincoln Co-Operative Apartments, Inc., 3901 Independence

Owners, Inc., Beach House Owners Corp., 210 E. Broadway Owners Corp., Woodlawn Veterans Mutual Housing Company, Inc., Beechwood Gardens Owners, Inc., 222 Bowery Owners Corp., 2165 Matthews Avenue Owners, Inc. on Annex A-1 to this prospectus, securing or partially securing twenty-three (23) mortgage loans representing approximately 21.6% of the Initial Pool Balance by allocated loan amount, are within 25 miles of the coast of the Gulf of Mexico or the Atlantic Ocean, which are more susceptible to hurricanes. See representation and warranty nos. 18 and 26 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).

•	Twelve (12) Mortgaged Properties identified on Annex A-1 to this prospectus as Pinnacle II, So Cal Self Storage – Hollywood, Hilton Garden Inn Bothell, SPS - Walnut Creek, Draper Retail Center, Coachella Plaza, Crestwood Apartments, 151 West Santa Clara, College Square III, Main and Market, Equity Inns Portfolio – Courtyard Carlsbad, and Equity Inns Portfolio – Homewood Suites Seattle, representing approximately 11.5% of the Initial Pool Balance by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 22%.

Mortgaged Properties With Limited Prior Operating History

Fourteen (14) of the Mortgage Loans representing approximately 7.2% of the Initial Pool Balance, are secured, in whole or in part, by Mortgaged Properties that (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property. See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common or Diversified Ownership

Four (4) Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as One Meridian, Seasons at Horsetooth Apartments, One & Two Corporate Plaza and 151 West Santa Clara, representing 8.3% of the Initial Pool Balance, have one or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Condominium Interests

Seven (7) of the Mortgage Loans secured by Mortgaged Properties or a portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as One Meridian, Hyatt

House Fairfax, Hampton Inn & Suites – Boise, TIHT Commercial, Grove Park Center, College Square III and Family Dollar/Walgreens Portfolio, representing approximately 10.5%, of the Initial Pool Balance, are secured, in certain cases, in part, by the related borrower’s interest in one or more units in a condominium. With respect to all such Mortgage Loans (other than as described below), the borrower generally controls the appointment of a majority of the members and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit(s) without the borrower’s consent.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as One Meridian, securing a Mortgage Loan representing approximately 3.5% of the Initial Pool Balance, the related borrower does not have the right to appoint the majority of the members of the related condominium board. The Mortgaged Property represents Unit 1 of a condominium association comprised of three units. Prior to origination of the Mortgage Loan, Unit 1 and Unit 2 held 85% and 15%, respectively, of the common interests in the condominium association. A third condominium unit was created at origination. However, the borrower currently has an 85% interest (pending construction on Unit 3) and effective control over the votes in the condominium association, which are held in accordance with each unit’s percentage of common interest.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as TIHT Commercial, securing a Mortgage Loan representing approximately 0.7% of the Initial Pool Balance, such Mortgaged Property is comprised of two commercial condominium units located within a 316-unit residential and hotel condominium building. The related borrower owns approximately 3.5749% of the common elements of the condominium. As a minority interest owner in the condominium, the borrower does not have the power to unilaterally control or prevent modifications to the condominium (with limited exception), appoint members to the condominium board or control actions of the condominium, including with respect to restoring the Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”. See also representation and warranty no. 8 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Residential Cooperatives

Fourteen (14) of the Mortgage Loans, collectively representing approximately 6.2% of the Initial Pool Balance, are secured by Mortgaged Properties structured as residential cooperatives. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” in this prospectus. See also representation and warranty no. 8 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	126	$982,885,464	94.0%
Leasehold	2	62,472,800	6.0
Total	128	$1,045,358,264	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

In general except as noted in the exceptions to representation and warranty no. 36 in Annex D-1 indicated on Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 1140 Avenue of the Americas, representing 4.3% of the Initial Pool Balance, the related collateral is a leasehold estate. The related ground lease contains a first-priority assignment of the related borrower’s interest in the subleases as collateral for the payment of rent, and the ground landlord is entitled to collect rent directly from the subtenant if the ground tenant is in default under the related ground lease. In addition, the related ground lease does not contain a clause which prohibits the merger of the leasehold estate and the fee estate in the event that the related borrower acquires the fee estate, thereby resulting in a potential loss of the collateral. However, the related mortgage provides that, so long as any portion of the Mortgage Loan remains unpaid, unless the lender otherwise consents in its reasonable discretion or pursuant to the related loan documents, the fee estate and the leasehold estate will not merge but will always be kept separate and distinct, notwithstanding the union of such estates in the related borrower, ground lessor or in any other person by purchase, operation of law or otherwise. The related mortgage grants the lender a lien on all property of the related borrower now owned or acquired. Accordingly, in the event that the related borrower becomes the owner and holder of the ground lessor’s fee interest, the related mortgage provides that the lien will cover such interest and such interest will be deemed to be included in the Mortgaged Property. The related mortgage specifically requires that, in the event the related borrower becomes the owner and holder of the ground lessor’s fee interest in the Mortgaged Property, the related mortgage lien will be spread to cover such interest and the related borrower has agreed, at its sole cost and expense, to (i) execute any and all documents or instruments reasonably necessary to subject the fee interest to the related mortgage and

(ii) provide a title insurance policy which will insure the lien of the related mortgage as a first lien on such fee interest. The loan documents also include prohibitions on the borrower’s acquisition of assets and incurrence of debt (with the exception of, among other things, customary trade payables) necessary to acquire the fee estate. The loan documents also provide for full recourse to the related borrower and guarantor if the related ground lease is terminated, canceled or otherwise ceases to exist as a result of any intentional or voluntary action of the related borrower, guarantor or any affiliate, which such intentional or voluntary action is taken without the lender’s prior written consent. Furthermore, the related ground lease can be interpreted to the effect that, any insurance proceeds and any condemnation award will each first be used to satisfy any fee mortgage with the remainder of such proceeds delivered to a trustee for application to the restoration of the improvements; provided that any amounts otherwise payable to the related borrower but delivered to the related ground lessor or the lender will be credited against future ground rent payable by the tenant under the related ground lease. Under the related loan documents, in the event of any reduction in the insurance proceeds or condemnation awards made available to the related borrower as a result of the payment of any portion of such insurance proceeds or condemnation awards to the related ground lessor or the lender, the related borrower has the obligation to deposit such amounts (which such amounts constitute the deficiency in the amount of insurance proceeds or condemnation awards otherwise payable to the related borrower (the “Deficiency”)) with the lender. The related borrower’s failure to deposit such amounts is an event of default and there is recourse to the related borrower and guarantor for losses suffered as a result of the Deficiency. In addition, the lender is entitled to a new lease in the event the related ground lease is terminated due to an event of default under the related ground lease (which events of default do not expressly include the rejection of the related ground lease in a bankruptcy) provided that the lender (a) contemporaneously with the delivery of its request for a new lease, pays all installments of rent and all items of additional rent, (b) pays all rental amounts which would have accrued between the date of the termination of the related ground lease and the commencement of the new lease, together with all of the related ground lessor’s costs and expenses and (c) agrees in writing to cure all curable defaults of the prior tenant. The loan documents provide for full recourse of the Mortgage Loan to the related borrower and guarantor if the related ground lease is rejected in connection with any bankruptcy or insolvency proceedings without the lender’s prior written consent (which recourse does not apply if, following such rejection and the ground lessor’s agreement to enter into a new lease with the lender, the lender, in its sole and absolute discretion, elects not to enter into a new lease with the ground lessor).

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hilton Garden Inn Bothell, representing 1.7% of the Initial Pool Balance, the related collateral is also a leasehold estate. The related ground lease is silent with respect to restricting the amendment, modification, cancelation or termination of the related ground lease by the agreement of the related ground lessor and ground lessee without the prior written consent of the lender, and the related ground lease does not expressly state that any such action without such consent is not binding on the lender. In addition, the related ground lease does not extend 10 years past the stated maturity date, with the initial term of the related ground lease expiring December 31, 2017 and with two five-year extensions thereafter. However, under the related loan documents, the related borrower is required to exercise its purchase option under the related ground lease and acquire the fee interest in the related Mortgaged Property by December 28, 2017 and if the fee interest is not acquired by that date, the Mortgage Loan will mature and the debt will become due on that date together with all prepayment penalties and yield maintenance due. There is an upfront reserve of $4,968,044 to fund the purchase of the fee interest in the Mortgaged Property (equivalent to 248% of the appraised value of the fee interest as of the related origination date), and the subject Mortgage Loan is full recourse to the related borrower and guarantor until the fee interest is purchased. If the purchase option is not exercised, the ground lessee (i.e., the related borrower) is deemed to have extended the term of the related ground lease for five years unless the ground lessor is otherwise notified by the ground lessee. If the ground lessee fails to exercise the initial purchase option, but chooses to extend the ground lease term, there will be a second option to purchase upon the expiration of the extended lease term and a similar potential for an additional five year extension of the ground lease term. The purchase price of the fee interest is to be at fair market value, but cannot be less than $2,000,000 for the initial purchase option or less than $2,500,000 for the second purchase option. In addition, the related ground lease is silent about entering into a new lease if disaffirmed or rejected in bankruptcy, although the related ground lease states that if the ground lease terminates prior to the expiration of the term for any reason, including by operation of law, the related ground lessor is required to enter into a new lease with the lender within 30 days of the termination.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 13 months prior to the Cut-off Date (other than with respect to the Mortgaged Properties identified on Annex A-1 as Walgreens Youngstown and Dollar General Aurora, securing Mortgage Loans collectively representing approximately 0.4% of the Initial Pool Balance, in which cases such environmental reports were prepared 21 months and 18 months prior to the Cut-off Date, respectively). See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 43 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Latrobe Shopping Center, representing approximately 1.3% of the Initial Pool Balance, a drycleaner has been located on-site at the related Mortgaged Property since at least 1986. No external storage or handling of tetrachloroethylene is conducted at the facility, except for the collection of waste solvent from fluid drainage via absorbent sponges. No evidence of leaking or staining was observed at the interior or exterior of the dry cleaner unit; however, the operation of an on-site dry cleaner for at least 30 years presents a vapor migration concern and a potential for impact to the soil and groundwater beneath the related Mortgaged Property and is therefore a recognized environmental condition.

In order to confirm that the related Mortgaged Property has not been adversely impacted above state regulatory guidelines by the on-site dry cleaning operation, a Phase II subsurface investigation was recommended for the related Mortgaged Property. In lieu of the Phase II investigation, a lender’s environmental insurance policy was obtained, which includes coverage for existing and new pollution conditions arising from on-site dry cleaning operations. The related Mortgaged Property is covered under a lender environmental collateral protection and liability insurance policy issued by Steadfast Insurance Company. The coverage includes lender collateral protection, first party cleanup and third party liability. The policy has a limit of $3,000,000 per claim and in the aggregate, has a $50,000 self-insured retention for each claim and has a 10-year term with a 3-year tail.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as SPS - Walnut Creek, representing approximately 1.2% of the Initial Pool Balance, the ESA obtained at loan origination identified a recognized environmental condition associated with prior on-site automotive repair facilities and an adjacent waste management facility, including soil and groundwater contamination identified in 1996 soil borings. The ESA recommended a Phase II subsurface assessment. In lieu of a Phase II environmental site assessment, the lender obtained a $2 million lender environmental collateral protection and liability-type environmental insurance policy from Steadfast Insurance Company, a member company of Zurich North America, with a 10-year term and a 3 year policy tail and having a $50,000 deductible. The loan documents provide for a springing $50,000 environmental deductible reserve, triggered by loan default or governmental action requiring testing or remediation. The borrower and guarantors have personal liability for losses related to any failure to fund such escrow. The guarantors have an aggregate stated net worth of $103.1 million as of May 23, 2016. The policy premium was pre-paid at closing. Zurich North America has an S&P rating of “AA-”.

•	With respect to the Mortgaged Property identified on Annex A-1 as Hunting Creek Plaza, securing a Mortgage Loan representing approximately 1.2% of the Initial Pool Balance, soil and groundwater contaminants were previously identified at the Mortgaged Property from a former on-site drycleaner tenant and such contamination was investigated and remediated under the supervision of the Georgia Environmental Protection Division in the Georgia Brownfield Program and Georgia’s Voluntary Remediation Program. In 2015, the Mortgaged Property achieved no further action status and has been delisted; the related ESA prepared in connection with Mortgage Loan origination recommended no further action. Notwithstanding that no further action is recommended, the borrower obtained an environmental impairment liability insurance policy from Beazley (Lloyd’s of London Syndicates 623/8623) with a policy limit of $2 million per incident and in the aggregate, a deductible of $100,000 and a 121 month term with an optional 36-month extended reporting period. The lender is named as an additional named insured under the policy. The policy premium for the 121 month term was paid in full at closing. Lloyds Syndicates has an A.M. Best Rating of “A”.

•	With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as College Square III, A-Alpha Mini Storage and Shoppes at 521, representing approximately 1.2% of the Initial Pool Balance in the aggregate, in lieu of obtaining an ESA, the related lender obtained a $5,044,279 group lender environmental collateral protection and liability-type environmental insurance policy with $5,044,279 sublimit per claim from Steadfast Insurance Company, a member company of Zurich North America with a 10 year term (equal to the loan term) and a 3 year policy tail and having a $0 deductible. The policy premium was pre-paid at closing. Zurich North America has an S & P rating of “AA-”.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as 16 N. Broadway Owners, Inc., which secures a Mortgage Loan representing approximately 0.6% of the Initial Pool Balance, the ESA issued by Velocity Consulting Incorporated (“Velocity”) dated July 6, 2016, as well as a letter from Velocity dated August 16, 2016, indicate that an on-site underground storage tank at the Mortgaged Property was excavated and removed on August 9th and August 10th, 2016. That excavation and removal revealed evidence of petroleum soil contamination in the related excavation pit. The soil impacts were reported to the New York State Department of Environmental Conservation (“NYSDEC”) and assigned Spill Number 1604816. Velocity recommended that the impacted soil in the excavation area be excavated and disposed of and replaced with clean fill, and that the related borrower (with the assistance of Northeast Environmental, Inc.) coordinate with the NYSDEC to conduct appropriate remedial actions to gain NYSDEC closure for Spill Number 1604816. At the closing of the Mortgage Loan, the related borrower executed and delivered a Collateral Security Agreement for Environmental Remediation pursuant to which the related borrower deposited with the lender the sum of $187,500 (which amount represents approximately 125% of the estimated remediation cost) to collaterally secure its obligation to cause the excavation, disposal, replacement and closure to be completed.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Blindbrook Lodge Owners Inc. a/k/a Blind Brook Lodge Owners Inc., which secures a Mortgage Loan representing approximately 0.6% of the Initial Pool Balance, the ESA issued by Velocity dated June 14, 2016, as well as a letter from Velocity dated August 5, 2016, indicate (1) that the related Mortgaged Property has been assigned Spill Number 0205936 by the NYSDEC (the “Spill Case”); and (2) that three gasoline underground storage tanks may have been previously removed as part of the site investigation relating to the Spill Case. Documentation verifying whether the underground storage tanks have been removed has not yet been provided by the related borrower. Based on information provided by Velocity, the NYSDEC in 2015 approved a remedial action plan to address the remaining subsurface contamination associated with the Spill Case (including the excavation, removal and proper disposal of petroleum-contaminated soil, backfill of excavated areas with clean soil, in-situ chemical oxidation treatment of petroleum-contaminated groundwater, and performance monitoring of groundwater treatment). The related borrower has retained Dorson Environmental Management, Inc. to assist in the implementation of the remedial action plan in order to obtain closure of the Spill Case from the NYSDEC. At the closing of the Mortgage Loan, the related borrower executed and delivered a collateral security agreement for environmental remediation pursuant to which the related borrower deposited with lender the sum of $333,750 (which amount represents approximately 115% of the estimated remediation cost) to collaterally secure its obligation to cause the excavation, disposal, replacement and closure to be completed.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Gratiot Retail Center representing approximately 0.4% of the Initial Pool Balance, the ESA identified soil contamination, soil vapor and groundwater contamination from prior auto dealership/ auto repair shop operations that did not involve the borrower; however, a successor owner is protected in Michigan from liability associated with prior contamination by filing a Baseline

Environmental Assessment with the Michigan Department of Environmental Quality (“MDEQ”). The borrower made this submission to the MDEQ in 2005, which represents the equivalent of a “no further action” confirmation so long as the owner’s due care obligations are satisfied. The borrower has statutory obligations with respect to the subject property, including (1) exercising due care by taking actions necessary to mitigate unacceptable exposure to hazardous substances; and (2) taking reasonable precautions against reasonably foreseeable acts or omissions of third parties. Such statutory obligations are implemented via criteria established by MDEQ.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Family Dollar/Walgreens Portfolio representing approximately 0.4% of the Initial Pool Balance, (i) with respect to Walgreens – Jasper, IN, the ESA identified historical recognized environmental condition associated with the Mortgaged Property’s prior use as a gas station and a 1998 incident of a leaking underground storage tank. A no further action letter was issued on July 9, 2003 subject to certain conditions/restrictions related to preventing further migration, direct contact, inhalation or ingestion of residual contamination and (ii) with respect to Family Dollar - Charlotte, the ESA identified a controlled recognized environmental condition associated with the Mortgaged Property’s prior use as a truck stop and a release of petroleum. A no further action letter was issued on December 8, 2014 subject to the condition of the filing of a Notice of Residual Petroleum (NORP) which prohibits the use of groundwater at the Mortgaged Property as a water supply. The NORP was filed on February 4, 2015. The Mortgaged Property is served by public water.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties.

•	With respect to the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Equity Inns Portfolio, which secures a Mortgage Loan representing approximately 0.9% of the Initial Pool Balance, all of such Mortgaged Properties are (to the extent not already completed) subject to property improvement plans to upgrade each hotel, which have an aggregate preliminary estimated cost of approximately $45.6 million. Such property improvement plans are required pursuant to the related franchise agreements, which further require such plans to be completed by December 2019. In addition, see “—Mortgage Pool Characteristics—Property Types—Hotel Properties” above. At origination, $10,000,000 was reserved to cover the costs of the property improvement plans. Additional reserve deposits aggregating $27,500,000 are required to be made by the borrowers in eleven quarterly scheduled payments beginning in December 2015 and ending in June 2018. There can be no assurance that the borrowers will have the funds to make, or will make, such deposits. Failure to fund or perform such property improvement plans could lead to termination of the related franchises. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

•	With respect to the Mortgaged Property identified on Annex A-1 as Holiday Inn Hotel & Suites Beaufort, securing a Mortgage Loan representing approximately 0.8% of the Initial Pool Balance, the Mortgaged Property is currently undergoing an estimated

$696,200 franchisor-required PIP with a required completion date of March 31, 2019. As of July 2016, the borrower spent approximately $138,350. At the closing of the Mortgage Loan, the borrower deposited approximately $697,313 into a PIP reserve.

•	With respect to the Mortgaged Property identified on Annex A-1 as Holiday Inn Express Austin North, securing a Mortgage Loan representing approximately 0.7% of the Initial Pool Balance, the Mortgaged Property is currently undergoing an estimated $1,600,000 franchisor-required PIP with a required completion date of November 30, 2016. As of August 2016, the borrower spent approximately $1,200,000. At the closing of the Mortgage Loan, the borrower deposited approximately $603,000 into a PIP reserve.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Country Inn Pensacola, securing a Mortgage Loan representing approximately 0.4% of the Initial Pool Balance, the related borrower deposited $325,000 into an upfront PIP reserve at origination of the Mortgage Loan. Although no PIP is currently being required by the related franchisor at the Mortgaged Property, the franchise is planning to implement a PIP by year-end 2016, with completion to occur within 18 to 24 months from the commencement date. The estimated cost of the PIP is $455,300, and upon notice of a PIP being required by the franchisor, the borrower is required within 30 days to deposit 125% of the estimated costs to complete such work, less the amount held in the upfront PIP reserve and any unallocated FF&E funds.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than 13 months old as of the Cut-off Date (other than with respect to the Mortgaged Properties identified on Annex A-1 as Walgreens Youngstown and Dollar General Aurora, securing Mortgage Loans representing approximately 0.4% of the Initial Pool Balance, in which case such engineering reports are 19 months old and 18 months old as of the Cut-off Date, respectively). In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation. For example:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 1140 Avenue of the Americas, representing approximately 4.3% of the Initial Pool Balance, New York City Operating Partnership, LP is the related non-recourse carveout guarantor (the “1140 Avenue of the Americas Guarantor”). American Realty Capital New York City REIT, Inc. (“ARC NYC REIT”) is the 99.993% general partner of the 1140 Avenue of the Americas Guarantor. The external advisor of the 1140 Avenue of the Americas Guarantor and the sponsor of ARC NYC REIT are each an affiliate of AR Capital, LLC (“AR Capital”). In addition, AR Capital previously owned, and AR Global Investments, LLC (“AR Global”) (the successor business to AR Capital) currently owns, directly or indirectly, a majority interest in each of the external manager of the 1140 Avenue of the Americas Guarantor and the sponsor of ARC NYC REIT.

Additionally with respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as FedEx and Veolia Industrial Portfolio, representing approximately 1.0% of the Initial Pool Balance, American Realty Capital Global II Operating Partnership, L.P. is the related non-recourse carveout guarantor (the “FedEx and Veolia Industrial Portfolio Guarantor”). American Realty Capital Global Trust II, Inc. (“ARCGT II”) is the 99.9% general partner of the FedEx and Veolia Industrial Portfolio Guarantor. The external advisor of the FedEx and Veolia Industrial Portfolio Guarantor and the sponsor of ARCGT II are each an affiliate of AR Capital. In addition, AR Capital previously owned, and AR Global currently owns, directly or indirectly, a 100% interest in each of the external manager of the FedEx and Veolia Industrial Portfolio Guarantor and the sponsor of ARCGT II.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Equity Inns Portfolio, representing approximately 0.9% of the Initial Pool Balance, American Realty Capital Hospitality

Trust, Inc. is the related non-recourse carveout guarantor (the “Equity Inns Portfolio Guarantor”). AR Capital is the direct owner of 100% of the sponsor of the Equity Inns Portfolio Guarantor and the indirect owner of 100% of the external manager of the Equity Inns Portfolio Guarantor.

The related mortgage loan seller has been informed that AR Capital has transferred or, subject to the receipt of any necessary third-party consents, may transfer to AR Global or another affiliate all of its ownership interest in and control of the sponsor of and the external advisor to the Equity Inns Portfolio Guarantor, as well as Crestline Hotels and Resorts, LLC (discussed below), the property manager for certain of the Mortgaged Properties in the Equity Inns Portfolio, and the Operators (also discussed below). To the knowledge of the related mortgage loan seller, the Equity Inns Portfolio Guarantor continues to be indirectly advised by AR Capital through AR Capital’s indirect ownership and control of the external advisor to the Equity Inns Portfolio Guarantor.

The Mortgaged Properties included in the Equity Inns Portfolio are subject to operating management agreements with wholly-owned subsidiaries of AR Capital (the “Operators”) pursuant to which the Operators are responsible for the management of the Mortgaged Properties. The Operators subcontract such management responsibilities under management agreements with four managers, one of which is Crestline Hotels & Resorts, LLC, which is 60% owned by AR Capital or an affiliate of AR Capital, and manages twelve of the 21 Mortgaged Properties. As of the origination of the Equity Inns Portfolio Mortgage Loan, AR Capital also owned a less than 3.0% interest in each related borrower.

The key principals and controlling parties of AR Capital and AR Global are Nicholas S. Schorsch and William M. Kahane. Mr. Schorsch and certain family members are the indirect majority owners of AR Capital and AR Global. Mr. Schorsch previously served as the chairman of the board of directors of the Equity Inns Portfolio Guarantor. Mr. Kahane is currently the executive chairman of the board of directors of the Equity Inns Portfolio Guarantor.

AR Capital or companies owned and controlled by AR Capital also previously externally managed American Realty Capital Properties Inc. (“ARCP”) until January 2014, when the company became self-managed. On October 29, 2014, ARCP, a real estate investment trust sponsored by AR Capital, and of which Mr. Schorsch was then the chairman, issued a press release announcing that, based on preliminary findings of ARCP’s audit committee, such committee concluded that previously issued financial statements and other financial information contained in ARCP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and Quarterly Reports on Form 10-Q for the fiscal periods ended March 31, 2014 and June 30, 2014, and ARCP’s earnings releases and other financial communications for those periods should no longer be relied upon. The audit committee stated that it believed that ARCP incorrectly included certain amounts related to its non-controlling interests in the calculation of adjusted funds from operations (“AFFO”), a non-U.S. GAAP financial measure, and, as a result, overstated AFFO for certain periods. According to the press release, the audit committee believed that this error was identified but intentionally not corrected by the responsible individuals at ARCP, and other AFFO and financial statement errors were intentionally made, resulting in an overstatement of AFFO and an understatement of ARCP’s net loss for the three and six months ended June 30, 2014. As a result of these accounting irregularities, the chief financial officer and chief accounting officer resigned from ARCP. In addition,

Mr. Schorsch resigned as chairman of ARCP in October 2014, and also resigned from the boards of certain other companies sponsored by AR Capital.

On March 2, 2015, ARCP (which has changed its name to VEREIT, Inc.) filed amended financial statements. For year-end 2013, the net loss was increased and AFFO decreased by $0.20 per share. As part of the restatement, the audit committee identified certain payments made to ARC Properties Advisors, LLC and certain affiliates that were not appropriately documented totaling $8.5 million. Additionally, the investigation found that equity awards made to Mr. Schorsch and another former executive in connection with the transition to self-management of the company contained provisions that, as drafted, were more favorable than those approved by the Compensation Committee of the company’s Board of Directors, and also identified certain material weaknesses in the company’s internal controls over financial reporting and its disclosure controls.

ARCP has also disclosed that it has been the subject of various regulatory investigations, including by the Securities and Exchange Commission (“SEC”) and the U.S. Attorney’s office for the Southern District of New York. It has further been reported that ARCP has been the subject of an investigation by the Federal Bureau of Investigation. Such investigations may still be ongoing.

Between October 30, 2014 and January 20, 2015, ARCP, AR Capital, Mr. Schorsch, Mr. Kahane and certain other former officers and current and former directors of ARCP were named as defendants in ten securities class action complaints filed in the United States District Court for the Southern District of New York, which were subsequently consolidated under the caption In re American Realty Capital Properties, Inc. Litigation, No. 15-MC-00040 (AKH), which alleged various violations of the Securities Act of 1933 and the Securities Exchange Act of 1934 in connection with the purchase or sale of ARCP’s securities. The complaint also included allegations of payment of inappropriate fees by ARCP to companies controlled by Mr. Schorsch. ARCP, AR Capital, their affiliates, as well as Mr. Schorsch and Mr. Kahane, have also been named in various other lawsuits related to regulatory findings and otherwise, including class actions, derivative actions and securities fraud actions. On October 27, 2015, an additional securities fraud action was filed by The Vanguard Funds against ARCP, AR Capital and Mr. Schorsch, among other persons and entities.

In addition, on November 12, 2015, Realty Capital Securities, LLC (“RCS”) was charged by the Secretary of the Commonwealth of Massachusetts, Securities Division, with fraudulent casting of shareholder proxy votes on investment programs sponsored by AR Capital.

RCS is an entity under common control with AR Capital. RCS is a broker dealer that has acted as dealer manager for the FedEx and Veolia Industrial Portfolio Guarantor and the Equity Inns Portfolio Guarantor, and as such RCS has facilitated their access to equity investments.

In November 2015, AR Capital announced it would suspend the acceptance of new subscriptions to certain of its current investment programs, effective December 31, 2015, as a result of regulatory and market uncertainty affecting capital raising for both new and existing offerings in the direct investment industry. In particular, according to filings with the SEC, on November 15, 2015, ARCGT II announced the suspension of its initial public offering, which had been conducted by RCS as exclusive wholesale distributor, effective December 31, 2015, and the Equity Inns Portfolio Guarantor suspended its primary initial public offering, which had been conducted by RCS as exclusive wholesale distributor, effective December 31, 2015. On November 18, 2015, RCS suspended sales activities it performs for each of ARCGT II’s initial public offering and the Equity Inns Portfolio Guarantor’s primary initial public offering, effective immediately.

On December 2, 2015, RCS Capital Corporation, which controls RCS, announced that (i) RCS had reached an agreement to settle with the Secretary of the Commonwealth of Massachusetts, Securities Division, which agreement includes the payment by RCS of a fine, (ii) RCS will voluntarily withdraw its broker dealer license in Massachusetts and all other state and Federal jurisdictions and (iii) the board of directors of RCS Capital Corporation had authorized plans to wind down the operations of the RCS wholesale distribution business (which is expected to be completed by the end of the first quarter 2016). On January 4, 2016, RCS Capital Corporation announced an agreement in principle with various creditors to reorganize, which agreement included RCS Capital Corporation implementing a prearranged Chapter 11 filing. On January 31, 2016, RCS Capital Corporation and certain of its wholly-owned subsidiaries (including RCS) filed for Chapter 11 bankruptcy protection. In addition, certain other of its wholly-owned subsidiaries filed for Chapter 11 bankruptcy protection on March 26, 2016. In May 2016, RCS Capital Corporation and its affiliated debtors emerged from bankruptcy under the new name, Aretec Group, Inc.

In filings with the SEC, ARCGT II has stated that: (i) there can be no assurance as to when, or if, it will resume its initial public offering; (ii) there also can be no assurance that it will be able to generate capital from alternative sources, including from the sale of shares of common stock through its distribution reinvestment plan, to fund its operating and capital needs, including cash required to fund repurchases under its share repurchase program; and (iii) it has also funded a substantial portion of the distributions to its stockholders from proceeds from its initial public offering.

On August 8, 2016, ARCGT II announced that its board of directors unanimously approved a definitive agreement to merge with Global Net Lease, Inc. (“GNL”). Pursuant to the terms of the merger agreement, ARCGT II shareholders will receive a fixed exchange ratio of a specified number of GNL shares for each share of ARCGT II common stock owned. It has been reported that the combined company will continue to employ GNL’s current management team, and the combined company will have a five-member board of directors, four of whom will be independent, with one to be a newly-appointed independent director initially designated by ARCGT II. The completion of the transaction is subject to the receipt of approval of ARCGT II and GNL shareholders, and customary regulatory approvals and closing conditions. AR Global owns a direct or indirect majority interest in the external advisor to GNL. The borrowers under the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as FedEx and Veolia Industrial Portfolio have requested lender consent to the merger and to the replacement of the non-recourse carveout guarantor and environmental indemnitor. As of the date of this prospectus, the related mortgage loan seller or its applicable affiliate has tentatively agreed in principle to grant a conditional consent (the relevant conditions to include, among others, satisfaction of certain financial conditions specified in the related Mortgage Loan documents) to (i) the transfer to Global Net Lease Operating Partnership, L.P. (“GNL OP”) of a 100% interest in such borrowers, (ii) the release of American Realty Capital Global II Operating Partnership, L.P., as the non-recourse carveout guarantor and environmental indemnitor under the subject Mortgage Loan and (iii) GNL OP’s becoming the replacement non-recourse carveout guarantor and environmental indemnitor under the subject Mortgage Loan. If, for any reason, the related mortgage loan seller or its applicable affiliate does not provide its written consent prior to the closing of this securitization transaction, the borrowers’ request would have to be processed in accordance with the PSA.

Also according to filings with the SEC, on January 6, 2016, the Equity Inns Portfolio Guarantor’s board of directors approved the extension of its primary initial public offering to January 7, 2017. However, it was also stated in those filings that: (i) notwithstanding the extension of such primary initial public offering, it is not likely that the Equity Inns Portfolio Guarantor will resume its primary initial public offering; (ii) because such primary initial public offering was the Equity Inns Portfolio Guarantor’s primary source of capital to implement its investment strategy, reduce its borrowings, complete acquisitions, make capital expenditures and pay distributions, the Equity Inns Portfolio Guarantor may require funds in addition to operating cash flow to meet its current capital requirements; and (iii) the Equity Inns Portfolio Guarantor’s inability to meet its capital requirements could cause it to reduce or eliminate distributions, default under its indebtedness and other obligations and otherwise have a material adverse effect on its business and results of operations.

In the case of the Equity Inns Portfolio Whole Loan, we cannot assure you that the events described above, any other recent events or any additional charges, proceedings, litigation or investigations that may be brought against companies in the American Realty Capital family, or any principals, officers, directors or employees of the foregoing, will not have a material adverse effect on: (1) the Equity Inns Portfolio Guarantor’s access to any future equity investments; (2) the related borrowers’ ability to satisfy their obligations under the related Mortgage Loan documents, including the payment of required deposits into the property improvement plan (“PIP”) reserve account and their obligations to complete the PIPs under the related franchise agreements; or (3) the related borrowers’ ability to satisfy required payments to the Equity Inns PE Member under the preferred equity documents. Any such failure to raise capital may result in, among other things: (A) a default under the related Mortgage Loan documents and/or related franchise agreements, or (B) a breach under their preferred equity agreement, which could result in a change of control of the related borrowers. In addition, in light of the events and circumstances described above or any future related events and circumstances, even if all required disbursements were made to the Equity Inns PE Member, we cannot assure you that a change of control event would not occur.

There can be no assurances as to the outcome of any of the litigation described above or any future litigation, or the possible impact of these litigations or any other recent events on the respective guarantors and/or borrowers under the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as 1140 Avenue of the Americas, FedEx and Veolia Industrial Portfolio and Equity Inns Portfolio. There also can be no assurances that similar litigations will not be brought against such guarantors or any other of such borrowers’ respective affiliates.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as One Meridian, representing approximately 3.5% of the Initial Pool Balance, the majority owner of one of the related borrowers (which owns 19% of the tenancy-in-common interests in the Mortgaged Property) was subject to litigation at origination involving a past business deal in which such majority owner guaranteed a third party’s obligations. The plaintiff-bank alleged that such majority owner was personally liable under three unlimited guarantees and two limited guarantees. The plaintiff-bank’s total initial claim against such majority owner was for approximately $7.8 million, including fees. The plaintiff-bank and such majority owner have entered into a settlement whereby such majority owner has agreed to pay the plaintiff-bank $875,000 in equal monthly installments over a three-year period plus interest, and such settlement has received court approval.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hampton Inn & Suites – Boise, representing approximately 2.3% of the Initial Pool Balance, the sponsor (Apple Hospitality REIT, Inc.) or its affiliates are involved in various lawsuits. With respect to Moses v. Apple Hospitality REIT, Inc., et al., pending before the U.S. District Court for the Eastern District of New York, the suit is a putative class action brought on behalf of all then existing and former shareholders/unit holders of Apple REIT Seven and Apple REIT Eight who purchased additional shares in the Apple REITs under Apple REITs’ Dividend Reinvestment Plan (DRIP) between July 17, 2007 and February 12, 2014. The plaintiff alleges that the defendants breached their fiduciary duties because the class members’ purchases of more than $224 million shares in connection with the DRIP were at inflated prices and were not indicative of the true value of units in Apple Seven and Apple Eight. The suit is brought against Apple Hospitality REIT and several individual directors. The amount in controversy exceeds $5 million, but damages are otherwise unspecified. The plaintiffs filed an amended complaint on June 27, 2014 adding a claim for breach of contract. The defendants filed a motion to dismiss and strike the amended complaint on July 14, 2014. On March 9, 2015, the Court entered a Memorandum and Order dismissing all claims. On April 6, 2015, Plaintiff filed a Second Amended Class Action Complaint asserting a breach of contract claim. Defendants moved to dismiss the Second Amended Complaint on April 29, 2015. With respect to Quinn v. Knight, et al., pending before United States District Court for the Eastern District of Virginia, the suit is a derivative action by a shareholder of Apple REIT Ten. The plaintiff alleges that the defendant directors breached their fiduciary duties of loyalty and good faith in approving the merger of Apple REIT Ten with the Sponsor by, among other things, implementing a conflicted process that favored certain insiders and including materially false, incomplete and misleading statements in the definitive joint proxy statement/prospectus in connection with the merger, and that that the company and its officers aided and abetted those alleged breaches of fiduciary duty. The plaintiff seeks to enjoin the shareholder vote on the merger, currently scheduled on August 31, 2016, damages, rescission, costs and attorney’s fees. On August 26, 2016, the Court denied the plaintiff’s motion for a preliminary injunction to enjoin the shareholder vote on the merger and scheduled an August 31, 2016 conference call to set a trial date. Plaintiff’s motion for preliminary injunction, which has not been filed, is due August 13, 2016. Apple Hospitality REIT, Inc. has a stated net worth of $2.6 billion as of March 31, 2016, and the loan documents require that it maintain a minimum net worth of $350 million.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as TIHT Commercial, representing approximately 0.7% of the Initial Pool Balance, the sponsor of the related borrower, Donald J. Trump, is subject to current litigation brought by multiple plaintiffs in various jurisdictions who allege that Mr. Trump operated an unlicensed, illegal educational institution purporting to teach real estate strategies and techniques. The educational institution has ceased conducting business.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Shoppes at 521, representing approximately 0.4% of the Initial Pool Balance, the borrower sponsor (Jeffrey Scott Wells) is a named defendant with certain affiliates and others in a lawsuit alleging improper collection of fuel contract and rental payments at another property. The plaintiff subtenant claims that it mistakenly continued making payments to the landlord (a borrower sponsor affiliate) of approximately $114,000 following a sublease termination. The landlord asserts that it did not receive double payments. The tenant, a co-defendant unrelated to the borrower sponsor, has tendered a settlement offer for reparations, but the amount remains in dispute. The borrower sponsor’s stated net worth as of June 30, 2016 was approximately $10.2 million.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 15 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

•	Sixty-three (63) of the Mortgage Loans, representing 71.1% of the Initial Pool Balance, were originated in connection with the borrower’s refinancing of a previous mortgage loan.

•	Twenty-six (26) of the Mortgage Loans, representing approximately 24.7% of the Initial Pool Balance, were originated in connection with the borrower’s acquisition of the related Mortgaged Property.

•	One (1) of the Mortgage Loans, representing approximately 3.3% of the Initial Pool Balance, was originated in connection with the borrower’s recapitalization of the related Mortgaged Property.

•	One (1) of the Mortgage Loans, representing approximately 0.8% of the Initial Pool Balance, was originated in connection with the borrower’s refinancing of a previous mortgage loan encumbering certain of the related Mortgaged Properties and acquisition of the remaining Mortgaged Properties that secure such Mortgage Loan.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed in lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust. For example:

•	With respect to thirty-two (32) Mortgage Loans secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Central Park Retail, Green Valley Portfolio, 1140 Avenue of the Americas, The Shops at Crystals, Skyline Village, Fox Pointe Apartments, One & Two Corporate Plaza, 4100 Alpha Road, La Plaza Apartments, Century Springs Park, Latrobe Shopping Center, 2500 East TC Jester Blvd, Lakeview Center, Mesa South Shopping Center, Winchester Ridge, Draper Retail Center, Maplecrest Apartments, Holiday Inn Express Austin North, Coachella Plaza, Crestwood Apartments, TIHT Commercial, Greenrich Building, Lakemont Apartments, The Rotunda Building, Westland Shopping Center,

College Square III, Marketplace Village II, A-Alpha Mini Storage, Gratiot Retail Center, Albin-Ridge Storage, Woodlawn Veterans Mutual Housing Company, Inc. and 3934 FM1960 Road, collectively representing approximately 47.0% of the Initial Pool Balance by allocated loan amount, (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed in lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) the Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed in lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans we note the following:

•	With respect to the Mortgage Loans secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Green Valley Portfolio and Skyline Village, collectively representing approximately 8.1% of the Initial Pool Balance, the related borrower sponsor and non-recourse carveout guarantor is the principal of an entity that owned three multifamily properties, each of which was the subject of a deed-in-lieu of foreclosure. The deed-in-lieu of foreclosure proceedings occurred in January 2003, January 2006 and August 2006.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 1140 Avenue of the Americas, representing approximately 4.3% of the Initial Pool Balance, a joint venture unrelated to the current borrower acquired the leasehold interest in the related Mortgaged Property with, among other funds, a loan in the original principal amount of approximately $116,038,278. The joint venture defaulted on that loan, and in April 2011, the party from whom the current borrower acquired the related Mortgaged Property purchased the defaulted loan for approximately $98,250,000 and subsequently acquired the related Mortgaged Property.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Skyline Village, representing approximately 2.5% of the Initial Pool Balance, the related Mortgaged Property was, in 2007, encumbered by a prior mortgage loan in the original principal amount of approximately $25,000,000. In November 2010, such prior mortgage loan was transferred to special servicing for payment delinquency, and in December 2011, a joint venture that included the sponsor of the current borrower purchased the defaulted loan for approximately $10,950,000 (resulting in a loss to the securitization trust that had held the defaulted mortgage loan in the amount of approximately $16.3 million). The joint venture ultimately acquired the related Mortgaged Property in 2012. The subject Mortgage Loan constituted acquisition financing for the current borrower to acquire the entire interest in the related Mortgaged Property and buy out the non-affiliated member of the joint venture.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Central Park Retail, representing approximately 6.7% of the Initial Pool Balance, the sponsor (Gary Rappaport) was an indirect, non-controlling owner in a District Heights, Maryland shopping center that suffered a mortgage default in 2008 following a shadow anchor grocery store going dark. The property was the subject of foreclosure in September 2010.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as The Shops at Crystals, representing approximately 3.3% of the Initial Pool Balance, the loan sponsor, Simon Property Group, L.P., has sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Fox Pointe Apartments, representing approximately 2.1% of the Initial Pool Balance, the borrower sponsor and non-recourse guarantor filed for Chapter 7 personal bankruptcy on September 21, 2003, which was discharged on February 10, 2004.

•	With respect to the Mortgaged Property identified on Annex A-1 as One & Two Corporate Plaza, securing a Mortgage Loan representing approximately 1.9% of the Initial Pool Balance, affiliates of the borrower disclosed (i) a deed-in-lieu of foreclosure recorded on January 18, 2012, related to a $12,250,000 loan secured by an office park located in Albuquerque, New Mexico and (ii) the restructuring of a $25,000,000 loan secured by a shopping center located in Grants Pass, Oregon that was originated June 7, 2007, pursuant to which the loan was bifurcated into an A/B structure with a $20,000,000 A note and a $4,929,099 B note, and modified to require interest only payments for the remaining term of the loan.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See also representation and warranty no. 41 and no. 42 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

•	Seventeen (17) of the Mortgaged Properties identified on Annex A-1 to this prospectus as Pinnacle II, FMC Corporation R&D HQ, Walmart Savannah, FedEx and Veolia Industrial Portfolio – FedEx, FedEx and Veolia Industrial Portfolio – Veolia Water, Walgreens Youngstown, Family Dollar/Walgreens Portfolio – Walgreens-Jasper, IN, Dollar General Portfolio- Fisher and Fosston, Dollar General Portfolio- Osakis and Adrian, Family Dollar- Radford, Family Dollar- Malone, Family Dollar/Walgreens Portfolio – Family Dollar-Charlotte, Dollar General Mercedes,

RealOp SC Portfolio – 40 Concourse Way, and Dollar General Aurora, securing in whole or in part Mortgage Loans representing approximately 8.0% of the Initial Pool Balance by allocated loan amount, are leased to a single tenant.

See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly following, the maturity of the related Mortgage Loan. In addition, certain other Mortgaged Properties may have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property. Prospective investors are encouraged to review the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3, in particular those related to the Mortgaged Properties identified on Annex A-1 as Central Park Retail, 1140 Avenue of the Americas, One Meridian, The Shops at Crystals, Pinnacle II and One & Two Corporate Plaza.

With respect to the Mortgage Loans secured, in whole or in part, by the Mortgaged Properties identified in the table below, each such Mortgaged Property is occupied by a single tenant under a lease which expires prior to, or within 12 months after, the maturity of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	Owner Occupied	Lease Expiration Date	Maturity Date
Pinnacle II	2.6%	No	12/31/2021	6/11/2028
FMC Corporation R&D HQ	2.1%	No	7/31/2030	8/6/2030(1)
FedEx and Veolia Industrial Portfolio - FedEx	0.6%	No	8/26/2023	6/6/2026(2)
FedEx and Veolia Industrial Portfolio – Veolia Water	0.4%	No	12/31/2025	6/6/2026(2)
RealOp SC Portfolio – 40 Concourse Way	0.1%	No	10/19/2018	1/6/2021
Walgreens Youngstown	0.4%	No	12/31/2029	1/6/2030(3)
Family Dollar – Radford	0.1%	No	9/30/2030	2/6/2031(4)
Family Dollar – Malone	0.1%	No	6/30/2030	2/6/2031(5)
Dollar General Mercedes	0.1%	No	11/30/2030	2/6/2031(6)
Dollar General Aurora	0.1%	No	3/31/2030	9/6/2031(7)

(1)	The Anticipated Repayment Date is August 6, 2026.

(2)	The Anticipated Repayment Date is June 6, 2021.

(3)	The Anticipated Repayment Date is September 6, 2026.

(4)	The Anticipated Repayment Date is February 6, 2026.

(5)	The Anticipated Repayment Date is February 6, 2026.

(6)	The Anticipated Repayment Date is February 6, 2026.

(7)	The Anticipated Repayment Date is September 6, 2026.

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such property may be materially below the “as-is” value of such property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion (but less than 100%) of the net rentable square footage of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination

Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time.

Set forth below are certain government leases that individually are among the top 5 tenants at the related Mortgaged Property and have termination options associated with appropriation rights.

Mortgage Loan Name	Percent of Initial Pool Balance	Tenant	Percent of Net Rentable Area	Percent of U/W Base Rent
One & Two Corporate Plaza	1.9%	USA – Federal Aviation Administration(1)	6.5%	7.5%
Westland Shopping Center	0.5%	Armed Forces Recruiting Office	5.4%	10.5%

(1)	The tenant may terminate its lease if there is a loss of federal funding or appropriations are insufficient to pay the lease, with at least 120 days’ prior written notice. The termination fee is equal to the unamortized portion of the tenant improvement allowance and brokerage fees.

For more information related to tenant termination options held by the 5 largest tenants (by net rentable area leased) see Annex A-1 and the accompanying footnotes for additional information, as well as the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3, in particular those related to the Mortgaged Properties identified on Annex A-1 as Central Park Retail, One Meridian, The Shops at Crystals and One & Two Corporate Plaza.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent or may be in negotiation. For example, with respect to single tenant properties or tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest Mortgage Loans, certain of such tenants have not taken possession or commenced paying rent as set forth below:

•	Eleven (11) of the Mortgaged Properties identified on Annex A-1 to this prospectus as Central Park Retail, 1140 Avenue of the Americas, One Meridian, The Shops at Crystals, Pinnacle II, Century Springs Park, Ridge Road Town Center, Grove Park Center, College Square III, Campbell Fair Shopping Center and Main and Market, securing eleven (11) Mortgage Loans representing approximately 24.5% of the Initial Pool Balance, such Mortgaged Properties have, among the 5 largest tenants at such Mortgaged Property (by net rentable area leased), tenants that have renewed leases or have taken possession of the space demised under the related lease with the related borrower, but have not yet commenced payments of rent or are in a rent abatement period under the related lease, or have tenants that have executed leases, but have not taken possession or commenced payment of rent, have tenants that are in a buildout phase and have not taken occupancy, have tenants that are expanding their space but have not commenced payment of the additional rent, have tenants that renewed leases that provide free rent and have not commenced payment of rent, have tenants that are entitled to free rent periods or rent abatement in the future, or have subleases in place that can increase vacancy risks. In certain circumstances, an escrow reserve related to free rent periods and tenant improvement costs and leasing commissions due in connection with such leases was funded at closing. See Annex A-1 and the accompanying footnotes for additional information with respect to these Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

See Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

•	Seventeen (17) of the Mortgage Loans secured in whole or in part by the Mortgaged Properties identified on Annex A-1 to this prospectus as Green Valley Portfolio, Four Points by Sheraton Times Square - Leased Fee, Pinnacle II, Hyatt House Fairfax, Hampton Inn & Suites – Boise, 4100 Alpha Road, 2500 East TC Jester Blvd, Walmart Savannah, Holiday Inn Express Austin North, Coachella Plaza, Grove Park Center, College Square III, Country Inn Pensacola, Walgreens Youngstown, Family Dollar/Walgreens Portfolio, Family Dollar – Radford and Family Dollar – Malone, collectively representing approximately 25.6% of the Initial Pool Balance, each such Mortgaged Property is subject to a purchase option, right of first refusal or right of first offer to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner of the related condominium, a neighboring property owner, a master tenant, a lender or another third party. See “Yield and Maturity Considerations” in this prospectus. See representation and warranty no. 7 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, with respect to the 15 largest Mortgage Loans presented on Annex A-3, we note the following:

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Green Valley Portfolio, representing approximately 5.6% of the Initial Pool Balance, a homeowners’ association has the right to purchase the Mortgaged Property identified on Annex A-1 to this prospectus as Country Village, pursuant to Florida General Statute 723.071. The statutory purchase right does not apply to any conveyance or interest incidental to the financing of the mobile home park or to any conveyance resulting from the foreclosure of a mortgage, deed of trust or other instrument encumbering a mobile home park or any deed-in-lieu of such foreclosure. The purchase option exists only if a homeowner’s association is in existence at the time of transfer.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Four Points by Sheraton Times Square - Leased Fee, representing approximately 4.5% of the Initial Pool Balance, Times Square Hospitality II, LLC (the borrower-affiliated ground lessee) has a right of first offer (“ROFO”) to purchase the Mortgaged Property if the borrower decides to market the Mortgaged Property for sale (the borrower has a leased fee interest). The ROFO does not apply to foreclosure or deed in lieu thereof, or any subsequent transfer thereafter.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Pinnacle II, representing approximately 2.6% of the Initial Pool

Balance, the single tenant (Warner Brothers Entertainment Inc.) has a right of first offer to purchase the Mortgaged Property if the borrower decides to market the property for sale. The right of first offer is not extinguished by foreclosure; however, the right of first offer does not apply to foreclosure or deed-in-lieu thereof.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hyatt House Fairfax, representing approximately 2.6% of the Initial Pool Balance, Hyatt House Franchising, L.L.C. (the franchisor) has a ROFO to purchase the hotel unit if the borrower decides to sell or transfer the Mortgaged Property or a controlling ownership interest in the borrower or its controlling owner. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed in lieu thereof.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hampton Inn & Suites – Boise, representing approximately 2.3% of the Initial Pool Balance, Apple Nine Services Boise, Inc. (the operating lessee) has a purchase option in the event that the affiliated borrower breaches the operating lease. The purchase option is terminated by a foreclosure or deed-in-lieu.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Lakeview Center, which secures a Mortgage Loan representing approximately 1.1% of the Initial Pool Balance, Goodwyn Mills & Cawood, Inc., the largest tenant, and Jim Wilson & Associates, the fourth largest tenant, collectively occupying 39.3% of the total leasable area at the related Mortgaged Property, are each an affiliate of the related borrower.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 151 West Santa Clara, representing approximately 0.5% of the Initial Pool Balance, the largest tenant (Farmers Union Restaurant) and the second largest tenant (Olla Cocina), collectively representing 40.1% of NRA, are owned by the sponsors.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 222 Bowery Owners Corp., representing approximately 0.1% of the Initial Pool Balance, the related borrower has entered into a master lease for approximately 25% of the rentable space at the related Mortgaged Property, with a tenant that is owned, directly or indirectly, by one or more tenant-shareholders of the related borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Twelve (12) of the Mortgaged Properties identified on Annex A-1 to this prospectus as Pinnacle II, So Cal Self Storage – Hollywood, Hilton Garden Inn Bothell, SPS - Walnut Creek, Draper Retail Center, Crestwood Apartments, Coachella Plaza, 151 West Santa Clara, College Square III, Main and Market, Equity Inns Portfolio – Homewood Suites Seattle and Equity Inns Portfolio - Courtyard Carlsbad, collectively securing 11.5% of the Initial Pool Balance by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss greater than 22.0%.

•	With respect to eighty-three (83) Mortgaged Properties which secure fifty-one (51) Mortgage Loans, representing approximately 74.8% of the Initial Pool Balance, the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies. See representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Certain of the Mortgaged Properties may be insured by, or subject to self-insurance on the part of, a sole or significant tenant or the property manager as described below:

•	With respect to the Mortgage Loans secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified on Annex A-1 as Four Points by Sheraton Times Square – Leased Fee, Hampton Inn & Suites – Boise, FMC Corporation R&D HQ, New Garden Town Square Shopping Center, Walmart Savannah, FedEx and Veolia Industrial Portfolio, College Square III, Walgreens Youngstown, Dollar General

Portfolio – Fisher and Fosston, Dollar General Portfolio – Osakis and Adrian, Family Dollar – Radford, Family Dollar – Malone, Dollar General Mercedes and Dollar General Aurora, representing approximately 13.5% of the Initial Pool Balance, the related borrower may rely on the single tenant’s, ground lease tenant’s or owner’s association’s insurance or, in some cases, self-insurance, so long as the single tenant’s or ground lease tenant’s lease is in effect and no default has occurred under the lease and the tenant’s insurance or, if applicable, self-insurance meets the requirements under the related loan documents or (in certain cases) of the related lease. Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-insure may have the right to terminate its lease at the related Mortgaged Property under the terms of that lease. If the tenant fails to provide acceptable insurance coverage or, if applicable, self-insurance, the borrower generally must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents. See representation and warranty nos. 18 and 31 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.

In the case of such Mortgage Loans subject to such restrictions the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, the related property may not be able to be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property, and such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 8 and 26 on Annex D-1 and the exceptions thereto on Annex D-2.

With respect to the Mortgaged Properties identified on Annex A-1 to this prospectus as Gratiot Retail Center and Family Dollar/Walgreens Portfolio, in whole or in part, representing approximately 0.7% of the Initial Pool Balance, each such Mortgaged Property is subject to environmental restrictive covenants as described under “—Environmental Considerations” above.

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property. For example:

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as 222 Bowery Owners Corp., which secures a Mortgage Loan representing approximately 0.1% of the Initial Pool Balance, the related Mortgaged Property is located in the Special Little Italy District in New York City. That district was established to preserve and enhance the historic and commercial character of the community and neighborhood in which the related Mortgaged Property is located. Special use regulations protect the retail area surrounding the related Mortgaged Property. Other, related, regulations encourage residential rehabilitation and new development on a scale consistent with existing building architecture.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as The Ponce de Leon Cooperative, Inc., which secures a Mortgage Loan representing approximately 0.1% of the Initial Pool Balance, the related Mortgaged Property has been designated as an Historic Landmark in the District of Columbia Inventory of Historic Sites. Properties with such a designation are protected by both local and federal historic preservation laws. Certain alterations and improvements to the exterior of the related Mortgaged Property are subject to review and approval by the D.C. Historic Preservation Review Board and the State Historic Preservation Office for the District of Columbia.

Appraised Value

In certain cases, appraisals may reflect both “as-stabilized”, “as-complete” or “as-renovated” values, and “as-is” values. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth in the table below. The “as-stabilized”, “as-complete” or “as-renovated” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. The table below shows the LTV Ratio and appraised value for Mortgage Loans using “as-stabilized”, “as-complete” or “as-renovated” values, as well as the corresponding LTV Ratio and appraised value for such Mortgage Loans using “as-is” values. In the case of residential cooperative mortgage loans expected to be sold to the depositor by National Cooperative Bank, N.A., information regarding the value of such Mortgaged Properties is based upon the appraised value of such property assuming such property is operated as a residential cooperative which value, in general, equals the sum of (x) the gross sellout value of all cooperative units in such residential cooperative property (applying a discount for units that are subject to existing rent regulated or rent controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (y) the amount of the underlying debt encumbering such residential cooperative property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” in this prospectus.

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)	Other than “As-Is” Appraised Value	Cut-off Date LTV Ratio (“As-Is”)	“As-Is” Appraised Value
Hilton Garden Inn Bothell(1)	1.7%	59.0%	$29,600,000	69.9%	$25,000,000

(1)	Reflects an appraisal on an “as-complete” basis, subject to an anticipated stabilization date of August 1, 2018.

In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hilton Garden Inn Bothell, representing approximately 1.7% of the Initial Pool Balance, such Mortgage Loan is currently secured by a leasehold interest in the related Mortgaged Property; however, the Appraised Value shown in this prospectus (unless otherwise indicated) is based on the fee value of the related Mortgaged Property because the related borrower has an option to purchase, and under the related loan documents is required to purchase prior to December 28, 2017, the fee interest in the related Mortgaged Property.

Furthermore, with respect to the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Equity Inns Portfolio, securing a Mortgage Loan representing approximately 0.9% of the Initial Pool Balance, the portfolio Appraised Value of $360,000,000 reflects a premium attributed to the aggregate value of the portfolio of Mortgaged Properties as a whole. The sum of the appraised values of each of the Equity Inns Portfolio Mortgaged Properties on an individual basis is $322,400,000, which represents a Cut-off Date Loan-to-Value Ratio for such Mortgage Loan of 72.0% and a Loan-to-Value Ratio at Maturity or ARD for such Mortgage Loan of 72.0%.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as The Shops at Crystals, representing approximately 3.3% of the Initial Pool Balance, for so long as Simon Property Group, L.P. and ICRE REIT Holdings are the guarantors, the Mortgage Loan documents cap the liability of such guarantors at $110,000,000, in the aggregate, plus all reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the guaranty or the preservations of the lender’s rights under the guaranty.

•	With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as FMC Corporation R&D HQ, Walgreens Youngstown, Family Dollar – Radford, Family Dollar – Malone, Dollar General Mercedes and Dollar General Aurora, collectively representing approximately 2.8% of the Initial Pool Balance, there is no separate environmental indemnitor other than the related borrower.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Equity Inns Portfolio, representing approximately 0.9% of the Initial Pool Balance, a preferred equity interest has been issued in an upper-tier owner of the borrowers. If the preferred equity owner exercises its right to effectuate a change in control of the borrowers, it will be required to provide a replacement guarantor as non-recourse carve-out guarantor and environmental indemnitor, and the existing non-recourse carve-out guarantor and environmental indemnitor will not be liable with respect to events arising from and after such change in control. The liability of any such replacement guarantor under its non-recourse carveout guaranty for voluntary or collusive bankruptcy and similar events will be capped at an amount equal to the original principal balance of the Mortgage Loan plus accrued and unpaid interest times 0.20.

•	In addition, the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. are generally full recourse to the related borrower but do not have separate guarantors for non-recourse carveouts or separate environmental guarantors.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. See also representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Forty-eight (48) Mortgage Loans, representing approximately 42.9% of the Initial Pool Balance, require monthly payments of interest and principal based on amortization schedules significantly longer than the remaining term to stated maturity.

Twenty-five (25) Mortgage Loans, representing approximately 32.5% of the Initial Pool Balance, provide for an initial interest-only period that expires between twelve (12) and sixty (60) months following the related origination date and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity.

Nine (9) Mortgage Loans, representing approximately 16.4% of the Initial Pool Balance, provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.

Seven (7) Mortgage Loans, representing approximately 6.2% of the Initial Pool Balance, provide for interest-only payments prior to a specified Anticipated Repayment Date, occurring approximately 5 years following the related origination date with respect to one (1) such Mortgage Loan and approximately 10 years following the related origination date with respect to six (6) such Mortgage Loans, with no scheduled amortization prior to that date.

One (1) Mortgage Loan, representing approximately 2.1% of the Initial Pool Balance, provides for an initial interest-only period that expires 60 months following the related origination date and thereafter principal and interest payments until a specified Anticipated Repayment Date, occurring 10 years following the origination date, and thereafter requires monthly payments of principal and interest until the related maturity date.

One (1) Mortgage Loan, representing approximately 0.1% of the Initial Pool Balance, requires monthly payments of interest and principal based on an amortization schedule equal to the original term to stated maturity, occurring ten years following the origination date.

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Approx. % of Initial Pool Balance (%)
Amortizing Balloon	48	$448,264,526	42.9%
Interest-only, Amortizing Balloon	25	339,250,500	32.5
Interest-only, Balloon	9	171,068,000	16.4
Interest-only, ARD	7	64,392,250	6.2
Interest-only, Amortizing ARD	1	21,490,000	2.1
Fully Amortizing	1	892,988	0.1
Total:	91	$1,045,358,264	100.0%

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
1	18	$175,603,344	16.8%
6	53	613,288,021	58.7
11	20	256,466,899	24.5
Total:	91	$1,045,358,264	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	74	$904,754,920	86.5%
5	2	71,850,000	6.9
10	15	68,753,344	6.6
Total:	91	$1,045,358,264	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the

Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on, or security interests in fee simple, leasehold or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

ARD Loans

Eight (8) Mortgage Loans securing the Mortgaged Properties or portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Four Points by Sheraton Times Square - Leased Fee, FMC Corporation R&D HQ, FedEx and Veolia Industrial Portfolio, Walgreens Youngstown, Family Dollar – Radford, Family Dollar – Malone, Dollar General Mercedes and Dollar General Aurora (each, an “ARD Loan”), collectively representing approximately 8.2% of the Initial Pool Balance, provides that, after a certain date (the “Anticipated Repayment Date”), if the related borrower has not prepaid the related ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”). See Annex A-1 for the Anticipated Repayment Date and the Revised Rate for each ARD Loan.

After its Anticipated Repayment Date, an ARD Loan further requires that all cash flow available from the related Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any Yield Maintenance Charge or Prepayment Premium) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on an ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid, only after the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest will be paid to the holders of the Class V certificates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 3 to 13 months) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or, if the affected Mortgaged Property is part of a portfolio, a property-specific release price (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

•	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

•	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 1140 Avenue of the Americas, representing approximately 4.3% of the Initial Pool Balance, following the prepayment lockout date, the related borrower has the option, in order to avoid certain debt service coverage-related cash management arrangements, to prepay such Mortgage Loan in an amount that, when combined with the projected revenues of the related Mortgaged Property for the succeeding 12-month period, achieves a debt service coverage ratio of at least 1.42x (to avoid a cash sweep) or 1.52x (to avoid certain reserves), and to pay any applicable yield maintenance charge.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Gratiot Retail Center, representing approximately 0.4% of the Initial Pool Balance, the lender obtained a $230,000 vacancy reserve funds holdback at closing, subject to release upon certain conditions, including: (i) 100% occupancy by tenants fully occupying/ paying rent for at least 3 consecutive months pursuant to leases with minimum 5 year lease term (the “Leasing Conditions”; and (ii) (A) a minimum debt yield of 8.5% and (B) a minimum loan-to-value ratio of 75% (collectively, “Underwriting Conditions”). If the borrower satisfies the Leasing Conditions but not the Underwriting Conditions, the borrower may obtain a partial disbursement based on the difference between the then-balance of the vacancy reserve funds and the amount the original loan balance would have to be reduced by to satisfy the Underwriting Conditions. If the release conditions are not satisfied by August 1, 2019, the borrower has no further right to release and the lender must apply the undisbursed funds to pay down the Mortgage Loan, including shortfall interest (but excluding any prepayment premium). Following any related pay-down of the Mortgage Loan, loan payments are re-set based on the reduced principal balance and 30 year amortization period, effective the first day of the month following the pay-down.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Equity Inns Portfolio, representing approximately 0.9% of the Initial Pool Balance, following the prepayment lockout date, the related borrower has the option, in order to avoid certain debt service coverage-related cash management arrangements, to prepay such Mortgage Loan in an amount such that the debt service coverage ratio is at least 1.80x (such payment to be accompanied by any applicable yield maintenance charge).

With respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A., which are described as being encumbered by subordinate mortgage liens under “—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives”, each such Mortgage Loan is cross-defaulted with such subordinate mortgage lien(s) in the amounts described in this prospectus under “—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives”. In each case, the subordinate lender is subject to a subordination agreement, which generally subordinates the subordinate lender’s rights and remedies to those of the lender under the Mortgage Loan; however, the subordinate lender is generally not subject to a standstill agreement. We cannot assure you that the foregoing circumstances, including with respect to the subordinate lender’s right to independently pursue a foreclosure action, will not result in a prepayment of the Mortgage Loan at a time when the applicable special servicer might otherwise have elected to modify the related Mortgage Loan or take other action with respect to the Mortgage Loan. In addition, we cannot assure you that foreclosure by the subordinate lender will not result in a material reduction in the liquidation proceeds that otherwise might have been realized by the applicable special servicer if such special servicer were able to elect a different course of action.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

•	Fifty-six (56) of the Mortgage Loans, representing approximately 66.6% of the Initial Pool Balance, each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable or outstanding, as applicable, on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

•	Thirteen (13) of the Mortgage Loans, representing approximately 22.3% of the Initial Pool Balance, each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.

•	Fourteen (14) of the Mortgage Loans, representing approximately 6.2% of the Initial Pool Balance, each permit voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium for a period and thereafter permit prepayment upon the payment of a Prepayment Premium for a period and thereafter such Mortgage Loan is freely prepayable.

•	Six (6) of the Mortgage Loans, representing approximately 2.8% of the Initial Pool Balance, each permits the related borrower to make voluntary principal prepayments upon the payment of a Yield Maintenance Charge for a specified period, and thereafter for a specified period, permits the related borrower to make voluntary principal prepayments upon the payment of a Yield Maintenance Charge or to defease the related Mortgage Loan by pledging Government Securities (or in some cases, other securities, subject to certain REMIC and rating conditions) that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable or outstanding, as applicable, on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

•	One (1) Mortgage Loan representing approximately 1.2% of the Initial Pool Balance, prohibits voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permits the related borrower to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Due Date through and including the maturity date or make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.

•	One (1) Mortgage Loan, representing approximately 1.0% of the Initial Pool Balance, permits voluntary principal prepayment upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium for a period and thereafter such Mortgage Loan is freely prepayable.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
1-3	12	11.2%
4-6	69	80.2
7-13	10	8.6
Total	91	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners. Additionally, with respect to the Mortgage Loans included in the Trust that are secured by residential cooperative properties, the owners of cooperative units underlying the cooperative properties are permitted, generally without restriction, to sell such cooperative units (including such owner’s interest in the underlying borrower) and/or to obtain loans secured by a pledge of such owner’s interest in the underlying borrower.

Additionally, certain of the Mortgage Loans (excluding the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A.) provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

•	no event of default has occurred;

•	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

•	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

•	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

•	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

In addition, with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A., the applicable master servicer will be permitted to waive the enforcement of “due-on-encumbrance” clauses to permit subordinate debt secured by the related mortgaged property subject to the satisfaction of various conditions and subject to certain parameters set forth in the Pooling and Servicing Agreement. See “—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives” in this prospectus.

Defeasance

The terms of sixty-three (63) of the Mortgage Loans (the “Defeasance Loans”), representing approximately 70.5% of the Initial Pool Balance, permit the applicable borrower at any time (provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity or anticipated to be paid on the related Anticipated Repayment Date, the related balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”.

For additional information on Mortgage Loans that permit partial defeasance, see “—Releases; Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the applicable master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Green Valley Portfolio, representing approximately 5.6% of the Initial Pool Balance, provided that no event of default has occurred and is continuing under the related loan documents, at any time after the earlier of the date that is (x) two years after the Closing Date and (y) three years after the date of origination of the Mortgage Loan, the borrower may obtain the release of any individual Mortgaged Property in the portfolio from the lien of the related security instruments, provided that, among other conditions: (i) the borrower partially defeases an amount equal to 110% of the allocated loan amount of the Mortgaged Property to be released; (ii) the debt service coverage ratio of the remaining Mortgaged Properties is equal to or greater than both (A) the debt service coverage ratio of all of the Mortgaged Properties as of the date of origination of the Mortgage Loan, and (B) the debt service coverage ratio of all of the Mortgaged Properties then encumbered by the related Mortgage immediately prior to such release, each as determined by the lender in its sole but reasonable discretion; (iii) the loan-to-value ratio of the remaining Mortgaged Properties is equal to or less than both (A) the loan-to-value ratio of all of the Mortgaged Properties as of the date of origination of the Mortgage Loan, and (B) the loan-to-value ratio of all of the Mortgaged Properties then encumbered by the related Mortgage immediately prior to such release (it being acknowledged and agreed that the determination of the loan-to-value ratio for purposes of this clause (iii) will be a reasonable determination by the lender based on a current or updated appraisal, a broker’s price opinion or other written determination of value using a valuation method reasonably satisfactory to the lender); (iv) the borrower delivers to the lender a rating agency confirmation as to the defeasance; and (v) if such release would result in a loan-to-value ratio greater than 125%, the borrower delivers payment of a “qualified amount” as such term is defined in Internal Revenue Service Revenue Procedure 2010-30, unless the lender receives an opinion of counsel that failure to make such payment will not cause the issuing entity to fail to maintain its status as a REMIC.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Mesa South Shopping Center, representing approximately 1.1% of the Initial Pool Balance, the borrower may obtain the release of a vacant 0.75 acre unimproved, non-income producing outparcel at the Mortgaged Property; provided that, among other considerations: (i) no default or event of default exists under the mortgage loan documents; (ii) the borrower delivers to the lender any net proceeds received from a sale of such parcel, which amount will be deposited into a capital expenditure reserve; (iii) to the extent not waived by the lender, delivery of an opinion of counsel that the Trust will not fail to maintain its status as a REMIC trust as a result of the release; (iv) the borrower continues to be a single-purpose entity; (v) the release parcel and the remaining parcel are each one or more separate tax parcels; and (vi) to the extent not waived by lender, delivery of a rating agency confirmation in connection with the partial release.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Equity Inns Portfolio, representing approximately 0.9% of the Initial Pool Balance, on and after December 31, 2017, the borrower has the right to obtain the release of one or more of the related Mortgaged Properties in connection with a third-party, arms-length sale of such Mortgaged Property(ies)(or with respect to up to two of such Mortgaged Properties at which hotel operations have ceased and are no longer commercially viable, in connection with a sale to an affiliate) upon, among other conditions, (i) no event of default exists, (ii) the payment of the related Whole Loan in an amount equal to (A) a release price equal to the greater of (x) 115% of the allocated loan amount of the Mortgaged Property(ies) to be released and (y) 100% of the net sales proceeds of the Mortgaged Property(ies) to be released after deducting the closing costs of the sale, which costs are required to be capped at 6% of gross sales proceeds, and (B) such additional amount as is necessary to satisfy the loan-to-value and debt service coverage tests below, (iii) the debt service coverage ratio of the remaining properties is not less than the greater of 2.35x and the debt service coverage ratio immediately prior to the release, (iv) the loan-to-value ratio of the remaining properties is not greater than the lesser of 64.4% and the loan-to-value ratio immediately prior to the release, (v) payment of a yield maintenance premium on the portion of the principal balance being prepaid in connection with such release and interest accrued to the next payment date, and (vi) if such release would result in a loan-to-value ratio greater than 125%, payment of a “qualified amount” as such term is defined in Internal Revenue Service Revenue Procedure 2010-30, unless lender receives an opinion of counsel that failure to make such payment will not cause the issuing entity to fail to maintain its status as a REMIC. If, as a result of a casualty or condemnation, the application of net proceeds or awards to prepay the related Whole Loan results in a reduction of the outstanding principal balance of the related Whole Loan in an amount greater than 60% of the allocated loan amount of the affected Mortgaged Property, then, the related borrower may obtain a release of such Mortgaged Property upon satisfaction of the same conditions as described above, except that the required payment to the lender must be equal to the sum of (i) the difference, if any, between 115% of the allocated loan amount of such affected Mortgaged Property and the net proceeds previously applied, plus (ii) all interest which would have accrued to the next payment date, and will not include a yield maintenance premium.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Indy Portfolio, representing approximately 0.8% of the Initial Pool Balance, provided that no event of default has occurred and is continuing under the related loan documents, after the related lockout period, the borrower may obtain the release of the Mortgaged Property identified on Annex A-1 as Green on Meridian from the lien of the related security instruments in connection with a third-party, arm’s length sale of such Mortgaged Property, provided that, among other conditions: (i) the debt service coverage ratio of the remaining Mortgaged Properties is equal to or greater than both (A) the debt service coverage ratio of all of the Mortgaged Properties as of the date of origination of the Mortgage Loan, and (B) the debt service coverage ratio of all of the Mortgaged Properties then encumbered by the related Mortgage immediately prior to such release, each as determined by the lender in its sole but reasonable discretion; (ii) the loan-to-value ratio of the remaining Mortgaged Properties is equal to or less than both (A) the loan-to-value ratio of all of the Mortgaged Properties as of the date of origination of the Mortgage Loan, and (B) the loan-to-value ratio of all of the Mortgaged Properties then encumbered by the related Mortgage immediately prior to such release; (iii) the borrower partially defeases such Mortgage Loan in an amount no less than 125% of the allocated loan amount of the Mortgaged Property to be released; (iv) the borrower delivers to the lender a rating agency confirmation as to the defeasance and (v) if such release would result in a loan-to-value ratio greater than 125%, the borrower delivers payment of a “qualified amount” as such term is defined in Internal Revenue Service Revenue Procedure 2010-30, unless the lender receives an opinion of counsel that failure to make such payment will not cause the issuing entity to fail to maintain its status as a REMIC.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as RealOp SC Portfolio, representing approximately 0.8% of the Initial Pool Balance, provided that no event of default has occurred and is continuing under the related loan documents, after the related lockout period, the borrower may obtain the release of the Mortgaged Property identified on Annex A-1 as 40 Concourse Way from the lien of the related security instruments in connection with a third-party, arm’s length sale of such Mortgaged Property, provided that, among other conditions: (i) the borrower partially defeases an amount equal to 125% of the allocated loan amount of the Mortgage Loan and partially prepays an amount equal to 125% of the allocated loan amount of the related mezzanine loan, together with yield maintenance thereon; (ii) the debt service coverage ratio of the remaining Mortgaged Properties is equal to or greater than 1.50x after such release; (iii) the combined loan-to-value ratio of the remaining Mortgaged Properties is equal to or less than 75.0% after such release; (iv) the debt yield of the remaining Mortgaged Properties is at least 10.40% after such release;(v) the borrower delivers to the lender a rating agency confirmation as to the defeasance and (vi) if such release would result in a loan-to-value ratio greater than 125%, the borrower delivers payment of a “qualified amount” as such term is defined in Internal Revenue Service Revenue Procedure 2010-30, unless the lender receives an opinion of counsel that failure to make such payment will not cause the issuing entity to fail to maintain its status as a REMIC.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Family Dollar/Walgreens Portfolio, representing approximately 0.4% of the Initial Pool Balance, the loan documents permit the partial release of the Family Dollar parcel in connection with a sale to an unaffiliated third party after the yield maintenance lockout period, subject to certain conditions, including: (i) payment of a release price equal to the greater of (A) 85% of the net sales proceeds for such release parcel, and (B) 120% of the allocated loan amount therefor; together with a prepayment premium equal to the greater of 1% of the amount prepaid or a yield maintenance-based amount; (ii) the post-release loan-to-value ratio for the remaining property is no greater than the lesser of (A) 59% and (B) the pre-release loan-to-value ratio for both properties; and (iii) the post-release debt yield for the remaining property shall be equal to greater of (A) 9.25% and (B) the pre-release combined debt yield for both properties.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Seventy (70) of the Mortgage Loans, representing approximately 83.2% of the Initial Pool Balance, provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Fifty-eight (58) of the Mortgage Loans, representing approximately 69.7% of the Initial Pool Balance, provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Fifty-one (51) of the Mortgage Loans, representing approximately 49.3% of the Initial Pool Balance, provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Thirty-three (33) of the Mortgage Loans, representing approximately 80.3% of the Initial Pool Balance, are secured in whole or in part by office, retail, industrial and mixed use properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial and mixed use properties only.

Eight (8) of the Mortgage Loans, representing approximately 9.2% of the Initial Pool Balance, provide for monthly or upfront escrows to cover planned capital expenditures or franchise-mandated property improvement plans.

Two (2) of the Mortgage Loans, representing approximately 3.0% of the Initial Pool Balance, provide for monthly or upfront escrows to cover certain performance requirements.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves. In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged

Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance (%)
Springing	43	$511,330,179	48.9%
Hard/Upfront Cash Management	16	249,853,843	23.9
Hard/Springing Cash Management	9	118,830,965	11.4
None	20	118,043,276	11.3
Soft/Upfront Cash Management	2	41,300,000	4.0
Soft/Springing Cash Management	1	6,000,000	0.6
Total:	91	$1,045,358,264	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

•	Hard/Upfront Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

•	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

•	Soft/Upfront Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

•	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

•	Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

•	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

Exceptions to Underwriting Guidelines

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Ladder Capital Finance LLC—Ladder Capital Group’s Underwriting Guidelines and Processes”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Rialto Mortgage Finance, LLC—Rialto Mortgage’s Underwriting Standards and Loan Analysis”; and “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”.

Three (3) Mortgage Loans, representing approximately 0.8% of the Initial Pool Balance, were originated by Wells Fargo Bank, National Association and National Cooperative Bank, N.A. with exceptions to the underwriting guidelines as described in the following bullet points:

•	With respect to one (1) Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Family Dollar/Walgreens Portfolio, representing approximately 0.4% of the Initial Pool Balance, the blended underwritten management fee (1.6%) is less than 3.0%, which represents an exception to the underwriting guidelines for Wells Fargo Bank, National Association. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following: (a) the Mortgage Loan represents a Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD of 49.0% and 42.5%, respectively; (b) the Walgreens – Jasper, IN Mortgaged Property is 100.0% leased to Walgreens (rated investment-grade BBB/Baa2/BBB by Fitch/Moody’s/S&P) on a 75-year triple net lease expiring in October 2081 and the Family Dollar – Charlotte Mortgaged Property is 100.0% leased to Family Dollar on a 13.5-year triple net lease expiring in June 2029 with four, five-year lease renewal options; (c) the U/W NCF DSCR is 1.82x and if the Mortgage Loan underwriting utilized a 3.0% management fee, the U/W NCF DSCR would be approximately 1.79x; (d) the Mortgaged Properties are both tenant-managed with no active management agreements in-place; and (e) the guarantors have strong financial net worth and liquidity relative to the Mortgage Loan. Certain characteristics of the Mortgage Loan can be found on Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.

•	With respect to one (1) Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Main and Market, representing approximately 0.3% of the Initial Pool Balance, the U/W NCF DSCR (1.17x) is less than 1.20x, which represents an exception to the underwriting guidelines for Wells Fargo Bank, National Association. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following: (a) the Mortgage Loan represents a Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD of 36.7% and 29.7%, respectively; (b) Wells Fargo Bank, National Association collected $72,000 at origination, which will be released to the borrower upon the re-

leasing of the current vacant space (representing 19.2% of the net rentable area) at the Mortgaged Property; (c) according to a third party market research report, there are 80 office properties located within a half mile of the Mortgaged Property which report an average vacancy rate of 4.6%; (d) assuming the vacant space is leased at market rent and the property is underwritten to a 5.0% vacancy rate, the U/W NCF DSCR would be approximately 1.55x; (e) the average contract rent at the Mortgaged Property is approximately 27.1% lower than average market rent concluded to by the appraiser; and (f) the guarantors have strong financial net worth and liquidity relative to the Mortgage Loan. Certain characteristics of the Mortgage Loan can be found on Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.

•	With respect to one (1) Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as 222 Bowery Owners Corp., representing approximately 0.1% of the Initial Pool Balance, the Mortgage Loan was originated with an exception to National Cooperative Bank, N.A.’s underwriting guidelines that require the borrower’s financial statements be audited. In this instance, the related borrower’s historical financial statements are on a “compiled” basis. However, the related loan documents require the related borrower to deliver audited financial statements during the term of the Mortgage Loan. Based on the foregoing, National Cooperative Bank, N.A. approved inclusion of the Mortgage Loan into this transaction.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

•	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

•	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

•	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

•	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

•	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower;

•	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests;

•	with respect to the Mortgage Loans secured by residential cooperative properties, the related borrower may have incurred, be permitted in the future to incur, or in the future be granted consent to incur, additional indebtedness secured by the related Mortgaged Property as further described in “—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives” in this prospectus; and

•	with respect to the Mortgage Loans secured by residential cooperative properties, the owners of cooperative units underlying the residential cooperative properties are permitted, generally without restriction, to obtain loans secured by a pledge of such owner’s interest in the respective cooperative units underlying the cooperative properties.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Loan holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan Underwritten NCF DSCR	Cut-off Date Total Debt Underwritten NCF DSCR(1)
RealOp SC Portfolio(2)	$8,518,128	0.8%	$1,461,031	N/A	$9,979,159	6.552%	74.4%	87.2%	1.50x	1.15x

(1)	Calculated including the mezzanine debt. Cut-off Date Wtd. Avg. Total Debt Interest Rate is based on the interest rate of the related Mortgage Loan and the related mezzanine loan as of the Cut-off Date, and the Cut-off Date Total Debt Underwritten NCF DSCR is calculated based on such initial interest rates.

(2)	Held by Ladder Capital Finance LLC or an affiliate thereof.

The mezzanine indebtedness is coterminous with the related Mortgage Loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ’Due-On-Encumbrance’ Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Maximum Principal Amount Permitted (If Specified)(1)	Combined Maximum LTV Ratio(2)	Combined Minimum DSCR(2)	Combined Minimum Debt Yield(2)	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation(3)
Green Valley Portfolio	$58,750,000	N/A	75.0%	1.35x	N/A	Yes	Yes(5)
Skyline Village	$25,725,000	N/A	75.0%	1.25x	N/A	Yes	Yes(5)
FMC Corporation R&D HQ	$21,490,000	N/A	85.0%	1.20x	N/A	Yes	No
4100 Alpha Road(4)	$19,500,000	N/A	70.0%	1.30x	N/A	Yes	Yes
2500 East TC Jester Blvd(4)	$13,952,707	N/A	70.0%	1.30x	N/A	Yes	Yes
Holiday Inn Express Austin North	$7,750,000	N/A	70.0%	1.81x	N/A	Yes	Yes
Walgreens Youngstown	$3,780,000	N/A	85.0%	1.20x	N/A	Yes	No
Albin-Ridge Storage	$3,660,000	N/A	65.0%	1.45x	N/A	Yes	Yes
3934 FM1960 Road	$2,324,680	N/A	70.0%	1.30x	N/A	Yes	Yes
Family Dollar - Radford	$1,120,000	N/A	85.0%	1.20x	N/A	Yes	No
Family Dollar - Malone	$1,071,000	N/A	85.0%	1.20x	N/A	Yes	No
Dollar General Mercedes	$825,500	N/A	85.0%	1.20x	N/A	Yes	No
Dollar General Aurora	$620,750	N/A	85.0%	1.20x	N/A	Yes	No

(1)	Indicates the maximum aggregate principal amount of the Mortgage Loan and the related mezzanine loan (if any) that is specifically stated in the Mortgage Loan documents and does not take account of any restrictions that may be imposed at any time by operation of any debt yield, debt service coverage ratio or loan-to-value ratio conditions.

(2)	Debt service coverage ratios, loan-to-value ratios and debt yields are to be calculated in accordance with definitions set forth in the related Mortgage Loan documents. Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio must be, or may be required by the lender to be, based on a recent appraisal.

(3)	Indicates whether the conditions to the financing include (a) delivery of Rating Agency Confirmation that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates and/or (b) acceptability of any related intercreditor or mezzanine loan documents to the Rating Agencies.

(4)	Direct or indirect owners of the related borrower are permitted to obtain mezzanine financing upon a sale of the related Mortgaged Property and assumption of the Mortgage Loan pursuant to the Mortgage Loan documents.

(5)	If required under the PSA.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and a default-related repurchase option. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—’Due-on-Sale’ and ’Due-on-Encumbrance’ Provisions” above. In addition, the Mortgage Loans secured by residential cooperative properties permit cooperative unit loans that are secured by direct equity interests in the related borrower. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” in this prospectus

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Secured Indebtedness

With respect to one (1) Mortgage Loan secured by the Mortgaged Property identified as The Shops at Crystals on Annex A-1, representing approximately 3.3% of the Initial Pool Balance, without the prior consent of the lender, the borrower is prohibited from entering into a property assessed clean energy loan that is repaid through multi-year assessments against the Mortgaged Property; provided that the borrower is permitted to obtain such loan (which is not to exceed $7,000,000), subject to the mortgage lender’s consent and delivery of a Rating Agency Confirmation. Failure to timely pay such assessments can give rise to a lien against the Mortgaged Property.

With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as the FMC Corporation R&D HQ, Walgreens Youngstown, Family Dollar – Radford, Family Dollar – Malone, Dollar General Mercedes and Dollar General Aurora, representing approximately 2.8% of the Initial Pool Balance, the related loan documents allow for the pledge of direct or indirect interests in the related borrower to secure corporate level financing; provided that, among other things, the corporate financing is secured by at least a majority of the real estate assets owned directly or indirectly by the pledgor, which majority is to constitute no fewer than 4 real estate assets (properties or owners of properties) (inclusive of the pledgor’s interest in the related borrower). There is no requirement for an intercreditor agreement in connection with such pledges.

With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as 2500 East TC Jester Blvd and 4100 Alpha Road, representing approximately 3.2% of the Initial Pool Balance in the aggregate, the related Mortgaged Properties had been collateral under a corporate facility that an affiliate of the related borrowers has with Beal Bank USA, a Nevada thrift. In connection with the origination of such Mortgage Loans, the related Mortgaged Properties were released as collateral. However, the parent of the related borrowers is obligated to submit any and all distributions received from the related borrowers to Beal Bank USA, including periodic distributions and net proceeds of any sale or refinancing. Such distribution obligations are secured by a pledge of the equity in related borrowers. An intercreditor agreement exists between Beal Bank USA and the mortgage lender. Beal Bank USA has a purchase option with respect to each of the related Mortgaged Properties if the related Mortgage Loan is accelerated after an event of default or the mortgage lender receives written notice from the related mortgage borrower that the related mortgage borrower will no longer perform under the related Mortgage Loan.

Preferred Equity

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as One Meridian, representing approximately 3.5% of the Initial Pool Balance, such Mortgage Loan constitutes acquisition financing of the related Mortgaged Property. The seller of the property contributed $2,500,000 towards the purchase price as preferred equity. The preferred equity is structured and based on an 8.0% return of future net cash flow. The seller is entitled to the return of its equity contribution and preferred returns as follows: an amount of not less than 15% of any net profit available from the related Mortgaged Property, which payment will first be used to pay down the equity contribution, and then to pay the preferred return. The seller’s equity contribution will not entitle the seller to any voting rights or management rights even if there is a failure to pay the preferred returns.

With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Equity Inns Portfolio, representing approximately 0.9% of the Initial Pool Balance, W2007 Equity Inns Partnership, L.P. and W2007 Equity Inns Trust (collectively, “Equity Inns PE Member”), each an affiliate of Whitehall Street Global Real Estate Partnership 2007 (which is the real estate private equity unit of Goldman Sachs Group, Inc.) held a preferred equity interest with an outstanding balance as of August 31, 2016 of approximately $65,246,820 in an upper-tier affiliate of the borrowers (“Holdco”). Provided no Equity Inns PE Changeover Event (as defined below) has occurred, Equity Inns PE Member is entitled to a preferred return on its investment payable from cash flow from the Equity Inns Portfolio Mortgaged Properties, equal to 7.5% for the period ending August 27, 2016 and 8.0% thereafter. If an Equity Inns PE Changeover Event has occurred, Equity Inns PE Member is entitled to an increase of 5.0% above such preferred return. 50% of the Equity Inns PE Member’s original capital contributions are required to be paid to Equity Inns PE Member by February 27, 2018 and 100% are required to be paid to Equity Inns PE Member by February 27, 2019. The balance of the preferred equity investment (inclusive of all returns) is required to be redeemed in full by payment to Equity Inns PE Member of (i) all its capital contributions and (ii) Equity Inns PE Member’s required return plus (iii) any other amounts due to Equity Inns PE Member on or prior to the earlier of (x) the first occurrence of an Equity Inns PE Changeover Event or (y) January 4, 2021 (the “Mandatory Equity Inns PE Redemption Date”). Upon certain events (each an “Equity Inns PE

Changeover Event”) set forth in Holdco’s organizational documents (including Holdco’s failure to pay the monthly preferred return, the failure to repay Equity Inns PE Member’s capital contributions as provided in Holdco’s operating agreement and the failure to redeem the preferred equity investment by the Mandatory Equity Inns PE Redemption Date), Equity Inns PE Member is entitled to take over control of Holdco and thereby control over the borrowers. In the event Equity Inns PE Member takes control of Holdco, any replacement guarantee will provide that liability of the replacement guarantor for voluntary bankruptcy and related carveouts will be capped at an amount equal to the original principal balance of the Mortgage Loan plus accrued and unpaid interest times 0.20. The lender and Equity Inns PE Member entered into a recognition agreement. Among other things, the recognition agreement contains acknowledgements from Equity Inns PE Member that upon an event of default under the Equity Inns Portfolio Mortgage Loan or upon the occurrence of a cash sweep event period under the Equity Inns Portfolio Mortgage Loan no cash from the related Mortgaged Properties will be distributed to Equity Inns PE Member, until the Equity Inns Portfolio Mortgage Loan has been paid in full or the distribution hold has been revoked or withdrawn by lender; however, such agreement does not prevent the Equity Inns PE Member from exercising its right to take control of the borrowers due to its failure to receive amounts due to it under the preferred equity documents. The recognition agreement requires the lender to give Equity Inns PE Member copies of any default notices given to the borrowers and grants Equity Inns PE Member the opportunity to cure such defaults by the borrowers.

Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives

With respect to Mortgage Loans secured by residential cooperative properties, many of the related borrowers have incurred additional indebtedness secured by the related

Mortgaged Property. Such additional secured indebtedness in existence as of the Cut-off Date is expressly subordinate to the related cooperative Mortgage Loan included in the Trust and is described on Annex A-1 to this prospectus. The following table presents certain information with respect to existing subordinate mortgage indebtedness encumbering residential cooperative properties securing Mortgage Loans included in the Trust.

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	Non-Trust Mortgage Loan Maximum Balance Allowed ($)(1)	Non-Trust Mortgage Loan Balance as of August 19, 2016 ($)	Total Cut-off Date Debt Balance ($)(2)	Total Maximum Debt Balance ($)(3)	Total Maximum Debt LTV Ratio (%)(3)	Non-Trust Mortgage Loan Interest Rate	Total Maximum Debt U/W NCF DSCR(4)
720-730 Fort Washington Ave. Owners Corp.	$13,978,686	$1,000,000	$0	$13,978,686	$14,978,686	9.2%	greater of 3.90% or 1MO LIBOR+3.75%	5.52x
16 N. Broadway Owners, Inc.	$6,600,000	$500,000	$0	$6,600,000	$7,100,000	31.1%	greater of 3.90% or 1MO LIBOR+3.75%	3.52x
Blindbrook Lodge Owners Inc. a/k/a Blind Brook Lodge Owners Inc.	$6,500,000	$500,000	$0	$6,500,000	$7,000,000	12.9%	greater of 3.90% or 1MO LIBOR+3.75%	5.62x
3636 Greystone Owners, Inc.	$6,490,695	$500,000	$0	$6,490,695	$6,990,695	29.4%	greater of 3.90% or 1MO LIBOR+3.75%	2.39x
480 Riverdale Avenue Tenants Corp.	$4,995,804	$500,000	$0	$4,995,804	$5,495,804	25.9%	greater of 3.90% or 1MO LIBOR+3.75%	5.43x
Lincoln Co-Operative Apartments, Inc.	$4,400,000	$500,000	$0	$4,400,000	$4,900,000	6.9%	greater of 3.90% or 1MO LIBOR+3.75%	15.08x
3901 Independence Owners, Inc.	$4,196,388	$500,000	$0	$4,196,388	$4,696,388	18.7%	greater of 3.90% or 1MO LIBOR+3.65%	5.49x
Beach House Owners Corp.	$4,000,000	$500,000	$100,000	$4,100,000	$4,500,000	18.2%	greater of 3.90% or 1MO LIBOR+3.75%	3.67x
210 E. Broadway Owners Corp.	$3,700,000	$500,000	$0	$3,700,000	$4,200,000	20.8%	greater of 3.90% or 1MO LIBOR+3.75%	6.23x
Woodlawn Veterans Mutual Housing Company, Inc.	$3,000,000	$500,000	$0	$3,000,000	$3,500,000	17.8%	greater of 3.90% or 1MO LIBOR+3.75%	8.99x
2165 Matthews Avenue Owners, Inc.	$1,498,783	$200,000	$0	$1,498,783	$1,698,783	22.1%	greater of 3.90% or 1MO LIBOR+3.75%	6.59x

(1)	For Subordinate LOC non-trust mortgage loans, the Non-Trust Mortgage Loan Maximum Balance Allowed assumes that the non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date.

(2)	The Total Cut-off Date Debt Balance is calculated using the Cut-off Date Principal Balance of the Mortgage Loan and the actual outstanding balance of the non-trust mortgage loan(s) as of August 19, 2016.

(3)	For Subordinate LOC non-trust mortgage loans, the Total Maximum Debt Balance and the Total Maximum Debt LTV Ratio are calculated (i) using the Cut-off Date Principal Balance of the Mortgage Loan and (ii) assuming that the corresponding non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as the Cut-off Date.

(4)	For Subordinate LOC non-trust mortgage loans, the Total Maximum Debt U/W NCF DSCR is calculated (i) assuming that interest on the nontrust mortgage loan is accruing pursuant to the applicable loan document (with the applicable interest rate determined using LIBOR in effect as of August 19, 2016 and giving effect to any applicable interest rate floor), (ii) assuming that the non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date and (iii) assuming that any initial interest-only period for such non-trust mortgage loan has expired and the related borrower is required to make scheduled principal plus interest payments as set forth in the corresponding promissory note.

In addition, with respect to each of the Mortgage Loans sold by National Cooperative Bank, N.A. and secured by residential cooperative properties, the PSA permits the applicable master servicer to grant consent to additional subordinate financing secured by the related cooperative property (even if such subordinate financing is prohibited by the terms of the related Mortgage Loan documents), subject to the satisfaction of certain conditions, including that (i) the maximum combined loan-to-value ratio not exceed 40% (based on the Value Co-op Basis of the related Mortgaged Property as set forth in an updated appraisal obtained in connection with the proposed indebtedness), (ii) the aggregate of proposed and existing subordinate financing secured by the related Mortgaged Property must not exceed $7.5 million, (iii) the net proceeds of the subordinate debt must be used principally for funding capital expenditures, major repairs or reserves, (iv) the subordinate mortgage loan is not permitted to have a stated maturity date that is prior to the maturity date of the related Mortgage Loan if the subordinate mortgage loan is not fully amortizing and (v) National Cooperative Bank, N.A. or any affiliate thereof that originates (in accordance with its underwriting standards for such loans) the subordinate mortgage loan, executes and delivers to the Custodian (on behalf of the Trustee) for inclusion in the Mortgage File an intercreditor and subordination agreement with respect to such subordinate mortgage. “Value Co-op Basis” means, with respect to any residential cooperative property securing a Mortgage Loan, the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the applicable master servicer determined as if the related Mortgaged Property is operated as a residential cooperative; in general, such value equals the gross sellout value of all cooperative units in the related Mortgaged Property (applying a discount as determined by the appraiser for rent regulated and rent controlled units), based in part on various comparable sales of cooperative apartment units in the market, plus the amount of the underlying debt encumbering the related Mortgaged Property. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to restrictions on the sale price for which units may be re-sold), the gross sellout value referenced in the preceding sentence is calculated without regard to any applicable sale price restrictions. The comparable sales considered in the appraisers’ estimates of gross sellout values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered.

However, the intercreditor agreements that in each instance govern the interaction between the mortgagee under the Mortgage Loan and the lender with respect to any such additional secured debt generally do not (as to existing additional subordinate debt) and are not likely to (as to future additional secured debt) contain “standstill” provisions in favor of the mortgagee under the Mortgage Loan. As a result, the lender under any such permitted additional debt could foreclose upon its lien and cause a default on the related Mortgage Loan, regardless of whether such Mortgage Loan was otherwise in default. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk” in this prospectus.

In each of the aforementioned cases with respect to future subordinate financing, National Cooperative Bank, N.A. or one of its affiliates is likely to be the lender on such subordinate financing, although it is not obligated to provide such financing. In addition, the Mortgage Loans secured by residential cooperative properties do not restrict the pledge of direct equity interests in the related cooperative borrower in connection with the financing of cooperative apartment units. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Potential Conflicts of Interest of the Master Servicers and the Special Servicers” in this prospectus.

The Whole Loans

General

Each of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as “Central Park Retail”, “1140 Avenue of the Americas”, “The Shops at Crystals”, “Pinnacle II”, “One & Two Corporate Plaza”, “Aspen at Norman Student Housing”, “Equity Inns Portfolio” and “Hilton Garden Inn Athens Downtown” are each part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related

Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“CGCMT 2016-C2 Pooling and Servicing Agreement” means the pooling and servicing agreement relating to the securitization of the Hilton Garden Inn Athens Downtown Companion Loan.

“COMM 2015-LC23 Pooling and Servicing Agreement” means the pooling and servicing agreement relating to the securitization of the Equity Inns Portfolio Controlling Companion Loan.

“Companion Loan Rating Agency” means any NRSRO rating any serviced pari passu companion loan securities.

“Controlling Companion Loan” means, with respect to a Servicing Shift Whole Loan, the related Pari Passu Companion Loan which, upon the securitization of such Pari Passu Companion Loan, servicing is expected to shift to the Servicing Shift PSA entered into in connection with such securitization. Ladder Capital Finance LLC is currently the holder of the “Controlling Companion Loan” with respect to each of the 1140 Avenue of the Americas Whole Loan and the Aspen at Norman Student Housing Whole Loan.

“Non-Serviced Certificate Administrator” means with respect to (i) The Shops at Crystals Whole Loan, the certificate administrator under the Shops at Crystals Trust 2016-CSTL Trust and Servicing Agreement, (ii) the Pinnacle II Whole Loan, the certificate administrator under the WFCM 2016-BNK1 Pooling and Servicing Agreement, (iii) the Equity Inns Portfolio Whole Loan, the certificate administrator under the COMM 2015-LC23 Pooling and Servicing Agreement, (iv) the Hilton Garden Inn Athens Downtown Whole Loan, the certificate administrator under the CGCMT 2016-C2 Pooling and Servicing Agreement and (v) a Servicing Shift Whole Loan, after the applicable Servicing Shift Securitization Date, the certificate administrator under the related Servicing Shift PSA.

“Non-Serviced Companion Loan” means each of The Shops at Crystals Pari Passu Companion Loans, The Shops at Crystals Subordinate Companion Loans, the Pinnacle II Companion Loans, the Equity Inns Portfolio Companion Loans, the Hilton Garden Inn Athens Downtown Companion Loan, the 1140 Avenue of the Americas Companion Loans (on and after the related Servicing Shift Securitization Date) and the Aspen at Norman Student Housing Companion Loan (on and after the related Servicing Shift Securitization Date).

“Non-Serviced Directing Certificateholder” means with respect to (i) The Shops at Crystals Whole Loan, the directing certificateholder (or the equivalent) under the Shops at Crystals Trust 2016-CSTL Trust and Servicing Agreement, (ii) the Pinnacle II Whole Loan, the directing certificateholder (or the equivalent) under the WFCM 2016-BNK1 Pooling and Servicing Agreement, (iii) the Equity Inns Portfolio Whole Loan, the directing certificateholder (or the equivalent) under the COMM 2015-LC23 Pooling and Servicing Agreement, (iv) the Hilton Garden Inn Athens Downtown Whole Loan, the directing certificateholder (or the equivalent) under the CGCMT 2016-C2 Pooling and Servicing Agreement and (v) a Servicing Shift Whole Loan, after the applicable Servicing Shift Securitization Date, the directing certificateholder (or its equivalent) under the related Servicing Shift PSA.

“Non-Serviced Master Servicer” means with respect to (i) The Shops at Crystals Whole Loan, the servicer under the Shops at Crystals Trust 2016-CSTL Trust and Servicing

Agreement, (ii) the Pinnacle II Whole Loan, the master servicer under the WFCM 2016-BNK1 Pooling and Servicing Agreement, (iii) the Equity Inns Portfolio Whole Loan, the master servicer under the COMM 2015-LC23 Pooling and Servicing Agreement, (iv) the Hilton Garden Inn Athens Downtown Whole Loan, the master servicer under the CGCMT 2016-C2 Pooling and Servicing Agreement and (v) a Servicing Shift Whole Loan, after the applicable Servicing Shift Securitization Date, the master servicer under the related Servicing Shift PSA.

“Non-Serviced Mortgage Loan” means each of The Shops at Crystals Mortgage Loan, the Pinnacle II Mortgage Loan, the Equity Inns Portfolio Mortgage Loan and the Hilton Garden Inn Athens Downtown Mortgage Loan, as defined in “—The Whole Loans—The Non-Serviced Whole Loans”. On and after the related Servicing Shift Securitization Date, each of the Servicing Shift Mortgage Loans will be a Non-Serviced Mortgage Loan.

“Non-Serviced PSA” means with respect to (i) The Shops at Crystals Whole Loan, the Shops at Crystals Trust 2016-CSTL Trust and Servicing Agreement, (ii) the Pinnacle II Whole Loan, the WFCM 2016-BNK1 Pooling and Servicing Agreement, (iii) the Equity Inns Portfolio Whole Loan, the COMM 2015-LC23 Pooling and Servicing Agreement, (iv) the Hilton Garden Inn Athens Downtown Whole Loan, the CGCMT 2016-C2 Pooling and Servicing Agreement and (v) a Servicing Shift Whole Loan, after the applicable Servicing Shift Securitization Date, the related Servicing Shift PSA.

“Non-Serviced Special Servicer” means with respect to (i) The Shops at Crystals Whole Loan, the special servicer under the Shops at Crystals Trust 2016-CSTL Trust and Servicing Agreement, (ii) the Pinnacle II Whole Loan, the special servicer under the WFCM 2016-BNK1 Pooling and Servicing Agreement, (iii) the Equity Inns Portfolio Whole Loan, the special servicer under the COMM 2015-LC23 Pooling and Servicing Agreement, (iv) the Hilton Garden Inn Athens Downtown Whole Loan, the special servicer under the CGCMT 2016-C2 Pooling and Servicing Agreement and (v) a Servicing Shift Whole Loan, after the applicable Servicing Shift Securitization Date, the special servicer under the related Servicing Shift PSA.

“Non-Serviced Subordinate Companion Loan” means a The Shops at Crystals Subordinate Companion Loan.

“Non-Serviced Trustee” means with respect to (i) The Shops at Crystals Whole Loan, the trustee under the Shops at Crystals Trust 2016-CSTL Trust and Servicing Agreement, (ii) the Pinnacle II Whole Loan, the trustee under the WFCM 2016-BNK1 Pooling and Servicing Agreement, (iii) the Equity Inns Portfolio Whole Loan, the trustee under the COMM 2015-LC23 Pooling and Servicing Agreement, (iv) the Hilton Garden Inn Athens Downtown Whole Loan, the trustee under the CGCMT 2016-C2 Pooling and Servicing Agreement and (v) a Servicing Shift Whole Loan, after the applicable Servicing Shift Securitization Date, the trustee under the related Servicing Shift PSA.

“Non-Serviced Whole Loan” means each of The Shops at Crystals Whole Loan, the Pinnacle II Whole Loan, the Equity Inns Portfolio Whole Loan and the Hilton Garden Inn Athens Downtown Whole Loan. On and after the applicable Servicing Shift Securitization Date, each Servicing Shift Whole Loan will be a Non-Serviced Whole Loan related to the issuing entity. Prior to the applicable Servicing Shift Securitization Date, each Servicing Shift Whole Loan will be a Serviced Whole Loan.

“Other Master Servicer” means with respect to each Serviced Whole Loan, the master servicer appointed under the related Other PSA.

“Other PSA” means with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or Non-Serviced Mortgage Loans.

“Serviced Companion Loan” means each of the Central Park Retail Companion Loan and the One & Two Corporate Plaza Companion Loan. Prior to the applicable Servicing Shift Securitization Date, each of the 1140 Avenue of the Americas Companion Loans and the Aspen at Norman Student Housing Companion Loan will be a Serviced Companion Loan.

“Serviced Mortgage Loan” means each of the Central Park Retail Mortgage Loan and the One & Two Corporate Plaza Mortgage Loan. Prior to the applicable Servicing Shift Securitization Date, each Servicing Shift Mortgage Loan will be a Serviced Mortgage Loan.

“Serviced Pari Passu Companion Loan” means a Serviced Companion Loan.

“Serviced Pari Passu Mortgage Loan” means a Serviced Mortgage Loan.

“Serviced Whole Loan” means each of the Central Park Retail Whole Loan and the One & Two Corporate Plaza Whole Loan. Prior to the related Servicing Shift Securitization Date, each Servicing Shift Whole Loan will be a Serviced Whole Loan.

“Servicing Shift Mortgage Loan” means, with respect to any Servicing Shift Whole Loan, a Mortgage Loan included in the issuing entity that will be serviced under the PSA as of the Closing Date, but the servicing of which is expected to shift to the Servicing Shift PSA entered into in connection with the securitization of the related Controlling Companion Loan on and after the applicable Servicing Shift Securitization Date. As of the Closing Date, each of the 1140 Avenue of the Americas Mortgage Loan and the Aspen at Norman Student Housing Mortgage Loan will be a Servicing Shift Mortgage Loan related to the issuing entity.

“Servicing Shift PSA” means either the 1140 Avenue of the Americas PSA or the Aspen at Norman Student Housing PSA, as applicable.

“Servicing Shift Securitization Date” means the 1140 Avenue of the Americas Control Note Securitization Date or the Aspen at Norman Student Housing Control Note Securitization Date, as applicable.

“Servicing Shift Whole Loan” means any Whole Loan serviced under the PSA as of the Closing Date, which includes the related Servicing Shift Mortgage Loan included in the issuing entity and one or more Pari Passu Companion Loans not included in the issuing entity, but the servicing of which is expected to shift to the Servicing Shift PSA entered into in connection with the securitization of the related Controlling Companion Loan on and after the applicable Servicing Shift Securitization Date. As of the Closing Date, each of the 1140 Avenue of the Americas Whole Loan and the Aspen at Norman Student Housing Whole Loan will be a Servicing Shift Whole Loan related to the issuing entity.

“Shops at Crystals Trust 2016-CSTL Trust and Servicing Agreement” means the trust and servicing agreement governing the servicing of The Shops at Crystals Whole Loan and relating to the securitization of certain of The Shops at Crystals Companion Loans.

“Subordinate Companion Loan” means a The Shops at Crystals Subordinate Companion Loan.

“WFCM 2016-BNK1 Pooling and Servicing Agreement” means the pooling and servicing agreement relating to the securitization of the Pinnacle II Controlling Companion Loan.

The table below provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan:

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio(1)	Whole Loan LTV Ratio(2)	Mortgage Loan Underwritten NCF DSCR(1)	Whole Loan Underwritten NCF DSCR(2)
Central Park Retail	$70,000,000	6.7%	$ 20,000,000	N/A	74.4%	74.4%	1.32x	1.32x
1140 Avenue of the Americas	$45,000,000	4.3%	$ 54,000,000	N/A	55.0%	55.0%	2.16x	2.16x
The Shops at Crystals	$35,000,000	3.3%	$347,700,000	$167,300,000	34.8%	50.0%	3.28x	2.28x
Pinnacle II	$27,000,000	2.6%	$ 60,000,000	N/A	61.3%	61.3%	1.96x	1.96x
One & Two Corporate Plaza	$20,000,000	1.9%	$ 7,000,000	N/A	62.8%	62.8%	1.31x	1.31x
Aspen at Norman Student Housing	$16,600,000	1.6%	$ 22,000,000	N/A	75.0%	75.0%	1.30x	1.30x
Equity Inns Portfolio	$9,600,000	0.9%	$222,400,000	N/A	64.4%	64.4%	2.30x	2.30x
Hilton Garden Inn Athens Downtown	$6,992,207	0.7%	$ 12,935,583	N/A	58.1%	58.1%	2.24x	2.24x

(1)	Calculated including any related Companion Loans but excluding any related Subordinate Companion Loan.

(2)	Calculated including any related Companion Loans and any related Subordinate Companion Loan.

The Serviced Whole Loans

The Central Park Retail Whole Loan

General

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Central Park Retail, representing approximately 6.7% of the Initial Pool Balance (the “Central Park Retail Mortgage Loan”), the related Mortgaged Property also secures another mortgage note, which is pari passu in right of payment with the Central Park Retail Mortgage Loan (the “Central Park Retail Companion Loan”) and, together with the Central Park Retail Mortgage Loan, the (“Central Park Retail Whole Loan”). Only the Central Park Retail Mortgage Loan is included in the trust fund. The Central Park Retail Companion Loan, which has an original principal balance of approximately $20,000,000, is currently held by Wells Fargo Bank, National Association. The Central Park Retail Companion Loan is not an asset of the trust fund.

The holders of the Central Park Retail Whole Loan (the “Central Park Retail Noteholders”) have entered into an intercreditor agreement that sets forth the respective rights of each Central Park Retail Noteholder (the “Central Park Retail Intercreditor Agreement”).

Servicing

The Central Park Retail Whole Loan will be serviced from and after the Closing Date by Wells Fargo Bank, National Association, in its capacity as a master servicer, and Midland Loan Services, a Division of PNC Bank, National Association, in its capacity as a special servicer, pursuant to the terms of the PSA, subject to the terms of the Central Park Retail Intercreditor Agreement.

Advances

The applicable master servicer, the applicable special servicer (solely as to Servicing Advances) or the trustee, as applicable, will be responsible for making (or, with respect to the applicable special servicer, may choose to make): (i) any required P&I Advances on the Central Park Retail Mortgage Loan (but not on the Central Park Retail Companion Loan) pursuant to the terms of the PSA unless the applicable master servicer, the applicable special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Central Park Retail Mortgage Loan, and (ii) any required Servicing Advances with respect to the Central Park Retail Whole Loan unless the applicable master servicer, the applicable special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Central Park Retail Whole Loan. See “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus. Servicing Advances in respect of the related Mortgaged Property will be made as described under “Pooling and Servicing Agreement—Advances—Servicing Advances” in this prospectus. Recovery of any such advances will be as described under “Pooling and Servicing Agreement—Advances—Recovery of Advances” in this prospectus. Furthermore, only the master servicer, special servicer and/or trustee under the servicing agreement governing the securitization of the Central Park Retail Companion Loan will be responsible for making advances of principal and interest on the Central Park Retail Companion Loan (but not on the Central Park Retail Mortgage Loan), unless such master servicer, special servicer and/or trustee, as applicable, determines that such an advance would not be recoverable from collections on the Central Park Retail Companion Loan.

Distributions

The terms of the Central Park Retail Intercreditor Agreement set forth the respective rights of the Central Park Retail Noteholders with respect to distributions of funds received in respect of the Central Park Retail Whole Loan, and provide, in general, that:

•	the Central Park Retail Mortgage Loan and the Central Park Retail Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the Central Park Retail Mortgage Loan and the Central Park Retail Companion Loan will be applied to the Central Park Retail Mortgage Loan and the Central Park Retail Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of any master servicer, special servicer, operating advisor, asset representations reviewer, certificate administrator, depositor or trustee under the applicable pooling and servicing agreement) in accordance with the terms of the Central Park Retail Intercreditor Agreement, the PSA and the servicing agreement governing the securitization of the Central Park Retail Companion Loan; and

•	fees, costs and expenses relating to the Central Park Retail Whole Loan will, in general, be allocated on a pro rata and pari passu basis, to the Central Park Retail Mortgage Loan and the Central Park Retail Companion Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Central Park Retail Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Central Park Retail Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the Central Park Retail Companion Loan.

Certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to the Central Park Retail Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the trust’s right to reimbursement from future payments and other collections on the Central Park Retail Companion Loan or from general collections with respect to any securitization of the Central Park Retail Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Application of Penalty Charges

Pursuant to the Central Park Retail Intercreditor Agreement, the PSA may provide for the application of penalty charges paid in respect of the Central Park Retail Whole Loan to be used to (i) pay the applicable master servicer, the trustee or the applicable special servicer for interest accrued on any Servicing Advances and reimbursement of Servicing Advances, (ii) pay the parties to any related securitization for interest accrued on any principal and interest advance, (iii) pay certain other expenses incurred with respect to the Central Park Retail Whole Loan and (iv) pay to the applicable master servicer and/or the applicable special servicer as additional servicing compensation, except that for so long as the Central Park Retail Companion Loan is not included in a securitization, any penalty charges allocated to the Central Park Retail Companion Loan that are not applied pursuant to parts (i)-(iii) above will be remitted to the holder of the Central Park Retail Companion Loan and will not be paid to the applicable master servicer and/or applicable special servicer without express consent of such holder.

Consultation and Control

The controlling noteholder under the Central Park Retail Intercreditor Agreement with respect to the Central Park Retail Whole Loan will be the trustee, as holder of the Central Park Retail Mortgage Loan (such party, the “Central Park Retail Directing Holder”) (provided that, pursuant to the PSA, unless a Consultation Termination Event has occurred and is continuing or the Central Park Retail Whole Loan is an Excluded Loan, the Directing Certificateholder will be entitled to exercise the rights of the Central Park Retail Directing Holder). As such, pursuant to the terms of the Central Park Retail Intercreditor Agreement, certain decisions to be made with respect to the Central Park Retail Whole Loan, including certain Major Decisions and the implementation of any recommended actions outlined in an Asset Status Report will require the approval of the Central Park Retail Directing Holder. Generally, if the Central Park Retail Directing Holder fails to notify the applicable special servicer of its approval or disapproval of a proposed Major Decision within ten (10) business days of written notice thereof, such Major Decisions will be deemed approved. The Directing Certificateholder, as the party entitled to exercise the rights of the Central Park Retail Directing Holder, will have certain consent and/or consultation rights with respect to the Central Park Retail Whole Loan for so long as it has consent and/or consultation rights with respect to each other Mortgage Loan included in the issuing entity (other than any Excluded Loan), and will be entitled to exercise the rights and powers of the Central Park Retail Directing Holder under the Central Park Retail Intercreditor Agreement.

Notwithstanding the Central Park Retail Directing Holder’s consent and/or consultation rights described above, the applicable special servicer is permitted to implement any Major Decision before the expiration of the aforementioned ten (10) business-day period if (i) it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Central Park Retail Mortgage Loan and the Central Park Retail Companion Loan and (ii) the applicable special servicer has made a reasonable effort to contact the Central Park Retail Directing Holder.

Pursuant to the terms of the Central Park Retail Intercreditor Agreement, the holder of the Central Park Retail Companion Loan (or, at any time the Central Park Retail Companion Loan is included in a securitization, the holders of the majority of the class of securities issued in such securitization designated as the “controlling class” or their duly appointed representative or any other party assigned the rights to exercise the rights of the holder of the Central Park Retail Companion Loan, as and to the extent provided in the servicing agreement governing the securitization of the Central Park Retail Companion Loan) as a non-controlling noteholder (the “Central Park Retail Non-Controlling Noteholder”) will have the right (i) to receive copies of all notices, information and reports, in each case, with respect to any Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the Central Park Retail Whole Loan, that the applicable special servicer is required to provide to the Central Park Retail Directing Holder under such agreement within the same time frame that the applicable special servicer is required to provide such notices, information and reports to the Central Park Retail Directing Holder (but without regard to whether or not the Central Park Retail Directing Holder actually has lost any rights to receive such information as a result of a Consultation Termination Event) and (ii) to be consulted by the applicable special servicer on a strictly non-binding basis with respect to any such Major Decisions or the implementation by the applicable special servicer of any recommended actions outlined in an Asset Status Report. The consultation right of the Central Park Retail Non-Controlling Noteholder will expire ten (10) business days after the delivery by the applicable special servicer of notice and information relating to the matter subject to consultation; provided that if a new course of action is proposed by the applicable special servicer that is materially different from the actions previously proposed, the ten (10) business day consultation period will begin anew. Notwithstanding the Central Park Retail Non-Controlling Noteholder’s consultation rights described above, the applicable special servicer is permitted to implement any Major Decision or take any action set forth in an Asset Status Report before the expiration of the aforementioned ten (10) business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Central Park Retail Mortgage Loan and the Central Park Retail Companion Loan.

In addition to the consultation rights of the Central Park Retail Non-Controlling Noteholder described above, the Central Park Retail Non-Controlling Noteholder will have the right to annual conference calls with the applicable master servicer or applicable special servicer upon reasonable notice and at times reasonably acceptable to such master servicer or special servicer, as applicable, in which servicing issues related to the Central Park Retail Whole Loan are to be discussed.

No objection, direction or advice of the Central Park Retail Directing Holder contemplated above may require or cause the applicable master servicer or the applicable special servicer, as applicable, to violate any provisions of the Central Park Retail Mortgage Loan documents, applicable law, the PSA, the Central Park Retail Intercreditor Agreement, the REMIC provisions or the applicable master servicer’s or applicable special servicer’s obligation to act in accordance with the Servicing Standard or expose the applicable master servicer or the applicable special servicer to liability, or materially expand the scope of the applicable master servicer’s or the applicable special servicer’s responsibilities under the PSA.

Sale of Defaulted Mortgage Loan

Pursuant to the terms of the Central Park Retail Intercreditor Agreement and the PSA, if the Central Park Retail Mortgage Loan becomes a “defaulted mortgage loan” and thereafter the applicable special servicer determines pursuant to the PSA and the Central Park Retail Intercreditor Agreement to pursue a sale of the Central Park Retail Mortgage Loan, such special servicer will be required to sell the Central Park Retail Mortgage Loan together with the Central Park Retail Companion Loan as a single whole loan, subject to the satisfaction of certain notice and information delivery requirements and the trustee’s (or any third party hired by the trustee in accordance with the PSA) obligation to review whether certain offers received for the Central Park Retail Mortgage Loan and the Central Park Retail Companion Loan constitute a fair price.

Notwithstanding the foregoing, the applicable special servicer will not be permitted to sell the Central Park Retail Whole Loan if it becomes a Defaulted Loan without the written consent of the Central Park Retail Non-Controlling Noteholder unless the applicable special servicer has delivered to such Central Park Retail Non-Controlling Noteholder: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Central Park Retail Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the applicable special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Central Park Retail Whole Loan, and any documents in the servicing file requested by such Central Park Retail Non-Controlling Noteholder; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Central Park Retail Directing Holder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the applicable master servicer or the applicable special servicer in connection with the proposed sale; provided that the Central Park Retail Non-Controlling Noteholder may waive any of the delivery or timing requirements set forth in this sentence only for itself. Each holder of the Central Park Retail Mortgage Loan and the Central Park Retail Companion Loan will be permitted to submit an offer at any sale of the Central Park Retail Whole Loan unless such person is the borrower or an agent or affiliate of the borrower. See “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties” in this prospectus.

Replacement of Special Servicer

Pursuant to the terms of the Central Park Retail Intercreditor Agreement, and subject to the terms of the PSA, the Central Park Retail Directing Holder (which, unless a Consultation Termination Event has occurred and is continuing or the Central Park Retail Mortgage Loan is an Excluded Loan, will be the Directing Certificateholder), will have the right, with or without cause, to replace the special servicer then acting with respect to the Central Park Retail Whole Loan and appoint a replacement special servicer without the consent of the holder of the Central Park Retail Companion Loan. See “Pooling and Servicing Agreement—The Directing Certificateholder—Replacement of a Special Servicer” in this prospectus.

The One & Two Corporate Plaza Whole Loan

General

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as One & Two Corporate Plaza, representing approximately 1.9% of the Initial Pool Balance (the “One & Two Corporate Plaza Mortgage Loan”), the related Mortgaged Property also secures another mortgage note, which is pari passu in right of payment with the One & Two Corporate Plaza Mortgage Loan (the “One & Two Corporate Plaza Companion Loan” and, together with the One & Two Corporate Plaza Mortgage Loan, the “One & Two Corporate Plaza Whole Loan”). Only the One & Two Corporate Plaza Mortgage Loan is included in the trust fund. The One & Two Corporate Plaza Companion Loan, which has an original principal balance of approximately $7,000,000, is currently held by an affiliate of Rialto Mortgage. The One & Two Corporate Plaza Companion Loan is not an asset of the trust fund.

The holders of One & Two Corporate Plaza Whole Loan (the “One & Two Corporate Plaza Noteholders”) have entered into an intercreditor agreement that sets forth the respective rights of each One & Two Corporate Plaza Noteholder (the “One & Two Corporate Plaza Intercreditor Agreement”).

Servicing

The One & Two Corporate Plaza Whole Loan will be serviced from and after the Closing Date by Wells Fargo Bank, National Association, in its capacity as general master servicer, and Midland Loan Services, a Division of PNC Bank, National Association, in its capacity as general special servicer, pursuant to the terms of the PSA, subject to the terms of the One & Two Corporate Plaza Intercreditor Agreement.

Advances

The applicable master servicer, the applicable special servicer (solely as to Servicing Advances) or the trustee, as applicable, will be responsible for making (or, with respect to the applicable special servicer, may choose to make): (i) any required P&I Advances on the One & Two Corporate Plaza Mortgage Loan (but not on the One & Two Corporate Plaza Companion Loan) pursuant to the terms of the PSA unless the applicable master servicer, the applicable special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the One & Two Corporate Plaza Mortgage Loan, and (ii) any required Servicing Advances with respect to the One & Two Corporate Plaza Whole Loan unless the applicable master servicer, the applicable special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the One & Two Corporate Plaza Whole Loan. See “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus. Servicing Advances in respect of the related Mortgaged Property will be made as described under “Pooling and Servicing Agreement—Advances—Servicing Advances” in this prospectus. Recovery of any such advances will be as described under “Pooling and Servicing Agreement—Advances—Recovery of Advances” in this prospectus. Furthermore, only the master servicer, special servicer and/or trustee under the servicing agreement governing the securitization of the One & Two Corporate Plaza Companion Loan will be responsible for making advances of principal and interest on the One & Two Corporate Plaza Companion Loan (but not on the One & Two Corporate Plaza Mortgage Loan), unless such master servicer, special servicer and/or trustee, as applicable, determines that such an advance would not be recoverable from collections on the One & Two Corporate Plaza Companion Loan.

Distributions

The terms of the One & Two Corporate Plaza Intercreditor Agreement set forth the respective rights of the One & Two Corporate Plaza Noteholders with respect to distributions of funds received in respect of the One & Two Corporate Plaza Whole Loan, and provide, in general, that:

•	the One & Two Corporate Plaza Mortgage Loan and the One & Two Corporate Plaza Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the One & Two Corporate Plaza Mortgage Loan and the One & Two Corporate Plaza Companion Loan will be applied to the One & Two Corporate Plaza Mortgage Loan and the One & Two Corporate Plaza Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of any master servicer, special servicer, operating advisor, asset representations reviewer, certificate administrator, depositor or trustee under the applicable pooling and servicing agreement) in accordance with the terms of the One & Two Corporate Plaza Intercreditor Agreement, the PSA and the servicing agreement governing the securitization of the One & Two Corporate Plaza Companion Loan; and

•	fees, costs and expenses relating to the One & Two Corporate Plaza Whole Loan will, in general, be allocated on a pro rata and pari passu basis, to the One & Two Corporate Plaza Mortgage Loan and the One & Two Corporate Plaza Companion Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the One & Two Corporate Plaza Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the One & Two Corporate Plaza Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the One & Two Corporate Plaza Companion Loan.

Certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to the One & Two Corporate Plaza Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the trust’s right to reimbursement from future payments and other collections on such One & Two Corporate Plaza Companion Loan or from general collections with respect to any securitization of the One & Two Corporate Plaza Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Application of Penalty Charges

Pursuant to the One & Two Corporate Plaza Intercreditor Agreement, the PSA may provide for the application of penalty charges paid in respect of the One & Two Corporate Plaza Whole Loan to be used to (i) pay the applicable master servicer, the trustee or the applicable special servicer for interest accrued on any Servicing Advances and reimbursement of Servicing Advances, (ii) pay the parties to any related securitization for interest accrued on any principal and interest advance, (iii) pay certain other expenses incurred with respect to the One & Two Corporate Plaza Whole Loan and (iv) pay to the applicable master servicer and/or the applicable special servicer as additional servicing compensation, except that for so long as the One & Two Corporate Plaza Companion Loan is not included in a securitization, any penalty charges allocated to the One & Two Corporate Plaza Companion Loan that are not applied pursuant to parts (i)-(iii) above will be remitted to the holder of the One & Two Corporate Plaza Companion Loan and will not be paid to the applicable master servicer and/or applicable special servicer without express consent of such holder.

Consultation and Control

The controlling noteholder under the One & Two Corporate Plaza Intercreditor Agreement with respect to the One & Two Corporate Plaza Whole Loan will be the trustee, as holder of the One & Two Corporate Plaza Mortgage Loan (such party, the “One & Two Corporate Plaza Directing Holder”) (provided that, pursuant to the PSA, unless a Consultation Termination Event has occurred and is continuing or the One & Two Corporate Plaza Whole Loan is an Excluded Loan, the Directing Certificateholder will be entitled to exercise the rights of the One & Two Corporate Plaza Directing Holder). As such, pursuant to the terms of the One & Two Corporate Plaza Intercreditor Agreement, certain decisions to be made with respect to the One & Two Corporate Plaza Whole Loan, including certain Major Decisions and the implementation of any recommended actions outlined in an Asset Status Report will require the approval of the One & Two Corporate Plaza Directing Holder. Generally, if the One & Two Corporate Plaza Directing Holder fails to notify the applicable special servicer of its approval or disapproval of a proposed Major Decision within ten (10) business days of written notice thereof, such Major Decisions will be deemed approved. Pursuant to the terms of the One & Two Corporate Plaza Intercreditor Agreement, the One & Two Corporate Plaza Directing Holder will have certain consent and/or consultation rights with respect to the One & Two Corporate Plaza Whole Loan for so long as it has consent and/or consultation rights with respect to each other Mortgage Loan included in the issuing entity (other than any Excluded Loan), and will be entitled to exercise the rights and powers thereunder and under the PSA.

Notwithstanding the One & Two Corporate Plaza Directing Holder’s consent and/or consultation rights described above, the applicable special servicer is permitted to implement any Major Decision before the expiration of the aforementioned ten (10) business-day period if (i) it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the One & Two Corporate Plaza Mortgage Loan and the One & Two Corporate Plaza Companion Loan and (ii) the applicable special servicer has made a reasonable effort to contact the One & Two Corporate Plaza Directing Holder.

Pursuant to the terms of the One & Two Corporate Plaza Intercreditor Agreement, the holder of the One & Two Corporate Plaza Companion Loan (or, at any time the One & Two Corporate Plaza Companion Loan is included in a securitization, the holders of the majority of the class of securities issued in such securitization designated as the “controlling class” or their duly appointed representative or any other party assigned the rights to exercise the rights of the holder of the One & Two Corporate Plaza Companion Loan, as and to the extent provided in the servicing agreement governing the securitization of the One & Two Corporate Plaza Companion Loan) as a non-controlling noteholder (the “One & Two Corporate Plaza Non-Controlling Noteholder”) will have the right (i) to receive copies of all notices, information and reports, in each case, with respect to any Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the One & Two Corporate Plaza Whole Loan, that the applicable special servicer is required to provide to the One & Two Corporate Plaza Directing Holder under such agreement within the same time frame that the applicable special servicer is required to provide such notices, information and reports to the One & Two Corporate Plaza Directing Holder (but without regard to whether or not the One & Two Corporate Plaza Directing Holder actually has lost any rights to receive such information as a result of a Consultation Termination Event) and (ii) to be consulted by the applicable special servicer on a strictly non-binding basis with respect to any such Major Decisions or the implementation by the applicable special servicer of any recommended actions outlined in an Asset Status Report. The consultation right of the One & Two Corporate Plaza Non-Controlling Noteholder will expire ten (10) business days after the delivery by the applicable special servicer of notice and information relating to the matter subject to consultation; provided that if a new course of action is proposed by the applicable special servicer that is materially different from the actions previously proposed, the ten (10) business day consultation period will begin anew. Notwithstanding the One & Two Corporate Plaza Non-Controlling Noteholder’s consultation rights described above, the applicable special servicer is permitted to implement any Major Decision or take any action set forth in an Asset Status Report before the expiration of the aforementioned ten (10) business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the One & Two Corporate Plaza Mortgage Loan and the One & Two Corporate Plaza Companion Loan.

In addition to the consultation rights of the One & Two Corporate Plaza Non-Controlling Noteholder described above, the One & Two Corporate Plaza Non-Controlling Noteholder will have the right to annual conference calls with the applicable master servicer or applicable special servicer upon reasonable notice and at times reasonably acceptable to such master servicer or special servicer, as applicable, in which servicing issues related to the One & Two Corporate Plaza Whole Loan are to be discussed.

No objection, direction or advice of the One & Two Corporate Plaza Directing Holder contemplated above may require or cause the applicable master servicer or the applicable special servicer, as applicable, to violate any provisions of the One & Two Corporate Plaza Mortgage Loan documents, applicable law, the PSA, the One & Two Corporate Plaza Intercreditor Agreement, the REMIC provisions or the applicable master servicer’s or applicable special servicer’s obligation to act in accordance with the Servicing Standard or expose the applicable master servicer or the applicable special servicer to liability, or materially expand the scope of the applicable master servicer’s or the applicable special servicer’s responsibilities under the PSA.

Sale of Defaulted Mortgage Loan

Pursuant to the terms of the One & Two Corporate Plaza Intercreditor Agreement and the PSA, if the One & Two Corporate Plaza Mortgage Loan becomes a “defaulted mortgage loan” and thereafter the applicable special servicer determines pursuant to the PSA and the One & Two Corporate Plaza Intercreditor Agreement to pursue a sale of the One & Two Corporate Plaza Mortgage Loan, such special servicer will be required to sell the One & Two Corporate Plaza Mortgage Loan together with the One & Two Corporate Plaza Companion Loan as a single whole loan, subject to the satisfaction of certain notice and information delivery requirements and the trustee’s (or any third party hired by the trustee in accordance with the PSA) obligation to review whether certain offers received for the One & Two Corporate Plaza Mortgage Loan and the One & Two Corporate Plaza Companion Loan constitute a fair price. The One & Two Corporate Plaza Non-Controlling Noteholder will have consultation rights in connection with such sale, as described above.

Notwithstanding the foregoing, the applicable special servicer will not be permitted to sell the One & Two Corporate Plaza Whole Loan if it becomes a Defaulted Loan without the written consent of the One & Two Corporate Plaza Non-Controlling Noteholder unless the applicable special servicer has delivered to such One & Two Corporate Plaza Non-Controlling Noteholder: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the One & Two Corporate Plaza Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the applicable special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the One & Two Corporate Plaza Whole Loan, and any documents in the servicing file requested by such One & Two Corporate Plaza Non-Controlling Noteholder; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the One & Two Corporate Plaza Controlling Noteholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the applicable master servicer or the applicable special servicer in connection with the proposed sale; provided that the One & Two Corporate Plaza Non-Controlling Noteholder may waive any of the delivery or timing requirements set forth in this sentence only for itself. Each holder of the One & Two Corporate Plaza Mortgage Loan and the One & Two Corporate Plaza Companion Loan will be permitted to submit an offer at any sale of the One & Two Corporate Plaza Whole Loan unless such person is the borrower or an agent or affiliate of the borrower. See “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties” in this prospectus.

Replacement of Special Servicer

Pursuant to the terms of the One & Two Corporate Plaza Intercreditor Agreement, and subject to the terms of the PSA, the One & Two Corporate Plaza Directing Holder (which, unless a Consultation Termination Event has occurred and is continuing or the One & Two Corporate Plaza Mortgage Loan is an Excluded Loan, will be the Directing Certificateholder), will have the right, with or without cause, to replace the special servicer then acting with respect to the One & Two Corporate Plaza Whole Loan and appoint a replacement special servicer without the consent of the holder of the One & Two Corporate Plaza Companion Loan. See “Pooling and Servicing Agreement—The Directing Certificateholder—Replacement of a Special Servicer” in this prospectus.

The Non-Serviced Whole Loans

The Shops at Crystals Whole Loan

General

One (1) Mortgage Loan, identified as The Shops at Crystals (the “The Shops at Crystals Mortgage Loan”) on Annex A-1, representing approximately 3.3% of the Initial Pool Balance, is part of a Whole Loan structure comprised of thirty-one (31) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property. The Shops at Crystals Mortgage Loan is evidenced by two (2) tranches of debt, each comprised of one (1) promissory note (promissory note A-3-B-1 (the “Trust A Note”) and B-3-B-1 (the “Trust B Note”)) with an aggregate Cut-off Date Balance of $35,000,000. The two (2) tranches of debt comprising The Shops at Crystals Mortgage Loan are senior/subordinate tranches with identical interest rates as set forth in Annex A-1 hereto. The related Pari Passu Companion Loans (“The Shops at Crystals Pari Passu Companion Loans”) are also senior/subordinate debt (but are each pari passu with the related tranche of debt comprising The Shops at Crystals Mortgage Loan) with identical interest rates as set forth in Annex A-1 hereto. Each The Shops at Crystals Pari Passu Companion Loan is comprised of one or more promissory notes, which together aggregate to twenty-two (22) promissory notes (promissory notes A-1-A, A-2-A, A-3-A, A-1-B-1, A-1-B-2, A-2-B-1-1, A-2-B-1-2, A-2-B-2, A-2-B-3, A-3-B-2 and A-3-B-3 (collectively, the “Companion A Notes” and, together with the Trust A Note, the “A Notes”) and promissory notes B-1-A, B-2-A, B-3-A, B-1-B-1, B-1-B-2, B-2-B-1-1, B-2-B-1-2, B-2-B-2, B-2-B-3,

B-3-B-2 and B-3-B-3 (collectively, the “Companion B Notes” and, together with the Trust B Note, the “B Notes”) with an aggregate Cut-off Date Balance of $347,700,000 that are not included in the issuing entity. Only The Shops at Crystals Mortgage Loan is included in the issuing entity. “The Shops at Crystals Subordinate Companion Loans” (and together with The Shops at Crystals Pari Passu Companion Loans, “The Shops at Crystals Companion Loans”) are evidenced by three (3) subordinate companion loans, each of which are subordinate to The Shops at Crystals Mortgage Loan and The Shops at Crystals Pari Passu Companion Loans, and which are subordinate to each more senior subordinate companion loan, each subordinate companion loan being comprised of three (3) pari passu promissory notes (promissory notes C-1, C-2 and C-3 (collectively, the “C Notes”), promissory notes D-1, D-2 and D-3 (collectively, the “D Notes”) and promissory notes E-1, E-2 and E-3 (collectively, the “E Notes”)), with a Cut-off Date Balance of $167,300,000 that are not included in the issuing entity. Only The Shops at Crystals Mortgage Loan is included in the issuing entity. Each tranche of The Shops at Crystals Mortgage Loan and The Shops at Crystals Pari Passu Companion Loans are pari passu with each other in terms of priority. The Shops at Crystals Subordinate Companion Loans are subordinate to The Shops at Crystals Mortgage Loan and The Shops at Crystals Pari Passu Companion Loans in terms of priority and subordinate to each Subordinate Companion Loan that is more senior thereto to the extent described below. The Shops at Crystals Mortgage Loan, The Shops at Crystals Pari Passu Companion Loans and The Shops at Crystals Subordinate Companion Loans are collectively referred to in this prospectus as “The Shops at Crystals Whole Loan”. The rights of the holders of the promissory notes evidencing The Shops at Crystals Whole Loan (“The Shops at Crystals Noteholders”) are subject to an Intercreditor Agreement (the “The Shops at Crystals Intercreditor Agreement”). The Shops at Crystals Whole Loan will be serviced and administered pursuant to the Shops at Crystals Trust 2016-CSTL Trust and Servicing Agreement and The Shops at Crystals Intercreditor Agreement. The following summaries describe certain provisions of The Shops at Crystals Intercreditor Agreement.

Servicing

The Shops at Crystals Whole Loan (including The Shops at Crystals Mortgage Loan) and any related REO Property will be serviced and administered pursuant to the terms of the Shops at Crystals Trust 2016-CSTL Trust and Servicing Agreement by the related servicer (“The Shops at Crystals Trust 2016-CSTL Master Servicer”) and, if necessary, the related special servicer (“The Shops at Crystals Trust 2016-CSTL Special Servicer”), in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of The Shops at Crystals Mortgage Loan”, but subject to the terms of The Shops at Crystals Intercreditor Agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of The Shops at Crystals Mortgage Loan”.

Application of Payments

The Shops at Crystals Intercreditor Agreement sets forth the respective rights of The Shops at Crystals Noteholders with respect to distributions of funds received in respect of The Shops at Crystals Whole Loan, and provides, in general, that:

Prior to the occurrence and continuance of an event of default with respect to The Shops at Crystals Whole Loan, any collections received in respect of The Shops at Crystals Whole Loan or Mortgaged Property will be applied to The Shops at Crystals Mortgage Loan, The Shops at Crystals Pari Passu Companion Loans and The Shops at Crystals Subordinate Companion Loans in accordance with the Shops at Crystals Trust 2016-CSTL Trust and Servicing Agreement and The Shops at Crystals Intercreditor Agreement. Accordingly, subject to the right of The Shops at Crystals Trust 2016-CSTL Master Servicer and The

Shops at Crystals Trust 2016-CSTL Special Servicer and the trustee and the certificate administrator under the Shops at Crystals Trust 2016-CSTL Trust and Servicing Agreement to be reimbursed for any unanticipated trust fund expenses in accordance with the Shops at Crystals Trust 2016-CSTL Trust and Servicing Agreement, the monthly interest payment on The Shops at Crystals Whole Loan will be applied: (i) first, to the payment of interest due and payable on each of the A Notes, pro rata and pari passu; (ii) second, to the payment of interest due and payable on each of the B Notes, pro rata and pari passu; (iii) third, to the payment of interest due and payable on each of the C Notes, pro rata and pari passu; (iv) fourth, to the payment of interest due and payable on each of the D Notes, pro rata and pari passu and (v) fifth, to the payment of interest due and payable on each of the E Notes, pro rata and pari passu; and any prepayment or repayment of the principal of The Shops at Crystals Whole Loan will be applied: (a) first, to the reduction of the outstanding principal balance of each of the A Notes, pro rata and pari passu, until the outstanding principal balance of each such Note is reduced to zero; (b) second, to the reduction of the outstanding principal balance of each of the B Notes, pro rata and pari passu, until the outstanding principal balance of each such Note is reduced to zero; (c) third, to the reduction of the outstanding principal balance of each of the C Notes, pro rata and pari passu, until the outstanding principal balance of each such Note is reduced to zero; (d) fourth, to the reduction of the outstanding principal balance of the D Notes, pro rata and pari passu, until the outstanding principal balance of each such Note is reduced to zero; and (e) fifth, to the reduction of the outstanding principal balance of each of the E Notes, pro rata and pari passu, until the outstanding principal balance of each such Note is reduced to zero.

Following the occurrence and during the continuance of an event of default with respect to The Shops at Crystals Whole Loan, payments and proceeds with respect to The Shops at Crystals Whole Loan will generally be applied in the following order, in each case to the extent of available funds:

•	first, to provide reimbursement to The Shops at Crystals Trust 2016-CSTL Master Servicer and the trustee under the Shops at Crystals Trust 2016-CSTL Trust and Servicing Agreement for any nonrecoverable servicing advances and administrative advances and any interest thereon;

•	second, to provide reimbursement for any nonrecoverable monthly debt service advances and interest thereon on the A Notes, on a pari passu and pro rata basis, then to provide reimbursement for any nonrecoverable monthly debt service advances and interest thereon on the B Notes, on a pari passu and pro rata basis, then to provide reimbursement for any nonrecoverable monthly debt service advances and interest thereon on the C Notes, on a pari passu and pro rata basis, then to provide reimbursement for any nonrecoverable monthly debt service advances and interest thereon on the D Notes, on a pari passu and pro rata basis and then to provide reimbursement for any nonrecoverable monthly debt service advances on the E Notes, on a pari passu and pro rata basis;

•	third, to provide reimbursement for any servicing advances and administrative advances plus any interest thereon and any trust fund expenses (in each case provided that such reimbursements or payments relate to The Shops at Crystals Whole Loan and Mortgaged Property);

•	fourth, to the holders of the A Notes on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest (other than default interest) on the outstanding principal of their respective notes;

•	fifth, to the holders of the A Notes on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest on monthly debt service advances;

•	sixth, to the holders of the A Notes, payments of principal, on a pro rata and pari passu basis, based on their outstanding principal balances, until their principal balances have been reduced to zero;

•	seventh, to the holders of the B Notes, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest (other than default interest)on the outstanding principal of their respective notes;

•	eighth, to the holders of the B Notes, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest on monthly debt services advances on the B Notes;

•	ninth, to the holders of the B Notes, payments of principal on a pro rata and pari passu basis, based on their outstanding principal balances, until their principal balances have been reduced to zero;

•	tenth, to the holders of the C Notes, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest (other than default interest) on the outstanding principal of their respective notes;

•	eleventh, to the holders of the C Notes, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest on monthly debt service advances on the C Notes;

•	twelfth, to the holders of the C Notes, payments of principal, on a pro rata and pari passu basis, based on their outstanding principal balances, until their principal balances have been reduced to zero;

•	thirteenth, to the holders of the D Notes, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest (other than default interest) on the outstanding principal of their respective notes;

•	fourteenth, to the holders of the D Notes, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest on monthly debt service advances on the D Notes;

•	fifteenth, to the holders of the D Notes, payments of principal, on a pro rata and pari passu basis, based on their outstanding principal balances, until their principal balances have been reduced to zero;

•	sixteenth, to the holders of the E Notes, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest (other than default interest) on the outstanding principal of their respective notes;

•	seventeenth, to the holders of the E Notes, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest on monthly debt service advances on the E Notes;

•	eighteenth, to the holders of the E Notes, payments of principal, on a pro rata and pari passu basis, based on their outstanding principal balances, until their principal balances have been reduced to zero;

•	nineteenth, to pay The Shops at Crystals Trust 2016-CSTL Master Servicer or The Shops at Crystals Trust 2016-CSTL Special Servicer any amounts to be applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items;

•	twentieth, to fund any other reserves to the extent then required to be held in escrow;

•	twenty-first, to pay to the holders of the A Notes any yield maintenance or other prepayment premium then due and payable to the holders of the A Notes, on a pro rata and pari passu basis, then to the holders of the B Notes any yield maintenance or other prepayment premium then due and payable to the holders of the B Notes, on a pro rata and pari passu basis, then to the holders of the C Notes any yield maintenance or other prepayment premium then due and payable to the holders of the C Notes, on a pro rata and pari passu basis, then the holders of the D Notes any yield maintenance or other prepayment premium then due and payable to the holders of the D Notes, on a pro rata and pari passu basis, and then the holders of the E Notes any yield maintenance or other prepayment premium then due and payable to the holders of the E Notes, on a pro rata and pari passu basis;

•	twenty-second, to pay The Shops at Crystals Trust 2016-CSTL Master Servicer or The Shops at Crystals Trust 2016-CSTL Special Servicer default interest and late fees then due and payable under The Shops at Crystals Whole Loan documents, all of which will be applied in accordance with the Shops at Crystals Trust 2016-CSTL Trust and Servicing Agreement;

•	twenty-third, to pay any additional servicing compensation that The Shops at Crystals Trust 2016-CSTL Master Servicer or The Shops at Crystals Trust 2016-CSTL Special Servicer is entitled to receive under the Shops at Crystals Trust 2016-CSTL Trust and Servicing Agreement; and

•	twenty-fourth, any remaining amount will be paid pro rata to the holders of The Shops at Crystals Companion Loans and the issuing entity as holder of The Shops at Crystals Mortgage Loan, based on the original principal balance of The Shops at Crystals Mortgage Loan and The Shops at Crystals Companion Loans.

If a P&I Advance is made with respect to The Shops at Crystals Mortgage Loan pursuant to the terms of the PSA, unless such P&I Advance is determined to be nonrecoverable, that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on The Shops at Crystals Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances”, on other mortgage loans in this securitization, but not out of payments or other collections on The Shops at Crystals Companion Loans.

The issuing entity is required to pay its pro rata share of any unanticipated trust fund expenses relating to the servicing of The Shops at Crystals Whole Loan in accordance with the Shops at Crystals Trust 2016-CSTL Trust and Servicing Agreement and The Shops at Crystals Intercreditor Agreement to the extent that such amounts remain unpaid or unreimbursed after funds received from the related borrower for payment of such amounts and any principal and interest collections allocable to the E Notes, D Notes and C Notes have been applied to pay such amounts (it being understood that the pro rata share payable by issuing entity under this paragraph would be determined by allocating such unanticipated trust expenses, as the case may be, first to the E Notes, then to the D Notes, then to the C Notes, then to the B Notes and then to the A Notes, in that order).

To the extent collections received after the final liquidation of The Shops at Crystals Whole Loan or the related Mortgaged Property are not sufficient to pay such fees and expenses incurred in connection with the servicing and administration of The Shops at Crystals Whole Loan in full, the issuing entity will be required to pay or reimburse its pro rata share of such unpaid fees and expenses (which will be determined based on the original principal balance of The Shops at Crystals Mortgage Loan, The Shops at Crystals Companion Loans and The Shops at Crystals Subordinate Companion Loans and after allocating such fees and expenses first to the E Notes, then to the D Notes, then to the C Notes, then to the B Notes and then to the A Notes, in that order) from general collections on the other mortgage loans in the trust. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

Consultation and Control

The controlling noteholder under The Shops at Crystals Intercreditor Agreement will be the securitization trust created pursuant to the terms of the Shops at Crystals Trust 2016-CSTL Trust and Servicing Agreement. Pursuant to the terms of the Shops at Crystals Trust 2016-CSTL Trust and Servicing Agreement, the directing certificateholder of The Shops at Crystals Securitization Trust (“The Shops at Crystals Directing Certificateholder”) will have consent and/or consultation rights with respect to The Shops at Crystals Whole Loan that are similar, but not necessarily identical, to those held by the Directing Certificateholder with respect to mortgage loans serviced under the terms of the PSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of The Shops at Crystals Mortgage Loan”.

In addition, pursuant to the terms of The Shops at Crystals Intercreditor Agreement, the issuing entity, as a non-controlling note holder will (i) have the right to receive copies of all notices, information and reports that The Shops at Crystals Trust 2016-CSTL Master Servicer or The Shops at Crystals Trust 2016-CSTL Special Servicer, as applicable, is required to provide to The Shops at Crystals Directing Certificateholder (within the same time frame such notices, information and reports to The Shops at Crystals Trust 2016-CSTL Directing Certificateholder without regard to whether or not such directing certificateholder actually has lost any rights to receive such information as a result of a consultation termination event or control termination event under the Shops at Crystals Trust 2016-CSTL Trust and Servicing Agreement) with respect to any major decisions to be taken with respect to The Shops at Crystals Whole Loan or the implementation of any recommended action outlined in an asset status report relating to The Shops at Crystals Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis to the extent the issuing entity requests consultation with respect to certain major decisions to be taken with respect to The Shops at Crystals Whole Loan or the implementation of any recommended action outlined in an asset status report relating to The Shops at Crystals Whole Loan. The consultation rights of the issuing entity will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the issuing entity has responded within such period; provided that if The Shops at Crystals Trust 2016-CSTL Master Servicer or The Shops at Crystals Trust 2016-CSTL Special Servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the issuing entity as described above The Shops at Crystals Trust 2016-CSTL Master Servicer or The Shops at Crystals Trust 2016-CSTL Special Servicer, as applicable, is permitted to make any material decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of The Shops at Crystals Mortgage Loan, the related The Shops at Crystals Pari Passu Companion Loans and the related The Shops at Crystals Subordinate Companion Loans. Neither The Shops at Crystals Trust 2016-CSTL Master Servicer nor The Shops at Crystals Trust 2016-CSTL Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of The Shops at Crystals Mortgage Loan (or its representative). The operating advisor will generally have no obligations or consultation rights under the PSA with respect to The Shops at Crystals Whole Loan or any related REO Property, and there is no operating advisor or equivalent entity under the Shops at Crystals 2016-CSTL Trust and Servicing Agreement.

Sale of Defaulted The Shops at Crystals Whole Loan

Pursuant to the terms of The Shops at Crystals Intercreditor Agreement, if The Shops at Crystals Whole Loan becomes a defaulted loan pursuant to the terms of the Shops at Crystals Trust 2016-CSTL Trust and Servicing Agreement, and if The Shops at Crystals Trust 2016-CSTL Special Servicer determines to sell The Shops at Crystals Pari Passu Companion Loans in accordance with the Shops at Crystals Trust 2016-CSTL Trust and Servicing Agreement, then The Shops at Crystals Trust 2016-CSTL Special Servicer will be required to sell The Shops at Crystals Mortgage Loan together with The Shops at Crystals Pari Passu Companion Loans and The Shops at Crystals Subordinate Companion Loans as one whole loan. In connection with any such sale, The Shops at Crystals Trust 2016-CSTL Special Servicer will be required to follow the procedures set forth under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of The Shops at Crystals Mortgage Loan”.

Notwithstanding the foregoing, The Shops at Crystals Trust 2016-CSTL Special Servicer will not be permitted to sell The Shops at Crystals Pari Passu Companion Loans together with The Shops at Crystals Mortgage Loan if such loan becomes a defaulted loan without the written consent of the issuing entity as holder of The Shops at Crystals Mortgage Loan (provided that such consent is not required if the issuing entity is the borrower or an affiliate of the borrower) unless The Shops at Crystals Trust 2016-CSTL Special Servicer has delivered to the issuing entity: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by The Shops at Crystals Trust 2016-CSTL Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for The Shops at Crystals Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity that are material to the price of The Shops at Crystals Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by The Shops at Crystals Trust 2016-CSTL Master Servicer or The Shops at Crystals Trust 2016-CSTL Special Servicer in connection with the proposed sale; provided that the issuing entity may waive any of the delivery or timing requirements described in this sentence. Subject to the terms of the Shops at Crystals Trust 2016-CSTL Trust and Servicing Agreement, the holder of The Shops at Crystals Mortgage Loan (or its representative) will be permitted to submit an offer at any sale of the related Whole Loan (unless such person is the borrower or an agent or affiliate of the borrower).

Special Servicer Appointment Rights

Pursuant to the terms of The Shops at Crystals Intercreditor Agreement and the Shops at Crystals Trust 2016-CSTL Trust and Servicing Agreement, the securitization trust created pursuant to the Shops at Crystals Trust 2016-CSTL Trust and Servicing Agreement (“The Shops at Crystals Securitization Trust”), as the controlling noteholder, will have the right, with or without cause, to replace The Shops at Crystals Trust 2016-CSTL Special Servicer then acting with respect to The Shops at Crystals Whole Loan and appoint a replacement special servicer in accordance with the Shops at Crystals Trust 2016-CSTL Trust and Servicing Agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of The Shops at Crystals Mortgage Loan”.

The Pinnacle II Whole Loan

General

One (1) Mortgage Loan, secured by the Mortgaged Property identified on Annex A-1 to this prospectus as “Pinnacle II” (the “Pinnacle II Mortgage Loan”), representing approximately 2.6% of the Initial Pool Balance, is part of a split loan structure comprised of three mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Pinnacle II Mortgage Loan is evidenced by a promissory note with a Cut-off Date Balance of $27,000,000. The related Companion Loans are evidenced by a promissory note with a Cut-off Date Balance of $40,000,000 (the “Pinnacle II Controlling Companion Loan”) and a promissory note with a Cut-off Date Balance of $20,000,000 (the “Pinnacle II Non-Controlling Companion Loan” and, together with the Pinnacle II Controlling Companion Loan, the “Pinnacle II Companion Loans”) that are not included in the issuing entity. The Pinnacle II Mortgage Loan and the Pinnacle II Companion Loans are collectively referred to in this prospectus as the “Pinnacle II Whole Loan”. The Pinnacle II Controlling Companion Loan was contributed by Wells Fargo Bank, National Association to the WFCM 2016-BNK1 securitization and the Pinnacle II Non-Controlling Companion Loan was contributed by Wells Fargo Bank, National Association to the WFCM 2016-C35 securitization.

Servicing

The Pinnacle II Whole Loan and any related REO Property will be serviced and administered pursuant to the WFCM 2016-BNK1 Pooling and Servicing Agreement, among Wells Fargo Commercial Mortgage Securities, Inc., as depositor, Wells Fargo Bank, National Association, as master servicer (in such capacity, the “WFCM 2016-BNK1 Master Servicer”), Rialto Capital Advisors, LLC, as special servicer (the “WFCM 2016-BNK1 Special Servicer”), Park Bridge Lender Services LLC, as operating advisor and as asset representations reviewer, Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “WFCM 2016-BNK1 Certificate Administrator”), and Wilmington Trust, National Association, as trustee (the “WFCM 2016-BNK1 Trustee”), in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Pinnacle II Mortgage Loan” in this prospectus, but subject to the terms of the Pinnacle II Intercreditor Agreement. The servicing standard set forth in the WFCM 2016-BNK1 Pooling and Servicing Agreement requires the WFCM 2016-BNK1 Master Servicer and the WFCM 2016-BNK1 Special Servicer to take into account the interests of both the Certificateholders and the related Companion Holders as a collective whole in connection with the servicing of the Pinnacle II Whole Loan.

Amounts payable to the issuing entity as holder of the Pinnacle II Mortgage Loan pursuant to the related Intercreditor Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

Application of Payments

The related Intercreditor Agreement (the “Pinnacle II Intercreditor Agreement”) sets forth the respective rights of the holder of the Pinnacle II Mortgage Loan and the holders of the Pinnacle II Companion Loans with respect to distributions of funds received in respect of the Pinnacle II Whole Loan, and provides, in general, that:

•	the Pinnacle II Mortgage Loan and the Pinnacle II Companion Loans are of equal priority with each other and none will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the Pinnacle II Whole Loan or the related Mortgaged Property, exclusive of proceeds, awards or settlements to be applied to the restoration or repair of the related Mortgaged Property or released to the related borrower in accordance with the terms of the related Mortgage Loan documents, will be applied to the Pinnacle II Mortgage Loan and the Pinnacle II Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related Mortgage Loan documents and payment and reimbursement rights of the WFCM 2016-BNK1 Master Servicer, the WFCM 2016-BNK1 Special Servicer, the WFCM 2016-BNK1 Operating Advisor, the WFCM 2016-BNK1 Asset Representations Reviewer, the WFCM 2016-BNK1 Certificate Administrator or the WFCM 2016-BNK1 Trustee) in accordance with the terms of the Pinnacle II Intercreditor Agreement and the WFCM 2016-BNK1 Pooling and Servicing Agreement; and

•	costs, fees, expenses, losses and shortfalls relating to the Pinnacle II Whole Loan will, in general, be allocated, on a pro rata and pari passu basis, to the Pinnacle II Mortgage Loan and the Pinnacle II Companion Loans in accordance with the terms of the Pinnacle II Intercreditor Agreement.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Pinnacle II Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Pinnacle II Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the Pinnacle II Companion Loans.

Certain costs and expenses (such as a pro rata share of a property protection advance) allocable to the Pinnacle II Controlling Companion Loan are expected to be paid or reimbursed out of payments and other collections on the mortgage loans in the WFCM 2016-BNK1 securitization, subject to the WFCM 2016-BNK1 issuing entity’s right to reimbursement from future payments and other collections on the Pinnacle II Mortgage Loan or from general collections on the Mortgage Pool.

Consultation and Control

Pursuant to the Pinnacle II Intercreditor Agreement, the directing holder (the “Pinnacle II Directing Holder”) with respect to the Pinnacle II Whole Loan, as of any date of determination, will be the WFCM 2016-BNK1 Trustee on behalf of the WFCM 2016-BNK1 issuing entity as holder of the Pinnacle II Controlling Companion Loan; provided that, unless a control termination event exists under the WFCM 2016-BNK1 Pooling and Servicing Agreement or the Pinnacle II Controlling Companion Loan is an “excluded loan” under the WFCM 2016-BNK1 Pooling and Servicing Agreement, the directing certificateholder under the WFCM 2016-BNK1 Pooling and Servicing Agreement (the “WFCM 2016-BNK1 Directing Certificateholder”) will be entitled to exercise the rights of the Pinnacle II Directing Holder with respect to the Pinnacle II Whole Loan. In its capacity as representative of the Pinnacle II Directing Holder under the Pinnacle II Intercreditor Agreement, the WFCM 2016-BNK1 Directing Certificateholder will be entitled to exercise consent and/or consultation rights (which consent and/or consultation rights are substantially similar to, but not necessarily identical to, the rights of the Directing Certificateholder set forth under “Pooling and Servicing Agreement—The Directing Certificateholder” in this prospectus) with respect to any “major decisions” (as defined under the Pinnacle II Intercreditor Agreement) to be taken with respect to the Pinnacle II Whole Loan, and the implementation of any recommended actions outlined in an asset status report with respect to the Pinnacle II Whole Loan will require the approval of the WFCM 2016-BNK1 Directing Certificateholder (which approval rights are substantially similar to, but not necessarily identical to, those rights described under “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions” and “—Asset Status Report” in this prospectus). Pursuant to the terms of the WFCM 2016-BNK1 Pooling and Servicing Agreement, the WFCM 2016-BNK1 Directing Certificateholder will have the same consent and/or consultation rights with respect to the Pinnacle II Whole Loan as it does, and for so long as it does have similar rights, with respect to the other mortgage loans included in the WFCM 2016-BNK1 issuing entity (other than any “excluded loan” under the WFCM 2016-BNK1 Pooling and Servicing Agreement) that are serviced under the WFCM 2016-BNK1 Pooling and Servicing Agreement.

In addition, pursuant to the terms of the Pinnacle II Intercreditor Agreement, the issuing entity (or its representative), as holder of the Pinnacle II Mortgage Loan will (i) have a right to receive copies of all notices, information and reports that the WFCM 2016-BNK1 Master Servicer or the WFCM 2016-BNK1 Special Servicer, as applicable, is required to provide to the WFCM 2016-BNK1 Directing Certificateholder (within the same time frame such notices, information and reports are or would have been required to be provided to the WFCM 2016-BNK1 Directing Certificateholder under the WFCM 2016-BNK1 Pooling and Servicing Agreement without regard to the occurrence of a control termination event or consultation termination event under the WFCM 2016-BNK1 Pooling and Servicing Agreement) with respect to certain “major decisions” under the WFCM 2016-BNK1 Pooling and Servicing Agreement to be taken with respect to the Pinnacle II Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Pinnacle II Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis with respect to certain major decisions to be taken with respect to the Pinnacle II Whole Loan or the implementation of any recommended actions outlined in an asset status report relating to the Pinnacle II Whole Loan. The consultation right of the issuing entity (or its representative) will expire 10 business days following the delivery of written notice of the proposed action, together with copies of the notices, information and reports required to be provided to the WFCM 2016-BNK1 Directing Certificateholder; provided that if the WFCM 2016-BNK1 Master Servicer (or the WFCM 2016-BNK1 Special Servicer, as applicable) proposes a new course of action that is materially different from the action previously proposed, the 10 business day consultation period will be deemed to begin anew. Notwithstanding the issuing entity’s (or its representative’s) consultation rights described above, the WFCM 2016-BNK1 Master Servicer or the WFCM 2016-BNK1 Special Servicer, as applicable, is permitted to make such major decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Pinnacle II Whole Loan. Neither the WFCM 2016-BNK1 Master Servicer nor the WFCM 2016-BNK1 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the issuing entity (or its representative), as the holder of the Pinnacle II Mortgage Loan.

Neither the WFCM 2016-BNK1 Master Servicer nor the WFCM 2016-BNK1 Special Servicer may take or refrain from taking any action pursuant to instructions from the issuing entity (or its representative), as the holder of the Pinnacle II Mortgage Loan, the WFCM 2016-BNK1 Directing Certificateholder or any other party to the WFCM 2016-BNK1 Pooling and Servicing Agreement that would cause the WFCM 2016-BNK1 Master Servicer or the WFCM 2016-BNK1 Special Servicer, as applicable, to violate applicable law, the terms of the Pinnacle II Whole Loan, the Pinnacle II Intercreditor Agreement, the WFCM 2016-BNK1 Pooling and Servicing Agreement, including the servicing standard under the WFCM 2016-BNK1 Pooling and Servicing Agreement, or the REMIC provisions or materially expand the scope of the WFCM 2016-BNK1 Master Servicer’s or the WFCM 2016-BNK1 Special Servicer’s responsibilities.

In addition to the consultation rights of the issuing entity (or its representative), as holder of the Pinnacle II Mortgage Loan, described above, pursuant to the terms of the Pinnacle II Intercreditor Agreement, such holder (or its representative) will have the right to attend annual meetings (which may be held telephonically or in person, at the discretion of the WFCM 2016-BNK1 Master Servicer or the WFCM 2016-BNK1 Special Servicer, as applicable) with the WFCM 2016-BNK1 Master Servicer or the WFCM 2016-BNK1 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the WFCM 2016-BNK1 Master Servicer or the WFCM 2016-BNK1 Special Servicer, as applicable, in which servicing issues related to the Pinnacle II Whole Loan are discussed.

See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus.

Application of Penalty Charges

Pursuant to the Pinnacle II Intercreditor Agreement, items in the nature of penalty charges paid on the Pinnacle II Whole Loan will first, be used to reduce, on a pro rata basis, the amounts payable on each of the Pinnacle II Mortgage Loan and the Pinnacle II Companion Loans by the amount necessary to pay the WFCM 2016-BNK1 Master Servicer, the WFCM 2016-BNK1 Trustee or the WFCM 2016-BNK1 Special Servicer for any interest accrued on any property protection advances and reimbursement of any property protection advances in accordance with the terms of the WFCM 2016-BNK1 Pooling and Servicing Agreement, second, be used to reduce the respective amounts payable on each of the Pinnacle II Mortgage Loan and the Pinnacle II Companion Loans by the amount necessary to pay the applicable master servicer, the trustee, the WFCM 2016-BNK1 Master Servicer and the WFCM 2016-BNK1 Trustee, applicable master servicer or trustee related to the Pinnacle II Non-Controlling Companion Loan for any interest accrued on any P&I Advance (or analogous principal and interest advance made pursuant to the WFCM 2016-BNK1 Pooling and Servicing Agreement and any other securitization servicing agreement pursuant to which the Pinnacle II Non-Controlling Companion Loan is serviced) made with respect to such loan by such party (if and as specified in the PSA or the WFCM 2016-BNK1 Pooling and Servicing Agreement and the securitization servicing agreement pursuant to which the Pinnacle II Non-Controlling Companion Loan is serviced, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the Pinnacle II Mortgage Loan and the Pinnacle II Companion Loans by the amount necessary to pay additional trust fund expenses (other than special servicing fees, unpaid workout fees and liquidation fees) incurred with respect to the Pinnacle II Whole Loan (as specified in the WFCM 2016-BNK1

Pooling and Servicing Agreement) and, finally, with respect to any remaining amount of penalty charges allocable to the Pinnacle II Mortgage Loan, be paid to the WFCM 2016-BNK1 Master Servicer and/or the WFCM 2016-BNK1 Special Servicer as additional servicing compensation as provided in the WFCM 2016-BNK1 Pooling and Servicing Agreement.

Sale of Defaulted Whole Loan

Pursuant to the terms of the Pinnacle II Intercreditor Agreement, if the Pinnacle II Whole Loan becomes a defaulted mortgage loan under the WFCM 2016-BNK1 Pooling and Servicing Agreement, and if the WFCM 2016-BNK1 Special Servicer determines to sell the Pinnacle II Companion Loans in accordance with the WFCM 2016-BNK1 Pooling and Servicing Agreement, then the WFCM 2016-BNK1 Special Servicer will be required to sell the Pinnacle II Companion Loans together with the Pinnacle II Mortgage Loan as one whole loan in accordance with the procedures set forth under the WFCM 2016-BNK1 Pooling and Servicing Agreement.

Notwithstanding the foregoing, the WFCM 2016-BNK1 Special Servicer will not be permitted to sell the Pinnacle II Whole Loan if it becomes a defaulted mortgage loan under the WFCM 2016-BNK1 Pooling and Servicing Agreement without the written consent of the issuing entity (or its representative), as the holder of the Pinnacle II Mortgage Loan and the holder of the Pinnacle II Non-Controlling Companion Loan, unless the WFCM 2016-BNK1 Special Servicer has delivered to such holders (or their representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Pinnacle II Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the WFCM 2016-BNK1 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Pinnacle II Whole Loan, and any documents in the servicing file reasonably requested by the holder of the Pinnacle II Mortgage Loan that are material to the price of the Pinnacle II Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the WFCM 2016-BNK1 Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the WFCM 2016-BNK1 Master Servicer or the WFCM 2016-BNK1 Special Servicer in connection with the proposed sale; provided that the issuing entity (or its representative) may waive any of the delivery or timing requirements set forth in this sentence. Subject to the terms of the WFCM 2016-BNK1 Pooling and Servicing Agreement, the holder of the Pinnacle II Mortgage Loan (or its representative) will be permitted to submit an offer at any sale of the Pinnacle II Whole Loan unless such holder is the borrower or an agent or affiliate of the borrower.

See “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties” in this prospectus.

Special Servicer Appointment Rights

Pursuant to the Pinnacle II Intercreditor Agreement and the WFCM 2016-BNK1 Pooling and Servicing Agreement, the directing certificateholder with respect to the Pinnacle II Whole Loan (unless a control termination event exists under the WFCM 2016-BNK1 Pooling and Servicing Agreement or the Pinnacle II Controlling Companion Loan is an “excluded loan” under the WFCM 2016-BNK1 Pooling and Servicing Agreement, will be the Directing Certificateholder under the WFCM 2016-BNK1 Pooling and Servicing Agreement) will have the right, at any time, with or without cause, to replace the WFCM 2016-BNK1 Special Servicer then acting with respect to the Pinnacle II Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the issuing entity (or its representative), as holder of the Pinnacle II Mortgage Loan. Accordingly, the WFCM 2016-BNK1 Directing Certificateholder (unless a control termination event exists under the WFCM 2016-BNK1 Pooling and Servicing Agreement or that the Pinnacle II Whole Loan is an “excluded loan” under the WFCM 2016-BNK1 Pooling and Servicing Agreement), and the applicable WFCM 2016-BNK1 certificateholders with the requisite percentage of voting rights (if a control termination event exists under the WFCM 2016-BNK1 Pooling and Servicing Agreement) will have the right, with or without cause, to replace the WFCM 2016-BNK1 Special Servicer then acting with respect to the Pinnacle II Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the holder of the Pinnacle II Mortgage Loan. The issuing entity (or its representative), as holder of the Pinnacle II Mortgage Loan will be permitted to direct the WFCM 2016-BNK1 Trustee to terminate the WFCM 2016-BNK1 Special Servicer (solely with respect to the Pinnacle II Whole Loan) upon a servicer termination event under the WFCM 2016-BNK1 Pooling and Servicing Agreement with respect to the WFCM 2016-BNK1 Special Servicer that affects the holder of the Pinnacle II Mortgage Loan.

The Equity Inns Portfolio Whole Loan

General

The Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Equity Inns Portfolio (the “Equity Inns Portfolio Mortgaged Properties”), representing approximately 0.9% of the Initial Pool Balance, with a Cut-off Date Balance of $9,600,000 (such Mortgage Loan, the “Equity Inns Portfolio Mortgage Loan”), is part of a whole loan comprised of 11 promissory notes, each of which is secured by the same mortgage instruments on the Equity Inns Portfolio Mortgaged Properties. The Equity Inns Portfolio Mortgage Loan is evidenced by promissory note A-2-B. The portions of the Equity Inns Portfolio Whole Loan (as defined below) evidenced by (a) promissory notes A-1-A and A-4-A, with an aggregate Cut-off Date Balance of $80,000,000, which are included in the COMM 2015-LC23 Mortgage Trust, (b) promissory notes A-2-A1 and A-5-A, with an aggregate Cut-off Date Balance of $40,000,000, which are included in the COMM 2016-CCRE28 Mortgage Trust, (c) promissory notes A-1-B, A-2-A2 and A-3, with an aggregate Cut-off Date Balance of $57,600,000, which (subject to any applicable financing arrangement) are currently being held by LCF (or an affiliate) and (d) promissory notes A-4-B, A-5-B and A-6, with an aggregate Cut-off Date Balance of $44,800,000, which are included in the JPMDB 2016-C2 Mortgage Trust, are collectively referred to in this prospectus as the “Equity Inns Portfolio Companion Loans” and each is pari passu in right of payment with the Equity Inns Portfolio Mortgage Loan. The Equity Inns Portfolio Mortgage Loan and the Equity Inns Portfolio Companion Loans are collectively referred to in this prospectus as the “Equity Inns Portfolio Whole Loan.” The Equity Inns Portfolio Companion Loans will not be transferred to the issuing entity and will not be part of the Mortgage Pool. The Equity Inns Portfolio Companion Loan evidenced by Note A-1-A is the “Equity Inns Portfolio Controlling Companion Loan”. The Equity Inns Portfolio Companion Loans not included in the COMM 2015-LC23 Mortgage Trust are the “Equity Inns Portfolio Non-Controlling Companion Loans.”

The holders of the Equity Inns Portfolio Whole Loan (the “Equity Inns Portfolio Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each Equity Inns Portfolio Noteholder (the “Equity Inns Portfolio Intercreditor Agreement”).

Servicing

The Equity Inns Portfolio Whole Loan is currently being serviced by Wells Fargo Bank, National Association, as master servicer (the “COMM 2015-LC23 Master Servicer”) and specially serviced by LNR Partners, LLC, as special servicer (the “COMM 2015-LC23 Special Servicer”), pursuant to the pooling and servicing agreement entered into between the Depositor, the COMM 2015-LC23 Master Servicer, the COMM 2015-LC23 Special Servicer, Wilmington Trust, National Association, as trustee (the “COMM 2015-LC23 Trustee”), Wells Fargo Bank, National Association, as certificate administrator, paying agent and custodian (the “COMM 2015-LC23 Certificate Administrator”), and Park Bridge Lender Services LLC, as operating advisor (the “COMM 2015-LC23 Operating Advisor”), in connection with the COMM 2015-LC23 Mortgage Trust (into which the Equity Inns Portfolio Companion Loans designated as notes A-1-A and A-4-A have been deposited)(the “COMM 2015-LC23 Pooling and Servicing Agreement”), and all decisions, consents, waivers, approvals and other actions on the part of any Equity Inns Portfolio Noteholder will be effected in accordance with the COMM 2015-LC23 Pooling and Servicing Agreement and the Equity Inns Portfolio Intercreditor Agreement.

Advancing

The master servicer or the trustee, as applicable, will be responsible for making P&I Advances on the Equity Inns Portfolio Mortgage Loan (but not on the Equity Inns Portfolio Companion Loans) pursuant to the PSA, in each case, unless the master servicer, the special servicer or the trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance.

The COMM 2015-LC23 Master Servicer or the COMM 2015-LC23 Trustee, as applicable, will be obligated to make property protection advances with respect to the Equity Inns Portfolio Whole Loan, in each case unless a similar determination of nonrecoverability is made under the COMM 2015-LC23 Pooling and Servicing Agreement.

Application of Payments

The Equity Inns Portfolio Intercreditor Agreement sets forth the respective rights of each of the Equity Inns Portfolio Noteholders and provides, in general, that all payments, proceeds and other recoveries on or in respect of the Equity Inns Portfolio Whole Loan (other than escrow and reserve payments and any proceeds, awards or settlements to be applied to restoration or repair of an Equity Inns Portfolio Mortgaged Property or released to the borrower in accordance with the loan documents) will be applied to the Equity Inns Portfolio Mortgage Loan and the Equity Inns Portfolio Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the COMM 2015-LC23 Master Servicer, COMM 2015-LC23 Special Servicer, COMM 2015-LC23 Certificate Administrator, COMM 2015-LC23 Trustee and COMM 2015-LC23 Operating Advisor in accordance with the terms of the COMM 2015-LC23 Pooling and Servicing Agreement).

Application of Penalty Charges

The Equity Inns Portfolio Intercreditor Agreement provides that the COMM 2015-LC23 Pooling and Servicing Agreement may provide for the application of default charges, penalty charges, late fees and/or default interest paid in respect of the Equity Inns Portfolio Whole Loan to be used to pay (i) the COMM 2015-LC23 Master Servicer, the COMM 2015-LC23 Trustee or the COMM 2015-LC23 Special Servicer for interest accrued on any property protection advances, (ii) the parties to any securitization of the Equity Inns Portfolio

Mortgage Loan or any Equity Inns Portfolio Companion Loan for interest accrued on any P&I advance, (iii) certain other expenses incurred with respect to the Equity Inns Portfolio Whole Loan and (iv) the COMM 2015-LC23 Master Servicer and/or the COMM 2015-LC23 Special Servicer as additional servicing compensation.

Reimbursement of Advances and Indemnities

Pursuant to the Equity Inns Portfolio Intercreditor Agreement, with respect to any property protection advance on the Equity Inns Portfolio Whole Loan, the COMM 2015-LC23 Master Servicer, the COMM 2015-LC23 Special Servicer or the COMM 2015-LC23 Trustee, as applicable, will be entitled to reimbursement: first, from collections on, and proceeds of, the Equity Inns Portfolio Mortgage Loan and the Equity Inns Portfolio Companion Loans, on a pro rata basis (based on each such loan’s outstanding principal balance); and then, if such collections and proceeds are insufficient and such advance is a “nonrecoverable advance”, subject to the next sentence, from general collections on mortgage loans in the COMM 2015-LC23 Mortgage Trust. However, pursuant to the Equity Inns Portfolio Intercreditor Agreement, the issuing entity will be responsible for reimbursing out of its general collections the COMM 2015-LC23 Mortgage Trust and/or various parties to the COMM 2015-LC23 Pooling and Servicing Agreement for the issuing entity’s pro rata share of: (i) any property protection advances made with respect to the Equity Inns Portfolio Whole Loan and interest thereon paid out of general collections on the mortgage loans in the COMM 2015-LC23 Trust; and (ii) various other fees, costs and expenses incurred in connection with the servicing and administration of the Equity Inns Portfolio Whole Loan.

Further, pursuant to the Equity Inns Portfolio Intercreditor Agreement, each pooling and servicing agreement pursuant to which the Equity Inns Portfolio Mortgage Loan or any Equity Inns Portfolio Non-Controlling Companion Loan is being securitized is required to provide that the COMM 2015-LC23 Master Servicer, COMM 2015-LC23 Special Servicer, COMM 2015-LC23 Depositor, COMM 2015-LC23 Certificate Administrator, COMM 2015-LC23 Trustee and COMM 2015-LC23 Operating Advisor (and any director, officer, employee or agent of any of them) and the COMM 2015-LC23 Mortgage Trust will be entitled to indemnification by the holders of the Equity Inns Portfolio Mortgage Loan (which is the issuing entity) and such Equity Inns Portfolio Non-Controlling Companion Loans and held harmless against each such holder’s pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of (or, in the case of the COMM 2015-LC23 Operating Advisor, the provision of services for) the Equity Inns Portfolio Whole Loan.

Consultation and Control

The directing holder under the Equity Inns Portfolio Intercreditor Agreement with respect to the Equity Inns Portfolio Whole Loan will be the controlling class representative or such other party specified in the COMM 2015-LC23 Pooling and Servicing Agreement (such party, the “COMM 2015-LC23 Directing Certificateholder”). Subject to any limitations in the COMM 2015-LC23 Pooling and Servicing Agreement, certain decisions to be made with respect to the Equity Inns Portfolio Whole Loan, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the COMM 2015-LC23 Pooling and Servicing Agreement, will require the approval (or, in cases involving actions by the COMM 2015-LC23 Special Servicer, may be made at the direction) of the COMM 2015-LC23 Directing Certificateholder.

Pursuant to the terms of the Equity Inns Portfolio Intercreditor Agreement, each Equity Inns Portfolio Non-Controlling Note Holder will have the right to (i) receive (if such holder’s note is part of a securitization, through the master servicer for such securitization) copies of all notices, information and reports that the COMM 2015-LC23 Special Servicer is required to provide to the COMM 2015-LC23 Directing Certificateholder with respect to certain major decisions as set forth in the Equity Inns Portfolio Intercreditor Agreement or the implementation of any recommended actions outlined in an asset status report within the same time frame it is required to provide such notices, information and reports to the COMM 2015-LC23 Directing Certificateholder (but without regard to whether the COMM 2015-LC23 Directing Certificateholder actually has lost any rights to receive such information as a result of the equivalent of a Consultation Termination Event and (ii) consult on a strictly non-binding basis with respect to certain major decisions as set forth in the Equity Inns Portfolio Intercreditor Agreement and the implementation of any recommended actions outlined in an asset status report. The consultation right of an Equity Inns Portfolio Non-Controlling Note Holder will expire 10 business days after the delivery by the COMM 2015-LC23 Special Servicer of notice, information and reports relating to the matter subject to consultation, whether or not the Equity Inns Portfolio Non-Controlling Note Holder has responded within such period; provided that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew. Notwithstanding an Equity Inns Portfolio Non-Controlling Note Holder’s consultation rights described above, the COMM 2015-LC23 Special Servicer is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Equity Inns Portfolio Mortgage Loan and the Equity Inns Portfolio Companion Loans.

In addition to the consultation rights of each Equity Inns Portfolio Non-Controlling Note Holder described above, each Equity Inns Portfolio Non-Controlling Note Holder will have the right to annual conference calls with the COMM 2015-LC23 Master Servicer or COMM 2015-LC23 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the COMM 2015-LC23 Master Servicer or COMM 2015-LC23 Special Servicer, as applicable, in which servicing issues related to the Equity Inns Portfolio Whole Loan are discussed.

The “Equity Inns Portfolio Non-Controlling Note Holders” are the holders of the Equity Inns Portfolio Mortgage Loan and the Equity Inns Portfolio Non-Controlling Companion Loans or, following the securitization of any such loan, the certificateholders of the specified interest in the “controlling class” under the applicable pooling and servicing agreement or their designated representative or any other party designated under the applicable pooling and servicing agreement to exercise the rights of a “Non-Directing Holder” under the Equity Inns Portfolio Intercreditor Agreement.

Sale of Defaulted Mortgage Loan

Pursuant to the terms of the Equity Inns Portfolio Intercreditor Agreement, it is acknowledged that the COMM 2015-LC23 Pooling and Servicing Agreement will provide that, if the Equity Inns Portfolio Whole Loan becomes at least 60 days delinquent, and if the COMM 2015-LC23 Special Servicer decides to sell the Equity Inns Portfolio Companion Loans in the COMM 2015-LC23 Mortgage Trust, the COMM 2015-LC23 Special Servicer will be required to sell the Equity Inns Portfolio Mortgage Loan together with the Equity Inns Portfolio Companion Loans as a single whole loan. Notwithstanding the foregoing, the COMM 2015-LC23 Special Servicer will not be permitted to sell the Equity Inns Portfolio Whole Loan if it becomes a defaulted whole loan without the written consent of the Equity Inns Portfolio Non-Controlling Note Holders, provided that such consent is not required if the COMM 2015-LC23 Special Servicer has delivered to the Equity Inns Portfolio Non-Controlling Note Holders: (a) at least 15 business days prior written notice of any decision to attempt to sell the Equity Inns Portfolio Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the COMM 2015-LC23 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Equity Inns Portfolio Whole Loan, and any documents in the servicing file requested by the holder of the Equity Inns Portfolio Mortgage Loan or a holder of an Equity Inns Portfolio Non-Controlling Companion Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the COMM 2015-LC23 Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the COMM 2015-LC23 Master Servicer or the COMM 2015-LC23 Special Servicer in connection with the proposed sale; provided that any Equity Inns Portfolio Non-Controlling Note Holder may waive (as to itself) any of the delivery or timing requirements described above in this sentence. Subject to the terms of the COMM 2015-LC23 Pooling and Servicing Agreement, the holder of the Equity Inns Portfolio Controlling Companion Loan (or its representative) and any Equity Inns Portfolio Non-Controlling Note Holder (or its representative) will be permitted to submit an offer at any sale of the Equity Inns Portfolio Whole Loan (unless such person is a related borrower or an agent or affiliate thereof).

Appointment of Special Servicer

The COMM 2015-LC23 controlling class representative (prior to a control termination event and subject to any limitations in the COMM 2015-LC23 Pooling and Servicing Agreement) or COMM 2015-LC23 certificateholders with the requisite percentage of voting rights (following a control termination event), pursuant to the COMM 2015-LC23 Pooling and Servicing Agreement, will have the right to replace the COMM 2015-LC23 Special Servicer for the Equity Inns Portfolio Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the Equity Inns Portfolio Non-Controlling Note Holders as long as such replacement special servicer is a “qualified servicer” (as described in the Equity Inns Portfolio Intercreditor Agreement) and satisfies the other conditions set forth in the COMM 2015-LC23 Pooling and Servicing Agreement.

The Hilton Garden Inn Athens Downtown Whole Loan

General

The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hilton Garden Inn Athens Downtown, representing approximately 0.7% of the Initial Pool Balance, is part of a split loan structure comprised of two mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Hilton Garden Inn Athens Downtown Whole Loan (as defined below) is evidenced by: (i) one mortgage note designated as note A-1, having an outstanding principal balance as of the Cut-off Date of $12,935,583 (the “Hilton Garden Inn Athens Downtown Companion Loan”) and (ii) one mortgage note designated as note A-2, having an outstanding principal balance as of the Cut-off Date of $6,992,207 (the “Hilton Garden Inn Athens Downtown Mortgage Loan”). The Hilton Garden Inn Athens Downtown Companion Loan is pari passu in right of payment with the Hilton Garden Inn Athens Downtown Mortgage Loan.

The Hilton Garden Inn Athens Downtown Companion Loan, together with the Hilton Garden Inn Athens Downtown Mortgage Loan are collectively referred to as the “Hilton Garden Inn Athens Downtown Whole Loan”. Only the Hilton Garden Inn Athens Downtown Mortgage Loan is an asset of the Trust. The Hilton Garden Inn Athens Downtown

Companion Loan has been contributed by its holder to the CGCMT 2016-C2 securitization trust.

The holders of the Hilton Garden Inn Athens Downtown Whole Loan (the “Hilton Garden Inn Athens Downtown Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each Hilton Garden Inn Athens Downtown Noteholder (the “Hilton Garden Inn Athens Downtown Intercreditor Agreement”).

Servicing

The Hilton Garden Inn Athens Downtown Whole Loan and any related REO Property will be serviced and administered pursuant to the CGCMT 2016-C2 Pooling and Servicing Agreement, dated as of August 1, 2016, among Citigroup Commercial Mortgage Securities Inc., as depositor (the “CGCMT 2016-C2 Depositor”), Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “CGCMT 2016-C2 Servicer”), C-III Asset Management LLC, as special servicer (the “CGCMT 2016-C2 Special Servicer”), Citibank, N.A., as certificate administrator (the “CGCMT 2016-C2 Certificate Administrator”), Deutsche Bank Trust Company Americas, as Trustee, as trustee (the “CGCMT 2016-C2 Trustee”), and Pentalpha Surveillance LLC, as operating advisor (the “CGCMT 2016-C2 Operating Advisor ”) and as asset representations reviewer (the “CGCMT 2016-C2 Asset Representations Reviewer ”) by the CGCMT 2016-C2 Servicer and the CGCMT 2016-C2 Special Servicer, in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Hilton Garden Inn Athens Downtown Mortgage Loan” in this prospectus, but subject to the terms of the Hilton Garden Inn Athens Downtown Intercreditor Agreement. In servicing the Hilton Garden Inn Athens Downtown Whole Loan, the servicing standard set forth in the CGCMT 2016-C2 Pooling and Servicing Agreement will require the CGCMT 2016-C2 Servicer and the CGCMT 2016-C2 Special Servicer to take into account the interests of the CGCMT 2016-C2 certificateholders and the issuing entity, as the holder of the Hilton Garden Inn Athens Downtown Mortgage Loan.

Amounts payable to the issuing entity as holder of the Hilton Garden Inn Athens Downtown Mortgage Loan pursuant to the Hilton Garden Inn Athens Downtown Intercreditor Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

Custody of the Mortgage File

Deutsche Bank Trust Company Americas, as custodian under the CGCMT 2016-C2 Pooling and Servicing Agreement, is the initial custodian of the mortgage file related to the Hilton Garden Inn Athens Downtown Whole Loan (other than the promissory note evidencing the Hilton Garden Inn Athens Downtown Mortgage Loan).

Application of Payments

The Hilton Garden Inn Athens Downtown Intercreditor Agreement sets forth the respective rights of the holder of the Hilton Garden Inn Athens Downtown Mortgage Loan and the holder of the Hilton Garden Inn Athens Downtown Companion Loan with respect to distributions of funds received in respect of the Hilton Garden Inn Athens Downtown Whole Loan, and provides, in general, that:

•	the Hilton Garden Inn Athens Downtown Mortgage Loan and the Hilton Garden Inn Athens Downtown Companion Loan are of equal priority with each other and no portion of any of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the Hilton Garden Inn Athens Downtown Whole Loan or the related Mortgaged Property will be applied to the Hilton Garden Inn Athens Downtown Mortgage Loan and the Hilton Garden Inn Athens Downtown Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the CGCMT 2016-C2 Servicer, the CGCMT 2016-C2 Special Servicer, the CGCMT 2016-C2 Operating Advisor, the CGCMT 2016-C2 Certificate Administrator and the CGCMT 2016-C2 Trustee) in accordance with the terms of the Hilton Garden Inn Athens Downtown Intercreditor Agreement and the CGCMT 2016-C2 Pooling and Servicing Agreement; and

•	fees, costs and expenses relating to the Hilton Garden Inn Athens Downtown Whole Loan will, in general, be allocated, on a pro rata and pari passu basis, to the Hilton Garden Inn Athens Downtown Mortgage Loan and the Hilton Garden Inn Athens Downtown Companion Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Hilton Garden Inn Athens Downtown Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Hilton Garden Inn Athens Downtown Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other mortgage loans, but not out of payments or other collections on the Hilton Garden Inn Athens Downtown Companion Loan. Similarly, P&I advances on the Hilton Garden Inn Athens Downtown Companion Loan are not reimbursable out of payments or other collections on the Hilton Garden Inn Athens Downtown Mortgage Loan.

Certain costs and expenses (such as a pro rata share of a property protection advance) allocable to the Hilton Garden Inn Athens Downtown Mortgage Loan may be paid or reimbursed out of payments and other collections on the mortgage loans in the CGCMT 2016-C2 securitization, subject to the CGCMT 2016-C2 issuing entity’s right to reimbursement from future payments and other collections on the Hilton Garden Inn Athens Downtown Mortgage Loan or from general collections on the Mortgage Pool. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Consultation and Control

Pursuant to the Hilton Garden Inn Athens Downtown Intercreditor Agreement, the directing holder (the “Hilton Garden Inn Athens Downtown Directing Holder”) with respect to the Hilton Garden Inn Athens Downtown Whole Loan, as of any date of determination, will be the CGCMT 2016-C2 Trustee on behalf of the CGCMT 2016-C2 issuing entity as holder of the Hilton Garden Inn Athens Downtown Companion Loan; provided that, unless a control termination event exists under the CGCMT 2016-C2 Pooling and Servicing Agreement or the Hilton Garden Inn Athens Downtown Whole Loan is an “excluded mortgage loan” under the CGCMT 2016-C2 Pooling and Servicing Agreement, the directing certificateholder under the CGCMT 2016-C2 Pooling and Servicing Agreement (the “CGCMT 2016-C2 Directing Certificateholder”) will be entitled to exercise the rights of the Hilton Garden Inn Athens Downtown Directing Holder with respect to the Hilton Garden Inn Athens Downtown Whole Loan. In its capacity as representative of the Hilton Garden Inn Athens Downtown Directing Holder under the Hilton Garden Inn Athens Downtown Intercreditor Agreement, the CGCMT 2016-C2 Directing Certificateholder will be entitled to exercise consent and/or consultation rights (which consent and/or consultation rights are substantially similar to, but not necessarily identical to, the rights of the Directing Certificateholder set forth under “Pooling and Servicing Agreement—The Directing Certificateholder” in this prospectus) with respect to the Hilton Garden Inn Athens Downtown Whole Loan, including consent and/or consultation rights regarding “major decisions” (as defined under the Hilton Garden Inn Athens Downtown Intercreditor Agreement) and approval rights regarding the implementation of any recommended actions outlined in an asset status report with respect to the Hilton Garden Inn Athens Downtown Whole Loan (which approval rights are substantially similar to, but not necessarily identical to, those rights described under “Pooling and Servicing Agreement— The Directing Certificateholder” and “—Asset Status Report” in this prospectus). Pursuant to the terms of the CGCMT 2016-C2 Pooling and Servicing Agreement, the CGCMT 2016-C2 Directing Certificateholder will have the same consent and/or consultation rights with respect to the Hilton Garden Inn Athens Downtown Whole Loan as it does, and for so long as it does, with respect to the other mortgage loans included in the CGCMT 2016-C2 issuing entity (other than any “excluded mortgage loan” under the CGCMT 2016-C2 Pooling and Servicing Agreement) that are serviced under the CGCMT 2016-C2 Pooling and Servicing Agreement and do not have companion loans.

In addition, pursuant to the terms of the Hilton Garden Inn Athens Downtown Intercreditor Agreement, the issuing entity, as holder of the Hilton Garden Inn Athens Downtown Mortgage Loan (or its representative) (the “Hilton Garden Inn Athens Downtown Non-Directing Holder”) will have a right to (i) receive copies of all notices, information and reports that the CGCMT 2016-C2 Servicer or the CGCMT 2016-C2 Special Servicer, as applicable, is required to provide to the CGCMT 2016-C2 Directing Certificateholder (within the same time frame such notices, information and reports are or would have been required to be provided to the CGCMT 2016-C2 Directing Certificateholder under the CGCMT 2016-C2 Pooling and Servicing Agreement without regard to the occurrence thereunder of a control termination event or consultation termination event) with respect to any “major decisions” (as defined under the Hilton Garden Inn Athens Downtown Intercreditor Agreement) to be taken with respect to the Hilton Garden Inn Athens Downtown Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Hilton Garden Inn Athens Downtown Whole Loan and (ii) to be consulted on a strictly non-binding basis with respect to certain “major decisions” (as defined under the Hilton Garden Inn Athens Downtown Intercreditor Agreement) to be taken with respect to the Hilton Garden Inn Athens Downtown Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Hilton Garden Inn Athens Downtown Whole Loan. Such consultation rights of the Hilton Garden Inn Athens Downtown Non-Directing Holder will expire ten (10) business days following the delivery by the CGCMT 2016-C2 Servicer or the CGCMT 2016-C2 Special Servicer of written notice of the proposed action (together with copies of the notices, information and reports relating to the matter subject to consultation); provided that if the CGCMT 2016-C2 Servicer or the CGCMT 2016-C2 Special Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, the ten (10) business day consultation period will be deemed to begin anew.

Notwithstanding the consultation rights described above, the CGCMT 2016-C2 Servicer or the CGCMT 2016-C2 Special Servicer, as applicable, is permitted to make a “major decision” (as defined under the Hilton Garden Inn Athens Downtown Intercreditor Agreement) or take any action set forth in an asset status report before the expiration of the aforementioned ten (10) business day period if (i) it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Hilton Garden Inn Athens Downtown Mortgage Loan and the Hilton Garden Inn Athens Downtown Companion Loan and (ii) the CGCMT 2016-C2 Special Servicer has made a reasonable effort to contact the CGCMT 2016-C2 Directing Certificateholder. Neither the CGCMT 2016-C2 Servicer nor the CGCMT 2016-C2 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the Hilton Garden Inn Athens Downtown Non-Directing Holder (or its representative).

The CGCMT 2016-C2 Pooling and Servicing Agreement provides that neither the CGCMT 2016-C2 Servicer nor the CGCMT 2016-C2 Special Servicer may take or refrain from taking any action pursuant to instructions from the Hilton Garden Inn Athens Downtown Non-Directing Holder (or its representative) that would cause the CGCMT 2016-C2 Servicer or the CGCMT 2016-C2 Special Servicer, as applicable, to violate applicable law, the terms of the Hilton Garden Inn Athens Downtown Whole Loan, the Hilton Garden Inn Athens Downtown Intercreditor Agreement, the CGCMT 2016-C2 Pooling and Servicing Agreement, including the servicing standard under the CGCMT 2016-C2 Pooling and Servicing Agreement, or the REMIC provisions or that would (i) expose the CGCMT 2016-C2 Servicer, the CGCMT 2016-C2 Special Servicer, the CGCMT 2016-C2 Depositor, a mortgage loan seller with respect to the CGCMT 2016-C2 securitization, the CGCMT 2016-C2 issuing entity, the CGCMT 2016-C2 Trustee, the CGCMT 2016-C2 Operating Advisor, the CGCMT 2016-C2 Asset Representations Reviewer, the CGCMT 2016-C2 Certificate Administrator or their respective affiliates, officers, directors, employees or agents to any claim, suit or liability, (ii) materially expand the scope of the CGCMT 2016-C2 Servicer’s or the CGCMT 2016-C2 Special Servicer’s responsibilities, or (iii) cause the CGCMT 2016-C2 Servicer or the CGCMT 2016-C2 Special Servicer to act, or fail to act, in a manner that is not in the best interests of the CGCMT 2016-C2 certificateholders.

In addition to the consultation rights of the Hilton Garden Inn Athens Downtown Non-Directing Holder (or its representative) described above, pursuant to the terms of the Hilton Garden Inn Athens Downtown Intercreditor Agreement, the Hilton Garden Inn Athens Downtown Non-Directing Holder (or its representative) will have the right to annual conference calls with the CGCMT 2016-C2 Servicer or the CGCMT 2016-C2 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the CGCMT 2016-C2 Servicer or the CGCMT 2016-C2 Special Servicer, as applicable, in which servicing issues related to the Hilton Garden Inn Athens Downtown Whole Loan are discussed.

Application of Penalty Charges

The Hilton Garden Inn Athens Downtown Intercreditor Agreement provides that the CGCMT 2016-C2 Pooling and Servicing Agreement may provide for the application of penalty charges paid in respect of the Hilton Garden Inn Athens Downtown Whole Loan to be used to (i) pay the CGCMT 2016-C2 Servicer or the CGCMT 2016-C2 Special Servicer for interest accrued on any property protection advances, (ii) to pay the parties to any securitization for interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the CGCMT 2016-C2 Pooling and Servicing Agreement) made with respect to such loan by such party, (iii) to pay certain other expenses incurred with respect to the Hilton Garden Inn Athens Downtown Whole Loan and (iv) to pay to the CGCMT 2016-C2 Servicer and/or the CGCMT 2016-C2 Special Servicer as additional servicing compensation as provided in the CGCMT 2016-C2 Pooling and Servicing Agreement.

Sale of Defaulted Whole Loan

Pursuant to the terms of the Hilton Garden Inn Athens Downtown Intercreditor Agreement, if the Hilton Garden Inn Athens Downtown Whole Loan becomes a defaulted mortgage loan under the CGCMT 2016-C2 Pooling and Servicing Agreement, and thereafter the CGCMT 2016-C2 Special Servicer determines to sell the Hilton Garden Inn Athens Downtown Companion Loan in accordance with the CGCMT 2016-C2 Pooling and Servicing

Agreement, then the CGCMT 2016-C2 Special Servicer will be required to sell the Hilton Garden Inn Athens Downtown Companion Loan together with the Hilton Garden Inn Athens Downtown Mortgage Loan as one whole loan in accordance with the procedures set forth under the CGCMT 2016-C2 Pooling and Servicing Agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Hilton Garden Inn Athens Downtown Mortgage Loan” in this prospectus.

Notwithstanding the foregoing, the CGCMT 2016-C2 Special Servicer will not be permitted to sell the Hilton Garden Inn Athens Downtown Whole Loan if it becomes a defaulted mortgage loan under the CGCMT 2016-C2 Pooling and Servicing Agreement without the written consent of the Hilton Garden Inn Athens Downtown Non-Directing Holder (or its representative) (provided that such consent is not required if such person is the related borrower or an affiliate of the related borrower), unless the CGCMT 2016-C2 Special Servicer has delivered to such Hilton Garden Inn Athens Downtown Non-Directing Holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Hilton Garden Inn Athens Downtown Whole Loan; (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the CGCMT 2016-C2 Special Servicer in connection with any such proposed sale; (c) at least ten (10) days prior to the proposed sale date, a copy of the most recent appraisal for the Hilton Garden Inn Athens Downtown Whole Loan, and any documents in the servicing file requested by such Hilton Garden Inn Athens Downtown Non-Directing Holder (but no less time than is afforded to other offerors and the CGCMT 2016-C2 Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the CGCMT 2016-C2 Servicer or the CGCMT 2016-C2 Special Servicer in connection with the proposed sale; provided that the Hilton Garden Inn Athens Downtown Non-Directing Holder (or its representative) may waive any of the delivery or timing requirements set forth in this sentence only for itself. Subject to the terms of the CGCMT 2016-C2 Pooling and Servicing Agreement, each of the Hilton Garden Inn Athens Downtown Non-Directing Holder (or its representative) and the holder of the Hilton Garden Inn Athens Downtown Companion Loan (or its representative) will be permitted to submit an offer at any sale of the Hilton Garden Inn Athens Downtown Whole Loan unless such person is a related borrower or an agent or affiliate of a related borrower.

See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Loans and REO Properties” in this prospectus.

Special Servicer Appointment Rights

Pursuant to the terms of the Hilton Garden Inn Athens Downtown Intercreditor Agreement and the CGCMT 2016-C2 Pooling and Servicing Agreement, the CGCMT 2016-C2 Directing Certificateholder (prior to a control termination event under the CGCMT 2016-C2 Pooling and Servicing Agreement and provided that the Hilton Garden Inn Athens Downtown Whole Loan is not an “excluded mortgage loan” under the CGCMT 2016-C2 Pooling and Servicing Agreement), and the applicable CGCMT 2016-C2 certificateholders with the requisite percentage of voting rights (at any time after the occurrence and during the continuation of a control termination event) will have the right, at any time, with or without cause, to replace the CGCMT 2016-C2 Special Servicer then acting with respect to the Hilton Garden Inn Athens Downtown Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the Hilton Garden Inn Athens Downtown Non-Directing Holder (or its representative). The Hilton Garden Inn Athens Downtown Non-Directing Holder (or its representative) will be permitted to direct the CGCMT 2016-C2 Trustee to terminate the CGCMT 2016-C2 Special Servicer (solely with respect to the Hilton Garden Inn Athens Downtown Whole Loan) upon a servicer termination event under the CGCMT 2016-

C2 Pooling and Servicing Agreement with respect to the CGCMT 2016-C2 Special Servicer that affects the Hilton Garden Inn Athens Downtown Non-Directing Holder (as the holder of the Hilton Garden Inn Athens Downtown Mortgage Loan).

The Servicing Shift Whole Loans

The 1140 Avenue of the Americas Whole Loan

General

The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as 1140 Avenue of the Americas (such Mortgage Loan, the “1140 Avenue of the Americas Mortgage Loan” and such Mortgaged Property the “1140 Avenue of the Americas Mortgaged Property”), representing approximately 4.3% of the Initial Pool Balance, is part of a split loan structure comprised of four (4) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The 1140 Avenue of the Americas Whole Loan (as defined below) is evidenced by (i) two (2) promissory notes, Note A-3 and Note A-4, with a Cut-off Date Balance of $45,000,000, which will be included in the issuing entity, and (ii) two (2) promissory notes, Note A-1 (the “1140 Avenue of the Americas Controlling Companion Loan”) and Note A-2 (the “1140 Avenue of the Americas Non-Controlling Companion Loan” and, together with the 1140 Avenue of the Americas Controlling Companion Loan, the “1140 Avenue of the Americas Companion Loans”), with respective Cut-off Date Balances of $30,000,000 and $24,000,000, which are not included in the issuing entity. Only the 1140 Avenue of the Americas Mortgage Loan is included in the issuing entity. The 1140 Avenue of the Americas Mortgage Loan and the 1140 Avenue of the Americas Companion Loans are pari passu with each other in terms of priority and are collectively referred to in this prospectus as the “1140 Avenue of the Americas Whole Loan”. It is anticipated that the 1140 Avenue of the Americas Companion Loans will be included in one or more future securitizations, however, we cannot assure you that this will ultimately occur. The rights of the issuing entity as the holder of the 1140 Avenue of the Americas Mortgage Loan and the rights of the holder(s) of the 1140 Avenue of the Americas Companion Loans are subject to an intercreditor agreement (the “1140 Avenue of the Americas Intercreditor Agreement”).

Servicing

Pursuant to the terms of the 1140 Avenue of the Americas Intercreditor Agreement, the 1140 Avenue of the Americas Whole Loan will be initially serviced and administered pursuant to the terms of the PSA by the applicable master servicer and the applicable special servicer, as the case may be, in accordance with the Servicing Standard until the date upon which the 1140 Avenue of the Americas Controlling Companion Loan is securitized (the “1140 Avenue of the Americas Control Note Securitization Date”), after which the 1140 Avenue of the Americas Whole Loan will be serviced and administered pursuant to the pooling and servicing agreement (the “1140 Avenue of the Americas PSA”) entered into in connection with such other securitization and the 1140 Avenue of the Americas Intercreditor Agreement. The 1140 Avenue of the Americas Intercreditor Agreement provides that expenses, losses and shortfalls relating to the 1140 Avenue of the Americas Whole Loan will generally be allocated on a pro rata basis to the holders thereof.

Advances

Until the 1140 Avenue of the Americas Control Note Securitization Date, the applicable master servicer or the trustee, as applicable, under the PSA will be responsible for making any required P&I Advance on the 1140 Avenue of the Americas Mortgage Loan (but not any advances of principal and/or interest on the 1140 Avenue of the Americas Companion Loans) pursuant to the terms of the PSA, and the applicable master servicer, the applicable special servicer (with respect to emergency servicing advances) or the trustee, as applicable, under the PSA will be responsible for making (or, in the case of the applicable special servicer with respect to emergency servicing advances, may, in its sole discretion, make) any required Servicing Advances with respect to the 1140 Avenue of the Americas Whole Loan, in each case unless the applicable master servicer or the trustee, as applicable, or the applicable special servicer under the PSA determines that such an advance would not be recoverable from collections on the 1140 Avenue of the Americas Mortgage Loan (in the case of a P&I Advance) or the 1140 Avenue of the Americas Whole Loan (in the case of a Servicing Advance).

On and after the 1140 Avenue of the Americas Control Note Securitization Date, (i) the applicable master servicer or the trustee, as applicable, under the PSA will be responsible for making any required P&I Advance on the 1140 Avenue of the Americas Mortgage Loan (but not any advances of principal and/or interest on the 1140 Avenue of the Americas Companion Loans) pursuant to the terms of the PSA, unless the applicable master servicer or the trustee, as applicable, or the applicable special servicer under the PSA determines that such an advance would not be recoverable from collections on the 1140 Avenue of the Americas Mortgage Loan, (ii) the applicable master servicer or trustee under any securitization into which the 1140 Avenue of the Americas Non-Controlling Companion Loan is deposited is expected to be responsible for making principal and interest advances with respect to the 1140 Avenue of the Americas Non-Controlling Companion Loan unless a similar determination is made that such an advance would not be recoverable from collections on the 1140 Avenue of the Americas Non-Controlling Companion Loan and (iii) the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be responsible for making (A) any required principal and interest advances on the 1140 Avenue of the Americas Controlling Companion Loan as required under the terms of the 1140 Avenue of the Americas PSA (but not on the 1140 Avenue of the Americas Mortgage Loan or, unless it is securitized under the 1140 Avenue of the Americas PSA, the 1140 Avenue of the Americas Non-Controlling Companion Loan) and (B) any required property protection advances with respect to the 1140 Avenue of the Americas Whole Loan, unless in the case of clause (A) or (B) above, a similar determination of nonrecoverability is made under the 1140 Avenue of the Americas PSA.

Application of Payments

The 1140 Avenue of the Americas Intercreditor Agreement sets forth the respective rights of the holder of the 1140 Avenue of the Americas Mortgage Loan and the holders of the 1140 Avenue of the Americas Companion Loans with respect to distributions of funds received in respect of the 1140 Avenue of the Americas Whole Loan, and provides, in general, that:

•	the 1140 Avenue of the Americas Mortgage Loan and the 1140 Avenue of the Americas Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the 1140 Avenue of the Americas Whole Loan (exclusive of amounts for required reserves or escrows required by the related Mortgage Loan documents and proceeds, awards or settlements to be applied to the restoration or repair of the related Mortgaged Property or released to the related borrower in accordance with the terms of the related Mortgage Loan documents) will be applied to the 1140 Avenue of the Americas Mortgage Loan and the 1140 Avenue of the Americas Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the applicable master servicer, the applicable special servicer, the trustee and the other parties to the PSA or the 1140 Avenue of Americas PSA, as applicable, in accordance with the terms of the 1140 Avenue of the Americas Intercreditor Agreement and the PSA or the 1140 Avenue of the Americas PSA, as applicable); and

•	costs, fees, expenses, losses and shortfalls relating to the 1140 Avenue of the Americas Whole Loan will generally be allocated, on a pro rata and pari passu basis, to the 1140 Avenue of the Americas Mortgage Loan and the 1140 Avenue of the Americas Companion Loans.

For more information regarding the allocation of collections and expenses in respect of the 1140 Avenue of the Americas Whole Loan prior to the 1140 Avenue of the Americas Control Note Securitization Date, see “Pooling and Servicing Agreement—Advances” and “—Withdrawals from the Collection Account”. Upon the 1140 Avenue of the Americas Control Note Securitization Date, the 1140 Avenue of the Americas Whole Loan is expected to be subject to provisions in the 1140 Avenue of the Americas PSA, which are expected to be similar, but not necessarily identical, to those governing the allocation of collections and expenses of serviced whole loans under the PSA.

Reimbursement of Advances and Indemnities

Pursuant to the 1140 Avenue of the Americas Intercreditor Agreement, after the 1140 Avenue of the Americas Control Note Securitization Date, with respect to any property protection advance on the 1140 Avenue of the Americas Whole Loan, the master servicer, the special servicer or the trustee, as applicable, under the 1140 Avenue of the Americas PSA will be entitled to reimbursement: first, from collections on, and proceeds of, the 1140 Avenue of the Americas Mortgage Loan and the 1140 Avenue of the Americas Companion Loans, on a pro rata basis (based on each such loan’s outstanding principal balance); and then, if such collections and proceeds are insufficient and such advance is a “nonrecoverable advance”, subject to the next sentence, from general collections on mortgage loans in the securitization trust created under the 1140 Avenue of the Americas PSA. However, pursuant to the 1140 Avenue of the Americas Intercreditor Agreement, the issuing entity will be responsible for reimbursing out of its general collections the securitization trust holding the 1140 Avenue of the Americas Controlling Companion Loan and/or various parties to the 1140 Avenue of the Americas PSA for the issuing entity’s pro rata share of: (i) any property protection advances made with respect to the 1140 Avenue of the Americas Whole Loan or interest thereon paid out of general collections on the mortgage loans in the securitization trust holding the 1140 Avenue of the Americas Controlling Companion Loan; and (ii) various other fees, costs and expenses incurred in connection with the servicing and administration of the 1140 Avenue of the Americas Whole Loan.

Further, pursuant to the 1140 Avenue of the Americas Intercreditor Agreement, each of the PSA (with respect to the period after the 1140 Avenue of the Americas Control Note Securitization Date) and the pooling and servicing agreement pursuant to which the 1140 Avenue of the Americas Non-Controlling Companion Loan is being securitized is required to provide that the master servicer, special servicer, depositor, certificate administrator, trustee and operating advisor (and any director, officer, employee or agent of any of them) and the securitization trust holding the 1140 Avenue of the Americas Controlling Companion Loan will be entitled to indemnification by the holders of the 1140 Avenue of the Americas Mortgage Loan (which is the issuing entity) and the 1140 Avenue of the Americas Non-

Controlling Companion Loan and held harmless against each such holder’s pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of (or, in the case of the operating advisor, the provision of services for) the 1140 Avenue of the Americas Whole Loan.

Application of Penalty Charges

The 1140 Avenue of the Americas Intercreditor Agreement provides that the PSA and the 1140 Avenue of the Americas PSA may each provide for the application of default charges, penalty charges, late fees and/or default interest paid in respect of the 1140 Avenue of the Americas Whole Loan to be used to pay (i) the master servicer, the trustee or the special servicer thereunder for any outstanding property protection advances and interest accrued thereon, (ii) the parties to any securitization of the 1140 Avenue of the Americas Mortgage Loan or any 1140 Avenue of the Americas Companion Loan for interest accrued on any P&I advance, (iii) certain other expenses incurred with respect to the 1140 Avenue of the Americas Whole Loan and (iv) the master servicer and/or the special servicer as additional servicing compensation (except that, for so long as the 1140 Avenue of the Americas Controlling Companion Loan is not included in a securitization, any default charges, penalty charges, late fees and/or default interest allocated to such Companion Loan that are not applied pursuant to clauses (i) – (iii) above will be instead remitted to the holder of such Companion Loan).

Consultation and Control

The controlling noteholder under the 1140 Avenue of the Americas Intercreditor Agreement will be the holder of the 1140 Avenue of the Americas Controlling Companion Loan (which prior to the 1140 Avenue of the Americas Control Note Securitization Date, will initially be Ladder Capital Finance LLC or an affiliate thereof, and, from and after the 1140 Avenue of the Americas Control Note Securitization Date, is expected to be the representative of the controlling class certificateholders under the 1140 Avenue of the Americas PSA or such other party specified in the 1140 Avenue of the Americas PSA (such party, the “1140 Avenue of the Americas Directing Holder”); provided that none of the related borrower, the related property manager or any affiliate of the foregoing may act as the 1140 Avenue of the Americas Directing Holder. In its capacity as the controlling noteholder under the 1140 Avenue of the Americas Intercreditor Agreement, the 1140 Avenue of the Americas Directing Holder will be entitled to exercise (or, under the 1140 Avenue of the Americas PSA, is expected to be entitled to exercise rights similar to) the rights of the Directing Certificateholder as set forth under “Pooling and Servicing Agreement—The Directing Certificateholder” with respect to the 1140 Avenue of the Americas Whole Loan.

In addition, pursuant to the terms of the 1140 Avenue of the Americas Intercreditor Agreement, the issuing entity as holder of the 1140 Avenue of the Americas Mortgage Loan (or its representative) will (i) have, after the 1140 Avenue of the Americas Control Note Securitization Date, the right to receive copies of the same notices, information and reports that the related Non-Serviced Master Servicer or Non-Serviced Special Servicer is required to provide to the 1140 Avenue of the Americas Directing Holder (within the same time frame such notices, information and reports are or would have been required to be provided to the “directing certificateholder” (or the equivalent) under the 1140 Avenue of the Americas PSA without regard to the occurrence of the equivalent of any Consultation Termination Event) with respect to any major decisions to be taken with respect to the 1140 Avenue of the Americas Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the 1140 Avenue of the Americas Whole

Loan and (ii) have the right to be consulted on a strictly non-binding basis with respect to any such major decisions to be taken with respect to the 1140 Avenue of the Americas Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the 1140 Avenue of the Americas Whole Loan. The consultation right of the holder of the 1140 Avenue of the Americas Mortgage Loan (or its representative) will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation; provided that if the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. The holder of the 1140 Avenue of the Americas Non-Controlling Companion Loan (or its representative) will be entitled to the same information and consultation rights set forth above. Notwithstanding the consultation rights of the issuing entity as holder of the 1140 Avenue of the Americas Mortgage Loan (or its representative) described above, the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, is permitted to take any material action or any action set forth in the asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the 1140 Avenue of the Americas Mortgage Loan and the 1140 Avenue of the Americas Companion Loans. Prior to the 1140 Avenue of the Americas Control Note Securitization Date, the applicable master servicer and applicable special servicer for this transaction will be entitled to take such action after making such a determination as set forth in the preceding sentence. Neither the related Non-Serviced Master Servicer nor the related Non-Serviced Special Servicer, as applicable, will be obligated at any time to follow or take any alternative actions recommended by the issuing entity as holder of the 1140 Avenue of the Americas Mortgage Loan (or its representative, including the Directing Certificateholder) and neither the applicable master servicer nor the applicable special servicer for this transaction will be obligated at any time to follow or take any alternative actions recommended by the Directing Certificateholder (as the representative of the 1140 Avenue of the Americas Mortgage Loan) or the holder of the 1140 Avenue of the Americas Non-Controlling Companion Loan (or its representatives).

After the 1140 Avenue of the Americas Control Note Securitization Date, in addition to the consultation rights of the issuing entity (or its representative) described above, pursuant to the terms of the 1140 Avenue of the Americas Intercreditor Agreement, the issuing entity (or its representative) will have the right to annual conference calls with the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the 1140 Avenue of the Americas Whole Loan are discussed.

No objection, direction or advice contemplated by the 1140 Avenue of the Americas Intercreditor Agreement may require or cause the applicable master servicer or the applicable special servicer, as applicable, to violate any provisions of the 1140 Avenue of the Americas Mortgage Loan documents, applicable law, the PSA (prior to the 1140 Avenue of the Americas Control Note Securitization Date), the 1140 Avenue of the Americas PSA (after the 1140 Avenue of the Americas Control Note Securitization Date), the 1140 Avenue of the Americas Intercreditor Agreement, the REMIC provisions or the applicable master servicer’s or applicable special servicer’s obligation to act in accordance with the servicing standard under the PSA or the 1140 Avenue of the Americas PSA, as applicable, or expose the applicable master servicer or the applicable special servicer to liability, or materially expand the scope of the applicable master servicer’s or the applicable special servicer’s responsibilities under the PSA or the 1140 Avenue of the Americas PSA, as applicable.

Sale of Defaulted 1140 Avenue of the Americas Whole Loan

Pursuant to the terms of the 1140 Avenue of the Americas Intercreditor Agreement, if the 1140 Avenue of the Americas Mortgage Loan becomes at least 60 days delinquent, it is acknowledged that each of the PSA and the 1140 Avenue of the Americas PSA will provide that, if the applicable special servicer (or, after the 1140 Avenue of the Americas Control Note Securitization Date, the related Non-Serviced Special Servicer) determines pursuant to the PSA (or the 1140 Avenue of the Americas PSA, as the case may be) and the 1140 Avenue of the Americas Intercreditor Agreement to pursue a sale of the 1140 Avenue of the Americas Mortgage Loan (or the 1140 Avenue of the Americas Controlling Companion Loan, as the case may be), the applicable special servicer or related Non-Serviced Special Servicer, as applicable, will be required to sell the 1140 Avenue of the Americas Mortgage Loan together with the 1140 Avenue of the Americas Companion Loans as a single whole loan.

Notwithstanding the foregoing, on and after the 1140 Avenue of the Americas Control Note Securitization Date, the related Non-Serviced Special Servicer will not be permitted to sell the 1140 Avenue of the Americas Mortgage Loan together with the 1140 Avenue of the Americas Companion Loans if the loan becomes a defaulted whole loan without the written consent of the holders of the 1140 Avenue of the Americas Mortgage Loan and the 1140 Avenue of the Americas Non-Controlling Companion Loan unless the related Non-Serviced Special Servicer has delivered to the issuing entity, as holder of the 1140 Avenue of the Americas Mortgage Loan, and the holder of the 1140 Avenue of the Americas Non-Controlling Companion Loan: (a) at least 15 business days prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the 1140 Avenue of the Americas Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity or the holder of the 1140 Avenue of the Americas Non-Controlling Companion Loan, as applicable; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the “directing certificateholder” (or the equivalent) under the 1140 Avenue of the Americas PSA) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale; provided, however, that any such holder may waive any delivery or timing requirements set forth above as to itself. Subject to the terms of the 1140 Avenue of the Americas Intercreditor Agreement, the issuing entity, as holder of the 1140 Avenue of the Americas Mortgage Loan (or its representative), and the holder of any of the 1140 Avenue of the Americas Companion Loans (or its representative) will be permitted to submit an offer at any sale of the related Whole Loan (unless such person is the related borrower or an agent or affiliate thereof).

Prior to the 1140 Avenue of the Americas Control Note Securitization Date, in the event of the sale by the applicable special servicer of the 1140 Avenue of the Americas Whole Loan, such special servicer will be required to provide the same information to, and consult with, the holder of the 1140 Avenue of the Americas Non-Controlling Companion Loan as described in the prior paragraph.

See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

Special Servicer Appointment Rights

Prior to the 1140 Avenue of the Americas Control Note Securitization Date, the holder of the 1140 Avenue of the Americas Controlling Companion Loan will have the right, with or without cause, to replace the special servicer then acting with respect to the 1140 Avenue of the Americas Whole Loan and appoint a replacement special servicer, solely with respect to the 1140 Avenue of the Americas Whole Loan. On and after the 1140 Avenue of the Americas Control Note Securitization Date, pursuant to the terms of the 1140 Avenue of the Americas Intercreditor Agreement, the 1140 Avenue of the Americas Directing Holder will have the right, with or without cause, to replace the related Non-Serviced Special Servicer then acting with respect to the 1140 Avenue of the Americas Whole Loan and appoint a replacement special servicer without the consent of the holders of the 1140 Avenue of the Americas Mortgage Loan or the 1140 Avenue of the Americas Non-Controlling Companion Loan. The rights of the 1140 Avenue of the Americas Directing Holder are subject to the terms of the 1140 Avenue of the Americas PSA, which are not known at this time, but the 1140 Avenue of the Americas Intercreditor Agreement requires the replacement special servicer to be a “qualified servicer” under the 1140 Avenue of the Americas Intercreditor Agreement.

The Aspen at Norman Student Housing Whole Loan

The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as “Aspen at Norman Student Housing” (the “Aspen at Norman Student Housing Mortgaged Property”), representing approximately 1.6% of the Initial Pool Balance, is part of a split loan structure comprised of two (2) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Aspen at Norman Student Housing Whole Loan (as defined below) is evidenced by (i) a promissory note, Note A-2, with a Cut-off Date Balance of $16,600,000 (the “Norman at Student Housing Mortgage Loan”), which will be included in the issuing entity, and (ii) a promissory note, Note A-1, with a Cut-off Date Balance of $22,000,000 (the “Aspen at Norman Student Housing Controlling Companion Loan” or the “Aspen at Norman Student Housing Companion Loan”), which is not included in the issuing entity. Only the Aspen at Norman Student Housing Mortgage Loan is included in the issuing entity. The Aspen at Norman Student Housing Mortgage Loan and the Aspen at Norman Student Housing Controlling Companion Loan are pari passu with each other in terms of priority and are collectively referred to in this prospectus as the “Aspen at Norman Student Housing Whole Loan”. It is anticipated that the Aspen at Norman Student Housing Controlling Companion Loan will be included in one or more future securitizations, however, we cannot assure you that this will ultimately occur. The rights of the issuing entity as the holder of the Aspen at Norman Student Housing Mortgage Loan and the rights of the holder of the Aspen at Norman Student Housing Controlling Companion Loan are subject to an intercreditor agreement (the “Aspen at Norman Student Housing Intercreditor Agreement”).

Servicing

Pursuant to the terms of the Aspen at Norman Student Housing Intercreditor Agreement, the Aspen at Norman Student Housing Whole Loan will be initially serviced and administered pursuant to the terms of the PSA by the applicable master servicer and the applicable special servicer, as the case may be, in accordance with the Servicing Standard until the date upon which the Aspen at Norman Student Housing Controlling Companion Loan is securitized (the “Aspen at Norman Student Housing Control Note Securitization Date”), after which the Aspen at Norman Student Housing Whole Loan will be serviced and administered pursuant to the pooling and servicing agreement (the “Aspen at Norman

Student Housing PSA”) entered into in connection with such other securitization and the Aspen at Norman Student Housing Intercreditor Agreement. The Aspen at Norman Student Housing Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Aspen at Norman Student Housing Whole Loan will generally be allocated on a pro rata basis to the holders thereof.

Advances

Until the Aspen at Norman Student Housing Control Note Securitization Date, the applicable master servicer or the trustee, as applicable, under the PSA will be responsible for making any required P&I Advance on the Aspen at Norman Student Housing Mortgage Loan (but not any advances of principal and/or interest on the Aspen at Norman Student Housing Controlling Companion Loan) pursuant to the terms of the PSA, and the applicable master servicer, the applicable special servicer (with respect to emergency servicing advances) or the trustee, as applicable, under the PSA will be responsible for making (or, in the case of the applicable special servicer with respect to emergency servicing advances, may, in its sole discretion, make) any required Servicing Advances with respect to the Aspen at Norman Student Housing Whole Loan, in each case unless the applicable master servicer or the trustee, as applicable, or the applicable special servicer under the PSA determines that such an advance would not be recoverable from collections on the Aspen at Norman Student Housing Mortgage Loan (in the case of a P&I Advance) or the Aspen at Norman Student Housing Whole Loan (in the case of a Servicing Advance).

On and after the Aspen at Norman Student Housing Control Note Securitization Date, (i) the applicable master servicer or the trustee, as applicable, under the PSA will be responsible for making any required P&I Advance on the Aspen at Norman Student Housing Mortgage Loan (but not any advances of principal and/or interest on the Aspen at Norman Student Housing Controlling Companion Loan) pursuant to the terms of the PSA, unless the applicable master servicer or the trustee, as applicable, or the applicable special servicer under the PSA determines that such an advance would not be recoverable from collections on the Aspen at Norman Student Housing Mortgage Loan and (ii) the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be responsible for making (A) any required principal and interest advances on the Aspen at Norman Student Housing Controlling Companion Loan as required under the terms of the Aspen at Norman Student Housing PSA (but not on the Aspen at Norman Student Housing Mortgage Loan) and (B) any required property protection advances with respect to the Aspen at Norman Student Housing Whole Loan, unless in the case of clause (A) or (B) above, a similar determination of nonrecoverability is made under the Aspen at Norman Student Housing PSA.

Application of Payments

The Aspen at Norman Student Housing Intercreditor Agreement sets forth the respective rights of the holder of the Aspen at Norman Student Housing Mortgage Loan and the holder of the Aspen at Norman Student Housing Controlling Companion Loan with respect to distributions of funds received in respect of the Aspen at Norman Student Housing Whole Loan, and provides, in general, that:

•	the Aspen at Norman Student Housing Mortgage Loan and the Aspen at Norman Student Housing Controlling Companion Loan are of equal priority with each other and no portion of any of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the Aspen at Norman Student Housing Whole Loan (exclusive of amounts for required reserves or escrows required by the related Mortgage Loan documents and proceeds, awards or settlements to be applied to the restoration or repair of the related Mortgaged Property or released to the related borrower in accordance with the terms of the related Mortgage Loan documents) will be applied to the Aspen at Norman Student Housing Mortgage Loan and the Aspen at Norman Student Housing Controlling Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the applicable master servicer, the applicable special servicer, the trustee and the other parties to the PSA or the Aspen at Norman Student Housing PSA, as applicable, in accordance with the terms of the Aspen at Norman Student Housing Intercreditor Agreement and the PSA or the Aspen at Norman Student Housing PSA, as applicable); and

•	costs, fees, expenses, losses and shortfalls relating to the Aspen at Norman Student Housing Whole Loan will generally be allocated, on a pro rata and pari passu basis, to the Aspen at Norman Student Housing Mortgage Loan and the Aspen at Norman Student Housing Controlling Companion Loan.

For more information regarding the allocation of collections and expenses in respect of the Aspen at Norman Student Housing Whole Loan prior to the Aspen at Norman Student Housing Control Note Securitization Date, see “Pooling and Servicing Agreement—Advances” and “—Withdrawals from the Collection Account”. Upon the Aspen at Norman Student Housing Control Note Securitization Date, the Aspen at Norman Student Housing Whole Loan is expected to be subject to provisions in the Aspen at Norman Student Housing PSA, which are expected to be similar, but not necessarily identical, to those governing the allocation of collections and expenses of serviced whole loans under the PSA.

Reimbursement of Advances and Indemnities

Pursuant to the Aspen at Norman Student Housing Intercreditor Agreement, after the Aspen at Norman Student Housing Control Note Securitization Date, with respect to any property protection advance on the Aspen at Norman Student Housing Whole Loan, the master servicer, the special servicer or the trustee, as applicable, under the Aspen at Norman Student Housing PSA will be entitled to reimbursement: first, from collections on, and proceeds of, the Aspen at Norman Student Housing Mortgage Loan and the Aspen at Norman Student Housing Controlling Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance); and then, if such collections and proceeds are insufficient and such advance is a “nonrecoverable advance”, subject to the next sentence, from general collections on mortgage loans in the securitization trust created under the Aspen at Norman Student Housing PSA. However, pursuant to the Aspen at Norman Student Housing Intercreditor Agreement, the issuing entity will be responsible for reimbursing out of its general collections the securitization trust holding the Aspen at Norman Student Housing Controlling Companion Loan and/or various parties to the Aspen at Norman Student Housing PSA for the issuing entity’s pro rata share of: (i) any property protection advances made with respect to the Aspen at Norman Student Housing Whole Loan or interest thereon paid out of general collections on the mortgage loans in the securitization trust holding the Aspen at Norman Student Housing Controlling Companion Loan; and (ii) various other fees, costs and expenses incurred in connection with the servicing and administration of the Aspen at Norman Student Housing Whole Loan.

Further, pursuant to the Aspen at Norman Student Housing Intercreditor Agreement, the PSA is required to provide that, after the Aspen at Norman Student Housing Control Note Securitization Date, the master servicer, special servicer, depositor, certificate administrator, trustee and operating advisor (and any director, officer, employee or agent of any of them) and the securitization trust holding the Aspen at Norman Student Housing Controlling Companion Loan will be entitled to indemnification by the holder of the Aspen at Norman Student Housing Mortgage Loan (which is the issuing entity) and held harmless against such holder’s pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of (or, in the case of the operating advisor, the provision of services for) the Aspen at Norman Student Housing Whole Loan.

Application of Penalty Charges

The Aspen at Norman Student Housing Intercreditor Agreement provides that the PSA and the Aspen at Norman Student Housing PSA may each provide for the application of default charges, penalty charges, late fees and/or default interest paid in respect of the Aspen at Norman Student Housing Whole Loan to be used to pay (i) the master servicer, the trustee or the special servicer thereunder for any outstanding property protection advances and interest accrued thereon, (ii) the parties to any securitization of the Aspen at Norman Student Housing Mortgage Loan or the Aspen at Norman Student Housing Controlling Companion Loan for interest accrued on any P&I advance, (iii) certain other expenses incurred with respect to the Aspen at Norman Student Housing Whole Loan and (iv) the master servicer and/or the special servicer as additional servicing compensation (except that, for so long as the Aspen at Norman Student Housing Controlling Companion Loan is not included in a securitization, any default charges, penalty charges, late fees and/or default interest allocated to such Companion Loan that are not applied pursuant to clauses (i) – (iii) above will be instead remitted to the holder of such Companion Loan).

Consultation and Control

The controlling noteholder under the Aspen at Norman Student Housing Intercreditor Agreement will be the holder of the Aspen at Norman Student Housing Controlling Companion Loan (which prior to the Aspen at Norman Student Housing Control Note Securitization Date, will initially be Ladder Capital Finance LLC or an affiliate thereof, and, from and after the Aspen at Norman Student Housing Control Note Securitization Date, is expected to be the representative of the controlling class certificateholders under the Aspen at Norman Student Housing PSA or such other party specified in the Aspen at Norman Student Housing PSA (such party, the “Aspen at Norman Student Housing Directing Holder”); provided that none of the related borrower, the related property manager or any affiliate thereof may act as the Aspen at Norman Student Housing Directing Holder. In its capacity as the controlling noteholder under the Aspen at Norman Student Housing Intercreditor Agreement, the Aspen at Norman Student Housing Directing Holder will be entitled to exercise (or, under the Aspen at Norman Student Housing PSA, is expected to be entitled to exercise rights similar to) the rights of the Directing Certificateholder as set forth under “Pooling and Servicing Agreement—The Directing Certificateholder” with respect to the Aspen at Norman Student Housing Whole Loan.

In addition, pursuant to the terms of the Aspen at Norman Student Housing Intercreditor Agreement, the issuing entity as holder of the Aspen at Norman Student Housing Mortgage Loan (or its representative) will (i) have, after the Aspen at Norman Student Housing Control Note Securitization Date, the right to receive copies of the same notices, information and reports that the related Non-Serviced Master Servicer or Non-Serviced Special Servicer is required to provide to the Aspen at Norman Student Housing Directing Holder (within the same time frame such notices, information and reports are or would have been required to be provided to the “directing certificateholder” (or the equivalent) under the Aspen at Norman Student Housing PSA without regard to the occurrence of the equivalent of any

Consultation Termination Event) with respect to any major decisions to be taken with respect to the Aspen at Norman Student Housing Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Aspen at Norman Student Housing Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis with respect to any such major decisions to be taken with respect to the Aspen at Norman Student Housing Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Aspen at Norman Student Housing Whole Loan. The consultation right of the holder of the Aspen at Norman Student Housing Mortgage Loan (or its representative) will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation; provided that if the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the issuing entity as holder of the Aspen at Norman Student Housing Mortgage Loan (or its representative) described above, the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, is permitted to take any material action or any action set forth in the asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Aspen at Norman Student Housing Mortgage Loan and the Aspen at Norman Student Housing Controlling Companion Loan. Prior to the Aspen at Norman Student Housing Control Note Securitization Date, the applicable master servicer and applicable special servicer for this transaction will be entitled to take such action after making such a determination as set forth in the preceding sentence. Neither the related Non-Serviced Master Servicer nor the related Non-Serviced Special Servicer, as applicable, will be obligated at any time to follow or take any alternative actions recommended by the issuing entity as holder of the Aspen at Norman Student Housing Mortgage Loan (or its representative, including the Directing Certificateholder), and neither the applicable master servicer nor the applicable special servicer for this transaction will be obligated at any time to follow or take any alternative actions recommended by the Directing Certificateholder (as the representative of the Aspen at Norman Student Housing Mortgage Loan).

After the Aspen at Norman Student Housing Control Note Securitization Date, in addition to the consultation rights of the issuing entity (or its representative) described above, pursuant to the terms of the Aspen at Norman Student Housing Intercreditor Agreement, the issuing entity (or its representative) will have the right to annual conference calls with the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the Aspen at Norman Student Housing Whole Loan are discussed.

No objection, direction or advice contemplated by the Aspen at Norman Student Housing Intercreditor Agreement may require or cause the applicable master servicer or the applicable special servicer, as applicable, to violate any provisions of the Aspen at Norman Student Housing Mortgage Loan documents, applicable law, the PSA (prior to the Aspen at Norman Student Housing Control Note Securitization Date), the Aspen at Norman Student Housing PSA (after the Aspen at Norman Student Housing Control Note Securitization Date) the Aspen at Norman Student Housing Intercreditor Agreement, the REMIC provisions or the applicable master servicer’s or applicable special servicer’s obligation to act in accordance with the servicing standard under the PSA or the Aspen at Norman Student Housing PSA, as applicable, or expose the applicable master servicer or the applicable special servicer to liability, or materially expand the scope of the applicable master servicer’s or the applicable special servicer’s responsibilities under the PSA or the Aspen at Norman Student Housing PSA, as applicable.

Sale of Defaulted Aspen at Norman Student Housing Whole Loan

Pursuant to the terms of the Aspen at Norman Student Housing Intercreditor Agreement, it is acknowledged that each of the PSA and the Aspen at Norman Student Housing PSA will provide that, if the Aspen at Norman Student Housing Mortgage Loan becomes at least 60 days delinquent, and if the applicable special servicer (or, after the Aspen at Norman Student Housing Control Note Securitization Date, the related Non-Serviced Special Servicer) determines pursuant to the PSA (or the Aspen at Norman Student Housing PSA, as the case may be) and the Aspen at Norman Student Housing Intercreditor Agreement to pursue a sale of the Aspen at Norman Student Housing Mortgage Loan (or the Aspen at Norman Student Housing Controlling Companion Loan, as the case may be), the applicable special servicer or related Non-Serviced Special Servicer, as applicable, will be required to sell the Aspen at Norman Student Housing Mortgage Loan together with the Aspen at Norman Student Housing Controlling Companion Loan as a single whole loan.

Notwithstanding the foregoing, on and after the Aspen at Norman Student Housing Control Note Securitization Date, the related Non-Serviced Special Servicer will not be permitted to sell the Aspen at Norman Student Housing Mortgage Loan together with the Aspen at Norman Student Housing Controlling Companion Loan if the loan becomes a defaulted whole loan without the written consent of the holder of the Aspen at Norman Student Housing Mortgage Loan unless the related Non-Serviced Special Servicer has delivered to the issuing entity, as holder of the Aspen at Norman Student Housing Mortgage Loan: (a) at least 15 business days prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Aspen at Norman Student Housing Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the “directing certificateholder” (or the equivalent) under the Aspen at Norman Student Housing PSA) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale; provided, however, that the holder of the Aspen at Norman Student Housing Mortgage Loan may waive any delivery or timing requirements set forth above as to itself. Subject to the terms of the Aspen at Norman Student Housing Intercreditor Agreement, the issuing entity as holder of the Aspen at Norman Student Housing Mortgage Loan (or its representative) and the holder of the Aspen at Norman Student Housing Controlling Companion Loan (or its representative) will be permitted to submit an offer at any sale of the related Whole Loan (unless such person is the related borrower or an agent or affiliate thereof).

See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

Special Servicer Appointment Rights

Prior to the Aspen at Norman Student Housing Control Note Securitization Date, the holder of the Aspen at Norman Student Housing Controlling Companion Loan will have the right, with or without cause to replace the special servicer then acting with respect to the

Aspen at Norman Student Housing Whole Loan and appoint a replacement special servicer, solely with respect to the Aspen at Norman Student Housing Whole Loan. On and after the Aspen at Norman Student Housing Control Note Securitization Date, pursuant to the terms of the Aspen at Norman Student Housing Intercreditor Agreement, the Aspen at Norman Student Housing Directing Holder will have the right, with or without cause, to replace the related Non-Serviced Special Servicer then acting with respect to the Aspen at Norman Student Housing Whole Loan and appoint a replacement special servicer without the consent of the holders of the Aspen at Norman Student Housing Mortgage Loan. The right of the Aspen at Norman Student Housing Directing Holder is subject to the terms of the Aspen at Norman Student Housing PSA, which are not known at this time, but the Aspen at Norman Student Housing Intercreditor Agreement requires the replacement special servicer to be a “qualified servicer” under the Aspen at Norman Student Housing Intercreditor Agreement.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of this prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Ladder Capital Finance LLC

General

Ladder Capital Finance LLC (“LCF”) is a sponsor of, and a seller of certain Mortgage Loans (the “LCF Mortgage Loans”) into, the securitization described in this prospectus. LCF is a limited liability company organized under the laws of the State of Delaware and an indirect subsidiary of Ladder Capital Finance Holdings LLLP (“Ladder Holdings”), a limited liability limited partnership organized under the laws of the State of Delaware. Series TRS of Ladder Capital Finance Holdings LLLP (“TRS LLLP”) and Series REIT of Ladder Capital

Finance Holdings LLLP (“REIT LLLP”) are each a Delaware series of Ladder Holdings. Ladder Capital Corp. (NYSE: LADR) holds a controlling interest in Ladder Holdings.

Ladder Holdings commenced operations in October 2008. Ladder Holdings, together with its direct and indirect subsidiaries, including LCF, are collectively referred to in this prospectus as the “Ladder Capital Group”. The Ladder Capital Group is a vertically integrated, full-service commercial real estate finance and investment management company that primarily originates, underwrites, structures, acquires, manages and distributes commercial, multifamily and manufactured housing community mortgage loans and other real estate debt instruments. The executive offices of the Ladder Capital Group are located at 345 Park Avenue, 8th Floor, New York, New York 10154. As of June 30, 2016, based on unaudited financial statements, Ladder Holdings and its consolidated subsidiaries had total assets of approximately $5,987,373,000, total liabilities of approximately $4,501,274,000 and total capital of approximately $1,486,099,000.

Wells Fargo Bank, Deutsche Bank AG, Cayman Islands Branch (an affiliate of Deutsche Bank Securities Inc.) and certain other third party lenders provide warehouse financing to certain affiliates of LCF (the “LCF Financing Affiliates”) through various repurchase facilities, borrowing base facilities or other financing arrangements. Ladder Holdings, TRS LLLP and REIT LLLP guarantee certain obligations of the LCF Financing Affiliates under certain of those financing arrangements. Some or all of the LCF Mortgage Loans are (or, as of the Closing Date, may be) subject to those financing arrangements. If such is the case at the time the certificates are issued, then LCF will use the proceeds from its sale of the LCF Mortgage Loans to the depositor to, among other things, acquire the warehoused LCF Mortgage Loans from the LCF Financing Affiliates, and the LCF Financing Affiliates will, in turn, use the funds that they receive from LCF to, among other things, reacquire or obtain the release of, as applicable, the warehoused LCF Mortgage Loans from the repurchase agreement counterparties/lenders free and clear of any liens. As of the date of this prospectus, Wells Fargo Bank was the repurchase agreement counterparty with respect to four (4) of the LCF Mortgage Loans with an aggregate Cut-off Date Balance of $139,750,000, representing 13.4% of the Initial Pool Balance. As of the date of this prospectus, Deutsche Bank AG, Cayman Islands Branch was the repurchase agreement counterparty with respect to two (2) of the LCF Mortgage Loans with an aggregate Cut-off Date Balance of $31,090,000, representing 3.0% of the Initial Pool Balance; however, such circumstances may change prior to the initial issuance of the certificates.

In addition, Wells Fargo Bank is (or, as of the Closing Date, is expected to be) the interim custodian (or, in the case of the Equity Inns Portfolio Mortgage Loan, the custodian under the COMM 2015-LC23 Pooling and Servicing Agreement) with respect to the loan files for all of the LCF Mortgage Loans with an aggregate Cut-off Date Balance of $414,901,931, representing 39.7% of the Initial Pool Balance.

LCF and/or its affiliates may acquire certificates from time to time, including upon initial issuance or in the secondary market.

Ladder Capital Group’s Securitization Program

During 2010, LCF contributed approximately $329.76 million of commercial, multifamily and manufactured housing community mortgage loans to two commercial mortgage securitizations. During 2011, LCF contributed approximately $1.02 billion of commercial, multifamily and manufactured housing community mortgage loans to three commercial mortgage securitizations. During 2012, LCF contributed approximately $1.6 billion of commercial, multifamily and manufactured housing community mortgage loans to 6 commercial mortgage securitizations. During 2013, LCF contributed approximately

$2.23 billion of commercial, multifamily and manufactured housing community mortgage loans to 6 commercial mortgage securitizations. During 2014, LCF contributed approximately $3.49 billion of commercial, multifamily and manufactured housing community mortgage loans to 10 commercial mortgage securitizations. During 2015, LCF contributed approximately $2.59 billion of commercial, multifamily and manufactured housing community mortgage loans to 10 commercial mortgage securitizations. LCF began securitizing such types of mortgage loans in 2010 and has not been involved in the securitization of any other types of financial assets. During the first six calendar months of 2016, LCF contributed approximately $267 million of commercial, multifamily and manufactured housing community mortgage loans to 2 commercial mortgage securitizations.

The Ladder Capital Group originates, and acquires from unaffiliated third party originators, commercial, multifamily and manufactured housing community mortgage loans throughout the United States. The following table sets forth information with respect to originations of fixed rate commercial, multifamily and manufactured housing community mortgage loans by Ladder Capital Group during the calendar years 2010, 2011, 2012, 2013, 2014 and 2015 and during the first six calendar months of 2016.

Originations of Fixed Rate Multifamily,
Manufactured Housing Community and Commercial Mortgage Loans

	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination
2010	48	$663,256,700
2011	65	$1,170,444,775
2012	152	$2,463,328,246
2013	120	$2,269,641,443
2014	158	$3,290,652,162
2015	180	$2,702,198,989
2016(1)	21	$339,210,000

(1)	Reflects only the first six calendar months of 2016.

In connection with commercial mortgage securitization transactions in which it participates as a sponsor, LCF will generally transfer the subject mortgage loans to the applicable depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer by the applicable depositor to the issuing entity of those mortgage loans (together with any other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the applicable depositor, LCF works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

LCF will generally make certain representations and warranties and undertake certain loan document delivery requirements with respect to the mortgage loans that it contributes to a commercial mortgage securitization; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, LCF will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission. LCF has limited assets with which to effect any such repurchase or substitution or make any such estimated loss reimbursement payment. However, as is the case in this securitization, Ladder Holdings, TRS LLLP and REIT LLLP will often guarantee LCF’s payment obligations in connection with a repurchase or substitution of a defective mortgage loan resulting from, or the making of an estimated loss reimbursement payment related to, any such breach of representation or warranty or defective or missing loan documentation. Notwithstanding the existence of any such guarantee, no assurance can be provided that Ladder Holdings, TRS LLLP, REIT LLLP or LCF will have the financial ability to effect or cause a repurchase or substitution, or to make an estimated loss reimbursement payment with respect to, a defective mortgage loan, and no other member of the Ladder Capital Group will be responsible for doing so if Ladder Holdings, TRS LLLP, REIT LLLP and LCF fail with respect to their obligations.

No member of the Ladder Capital Group acts as a servicer of the commercial, multifamily and manufactured housing community mortgage loans that LCF or its affiliates originates, acquires or securitizes. Instead, LCF sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers. Wells Fargo Bank acts or has acted as interim servicer with respect to all of the LCF Mortgage Loans, having an aggregate Cut-off Date Balance of $414,901,931, representing approximately 39.7% of the Initial Pool Balance. Wells Fargo Bank is also the master servicer under the COMM 2015 LC23 Pooling and Servicing Agreement pursuant to which the Equity Inns Portfolio Whole Loan is being serviced.

Ladder Capital Group’s Underwriting Guidelines and Processes

Each of the LCF Mortgage Loans was originated by LCF or one of its affiliates. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial, multifamily and manufactured housing community mortgage loans originated or co-originated by LCF and its affiliates for securitization.

Notwithstanding the discussion below, given the unique nature of commercial, multifamily and manufactured housing community mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial, multifamily or manufactured housing community mortgage loan may significantly differ from one loan to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial, multifamily or manufactured housing community mortgage loan originated by LCF or one of its affiliates will conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular LCF Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties” in this prospectus.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial, multifamily and manufactured housing community mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. Such searches are limited in the time periods that they cover, and often cover no more than the prior 10-year period. Furthermore, in the case of equity holders in the borrowers, such searches would generally be conducted only as to equity holders with at least a 20% interest in the subject borrower or that control the subject borrower. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, the originator also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate the competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial, multifamily and manufactured housing community mortgage loan to be originated must be approved by a loan committee that includes senior personnel from the Ladder Capital Group. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan. With respect to loans originated for securitization, the Ladder Capital Group’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by the Ladder Capital Group and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing community mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing community mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans originated by LCF or one of its affiliates may have or permit in the future certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that a member of the Ladder Capital Group may be the lender on that additional subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

•	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

•	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

•	Engineering Assessment. In connection with the origination process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance. An engineering assessment may not be conducted with respect to a mortgaged property that lacks material improvements owned by the related borrower.

•	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4. A seismic study may not be conducted with respect to a mortgaged property that lacks material improvements owned by the related borrower.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance. The borrower is required to provide, and the Ladder Capital Group or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are permitted to obtain insurance or self-insure, or where another third party unrelated to the applicable borrower (such as a condominium association, franchisor or third party property manager, if applicable) is permitted to obtain insurance, or the subject mortgaged property is covered by a blanket policy (which may have been obtained by an affiliate of the related borrower), the Ladder Capital Group typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material borrower-owned improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the material borrower-owned improvements at the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the material borrower-owned improvements at the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism.

Generally, except in certain instances where sole or significant tenants (which may include ground tenants) are permitted to obtain insurance or self-insure, or where another third party unrelated to the applicable borrower (such as a condominium association, franchisor or third party property manager, if applicable) is permitted to obtain insurance, or the subject mortgaged property is covered by a blanket policy (which may have been obtained by an affiliate of the related borrower), each of the mortgage loans requires that the related borrower maintain: (i) coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates (although in many cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance);

(ii) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders; and (iii) business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than 12 months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination of a commercial, multifamily or manufactured housing community mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the Ladder Capital Group may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance or a non-recourse carveout in the related loan documents with respect to the particular non-conformity unless: (a) it determines that (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable, or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (b) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses. In general, the Ladder Capital Group does not require zoning protection insurance.

If a material violation exists with respect to a mortgaged property, the Ladder Capital Group may require the borrower to remediate such violation and, subject to the discussion under “—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions (depending on the property type), deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan originated by a member of the Ladder Capital Group. In certain cases, these reserves may be released to the borrower upon satisfaction of certain conditions in the related loan documents that may include, but are not limited to, achievement of leasing matters, achieving a specified debt service coverage ratio or debt yield or satisfying other conditions. Furthermore, the Ladder Capital Group may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, the Ladder Capital Group may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, the Ladder Capital Group may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by the Ladder Capital Group are as follows:

•	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly or to reimburse the landlord/borrower for the payment of such taxes or to deliver to the landlord/borrower funds for purposes of paying such taxes in advance of their due date, (iii) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow or reserve or (iv) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee relating to the payment of real estate taxes.

•	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower or an affiliate maintains a blanket insurance policy covering the subject mortgaged property, (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is permitted to maintain the insurance or to self-insure, (iv) if and to the extent that another third party unrelated to the applicable borrower (such as a condominium association, franchisor or third party property manager, if applicable) is permitted to maintain the insurance, (v) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow or reserve or (vi) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee relating to the payment of insurance premiums.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan and may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if and to the extent a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, (ii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses, (iii) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve, or (iv) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow or reserve.

•	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses, (iii) if the rent for the space in question is considered below market, or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

•	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor, a key principal or an affiliate of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

•	Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the LCF Mortgage Loans, please see Annex A-1 to this prospectus.

Exceptions. Notwithstanding the discussion under “—Ladder Capital Group’s Underwriting Guidelines and Processes” above, one or more of the LCF Mortgage Loans may vary from, or do not comply with, Ladder Capital Group’s underwriting guidelines described above. In addition, in the case of one or more of the LCF Mortgage Loans, LCF or another originator may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. For any material exceptions to Ladder Capital Group’s underwriting guidelines described above in respect of the LCF Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of LCF Mortgage Loans

Overview. LCF has conducted a review of the LCF Mortgage Loans in connection with the securitization described in this prospectus. The review of the LCF Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Ladder Capital Group (the “Ladder Capital Review Team”). The review procedures described below were employed with respect to all of the LCF Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Ladder Capital Review Team created a database of loan-level and property-level information, and prepared an asset summary report, relating to each LCF Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Ladder Capital Review Team during the underwriting process. After origination of each LCF Mortgage Loan, the Ladder Capital Review Team updated the information in the database and the related asset summary report with respect to such LCF Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Ladder Capital Review Team.

A data tape (the “LCF Data Tape”) containing detailed information regarding each LCF Mortgage Loan was created from the information in the database referred to in the prior paragraph. The LCF Data Tape was used to provide the numerical information regarding the LCF Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of LCF, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by LCF, relating to information in this prospectus regarding the LCF Mortgage Loans. These procedures included:

•	comparing the information in the LCF Data Tape against various source documents provided by LCF;

•	comparing numerical information regarding the LCF Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the LCF Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the LCF Mortgage Loans disclosed in this prospectus.

Legal Review. The Ladder Capital Group engaged various law firms to conduct certain legal reviews of the LCF Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of the LCF Mortgage Loans, the Ladder Capital Group’s origination counsel for each LCF Mortgage Loan reviewed securitization representations and warranties presented to them by LCF and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the LCF Mortgage Loans. Such assistance included, among other things, (i) a review of the Ladder Capital Group’s credit memo or asset summary report or a draft thereof for each LCF Mortgage Loan with a Cut-off Date Balance of $10 million or more, (ii) a review of a due diligence questionnaire regarding the LCF Mortgage Loans prepared by the Ladder Capital Group, (iii) a review of various statistical data tapes prepared by the Ladder Capital Group, (iv) a review of the representation and warranty exception reports referred to above relating to certain of the LCF Mortgage Loans prepared by origination counsel, and (v) the review of select provisions in certain loan documents with respect to certain of the LCF Mortgage Loans.

Origination counsel or securitization counsel also assisted in the preparation of the individual LCF Mortgage Loan summaries set forth on Annex A-3 to this prospectus based on their respective reviews of the related asset summary reports and the pertinent sections of the related Mortgage Loan documents.

Other Review Procedures. With respect to any material pending litigation of which the Ladder Capital Group was aware at the origination of any LCF Mortgage Loan, the Ladder Capital Group requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If the Ladder Capital Group became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any LCF Mortgage Loan, the Ladder Capital Group obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The Ladder Capital Review Team also reviewed the LCF Mortgage Loans to determine, with the assistance of counsel engaged in connection with this securitization, whether any LCF Mortgage Loan materially deviated from the underwriting guidelines described under “—Ladder Capital Group’s Underwriting Guidelines and Processes” above.

Findings and Conclusions. Based on the foregoing review procedures, Ladder Capital Group determined that the disclosure regarding the LCF Mortgage Loans in this prospectus is accurate in all material respects. Ladder Capital Group also determined that none of the LCF Mortgage Loans were originated with any material exceptions to Ladder Capital Group’s origination procedures and underwriting criteria described under “—Ladder Capital Group’s Underwriting Guidelines and Processes” above, except as described under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus. LCF attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. The Ladder Capital Group will perform a review of any mortgage loan that it elects to substitute for a LCF Mortgage Loan in the pool in connection with material breach of a representation or warranty or a material document defect. The Ladder Capital Group, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Qualification Criteria”). The Ladder Capital Group will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by the Ladder Capital Group and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by the Ladder Capital Group to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

As of the date of this prospectus, LCF most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 9, 2016. LCF’s Central Index Key number is 0001541468. With respect to the period from and including July 1, 2013 to and including June 30, 2016, LCF does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

It is expected that on the Closing Date affiliates of LCF will acquire $10,000,000 principal amount of Class A-S certificates, $10,000,000 principal amount of Class B certificates and $17,500,000 principal amount of Class C certificates. As of the Closing Date, neither LCF nor any of its affiliates will otherwise retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, LCF or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (whether acquired on the Closing Date or in the secondary market) at any time.

The information set forth under “—Ladder Capital Finance LLC” has been provided by LCF.

Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a wholly-owned subsidiary of Wells Fargo & Company (NYSE: WFC). The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 4150 E 42nd Street, 38th Floor, New York, New York 10017, and its telephone number is (212) 214-7468. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC. Wells Fargo Bank is also the successor by merger to Wachovia Bank, National Association (“Wachovia Bank”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the depositor, Wachovia Bank and Wells Fargo Securities, LLC became wholly-owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor. Between the inception of its commercial mortgage securitization program in 1995 and December 2007, Wells Fargo Bank originated approximately 5,360 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995. The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion. Approximately $81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia Bank acting as depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.

Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and multifamily mortgage loans. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the depositor or to an unaffiliated securitization depositor. In coordination with its affiliate, Wells Fargo Securities, LLC, and other underwriters, Wells Fargo Bank works with rating agencies, mortgage loan sellers, subordinated debt purchasers and master servicers in structuring securitizations in which it is a sponsor, mortgage loan seller and originator. For the twelve-month period ended December 31, 2015, Wells Fargo Bank securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $6.11 billion. Since the beginning of 2010, Wells Fargo Bank originated approximately 1,447 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $26.4 billion, which were included in 71 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and self storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank and its affiliates have also served as sponsors, issuers, master servicers, servicers, certificate administrators, custodians and trustees in a wide array of securitization transactions.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General. Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed-rate, first lien commercial, multifamily or manufactured housing community mortgage loans for securitization. Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals. Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section. For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” and “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” sections of this prospectus and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

Loan Analysis. Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities. The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type: historical property operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases. Depending on the type of collateral property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee. Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more of the procedures may be waived or modified by Wells Fargo Bank if it is determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval. Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more officers of Wells Fargo Bank (depending on loan size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratios and Loan-to-Value Ratios. Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus with respect to the mortgage loans to be sold to us by Wells Fargo Bank for deposit into the trust fund.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition. As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wells Fargo Bank will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state-certified appraiser, an appraiser belonging to the “Appraisal Institute”, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wells

Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments. Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wells Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;

•	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;

•	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

•	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Escrow Requirements. Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

•	Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments. Tax escrows may not be required if a property is a single tenant property and the tenant is required to pay taxes directly. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

•	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums. Insurance escrows may not be required if (i) the borrower maintains a blanket insurance policy, or (ii) the property is a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

•	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Wells Fargo Bank generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.

•	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Tenant Improvement/Lease Commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below market. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Co-Originated or Third Party-Originated Mortgage Loans. From time to time, Wells Fargo Bank originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Wells Fargo Bank as the payee. Wells Fargo Bank has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The Mortgage Loan identified on Annex A-1 as The Shops at Crystals, representing approximately 3.3% of the Initial Pool Balance, was co-originated by Wells Fargo Bank, Bank of America, National Association and JPMorgan Chase Bank, National Association.

Exceptions. One or more of Wells Fargo Bank’s Mortgage Loans may vary from the specific Wells Fargo Bank’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Wells Fargo Bank’s Mortgage Loans, Wells Fargo Bank or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to Wells Fargo Bank’s underwriting guidelines described above in respect of the Wells Fargo Bank Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor

Overview. Wells Fargo Bank, in its capacity as the sponsor of the Wells Fargo Bank Mortgage Loans, has conducted a review of the Wells Fargo Bank Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Wells Fargo Bank Mortgage Loans is accurate in all material respects. Wells Fargo Bank determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Wells Fargo Bank Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Wells Fargo Bank (collectively, the “Wells Fargo Bank Deal Team”) with the assistance of certain third parties. Wells Fargo Bank has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Wells Fargo Bank Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Wells Fargo Bank Deal Team created a database of loan-level and property-level information relating to each Wells Fargo Bank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third-party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Wells Fargo Bank during the underwriting process. Prior to securitization of each Wells Fargo Bank Mortgage Loan, the Wells Fargo Bank Deal Team may have updated the information in the database with respect to such Wells Fargo Bank Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Wells Fargo Bank Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Wells Fargo Bank Data Tape”) containing detailed information regarding each Wells Fargo Bank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Wells Fargo Bank Data Tape was used by the Wells Fargo Bank Deal Team to provide the numerical information regarding the Wells Fargo Bank Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of Wells Fargo Bank, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Wells Fargo Bank relating to information in this prospectus regarding the Wells Fargo Bank Mortgage Loans. These procedures included:

•	comparing the information in the Wells Fargo Bank Data Tape against various source documents provided by Wells Fargo Bank;

•	comparing numerical information regarding the Wells Fargo Bank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Wells Fargo Bank Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the Wells Fargo Bank Mortgage Loans disclosed in this prospectus.

Legal Review. In anticipation of the securitization of each Wells Fargo Bank Mortgage Loan, mortgage loan seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations. Mortgage loan seller’s counsel reviewed the legal summaries for each Wells Fargo Bank Mortgage Loan, together with pertinent parts of the Mortgage Loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus. In addition, mortgage loan seller’s counsel reviewed Wells Fargo Bank’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Wells Fargo Bank Mortgage Loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the Wells Fargo Bank Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Wells Fargo Bank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Mortgage loan seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, Wells Fargo Bank confirmed with the related servicers for the Wells Fargo Bank Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The Wells Fargo Bank Deal Team also consulted with Wells Fargo Bank personnel responsible for the origination of the Wells Fargo Bank Mortgage Loans to confirm that the Wells Fargo Bank Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting,” as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. Wells Fargo Bank found and concluded with reasonable assurance that the disclosure regarding the Wells Fargo Bank Mortgage Loans in this prospectus is accurate in all material respects. Wells Fargo Bank also found and concluded with reasonable assurance that the Wells Fargo Bank Mortgage Loans were originated in accordance with Wells Fargo Bank’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Wells Fargo Bank will perform a review of any Wells Fargo Bank Mortgage Loan that it elects to substitute for a Wells Fargo Bank Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Wells Fargo Bank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Qualification Criteria”). Wells Fargo Bank may engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Wells Fargo Bank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Wells Fargo Bank to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

The transaction documents for certain prior transactions in which Wells Fargo Bank securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Wells Fargo Bank (or a predecessor), which activity occurred during the period from July 1, 2013 to June 30, 2016 (the “Rule 15Ga-1 Reporting Period”) or is still outstanding.

Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
Asset Class Commercial Mortgages(1)

Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2006-C28	X	Wachovia Bank, National Association	113	2,502,246,884.83	69.60	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 0001376448		Nomura Credit & Capital, Inc.	44	823,722,922.57	22.91	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Artesia Mortgage Capital Corporation(10)	50	269,226,893.21	7.49	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	13,687,005.00	0.72	0	0.00	0.00

Issuing Entity Subtotal			207	3,595,196,700.61	100.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	13,687,005.00	0.72	0	0.00	0.00

Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2006-C24	X	Wachovia Bank, National Association	84	1,625,096,687.00	81.18	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 0001354736		Artesia Mortgage Capital Corporation(11)	26	214,877,938.00	10.73	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	0.00	0.00
		JPMorgan Chase Bank, National Association	13	102,674,000.00	5.13	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Nomura Credit & Capital, Inc.	9	59,275,000.00	2.96	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			119	2,001,932,625.00	100.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	0.00	0.00

Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2006-C33	X	Wachovia Bank, National Association	88	2,043,814,381.00	56.74	0	0.00	0	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	87,085,982.00	3.76
CIK #: 0001406873		Barclays Capital Real Estate Inc.	33	724,003,952.00	20.10	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Nomura Credit & Capital, Inc.	17	639,286,752.00	17.75	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Artesia Mortgage Capital Corporation	28	195,018,502.00	5.41	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			166	3,602,123,586.00	100.00	0	0.00	0	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	87,085,982.00	3.76

Wells Fargo Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 2015-NXS2	X	Natixis Real Estate Capital LLC(12)	39	503,900,454.00	55.1	1	23,000,000.00	2.52	0	0.00	0.00	0	0.00	0.00	1	23,000,000.00	2.53	0	0.00	0.00	0	0.00	0.00
CIK #: 0001643873		Wells Fargo Bank, National Association	14	293,066,224.00	32.1	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Silverpeak Real Estate Finance LLC	10	117,394,863.00	12.8	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			63	914,361,541.00	100.00	1	23,000,000.00	2.52	0	0.00	0.00	0	0.00	0.00	1	23,000,000.00	2.53	0	0.00	0.00	0	0.00	0.00

Commercial Mortgages Asset Class Total			555	10,113,605,452.61		1	23,000,000.00		0	0.00		0	0.00		1	23,000,000.00		1	13,687,005.00		2	87,085,982.00

(1)	In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying all asset-backed securities transactions in which Wells Fargo Bank (or a predecessor) acted as a securitizer, (ii) performing a diligent search of the records of Wells Fargo Bank and the records of affiliates of Wells Fargo Bank that acted as securitizers in transactions of commercial mortgage loans for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for breach of a representation or warranty with respect to any relevant transaction. In this effort, Wells Fargo Bank made written requests of all trustees and unaffiliated co-sponsors of applicable commercial mortgage-backed securities transactions. Wells Fargo Bank followed up written requests made of Demand Entities as it deemed appropriate.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the last day of the Rule 15Ga-1 Reporting Period. (For columns j-x)

(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements. (For columns d-f)

(3)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d–l)

(4)	Includes only new demands received during the Rule 15Ga-1 Reporting Period. (For columns g-i)

In the event demands were received prior to the Rule 15Ga-1 Reporting Period, but activity occurred with respect to one or more loans during the Rule 15Ga-1 Reporting Period, such activity is being reported as assets pending repurchase or replacement within the cure period (columns m/n/o) or as demands in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u), or (iii) the rejection of such demand (columns v/w/x), as applicable.

(5)	Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. Where an underlying asset has paid off or otherwise been liquidated by or on behalf of the issuing entity (other than via a repurchase by the obligated party) during the Rule 15Ga-1 Reporting Period, the corresponding principal balance utilized in calculating columns (g) through (x) will be zero. (For columns j-l)

(6)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the last day of the Rule 15Ga-1 Reporting Period. (For columns m-x)

(7)	Includes assets that are subject to a demand and within the cure period. (For columns m-o)

(8)	Includes assets pending repurchase or replacement outside of the cure period. (For columns p-r)

(9)	Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced and remains in the transaction. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns s-u)

(10)	U.S. Bank National Association, as Trustee for Registered Holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C28 (“U.S. Bank”) v. Dexia Real Estate Capital Markets (“Dexia”), Case No. 12 Civ 9412, filed in the United States District Court for the Southern District of New York. U.S. Bank filed its complaint against Dexia (on December 27, 2012) arguing that Dexia had breached the terms of the related mortgage loan purchase agreement in light of the determination in a Minnesota enforcement action against the guarantors of Loan #58 Marketplace Retail and Office Center (“Loan #58”) that the form of the guaranty sold to U.S. Bank pursuant to the mortgage loan purchase agreement had not been signed by the guarantors. U.S. Bank, in its complaint, seeks a judgment requiring Dexia to repurchase Loan #58 for approximately $16.5 million. Dexia filed a Notice of Motion to Dismiss and a Memorandum in Support of its Motion to Dismiss on January 25, 2013. Judge Shira A. Scheindlin entered an order denying Dexia’s motion on June 6, 2013. After completion of discovery, U.S. Bank and Dexia filed cross-motions for summary judgment, and on July 9, 2014 Judge Scheindlin entered an Opinion and Order granting the summary judgment motion of U.S. Bank and denying the summary judgment motion of Dexia. On September 12, 2014, the Court entered its judgment directing that Dexia repurchase Loan #58 for $19,627,961.66. On March 16, 2016, the United States Court of Appeals for the Second Circuit reversed, and ordered that judgment be entered in Dexia’s favor. On April 11, 2016, the United States District Court for the Southern District of New York entered judgment for Dexia and against U.S. Bank on U.S. Bank’s claims in the case. Because U.S. Bank did not appeal the District Court’s decision within the required 90-day period, this demand has been classified as “withdrawn”.

(11)	U.S. Bank, as successor-in-interest to Bank of America, National Association, as successor by merger to LaSalle Bank National Association, as Trustee for Registered Holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C24 (“C24 Lender”), made demand on Dexia, by letter dated April 3, 2013 (the “Demand Letter”) for repurchase of Loan #12 made to Metroplaza Hotel, LLC (“Loan #12”). In the Demand Letter, C24 Lender claimed that Dexia breached the representations and warranties made in the mortgage loan purchase agreement for Dexia’s failure to record a UCC financing statement against Inn at Woodbridge Inc. (“Woodbridge”), the tenant under a master lease and holder of a leasehold estate in a portion of the mortgaged property that secures Loan #12. C24 Lender claims that such failure to record a UCC financing statement against Woodbridge has resulted in C24 Lender not having a perfected security interest and enforceable lien in the personalty owned by Woodbridge and pledged as collateral for Loan #12. Dexia responded to the Demand Letter on July 2, 2013 and rejected the repurchase demand. Dexia believes the demand was untimely, having been made beyond New York’s six-year statute of limitations for such claims. Dexia has received no further communication from U.S. Bank.

(12)	Rialto Capital Advisors, LLC, as special servicer for Loan #8 88 Hamilton Avenue (in such capacity, the “NXS2 Special Servicer”), claimed in a letter dated March 16, 2016, that NREC breached the representations and warranties made in the related mortgage loan purchase agreement due to the existence of a prior $4,000,000 mortgage on the related mortgaged property. On March 31, 2016, NREC rejected the claim for breach of representation or warranty and noted that a title insurance policy was obtained from Chicago Title Insurance Company, which insures the first lien status of such loan. The NXS2 Special Servicer is continuing to pursue its repurchase demand.

The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the quarterly reporting period from April 1, 2016 through June 30, 2016 was set forth in (i) a Form ABS-15G filed by Wells Fargo Bank with the SEC on August 12, 2016, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii) a Form ABS-15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on August 12, 2016, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor. Such Forms ABS-15G are available electronically through the SEC’s EDGAR system. The Central Index Key number of Wells Fargo Bank is 0000740906. The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

Retained Interests in This Securitization

As of the Closing Date, neither Wells Fargo Bank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization except that Wells Fargo Bank intends to purchase $204,554,195 Notional Amount of the Class X-A Certificates and $29,294,586 Notional Amount of the Class X-B Certificates. Wells Fargo Bank or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any certificates, whether acquired on or after the Closing Date, at any time.

The information set forth under “—Wells Fargo Bank, National Association” has been provided by Wells Fargo Bank.

Rialto Mortgage Finance, LLC

General

Rialto Mortgage Finance, LLC, a Delaware limited liability company formed in April 2013 (“Rialto Mortgage”), is wholly-owned by Rialto Capital Management, LLC, a Delaware limited liability company that was formed in January 2009. The executive offices of Rialto Mortgage are located at 600 Madison Avenue, 12th Floor, New York, New York 10022.

Wells Fargo Bank is the purchaser under a repurchase agreement with Rialto Mortgage Finance, LLC or with a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by each such mortgage loan seller and/or its respective affiliates. In the case of the repurchase facility provided to Rialto Mortgage Finance, LLC, Wells Fargo Bank has agreed to purchase mortgage loans from Rialto Mortgage Finance, LLC on a revolving basis. The dollar amount of the mortgage loans that are expected to be subject to the repurchase facility that will be sold by Rialto Mortgage Finance, LLC to the depositor in connection with this securitization transaction is projected to equal, as of the cut-off date, approximately $189,597,583. Proceeds received by Rialto Mortgage Finance, LLC in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank each of the mortgage loans subject to that repurchase facility that are to be sold by Rialto Mortgage Finance, LLC to the depositor in connection with this securitization transaction, which mortgage loans will be transferred to the depositor free and clear of any liens.

In addition, Wells Fargo Bank is (or, as of the Closing Date, is expected to be) the interim custodian with respect to the loan files for all of the Rialto Mortgage Loans.

Rialto Mortgage’s Securitization Program

As a sponsor and mortgage loan seller, Rialto Mortgage originates and acquires commercial real estate mortgage loans with a general focus on stabilized income-producing properties. All of the Mortgage Loans being sold to the depositor by Rialto Mortgage (the “Rialto Mortgage Loans”) were originated or co-originated by Rialto Mortgage. This is the thirty-first (31st) commercial real estate debt investment securitization to which Rialto Mortgage is contributing commercial real estate debt investments. The commercial real estate debt investments originated and acquired by Rialto Mortgage may include mortgage loans, mezzanine loans, B notes, participation interests, rake bonds, subordinate mortgage loans and preferred equity investments. Rialto Mortgage securitized approximately $712 million, $1.49 billion and $2.41 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2013, 2014 and 2015, respectively.

Neither Rialto Mortgage nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against Rialto Mortgage for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of representations and warranties made by Rialto Mortgage in the applicable MLPA as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

Rialto Mortgage’s Underwriting Standards and Loan Analysis

Each of the Mortgage Loans originated by Rialto Mortgage was generally originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines.

Loan Analysis. Generally, Rialto Mortgage performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance credit officer of Rialto Mortgage. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans must be approved by a credit committee that includes two officers of Rialto Mortgage and one officer of Lennar Corporation. If deemed appropriate, a member of the real estate team will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, Rialto Mortgage typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-Value Ratio. Rialto Mortgage typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio. In connection with the origination of an asset, Rialto Mortgage will analyze whether cash flow expected to be derived from the related real property will be sufficient to make the required payments under that transaction over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured directly or indirectly by, or that in the future may be secured directly or indirectly by, the related real property. The debt service coverage ratio is an important measure of the likelihood of default on a particular asset. In general, the debt service coverage ratio at any given time is the ratio of—

•	the amount of income, net of expenses and required reserves, derived or expected to be derived from the related real property for a given period, to

•	the scheduled payments of principal and interest during that given period on the subject asset and any other loans that are secured by liens of senior or equal priority on, or otherwise have a senior or equal entitlement to be repaid from the income generated by, the related real property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. Accordingly, based on such subjective assumptions and analysis, we cannot assure you that the underwriting analysis of any particular asset will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities. For example, when calculating the debt service coverage ratio for a particular asset, Rialto Mortgage may utilize net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy. There is no assurance that such assumptions made with respect to any asset or the related real property will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for assets originated by Rialto Mortgage, calculated as described above, will be subject to a minimum standard at origination (generally equal to or greater than 1.20x); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, the associated loan-to-value ratio (as described below), reserves or other factors. For example, Rialto Mortgage may originate an asset with a debt service coverage ratio below the minimum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, Rialto Mortgage’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Loan-to-Value Ratio. Rialto Mortgage also looks at the loan-to-value ratio of a prospective investment related to multi-family or commercial real estate as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of an asset related to multi-family or commercial real estate at any given time is the ratio, expressed as a percentage, of:

•	the then-outstanding principal balance of the asset and any other loans that are secured (directly or indirectly) by liens of senior or equal priority on the related real property, to

•	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for assets originated by Rialto Mortgage, calculated as described above, will be subject to a maximum standard at origination (generally less than or equal to 80%); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, debt service coverage, reserves or other factors. For example, Rialto Mortgage may originate a multifamily or commercial real estate loan with a loan-to-value ratio above the maximum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, Rialto Mortgage’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Additional Debt. When underwriting an asset, Rialto Mortgage will take into account whether the related real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject asset. It is possible that Rialto Mortgage or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it for investment or future sale.

The debt service coverage ratios at origination described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios at origination described above under “—Loan-to-Value Ratio” may be significantly below the minimum standard and/or significantly above the maximum standard, respectively, when calculated taking into account the existence of additional debt secured directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition. As part of the origination and underwriting process, Rialto Mortgage will analyze the condition of the real property for a prospective asset. To aid in that analysis, Rialto Mortgage may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property reports described below.

Appraisal Report. Rialto Mortgage will in most cases obtain an appraisal or an update of an existing appraisal from an independent appraiser that is state-certified, belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. The appraisal reports are conducted in accordance with the Uniform Standards of Professional Appraisal Practices and the appraisal report (or a separate letter accompanying the report) will include a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, were followed in preparing the appraisal report.

Environmental Report. Rialto Mortgage requires that an environmental consultant prepare a Phase I environmental report or that an update of a prior environmental report, a transaction screen or a desktop review is prepared with respect to the real property related to the asset. Alternatively, Rialto Mortgage may forego an environmental report in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Depending on the findings of the initial environmental report, Rialto Mortgage may require additional record searches or environmental testing, such as a Phase II environmental report with respect to the subject real property. In certain cases where an environmental report discloses the existence of, or potential for, adverse environmental conditions, including as a result of the activities of identified tenants, adjacent property owners or previous owners of the subject real property, the related borrower may be required to establish operations and maintenance plans, monitor the real property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or environmental insurance policies.

•	Engineering Report. Rialto Mortgage generally requires that an engineering firm inspect the real property related to the asset to assess and prepare a report regarding the structure, exterior walls, roofing, interior structure, mechanical systems and/or electrical systems. In some cases, engineering reports are based on, and limited to, information available through visual inspection. Rialto Mortgage will consider the engineering report in connection with determining whether to address any recommended repairs, corrections or replacements in connection with origination and whether any identified deferred maintenance should be addressed in connection with origination. In some cases, Rialto Mortgage uses conclusions in the engineering reports in connection with making a determination about the necessity for escrows related to repairs and the continued maintenance of the real property.

Seismic Report. If the real property related to an asset consists of improvements located in seismic zones 3 or 4, Rialto Mortgage generally requires a seismic report from an engineering firm to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. Generally, if a seismic report concludes that the related real property is estimated to have a probably maximum loss or scenario expected loss in excess of 20%, Rialto Mortgage may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.

Zoning and Building Code Compliance. In connection with the origination of an asset related to multifamily or commercial real estate, Rialto Mortgage will generally obtain one or more of the following to consider whether the use and occupancy of the related real property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property: zoning reports, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In cases where the real property constitutes a legal nonconforming use or structure, Rialto Mortgage may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) the real property, if permitted to be repaired or restored in conformity with current law, would in Rialto Mortgage’s judgment constitute adequate security, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring, (iv) a variance or other similar change in applicable zoning restrictions is potentially available, or the applicable governing entity is unlikely to enforce the related limitations, (v) casualty insurance proceeds together with the value of any additional collateral are expected to be available in an amount estimated by Rialto Mortgage to be sufficient to pay off all relevant indebtedness in full, and/or (vi) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on its analysis of the related real property, the borrower and the principals of the borrower, Rialto Mortgage may require a borrower to fund various escrows for taxes, insurance, capital expenses, replacement reserves, re-tenanting reserves, environmental remediation and/or other matters. Rialto Mortgage conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the underlying documents for some assets do not contain provisions requiring the establishment of escrows and reserves, or only require the establishment of escrows and reserves in limited amounts and/or circumstances. Furthermore, where escrows or reserves are required, Rialto Mortgage may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Rialto Mortgage may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Rialto Mortgage’s evaluation of the ability of the real property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion, Rialto Mortgage may originate or acquire, and may have originated or acquired, real estate related loans and other investments that vary from, or do not comply with, Rialto Mortgage’s underwriting guidelines as described herein and/or such underwriting guidelines may not have been in place or may have been in place in a modified version at the time Rialto Mortgage or its affiliates originated or acquired certain assets. In addition, in some cases, Rialto Mortgage may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Exceptions. Notwithstanding the discussion under “—Rialto Mortgage’s Underwriting Standards and Loan Analysis” above, one or more of the Rialto Mortgage Loans may vary from, or not comply with, Rialto Mortgage’s underwriting policies and guidelines described above. In addition, in the case of one or more of the Rialto Mortgage Loans, Rialto Mortgage or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the Rialto Mortgage Loans were originated with any material exceptions to Rialto Mortgage’s underwriting policies, guidelines and procedures described above.

Review of Mortgage Loans for Which Rialto Mortgage is the Sponsor

Overview. Rialto Mortgage has conducted a review of each of the Rialto Mortgage Loans. This review was performed by a team comprised of real estate and securitization professionals who are employees of Rialto Mortgage or one or more of its affiliates (the “Rialto Mortgage Review Team”). The review procedures described below were employed with respect to the Rialto Mortgage Loans. No sampling procedures were used in the review process. Rialto Mortgage is the mortgage loan seller with respect to twenty-one (21) Mortgage Loans.

Set forth below is a discussion of certain current general guidelines of Rialto Mortgage generally applicable with respect to Rialto Mortgage’s underwriting analysis of multi-family and commercial real estate properties which serve as the direct or indirect source of repayment for commercial real estate debt originated by Rialto Mortgage. All or a portion of the underwriting guidelines described below may not be applied exactly as described below at the time a particular asset is originated by Rialto Mortgage.

Database. To prepare for securitization, members of the Rialto Mortgage Review Team reviewed a database of loan-level and property-level information relating to the Rialto Mortgage Loans. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Rialto Mortgage Review Team during the underwriting process. Prior to securitization of the Rialto Mortgage Loans, the Rialto Mortgage Review Team may have updated the information in the database with respect to the Rialto Mortgage Loans based on updates provided by the related servicer which may include information relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Rialto Mortgage Review Team, to the extent such updates were provided to, and deemed material by, the Rialto Mortgage Review Team. Such updates, if any, were not intended to be, and do not serve as, a re-underwriting of the Rialto Mortgage Loans. A data tape (the “Rialto Mortgage Data Tape”) containing detailed information regarding the Rialto Mortgage Loans was created from the information in the database referred to above. The Rialto Mortgage Data Tape was used to provide the numerical information regarding the Rialto Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of Rialto Mortgage, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by Rialto Mortgage and relating to information in this prospectus regarding the Rialto Mortgage Loans. These procedures included:

•	comparing the information in the Rialto Mortgage Data Tape against various source documents provided by Rialto Mortgage;

•	comparing numerical information regarding the Rialto Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Rialto Mortgage Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the Rialto Mortgage Loans disclosed in this prospectus.

Legal Review. Rialto Mortgage engaged legal counsel to conduct certain legal reviews of the Rialto Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization described in this prospectus, Rialto Mortgage’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Rialto Mortgage’s origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Rialto Mortgage Loans. Such assistance included, among other things, (i) a review of certain of Rialto Mortgage’s asset summary reports, (ii) the review of the representations and warranties and exception reports referred to above relating to the Rialto Mortgage Loans prepared by origination counsel, (iii) the review of, and assistance in the completion by the Rialto Mortgage Review Team of, a due diligence questionnaire relating to the Rialto Mortgage Loans and (iv) the review of certain provisions in loan documents with respect to the Rialto Mortgage Loans.

Other Review Procedures. The Rialto Mortgage Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed each Rialto Mortgage Loan to determine whether it materially deviated from the underwriting guidelines set forth under “—Rialto Mortgage’s Underwriting Standards and Loan Analysis” above.

Findings and Conclusions. Based on the foregoing review procedures, Rialto Mortgage determined that the disclosure regarding the Rialto Mortgage Loans in this prospectus is accurate in all material respects. Rialto Mortgage also determined that the Rialto Mortgage Loans were not originated with any material exceptions from Rialto Mortgage’s underwriting guidelines and procedures, except as described above under “—Rialto Mortgage’s Underwriting Standards and Loan Analysis—Exceptions” above. Rialto Mortgage attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Rialto Mortgage will perform a review of any Rialto Mortgage Loan that it elects to substitute for a Rialto Mortgage Loan in the pool in connection with material breach of a representation or warranty or a material document defect. Rialto Mortgage, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). Rialto Mortgage will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Rialto Mortgage and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Rialto Mortgage to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

Rialto Mortgage most recently filed a Form ABS-15G on February 3, 2016. Rialto Mortgage’s Central Index Key number is 0001592182. With respect to the period from and including July 1, 2013 to and including June 30, 2016, Rialto Mortgage does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

As of the Closing Date, neither Rialto Mortgage nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Rialto Mortgage or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any certificates at any time.

The information set forth under “—Rialto Mortgage Finance, LLC” has been provided by Rialto Mortgage.

National Cooperative Bank, N.A.

General

National Cooperative Bank, N.A. is a national banking association regulated by the Office of the Comptroller of the Currency. National Cooperative Bank, N.A. is wholly-owned by National Consumer Cooperative Bank, a federally chartered corporation. The executive offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. is engaged in a wide range of banking, financial and finance-related activities throughout the United States.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The conversion permits the bank to increase its commercial lending but does not otherwise impact its commercial real estate lending business or its servicing or deposit platforms. Similarly, the bank’s Board of Directors and senior management have not changed as a result of the conversion, and the Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

In connection with providing representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties, National Cooperative Bank, N.A. will conduct its own due diligence review. In addition, mortgage loan seller’s counsel will prepare, among other things, initial exception lists to the representations and warranties. Counsel will also review certain loan documentation and perform due diligence procedures. If a cure, repurchase or substitution is required with respect to a mortgage loan sold by National Cooperative Bank, N.A. in the event of a material document defect or material breach of a representation or warranty with respect to such mortgage loan, National Cooperative Bank, N.A. will be the sole party responsible for any repurchase or substitution. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” and “Risk Factors—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” in this prospectus. In addition, National Cooperative Bank, N.A. has agreed to indemnify the depositor and the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the Offered Certificates.

Neither National Cooperative Bank, N.A. nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against National Cooperative Bank, N.A. for any losses or other claims in connection with the Certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by National Cooperative Bank, N.A. in the related MLPA as described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” in this prospectus.

A wholly-owned subsidiary of National Cooperative Bank, N.A. is a party to a repurchase facility with Wells Fargo Bank pursuant to which Wells Fargo Bank has agreed to purchase mortgage loans from such subsidiary on a revolving basis and to serve as interim custodian of the loan files for the mortgage loans subject to such repurchase agreement. National Cooperative Bank, N.A. guarantees the performance by its wholly-owned subsidiary of certain obligations under that repurchase facility. None of the National Cooperative Bank, N.A. Mortgage Loans are subject to such repurchase facility or interim custodial arrangement. In addition, National Cooperative Bank, N.A. is party to an interest rate hedging arrangement with Wells Fargo Bank with respect to certain of the National Cooperative Bank, N.A. Mortgage Loans, which have an aggregate Cut-off Date Balance of $35,768,062, representing approximately 3.4% of the Initial Pool Balance, and such hedging arrangements will terminate with respect to such loans that National Cooperative Bank, N.A. will transfer to the depositor in connection with the transfer of those Mortgage Loans pursuant to this securitization transaction. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

National Cooperative Bank, N.A.’s Securitization Program

National Cooperative Bank, N.A. has been an active participant in securitization of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor since 2002. Its parent, National Consumer Cooperative Bank, has been an active participant in securitization of commercial and multifamily mortgage loans as a mortgage loan seller since 1992. This is the 47th commercial mortgage loan securitization to which National Cooperative Bank, N.A. and its affiliates are contributing loans. During the period commencing on January 1, 1992 and ending on August 31, 2016, National Cooperative Bank, N.A. and its affiliates sold approximately $5.3 billion of commercial and multifamily mortgage loans into commercial mortgage-backed securitization transactions. Since 1998, National Cooperative Bank, N.A. together with its parent National Consumer Cooperative Bank securitized approximately $3.4 billion of multifamily loans in agency mortgage security backed transactions.

In addition to commercial and multifamily mortgage loans, National Cooperative Bank, N.A. has securitized residential mortgage loans.

National Cooperative Bank, N.A.’s Underwriting Standards and Processes

General. All of the mortgage loans sold to the depositor by National Cooperative Bank, N.A. (the “National Cooperative Bank, N.A. Mortgage Loans”) were originated by National Cooperative Bank, N.A. or an affiliate of National Cooperative Bank, N.A., generally in accordance with the underwriting guidelines described below. Twelve (12) of the fifteen (15) Mortgage Loans that National Cooperative Bank, N.A. will transfer to the depositor were originated by its parent company, National Consumer Cooperative Bank. National Cooperative Bank, N.A. has implemented general loan policies and guidelines establishing certain procedures with respect to underwriting its mortgage loans. The underwriting and origination procedures and the credit analysis with respect to any particular mortgage loan may significantly differ from one mortgage loan to another, and will be driven by circumstances particular to that mortgage loan and the related mortgaged real property, including, among others, its type, physical quality, size, environmental condition, location, market conditions, reserve requirements and other factors. Accordingly, there is no assurance that every loan will comply in all respects with National Cooperative Bank, N.A.’s general guidelines.

Loan Analysis. In connection with the origination of mortgage loans, National Cooperative Bank, N.A. conducts an extensive review of the related mortgaged real property, which includes an analysis of the appraisal, environmental report, property condition report, seismic reports (where applicable), historical operating statements, ground lease (where applicable), leases, maintenance schedules and rent rolls (where applicable), budgets, sources and uses and related information provided by the borrower. The credit of the borrower and, generally for loans other than those secured by residential cooperative properties, certain of its key principals, are examined for financial strength and character prior to origination of the mortgage loan, which may include a review of annual financial statements and judgment, lien, bankruptcy and outstanding litigation searches. As part of the underwriting process, a site inspection of each mortgaged real property is conducted by National Cooperative Bank, N.A., an affiliate or a third-party engineering firm.

Loan Approval. Prior to commitment, all mortgage loans must be approved by National Cooperative Bank, N.A.’s credit committee (the make-up of which varies by loan size and type) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Environmental Assessments. An environmental site assessment (generally a Phase I environmental site assessment) is performed on all mortgaged properties. The environmental assessments are performed during the 12-month period preceding origination of the related mortgage loan. Depending on the findings of the environmental site assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment on the subject mortgaged property; obligating the related borrower to perform remediation as a condition to the closing of such mortgage loan or within a period following the closing of such mortgage loan; and/or the posting of cash reserves, letters of credit or guaranties to secure the performance of any recommended remediation action. Additionally, all borrowers are required to provide customary environmental representations, warranties, covenants and indemnities relating to the existence and use of hazardous substances on the mortgaged properties.

Property Condition Assessments. Independent engineering firms conduct inspections with respect to each mortgaged real property generally within the twelve-month period preceding the origination of the related mortgage loan. The resulting reports on some of the properties may indicate a variety of deferred maintenance items, recommended capital expenditures and/or building code violations. In some instances where deferred maintenance items, recommended capital expenditures and/or building code violations are identified, repairs or maintenance are required to be completed before closing or after closing and, in certain instances, cash reserves, letters of credit or guaranties to secure the performance of the repairs or maintenance items are required or obtained.

Appraisals. An appraisal of each of the mortgaged properties is performed prior to the origination of each such loan. Independent MAI appraisers performed the appraisals. Such appraisals generally complied with (or the appraiser certified that such appraisal complied with) the appraisal guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

Seismic Report. If the property consists of improvements located in seismic zone 3 or 4, National Cooperative Bank, N.A. typically requires a seismic report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake.

Title Insurance. The borrower is required to provide, and National Cooperative Bank, N.A.’s origination counsel reviews, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Additional Debt. Certain of the residential cooperative mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. The mortgage loans that are other than residential cooperative mortgage loans will generally prohibit additional indebtedness secured by the related mortgaged property, but may have or permit additional unsecured indebtedness and trade payables. In many cases, National Cooperative Bank, N.A. or one of its affiliates is and/or will be the lender on that additional debt. The debt service coverage ratios described herein would be lower if the payments related to such additional debt were included in the calculation of such debt service coverage ratios and the loan-to-value ratios described herein would be higher if the amount of any such additional subordinate debt were included in the calculation of such loan-to-value ratios.

Debt Service Coverage Ratio and LTV Ratio. National Cooperative Bank, N.A. evaluates debt service coverage ratios and loan-to-value ratios when underwriting a mortgage loan. Generally, the debt service coverage ratio for mortgage loans (other than residential cooperative mortgage loans) originated or acquired by National Cooperative Bank, N.A. will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans (other than residential cooperative mortgage loans) originated or acquired by National Cooperative Bank, N.A. will be equal to or less than 75%; provided, however, that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. Debt service coverage ratios are calculated based on Underwritten Net Cash Flow. Underwritten Net Cash Flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy, may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily, manufactured housing community or commercial mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. In the case of a residential cooperative property, Underwritten Net Cash Flow is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date and, in general, equals projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated or rent-controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and projected replacement reserves, in each case as determined by the appraiser. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. Except in certain limited instances where a residential cooperative property is valued solely as a multifamily rental property (for example, where the value of a residential cooperative property determined as if such property is operated as a residential cooperative is unavailable), the loan-to-value ratio with respect to each mortgage loan secured by a residential cooperative property is calculated using the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date determined as if such residential cooperative property is operated as a residential cooperative. This value, in general, equals the sum of (i) the gross sellout value of all cooperative units in such residential cooperative property (applying a discount for units that are subject to existing rent regulated or rent-controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering the related Mortgaged Property. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to restrictions on the sale price for which units may be re-sold), the gross sellout value referenced in the preceding sentence is calculated without regard to any applicable sale price restriction. The comparable sales considered in the appraisers’ estimates of gross sellout values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. National Cooperative Bank, N.A. will also calculate a loan-to-value ratio for each residential cooperative mortgage loan based upon the value of such residential cooperative property as a multifamily rental property. The value of a residential cooperative property as a multifamily rental property is reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). In certain limited instances (for example, where the value of a residential cooperative property determined as if such property is operated as a residential cooperative is unavailable), National Cooperative Bank, N.A. will not determine a value of such a mortgaged property as if operated as a residential cooperative and will instead only calculate the value of such residential cooperative property as a multifamily rental property. In those instances, the “Appraised Value” reflected on Annex A-1 to this prospectus will be the value of such Mortgaged Property as a multifamily rental property and the loan-to-value ratio for such a residential cooperative mortgage loan will be based upon the value of such residential cooperative property as a multifamily rental property.

Zoning and Building Code Compliance. With respect to each mortgage loan, National Cooperative Bank, N.A. will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use and building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent Certificates of occupancy; letters from governmental officials or agencies; title insurance endorsements; information set forth in the appraisal of the related property; and/or representations by the related borrower. In limited instances, National Cooperative Bank, N.A. may obtain third party prepared zoning reports. National Cooperative Bank, N.A. generally requires borrowers to obtain law and ordinance coverage. If a material violation exists with respect to a mortgaged property, National Cooperative Bank, N.A. may require the borrower to remediate such violation and/or to establish a reserve to cover the cost of such remediation.

Hazard, Liability and Other Insurance. The mortgage loans typically require that the related property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan or 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation. Flood insurance, if available, must be in effect for any property that at the time of origination included material improvements in any area identified by the Federal Emergency Management Agency as being situated in a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration and be provided by a generally acceptable insurance carrier in an amount not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property, and (iii) the maximum amount of insurance available under the National Flood Insurance Program. The standard form of hazard insurance policy typically covers physical damage or destruction of improvements on the mortgaged property caused by fire, lighting, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions of coverage, including exclusions related to acts of terrorism.

Each mortgage loan typically also requires the borrower to maintain comprehensive general liability insurance against claims for bodily injury or property damage occurring on, in or about the property in an amount that is generally consistent with currently prevailing capital market standards.

Each mortgage loan typically further requires the related borrower to maintain business interruption or loss of income insurance in an amount not less than 100% of the projected shareholder or unit owner maintenance income for the related property (in the case of a residential cooperative mortgage loan) or projected rental income (in the case of a mortgage loan other than a residential cooperative mortgage loan) for a period of not less than twelve months.

The properties are typically not insured for earthquake risk unless a seismic report indicates a PML of greater than 20%.

Escrow Requirements. National Cooperative Bank, N.A. may require a borrower to fund various escrows. Such escrows may include escrows for taxes and insurance premiums (to cover amounts due prior to their respective due dates), reserves to cover the cost of repairs recommended pursuant to a building condition report prepared for National Cooperative Bank, N.A. or an affiliate that originated the loan, and/or reserves to secure the performance of environmental or other remediation work. In the case of mortgage loans that are other than residential cooperative mortgage loans, such escrows may also include replacement reserves, reserves to cover the costs of tenant improvements, leasing commissions and other re-tenanting expenses and reserves to cure deficiencies in debt service coverage ratios. In some cases such reserves may only be required upon the occurrence of certain events. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. National Cooperative Bank, N.A. may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and National Cooperative Bank, N.A.’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Exceptions. Notwithstanding the discussion under “National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above, one or more of National Cooperative Bank, N.A.’s mortgage loans may vary from, or not comply with, National Cooperative Bank,

N.A.’s underwriting policies and guidelines described above. In addition, in the case of one or more of National Cooperative Bank, N.A.’s mortgage loans, National Cooperative Bank, N.A. or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the National Cooperative Bank, N.A. Mortgage Loans were originated with any material exceptions to National Cooperative Bank, N.A.’s underwriting guidelines and procedures except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which National Cooperative Bank, N.A. is the Sponsor

Overview. National Cooperative Bank, N.A., in its capacity as the sponsor of the National Cooperative Bank, N.A. Mortgage Loans, has conducted a review of the National Cooperative Bank, N.A. Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the National Cooperative Bank, N.A. Mortgage Loans is accurate in all material respects. National Cooperative Bank, N.A. determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the National Cooperative Bank, N.A. Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of National Cooperative Bank, N.A. (collectively, the “National Cooperative Bank, N.A. Deal Team”) with the assistance of certain third parties. National Cooperative Bank, N.A. has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the mortgage loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the National Cooperative Bank, N.A. Mortgage Loans (rather than relying on sampling procedures).

Database. To prepare for securitization, members of the National Cooperative Bank, N.A. Deal Team created a database of loan-level and property-level information relating to each National Cooperative Bank, N.A. Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports (appraisals, environmental site assessments and property condition reports), insurance policies, borrower-supplied information (including, to the extent available, maintenance schedules and rent rolls (if applicable), leases and financial or operating statements) and information collected by National Cooperative Bank, N.A. during the underwriting process. Prior to securitization of each National Cooperative Bank, N.A. Mortgage Loan, the National Cooperative Bank, N.A. Deal Team may have updated the information in the database with respect to such National Cooperative Bank, N.A. Mortgage Loan based on current information brought to the attention of the National Cooperative Bank, N.A. Deal Team relating to loan payment status and escrows, updated operating statements, maintenance schedules and rent rolls (if applicable), leasing activity, and other relevant information. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “National Cooperative Bank, N.A. Data Tape”) containing detailed information regarding each National Cooperative Bank, N.A. Mortgage Loan was created from, among other sources, the information in the database referred to in the prior paragraph. The National Cooperative Bank, N.A. Data Tape was used by the National Cooperative Bank, N.A. Deal Team to provide the numerical information regarding the National Cooperative Bank, N.A. Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of National Cooperative Bank, N.A., engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by National Cooperative Bank,

N.A. relating to information in this prospectus regarding the National Cooperative Bank, N.A. Mortgage Loans. These procedures included:

•	comparing the information in the National Cooperative Bank, N.A. Data Tape against various source documents provided by National Cooperative Bank, N.A.;

•	comparing numerical information regarding the National Cooperative Bank, N.A. Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the National Cooperative Bank, N.A. Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the National Cooperative Bank, N.A. Mortgage Loans disclosed in this prospectus.

Legal Review. National Cooperative Bank, N.A. engaged counsel to conduct certain legal reviews of the National Cooperative Bank, N.A. Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each National Cooperative Bank, N.A. Mortgage Loan, counsel reviewed the principal loan documents for each mortgage loan to identify material deviations from National Cooperative Bank, N.A.’s standard form loan documents. In addition, counsel reviewed National Cooperative Bank, N.A.’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Other Review Procedures. National Cooperative Bank, N.A. has serviced each National Cooperative Bank, N.A. mortgage loan since origination and has confirmed that it is not aware of any material events, except as previously identified, concerning the related Mortgage Loan, the Mortgaged Property and the borrower occurring since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property or borrower, or notice of non-compliance with environmental laws; (iv) bankruptcies involving any borrower; and (v) any existing or incipient material defaults.

The National Cooperative Bank, N.A. Deal Team also reviewed the National Cooperative Bank, N.A. Mortgage Loans to confirm, with the assistance of counsel, whether any National Cooperative Bank, N.A. Mortgage Loan materially deviated from the underwriting guidelines set forth under “—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. National Cooperative Bank, N.A. found and concluded with reasonable assurance that the disclosure regarding the National Cooperative Bank, N.A. Mortgage Loans in this prospectus is accurate in all material respects. National Cooperative Bank, N.A. also found and concluded with reasonable assurance that the National Cooperative Bank, N.A. Mortgage Loans were originated in accordance with National Cooperative Bank, N.A.’s origination policies, procedures and underwriting guidelines set forth “under “—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review Procedures in the Event of a Mortgage Loan Substitution. National Cooperative Bank, N.A. will perform a review of any National Cooperative Bank, N.A. Mortgage Loan that it elects to substitute for a National Cooperative Bank, N.A. Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. National Cooperative Bank, N.A., and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA. National Cooperative Bank, N.A. may engage a third party accounting firm to compare the such criteria against the underlying source documentation to verify the accuracy of the review by National Cooperative Bank, N.A. and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by National Cooperative Bank, N.A. to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

As of the date of this prospectus, National Cooperative Bank, N.A. filed its most recent Form ABS-15G with the SEC on February 12, 2016. Such Form ABS-15G is available electronically though the SEC’s EDGAR system. The Central Index Key number of National Cooperative Bank, N.A. is 0001577313. With respect to the period from and including July 1, 2013 to and including June 30, 2016, National Cooperative Bank, N.A. does not have any activity to report as required by Rule 15Ga-1 with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

As of the Closing Date, neither National Cooperative Bank, N.A. nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—National Cooperative Bank, N.A.” has been provided by National Cooperative Bank, N.A.

The Depositor

Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, is the depositor. The depositor is a special purpose corporation incorporated in the State of North Carolina in 1988, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The depositor is a direct, wholly-owned subsidiary of Wells Fargo Bank, a sponsor, an originator, a mortgage loan seller, the master servicer, the certificate administrator, the tax administrator, the custodian and the certificate registrar and an affiliate of Wells Fargo Securities, LLC, one of the underwriters. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” below.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s duties will include, without limitation, (i) appointing a successor trustee in the event of the resignation or removal of the trustee, (ii) providing information in its possession with respect to the certificates to the tax administrator to the extent necessary to perform REMIC tax administration, (iii) indemnifying the trustee, the tax administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information,

(iv) indemnifying the trustee and the tax administrator against certain securities law liabilities, and (v) signing or contracting with the master servicer, signing any Annual Report on Form 10-K, including the certification required under the Sarbanes-Oxley Act, and any Distribution Reports on Form 10-D and Current Reports on Form 8-K required to be filed by the issuing entity. The depositor is also required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, Wells Fargo Commercial Mortgage Trust 2016-LC24 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer, the special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Trustee”, “―The Certificate Administrator”, “—The Master Servicers” and “—The Special Servicers” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Accounts and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Accounts and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Trustee

Wilmington Trust, National Association (“WTNA”) (formerly called M & T Bank, National Association) will act as trustee on behalf of the Certificateholders pursuant to the PSA. WTNA is a national banking association with trust powers incorporated in 1995. The trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation and Wilmington Trust Corporation is a wholly-owned subsidiary of M&T Bank Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions. As of June 30, 2016, WTNA served as trustee on over 1,500 mortgage-backed related securities transactions having an aggregate original principal balance in excess of $140 billion, of which approximately 176 transactions were commercial mortgage-backed securities transactions having an aggregate original principal balance of approximately $114 billion.

The transaction parties may maintain banking and other commercial relationships with WTNA and its affiliates. In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as trustee.

The information set forth under this sub-heading has been provided by WTNA. None of the depositor, the underwriters or any other person, other than WTNA, makes any representation or warranty as to the accuracy or completeness of such information.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including: 1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, 2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, 3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and 4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances” in this prospectus.

For a description of any material affiliations, relationships and related transactions between the trustee and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Certificate Administrator

Wells Fargo Bank will act as certificate administrator, REMIC administrator, certificate registrar, and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA.

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.8 trillion in assets and approximately 265,000 employees as of December 31, 2015, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsors, the master servicers, the special servicers, the trustee, the operating advisor, the asset representations reviewer and the mortgage loan sellers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Under the terms of the PSA, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and related distributions to Certificateholders and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the Trust REMICs and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of December 31, 2015, Wells Fargo Bank was acting as securities administrator with respect to more than $400 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian (the “Custodian”) of the mortgage files pursuant to and subject to the PSA. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee for the benefit of the Certificateholders. Wells Fargo Bank maintains each mortgage file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of December 31, 2015, Wells Fargo Bank was acting as custodian of more than 187,000 commercial mortgage files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by a sponsor or an affiliate of a sponsor, and one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

For two CMBS transactions in its portfolio, the Corporate Trust Services group of Wells Fargo Bank disclosed material noncompliance on its 2015 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB to the required recipients. For one CMBS transaction, the material noncompliance was an administrative error that caused an overpayment to a certain class and a correlating underpayment to a certain class. The affected distribution was revised the same month to correct the error. For the other CMBS transaction, distributions for one month were paid one day late as a result of human error.

On June 18, 2014, a group of institutional investors filed a civil complaint in the Supreme Court of the State of New York, New York County, against Wells Fargo Bank, in its capacity as trustee under 276 residential mortgage-backed securities (“RMBS”) trusts, which was later amended on July 18, 2014, to increase the number of trusts to 284 RMBS trusts. On November 24, 2014, the plaintiffs filed a motion to voluntarily dismiss the state court action without prejudice. That same day, a group of institutional investors filed a civil complaint in the United States District Court for the Southern District of New York (the “District Court”) against Wells Fargo Bank, N.A., alleging claims against the bank in its capacity as trustee for 274 RMBS trusts (the “Complaint”). In December 2014, the plaintiffs’ motion to voluntarily dismiss their original state court action was granted. As with the prior state court action, the Complaint is one of six similar complaints filed contemporaneously against RMBS trustees (Deutsche Bank National Trust Company, Citibank N.A., HSBC Bank USA, The Bank of New York Mellon and U.S. Bank National Association) by a group of institutional investor plaintiffs. The Complaint against Wells Fargo Bank alleges that the trustee caused losses to investors and asserts causes of action based upon, among other things, the trustee’s alleged failure to (i) enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default purportedly caused by breaches by mortgage loan servicers, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought includes money damages in an unspecified amount, reimbursement of expenses, and equitable relief. Other cases alleging similar causes of action have been filed against Wells Fargo Bank and other trustees in the same court by RMBS investors in these and other transactions and these cases have been consolidated before the same judge. On January 19, 2016, an order was entered in connection with the Complaint in which the District Court declined to exercise jurisdiction over 261 trusts at issue in the Complaint; the District Court also allowed all plaintiffs to file amended complaints if they so chose, and three amended complaints have been filed.

There can be no assurances as to the outcome of the litigation, or the possible impact of the litigation on Wells Fargo Bank or the RMBS trusts. However, Wells Fargo Bank denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors and that it has meritorious defenses, and it intends to contest the plaintiffs’ claims vigorously.

As of the Closing Date, neither Wells Fargo Bank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization except that Wells Fargo Bank intends to purchase $204,554,195 Notional Amount of the Class X-A Certificates and $29,294,586 Notional Amount of the Class X-B Certificates. Wells Fargo Bank or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any certificates, whether acquired on or after the Closing Date, at any time.

The foregoing information set forth under this heading “—The Certificate Administrator” has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between the certificate administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Master Servicers

Wells Fargo Bank, National Association

Wells Fargo Bank will act as the master servicer under the PSA for all of the Mortgage Loans to be deposited into the trust fund other than the National Cooperative Bank, N.A. Mortgage Loans. Wells Fargo Bank is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company. On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, and Wachovia Corporation merged with and into Wells Fargo & Company. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank. Like Wells Fargo Bank, Wachovia Bank acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo Bank and Wachovia Bank integrated their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo Bank managers and legacy Wachovia Bank managers.

Wells Fargo Bank is also a sponsor, an originator, a mortgage loan seller, the certificate administrator, the REMIC administrator, the custodian and the certificate registrar under this securitization and an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, an underwriter. In addition, Wells Fargo Bank is the master servicer, the certificate administrator, the custodian, the certificate registrar, the REMIC administrator and the initial risk retention consultation party under the WFCM 2016-BNK1 Pooling and Servicing Agreement, which governs the servicing and administration of the Pinnacle II Whole Loan, and the master servicer, the certificate administrator, the custodian and the paying agent under the COMM 2015-LC23 Pooling and Servicing Agreement, which governs the servicing and administration of the Equity Inns Portfolio Whole Loan. Wells Fargo Bank is also the trustee, the certificate administrator and the custodian under the Shops at Crystals Trust 2016-CSTL Trust and Servicing Agreement,

which governs the servicing and administration of The Shops at Crystals Whole Loan. Wells Fargo Bank is the purchaser under repurchase agreements with each of Rialto Mortgage, LCF and National Cooperative Bank, N.A., respectively, or, in any such case, with a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by each of Rialto Mortgage, LCF and National Cooperative Bank, N.A., respectively, or in any such case by its respective affiliates. Pursuant to certain interim servicing agreements between Wells Fargo Bank and Rialto Mortgage, a sponsor, an originator and a mortgage loan seller, or certain affiliates of Rialto Mortgage, Wells Fargo Bank acts from time to time as primary servicer with respect to certain mortgage loans owned by Rialto Mortgage or such affiliates (subject, in some cases, to the repurchase facility described above in this paragraph), including, prior to their inclusion in the trust fund, some or all of the Rialto Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Rialto Mortgage Loan that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund. Pursuant to certain interim servicing agreements between LCF, a sponsor, an originator and a mortgage loan seller, and certain affiliates of LCF, on the one hand, and Wells Fargo Bank, on the other hand, Wells Fargo Bank acts from time to time as interim servicer with respect to certain mortgage loans owned from time to time by LCF and such affiliates (subject, in some cases, to various repurchase facilities and other finance arrangements), including, prior to their inclusion in the trust fund, some or all of the LCF Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any LCF Mortgage Loan that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund. Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, including, prior to their inclusion in the trust fund, some or all of the Mortgage Loans to be transferred by Wells Fargo Bank. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Mortgage Loan being transferred by it that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund. Wells Fargo Bank expects to enter into one or more agreements with the other sponsors (other than National Cooperative Bank, N.A.) to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC D1086, 550 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo Bank has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo Bank’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo Bank reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo Bank’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2013	As of 12/31/2014	As of 12/31/2015	As of 6/30/2016
By Approximate Number:	33,391	33,605	32,716	31,747
By Approximate Aggregate Unpaid Principal Balance (in billions):	$437.5	$475.4	$503.3	$503.7

Within this portfolio, as of June 30, 2016, are approximately 23,158 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $401.0 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo Bank also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo Bank’s servicing portfolio, as of June 30, 2016, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties. Also included in the above portfolio are commercial mortgage loans that Wells Fargo Bank services in Europe through its London Branch. Wells Fargo Bank has been servicing commercial mortgage loans in Europe through its London Branch for more than ten years. Through affiliated entities formerly known as Wachovia Bank, N.A., London Branch and Wachovia Bank International, and as a result of its acquisition of commercial mortgage servicing rights from Hypothekenbank Frankfurt AG, formerly Eurohypo AG, in 2013, it has serviced loans secured by properties in Germany, Ireland, the Netherlands, and the UK. As of June 30, 2016, its European third party servicing portfolio, which is included in the above table, is approximately $1.5 billion.

In its master servicing and primary servicing activities, Wells Fargo Bank utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo Bank to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo Bank, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo Bank’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master- Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2013	$346,011,017,466	$2,158,219,403	0.62%
Calendar Year 2014	$377,947,659,331	$1,750,352,607	0.46%
Calendar Year 2015	$401,673,056,650	$1,600,995,208	0.40%
YTD June 30, 2016	$389,377,596,079	$702,835,003	0.18%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances, “PPA” means property protection advances and “YTD” means year-to-date.

Wells Fargo Bank is rated by Fitch Ratings, Inc. (“Fitch”), S&P Global Ratings (“S&P”) and Morningstar Credit Ratings, LLC (“Morningstar”) as a primary servicer and a master servicer of commercial mortgage loans. Wells Fargo Bank’s servicer ratings by each of these agencies are outlined below:

US Servicer Ratings	Fitch	S&P	Morningstar
Primary Servicer:	CPS1-	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1
UK Servicer Ratings	Fitch	S&P
Primary Servicer:	CPS2	Average

The long-term issuer ratings of Wells Fargo Bank are “AA-” by S&P, “Aa2” by Moody’s Investors Service Inc. (“Moody’s”) and “AA” by Fitch. The short-term issuer ratings of Wells Fargo Bank are “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo Bank has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo Bank’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo Bank’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo Bank may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, Wells Fargo Bank, as the master servicer, will remain responsible for its duties under the PSA. Wells Fargo Bank may engage third-party vendors to provide technology or process efficiencies. Wells Fargo Bank monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo Bank has entered into contracts with third-party vendors for the following functions:

•	provision of Strategy and Strategy CS software;

•	tracking and reporting of flood zone changes;

•	abstracting of leasing consent requirements contained in mortgage loan documents;

•	legal representation;

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo Bank;

•	performance of property inspections;

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

•	Uniform Commercial Code (“UCC”) searches and filings.

Wells Fargo Bank may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo Bank on the Mortgage Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo Bank and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Wells Fargo Bank, that amount is transferred to a common disbursement account prior to disbursement.

In its capacity as a master servicer, Wells Fargo Bank will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. On occasion, Wells Fargo Bank may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or otherwise. To the extent Wells Fargo Bank performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo Bank, or to which any property of Wells Fargo Bank is subject, that are material to the Certificateholders, nor does Wells Fargo Bank have actual knowledge of any proceedings of this type contemplated by governmental authorities.

As of the Closing Date, neither Wells Fargo Bank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization except that Wells Fargo Bank intends to purchase $204,554,195 Notional Amount of the Class X-A Certificates and $29,294,586 Notional Amount of the Class X-B Certificates. Wells Fargo Bank or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any certificates, whether acquired on or after the Closing Date, at any time.

The foregoing information set forth under this sub-heading regarding Wells Fargo Bank has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between Wells Fargo Bank, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Bank will have various duties under the PSA. Certain duties and obligations of Wells Fargo Bank are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicers’ obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicers’ recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Wells Fargo Bank, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicers’ removal, replacement or resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicers’ rights and obligations with respect to indemnification, and certain limitations on the master servicers’ liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

National Cooperative Bank, N.A.

National Cooperative Bank, N.A., a national banking association regulated by the Office of the Comptroller of the Currency, will act as master servicer with respect to fifteen (15) of the Mortgage Loans, representing 6.6% of Initial Pool Balance. National Cooperative Bank, N.A. is one of the mortgage loan sellers and one of the special servicers. Its servicing offices are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. has been servicing mortgage loans since 1990. As of July 31, 2016, National Cooperative Bank, N.A. was the primary or master servicer of a portfolio of multifamily and commercial mortgage loans in commercial mortgage-backed securities transactions and in agency mortgage-backed security and cash sale transactions in the United States totaling approximately $3.9 billion in aggregate outstanding principal balance. There are currently no outstanding servicing advances made by National Cooperative Bank, N.A. in regards to any Mortgage Loan being transferred by it for inclusion in the Trust Fund.

As of June 30, 2016, National Cooperative Bank, N.A. had total assets of $2,130.8 million (unaudited), a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk-weighted Assets ratio of 13.28%. For the six months ended June 30, 2016, National Cooperative Bank, N.A. reported net income of $7.7 million (unaudited). As of December 31, 2015, National Cooperative Bank, N.A. had total assets of $2,176.2 million, a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk-weighted Assets ratio of 12.8%. For the year ended December 31, 2015, National Cooperative Bank, N.A. reported net income of $13.3 million.

National Cooperative Bank, N.A. is rated by Fitch and S&P as master, primary and special commercial mortgage servicers. Current ratings are shown below:

Servicer Rating Type	Fitch	S&P
Master Servicer	CMS2-	Average
Primary Servicer	CPS1-	Above Average
Special Servicer	CSS2-	Average

National Cooperative Bank, N.A. is also a Fannie Mae-approved multifamily loan servicer.

National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans by approximate number of loans and approximate unpaid principal balance is shown below:

Year-End	2013(1)	2014(1)	2015(1)	2016(2)
By Approximate Number:	4,040	3,945	3,858	3,769
By Approximate Aggregate Unpaid Principal Balance (in billions):	$5.8 billion	$5.7 billion	$5.8 billion	$5.6 billion

(1)	As of the last day of the calendar year indicated.

(2)	As of July 31, 2016.

Within National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans, as of July 31, 2016, are approximately 1,404 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $3.9 billion related to commercial mortgage-backed securities transactions (including agency mortgage-backed security and cash sale transactions). In addition to servicing loans related to commercial mortgage-backed securities transactions, National Cooperative Bank, N.A. also services whole loans for itself and a variety of investors. The properties securing loans in National Cooperative Bank, N.A.’s servicing portfolio, as of July 31, 2016, were located in 44 states and the District of Columbia and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

National Cooperative Bank, N.A. has detailed operating policies and procedures for the performance of its master servicing obligations. National Cooperative Bank, N.A. servicing policies and procedures are updated periodically to keep pace with changes in the commercial mortgage-backed securities industry generally and have been generally consistent for the last three years in all material respects. The only significant changes in National Cooperative Bank, N.A.’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by Fannie Mae.

National Cooperative Bank, N.A. utilizes a multi-application mortgage-servicing technology platform, with multiple capabilities and reporting functions, to facilitate the processing of mortgage servicing activities. Among other functions, this platform performs account maintenance, tracks borrower communications, tracks escrow deposits, balances and withdrawals, tracks loan prepayments and payoffs, updates transaction data and generates various account reports. National Cooperative Bank, N.A.’s primary servicing system runs on McCracken Financial Solutions Corp. Strategy CS software. National Cooperative Bank, N.A. reports to trustees and certificate administrators in the CREFC® format. National Cooperative Bank, N.A. has a formal, documented disaster recovery and business continuity plan, including the use of off-site backup facilities, which is managed by its on-site staff.

The table below sets forth information regarding principal and interest advances and servicing advances made by National Cooperative Bank, N.A., as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth is the amount of such advances as of the last day of the period indicated (expressed as a dollar amount and as a percentage of National Cooperative Bank, N.A.’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2013	$1,717,374,349	$7,688,745	0.45%
Calendar Year 2014	$1,650,576,224	$7,200,000	0.44%
Calendar Year 2015	$1,534,626,850	$4,889,654	0.31%
Calendar Year 2016(1)	$1,570,194,846	$5,422,345	0.35%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

(1)	As of July 31, 2016.

National Cooperative Bank, N.A. may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, National Cooperative Bank, N.A., as a master servicer, will remain responsible for its duties under the PSA. National Cooperative Bank, N.A. may engage third-party vendors to provide technology or process efficiencies. National Cooperative Bank, N.A. monitors its third-party vendors in compliance with its internal vendor management procedures and applicable law. National Cooperative Bank, N.A. has entered into contracts with third party vendors for the following functions:

•	provision of loan servicing software – McCracken/Strategy CS;

•	tracking and reporting of flood zone changes;

•	legal representation;

•	performance of ongoing property inspections;

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

•	Uniform Commercial Code searches and filings.

Generally, all amounts received by National Cooperative Bank, N.A. on the mortgage loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by National Cooperative Bank, N.A. Funds are then transferred to segregated investor specific accounts pursuant to the servicing agreements.

Via a password-protected website, for commercial mortgage-backed securitization transactions for which National Cooperative Bank, N.A. is master servicer, National Cooperative Bank, N.A. provides its commercial mortgage-backed securities investors with access to data and reports.

There are no legal proceedings pending against National Cooperative Bank, N.A., or to which any property of National Cooperative Bank, N.A. is subject, that are material to the Certificateholders, nor does National Cooperative Bank, N.A. have actual knowledge of any such proceedings that are contemplated by governmental authorities.

No securitization transaction in which National Cooperative Bank, N.A. was acting as master servicer has experienced a servicer event of default under any applicable servicing agreement as a result of any action or inaction of National Cooperative Bank, N.A. as master servicer, including as a result of a failure by National Cooperative Bank, N.A. to comply with the applicable servicing criteria in connection with any securitization transaction. National Cooperative Bank, N.A. has not been terminated as master servicer in any securitization due to a servicing default. National Cooperative Bank, N.A. has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which National Cooperative Bank, N.A. is acting as master servicer. No assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to National Cooperative Bank, N.A. has disclosed any material noncompliance by National Cooperative Bank, N.A. with such applicable servicing criteria in connection with any securitization in which National Cooperative Bank, N.A. was acting as master servicer.

National Cooperative Bank, N.A., as a master servicer, will be required to pay all expenses incurred by it in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus), including all fees of any sub-servicers retained by it.

In its capacity as master servicer, National Cooperative Bank, N.A. will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. On occasion, National Cooperative Bank, N.A. may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or otherwise. To the extent National Cooperative Bank, N.A. performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The conversion permits the bank to increase its commercial lending but does not otherwise impact its commercial real estate lending business or its servicing or deposit platforms. Similarly, the bank’s Board of Directors and senior management have not changed as a result of the conversion, and the Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

As of the Closing Date, neither National Cooperative Bank, N.A. nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

For a description of any material affiliations, relationships and related transactions between National Cooperative Bank, N.A., in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

National Cooperative Bank, N.A. will have various duties under the PSA. Certain duties and obligations of National Cooperative Bank, N.A. are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions” in this prospectus. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” in this prospectus. The master servicers’ obligations to make advances, and the interest or other fees charged for those advances and the terms of the master servicers’ recovery of those advances, are described under “Pooling and Servicing Agreement—Advances” in this prospectus.

National Cooperative Bank, N.A., in its capacity as a master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding a master servicer’s removal or replacement, resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event” in this prospectus. A master servicer’s rights and obligations with respect to indemnification, and certain limitations on a master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The information provided in this prospectus concerning National Cooperative Bank, N.A. has been provided by it.

The Special Servicers

Midland Loan Services, a Division of PNC Bank, National Association

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”) is expected to initially be appointed to act as a special servicer under the PSA. In such capacity, Midland will be responsible for the servicing and administration of the Mortgage Loans to be deposited into the issuing entity (other than the National Cooperative Bank, N.A. Mortgage Loans secured by residential cooperative properties) and any Serviced Companion Loan (other than any Serviced Companion Loan originated by National Cooperative Bank, N.A., if any) that are Specially Serviced Loans and serviced REO Properties, as well as reviewing, evaluating, and providing or withholding consent, and processing all major decisions relating to non-Specially Serviced Loans pursuant to the PSA. Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities (“CMBS”) by S&P, Moody’s Investors Service, Inc., Fitch Ratings, Inc. and Morningstar Credit Ratings, LLC. Midland has received the highest rankings as a master and primary servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch Ratings, Inc. and Morningstar Credit Ratings, LLC and the highest rankings as a special servicer of real estate assets under U.S. CMBS transactions from S&P and Morningstar Credit Ratings, LLC. For each category, S&P ranks Midland as “Strong” and Morningstar Credit Ratings, LLC ranks Midland as “CS1”. Fitch ranks Midland as “1” for master servicer and primary servicer, and “2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore, Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans or the Serviced Companion Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default or servicer termination event as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time to time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight® through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight®.

As of June 30, 2016, Midland was master and/or primary servicing approximately 28,906 commercial and multifamily mortgage loans with a principal balance of approximately $384 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 9,961 of such loans, with a total principal balance of approximately $147 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income producing properties.

Midland has been servicing commercial and multifamily loans and leases in CMBS and other servicing transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2013 to 2015.

Portfolio Size – Master/Primary	Calendar Year End (Approximate amounts in billions)
	2013	2014	2015
CMBS	$141	$157	$149
Other	$167	$179	$255
Total	$308	$336	$404

As of June 30, 2016, Midland was named the special servicer in approximately 215 commercial mortgage backed securities transactions with an aggregate outstanding principal balance of approximately $109 billion. With respect to such transactions as of such date, Midland was administering approximately 81 assets with an outstanding principal balance of approximately $714 million.

Midland has acted as a special servicer for commercial and multifamily loans and leases in CMBS and other servicing transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMBS and other servicing transactions from 2013 to 2015.

Portfolio Size – Special/Primary	Calendar Year End (Approximate amounts in billions)
	2013	2014	2015
Total	$70	$85	$110

Midland may enter into one or more arrangements with the directing certificateholder, holders of controlling class certificates or any person with the right to appoint or remove and replace the special servicer to provide for a discount, waiver and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Midland’s appointment (or continuance) as special servicer under the PSA or any related co-lender agreement and the limitations on such person’s right to remove the special servicer.

PNC Bank, National Association and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the issuing entity. In some cases, fee rates, amounts or discounts may be offered to PNC

Bank, National Association and its affiliates by a third party vendor which differ from those offered to the issuing entity as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank, National Association or its affiliates other than the Midland division.

Midland assisted Prime Finance CMBS B-Piece Holdco IV, L.P. or its affiliate and Ellington Management Group, LLC or its affiliate with due diligence relating to the Mortgage Loans in the Mortgage Pool.

Midland is also the master servicer under the CGCMT 2016-C2 Pooling and Servicing Agreement, which governs the servicing of the Hilton Garden Inn Athens Downtown Whole Loan.

From time to time, Midland and/or its affiliates may purchase or sell securities, including certificates issued in this offering in the secondary market.

The foregoing information regarding Midland under this heading “Transaction Parties—The Special Servicers—Midland Loan Services, a Division of PNC Bank, National Association” has been provided by Midland.

National Cooperative Bank, N.A.

National Cooperative Bank, N.A., a national banking association regulated by the Office of the Comptroller of the Currency, with respect to fourteen (14) of the Mortgage Loans, representing 6.2% of the Initial Pool Balance, will initially be responsible for the servicing and administration of the Specially Serviced Loans and REO Properties and, with respect to the applicable mortgage loans that are non-Specially Serviced Loans, reviewing and evaluating certain borrower requests and applicable master servicer’s written analysis and recommendations. National Cooperative Bank, N.A. is one of the mortgage loan sellers and one of the master servicers. Its servicing offices are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. has been servicing mortgage loans since 1990.

As of June 30, 2016, National Cooperative Bank, N.A. had total assets of $2,130.8 million (unaudited), a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk-weighted Assets ratio of 13.28%. For the six months ended June 30, 2016, National Cooperative Bank, N.A. reported net income of $7.7 million (unaudited). As of December 31, 2015, National Cooperative Bank, N.A. had total assets of $2,176.2 million, a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk-weighted Assets ratio of 12.8%. For the year ended December 31, 2015, National Cooperative Bank, N.A. reported net income of $13.3 million.

National Cooperative Bank, N.A. is approved as a special servicer by Fitch and S&P and currently has a special servicer rating of “CSS2-” by Fitch and “Average” by S&P. National Cooperative Bank, N.A. is also a Fannie Mae-approved multifamily loan servicer.

National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans by approximate number of loans and approximate unpaid principal balance is shown below:

Year-End	2013(1)	2014(1)	2015(1)	2016(2)
By Approximate Number:	4,040	3,945	3,858	3,769
By Approximate Aggregate Unpaid Principal Balance (in billions):	$5.8 billion	$5.7 billion	$5.8 billion	$5.6 billion

(1)	As of the last day of the calendar year indicated.

(2)	As of July 31, 2016.

Within National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans, as of July 31, 2016, are approximately 1,404 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $3.9 billion related to commercial mortgage-backed securities (including agency mortgage-backed security and cash sale transactions). In addition to servicing loans related to commercial mortgage-backed securities transactions, National Cooperative Bank, N.A. also services whole loans for itself and a variety of investors. The properties securing loans in National Cooperative Bank, N.A.’s servicing portfolio, as of July 31, 2016, were located in 44 states and the District of Columbia and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

National Cooperative Bank, N.A. has been acting as a special servicer of mortgage loans in CMBS transactions since 2010. National Cooperative Bank, N.A.’s parent, National Consumer Cooperative Bank, has acted as a special servicer of mortgage loans in CMBS transactions since 1998. In 2010, National Consumer Cooperative Bank transferred its CMBS special servicing operations to National Cooperative Bank, N.A. As of July 31, 2016, National Cooperative Bank, N.A. was named the special servicer in approximately 37 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $1.4 billion. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily mortgage loans and REO Properties that have been referred to National Cooperative Bank, N.A. as special servicer in CMBS transactions from 2010 to May 31, 2016.

Portfolio Size – CMBS Special Servicing	2013(1)	2014(1)	2015(1)	2016(2)
Total	$41,180,052	$37,525,431	$49,310,253	$30,536,303

(1)	Size of portfolio for which National Cooperative Bank, N.A. acted as special servicer as of the last day of the calendar year indicated.

(2)	As of July 31, 2016.

National Cooperative Bank, N.A. has detailed servicing policies and procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under National Cooperative Bank, N.A.’s servicing agreements, including procedures for managing delinquent and specially serviced loans and loans subject to the bankruptcy of the borrower. These policies and procedures include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance. National Cooperative Bank, N.A. periodically updates its servicing policies and procedures to keep pace with changes in the commercial mortgage-backed securities industry generally and to comply with changes in federal or state law or investor requirements. These policies and procedures are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB.

National Cooperative Bank, N.A.’s servicing personnel are highly skilled professionals that proactively manage specially serviced assets through the workout cycle from initiation of foreclosure, bankruptcy, real estate owned or modification. National Cooperative Bank, N.A. takes a disciplined approach to the management and resolution of specially serviced loans and evaluates all viable resolution strategies to determine the strategy that generates the highest net present value for the holder of such specially serviced loan. Default resolution strategies are determined in accordance with the respective pooling and servicing agreement and the terms of the related mortgage loan documents.

National Cooperative Bank, N.A. has not engaged and does not currently intend to engage any third party servicers to perform on its behalf any of its special servicing duties with respect to the trust mortgage loans for which National Cooperative Bank, N.A. acts as special servicer.

National Cooperative Bank, N.A. has a formal, documented disaster recovery and business continuity plan, including the use of off-site backup facilities, which is managed by its on-site staff.

There are no legal proceedings pending against National Cooperative Bank, N.A., or to which any property of National Cooperative Bank, N.A. is subject, that are material to the Certificateholders, nor does National Cooperative Bank, N.A. have actual knowledge of any such proceedings that are contemplated by governmental authorities.

No securitization transaction in which National Cooperative Bank, N.A. was acting as special servicer has experienced a servicer event of default under any applicable servicing agreement as a result of any action or inaction of National Cooperative Bank, N.A. as special servicer, including as a result of a failure by National Cooperative Bank, N.A. to comply with the applicable servicing criteria in connection with any securitization transaction. National Cooperative Bank, N.A. has not been terminated as special servicer in any securitization due to a servicing default. National Cooperative Bank, N.A. has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which National Cooperative Bank, N.A. is acting as special servicer. No assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to National Cooperative Bank, N.A. has disclosed any material noncompliance by National Cooperative Bank, N.A. with such applicable servicing criteria in connection with any securitization in which National Cooperative Bank, N.A. was acting as special servicer.

National Cooperative Bank, N.A., as a special servicer, will be required to pay all expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus), including all fees of any sub-servicers retained by it.

Although National Cooperative Bank, N.A. does not presently intend to enter into any such arrangement, National Cooperative Bank, N.A. may, in the future, enter into one or more arrangements with any party entitled to appoint or remove and replace a special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, National Cooperative Bank, N.A.’s appointment as special servicer under the PSA and limitations on such person’s right to replace National Cooperative Bank, N.A. as a special servicer.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The conversion permits the bank to increase its commercial lending but does not otherwise impact its commercial real estate lending business or its servicing or deposit platforms. Similarly, the bank’s Board of Directors and senior management have not changed as a result of the conversion, and the Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

As of the Closing Date, neither National Cooperative Bank, N.A. nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

For a description of any material affiliations, relationships and related transactions between National Cooperative Bank, N.A., in its capacity as special servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

National Cooperative Bank, N.A. will have various duties under the PSA. Certain duties and obligations of National Cooperative Bank, N.A. are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”. The ability of a special servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans, and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” in this prospectus.

National Cooperative Bank, N.A., in its capacity as a special servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding a special servicer’s removal or replacement, resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event” in this prospectus. National Cooperative Bank, N.A.’s, as a special servicer’s, rights and obligations with respect to indemnification, and certain limitations under the PSA on the its liability as a special servicer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The information provided in this prospectus concerning National Cooperative Bank, N.A. has been provided by it.

Affiliated Servicer

Rialto Capital Advisors, LLC, a Delaware limited liability company (“Rialto”), was appointed to act as the WFCM 2016-BNK1 Special Servicer and in this capacity will initially be responsible for the servicing and administration of the Pinnacle II Whole Loan and any associated REO Property pursuant to the WFCM 2016-BNK1 Pooling and Servicing Agreement, and in certain circumstances, will review, evaluate and provide or withhold consent as to certain major decisions and special servicer decisions and other transactions relating to the Pinnacle II Whole Loan. Rialto maintains its principal servicing office at 790 NW 107th Avenue, 4th Floor, Miami, Florida 33172.

Rialto has been engaged in the special servicing of commercial mortgage loans for commercial real estate securitizations since approximately May 2012. Rialto currently has a commercial mortgage-backed securities special servicer rating of “CSS2” by Fitch, a commercial loan special servicer ranking of “Above Average” by S&P and a commercial mortgage special servicer ranking of “MOR CS2” by Morningstar.

Rialto is a wholly-owned subsidiary of Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”). RCM is a vertically integrated commercial real estate investment and asset manager and an indirect wholly-owned subsidiary of Lennar

Corporation (“Lennar”) (NYSE: LEN and LEN.B). As of June 30, 2016, RCM was the sponsor of, and certain of its affiliates were investors in, nine private equity funds (collectively, the “Funds”) with an aggregate of approximately $3.5 billion of equity under management and RCM also advised one separately managed account with $400 million of committed capital. Four of such funds are focused on distressed and value-add real estate related investments and commercial mortgage-backed securities, three of such funds are focused on investments in commercial mortgage-backed securities and the other two funds and the separately managed account are focused on mezzanine debt and credit investments. To date, RCM has acquired and/or is managing over $7.3 billion of non- and sub-performing real estate assets, representing approximately 10,800 loans. Included in this number are approximately $3 billion in structured transactions with the FDIC. RCM was also a sub-advisor and investor in an approximately $4.6 billion Public-Private Investment Fund with the U.S. Department of the Treasury which was liquidated in October of 2012.

In addition, RCM has underwritten and purchased, primarily for the Funds, over $4.3 billion in face value of subordinate, newly-originated commercial mortgage-backed securities bonds in 62 different securitizations totaling approximately $69 billion in overall transaction size. RCM has the right to appoint the special servicer for each of these transactions.

RCM has over 400 employees and is headquartered in Miami with two other main offices located in New York City and Atlanta. In addition, the asset management platform utilizes seven satellite offices located in Nevada, Arizona, California, Colorado, Oregon, Illinois, Florida and North Carolina. It is also supported in local markets by the Lennar infrastructure which provides access to over 6,800 employees across the country’s largest real estate markets.

Rialto has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act. Rialto has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by Rialto for any particular property depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

Rialto is subject to external and internal audits and reviews. Rialto is subject to Lennar’s internal audit reviews, typically on a semi-annual basis, which focus on specific business areas such as finance, reporting, loan asset management and REO management. Rialto is also subject to external audits as part of the external audit of Lennar and stand-alone audits of the FDIC transactions and the Funds. As part of such external audits, auditors perform test work and review internal controls throughout the year. As a result of this process, Rialto has been determined to be Sarbanes-Oxley compliant.

Rialto maintains a web-based asset management system that contains performance information at the portfolio, loan and property levels on the various loan and REO assets that it services. Additionally, Rialto has a formal, documented disaster recovery and business continuity plan which is managed by Lennar’s on-site staff.

As of June 30, 2016, Rialto and its affiliates were actively special servicing approximately 1,800 portfolio loans with a principal balance of approximately $600 million and were responsible for approximately 1,300 portfolio REO assets with a principal balance of approximately $1.4 billion.

Rialto is also currently performing special servicing for 66 commercial real estate securitizations. With respect to such securitization transactions, Rialto is administering approximately 4,800 assets with an original principal balance at securitization of approximately $71 billion. The asset pools specially serviced by Rialto include residential, multifamily/condo, office, retail, hotel, healthcare, industrial, manufactured housing and other income-producing properties as well as residential and commercial land.

The table below sets forth information about Rialto’s portfolio of specially serviced commercial and multifamily mortgage loans and REO properties in commercial mortgage-backed securitization transactions as of the dates indicated:

CMBS Pools	As of 12/31/2012	As of 12/31/2013	As of 12/31/2014	As of 12/31/2015	As of 6/30/2016
Number of CMBS Pools Named Special Servicer	16	27	45	59	66
Approximate Aggregate Unpaid Principal Balance(1)	$18.9 billion	$32.4 billion	$49.2 billion	$63.6 billion	$71 billion
Approximate Number of Specially Serviced Loans or REO Properties(2)	19	27	28	17	35
Approximate Aggregate Unpaid Principal Balance of Specially Serviced Loans or REO Properties(2)	$21 million	$101 million	$126.9 million	$141.9 million	$286 million

(1)	Includes all commercial and multifamily mortgage loans and related REO properties in Rialto’s portfolio for which Rialto is the named special servicer, regardless of whether such mortgage loans and related REO properties are, as of the specified date, specially serviced by Rialto.

(2)	Includes only those commercial and multifamily mortgage loans and related REO properties in Rialto’s portfolio for which Rialto is the named special servicer that are, as of the specified date, specially serviced by Rialto. Does not include any resolutions during the specified year.

In its capacity as the WFCM 2016-BNK1 Special Servicer, Rialto will not have primary responsibility for custody services of original documents evidencing the Pinnacle II Whole Loan. Rialto may from time to time have custody of certain of such documents as necessary for enforcement actions involving the Pinnacle II Whole Loan or otherwise. To the extent that Rialto has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard under the WFCM 2016-BNK1 Pooling and Servicing Agreement.

Rialto does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances Rialto may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

There are, to the actual current knowledge of Rialto, no special or unique factors of a material nature involved in special servicing the Pinnacle II Whole Loan, as compared to the types of assets specially serviced by Rialto in other commercial mortgage-backed securitization pools generally, for which Rialto has developed processes and procedures which materially differ from the processes and procedures employed by Rialto in connection with its special servicing of commercial mortgage-backed securitization pools generally.

There have not been, during the past three years, any material changes to the policies or procedures of Rialto in the servicing function it will perform under the WFCM 2016-BNK1 Pooling and Servicing Agreement for assets of the same type included in the WFCM 2016-BNK1 Securitization, including the Pinnacle II Whole Loan. No securitization transaction in which Rialto was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of Rialto as special servicer, including as a result of a failure by Rialto to comply with the applicable servicing criteria in connection with any securitization transaction. Rialto has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. Rialto has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which Rialto is acting as special servicer. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by Rialto in connection with any securitization in which Rialto was acting as special servicer. Rialto does not believe that its financial condition will have any adverse effect on the performance of its duties under the WFCM 2016-BNK1 Pooling and Servicing Agreement and, accordingly, Rialto believes that its financial condition will not have any material impact on the performance of the Pinnacle II Whole Loan or the performance of the certificates.

From time to time Rialto is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Rialto does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the Pinnacle II Whole Loan pursuant to the WFCM 2016-BNK1 Pooling and Servicing Agreement.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Rialto or of which any of its property is the subject, which are material to Certificateholders. Rialto occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

In the commercial mortgage-backed securitizations in which Rialto acts as special servicer, Rialto may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Rialto’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace Rialto as the special servicer.

Rialto is an affiliate of Rialto Mortgage Finance, LLC, a sponsor, mortgage loan seller and originator. Rialto and Rialto Mortgage Finance, LLC are also affiliates of the entity that is the initial directing certificateholder under the WFCM 2016-BNK1 Pooling and Servicing Agreement.

Except as described herein, neither Rialto nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Rialto or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under this sub-heading “—Affiliated Servicer” regarding Rialto has been provided by Rialto.

The Operating Advisor and Asset Representations Reviewer

Trimont Real Estate Advisors, LLC, a Georgia limited liability company (“Trimont”), will act as operating advisor and asset representations reviewer under the Pooling and Servicing Agreement.

The principal office of Trimont is located at One Alliance Center, 3500 Lenox Road, Suite G1, Atlanta, Georgia 30326. Trimont also has offices located in Seal Beach, California, New York, New York, Dallas, Texas, Hoevelaken, The Netherlands, and London, England.

Trimont is a leading provider of asset management, servicing, due diligence, and customized advisory solutions to commercial real estate clients. Trimont is rated by S&P as Commercial Mortgage Special Servicer (Strong), Construction Loan Servicer (Strong) and Primary Commercial Servicer (Above Average), by Fitch as Primary Servicer (CPS2+) and Special Servicer (CSS2) and by Kroll Bond Rating Agency, Inc. as Primary Servicer (Pass) and Special Servicer (Pass).

Trimont has been named operating advisor or trust advisor on over 40 securitization transactions with an aggregate original principal loan balance exceeding $43 billion (not including the subject transaction). The collateral for the loans has included multifamily, office, retail, hospitality and other income-producing properties. This is the first time that Trimont has acted as asset representations reviewer in a commercial mortgage-backed securitization.

Trimont has operating procedures across the various servicing functions to maintain compliance with its servicing obligations and servicing standards under Trimont’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. The only significant changes in Trimont’s policies and procedures over the past three years have come in response to changes in federal or state law or investor requirements. Additionally, Trimont’s disaster recovery plan is reviewed annually.

As of June 30, 2016, Trimont was special servicing approximately 941 loans and REO Properties (securitized and non-securitized) with an aggregate outstanding principal balance of approximately $700 million. Trimont has been named special servicer on 48 securitization transactions with an aggregate original principal loan balance of approximately $40 billion. The collateral for the loans has included multifamily, office, retail, hospitality and other income-producing properties. Trimont has been servicing commercial and multifamily real estate loans in securitization transactions since 1988.

No securitization transaction involving commercial or multifamily real estate loans in which Trimont was acting as primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Trimont as primary servicer or special servicer, including as a result of Trimont’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.

From time to time, Trimont is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Trimont does not believe that such lawsuits or proceedings, individually or in the aggregate, would be material to the certificateholders.

Trimont is not an affiliate of the depositor, any mortgage loan seller, any sponsor, the issuing entity, any master servicer, any special servicer, the trustee, the directing certificateholder, any originator (within the meaning of Item 1110 of Regulation AB) or the certificate administrator with respect to the subject transaction.

The information set forth above in this section “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Trimont.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicers, the special servicers, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2016-LC24 will consist of the following classes: the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), Class X-A, Class X-B, Class X-D, Class X-EF, Class X-G, Class X-H and Class X-I certificates (collectively, the “Class X Certificates”), and the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class V and Class R certificates.

The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class I certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X-A, Class X-B, Class X-D, Class X-EF, Class X-G, Class X-H and Class X-I certificates) and the Subordinate Certificates are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates and the Class X-A, Class X-B, Class B and Class C certificates are also referred to in this prospectus as the “Offered Certificates”.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Approx. Initial Certificate Balance or Notional Amount
Offered Certificates
A-1	$41,394,000
A-2	$55,655,000
A-3	$275,000,000
A-4	$290,568,000
A-SB	$69,133,000
A-S	$94,083,000
X-A	$731,750,000
X-B	$142,430,000
B	$48,347,000
C	$44,428,000

Non-Offered Certificates
X-D	$49,655,000
X-EF	$23,520,000
X-G	$10,454,000
X-H	$10,453,000
X-I	$32,668,263
D	$49,655,000
E	$13,067,000
F	$10,453,000
G	$10,454,000
H	$10,453,000
I	$32,668,263
V	NAP
R	NAP

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A Certificates (other than the Class A-S certificates) outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $731,750,000. The

Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S and Class B certificates outstanding from time to time. The initial Notional Amount of the Class X-B certificates will be approximately $142,430,000. The Notional Amount of the Class X-D certificates will equal the Certificate Balance of the Class D certificates outstanding from time to time. The initial Notional Amount of the Class X-D certificates will be approximately $49,655,000. The Notional Amount of the Class X-EF certificates will equal the aggregate of the Certificate Balances of the Class E and Class F certificates outstanding from time to time. The initial Notional Amount of the Class X-EF certificates will be approximately $23,520,000. The Notional Amount of the Class X-G certificates will equal the Certificate Balance of the Class G certificates outstanding from time to time. The initial Notional Amount of the Class X-G certificates will be approximately $10,454,000. The Notional Amount of the Class X-H certificates will equal the Certificate Balance of the Class H certificates outstanding from time to time. The initial Notional Amount of the Class X-H certificates will be approximately $10,453,000. The Notional Amount of the Class X-I certificates will equal the Certificate Balance of the Class I certificates outstanding from time to time. The initial Notional Amount of the Class X-I certificates will be approximately $32,668,263.

The Class V certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class V certificates will represent the right to receive Excess Interest received on any ARD Loan allocated as described under “—Excess Interest” below.

“Excess Interest” with respect to an ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The Mortgage Loans (exclusive of Excess Interest) will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates (other than the Class V certificates) will be issued by the upper-tier REMIC (the “Upper-Tier REMIC”) (collectively with the Lower-Tier REMIC, the “Trust REMICs”). The Class V certificates will be issued by the grantor trust (the “Grantor Trust”)

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in October 2016.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class V or Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

Each master servicer is authorized but not required to direct the investment of funds held in any Collection Account and any Companion Distribution Account maintained by it, in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicers will be entitled to retain any interest or other income earned on such funds and the master servicers will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates on each Distribution Date (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a) the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Accounts (in each case, exclusive of any amount on deposit in or credited to any portion of a Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

•	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts other than any Excess Interest, the “Periodic Payments”), that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

•	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

•	all amounts in the Collection Accounts that are due or reimbursable to any person other than the Certificateholders;

•	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Accounts;

•	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to the Class V certificates);

•	all Yield Maintenance Charges and Prepayment Premiums;

•	all amounts deposited in a Collection Account in error; and

•	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)       if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the applicable Collection Account for such Distribution Date;

(c)       all Compensating Interest Payments made by either master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by either master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)        with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA; and

(e)        the Gain on Sale Remittance Amount for such Distribution Date.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately succeeding the Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan (including any Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

The “Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) the aggregate portion of the Interest Distribution Amount for each Class of Regular Certificates that would remain unpaid as of the close of business on the related Distribution Date, and (b) the amount by which the Principal

Distribution Amount exceeds the aggregate amount that would actually be distributed on the related Distribution Date in respect of such Principal Distribution Amount, and (ii) any Realized Losses outstanding immediately after such Distribution Date, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds.

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Gain-on-Sale Entitlement Amount.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-EF, Class X-G, Class X-H and Class X-I certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)       prior to the Cross-Over Date:

(a)        to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date;

(b)        to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-1 certificates is reduced to zero;

(c)        to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-2 certificates is reduced to zero;

(d)        to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-3 certificates is reduced to zero;

(e)        to the Class A-4 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-4 certificates is reduced to zero; and

(f)        to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c),

(d) and (e) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero;

(ii)        on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, up to an amount equal to, and pro rata, based upon the aggregate unreimbursed Realized Losses previously allocated to each such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates and the Class B and Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates and the Class B, Class C and Class D certificates have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D and Class E certificates have been reduced to zero, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-second, to the Class G certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E and Class F certificates have been reduced to zero, to the Class G certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-fifth, to the Class H certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E, Class F and Class G certificates have been reduced to zero, to the Class H certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class H certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-eighth, to the Class I certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-ninth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates have been reduced to zero, to the Class I certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Thirtieth, to the Class I certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class; and

Thirty-first, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Regular Certificates for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to 1.4410%.

The Pass-Through Rate on the Class A-2 certificates will be a per annum rate equal to 2.5010%.

The Pass-Through Rate on the Class A-3 certificates will be a per annum rate equal to 2.6840%.

The Pass-Through Rate on the Class A-4 certificates will be a per annum rate equal to 2.9420%.

The Pass-Through Rate on the Class A-SB certificates will be a per annum rate equal to 2.8250%.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to 3.3670%.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to 3.6210%.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to the WAC Rate that corresponds to the related interest accrual period.

The Pass-Through Rate on the Class D certificates will be a per annum rate equal to 3.2140%.

The Pass-Through Rate on the Class E certificates will be a per annum rate equal to the WAC Rate that corresponds to the related interest accrual period less 1.7690%.

The Pass-Through Rate on the Class F certificates will be a per annum rate equal to the WAC Rate that corresponds to the related interest accrual period less 1.7690%.

The Pass-Through Rate on the Class G certificates will be a per annum rate equal to the WAC Rate that corresponds to the related interest accrual period less 1.7690%.

The Pass-Through Rate on the Class H certificates will be a per annum rate equal to the WAC Rate that corresponds to the related interest accrual period less 1.7690%.

The Pass-Through Rate on the Class I certificates will be a per annum rate equal to the WAC Rate that corresponds to the related interest accrual period less 1.7690%.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S and Class B certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class D certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-EF certificates will at all times be a fixed per annum rate equal to 1.7690%.

The Pass-Through Rate for the Class X-G certificates will at all times be a fixed per annum rate equal to 1.7690%.

The Pass-Through Rate for the Class X-H certificates will at all times be a fixed per annum rate equal to 1.7690%.

The Pass-Through Rate for the Class X-I certificates will at all times be a fixed per annum rate equal to 1.7690%.

The Class V certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than their allocated portion of Excess Interest, if any, with respect to any ARD Loan, allocated as described under “—Excess Interest” below.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), minus the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the applicable master servicer, the applicable special servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related

Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)        the Scheduled Principal Distribution Amount for that Distribution Date, and

(b)        the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)        Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B)        Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the applicable master servicer as of the business day preceding the P&I Advance Date) or advanced by the applicable master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the applicable master servicer as of the business day preceding the P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the applicable master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by either master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into a Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)        the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the applicable master servicer;

(ii)       all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)      the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)       any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)        the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)        the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or Whole Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee and Certificate Administrator/Trustee Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including related Companion Loan) including any portion of it payable or reimbursable to either master servicer, either special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to either master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by such master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute any Excess Interest received with respect to an ARD Loan on or prior to the related Determination Date to the holders of the Class V certificates. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) unpaid interest (exclusive of default interest and Excess Interest) accrued on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) may be required to be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan) in the manner required by such REMIC provisions. With respect to The Shops at Crystals Mortgage Loan, amounts allocated pursuant to the foregoing waterfall will be allocated between the two (2) tranches of debt that comprise The Shops at Crystals Mortgage Loan in sequential order.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) unpaid interest (exclusive of default interest and Excess Interest) accrued on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

With respect to The Shops at Crystals Mortgage Loan, amounts allocated pursuant to the foregoing waterfall will be allocated between the two (2) tranches of debt that comprise The Shops at Crystals Mortgage Loan in sequential order.

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium in the following manner: (1) to each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C and Class D certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates as described above, and (3) to the Class X-B certificates, any remaining Yield Maintenance Charge or Prepayment Premium not distributed as described above.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

•	under no circumstances will the Base Interest Fraction be greater than one;

•	if the Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and

•	if the Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

•	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that Discount Rate, converted (if necessary) to a monthly equivalent yield, or

•	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date or Anticipated Repayment Date, as applicable, of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the certificate administrator or the applicable master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class X-D, Class X-EF, Class X-G, Class X-H, Class X-I, Class E, Class F, Class G, Class H, Class I, Class V or Class R certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class	Assumed Final Distribution Date
Class A-1	October 2020
Class A-2	July 2021
Class A-3	July 2026
Class A-4	August 2026
Class A-SB	December 2025
Class A-S	September 2026
Class X-A	NAP
Class X-B	NAP
Class B	September 2026
Class C	September 2026

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Structuring Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in October 2049. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part after the Determination Date (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan, will be retained by the applicable master servicer as additional servicing compensation.

Each master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)        the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) for which it is acting as master servicer and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the applicable special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)        the aggregate of (A) that portion of such master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid to such master servicer in such Collection Period, calculated at a rate of 0.00250% per annum, (B) all Prepayment Interest Excesses received by such master servicer during such Collection Period with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to such master servicer for such Collection Period received by such master servicer during such Collection Period with respect to the applicable Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the applicable master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the applicable master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y) at the request or with the consent of the applicable special servicer or, so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan, the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the applicable master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments. No master servicer will be required to make any compensating interest payment as a result of any prepayments on Mortgage Loans for which it does not act as master servicer.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and the related Serviced Pari Passu Companion Loan in accordance with their respective principal amounts, and the applicable master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Other Master Servicer.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the master servicers’ Compensating Interest Payments for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer (such amount, the “Excess Prepayment Interest Shortfall”) will be allocated on that Distribution Date among each class of Regular Certificates, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class I certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class I certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F, Class G, Class H and Class I certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E, Class F, Class G, Class H and Class I certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal on any Distribution Date will be made first, to the Class A-SB certificates, until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, second, to the Class A-1 certificates, until their Certificate Balance has been reduced to zero, third, to the Class A-2 certificates, until their Certificate Balance has been reduced to zero, fourth, to the Class A-3 certificates, until their Certificate Balance has been reduced to zero, fifth, to the Class A-4 certificates, until their Certificate Balance has been reduced to zero, sixth, to the Class A-SB certificates, until their Certificate Balance has been reduced to zero. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates that are still outstanding, pro rata (based upon their respective Certificate Balances), without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E certificates, the Class F certificates, the Class G certificates, the Class H certificates and the Class I certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to Class I certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicers, the special servicers or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date (any such deficit, a “Realized Loss”). The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class I certificates;

second, to the Class H certificates;

third, to the Class G certificates;

fourth, to the Class F certificates;

fifth, to the Class E certificates;

sixth, to the Class D certificates;

seventh, to the Class C certificates;

eighth, to the Class B certificates; and

ninth, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class V certificates or the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicers of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee” or “—The Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances. With respect to the Shops at Crystals Whole Loan, losses will be allocated first to each related Subordinate Companion Loan until each such Subordinate Companion Loan is reduced to zero and then to the related Mortgage Loan and the related Pari Passu Companion Loans, pro rata, based upon their respective principal balances.

A class of Regular Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicers or special servicers, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of

Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by either master servicer, the certificate administrator or either special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)        a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)        a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)        a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)        a CREFC® advance recovery report;

(5)        a CREFC® total loan report;

(6)        a CREFC® operating statement analysis report;

(7)        a CREFC® comparative financial status report;

(8)        a CREFC® net operating income adjustment worksheet;

(9)        a CREFC® real estate owned status report;

(10)      a CREFC® servicer watch list;

(11)      a CREFC® loan level reserve and letter of credit report;

(12)      a CREFC® property file;

(13)      a CREFC® financial file;

(14)      a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)      a CREFC® loan periodic update file.

Each master servicer or special servicer, as applicable, may omit any information from these reports that such master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicers, the special servicers, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, each master servicer will deliver to the certificate administrator by electronic means:

•	a CREFC® property file;

•	a CREFC® financial file;

•	a CREFC® loan setup file (to the extent delivery is required under the PSA); and

•	a CREFC® loan periodic update file.

In addition, each master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Property for which it acts as master servicer or special servicer, as applicable:

•	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending March 2017, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a

Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List).

•	Within 45 days after receipt by the applicable special servicer (with respect to Specially Serviced Loans and REO Properties) or the applicable master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2016, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the applicable master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Pari Passu Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicers, the special servicers, (including, for the avoidance of doubt any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by either master servicer or special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Other Master Servicer, any person (including the Directing Certificateholder) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is a special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, further, however, that, if the applicable special servicer obtains knowledge that it is a Borrower Party, such special servicer will not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of such special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that each special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the applicable master servicer or the applicable special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website). Notwithstanding any provision to the contrary herein, none of the master servicers or the certificate administrator will have any obligation to restrict access by a special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by a master servicer, a special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate. For the avoidance of doubt, with respect to a Mortgage Loan secured by a residential cooperative property, a person will not be considered a “Borrower Party” solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related mortgage borrower or owning one or more residential cooperative units comprising the related Mortgaged Property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s).

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans conducted by the applicable special servicer or any

Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans with respect to this securitization.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder (to the extent such person is not a Certificateholder), a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the applicable master servicer or the applicable special servicer, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The Certificate Administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to the Certificate Administrator’s Website to any mezzanine lender upon notice from any party to the Pooling and Servicing Agreement that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by a master servicer, a special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by a special servicer or an affiliate thereof will not be deemed to be outstanding as to such special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicers, the special servicers (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any Mortgage Loan Seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the applicable master servicer or special servicer, as applicable, such master servicer and special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of either special servicer’s, either master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, either master servicer, either special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the applicable master servicer, the applicable special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the applicable master servicer or the applicable special servicer, as applicable, is required to provide or make available to the holders of any Companion Loan (or their designee including any master servicer or special servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management Inc., Interactive Data Corporation, CMBS.com, Markit and Thomson Reuters Corporation, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the applicable master servicer or special servicer, as applicable, such master servicer (with respect to non-Specially Serviced Loans) and such special servicer (with respect to Specially Serviced Loans) may provide (or forward electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by such master servicer or special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with such request, the applicable master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to such master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls (or, with respect to residential cooperative properties, maintenance schedules) either collected by the applicable master servicer or special servicer or caused to be prepared by the applicable special servicer in respect of each REO Property, the applicable master servicer or the applicable special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

•	the following “deal documents”:

○	this prospectus;

○	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

○	the CREFC® loan setup file delivered to the certificate administrator by a master servicer;

•	the following “SEC EDGAR filings”:

○	any reports on Forms 10-D, 10-K and 8-K that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

•	the following documents, which will be made available under a tab or heading designated “periodic reports”:

○	the Distribution Date Statements;

○	the CREFC® bond level files;

○	the CREFC® collateral summary files;

○	the CREFC® Reports, other than the CREFC® loan setup file (provided that they are received by the certificate administrator); and

○	the annual reports as provided by the operating advisor;

•	the following documents, which will be made available under a tab or heading designated “additional documents”:

○	the summary of any Final Asset Status Report as provided by a special servicer; and

○	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;

○	any appraisals delivered in connection with any Asset Status Report;

•	the following documents, which will be made available under a tab or heading designated “special notices”:

○	notice of any release based on an environmental release under the PSA;

○	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

○	notice of final payment on the certificates;

○	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of any master servicer or special servicer;

○	any notice of resignation or termination of any master servicer or special servicer;

○	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

○	any notice of any request by requisite percentage of Certificateholders for a vote to terminate a special servicer, the operating advisor or the asset representations reviewer;

○	any notice to Certificateholders of the operating advisor’s recommendation to replace a special servicer and the related report prepared by the operating advisor in connection with such recommendation;

○	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

○	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

○	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

○	any notice of the termination of the issuing entity;

○	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated (provided that with respect to a Control Termination Event or a Consultation Termination Event

deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan);

○	any notice of the occurrence of an Operating Advisor Termination Event;

○	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

○	any Proposed Course of Action Notice;

○	any assessment of compliance delivered to the certificate administrator;

○	any Attestation Reports delivered to the certificate administrator; and

○	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;

•	the “Investor Q&A Forum”; and

•	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify each master servicer, each special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to obtain such information in accordance with terms of the PSA.

Any reports on Form 10-D filed by the certificate administrator will contain (i) the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer and (iii) certain account balances to the extent available to the certificate administrator.

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) either master servicer or special servicer relating to servicing reports prepared by that party, the applicable Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by either special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicers, the special servicers or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the applicable master servicer, the applicable special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit each master servicer and each special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information such master servicer or such special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided such master servicer or such special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicers, the special servicers, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)        2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)        in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer, operating advisor or asset representations reviewer as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer, the operating advisor or the asset representations reviewer as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, each determined as of the prior Distribution Date;

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

The Class V and Class R certificates will not be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicers or the master servicers as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of a Special Servicer Without Cause”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and

Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicers, the special servicers or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – WFCM 2016-LC24

With a copy to:
trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates. In addition, upon written request to the certificate administrator of any Certificateholder or certificate owner (if applicable) that has provided an Investor Certification, the certificate administrator is required to promptly notify such Certificateholder or certificate owner of the identity of the then-current Directing Certificateholder.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)          the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)         the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)        an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)        the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)         an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)        the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)       originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)      the original or a copy of the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)       any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)        an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)       the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)      the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)     the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)     other than with respect to the Mortgage Loans secured by residential cooperative properties, the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)      the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for the issuance of a new comfort letter in favor of the trustee, in each case as applicable;

(xvi)     the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)     the original or a copy of any related mezzanine intercreditor agreement;

(xviii)    the original or a copy of all related environmental insurance policies; and

(xix)     a list related to such Mortgage Loan indicating the related Mortgage Loan documents included in the related Mortgage File as of the Closing Date;

provided that with respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date and (B) a Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the securitization that includes the Controlling Companion Loan on or about the related Servicing Shift Securitization Date.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)     A copy of each of the following documents:

(i)        the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)       the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)      any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)       all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)       the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)      any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)     any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)     any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)      any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)        other than with respect to the Mortgage Loans secured by residential cooperative properties, any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)       any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or a Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or a Serviced Whole Loan;

(xii)       any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)      all related environmental reports; and

(xiv)      all related environmental insurance policies;

(b)     a copy of any engineering reports or property condition reports;

(c)     other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property) or a residential cooperative property, copies of a rent roll;

(d)     for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)    a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)      a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)     a copy of the appraisal for the related Mortgaged Property(ies);

(h)     for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)      a copy of the applicable mortgage loan seller’s asset summary;

(j)      a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)     a copy of all zoning reports;

(l)      a copy of financial statements of the related mortgagor;

(m)    a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)     a copy of all UCC searches;

(o)     a copy of all litigation searches;

(p)     a copy of all bankruptcy searches;

(q)     a copy of any origination settlement statement;

(r)      a copy of the insurance summary report;

(s)     a copy of organizational documents of the related mortgagor and any guarantor;

(t)      a copy of all escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)     a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)     a copy of any closure letter (environmental); and

(w)    a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents or information in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following:

(x)     such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (y); or

(y)     in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,

(A)     cure such Material Defect in all material respects, at its own expense,

(B)     repurchase the affected Mortgage Loan or REO Loan at the Purchase Price, or

(C)     substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted), if it is diligently proceeding toward that cure, and has delivered to the applicable master servicer, the applicable special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the master servicer, the special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every ninety (90) days thereafter that the Material Defect is still in effect solely because of its failure to have received the recorded document and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

However, a delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan if (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations

Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay precludes the mortgage loan seller from curing such Material Defect. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the applicable master servicer or the applicable special servicer, as applicable, (in either case with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan or a Servicing Shift Mortgage Loan and for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

In addition, each MLPA provides that, with respect to any Non-Serviced Whole Loan, if a material document defect exists under the related Non-Serviced PSA, and the related seller repurchases the related Non-Serviced Companion Loan from the related Non-Serviced Securitization Trust, such mortgage loan seller is required to repurchase the related Non-Serviced Mortgage Loan; provided, however, that no such repurchase obligation will apply to any material document defect related solely to the promissory notes for any Pari Passu Companion Loan contained in the related Non-Serviced Securitization Trust.

With respect to any Mortgage Loan, the “Purchase Price” equals to the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on an ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for

Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purposes, any Companion Loan, if any), (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the applicable master servicer, the applicable special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation (or, in the case of Ladder Capital Finance LLC, enforcement of the payment guarantee obligations of Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP pursuant to the Mortgage Loan Purchase Agreement to which Ladder Capital Finance LLC is a party), including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Affirmative Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller, the Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)     have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)     have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)     have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)     accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)     have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)      have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)     comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)     have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)      have a then-current debt service coverage ratio at least equal to (A) with respect to any Mortgage Loan other than a Mortgage Loan secured by a residential cooperative property, the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x, or (B) in the case of a Mortgage Loan secured by a residential cooperative property, the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date;

(j)      constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)     not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)      have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)    not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n)     have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan, by the Directing Certificateholder;

(o)     prohibit defeasance within two years of the Closing Date;

(p)      not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on the Trust or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)      have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)       be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided that with respect to the obligations of Ladder Capital Finance LLC, pursuant to the related MLPA, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP will agree to guarantee payment in connection with the performance of such obligations; provided, further, that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller (or, in the case of Ladder Capital Finance LLC, any of that mortgage loan seller, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP) may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller (or, in the case of mortgage loans sold by Ladder Capital Finance LLC, each of that mortgage loan seller, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP) will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The applicable mortgage loan seller (or, in the case of Ladder Capital Finance LLC, that mortgage loan seller, Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and/or Series TRS of Ladder Capital Finance Holdings LLLP) will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and (subject to the discussion above regarding Ladder Capital Finance LLC) none of its affiliates and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement” is applicable with respect to each of the Servicing Shift Whole Loans only while the PSA governs the servicing of such Servicing Shift Whole Loan. As described in “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of the Servicing Shift

Whole Loans Will Shift to Other Servicers”, on and after the related Servicing Shift Securitization Date, each of the Servicing Shift Whole Loans will be serviced pursuant to the related Servicing Shift PSA, and the provisions of such Servicing Shift PSA may be different than the terms of the PSA, although such Servicing Shift Whole Loan will still need to be serviced in compliance with the requirements of the related Intercreditor Agreement, as described in “Description of the Mortgage Pool—The Whole Loans”.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

Each master servicer and each special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Pari Passu Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which such master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which such master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by such master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Pari Passu Companion Loan, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the pari passu nature of the related Companion Loan), as determined by such master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)     any relationship that the applicable master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)     the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the applicable master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)     the obligation, if any, of the applicable master servicer to make advances;

(D)     the right of the applicable master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)     the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)     any debt that the applicable master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)     any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)     any obligation of the applicable master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if such master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Pari Passu Companion Loan or sale by the applicable special servicer of a Defaulted Loan, the highest of (1) the rate determined by the applicable master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, each master servicer and each special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

Each master servicer and each special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Pari Passu Companion Loan for which it is responsible to one or more third-party sub-servicers, provided that each master servicer and each special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, either master servicer or either special servicer. Notwithstanding the foregoing, neither special servicer may enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence and continuance of a Control Termination Event, the consent of the Directing Certificateholder, except to the extent necessary for the applicable special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between a master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason such master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the applicable master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. Each master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of Certificateholders. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the applicable master servicer or special servicer, as applicable.

Generally, each master servicer will be solely liable for all fees owed by it to any sub-servicer retained by such master servicer, without regard to whether such master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the applicable master servicer for certain expenditures which such sub-servicer makes, only to the same extent such master servicer is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, each master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in its Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)        all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) for which it acts as master servicer during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)        in the case of each Mortgage Loan for which it acts as master servicer that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

Each master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. To the extent that either master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, Prepayment Premiums or Excess Interest or with respect to any Companion Loan.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, each master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which it acts as master servicer and any related Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that either master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicers, the special servicers or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Pari Passu Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicers will have no obligation to make any Servicing Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the applicable special servicer, in its sole discretion, may make such Servicing Advance, and the applicable master servicer will be required to reimburse such special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the applicable master servicer in its reasonable judgment (in which case it will be reimbursed out of the applicable Collection Account). Once the applicable special servicer is reimbursed, the applicable master servicer will be deemed to have made such special servicer’s Servicing Advance as of the date made by that special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of either master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

Each master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan for which it acts as master servicer. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicers, the special servicers or the trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, each special servicer may, at its option make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the applicable master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to any master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which a related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination may be conclusively relied upon by, but will not be binding upon, the applicable master servicer and the trustee. Each special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by such special servicer that such an Advance is nonrecoverable, each such decision will remain with the applicable master servicer or the trustee, as applicable. If either special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the applicable master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the applicable master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, and may be conclusively relied upon by, but is not binding upon, the applicable master servicer and the trustee. Each master servicer and the trustee will be entitled to rely conclusively on any non-recoverability determination of the applicable special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be nonrecoverable, such determination will not be binding on the applicable master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan. Similarly, with respect to a Non-Serviced Mortgage Loan, if the applicable master servicer or the applicable special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

Each master servicer, each special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). Each master servicer, each special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Accounts (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by either master servicer or either special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and such master servicer, such special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, such master servicer, such special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Accounts.

If the funds in the Collection Accounts relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than an Excluded Loan, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by either master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, such master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time a master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Accounts for such Distribution Date, then such master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to deter reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of a master servicer, it has not timely received from the trustee information required by such master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the applicable master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the applicable master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

Each master servicer, each special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Accounts.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each master servicer, each special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Accounts, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the applicable master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

Each master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (each, a “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. Each master servicer is required to deposit in its Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans for which it acts as master servicer (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

Each master servicer will also be required to establish and maintain a segregated custodial account (each, a “Companion Distribution Account”) with respect to any Serviced Companion Loan for which it acts as master servicer, which may be a sub-account of its Collection Account, and deposit amounts collected in respect of such Serviced Companion Loan for which it acts as master servicer in such Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in any Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in a Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the applicable Collection Account.

With respect to each Distribution Date, each master servicer will be required to disburse from its Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in such Collection Account and in respect of the Mortgage Loans for which it acts as master servicer, on the related P&I Advance Date, the Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and a “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicers from the Collection Accounts, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class V and Class R certificates) as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates, as described under “Description of the Certificates—Distributions”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicers or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub account of the Distribution Account, in the name of the trustee for the benefit of the holders of the Class V certificates. Prior to the applicable Distribution Date, each master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by such master servicer on or prior to the related Determination Date.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited into the Gain-on-Sale Reserve Account and will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates (including to reimburse for Realized Losses previously allocated to such certificates), and, to the extent not so applied, such gains will be held and applied to all amounts due and payable on the Regular Certificates and to offset future Realized Losses, if any (as determined by the applicable special servicer). Any remaining amounts will be distributed on the Class R certificates on the final Distribution Date.

Other accounts to be established pursuant to the PSA are one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which each special servicer is responsible. Each REO Account will be maintained by the applicable special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Accounts, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by either master servicer, the certificate administrator or either special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Accounts

Each master servicer may, from time to time, make withdrawals from its Collection Account (or the applicable subaccount of such Collection Account, exclusive of the applicable Companion Distribution Account that may be a subaccount of such Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan for which it acts as master servicer, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)        to remit on each P&I Advance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans for which it acts as master servicer on the related Distribution Date or (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by such master servicer in the applicable one-month period ending on the related Determination Date, if any;

(ii)       to pay or reimburse the applicable master servicer, the applicable special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (such master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)       to pay to the applicable master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)       to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)       to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)      to reimburse the trustee, the applicable special servicer and the applicable master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)     to reimburse the applicable master servicer, the applicable special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)    to reimburse the applicable master servicer or the applicable special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)     to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)      to pay itself and the applicable special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in its Collection Account and its Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)      to recoup any amounts deposited in its Collection Account in error;

(xii)     to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the applicable master servicer, the applicable special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)    to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)    to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the applicable master servicer, the applicable special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)     to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)    to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)    to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)   to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)    to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA;

(xx)     in accordance with the terms of the PSA, to pay or reimburse the applicable person for any Uncovered Amount in respect of any other master servicer’s Collection Account, any such person’s right to payment or reimbursement for any such Uncovered Amount being limited to any general funds in the subject master servicer’s Collection Account that are not otherwise to be applied to make any of the payments or reimbursements contemplated to be made out of the subject master servicer’s Collection Account pursuant to any of clauses (i)-(xix) above; and

(xxi)    to clear and terminate its Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

As used in clause (xx) above, “Uncovered Amount” means, with respect to any master servicer’s Collection Account, any additional trust fund expense, Nonrecoverable Advance or other item that would be payable or reimbursable out of general funds (as opposed to a specific source of funds) in such Collection Account pursuant to the PSA, but which cannot be so paid or reimbursed because such general funds are insufficient to cover such payment or reimbursement; provided that any such additional trust fund expense, Nonrecoverable Advance or other item will be an Uncovered Amount only to the extent that such general funds are insufficient to cover the payment or reimbursement thereof.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If either master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of its Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then such master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or the applicable special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

Each master servicer will also be entitled to make withdrawals, from time to time, from the applicable Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan. Likewise, the Certificate Administrator/Trustee Fee and the Operating Advisor Fee that accrue with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicers	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and any related Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Monthly

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Special Servicing Fee / Special Servicers	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Specially Serviced Loans, the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from liquidation proceeds, insurance and condemnation proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicers(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Time to time
Liquidation Fee /Special Servicers(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that is a Specially Serviced Loan (or REO Property) for which the applicable special servicer obtains (i) a full, partial or discounted payoff, (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds, or (iii) Loss of Value Payments, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any Liquidation Proceeds, Insurance and Condemnation Proceeds, Loss of Value Payments and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Additional Servicing Compensation / Master Servicers and/or Special Servicers(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time
Certificate Administrator / Trustee Fee / Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts or the Distribution Account.	Monthly
Certificate Administrator / Trustee Fee / Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee	Out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts or the Distribution Account.	Monthly
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (excluding each Non-Serviced Mortgage Loan, each Servicing Shift Mortgage Loan and each related Companion Loan).	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Monthly

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan and each related Companion Loan) or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower agrees to pay with respect to such Mortgage Loan.	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections on deposit in the Collection Accounts.	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding each Companion Loan).	Out of general collections on deposit in the Collection Accounts.	Monthly
Asset Representations Reviewer Upfront Fee	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Asset Representations Reviewer Asset Review Fee	(a) For each Delinquent Loan identified on Annex A-1 as not being secured by a residential cooperative property, the sum of: (i) $15,000 multiplied by the number of Subject Loans, plus (ii) $1,500 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $1,500 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,500 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated, taking into account the Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated, for the year of the Closing Date and for the year of the occurrence of the Asset Review, or (b) for each Delinquent Loan identified on Annex A-1 as being secured by a residential cooperative property, $10,000.	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90-days of written request by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in the Collection Accounts.	In connection with each Asset Review with respect to a Delinquent Loan.

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Servicing Advances / Master Servicers, Special Servicers or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts, subject to certain limitations.	Time to time
Interest on Servicing Advances / Master Servicers, Special Servicers or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Accounts, subject to certain limitations.	Time to time
P&I Advances / Master Servicers and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Accounts.	Time to time
Interest on P&I Advances / Master Servicers and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Monthly

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Indemnification Expenses / Trustee, Certificate Administrator, Depositor, Master Servicers, Special Servicers, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan)	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts.	Monthly
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the operating advisor or asset representations reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Accounts (and custodial accounts with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans. With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan. In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the applicable master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Pari Passu Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of each master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA) for which it acts as master servicer, and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to a per annum rate ranging from .0050% to .08250%. The Servicing Fee payable to each master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, each master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from a borrower relating to a Mortgage Loan for which it acts as master servicer:

•	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any such Mortgage Loans (other than a Non-Serviced Mortgage Loan) that are not Specially Serviced Loans and any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement that are Master Servicer Decisions; provided that if any such matter involves a Major Decision, then such master servicer will be entitled to 50% of such Excess Modification Fees;

•	100% of all assumption application fees and other similar items received on any such Mortgage Loans that are non-Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) to the extent the applicable master servicer is processing the underlying transaction and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);

•	100% of assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) relating to Master Servicer Decisions; provided that if any such matter involves a Major Decision, then such master servicer will be entitled to 50% of such assumption, waiver, consent and earnout fees and other similar fees;

•	with respect to accounts held by the applicable master servicer, 100% of charges by such master servicer collected for checks returned for insufficient funds;

•	100% of charges for beneficiary statements or demands actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Companion Loan) that are not Specially Serviced Loans;

•	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Pari Passu Companion Loan; and

•	late payment charges and default interest paid by such borrowers (that were accrued while the related Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

Notwithstanding anything to the contrary, (A) each master servicer shall be entitled to that portion, if any, of a penalty charge collected on a Specially Serviced Loan to the extent accrued prior to the related special servicing transfer event and (B) if the related special servicer has partially waived any penalty charge (part of which accrued prior to the related special servicing transfer event), any collections in respect of such penalty charge shall be shared pro rata by such master servicer and the related special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled.

Notwithstanding anything to the contrary, the applicable master servicer and the applicable special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower. In addition, each master servicer also is authorized but not required to invest or direct the investment of funds held in the related Collection Account and Companion Distribution Account in Permitted Investments, and such master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. Each master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by such master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the applicable master servicer or the applicable special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to each master servicer and each special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Pari Passu Companion Loan. The Servicing Fee for each Mortgage Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Wells Fargo Bank and National Cooperative Bank, N.A. will each be entitled to retain a portion of the Servicing Fee with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which it acts as master servicer and, to the extent provided for in the related Intercreditor Agreement, each related Serviced Pari Passu Companion Loan, notwithstanding any termination or resignation of such party as master servicer; provided that Wells Fargo Bank and National Cooperative Bank, N.A. may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Wells Fargo Bank and National Cooperative Bank, N.A. will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

Each master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. A master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. Each master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee accruing at a rate equal to (i) 0.0025% per annum with respect to The Shops at Crystals Mortgage Loan, (ii) 0.0025% per annum with respect to the Pinnacle II Mortgage Loan, (iii) 0.0025% per annum with respect to the Equity Inns Portfolio Mortgage Loan and (iv) 0.040% per annum with respect to the Hilton Garden Inn Athens Downtown Mortgage Loan. With respect to the Servicing Shift Mortgage Loans, the applicable master servicer (prior to the Servicing Shift Securitization Date) or the related Non-Serviced Master Servicer (or primary servicer) (on and after the Servicing Shift Securitization Date) will be entitled to a primary servicing fee accruing at a rate equal to 0.0025% per annum with respect to the 1140 Avenue of the Americas Mortgage Loan and at a rate equal to 0.0025% per annum with respect to the

Aspen at Norman Student Housing Mortgage Loan. In each of the foregoing cases, such primary servicing fee rate is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus.

Special Servicing Compensation

The principal compensation to be paid to each special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to a per annum rate of 0.25000% for the related month (the “Special Servicing Fee Rate”) calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity or anticipated repayment date) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the applicable special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then such special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to such special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to any master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the applicable master servicer or special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. Each Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Pari Passu Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the applicable special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If either special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Pari Passu Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If either special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by such special servicer and evidenced by a signed writing, but which had not as of the time such special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the applicable special servicer with respect to each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which such special servicer obtains (i) a full, partial or discounted payoff from the related borrower, (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds or (iii) Loss of Value Payments (including with respect to the related Companion Loan, if applicable). The Liquidation Fee for each Specially Serviced Loan (and each related Serviced Pari Passu Companion Loan) and REO Property will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to the lesser of (i) 3.0% and (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Pari Passu Companion Loan) or REO Property and received by the applicable special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)         (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Pari Passu Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period,

(ii)        the purchase of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)       the purchase of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)       with respect to a Serviced Pari Passu Companion Loan, (A) a repurchase of such Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)        the purchase of any Specially Serviced Loan by the applicable special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the applicable special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, such special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)       if a Mortgage Loan or a Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—General” and the related Liquidation Proceeds are received within 90-days following the related maturity date as a result of the related Mortgage Loan or a Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the applicable special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

Each special servicer will also be entitled to additional servicing compensation relating to each Mortgage Loan for which it acts as special servicer in the form of:

(i)        100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans,

(ii)        100% of assumption application fees and other similar items received with respect to Specially Serviced Loans and 100% of assumption application fees and other similar items received with respect to Mortgage Loans (other than Non-Serviced Mortgage Loans) and Serviced Companion Loans that are not Specially Serviced Loans to the extent the applicable Special Servicer is processing the underlying transaction,

(iii)       100% of waiver, consent and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower,

(iv)       100% of assumption fees and other related fees as further described in the PSA, received with respect to Specially Serviced Loans, and

(v)        50% of all Excess Modification Fees and assumption, waiver, consent and earnout fees and other similar fees received with respect to any Mortgage Loans (other than Non-Serviced Mortgage Loans, but including any related Serviced Pari Passu Companion Loan(s)) that are not Specially Serviced Loans to the extent that the matter involves a Major Decision.

Notwithstanding anything to the contrary, (A) each special servicer shall be entitled to that portion, if any, of a penalty charge collected on a Mortgage Loan or Serviced Whole Loan to the extent accrued subsequent to a special servicing transfer event and prior to the date such Mortgage Loan or Serviced Whole Loan became a Corrected Loan and (B) if the related master servicer has partially waived any penalty charge (part of which accrued subsequent to the occurrence of a special servicing transfer event and prior to the date such Mortgage Loan or Serviced Whole Loan became a Corrected Loan), any collections in respect of such penalty charge shall be shared pro rata by such master servicer and the related special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled.

For the avoidance of doubt, with respect to any fee split between the applicable master servicer and the applicable special servicer pursuant to the terms of the PSA, the applicable master servicer and the applicable special servicer will each have the right, but not any obligation, to reduce or elect not to charge its respective percentage interest in any such fee; provided, however, that (x) neither the applicable master servicer nor the applicable special servicer will have the right to reduce or elect not to charge the percentage interest of any fee due to the other and (y) to the extent either of the applicable master servicer or the applicable special servicer exercises its right to reduce or elect not to charge its respective percentage interest in any fee, the party that reduced or elected not to charge such fee will not have any right to share in any portion of the other party’s fee. For the avoidance of doubt, if the applicable master servicer decides not to charge any fee, the applicable special servicer will still be entitled to charge the portion of the related fee the applicable special servicer would have been entitled to if the applicable master servicer had charged a fee and the applicable master servicer will not be entitled to any of such fee charged by the applicable special servicer. Similarly, if the applicable special servicer decides not to charge any fee, the applicable master servicer will still be entitled to charge the portion of the related fee the applicable master servicer would have been entitled to if the applicable special servicer had charged a fee and the applicable special servicer will not be entitled to any of such fee charged by the applicable master servicer.

Each special servicer will also be entitled to 100% of any late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans (including the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related Mortgage Loan (including the related Companion Loan, if applicable, to the extent not prohibited by the related Intercreditor Agreement) since the Closing Date. Each special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Accounts and any Loss of Value reserve fund in Permitted Investments, and each special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, neither special servicer will be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Disclosable Special Servicer Fees

The PSA will provide that each special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Pari Passu Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, each special servicer must deliver or cause to be delivered to the applicable master servicer within two (2) business days following the Determination Date, and such master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by such special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Pari Passu Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by a special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Pari Passu Companion Loan and any purchaser of such Mortgage Loan or Serviced Pari Passu Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, and the performance by such special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which such special servicer is entitled pursuant to the PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title agency fees, insurance commissions or fees and appraisal fees received or retained by the applicable special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan

(other than any Non-Serviced Mortgage Loan) and Serviced Pari Passu Companion Loan (including any related REO Property) in accordance with the PSA.

Each special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. A special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee, and the certificate administrator will pay the trustee fee to the trustee in an amount equal to $290 per month. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00580% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (excluding each Non-Serviced Mortgage Loan, any Servicing Shift Mortgage Loan and any Companion Loan) and REO Loan, and will be equal to the product of a rate equal to 0.00160% per annum (the “Operating Advisor Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans and REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower agrees to pay) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan and any related Companion Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, however, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such certificates, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Accounts out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Accounts”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the applicable master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The applicable master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that such master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, and will be equal to the product of a rate equal to 0.00025% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan, Non-Serviced Mortgage Loan and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans. In connection with each Asset Review with respect to (a) each Delinquent Loan (in such case, a “Subject Loan”) identified on Annex A-1 as not being secured by a residential cooperative property, the asset representations reviewer will be required to be paid a fee equal to the sum of (i) $15,000 multiplied by the number of Subject Loans, plus (ii) $1,500 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $1,500 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,500 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end “Consumer Price Index for All Urban Consumers” as published by the U.S. Department of Labor, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated, taking into account the Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated, for the year of the Closing Date and for the year of the occurrence of the Asset Review, or (b) each Delinquent Loan identified on Annex A-1 as secured by a residential cooperative property, the asset representations reviewer will be required to be paid a fee of $10,000 (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Accounts out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Accounts”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the applicable special servicer (in the case of a Specially Serviced Loan) or the applicable master servicer (in the case of a non-Specially Serviced Loan) will be required to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)        120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)        the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by either special servicer;

(3)        30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)        30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)        60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)        90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)        immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Companion Loan or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the applicable special servicer (and, prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder (except with respect to an Excluded Loan) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to an Excluded Loan) and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the applicable special servicer receives an appraisal (together with information requested by the applicable special servicer from the applicable master servicer in accordance with the PSA reasonably necessary to calculate the Appraisal Reduction Amount) or conducts a valuation described below equal to the excess of:

(a)      the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)      the excess of

1.         the sum of

a)	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the applicable special servicer with respect to that Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the applicable master servicer as an Advance), or (B) by an internal valuation performed by the applicable special servicer (or at the applicable special servicer’s election, by one or more MAI appraisals obtained by such special servicer) with respect to any

Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as such special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; in the case of a residential cooperative property, such appraised value will be determined (i) except as provided in clause (ii) below, assuming such Mortgaged Property is operated as a residential cooperative with such value, in general, to equal the sum of (x) the gross sellout value of all cooperative units in such residential cooperative property (applying a discount for units that are subject to existing rent regulated or rent controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (y) the amount of the underlying debt encumbering such residential cooperative property and (ii) if the applicable special servicer determines, in accordance with the Servicing Standard, that there is no reasonable expectation that the related Mortgaged Property will be operated as a residential cooperative following any work-out or liquidation of the related Mortgage Loan, assuming such Mortgaged Property is operated as a multifamily rental property; and

b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.         the sum as of the Due Date occurring in the month of the date of determination of

a)	to the extent not previously advanced by the applicable master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

b)	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the applicable master servicer, the applicable special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single Mortgage Loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loan, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of any Serviced Pari Passu Mortgage Loan will be allocated, pro rata, between the related Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loan based upon their respective outstanding principal balances.

The applicable special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction

Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, such special servicer will be required to calculate and report to the applicable master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by such special servicer from such master servicer reasonably necessary to calculate the Appraisal Reduction Amount. Such report will also be forwarded by the applicable master servicer (or the applicable special servicer if the related Mortgage Loan is a Specially Serviced Loan), to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold, or to the holder of any related Serviced Pari Passu Companion Loan by the applicable master servicer (or the applicable special servicer if the related Mortgage Loan is a Specially Serviced Loan).

In the event that the applicable special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by such special servicer and the Appraisal Reduction Amount is calculated as of the first Determination Date that is at least 10 business days after such special servicer’s receipt of such MAI appraisal or completion of its internal valuation. The applicable master servicer will provide (via electronic delivery) the applicable special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of such special servicer’s reasonable request; provided, however, that the applicable special servicer’s failure to timely make such a request will not relieve the applicable master servicer of its obligation to use reasonable efforts to provide such information to such special servicer within 4 business days following such special servicer’s reasonable request. The master servicers will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Pari Passu Companion Loan or Serviced Whole Loan)), the applicable special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the applicable master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by such master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Accounts), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the applicable special servicer from the applicable master servicer necessary to calculate the Appraisal

Reduction Amount, such special servicer is required to determine or redetermine, as applicable, and report to such master servicer, the trustee, the certificate administrator, the operating advisor and, with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, with respect to the Mortgage Loan, Companion Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Companion Loan by the applicable master servicer (or the applicable special servicer if the related Mortgage Loan is a Specially Serviced Loan). With respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence and continuance of a Consultation Termination Event, the applicable special servicer will consult with the Directing Certificateholder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the applicable special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent such special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the applicable special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that such special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the applicable master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to a Non-Serviced Whole Loan will generally be allocated to the related Non-Serviced Mortgage Loan and the related Non-Serviced Companion Loan, on a pro rata basis based upon their respective Stated Principal Balances (although, in the case of The Shops at Crystals Whole Loan, any calculation of an Appraisal Reduction Amount will first be allocated to The Shops at Crystals Subordinate Companion Loans).

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to Class I certificates, second, to the Class H certificates, third, to the Class G certificates, fourth, to the Class F certificates, fifth, to the Class E certificates, sixth, to the Class D certificates, seventh, to the Class C certificates, eighth, to the Class B certificates, ninth, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). See “—Advances”.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the applicable special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the applicable special servicer with respect to such Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the applicable master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the applicable master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by such master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the applicable master servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that such master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining actual knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the applicable master servicer thereof. None of the applicable master servicer (with respect to Mortgage Loans other than Non-Serviced Mortgage Loans), the applicable special servicer (with respect to Non-Serviced Mortgage Loans), the trustee, the operating advisor or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination for any Mortgage Loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The applicable master servicer and the certificate administrator will be entitled to conclusively rely on the applicable special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan). With respect to a Non-Serviced Mortgage Loan, the applicable special servicer and the certificate administrator will be entitled to conclusively rely on the applicable Non-Serviced Special Servicer’s calculation of any Appraisal Reduction Amount with respect to such Mortgage Loan and on the applicable master servicer’s calculation or determination of any Collateral Deficiency Amount with respect to such Mortgage Loan.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of an Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the applicable master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The applicable special servicer or the applicable master servicer, as the case may be, the operating advisor and the certificate administrator will be entitled to conclusively rely on the applicable master servicer’s or the applicable special servicer’s, as the case may be, calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Cumulative Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class is notionally reduced to zero (i.e., first, to the Class I certificates, second, to Class H certificates, third, to the Class G certificates, fourth, to the Class F certificates, fifth, to the Class E certificates, sixth, to the Class D certificates, seventh, to the Class C certificates, eighth, to the Class B certificates, ninth, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates (other than the Class X Certificates)). In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class I certificates, second, to the Class H Certificates, third, to the Class G certificates, fourth, to the Class F certificates, and fifth, to the Class E certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”), as described in this paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The applicable special servicer (in the case of a Mortgage Loan other than a Non-Serviced Mortgage Loan ) or the applicable master servicer (in the case of a Non-Serviced Mortgage Loan) will be required to promptly notify the applicable special servicer or the applicable master servicer, as the case may be, and the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency

Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Any Appraised-Out Class will no longer be the Controlling Class; provided, however, that if at any time, the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to any Appraisal Reduction Amounts. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the applicable special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the applicable master servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). With respect to any such Mortgage Loan (other than with respect to a Non-Serviced Mortgage Loan), such special servicer will use commercially reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the applicable master servicer shall use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the applicable special servicer. Upon receipt of such supplemental appraisal, the applicable master servicer (for Collateral Deficiency Amounts on Non-Serviced Mortgage Loans), the applicable Non-Serviced Special Servicer (for Appraisal Reduction Amounts on Non-Serviced Mortgage Loans to extent provided for in the applicable Non-Serviced PSA and applicable Intercreditor Agreement) and the applicable special servicer (for Mortgage Loans other than Non-Serviced Mortgage Loans) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and (in the case of a Mortgage Loan other than a Non-Serviced Mortgage Loan) receipt of information requested by such special servicer from the applicable master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Any Appraised-Out Class for which the Requesting Holders are challenging a master servicer’s or special servicer’s, as applicable, Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the applicable master servicer (with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that such master servicer (with respect to Mortgage Loans and any related Serviced Pari Passu Companion Loan) will not be required to cause the borrower to maintain and such special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the applicable master servicer (with respect to such Mortgage Loans and any related Serviced Pari Passu Companion Loan) or the applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by such master servicer (with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan) or such special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the applicable master servicer or, with respect to REO Property, the applicable special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the applicable master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the related master servicer or the related special servicer, as applicable, with (with respect to any Mortgage Loan other than an Excluded Loan and unless a Control Termination Event has occurred and is continuing) the consent of the Directing Certificateholder. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicers will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicers and special servicers will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the applicable master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), such master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by such master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Pari Passu Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Pari Passu Companion Loan reasonably requires from time to time in order to protect its interests, the applicable master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that such master servicer and such special servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the applicable special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by such master servicer pursuant to clause (B) above. If the applicable master servicer (with respect to a non-Specially Serviced Loan) or the applicable special servicer (with respect to a Specially Serviced Loan) determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, such master servicer or special servicer will be required to notify the other applicable servicer and the master servicer or special servicer making such determination will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the applicable master servicer or special servicer determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the applicable master servicer and the applicable special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan as described under “—The Directing Certificateholder—General”, the applicable master servicer (with respect to a non-Specially Serviced Loan) or the applicable special servicer (with respect to a Specially Serviced Loan) has determined (with, prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Excluded Loan, the consent of the Directing Certificateholder) in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the applicable master servicer or special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder, neither the applicable master servicer nor such special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

Each special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan) for which it is acting as special servicer, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Pari Passu Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the applicable special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer (prior to the occurrence and continuance of a Control Termination Event and other than in respect of any Excluded Loan, with the consent of the Directing Certificateholder) in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

The PSA provides that each master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and each master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and related Serviced Pari Passu Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Pari Passu Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by either master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the applicable master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicers will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the applicable special servicer will be paid out of the applicable REO Account or advanced by the applicable master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the applicable master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by either special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the applicable master servicer to such special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

The applicable master servicer will be responsible for processing waivers, modifications, amendments and consents that are not Major Decisions with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan, without the consent or approval of the Directing Certificateholder (except as specified in the definition of “Master Servicer Decisions”) or Rating Agency Confirmation or the consent or approval of the applicable special servicer. The applicable special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans and will also be responsible for processing waivers, modifications, amendments and consents that are Major Decisions with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any related Serviced Companion Loan. However, except as otherwise set forth in this paragraph, no special servicer or master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury regulations Section 1.860G-2(b) or otherwise cause any Trust REMIC to fail to qualify as a REMIC, or the Trust or any Trust REMIC to be subject to tax. Prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan, a special servicer will only be permitted under the PSA to agree to any modifications, waivers and amendments that constitute Major Decisions with the consent of the Directing Certificateholder (which consent will be deemed given (unless earlier objected to by the Directing Certificateholder) within 10 business days of the Directing Certificateholder’s receipt from the applicable special servicer of such special servicer’s recommendation and analysis with respect to such Major Decision); provided that after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event, a special servicer will not be permitted to agree to any such matter without such special servicer’s consultation with the Directing Certificateholder as provided in the PSA and described in this prospectus.

Upon receiving a request for any matter described in the first paragraph of this section that constitutes a Major Decision with respect to a Mortgage Loan that is not a Specially Serviced Loan, the applicable master servicer will be required to promptly forward such request to the applicable special servicer and such special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the applicable master servicer will have no further obligation with respect to such request or the Major Decision. The applicable master servicer will deliver any additional information in the applicable master servicer’s possession to the applicable special servicer requested by the applicable special servicer relating to such Major Decision. The applicable master servicer will not be permitted to process any Major Decision and will not be required to interface with the borrower or provide a written recommendation and/or analysis with respect to any Major Decision.

In connection with the processing by the applicable master servicer of the matters described in the second preceding paragraph, the applicable master servicer will deliver notice thereof to the applicable special servicer after completion (and such special servicer will promptly, prior to the occurrence of a Consultation Termination Event and other than in respect of any Excluded Loan or any Mortgage Loan secured by a residential cooperative property, deliver notice thereof to the Directing Certificateholder, except to the extent that such special servicer or the Directing Certificateholder, as the case may be, notifies such master servicer that such party does not desire to receive copies of such items)). With respect to a Mortgage Loan that is not a Specially Serviced Loan, the following actions will be performed by the applicable master servicer (each such action, a “Master Servicer Decision”): (i) grant waivers of non-material covenant defaults (other than financial covenants), including late (but not waived) financial statements except that (other than with respect to any Excluded Loan and prior to the occurrence and continuance of a Control Termination Event) the Directing Certificateholder’s consent (or deemed consent) shall be required to grant waivers of more than three consecutive late deliveries of financial statements; (ii) consents to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the Mortgage Loan as and when due, provided such releases are required by the related Mortgage Loan documents; (iii) approve or consent to grants of easements or rights of way (including, without limitation for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements, except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan, the Directing Certificateholder’s consent (or deemed consent) shall be required to approve or consent to grants of easements or rights of way that materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan; (iv) grant other routine approvals, including granting of subordination, non-disturbance and attornment agreements and consents involving leasing activities that do not involve a ground lease (provided that, prior to the occurrence and continuance of a Control Termination Event and other than in the case of any Excluded Loan, the Directing Certificateholder’s consent (or deemed consent) shall be required for leasing activities that affect an area greater than the lesser of (a) 30% of the net rentable area of the improvements at the Mortgaged Property and (b) 30,000 square feet of the improvements at the Mortgaged Property), including approval of new leases and amendments to current leases; (v) consent to actions and releases related to condemnation of parcels of a Mortgaged Property (provided that, prior to the occurrence and continuance of a Control

Termination Event and other than in the case of any Excluded Loan, the Directing Certificateholder’s consent (or deemed consent) shall be required in connection with any condemnation with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due); (vi) consent to a change in property management relating to any Mortgage Loan or any related Companion Loan if the replacement property manager is not a Borrower Party (provided that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan or any Mortgage Loan secured by a residential cooperative property, the Directing Certificateholder’s consent (or deemed consent) shall be required for any Mortgage Loan (including any related Companion Loans) that has an outstanding principal balance equal to or greater than $5,000,000); (vii) approve annual operating budgets for Mortgage Loans; (viii) with respect to a Mortgage Loan secured by a residential cooperative property, consent to the related borrower incurring subordinate debt secured by the related Mortgaged Property, subject to the satisfaction of certain conditions with respect to such subordinate debt; (ix) consent to (A) any releases or reductions of or withdrawals from (as applicable) any letters of credit, reserve funds or other additional collateral with respect to any Mortgage Loan secured by a residential cooperative property or (B) any releases or reductions of or withdrawals from (as applicable) any letters of credit, reserve funds or other additional collateral with respect to any Mortgage Loan (other than a Mortgage Loan secured by a residential cooperative property), except that (other than with respect to any Excluded Loan and prior to the occurrence and continuance of a Control Termination Event) the Directing Certificateholder’s consent (or deemed consent) shall be required for earnout or performance reserve releases specifically scheduled in the PSA; (x) grant any extension or enter into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity date of such Mortgage Loan so long as (1) such extension or forbearance does not extend beyond 120 days after the related maturity date and (2) the related borrower has delivered documentation reasonably satisfactory in form and substance to the applicable master servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due; (xi) any modification, amendment, consent to a modification or waiver of any term of any Intercreditor Agreement, except that (other than with respect to any Excluded Loan) the Directing Certificateholder’s consent (or deemed consent) shall be required for any such modification to an Intercreditor Agreement other than during a Control Termination Event and if any such modification or amendment would adversely impact the applicable master servicer or applicable special servicer, such modification or amendment will additionally require the consent of such master servicer or such special servicer, as applicable, as a condition to its effectiveness; (xii) any determination of Acceptable Insurance Default, except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan, the Directing Certificateholder’s consent (or deemed consent) shall be required in accordance with the terms of the PSA for any such determination; (xiii) approve or consent to any defeasance of the related Mortgage Loan or Serviced Companion Loan other than agreeing to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the Mortgage Loan or Serviced Whole loan documents do not otherwise permit such principal prepayment; (xiv) any determination to bring a Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property subject, prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Excluded Loan, to the consent (or deemed consent) of the Directing Certificateholder, (xv) any assumption of the Mortgage Loan or transfer of the Mortgaged Property, in each case, that the loan documents allow without the consent of the mortgagee but subject to satisfaction of conditions specified in the loan documents and (xvi) grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision; provided that (A) any such action would not in any way affect a payment term of the Certificates, (B) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b), would not otherwise cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an opinion of counsel (at the issuing entity’s expense), to the extent requesting such opinion is consistent with the Servicing Standard), (C) agreeing to such action would be consistent with the Servicing Standard, and (D) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement. In the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, such consent shall be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the applicable master servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to such master servicer in order to grant or withhold such consent.

If, and only if, the applicable special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in such special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then such special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x) the restrictions and limitations described below, (y) with respect to any Major Decision, prior to the occurrence and continuance of a Control Termination Event, the approval of the Directing Certificateholder (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event upon consultation with the Directing Certificateholder) as provided in the PSA and described in this prospectus and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with such special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the applicable master servicer or special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

Each special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. Neither special servicer may agree to a modification, waiver or amendment of any term of any Specially Serviced Loan for which it is acting as special servicer if that modification, waiver or amendment would:

(1)        extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder, 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)        provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Mortgage Rate.

If either special servicer agrees to any modification, waiver or amendment of any term of any Specially Serviced Loan, such special servicer will be required to notify the applicable master servicer, the holder of any related Companion Loan, the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan or the Directing Certificateholder), the operating advisor (after the occurrence and during the continuance of a Control Termination Event), the certificate administrator, the trustee, the Directing Certificateholder (with respect to any Mortgage Loan other than an Excluded Loan, and unless a Consultation Termination Event has occurred and is continuing), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If either master servicer gives notice of any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, such master servicer will be required to notify the certificate administrator, the trustee, the applicable special servicer (and, unless a Consultation Termination Event has occurred and is continuing, such special servicer will be required to forward any such notice with respect to any Mortgage Loan other than an Excluded Loan to the Directing Certificateholder), the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan or the Directing Certificateholder), the holder of any related Companion Loan and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the applicable master servicer and to the holder of any related Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

Other than with respect to an action that constitutes a Master Servicer Decision pursuant to clause (xv) of the definition thereof, the applicable special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that (i) the applicable special servicer, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan, has obtained the consent (or deemed consent) of the Directing Certificateholder (provided that such consent shall be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the applicable special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to such special servicer in order to grant or withhold such consent) and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, in each case as set forth in the PSA, a Rating Agency Confirmation is received by the applicable special servicer from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

With respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan with a “due-on-encumbrance” clause, the applicable special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, however, that (i) the applicable special servicer, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan and other than with respect to any waiver of a “due-on-encumbrance” clause, which such waiver constitutes a Master Servicer Decision pursuant to clause (viii) or (xv) of the definition thereof, has obtained the consent (or deemed consent) of the Directing Certificateholder (provided that such consent shall be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the applicable special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to such special servicer in order to grant or withhold such consent) and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, in each case as set forth in the PSA, the applicable special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

Upon receiving a request for any matter described in the first two paragraphs of this section that constitutes a consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan and other than any transfers or assumptions provided for in clause (xv) of the definition of “Master Servicer Decision” and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (viii) or (xv) of the definition thereof, the applicable master servicer will be required to promptly forward such request to the applicable special servicer and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the related master servicer will have no further obligation with respect to such request or due-on-sale or due-on-encumbrance. The applicable master servicer will continue to cooperate with the applicable special servicer by delivering any additional information in the applicable master servicer’s possession to the applicable special servicer requested by the applicable special servicer relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause. The applicable master servicer will not be permitted to process any request relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause (other than any transfers or assumptions provided for in clause (xv) of the definition of “Master Servicer Decision” and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (viii) or (xv) of the definition thereof) and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any such request.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related mortgage loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of any related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related mortgage loan documents and the related Intercreditor Agreement.

Notwithstanding the foregoing, with respect to the Mortgage Loans secured by residential cooperative properties, the related master servicer will be permitted to waive the enforcement of “due-on-encumbrance” clauses to permit subordinate debt secured by the related Mortgaged Property without the consent of the applicable special servicer or any other person (and without the need to obtain a Rating Agency Confirmation), but subject to the satisfaction of various conditions set forth in the related PSA. The Mortgage Loans secured by residential cooperative properties do not restrict the transfer or pledge of interests in the related cooperative borrower in connection with the transfer or financing of cooperative apartment units.

Inspections

Each master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) for which it is acting as master servicer with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2017 unless a physical inspection has been performed by the applicable special servicer within the previous 12 months; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, such special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the applicable special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Accounts as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. The applicable special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the applicable master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the applicable master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the applicable special servicer or the applicable master servicer, as applicable, will be required to use reasonable efforts to collect and review quarterly and annual (or, in the case of Mortgage Loans secured by residential cooperative properties, annual only) operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on March 31, 2017 and the calendar year ending on December 31, 2016. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the applicable special servicer or the applicable master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the applicable special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the applicable special servicer under the PSA in the event that the servicing responsibilities of the related master servicer are transferred to such special servicer as described below. Such Mortgage Loans and related Companion Loan (including those loans that have become REO Properties) serviced by either special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. Each master servicer will be required to transfer its servicing responsibilities to the applicable special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which such master servicer is responsible for servicing:

(1)        the related borrower fails to make when due any balloon payment, and the borrower has not delivered to the applicable master servicer, on or before the date on which the subject payment was due, documentation reasonably satisfactory in form and substance to the applicable master servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due (provided that if either such refinancing or sale does not occur before the expiration of the time period for refinancing or sale specified in such documentation or the applicable master servicer is required during that time to make any P&I Advance in respect of the Mortgage Loan (or, in the case of any Serviced Whole Loan, in respect of the Mortgage Loan included in the same Whole Loan) at any time prior to such a refinancing or sale, a special servicing transfer event will occur immediately);

(2)        the related borrower fails to make when due any Periodic Payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

(3)        the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Consultation Termination Event has occurred and is continuing) that a default in making any Periodic Payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Consultation Termination Event has occurred and is continuing) that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which such balloon payment will become due (or, if the borrower has delivered, on or prior to the date on which the balloon payment will become due, documentation reasonably satisfactory in form and substance to the applicable master servicer or the applicable special servicer (and such master servicer or such special servicer, as applicable, will be required to promptly forward such documentation to the applicable special servicer or the applicable master servicer, as applicable) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due, the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Consultation Termination Event has occurred and is continuing) that (a) the borrower is likely not to make one or more assumed Periodic Payments as described under “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus prior to such a refinancing or sale or (b) such refinancing or sale is not likely to occur within 120 days following the date on which the balloon payment will become due);

(4)        there has occurred a default (including, in the applicable master servicer’s or the applicable special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the applicable master servicer or the applicable special servicer (and, in the case of the applicable special servicer (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Consultation Termination Event has occurred and is continuing), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect the interests of Certificateholders (or, in the case of a Serviced Whole Loan, the interests of any holder of a related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, 60 days);

(5)        a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

(6)        the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(7)        the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8)        the applicable master servicer or the applicable special servicer, as applicable, receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or

(9)        the applicable master servicer or the applicable special servicer (and in the case of the applicable special servicer, with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Control Termination Event has occurred and is continuing) determines that (i) a default (including, in the applicable master servicer’s or the applicable special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the Mortgage Loan documents (other than as described in clause 3 above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders (or the holder of the related Serviced Pari Passu Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 60 days.

However, the applicable master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Pari Passu Companion Loan) (including amounts collected by the applicable special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan. Additionally, such master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Pari Passu Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the applicable special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Pari Passu Companion Loan will also become a Specially Serviced Loan. Neither master servicer will have any responsibility for the performance by a special servicer of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the applicable special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), such special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the related master servicer.

Asset Status Report

The applicable special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and, if applicable, any Serviced Whole Loan for which it acts as special servicer that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to such special servicer. Each Asset Status Report will be required to be delivered in electronic form to:

•	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence of a Consultation Termination Event);

•	with respect to any related Serviced Pari Passu Companion Loan, the holder of the related Serviced Pari Passu Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;

•	the operating advisor (but, other than with respect to an Excluded Loan, only after the occurrence and during the continuance of a Control Termination Event);

•	the applicable master servicer; and

•	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

•	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

•	a discussion of the legal and environmental considerations reasonably known to the applicable special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

•	the most current rent roll (or, with respect to residential cooperative properties, maintenance schedule) and income or operating statement available for the related Mortgaged Property;

•	(A) the applicable special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the applicable master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by such special servicer in connection with the proposed or taken actions;

•	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

•	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

•	the decision that the applicable special servicer made, or intends or proposes to make, including a narrative analysis setting forth such special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

•	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the applicable special servicer made such determination and (y) the net present value calculation and all related assumptions;

•	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the applicable special servicer together with an explanation of those adjustments; and

•	such other information as the applicable special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by either special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the applicable special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to such special servicer within 10 business days) is not in the best interest of all the Certificateholders and the holder of any related Companion Loan, as a collective whole, such special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the applicable special servicer has not made the affirmative determination described above, such special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The applicable special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until such special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole; provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, such special servicer may act upon the direction of the Directing Certificateholder, if consistent with the Servicing Standard.

If a Control Termination Event has occurred and is continuing, the applicable special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan and for so long as no Consultation Termination Event has occurred, the Directing Certificateholder). The operating advisor will be required to provide comments to the applicable special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The applicable special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and, with respect to any

Mortgage Loan other than an Excluded Loan, so long as no Consultation Termination Event has occurred, the Directing Certificateholder) in connection with such special servicer’s preparation of any Asset Status Report. The applicable special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Consultation Termination Event has occurred, the Directing Certificateholder), to the extent such special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of such Companion Loan)).

The applicable special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an Excluded Loan) and the operating advisor will be entitled to consult with the applicable special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with such special servicer with respect to Asset Status Reports and such special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The applicable special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the applicable special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. Such special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such

Mortgaged Property within the meaning of certain federal environmental laws, unless such special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)      such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)      there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the applicable special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) such special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the applicable special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The applicable special servicer will also be required to cause any Mortgaged Property acquired by the issuing entity to be administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If any Lower-Tier REMIC acquires title to any Mortgaged Property, the applicable special servicer, on behalf of such Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the applicable special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the applicable special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The PSA provides that the applicable special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, each special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. Each special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO

Account in respect of any REO Property are insufficient to make such payments, the applicable master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of (x) the date that is on or prior to each Determination Date or (y) two (2) Business Days after such amounts are received and properly identified and determined to be available, the applicable special servicer is required to deposit (or remit to the applicable master servicer for it to deposit) all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the applicable Collection Account; provided that such special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the applicable special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments on a Defaulted Loan (as defined below) and a sale of such Defaulted Loan would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Pari Passu Companion Loan (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender) and such special servicer attempts to sell such Defaulted Loan and any related Serviced Pari Passu Companion Loan as described below, such special servicer will be required to use reasonable efforts to solicit offers for such Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Pari Passu Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. In the event that any Non-Serviced Special Servicer fails to comply with the terms of the related Intercreditor Agreement requiring the sale of the related Non-Serviced Mortgage Loan with each related Companion Loan, as a collective whole, under certain limited circumstances to the extent permitted under the related Intercreditor Agreement, the applicable special servicer will be entitled to sell (with respect to any Mortgage Loan other than an Excluded Loan, with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the applicable special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the applicable special servicer for receipt of offers, such special servicer is generally required to select the highest offer. The applicable special servicer is required to give the trustee, the certificate administrator, the applicable master servicer, the operating advisor and (other than in respect of any Excluded Loan) the Directing Certificateholder not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the applicable master servicer or special servicer, as applicable, with a written and fully executed commitment or otherwise binding application for refinancing of the related Mortgage Loan from an acceptable lender reasonably satisfactory in form and substance to such master servicer or special servicer, as applicable; and, in either case, such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which such special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The applicable special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, such special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the applicable master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the applicable master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The applicable special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the applicable special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if such special servicer determines (with respect to any Mortgage Loan other than an Excluded Loan, in consultation with the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing) and, in the case of a Serviced Whole Loan or an REO

Property related to a Serviced Whole Loan, the related Companion Holder(s)), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). In addition, the applicable special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in its reasonable judgment consistent with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). The special servicers will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, any master servicer, any special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, any sponsor, any Borrower Party, any independent contractor engaged by a special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the applicable master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the applicable special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then such special servicer will be required to sell each related Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to such special servicer in writing. The applicable special servicer will not be permitted to sell the related Mortgage Loan together with each related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Companion Loan, unless such special servicer complies with certain notice and delivery requirements set forth in the PSA and any related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Companion Loan(s) as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the operating advisor will be entitled to exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the applicable master servicer and/or the applicable special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the applicable master servicer, the applicable special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the applicable special servicer, with respect to all Major Decisions for Specially Serviced Loans (other than any Excluded Loan or Servicing Shift Mortgage Loan), and will have the right to replace such special servicer with or without cause and have certain other rights under the PSA, each as described below, (2) the applicable special servicer, with respect to all non-Specially Serviced Loans (other than any Excluded Loan or Servicing Shift Mortgage Loan), as to all Major Decisions and (3) the applicable master servicer to the extent the Directing Certificateholder’s consent is required by clauses (i), (iii), (iv), (v) (vi), (ix), (xi), (xii) and (xiv) of Master Servicer Decisions. With respect to any Mortgage Loan other than an Excluded Loan, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholders will not have any consent or consultation rights, as further described below.

The “Directing Certificateholder” will be (i) with respect to each of the Servicing Shift Mortgage Loans, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each Mortgage Loan (other than each of the Servicing Shift Mortgage Loans), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that (for purposes of this clause ii)

(1)        absent that selection, or

(2)        until a Directing Certificateholder is so selected, or

(3)        upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder, provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

“Loan-Specific Directing Certificateholder” means, with respect to each of the Servicing Shift Mortgage Loans, the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related Intercreditor Agreement. Prior to the applicable Servicing Shift Securitization Date, the Loan-Specific Directing Certificateholder with respect to the related Servicing Shift Mortgage Loan will be the holder of the related Controlling Companion Loan, which, in the case of each of the 1140 Avenue of the Americas Whole Loan and the Aspen at Norman Student Housing Whole Loan, is currently LCF. On and after the applicable Servicing Shift Securitization Date, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to such Servicing Shift Whole Loan.

The initial Directing Certificateholder is expected to be Prime Finance CMBS B-Piece Holdco IV, L.P.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class I certificates.

The “Control Eligible Certificates” will be any of the Class E, Class F, Class G, Class H or Class I certificates.

Any master servicer, any special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, any master servicer, any special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicers, the special servicers and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder has been appointed or identified to either master servicer or special servicer, as applicable, and such master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to such master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder is identified to such master servicer and special servicer, such master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder as the case may be.

Major Decisions

Except as otherwise described under “—Control Termination Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans” below, prior to the occurrence and continuance of a Control Termination Event, the applicable special servicer will only be permitted to take any of the following actions as to which the Directing Certificateholder has consented in writing within 10 business days after receipt of the applicable special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to such special servicer in order to grant or withhold such consent (provided that if such written consent has not been received by such special servicer within such 10 business day period, the Directing Certificateholder will be deemed to have approved such action).

Each of the following is a “Major Decision”:

(i)         any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and Serviced Companion Loan that comes into and continues in default;

(ii)        any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan other than in connection with a maturity default if refinancing or sale is expected within 120 days as provided in item (x) of Master Servicer Decisions;

(iii)       following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(iv)       any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) and the related Intercreditor Agreement, in each case, for less than the applicable Purchase Price;

(v)        any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(vi)       any release of material collateral or any acceptance of substitute or additional collateral for a Mortgage Loan (other than any Non-Serviced Mortgage

Loan) or Serviced Whole Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan documents;

(vii)       any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than (A) any such transfer or incurrence of debt as described under clause (xv) of the definition of “Master Servicer Decision” or as may be effected (I) without the consent of the lender under the related loan agreement, (II) pursuant to the specific terms of such Mortgage Loan and (III) for which there is no lender discretion or (B) solely with respect to a Mortgaged Property securing a residential cooperative mortgage loan, subject to the satisfaction of various conditions and subject to certain parameters set forth in the PSA and discussed under “Description of the Mortgage Pool—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” in this prospectus, (I) the waiver of a “due-on-encumbrance” clause with respect to a mortgage loan secured by a residential cooperative property to permit subordinate debt secured by the related mortgaged property and (II) the incurrence of additional indebtedness by a residential cooperative borrower;

(viii)      any property management company changes with respect to a Mortgage Loan, including, without limitation, approval of the termination of a manager and appointment of a new property manager, in each case, if the replacement property manager is a Borrower Party;

(ix)       any franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the related Mortgage Loan documents;

(x)        other than with respect to any Mortgaged Property securing a residential cooperative mortgage loan and other than in the case of any non-Specially Serviced Loan, releases of any material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

(xi)       any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(xii)      other than in the case of any non-Specially Serviced Loan, any modification, amendment, consent to a modification or waiver of any material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, however, that any such modification or amendment that would adversely impact the applicable master servicer will additionally require the consent of such master servicer as a condition to its effectiveness;

(xiii)     any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, other than with respect to a residential cooperative mortgage loan as to which certain parameters set forth in the

PSA and discussed under “Description of the Mortgage Pool—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” in this prospectus) have been satisfied;

(xiv)     agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(xv)      determining whether to cure any default by a borrower under a Ground Lease or permit any Ground Lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new Ground Lease; and

(xvi)     other than with respect to residential cooperative mortgage loans and other than in the case of any non-Specially Serviced Loan, approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve any borrower of the obligation to provide financial statements on at least a quarterly basis) following three consecutive late deliveries of financial statements.

Subject to the terms and conditions of this section, the applicable special servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to all Mortgage Loans (other than any Non-Serviced Mortgage Loans) and Serviced Companion Loans. Further, upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any Serviced Companion Loan that is not a Specially Serviced Loan, the applicable master servicer will be required to promptly forward such request to the applicable special servicer and such special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or the Major Decision. With respect to such request, the applicable master servicer will continue to cooperate with the applicable special servicer by delivering any additional information in the applicable master servicer’s possession to the applicable special servicer requested by the applicable special servicer relating to such Major Decision. The applicable master servicer will not be permitted to process any Major Decision and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any Major Decision.

Asset Status Report

With respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by either special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred, the Directing Certificateholder will have no right to consult with the applicable special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of a Special Servicer

With respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace either special servicer with or without cause as described under “—Replacement of a Special Servicer Without Cause” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or an Excluded Loan) or Serviced Whole Loan, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the applicable special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct such special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the applicable special servicer. In the event such special servicer receives no response from the Directing Certificateholder within 10 business days following its written request for input on any required consultation, such special servicer will not be obligated to consult with the Directing Certificateholder on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the applicable special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan or an Excluded Loan) or Serviced Whole Loan. With respect to any Excluded Special Servicer Loan (that is not also an Excluded Loan), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer.

In addition, if a Control Termination Event has occurred and is continuing, the applicable special servicer will also be required to consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event such special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, such special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve such special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any Excluded Loan (regardless of whether a Control Termination Event has occurred and is continuing), the applicable special servicer or the related

Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The applicable special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when (i) the Class E certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class E certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below; provided that no Control Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Control Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, however, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; or (ii) a holder of the Class E certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class E certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided that no Consultation Termination Event may occur with respect to a Loan-Specific Directing Certificateholder and the term “Consultation Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, however, that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

With respect to any Excluded Loan, the Directing Certificateholder or any Controlling Class Certificateholder will not have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event and Consultation Termination Event will be deemed to have occurred with respect to an Excluded Loan.

At any time that the Controlling Class Certificateholder is the holder of a majority of the Class E certificates and the Class E certificates are the Controlling Class, it may waive its right (a) to appoint the Directing Certificateholder and (b) to exercise any of the Directing Certificateholder’s rights set forth in the PSA by irrevocable written notice delivered to the depositor, certificate administrator, master servicers, special servicers and operating advisor. During such time, the applicable special servicer will be required to consult with only the operating advisor in connection with asset status reports and material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to replace such special servicer or approve or be consulted with respect to asset status reports or material special servicer actions. Any such waiver will remain effective until such time as the Controlling Class Certificateholder sells or transfers all or a portion of its interest in the certificates to an unaffiliated third party if such unaffiliated third party then holds the majority of the Controlling Class after giving effect to such transfer. Following any such sale or transfer of Class E certificates, the successor Class E certificateholder that is the Controlling Class Certificateholder will be reinstated as, and will again have the rights of, the Controlling Class Certificateholder without regard to any prior waiver by the predecessor certificateholder that was the Controlling Class Certificateholder. The successor Class E certificateholder that is the Controlling Class Certificateholder will also have the right to irrevocably waive its right to appoint the Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder. In the event of any transfer of the Class E certificates by a Controlling Class Certificateholder that had irrevocably waived its rights as described in this paragraph, the successor Controlling Class Certificateholder that purchased such Class E certificates, even if it does not waive its rights as described in the preceding sentence, will not have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to such successor Controlling Class Certificateholder’s purchase of such Class E certificates and had not become a Corrected Loan prior to such purchase until such Mortgage Loan becomes a Corrected Loan.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the applicable master servicer or the applicable special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Pari Passu Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loan), such master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder or the operating advisor, as the case may be); provided that such special servicer or master servicer, as applicable, provides the Directing Certificateholder (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the applicable master servicer nor the applicable special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose any master servicer, any special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of such master servicer or special servicer, as applicable, under the PSA or (4) cause such master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of such master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans

With respect to any Non-Serviced Whole Loan or Servicing Shift Whole Loan, the Directing Certificateholder for this securitization will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder or Loan-Specific Directing Certificateholder, as applicable. The issuing entity, as the holder of the Non-Serviced Mortgage Loans and the Servicing Shift Mortgage Loan, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan or Servicing Shift Whole Loan, as applicable, and, other than in respect of an Excluded Loan, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan or Servicing Shift Whole Loan that has become a defaulted loan under the PSA or the related Non-Serviced PSA, as applicable. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

With respect to a Serviced Pari Passu Mortgage Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and consent rights in connection with the sale of the related Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)      may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)      may act solely in the interests of the holders of the Controlling Class;

(c)      does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)      may take actions that favor the interests of the holders of one or more classes including the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)      will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by either master servicer or either special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of such master servicer or special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the controlling noteholders of any Non-Serviced Mortgage Loan or any Servicing Shift Mortgage Loan or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent, and in accordance with the standard of care, set forth in the PSA, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder. The operating advisor is not a special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicers’ compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (each of which will be serviced pursuant to the related Non-Serviced PSA), any Servicing Shift Whole Loan or any related REO Properties. In addition, the operating advisors or equivalent parties under the WFCM 2016-BNK1 Pooling and Servicing Agreement, the COMM 2015-LC23 Pooling and Servicing Agreement and the CGCMT 2016-C2 Pooling and Servicing Agreement have certain obligations and consultation rights with respect to the Pinnacle II Whole Loan, the Equity Inns Portfolio Whole Loan and the Hilton Garden Inn Athens Downtown Whole Loan, respectively, which are substantially similar to those of the operating advisor under the PSA for this transaction. The Shops at Crystals 2016-CSTL Trust and Servicing Agreement does not provide for an operating advisor or equivalent party.

Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan and any Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than any Servicing Shift Whole Loan), unless a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of either special servicer:

(a)      promptly reviewing information available to Privileged Persons on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA;

(b)      promptly reviewing each Final Asset Status Report; and

(c)      reviewing any Cumulative Appraisal Reduction Amount and net present value calculations used in the applicable special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the operating advisor may not opine on, or otherwise call into question, such Cumulative Appraisal Reduction Amount calculations and/or net present value calculations (except that if the operating advisor discovers a mathematical error contained in such calculations, then the operating advisor will be required to notify such special servicer and the Directing Certificateholder of such error).

The operating advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the applicable special servicer related to any specific Specially Serviced Loan is only to provide background information to support the operating advisor’s duties following a servicing transfer, if needed, or to allow more meaningful interaction with such special servicer.

A “Final Asset Status Report”, with respect to any Specially Serviced Loan, means each related Asset Status Report, together with such other data or supporting information provided by the applicable special servicer to the Directing Certificateholder which does not include any communication (other than the related Asset Status Report) between such special servicer and Directing Certificateholder with respect to such Specially Serviced Loan; provided that, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, no Asset Status Report will be considered to be a Final Asset Status Report unless the Directing Certificateholder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent or has been deemed to have approved or consented to such action or the Asset Status Report is otherwise implemented by the applicable special servicer in accordance with the terms of the PSA.

Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan and any Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than any Servicing Shift Whole Loan), while a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will consist of the following:

(a)      the operating advisor will be required to consult (on a non-binding basis) with the applicable special servicer in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”;

(b)      the operating advisor will be required to consult (on a non-binding basis) with the applicable special servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Certificateholder—Major Decisions”;

(c)      the operating advisor will be required to prepare an annual report (if any Mortgage Loan (other than any Non-Serviced Mortgage Loan and any Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than any Servicing Shift Whole Loan) was a Specially Serviced Loan during the prior calendar year) in the form attached to this prospectus as Annex C to be provided to the trustee, the applicable master servicer, the Rating Agencies, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) in accordance with the Operating Advisor Standard, as described below under “—Annual Report”; and

(d)      the operating advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Cumulative Appraisal Reduction Amount or (2) net present value calculations used in the applicable special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by such special servicer.

In connection with the performance of the duties described in clause (d) above:

                       (i)        after the calculation but prior to the utilization by the applicable special servicer, such special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

                       (ii)        if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the applicable special servicer will be required to consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

                       (iii)       if the operating advisor and the applicable special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by such special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan (other than a Servicing Shift Whole Loan) for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, any master servicer, any special servicer, the asset representations reviewer, the Directing Certificateholder, or any of their affiliates.

Annual Report. After the occurrence and during the continuance of a Control Termination Event, based on the operating advisor’s review of any Assessment of Compliance report, Attestation Report, Asset Status Report and other information (other than any communications between the Directing Certificateholder and the applicable special servicer that would be Privileged Information) delivered to the operating advisor by the applicable special servicer, including each Asset Status Report delivered during the prior calendar year, the operating advisor will (if any Mortgage Loans (other than any Servicing Shift Mortgage Loans) were Specially Serviced Loans in the prior calendar year) prepare an annual report in the form attached to this prospectus as Annex C to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year for which a Control Termination Event was continuing as of December 31 and setting forth its assessment of such special servicer’s performance of its duties under the PSA during the prior calendar year on a “platform-level basis” with respect to the resolution and/or liquidation of Specially Serviced Loans that such special servicer is responsible for servicing under the PSA; provided, however, that in the event such special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. Only as used in connection with the operating advisor’s annual report, the term “platform-level basis” refers to the applicable special servicer’s performance of its duties as they relate to the resolution and liquidation of Specially Serviced Loans, taking into account such special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance report, Attestation Report, Asset Status Report and other information delivered to the operating advisor by such special servicer (other than any communications between the Directing Certificateholder and such special servicer that would be Privileged Information) pursuant to the PSA. Notwithstanding the foregoing, no annual report will be required from the operating advisor with respect to such special servicer if, during the prior calendar year, no Asset Status Report was prepared by such special servicer in connection with a Specially Serviced Loan or REO Property.

The applicable special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by such special servicer.

In each annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the applicable special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that such special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan or any Servicing Shift Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Recommendation of the Replacement of a Special Servicer

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the applicable special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor may recommend the replacement of such special servicer in the manner described in “—Replacement of a Special Servicer Without Cause”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an institution:

(i)       that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been a special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)       that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)      that is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, a master servicer, a special servicer, a mortgage loan seller, the Directing Certificateholder, or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates;

(iv)      that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer; and

(v)       that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled “Privileged Information” received from a special servicer or the Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder and a special servicer related to any Specially Serviced Loan (other than with respect to an Excluded Loan) or the exercise of the Directing Certificateholder’s consent or consultation rights under the PSA, (ii) any strategically sensitive information (including any such information contained within any Asset Status Report) that the applicable special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the applicable special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan, any Servicing Shift Whole Loan and any Excluded Loan) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)      any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure that is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)      any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)      any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)      a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)      the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)       the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicers, the master servicers, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan other than an Excluded Loan and only for so long as no Consultation Termination Event has occurred), any Companion Loan holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination

Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates, the Class V certificates and the Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicers, the special servicers, the trustee, the certificate administrator, the asset representations reviewer and the Directing Certificateholder, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by each master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer and to provide notice to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders, the certificate administrator, based on information provided to it by a master servicer or a special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within 2 business days to the master servicers, the special servicers, the operating advisor and the asset representations reviewer. An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2) at least 15 Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. In general, upon a Delinquent Loan becoming a Specially

Serviced Loan, as part of the applicable special servicer’s initial investigation into the circumstances that caused the Mortgage Loan to become delinquent and be transferred to such special servicer, such special servicer will typically conduct a review of the Delinquent Loan for possible breaches of representations and warranties. Given that the applicable special servicer will commonly have already conducted such a review and discussed any findings with the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) prior to the occurrence of an Asset Review Trigger, to avoid additional fees, costs and expenses to the issuing entity, we set the Delinquent Loan percentage based on an outstanding principal balance in clause (1) of the definition of Asset Review Trigger to exceed a delinquency rate that would result in estimated losses that exceed the subordination provided by the Control Eligible Certificates. For purpose of this calculation, we assumed an average loss severity of 40%, however, we cannot assure you that any actual loss severity will equal that assumed percentage. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of Asset Review Trigger, could also indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have an alternative test as set forth in clause (2) of the definition of Asset Review Trigger, namely to have the Asset Review Trigger be met if Mortgage Loans representing 15 of the Mortgage Loans (by loan count) are Delinquent Loans so long as those Mortgage Loans represent at least 20% of the aggregate outstanding principal balance of the Mortgage Loans. With respect to the 172 prior pools of commercial mortgage loans for which Wells Fargo Bank (or its predecessors) was sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2006, the highest percentage of mortgage loans, based on the aggregate outstanding principal balance of delinquent mortgage loans in an individual CMBS transaction, that were delinquent at least 60 days at the end of any reporting period between January 1, 2010 and August 24, 2016, was 90.5%; however, the average of the highest delinquency percentages based on the aggregate outstanding principal balance of delinquent mortgage loans in the reviewed transactions was 9.6%; and the highest percentage of delinquent mortgage loans, based upon the number of mortgage loans in the reviewed transactions was 82.6% and the average of the highest delinquency percentages based on the number of mortgage loans in the reviewed transactions was 8.4%.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will promptly provide written notice of such direction to all Certificateholders (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Accounts.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for non-Specially Serviced Loans), the applicable master servicer (with respect to clause (vi) for non-Specially Serviced Loans for which it acts as master servicer) and the applicable special servicer (with respect to Specially Serviced Loans) will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the extent in their possession to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)       a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)      a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)     a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)     copies of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)      a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review; and

(vi)     copies of any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the applicable master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request such master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the applicable master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each delinquent loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the applicable master servicer (with respect to non-Specially Serviced Loans), the applicable special servicer (with respect to Specially Serviced Loans) to the extent in the possession of the applicable master servicer or applicable special servicer, as applicable, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the applicable master servicer, the applicable special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the applicable master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the applicable special servicer and the certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller (or, in the case of Ladder Capital Finance LLC, against Ladder Capital Finance Holdings LLLP, Series REIT of Ladder Capital Finance Holdings LLLP and Series TRS of Ladder Capital Finance Holdings LLLP in respect of their respective payment guaranties), which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from a master servicer (with respect to non-Specially Serviced Loans), a special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicers, the special servicers, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an institution that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc., Fitch, KBRA, Moody’s, Morningstar Credit Ratings, LLC or S&P and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS, Inc., Fitch, KBRA, Moody’s, Morningstar Credit Ratings, LLC or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with such special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any sponsor, any mortgage loan seller, any originator, any master servicer, any special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA or the Directing Certificateholder or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the applicable special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)      any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates having greater than 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)     any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)    any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)     the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)     the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Replacement of a Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement, either special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder (other than a Loan-Specific Directing Certificateholder) without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the applicable special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the applicable special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of a special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if a special servicer obtains knowledge that it is a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), such special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be required to use commercially reasonable efforts to appoint the Excluded Special Servicer; provided that if the resigning special servicer fails to appoint an Excluded Special Servicer within 30 days of such special servicer’s notice of resignation, such resigning special servicer will, at its own expense, petition any court of competent jurisdiction for the appointment of an Excluded Special Servicer. The applicable special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the applicable special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the applicable special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the applicable special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the applicable special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer

Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the applicable special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to special servicers in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is currently acting as a special servicer in a CMBS transaction rated by Moody’s on a transaction-level basis (as to which CMBS transaction there are outstanding CMBS rated by Moody’s), and (viii) is not a special servicer that has been cited by Moody’s or KBRA as having servicing concerns as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

In addition, after the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the applicable special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor will have the right to recommend the replacement of such special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the applicable special servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation.

The operating advisor’s recommendation to replace the applicable special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis. In the event the holders of such Principal Balance Certificates elect to remove and replace a special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the applicable special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of such special servicer under the PSA and to appoint the successor special servicer approved by the Certificateholders, provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the applicable special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

The terms of the PSA described above regarding the replacement of the applicable special servicer without cause will not apply with respect to a Servicing Shift Mortgage Loan. Rather, with respect to a Servicing Shift Whole Loan: (i) prior to the related Servicing Shift Securitization Date, the holder of the related Controlling Companion Loan will have the right to replace the applicable special servicer then acting with respect to the Servicing Shift Whole Loan and appoint a replacement special servicer, solely with respect to such Servicing Shift Whole Loan; and (ii) on and after the related Servicing Shift Securitization Date, pursuant to the terms of the related Intercreditor Agreement, the “directing holder” (or analogous term) under the related Servicing Shift PSA will have the right, with or without cause, to replace the related Non-Serviced Special Servicer then acting with respect to such Servicing Shift Whole Loan and appoint a replacement special servicer without the consent of the holder of such Servicing Shift Mortgage Loan.

Termination of a Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to either master servicer or either special servicer, as the case may be, will include, without limitation:

(a)      (i) any failure by such master servicer to make a required deposit to the applicable Collection Account or remit to the companion paying agent for deposit into the related Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by such master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)      any failure by the applicable special servicer to deposit into the applicable REO Account within one business day after the day such deposit is required to be made, or to remit to the applicable master servicer for deposit in the applicable Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by such special servicer pursuant to, and at the time specified by, the PSA;

(c)      any failure by such master servicer or special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of such master servicer’s or special servicer’s obligations under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of such master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given to such master servicer or special servicer, as the case may be, by any other party to the PSA, or to such master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and such master servicer or the special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)      any breach on the part of such master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to such master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the applicable master servicer, the applicable special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and such master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)      certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the applicable master servicer or special servicer, and certain actions by or on behalf of such master servicer or special servicer indicating its insolvency or inability to pay its obligations; or

(f)       any of Moody’s, Fitch or KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, or (ii) placed one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), such action has not been withdrawn by Moody’s, Fitch or KBRA, as applicable (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) within 60 days of such rating action) and, in the case of either of clauses (i) or (ii), publicly citing servicing concerns with such master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to any master servicer or any special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to more than 25% of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to a special servicer and other than with respect to an Excluded Loan), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of a special servicer remains unremedied and affects the holder of a Serviced Pari Passu Companion Loan, and such special servicer has not otherwise been terminated, the holder of such Serviced Pari Passu Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the applicable special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of a special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer will be selected by the trustee or, prior to a Consultation Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the applicable special servicer with respect to a Serviced Pari Passu Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan, without the prior written consent of such holder of the related Serviced Pari Passu Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Master Servicer or Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Master Servicer or Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder, will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if a master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f) under “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the applicable master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of a master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation. The termination of the applicable master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the applicable master servicer, such master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of a master servicer affects a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if such master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of a master servicer affects only a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then such master servicer may not be terminated by or at the direction of the related holder of such Serviced Pari Passu Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Pari Passu Companion Loan, such master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the applicable master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b) or (f) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange

Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of a Master Servicer or Special Servicer

The PSA permits the master servicers and the special servicers to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to a special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to a master servicer or a special servicer, as the case may be, under applicable law. In the event that a master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the applicable master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to a master servicer or special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicers (including in any capacity as the paying agent for any Companion Loan), the special servicers, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicers (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicers, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of any master servicer or any special servicer and limitation of liability, such master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if such master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because such master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would cause (i) any Trust REMIC to fail to qualify as a REMIC, (ii) cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code or (iii) cause a tax to be imposed on the trust or any Trust REMIC under the relevant provisions of the Code (for any such determination in clauses (i) to (iii), the applicable master servicer and special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicers (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicers, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, paying agent or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicers (including in any capacity as the paying agent for any Companion Loan), the special servicers, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each of the master servicers, the special servicers, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Pari Passu Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Pari Passu Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Accounts if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the applicable master servicer (including in its capacity as the paying agent for any Companion Loan), the applicable special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the applicable Collection Account for the expenses.

Pursuant to the PSA, each master servicer and each special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, each master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which any master servicer, any special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which any master servicer, any special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of any master servicer, any special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of such master servicer, such special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicers, the special servicers, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from any Collection Account or any other account by or on behalf of the depositor, either the master servicer, either special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Accounts or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply to each other capacity in which it serves under the PSA.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the applicable master servicer and special servicer, and such master servicer or special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The applicable master servicer (in the case of Mortgage Loans that are not Specially Serviced Loans) and the applicable special servicer (in the case of Specially Serviced Loans) will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the applicable master servicer (in the case of Mortgage Loans that are not Specially Serviced Loans) and the applicable special servicer (in the case of Specially Serviced Loans) will be required to determine, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the applicable master servicer or the applicable special servicer, as applicable, determines that a Material Defect exists, such master servicer or such special servicer, as applicable, will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by a master servicer or a special servicer, as applicable, with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the applicable master servicer or the applicable special servicer, as applicable, and such party will be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the applicable master servicer (in the case of Mortgage Loans that are not Specially Serviced Loans) and the applicable special servicer (in the case of Specially Serviced Loans) (the “Enforcing Servicer”) will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, any master servicer, any special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder for this securitization has knowledge of a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the applicable master servicer (in the case of non-Specially Serviced Loans) or the applicable special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller makes a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”).

Such notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days of the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, (c) a statement that the responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for the responding Certificateholders to send their responses to the applicable Enforcing Servicer and the certificate administrator. The certificate administrator will, within 15 business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received and clearly indicating agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from the Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating the Certificateholders’ responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the responses of the responding Certificateholders. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action indicating a recommendation to undertake mediation or arbitration, such responses will be considered Preliminary Dispute Resolution Election Notices supporting the Proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there are more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was delivered to the Enforcing Servicer and (iii) if the

Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, the depositor, the mortgage loan sellers and any of their respective affiliates will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

Subject to the other provisions of this section, the Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing and subject to the time periods for such consultation set forth in the PSA), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the applicable Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration or related responsibilities under the PSA will be reimbursable as trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

Each master servicer, each special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of each master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Servicing of The Shops at Crystals Mortgage Loan

The Shops at Crystals Mortgage Loan, together with The Shops at Crystals Companion Loans, and any related REO Property, are serviced under the Shops at Crystals Trust 2016-CSTL Trust and Servicing Agreement.

The servicing arrangements under the Shops at Crystals Trust 2016-CSTL Trust and Servicing Agreement are generally similar to, but may differ in certain respects from, the servicing arrangements under the PSA. the Shops at Crystals Trust 2016-CSTL Trust and Servicing Agreement contains terms and conditions that are customary for securitization transactions involving assets similar to The Shops at Crystals Mortgage Loan and that are otherwise (i) required by the Code relating to the tax elections of the Trust and the trust funds for The Shops at Crystals Companion Loans, (ii) required by law or changes in any law, rule or regulation or (iii) generally required by the rating agencies in connection with the issuance of ratings in securitizations similar to this securitization as well as the securitizations related to The Shops at Crystals Companion Loans. Such terms include, without limitation:

•	The Shops at Crystals Trust 2016-CSTL Master Servicer earns a servicing fee with respect to The Shops at Crystals Mortgage Loan that is to be calculated at 0.00250% per annum.

•	Upon The Shops at Crystals Whole Loan becoming a specially serviced loan under the Shops at Crystals Trust 2016-CSTL Trust and Servicing Agreement, The Shops at Crystals Trust 2016-CSTL Special Servicer will earn a special servicing fee payable monthly with respect to The Shops at Crystals Mortgage Loan accruing at a rate equal to 0.25% per annum, until such time as The Shops at Crystals Whole Loan is no longer specially serviced.

•	The Shops at Crystals Trust 2016-CSTL Special Servicer will be entitled to a workout fee equal to 0.50% of each payment of principal and interest (other than default interest) made by the related borrower after any workout of The Shops at Crystals Whole Loan. The workout fee is generally calculated in a manner similar, but not necessarily identical, to the corresponding fee under the PSA, but is not subject to any cap or minimum fee.

•	The Shops at Crystals Trust 2016-CSTL Special Servicer will be entitled to a liquidation fee equal to 0.50% of net liquidation proceeds received in connection with the liquidation of The Shops at Crystals Whole Loan or the related mortgaged property. The liquidation fee is generally calculated in a manner similar, but not necessarily identical, to the corresponding fee under the PSA, but is not subject to any cap or minimum fee.

•	The Shops at Crystals Trust 2016-CSTL Master Servicer or the trustee under the Shops at Crystals Trust 2016-CSTL Trust and Servicing Agreement (“The Shops at Crystals Trust 2016-CSTL Trustee”), as applicable, are each required to make advances of principal and interest and advances of certain administrative expenses with respect to The Shops at Crystals Companion Loans (but not with respect to The Shops at Crystals Mortgage Loan or any of The Shops at Crystals Companion Loans not included in the securitization relating to the Shops at Crystals Trust 2016-CSTL Trust and Servicing Agreement), unless The Shops at Crystals Trust 2016-CSTL Master Servicer or The Shops at Crystals Trust 2016-CSTL Trustee, as applicable, has determined that any such advance and interest thereon would not be recoverable from collections on The Shops at Crystals Companion Loans included in the securitization relating to the Shops at Crystals Trust 2016-CSTL Trust and Servicing Agreement. Reimbursement of such amounts and interest thereon are payable only from proceeds of The Shops at Crystals Companion Loans included in the securitization relating to the Shops at Crystals Trust 2016-CSTL Trust and Servicing Agreement as described in “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Shops at Crystals Whole Loan.”

•	The Shops at Crystals Trust 2016-CSTL Master Servicer or The Shops at Crystals Trust 2016-CSTL Trustee, as applicable, is each obligated to make property protection advances with respect to The Shops at Crystals Whole Loan, unless a determination is made by The Shops at Crystals Trust 2016-CSTL Master Servicer or The Shops at Crystals Trust 2016-CSTL Trustee, as applicable, that any such advance and interest thereon would not be recoverable from collections on The Shops at Crystals Whole Loan. Servicing advances with respect to The Shops at Crystals Whole Loan are reimbursable out of related collections, together with interest thereon at a prime rate. If The Shops at Crystals Trust 2016-CSTL Master Servicer determines that a servicing advance made with respect to The Shops at Crystals Whole Loan or the related Mortgaged Property is nonrecoverable, such servicing advance will be reimbursed in full from any collections on The Shops at Crystals Whole Loan before any allocation or distribution is made in respect of the principal and interest payments on The Shops at Crystals Whole Loan. In the event that collections received after the final liquidation of The Shops at Crystals Whole Loan or the related Mortgaged Property are not sufficient to reimburse such servicing advances in full or pay other fees and trust fund expenses in full, the trust for this securitization will be required to pay its pro rata share of such fees and expenses.

•	Amounts payable with respect to The Shops at Crystals Whole Loan that are the equivalent of ancillary fees, penalty charges, assumption fees and/or modification fees and that are allocated as additional servicing compensation under the Shops at Crystals Trust 2016-CSTL Trust and Servicing Agreement may be allocated between The Shops at Crystals Trust 2016-CSTL Master Servicer and The Shops at Crystals Trust 2016-CSTL Special Servicer in proportions that are different from the proportions of similar fees allocated between the master servicer and the special servicer with respect to Mortgage Loans serviced under the PSA.

•	The Shops at Crystals Trust 2016-CSTL Special Servicer will be required to take actions with respect to The Shops at Crystals Whole Loan if it becomes a defaulted loan, which actions are similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties” in this prospectus.

•	With respect to The Shops at Crystals Whole Loan, the servicing provisions relating to performing inspections and collecting operating information are similar, but not necessarily identical, to those of the PSA.

•	The Shops at Crystals Trust 2016-CSTL Master Servicer and The Shops at Crystals Trust 2016-CSTL Special Servicer (a) have rights related to resignation similar to those of the master servicer and the special servicer under the PSA and (b) are subject to servicer termination events similar, but not necessarily identical, to those in the PSA.

•	Penalty charges with respect to The Shops at Crystals Whole Loan will be allocated in accordance with the related Intercreditor Agreement as described under “—The Whole Loans—The Non-Serviced Whole Loans—The Shops at Crystals Whole Loan” in this prospectus.

•	The servicing transfer events of the Shops at Crystals Trust 2016-CSTL Trust and Servicing Agreement that would cause The Shops at Crystals Whole Loan to become specially serviced are similar, but not necessarily identical, to those of the PSA.

•	The specific types of actions constituting major decisions under the Shops at Crystals Trust 2016-CSTL Trust and Servicing Agreement may differ in certain respects from those actions that constitute Major Decisions under the PSA, and, therefore, the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ.

•	The liability of the parties to the Shops at Crystals Trust 2016-CSTL Trust and Servicing Agreement will be limited in a manner similar, but not necessarily identical, to the liability of the parties to the PSA.

•	Collections on The Shops at Crystals Mortgage Loan are required, within one (1) business day following receipt of properly identified funds by The Shops at Crystals Trust 2016-CSTL Master Servicer to be deposited and maintained in a separate account in the name of The Shops at Crystals Trust 2016-CSTL Master Servicer for the benefit of the holders of The Shops at Crystals Whole Loan until transferred (after payment of certain amounts under the Shops at Crystals Trust 2016-CSTL Trust and Servicing Agreement) on a monthly basis prior to the Distribution Date to the Collection Account by The Shops at Crystals Trust 2016-CSTL Master Servicer for distribution in accordance with the PSA.

•	The Shops at Crystals Trust 2016-CSTL Trust and Servicing Agreement may differ from the PSA in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

•	There is no operating advisor or equivalent party (and therefore no operating advisor fee) with respect to The Shops at Crystals Trust 2016-CSTL Mortgage Trust.

•	The Shops at Crystals Trust 2016-CSTL Trust and Servicing Agreement does not provide for any asset representations review procedures or for any dispute resolution procedures similar to those described under “—Dispute Resolution Provisions”. There is no asset representations reviewer (or equivalent party) with respect to The Shops at Crystals Trust 2016-CSTL Mortgage Trust.

•	The Shops at Crystals Trust 2016-CSTL Trust and Servicing Agreement does not require The Shops at Crystals Trust 2016-CSTL Master Servicer to make the equivalent of compensating interest payments in respect of The Shops at Crystals Trust 2016-CSTL Whole Loan.

The Shops at Crystals Trust 2016-CSTL Special Servicer and The Shops at Crystals Trust 2016-CSTL Master Servicer may be removed as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Shops at Crystals Whole Loan—Special Servicer Appointment Rights” in this prospectus.

The Shops at Crystals Trust 2016-CSTL depositor, The Shops at Crystals Trust 2016-CSTL Master Servicer, The Shops at Crystals Trust 2016-CSTL Special Servicer, The Shops at Crystals Trust 2016-CSTL Certificate Administrator, The Shops at Crystals Trust 2016-

CSTL Trustee and various related persons and entities will be entitled to be indemnified by the issuing entity (as and to the same extent The Shops at Crystals Trust 2016-CSTL Mortgage Trust is required to indemnify such parties pursuant to the terms of the Shops at Crystals Trust 2016-CSTL Trust and Servicing Agreement) for certain losses and liabilities incurred by any such party in accordance with the terms and conditions of the related Intercreditor Agreement and the Shops at Crystals Trust 2016-CSTL Trust and Servicing Agreement. To the extent funds on collections from The Shops at Crystals Whole Loan are insufficient to satisfy such indemnification obligations, the issuing entity will be required to reimburse the applicable indemnified parties for its pro rata share of the insufficiency, including from general collections on deposit in the Collection Account.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Shops at Crystals Whole Loan” in this prospectus.

Servicing of the Pinnacle II Mortgage Loan

The Pinnacle II Mortgage Loan, together with the Pinnacle II Companion Loans, and any related REO Property, are serviced under the WFCM 2016-BNK1 Pooling and Servicing Agreement.

The servicing arrangements under the WFCM 2016-BNK1 Pooling and Servicing Agreement are generally similar to, but may differ in certain respects from, the servicing arrangements under the PSA. The WFCM 2016-BNK1 Pooling and Servicing Agreement contains terms and conditions that are customary for securitization transactions involving assets similar to the Pinnacle II Mortgage Loan and that are otherwise (i) required by the Code relating to the tax elections of the Trust and the trust funds for the Pinnacle II Companion Loans, (ii) required by law or changes in any law, rule or regulation or (iii) generally required by the rating agencies in connection with the issuance of ratings in securitizations similar to this securitization as well as the securitizations related to the Pinnacle II Companion Loans. Such terms include, without limitation:

•	The WFCM 2016-BNK1 Master Servicer earns a servicing fee with respect to the Pinnacle II Companion Loans that is to be calculated at 0.0025% per annum and with respect to the Pinnacle II Mortgage Loan that is to be calculated at 0.0025% per annum.

•	Upon the Pinnacle II Whole Loan becoming a specially serviced loan under the WFCM 2016-BNK1 Pooling and Servicing Agreement, the WFCM 2016-BNK1 Special Servicer will earn a special servicing fee payable monthly with respect to the Pinnacle II Mortgage Loan accruing at a rate equal to the greater of a per annum rate of 0.25000% and the per annum rate that would result in a special servicing fee for the related month of (i) $3,500 or (ii) during the continuance of a consultation termination event, $5,000, until such time as the Pinnacle II Whole Loan is no longer specially serviced.

•	The WFCM 2016-BNK1 Special Servicer will be entitled to a workout fee equal to 1.00% of each payment of principal and interest (other than penalty charge and excess interest) made by the related borrower after any workout of the Pinnacle II Whole Loan. The workout fee is generally calculated in a manner similar, but not necessarily identical, to the corresponding fee under the PSA.

•	The WFCM 2016-BNK1 Special Servicer will be entitled to a liquidation fee equal to 1.00% of net liquidation proceeds, insurance proceeds and condemnation proceeds received in connection with the liquidation of the Pinnacle II Whole Loan or the related mortgaged property. The liquidation fee is generally calculated in a manner similar, but not necessarily identical, to the corresponding fee under the PSA.

•	The WFCM 2016-BNK1 Master Servicer or WFCM 2016-BNK1 Trustee, as applicable, is each required to make advances of principal and interest with respect to the Pinnacle II Companion Loans, unless the WFCM 2016-BNK1 Master Servicer or WFCM 2016-BNK1 Trustee, as applicable, has determined that any such advance and interest thereon would not be recoverable from collections on the Pinnacle II Companion Loans. Reimbursement of such amounts and interest thereon are payable only from proceeds of the Pinnacle II Companion Loans as described in “Description of the Mortgage Pool—The Whole Loans—The Pinnacle II Whole Loan.”

•	The WFCM 2016-BNK1 Master Servicer or WFCM 2016-BNK1 Trustee, as applicable, is each obligated to make property protection advances with respect to the Pinnacle II Whole Loan, unless a determination is made by the WFCM 2016-BNK1 Master Servicer or WFCM 2016-BNK1 Trustee, as applicable, that any such advance and interest thereon would not be recoverable from collections on the Pinnacle II Whole Loan. If it is determined that a property protection advance made with respect to the Pinnacle II Whole Loan or the related Mortgaged Property is nonrecoverable, the party that made such nonrecoverable advance will be entitled to be reimbursed for such advance and interest thereon, first, from funds on deposit in the related collection account that represent amounts received on or in respect of the Pinnacle II Companion Loans, second from funds on deposit in the related collection account that represent amounts received on or in respect of the Pinnacle II Companion Loans and the Pinnacle II Mortgage Loan, and third, if such funds on deposit in the related collection account are insufficient, from general collections on deposit in the Collection Account and the collection accounts of each other securitization related to a Pinnacle II Companion Loan, or if any such Pinnacle II Companion Loan is not then included in a securitization, from the holder of such Pinnacle II Companion Loan, on a pro rata and pari passu basis.

•	Amounts payable with respect to the Pinnacle II Whole Loan that are the equivalent of ancillary fees, penalty charges, assumption fees and/or modification fees and that are allocated as additional servicing compensation under the WFCM 2016-BNK1 Pooling and Servicing Agreement may be allocated between the WFCM 2016-BNK1 Master Servicer and the WFCM 2016-BNK1 Special Servicer in proportions that are different from the proportions of similar fees allocated between the master servicer and the special servicer with respect to Mortgage Loans serviced under the PSA.

•	The WFCM 2016-BNK1 Special Servicer will be required to take actions with respect to the Pinnacle II Whole Loan if it becomes a defaulted loan, which actions are similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties” in this prospectus.

•	With respect to the Pinnacle II Whole Loan, the servicing provisions relating to performing inspections and collecting operating information are similar, but not necessarily identical, to those of the PSA.

•	The requirement of the WFCM 2016-BNK1 Master Servicer to make compensating interest payments in respect of the Pinnacle II Whole Loan is similar, but not necessarily identical, to the requirement of the master servicer to make Compensating Interest Payments in respect of the Mortgage Loans serviced under the PSA.

•	The WFCM 2016-BNK1 Master Servicer and the WFCM 2016-BNK1 Special Servicer (a) have rights related to resignation similar to those of the master servicer and the special servicer under the PSA and (b) are subject to servicer termination events similar, but not necessarily identical, to those in the PSA.

•	Penalty charges with respect to the Pinnacle II Whole Loan will be allocated in accordance with the related Intercreditor Agreement as described under “—The Whole Loans—The Non-Serviced Whole Loans—The Pinnacle II Whole Loan” in this prospectus.

•	The servicing transfer events of the WFCM 2016-BNK1 Pooling and Servicing Agreement that would cause the Pinnacle II Whole Loan to become specially serviced are similar, but not necessarily identical, to those of the PSA.

•	The specific types of actions constituting major decisions under the WFCM 2016-BNK1 Pooling and Servicing Agreement may differ in certain respects from those actions that constitute Major Decisions under the PSA, and, therefore, the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ.

•	The liability of the parties to the WFCM 2016-BNK1 Pooling and Servicing Agreement will be limited in a manner similar, but not necessarily identical, to the liability of the parties to the PSA.

•	Collections on the Pinnacle II Mortgage Loan are required, within one (1) business day following receipt of properly identified funds by the WFCM 2016-BNK1 Master Servicer to be deposited and maintained in a separate account in the name of the WFCM 2016-BNK1 Master Servicer for the benefit of the holders of Pinnacle II Whole Loan until transferred (after payment of certain amounts under the WFCM 2016-BNK1 Pooling and Servicing Agreement) on a monthly basis prior to the related P&I Advance Date to the Collection Account by the WFCM 2016-BNK1 Master Servicer for distribution in accordance with the PSA.

•	The WFCM 2016-BNK1 Pooling and Servicing Agreement may differ from the PSA in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

•	The WFCM 2016-BNK1 Pooling and Servicing Agreement provides that a holder of the RRI Interest issued thereunder has certain consultation rights with regard to certain actions to be taken by the WFCM 2016-BNK1 Special Servicer. Such consultation rights are non-binding and are generally limited to certain matters to which the related Non-Serviced Directing Certificateholder has consent and/or consultation rights.

The WFCM 2016-BNK1 Special Servicer and the WFCM 2016-BNK1 Master Servicer may be removed as described under “Description of the Mortgage Pool—The Whole Loans—The Pinnacle II Whole Loan—Special Servicer Appointment Rights” in this prospectus.

The WFCM 2016-BNK1 depositor, the WFCM 2016-BNK1 Master Servicer, the WFCM 2016-BNK1 Special Servicer, the WFCM 2016-BNK1 Certificate Administrator, the WFCM

2016-BNK1 Trustee and various related persons and entities will be entitled to be indemnified by the issuing entity (as and to the same extent the WFCM 2016-BNK1 Mortgage Trust is required to indemnify such parties pursuant to the terms of the WFCM 2016-BNK1 Pooling and Servicing Agreement) for certain losses and liabilities incurred by any such party in accordance with the terms and conditions of the related Intercreditor Agreement and the WFCM 2016-BNK1 Pooling and Servicing Agreement. To the extent funds on collections from the Pinnacle II Whole Loan are insufficient to satisfy such indemnification obligations, the issuing entity will be required to reimburse the applicable indemnified parties for its pro rata share of the insufficiency, including from general collections on deposit in the Collection Account.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Pinnacle II Whole Loan” in this prospectus.

Servicing of the Equity Inns Portfolio Mortgage Loan

The Equity Inns Portfolio Mortgage Loan, together with the Equity Inns Portfolio Companion Loans, and any related REO Property, are serviced under the COMM 2015-LC23 Pooling and Servicing Agreement.

The servicing arrangements under the COMM 2015-LC23 Pooling and Servicing Agreement are generally similar to, but may differ in certain respects from, the servicing arrangements under the PSA. The COMM 2015-LC23 Pooling and Servicing Agreement contains terms and conditions that are customary for securitization transactions involving assets similar to the Equity Inns Portfolio Mortgage Loan and that are otherwise (i) required by the Code relating to the tax elections of the Trust and the trust funds for the Equity Inns Portfolio Companion Loans, (ii) required by law or changes in any law, rule or regulation or (iii) generally required by the rating agencies in connection with the issuance of ratings in securitizations similar to this securitization. Such terms include, without limitation:

•	The COMM 2015-LC23 Master Servicer earns a primary servicing fee with respect to the Equity Inns Portfolio Mortgage Loan that is to be calculated at 0.0025% per annum.

•	Upon the Equity Inns Portfolio Whole Loan becoming a specially serviced loan under the COMM 2015-LC23 Pooling and Servicing Agreement, the COMM 2015-LC23 Special Servicer will earn a special servicing fee payable monthly with respect to the Equity Inns Portfolio Whole Loan accruing at a rate equal to the greater of (i) 0.25% per annum and (ii) a rate per annum that would result in a special servicing fee of $1,000 for the related month, until such time as the Equity Inns Portfolio Whole Loan is no longer specially serviced.

•	The COMM 2015-LC23 Special Servicer will be entitled to a workout fee that (subject to a $1,000,000 maximum in the aggregate) is generally equal to 1.0% of each payment of principal and interest (other than default interest) made by the related borrower after any workout of the Equity Inns Portfolio Whole Loan. The workout fee under the COMM 2015-LC23 Pooling and Servicing Agreement is generally calculated in a manner similar, but not necessarily identical, to the corresponding fee under the PSA, but subject to the $1,000,000 cap and without any floor.

•	The COMM 2015-LC23 Special Servicer will be entitled to a liquidation fee generally equal to the lesser of (i) 1.0% of net liquidation proceeds, insurance proceeds and condemnation proceeds received in connection with the liquidation of the Equity Inns Portfolio Whole Loan or the related mortgaged property and (ii) $1,000,000. The liquidation fee under the COMM 2015-LC23 Pooling and Servicing Agreement is generally calculated in a manner similar, but not necessarily identical, to the corresponding fee under the PSA, but subject to the $1,000,000 cap and without any floor.

•	The COMM 2015-LC23 Master Servicer or COMM 2015-LC23 Trustee, as applicable, is each obligated to make property protection advances with respect to the Equity Inns Portfolio Whole Loan, unless a determination is made by the COMM 2015-LC23 Master Servicer or COMM 2015-LC23 Trustee, as applicable, or by the COMM 2015-LC23 Special Servicer that any such advance and interest thereon would not be recoverable from collections on the Equity Inns Portfolio Whole Loan. If it is determined that a property protection advance made with respect to the Equity Inns Portfolio Whole Loan or the related Mortgaged Property is nonrecoverable, the party that made such nonrecoverable advance will be entitled to be reimbursed for such advance and interest thereon, first, from funds on deposit in the related whole loan custodial account that represent amounts received on or in respect of the Equity Inns Portfolio Whole Loan (allocable among the Equity Inns Portfolio Companion Loans and the Equity Inns Portfolio Mortgage Loan on a pro rata basis in accordance with their respective outstanding principal balances), and second, if such funds on deposit in the related whole loan custodial account are insufficient, from general collections on the mortgage loans in the securitization trust created pursuant to the COMM 2015-LC23 PSA (the “COMM 2015-LC23 Mortgage Trust) (provided that the COMM 2015-LC23 Mortgage Trust will be entitled to reimbursement from each other securitization related to the Equity Inns Portfolio Mortgage Loan or an Equity Inns Portfolio Non-Controlling Companion Loan, or if any such Equity Inns Portfolio Non-Controlling Companion Loan is not then included in a securitization, from the holder of such Equity Inns Portfolio Non-Controlling Companion Loan, for its pro rata share of the amount paid out of general collections on the mortgage loans in the COMM 2015-LC23 Mortgage Trust).

•	Amounts payable with respect to the Equity Inns Portfolio Whole Loan that are the equivalent of ancillary fees, penalty charges, assumption fees and/or modification fees and that are allocated as additional servicing compensation under the COMM 2015-LC23 Pooling and Servicing Agreement may be allocated between the COMM 2015-LC23 Master Servicer and the COMM 2015-LC23 Special Servicer in proportions that are different from the proportions of similar fees allocated between the master servicer and the special servicer with respect to Mortgage Loans serviced under the PSA.

•	The COMM 2015-LC23 Special Servicer will be required to take actions with respect to the Equity Inns Portfolio Whole Loan if it becomes a defaulted loan, which actions are similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties” in this prospectus.

•	With respect to the Equity Inns Portfolio Whole Loan, the servicing provisions relating to performing inspections are similar, but not necessarily identical, to those of the PSA.

•	The requirement of the COMM 2015-LC23 Master Servicer to make compensating interest payments in respect of the Equity Inns Portfolio Whole Loan is similar, but not necessarily identical, to the requirement of the master servicer to make Compensating Interest Payments in respect of the Mortgage Loans serviced under the PSA, except that the COMM 2015-LC23 Master Servicer is not required to utilize net investment earnings on principal prepayments to make compensating interest payments.

•	The COMM 2015-LC23 Master Servicer and the COMM 2015-LC23 Special Servicer (a) have rights related to resignation similar to those of the master servicer and the special servicer under the PSA and (b) are subject to servicer termination events similar, but not necessarily identical, to those in the PSA.

•	The servicing transfer events of the COMM 2015-LC23 Pooling and Servicing Agreement that would cause the Equity Inns Portfolio Whole Loan to become specially serviced are similar, but not necessarily identical, to those of the PSA.

•	The specific types of actions constituting major decisions under the COMM 2015-LC23 Pooling and Servicing Agreement differ in certain respects from those actions that constitute Major Decisions under the PSA, and, therefore, the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ.

•	The specific types of actions with respect to non-specially serviced mortgage loans under the COMM 2015-LC23 Pooling and Servicing Agreement that the COMM 2015-LC23 Special Servicer is entitled to process and/or approve differ in certain respects from the specific types of actions with respect to non-specially serviced mortgage loans under the PSA that the special servicer is entitled to process and/or approve.

•	The COMM 2015-LC23 Pooling and Servicing Agreement will permit (a) the COMM 2015-LC23 Master Servicer (subject to the COMM 2015-LC23 Special Servicer’s processing and/or consent if the related modification or waiver constitutes a “major decision” or “special servicer decision” under the COMM 2015-LC23 Pooling and Servicing Agreement) or (b) with respect to a specially serviced loan under the COMM 2015-LC23 Pooling and Servicing Agreement, the COMM 2015-LC23 Special Servicer, in each case subject to the rights of the COMM 2015-LC23 Directing Certificateholder and, if and when applicable, after consultation with the COMM 2015-LC23 Operating Advisor and/or any Equity Inns Portfolio Non-Controlling Note Holder, to modify, waive or amend any term of the Equity Inns Portfolio Whole Loan if such modification, waiver or amendment is consistent with the servicing standard under the COMM 2015-LC23 Pooling and Servicing Agreement, subject to any REMIC-related restrictions; provided that maturity of the Equity Inns Portfolio Whole Loan may not be extended beyond five years prior to the COMM 2015-LC23 distribution date in October 2048; and provided, further, that, in some cases, rating agency confirmation may be required.

•	The liability of the parties to the COMM 2015-LC23 Pooling and Servicing Agreement will be limited in a manner similar, but not necessarily identical, to the liability of the parties to the PSA.

•	Collections on the Equity Inns Portfolio Mortgage Loan are required, within two (2) business days following receipt of properly identified funds by the COMM 2015-LC23 Master Servicer to be deposited and maintained in a separate account in the name of the COMM 2015-LC23 Master Servicer for the benefit of the holders of Equity Inns Portfolio Whole Loan until transferred (after payment of certain amounts under the COMM 2015-LC23 Pooling and Servicing Agreement) on a monthly basis on or prior to the related P&I Advance Date to the Collection Account by the COMM 2015-LC23 Master Servicer to the master servicer under, and for distribution in accordance with, the PSA.

•	All events and circumstances under the COMM 2015-LC23 Pooling and Servicing Agreement that affect the Equity Inns Portfolio Whole Loan and that give rise to requiring a rating confirmation with respect to the certificates issued thereunder will not necessarily require a corresponding rating confirmation with respect to the certificates issued in connection with this securitization.

•	The COMM 2015-LC23 Pooling and Servicing Agreement may differ from the PSA in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

•	There is no asset representations reviewer or equivalent party (and therefore no asset representations review or certificateholder-driven dispute resolution mechanism for breaches of mortgage loan seller representations and warranties) with respect to the COMM 2015-LC23 Mortgage Trust.

The COMM 2015-LC23 Special Servicer may be removed as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Equity Inns Portfolio Whole Loan—Appointment of Special Servicer” in this prospectus.

The COMM 2015-LC23 depositor, the COMM 2015-LC23 Master Servicer, the COMM 2015-LC23 Special Servicer, the COMM 2015-LC23 Certificate Administrator, the COMM 2015-LC23 Trustee and various related persons and entities will be entitled to be indemnified by the issuing entity (as and to the same extent the COMM 2015-LC23 Mortgage Trust is required to indemnify such parties pursuant to the terms of the COMM 2015-LC23 Pooling and Servicing Agreement) for certain losses and liabilities incurred by any such party in accordance with the terms and conditions of the Equity Inns Portfolio Intercreditor Agreement and the COMM 2015-LC23 Pooling and Servicing Agreement. To the extent funds from collections from the Equity Inns Portfolio Whole Loan are insufficient to satisfy such indemnification obligations, the issuing entity will be required to reimburse the applicable indemnified parties and/or the COMM 2015-LC23 Mortgage Trust for the issuing entity’s pro rata share of the insufficiency, including from general collections on Mortgage Loans in this securitization.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Equity Inns Portfolio Whole Loan” in this prospectus.

Servicing of the Hilton Garden Inn Athens Downtown Mortgage Loan

The Hilton Garden Inn Athens Downtown Mortgage Loan, together with the Hilton Garden Inn Athens Downtown Companion Loan and any related REO Property will be serviced under the CGCMT 2016-C2 Pooling and Servicing Agreement.

The servicing arrangements under the terms of the CGCMT 2016-C2 Pooling and Servicing Agreement are generally similar to, but differ in certain respects from, the servicing arrangements under the PSA. In that regard, the following are considerations relating to servicing, including the identification of some (but not all) of the differences between the expected terms of the CGCMT 2016-C2 Pooling and Servicing Agreement and the expected terms of the Pooling and Servicing Agreement:

•	Pursuant to the CGCMT 2016-C2 Pooling and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to the Hilton Garden Inn Athens Downtown Mortgage Loan are similar to the corresponding fees payable under the Pooling and Servicing Agreement.

•	The CGCMT 2016-C2 Servicer earns a primary servicing fee with respect to the Hilton Garden Inn Athens Downtown Mortgage Loan that is calculated at 0.040% per annum (which includes any applicable sub-servicing fee rate).

•	The applicable master servicer or the trustee, as applicable, will be required to make P&I Advances with respect to the Hilton Garden Inn Athens Downtown Mortgage Loan, unless such master servicer or the trustee, as applicable, or the applicable special servicer, has determined that such advance would not be recoverable from collections on the Hilton Garden Inn Athens Downtown Mortgage Loan. The applicable special servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed P&I Advance, if made, would be a Non-Recoverable Advance, which determination will be conclusive and binding on the related master servicer and the trustee.

•	The CGCMT 2016-C2 Servicer is obligated to make property protection advances with respect to the Hilton Garden Inn Athens Downtown Whole Loan. If the CGCMT 2016-C2 Servicer determines that a property protection advance it made with respect to the Hilton Garden Inn Athens Downtown Whole Loan or the related Mortgaged Property is nonrecoverable, it is entitled to be reimbursed first from collections on, and proceeds of, the Hilton Garden Inn Athens Downtown Mortgage Loan and the Hilton Garden Inn Athens Downtown Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on all the Mortgage Loans, from general collections of the CGCMT 2016-C2 issuing entity and from general collections CGCMT 2016-C2 securitization, on a pro rata basis (based on each such loan’s outstanding principal balance).

•	Items with respect to the Hilton Garden Inn Athens Downtown Whole Loan that are the equivalent of ancillary fees, penalty charges, assumption fees and/or modification fees and that are allocated as additional servicing compensation under the CGCMT 2016-C2 Pooling and Servicing Agreement, may be allocated between the CGCMT 2016-C2 Servicer and the CGCMT 2016-C2 Special Servicer in proportions that are different from the proportions allocated between the master servicer and the special servicer in the case of Mortgage Loans serviced under the PSA.

•	The CGCMT 2016-C2 Special Servicer is required to take actions with respect to the Hilton Garden Inn Athens Downtown Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties” in this prospectus.

•	With respect to the Hilton Garden Inn Athens Downtown Mortgage Loan, the servicing provisions relating to performing inspections and collecting operating information are substantially similar to those of the PSA.

•	The requirement of the CGCMT 2016-C2 Servicer to make compensating interest payments in respect of the Hilton Garden Inn Athens Downtown Mortgage Loan is similar to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA.

•	The CGCMT 2016-C2 Servicer and CGCMT 2016-C2 Special Servicer (a) have rights related to resignation substantially similar to those of the master servicer and the special servicer and (b) are subject to servicer termination events substantially similar to those in the PSA, as well as the rights related thereto.

•	No items with respect to the Hilton Garden Inn Athens Downtown Whole Loan that are the equivalent of ancillary fees, assumption fees, modification fees and/or penalty charges will be allocated to the master servicer or the special servicer as additional servicing compensation or otherwise applied in accordance with the PSA except to the extent that such items are received by the Hilton Garden Inn Athens Downtown Non-Directing Holder with respect to the Hilton Garden Inn Athens Downtown Mortgage Loan.

•	The specific types of actions constituting major decisions under the CGCMT 2016-C2 Pooling and Servicing Agreement are similar, but necessarily identical, to those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder is permitted to consent will correspondingly differ.

•	The liability of the parties to the CGCMT 2016-C2 Pooling and Servicing Agreement is limited in a manner similar, but not necessarily identical, to the liability of the parties to the PSA.

•	Collections on the Hilton Garden Inn Athens Downtown Mortgage Loan are maintained under the CGCMT 2016-C2 Pooling and Servicing Agreement in a manner similar, but not necessarily identical, to collections on the Serviced Mortgage Loans and the Serviced Whole Loans under the PSA, provided that rating requirements for accounts and permitted investments may vary under the two pooling and servicing agreements.

•	The CGCMT 2016-C2 Pooling and Servicing Agreement differs from the PSA in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The CGCMT 2016-C2 Special Servicer may be removed as described under “Description of the Mortgage Pool—The Whole Loans—The Hilton Garden Inn Athens Downtown Whole Loan—Special Servicer Appointment Rights” in this prospectus.

The CGCMT 2016-C2 Depositor, the CGCMT 2016-C2 Servicer, the CGCMT 2016-C2 Special Servicer, the CGCMT 2016-C2 Certificate Administrator, the CGCMT 2016-C2 Trustee, the CGCMT 2016-C2 Operating Advisor, the CGCMT 2016-C2 Asset Representations Reviewer and various related persons and entities are entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by such party in accordance with the terms and conditions of the Hilton Garden Inn Athens Downtown Intercreditor Agreement.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loan—The Hilton Garden Inn Athens Downtown Whole Loan” in this prospectus.

Servicing of the 1140 Avenue of the Americas Whole Loan and the Aspen at Norman Student Housing Whole Loan

The servicing of the 1140 Avenue of the Americas Whole Loan and the Aspen at Norman Student Housing Whole Loan, each a Servicing Shift Whole Loan, is expected to be governed by the PSA only temporarily, until (in each case) the applicable Servicing Shift Securitization Date. From and after the applicable Servicing Shift Securitization Date, the related Servicing Shift Whole Loan will be serviced by the master servicer and special servicer under the related Servicing Shift PSA pursuant to the terms of the related Servicing Shift PSA. Although the related Intercreditor Agreements impose some requirements regarding the terms of the related Servicing Shift PSAs (and it is expected that such Servicing Shift PSAs will contain servicing provisions similar to, but not identical with, the provisions of the PSA), the securitizations to which the related Controlling Companion Loans are to be contributed have not been determined, and accordingly, the servicing terms of such Servicing Shift PSAs are unknown. See “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of the Servicing Shift Whole Loans Will Shift to Other Servicers” and “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans—The 1140 Avenue of the Americas Whole Loan” and “—The Aspen at Norman Student Housing Whole Loan”.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the applicable master servicer or the applicable special servicer, as the case may be, may then take such action if such master servicer or such special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of either master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) it has been appointed and currently serves as a master servicer or special servicer on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns of the applicable replacement as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency or (iii) KBRA has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by the applicable master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the applicable master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, such master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the applicable master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, Inc. (“KBRA”).

Any Rating Agency Confirmation requests made by any master servicer, any special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The applicable master servicer, the applicable special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

Each master servicer, each special servicer (regardless of whether such special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires a master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each master servicer, each special servicer (regardless of whether such special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires a master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to either special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

•	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class V and Class R certificates) for the Mortgage Loans and REO Properties remaining in the issuing entity (provided, however, that (a) the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C and Class D certificates is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class V and Class R certificates) and (c) the master servicers consent to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, either special servicer, either master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other special servicer, the master servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other master servicer, and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the sum of (1) the aggregate Purchase Price of all the Mortgage Loans

(exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the applicable special servicer and approved by the applicable master servicer and the Controlling Class (prior to a Control Termination Event, if any such Class is outstanding), (3) the reasonable out-of-pocket expenses of the applicable master servicer and the applicable special servicer related to such purchase, unless such master servicer or such special servicer, as applicable, is the purchaser and (4) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the related Non-Serviced Master Servicer in accordance with clauses (2) and (3) above, less (b) solely in the case where the applicable master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to such master servicer (which items will be deemed to have been paid or reimbursed to such master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, either special servicer, either master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans be less than (or in the case of clause (ii) below, less than or equal to) the greater of (i) 1.0% or (ii) if the Mortgage Loans identified on Annex A-1 as FMC Corporation R&D HQ and/or Walgreens Youngstown are an asset of the trust fund, the sum of the outstanding principal balance of the Mortgage Loans identified on Annex A-1 as FMC Corporation R&D HQ and/or Walgreens Youngstown on any date of determination and 1.0% of the Initial Pool Balance; provided, however, that this termination right will not be exercisable at the percentage threshold specified in clause (ii) above earlier than the Distribution Date in October 2026. The voluntary exchange of certificates (other than the Class V and Class R certificates), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

If any party above, other than National Cooperative Bank, N.A. as the master servicer of the National Cooperative Bank, N.A. Mortgage Loans, exercises such purchase option, National Cooperative Bank, N.A., so long as National Cooperative Bank, N.A. is a master servicer or a special servicer under the PSA, will be entitled to purchase the remaining National Cooperative Bank, N.A. Mortgage Loans and any related REO Property, and if National Cooperative Bank, N.A. elects to purchase such Mortgage Loans and REO Properties that other party will then purchase only the remaining Mortgage Loans and REO Property that are not being purchased by National Cooperative Bank, N.A.

With respect to the foregoing options to purchase the Mortgage Loans and REO Properties, if both of the master servicers or special servicers wish to elect to exercise such rights, then the master servicer or special servicer servicing the greater principal balance of Mortgage Loans will be entitled to exercise such right, subject to National Cooperative Bank, N.A.’s prior right to acquire the National Cooperative Bank, N.A. Mortgage Loans.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, either special servicer, either master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Accounts and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)      to correct any defect or ambiguity in the PSA;

(b)      to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)      to change the timing and/or nature of deposits in the Collection Accounts, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)      to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any holder of the certificates or holder of a Companion Loan;

(e)      to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)       to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)      to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)      to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicers, the trustee and, with respect to any Mortgage Loan other than an Excluded Loan and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any related Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i)       to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website; or

(j)       to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv).

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Whole Loans, as applicable, that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as third party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicers, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicers, the special servicers, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of either master servicer or special servicer (except during any period when the trustee is acting as, or has become successor to, either master servicer or special servicer, as the case may be), (ii) an institution insured by the Federal Deposit Insurance Corporation, (iii) an institution whose long-term senior unsecured debt is rated at least “A2” by Moody’s and “A-” by Fitch; provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it maintains a long-term unsecured debt rating of no less than “Baa2” by Moody’s, (b) its short-term debt obligations have a short-term rating of not less than “P-2” from Moody’s and “F1” by Fitch and (c) each master servicer maintains a long-term unsecured debt rating of at least “A2” by Moody’s and “A+” by Fitch;

provided that nothing in this proviso will impose on either master servicer any obligation to maintain such rating, and (iv) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicers, the special servicers, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicers and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or either master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicers. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

New York

Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

Texas

Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate.  Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure.  Due to the relatively short period of time involved in a non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas.  A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within four years from the date the cause of action accrues.  The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise).

Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action.  It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness.  In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor’s last known address at least 21 days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located.  Such 21 day period includes the entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale.  The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin.  To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above.

The trustee’s sale must be performed pursuant to the terms of the deed of trust and statutory law and must take place between the hours of 10 a.m. and 4 p.m. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three hours after that time.  If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located.  Under Texas law applicable to the subject property, the debtor does not have the right to redeem the property after foreclosure.  Any action for deficiency must be brought within two years of the foreclosure sale.  If the foreclosure sale price is less than the fair market value of the property, the debtor or any obligor (including any guarantor) may be entitled to an offset against the deficiency in the amount by which the fair market value of the property, less the amount of any claim, indebtedness, or obligation of any kind that is secured by a lien or encumbrance on the real property that was not extinguished by the foreclosure, exceeds the foreclosure sale price.

Virginia

Foreclosure of the lien of a deed of trust in Virginia typically and most efficiently is accomplished by a non-judicial trustee’s sale under a power of sale provision in the deed of trust. Judicial foreclosure also can be, but seldom is, used. In a non-judicial foreclosure, written notice to the borrower and other lienholders of record and newspaper advertisement of the trustee’s sale, containing certain information, must be given for the time period prescribed in the deed of trust, but subject to statutory minimums. After such notice, the trustee may sell the real estate at public auction. Although rarely used in Virginia, in a judicial foreclosure, after notice to all interested parties, a full hearing and judgment in favor of the lienholder, the court orders a foreclosure sale to be conducted by a court-appointed commissioner in chancery or other officer. In either type of foreclosure sale, upon consummation of the foreclosure, the borrower has no right to redeem the property. A deficiency judgment for a recourse loan may be obtained. Further, under Virginia law, under certain circumstances and for certain time periods, a lienholder may petition the court for the appointment of a receiver to collect, protect and disburse the real property’s rents and revenues, and otherwise to maintain and preserve the real property, pursuant to the court’s instructions. The decision to appoint a receiver is solely within the court’s discretion, regardless of what the deed of trust provides.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold.

In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided that no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called

“ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator,” however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

Wells Fargo Bank and its affiliates are playing several roles in this transaction. Wells Fargo Bank, a sponsor, originator and mortgage loan seller and the holder of the Central Park Retail Companion Loan, is also a master servicer, the certificate administrator, the REMIC administrator, the custodian and the certificate registrar under this securitization and an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank is the certificate administrator, the trustee and custodian under the Shops at Crystals Trust 2016-CSTL Trust and Servicing Agreement, which governs the servicing and administration of The Shops at Crystals Whole Loan, the master servicer, the certificate administrator, the REMIC administrator, the custodian, the certificate registrar and the initial risk retention consultation party under the WFCM 2016-BNK1 Pooling and Servicing Agreement, which governs the servicing and administration of the Pinnacle II Whole Loan, and the master servicer, the certificate administrator, the paying agent and the custodian under the COMM 2015-LC23 Pooling and Servicing Agreement, which governs the servicing and administration of the Equity Inns Portfolio Whole Loan.

In addition, Wells Fargo Bank is the purchaser under separate repurchase agreements with each of LCF, Rialto Mortgage and National Cooperative Bank, N.A., respectively, or, in any such case, with a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by each of LCF, Rialto Mortgage and National Cooperative Bank, N.A., respectively, or in any such case by its respective affiliates.

Wells Fargo Bank, Deutsche Bank AG, Cayman Islands Branch and certain other third party lenders provide warehouse financing to the LCF Financing Affiliates through various repurchase facilities, borrowing base facilities or other financing arrangements. Ladder Holdings, TRS LLLP and REIT LLLP guarantee certain obligations of the LCF Financing Affiliates under certain of those financing arrangements. Some or all of the LCF Mortgage Loans are (or, as of the Closing Date, may be) subject to those financing arrangements. If such is the case at the time the certificates are issued, then LCF will use the proceeds from its sale of the LCF Mortgage Loans to the depositor to, among other things, acquire the warehoused LCF Mortgage Loans from the LCF Financing Affiliates, and the LCF Financing Affiliates will, in turn, use the funds that they receive from LCF to, among other things, reacquire or obtain the release of, as applicable, the warehoused LCF Mortgage Loans from the repurchase agreement counterparties/lenders free and clear of any liens.

In the case of the repurchase facility provided by Wells Fargo Bank to an LCF Financing Affiliate, Wells Fargo Bank has agreed to purchase Mortgage Loans from LCF on a revolving basis. The aggregate Cut-off Date Balance of the LCF Mortgage Loans that are, as of the date of this prospectus, subject to that repurchase facility is equal to approximately $139,750,000; however, such circumstances may change prior to the initial issuance of the certificates. Proceeds received by LCF in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank each of the LCF Mortgage Loans subject to that repurchase facility that are to be sold by LCF to the depositor in connection with this securitization transaction, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

In the case of the repurchase facility provided by Deutsche Bank AG, Cayman Islands Branch to an LCF Financing Affiliate, Deutsche Bank AG, Cayman Islands Branch has agreed to purchase Mortgage Loans from LCF on a revolving basis. The aggregate Cut-off Date Balance of the LCF Mortgage Loans that are, as of the date of this prospectus, subject to that repurchase facility is equal to approximately $31,090,000; however, such circumstances may change prior to the initial issuance of the certificates. Proceeds received by LCF in connection with this securitization transaction will be used, in part, to repurchase from Deutsche Bank AG, Cayman Islands Branch each of the LCF Mortgage Loans subject to that repurchase facility that are to be sold by LCF to the depositor in connection with this securitization transaction, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

In the case of the repurchase facility provided by Wells Fargo Bank to Rialto Mortgage, Wells Fargo Bank has agreed to purchase mortgage loans from Rialto Mortgage on a revolving basis. The aggregate Cut-off Date Balance of the Rialto Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to that repurchase facility is projected to equal approximately $189,597,583. Proceeds received by Rialto Mortgage in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank the Rialto Mortgage Loans subject to that repurchase facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

In the case of the repurchase facility provided by Wells Fargo Bank to National Cooperative Bank, N.A., for which National Cooperative Bank, N.A.’s wholly-owned special purpose subsidiary is the primary obligor, Wells Fargo Bank has agreed to purchase mortgage loans from such subsidiary on a revolving basis and to serve as interim custodian of the loan files for the mortgage loans subject to such repurchase agreement. National Cooperative Bank, N.A. guarantees the performance by its wholly-owned subsidiary of certain obligations under the repurchase facility. None of the National Cooperative Bank, N.A. Mortgage Loans are subject to such repurchase facility or interim custodian arrangement.

Additionally, National Cooperative Bank, N.A. or a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, is party to an interest rate hedging arrangement with Wells Fargo Bank with respect to some of the Mortgage Loans that National Cooperative Bank, N.A. will transfer to the depositor. This hedging arrangement will terminate in connection with the contribution of those Mortgage Loans to this securitization transaction.

As a result of the matters discussed above, this securitization transaction will reduce the economic exposure of Wells Fargo Bank to the Mortgage Loans that are to be transferred by LCF, Rialto Mortgage, and National Cooperative Bank, N.A., respectively, to the depositor.

Wells Fargo Bank is (or, as of the Closing Date, is expected to be) the interim custodian of the loan files for all of the LCF Mortgage Loans and the Rialto Mortgage Loans.

While Wells Fargo Bank may have undertaken some evaluation of the Mortgage Loans originated or acquired by such mortgage loan sellers, any such review was undertaken by it solely for the purpose of determining whether such Mortgage Loans were eligible for financing under the terms of the related warehouse financing and was unrelated to this offering. In addition, we cannot assure you that such review was undertaken and, if undertaken, any such review was limited in scope to that specific purpose. The related mortgage loan sellers are solely responsible for the underwriting of their Mortgage Loans as well as the Mortgage Loan representations and warranties related thereto.

Ladder Capital Finance LLC is affiliated with the borrowers under the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as FMC Corporation R&D HQ, Walgreens Youngstown, Family Dollar – Radford, Family Dollar – Malone, Dollar General Mercedes and Dollar General Aurora, collectively representing approximately 2.8% of the Initial Pool Balance. Ladder Capital Finance LLC or an affiliate thereof originated each of those Mortgage Loans, and Ladder Capital Finance LLC is the mortgage loan seller with respect to those Mortgage Loans. Those Mortgage Loans may contain provisions and terms that are more favorable to the respective borrowers thereunder than would otherwise have been the case if the lender and borrower were not affiliated, including: (i) the related Mortgage Loan documents permit transfers of interests in the related borrower without the lender’s consent by the related borrower and by or to certain affiliates of Ladder Capital Finance Holdings LLLP; (ii) the related Mortgage Loan documents permit future mezzanine financing; (iii) there is no separate environmental indemnitor other than the related borrower; (iv) the related Mortgage Loan documents do not require that a borrower-related property manager be terminated in connection with a Mortgage Loan default; and (v) except in the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as FMC Corporation R&D HQ, the lender will accept insurance coverage (including in some cases, self-insurance) provided by the tenant under its lease, which does not include insurance coverage against acts of terrorism. In addition, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Aspen at Norman Student Housing, representing approximately 1.6% of the Initial Pool Balance, and as to which Ladder Capital Finance LLC is the related mortgage loan seller and originator, an affiliate of Safanad Ltd., one of the borrower sponsors, owns, or previously owned, a less than 2.0% indirect interest in Ladder Capital Finance LLC.

Pursuant to certain interim servicing agreements between LCF, a sponsor, an originator and a mortgage loan seller, and certain affiliates of LCF, on the one hand, and Wells Fargo Bank, on the other hand, Wells Fargo Bank acts, from time to time, as interim servicer with respect to certain mortgage loans owned from time to time by LCF and such affiliates (subject, in some cases, to various repurchase facilities and other financing arrangements), including, prior to their inclusion in the trust fund, some or all of the LCF Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo Bank and Rialto Mortgage, each a sponsor, an originator and a mortgage loan seller, or certain affiliates of Rialto Mortgage, Wells Fargo Bank acts (from time to time) as primary servicer with respect to certain mortgage loans owned by Rialto Mortgage or such affiliates (subject, in some cases, to the repurchase facility described above), including, prior to their inclusion in the trust fund, some or all of the Rialto Mortgage Loans.

Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, which may include, prior to their inclusion in the issuing entity, some or all of the Mortgage Loans to be transferred to this securitization transaction by Wells Fargo Bank.

Wells Fargo Bank is expected to enter into one or more agreements with the other sponsors (other than National Cooperative Bank, N.A.) to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

National Cooperative Bank, N.A., a sponsor, one of the mortgage loan sellers, one of the master servicers and one of the special servicers, is party to an interest rate hedging arrangement with Wells Fargo Bank with respect to certain of the National Cooperative Bank, N.A. Mortgage Loans, which have an aggregate Cut-off Date Balance of $35,768,062, representing approximately 3.4% of the Initial Pool Balance and such hedging arrangements will terminate with respect to such Mortgage Loans that National Cooperative Bank, N.A. will transfer to the depositor in connection with the transfer of those Mortgage Loans pursuant to this securitization transaction.

With respect to certain mortgage loans secured by residential cooperative properties, National Cooperative Bank, N.A. or an affiliate thereof may, now or in the future, hold one or more (1) loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (2) unsecured loans to the related mortgage borrower and/or (3) cooperative unit loans that are secured by direct equity interests in the related mortgage borrower.

Midland assisted Prime Finance CMBS B-Piece Holdco IV, L.P., or its affiliate, and Ellington Management Group, LLC, or its affiliate, with due diligence relating to the Mortgage Loans in the Mortgage Pool.

In the case of certain Mortgage Loans, a mezzanine loan secured by equity interests in the related borrower may be held by the related mortgage loan seller or one of its affiliates.

Rialto Mortgage, a sponsor, a mortgage loan seller and an originator, is an affiliate of Rialto Capital Advisors, LLC, the special servicer under the WFCM 2016-BNK1 Pooling and Servicing Agreement, which governs the servicing of the Pinnacle II Whole Loan. Rialto Mortgage and Rialto Capital Advisors, LLC, are also affiliates of the entity that was appointed as the initial directing certificateholder under the WFCM 2016-BNK1 Pooling and Servicing Agreement.

Rialto Mortgage or an affiliate thereof holds (subject to any applicable financing arrangements) the One & Two Corporate Plaza Companion Loan with an aggregate principal balance as of the Cut-off Date of approximately $7,000,000. This Companion Loan may, but is not required to be, included in a future securitization or otherwise sold at any time.

Midland Loan Services, a Division of PNC Bank, National Association, is also the master servicer under the CGCMT 2016-C2 Pooling and Servicing Agreement, which governs the servicing of the Hilton Garden Inn Athens Downtown Whole Loan.

Wilmington Trust, National Association, the trustee, is also the trustee under the WFCM 2016-BNK1 Pooling and Servicing Agreement and the COMM 2015-LC23 Pooling and Servicing Agreement, which govern the servicing of the Pinnacle II Whole Loan and the Equity Inns Portfolio Whole Loan, respectively.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing

Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the applicable master servicer or special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, neither the master servicer nor the special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that the master servicer or special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. Moreover, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 certificates were outstanding.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A or Class X-B certificates with a Notional Amount, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without a ratable distribution to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the applicable master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$ 731,750,000	Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates
Class X-B	$ 142,430,000	Class A-S and Class B certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or Yield

Maintenance Charges, release of property provisions, amortization terms that require balloon payments and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$ 731,750,000	Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates
Class X-B	$ 142,430,000	Class A-S and Class B certificates

Any optional termination by the holders of the Controlling Class, either special servicer, either master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The depositor also may utilize the “CPP” model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period. The model used in this prospectus is the CPP model. As used in each of the following tables, the column headed “0% CPP” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPP”, “50% CPP”, “75% CPP” and “100% CPP” assume that prepayments on the Mortgage Loans are made at those levels of CPP. We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPP, and we make no representation that the Mortgage Loans will prepay at the levels of CPP shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of Offered Certificates that are Principal Balance Certificates that would be outstanding after each of the dates shown at various CPPs and the corresponding weighted average life of each such class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions”), among others:

•	except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 and the aggregate Cut-off Date Balance of the Mortgage Loans is as described in this prospectus;

•	the initial aggregate certificate balance or notional amount, as the case may be, of each interest-bearing class of certificates is as described in this prospectus;

•	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus;

•	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;

•	no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, the CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor fees, each as set forth on Annex A-1;

•	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;

•	each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

•	all monthly debt service or balloon payments on the Mortgage Loans are timely received by the applicable master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;

•	each ARD Loan in the trust fund is paid in full on its Anticipated Repayment Date;

•	no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

•	with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Gratiot Retail Center, representing approximately 0.4% of the Initial Pool Balance, the borrower timely satisfies the Leasing Conditions and Underwriting Condition by or before August 1, 2019 so that no mandatory prepayment of reserve funds is required to occur;

•	except as described in the next two succeeding bullets, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;

•	except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the Mortgage Loans at the indicated CPPs set forth in the subject tables or other relevant part of this prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;

•	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;

•	no Yield Maintenance Charges or Prepayment Premiums are collected;

•	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;

•	no Mortgage Loan is required to be repurchased, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any Subordinate Companion Loan, mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

•	distributions on the Offered Certificates are made on the 15th day of each month, commencing in October 2016; and

•	the Offered Certificates are settled with investors on September 29, 2016.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPP percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPPs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
September 2017	82%	82%	82%	82%	82%
September 2018	58%	58%	58%	58%	58%
September 2019	31%	31%	31%	31%	31%
September 2020	0%	0%	0%	0%	0%
September 2021 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.22	2.22	2.22	2.21	2.21

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
September 2017	100%	100%	100%	100%	100%
September 2018	100%	100%	100%	100%	100%
September 2019	100%	100%	100%	100%	100%
September 2020	100%	97%	93%	86%	53%
September 2021	0%	0%	0%	0%	0%
September 2022 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.50	4.46	4.41	4.34	4.10

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
September 2017	100%	100%	100%	100%	100%
September 2018	100%	100%	100%	100%	100%
September 2019	100%	100%	100%	100%	100%
September 2020	100%	100%	100%	100%	100%
September 2021	100%	100%	100%	100%	100%
September 2022	100%	100%	100%	100%	100%
September 2023	100%	100%	100%	100%	100%
September 2024	100%	100%	100%	100%	100%
September 2025	100%	100%	100%	100%	98%
September 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.65	9.62	9.59	9.55	9.36

Percent of the Initial Certificate Balance
of the Class A-4 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
September 2017	100%	100%	100%	100%	100%
September 2018	100%	100%	100%	100%	100%
September 2019	100%	100%	100%	100%	100%
September 2020	100%	100%	100%	100%	100%
September 2021	100%	100%	100%	100%	100%
September 2022	100%	100%	100%	100%	100%
September 2023	100%	100%	100%	100%	100%
September 2024	100%	100%	100%	100%	100%
September 2025	100%	100%	100%	100%	100%
September 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.84	9.83	9.82	9.78	9.58

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
September 2017	100%	100%	100%	100%	100%
September 2018	100%	100%	100%	100%	100%
September 2019	100%	100%	100%	100%	100%
September 2020	100%	100%	100%	100%	100%
September 2021	97%	97%	97%	97%	97%
September 2022	75%	75%	75%	75%	75%
September 2023	53%	53%	53%	53%	53%
September 2024	29%	29%	29%	29%	29%
September 2025	4%	4%	4%	4%	4%
September 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.08	7.08	7.08	7.08	7.08

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
September 2017	100%	100%	100%	100%	100%
September 2018	100%	100%	100%	100%	100%
September 2019	100%	100%	100%	100%	100%
September 2020	100%	100%	100%	100%	100%
September 2021	100%	100%	100%	100%	100%
September 2022	100%	100%	100%	100%	100%
September 2023	100%	100%	100%	100%	100%
September 2024	100%	100%	100%	100%	100%
September 2025	100%	100%	100%	100%	100%
September 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.89	9.88	9.88	9.88	9.67

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
September 2017	100%	100%	100%	100%	100%
September 2018	100%	100%	100%	100%	100%
September 2019	100%	100%	100%	100%	100%
September 2020	100%	100%	100%	100%	100%
September 2021	100%	100%	100%	100%	100%
September 2022	100%	100%	100%	100%	100%
September 2023	100%	100%	100%	100%	100%
September 2024	100%	100%	100%	100%	100%
September 2025	100%	100%	100%	100%	100%
September 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.96	9.95	9.91	9.88	9.71

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
September 2017	100%	100%	100%	100%	100%
September 2018	100%	100%	100%	100%	100%
September 2019	100%	100%	100%	100%	100%
September 2020	100%	100%	100%	100%	100%
September 2021	100%	100%	100%	100%	100%
September 2022	100%	100%	100%	100%	100%
September 2023	100%	100%	100%	100%	100%
September 2024	100%	100%	100%	100%	100%
September 2025	100%	100%	100%	100%	100%
September 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.96	9.96	9.96	9.94	9.71

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPPs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from September 1, 2016 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPPs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPP model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
97-00	2.837%	2.839%	2.840%	2.841%	2.841%
98-00	2.358%	2.359%	2.360%	2.360%	2.360%
99-00	1.885%	1.886%	1.886%	1.886%	1.886%
100-00	1.419%	1.419%	1.419%	1.419%	1.419%
101-00	0.961%	0.960%	0.960%	0.959%	0.959%
102-00	0.509%	0.508%	0.507%	0.506%	0.506%
103-00	0.064%	0.062%	0.061%	0.060%	0.060%

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
100-00	2.491%	2.491%	2.490%	2.490%	2.489%
101-00	2.255%	2.253%	2.250%	2.246%	2.231%
102-00	2.022%	2.017%	2.011%	2.004%	1.976%
103-00	1.791%	1.784%	1.776%	1.765%	1.724%
104-00	1.563%	1.554%	1.543%	1.529%	1.474%
105-00	1.337%	1.326%	1.313%	1.296%	1.228%
106-00	1.114%	1.101%	1.085%	1.065%	0.984%

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
98-00	2.927%	2.928%	2.929%	2.929%	2.933%
99-00	2.806%	2.807%	2.807%	2.807%	2.809%
100-00	2.687%	2.687%	2.687%	2.687%	2.686%
101-00	2.568%	2.568%	2.568%	2.567%	2.565%
102-00	2.451%	2.451%	2.450%	2.449%	2.445%
103-00	2.336%	2.335%	2.334%	2.332%	2.326%
104-00	2.221%	2.220%	2.219%	2.217%	2.209%

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
100-00	2.947%	2.947%	2.946%	2.946%	2.946%
101-00	2.829%	2.829%	2.828%	2.828%	2.826%
102-00	2.712%	2.712%	2.712%	2.711%	2.706%
103-00	2.597%	2.597%	2.596%	2.595%	2.589%
104-00	2.483%	2.483%	2.482%	2.481%	2.472%
105-00	2.371%	2.370%	2.370%	2.368%	2.357%
106-00	2.259%	2.259%	2.258%	2.256%	2.243%

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
100-00	2.824%	2.824%	2.824%	2.824%	2.824%
101-00	2.667%	2.667%	2.667%	2.667%	2.667%
102-00	2.512%	2.512%	2.512%	2.512%	2.512%
103-00	2.358%	2.358%	2.358%	2.358%	2.358%
104-00	2.206%	2.206%	2.206%	2.206%	2.206%
105-00	2.056%	2.056%	2.056%	2.056%	2.056%
106-00	1.907%	1.907%	1.907%	1.907%	1.907%

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
100-00	3.375%	3.375%	3.375%	3.375%	3.375%
101-00	3.255%	3.255%	3.255%	3.255%	3.252%
102-00	3.137%	3.136%	3.136%	3.136%	3.132%
103-00	3.019%	3.019%	3.019%	3.019%	3.012%
104-00	2.904%	2.903%	2.903%	2.903%	2.894%
105-00	2.789%	2.789%	2.789%	2.789%	2.778%
106-00	2.676%	2.675%	2.675%	2.675%	2.662%

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
100-00	3.631%	3.631%	3.631%	3.631%	3.631%
101-00	3.511%	3.511%	3.510%	3.510%	3.508%
102-00	3.391%	3.391%	3.390%	3.390%	3.386%
103-00	3.274%	3.273%	3.272%	3.271%	3.266%
104-00	3.157%	3.157%	3.155%	3.154%	3.146%
105-00	3.042%	3.041%	3.039%	3.038%	3.029%
106-00	2.928%	2.927%	2.925%	2.923%	2.912%

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
97-00	4.916%	4.916%	4.915%	4.915%	4.921%
98-00	4.785%	4.785%	4.784%	4.784%	4.788%
99-00	4.656%	4.655%	4.655%	4.655%	4.656%
100-00	4.528%	4.528%	4.527%	4.527%	4.526%
101-00	4.402%	4.401%	4.401%	4.400%	4.397%
102-00	4.277%	4.277%	4.276%	4.276%	4.270%
103-00	4.154%	4.153%	4.153%	4.152%	4.144%

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
11-20	5.673%	5.626%	5.568%	5.486%	5.079%
11-24	5.410%	5.363%	5.305%	5.223%	4.813%
11-28	5.151%	5.104%	5.046%	4.964%	4.552%
12-00	4.897%	4.850%	4.791%	4.709%	4.295%
12-04	4.647%	4.599%	4.541%	4.458%	4.042%
12-08	4.401%	4.353%	4.294%	4.211%	3.792%
12-12	4.158%	4.110%	4.051%	3.968%	3.547%

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (in 32nds, excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
8-04	5.221%	5.198%	5.173%	5.145%	4.771%
8-08	4.878%	4.855%	4.830%	4.802%	4.424%
8-12	4.542%	4.519%	4.494%	4.466%	4.085%
8-16	4.214%	4.191%	4.166%	4.138%	3.754%
8-20	3.893%	3.870%	3.844%	3.816%	3.429%
8-24	3.579%	3.555%	3.530%	3.501%	3.111%
8-28	3.271%	3.248%	3.222%	3.193%	2.800%

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans (excluding Excess Interest) and certain other assets and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-D,

Class X-EF, Class X-G, Class X-H, Class X-I, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class I certificates (the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and the Intercreditor Agreements, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code, and, the Class V certificates will represent undivided beneficial interests in the Grantor Trust.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. Consequently, it is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup

Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, twenty-six (26) of the Mortgaged Properties securing twenty-four (24) Mortgage Loans representing 18.8% of the Initial Pool Balance, are multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC.

Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date).

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., 0% CPR; provided that it is assumed that any ARD Loan prepays on its anticipated repayment date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Interestholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B and Class C certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) ”interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated

redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the highest corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The applicable special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Bipartisan Budget Act of 2015

On November 2, 2015, President Obama signed into law the Bipartisan Budget Act of 2015 (the “2015 Budget Act”), which includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules will also apply to REMICs, the holders of their residual interests and the trustees authorized to represent REMICs in IRS audits and related procedures (“tax matters persons” or “TMPs”). These new audit rules are scheduled to become effective for taxable years beginning with 2018 and will apply to both new and existing REMICs.

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders more so than a tax matters person’s actions under the current rules and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will have the authority to utilize, and will be directed to utilize, any exceptions available under the new provisions (including any changes) and IRS regulations so that holders of the Class R certificates, to the fullest extent possible, rather than either Trust REMIC itself, will be liable for any taxes arising from audit adjustments to either Trust REMIC’s taxable income. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions. Investors should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest and, beginning on January 1, 2019, gross proceeds from the disposition of debt obligations that give rise to U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at the rate of 28% on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-2	Class A-3	Class A-4
Wells Fargo Securities, LLC	$41,394,000	$55,655,000	$275,000,000	$290,568,000
Academy Securities, Inc.	0	0	0	0
Deutsche Bank Securities Inc.	0	0	0	0
Total	$41,394,000	$55,655,000	$275,000,000	$290,568,000

Underwriter	Class A-SB	Class A-S	Class X-A	Class X-B
Wells Fargo Securities, LLC	$69,133,000	$94,083,000	$731,750,000	$142,430,000
Academy Securities, Inc.	0	0	0	0
Deutsche Bank Securities Inc.	0	0	0	0
Total	$69,133,000	$94,083,000	$731,750,000	$142,430,000

Underwriter	Class B	Class C
Wells Fargo Securities, LLC	$48,347,000	$44,428,000
Academy Securities, Inc.	0	0
Deutsche Bank Securities Inc.	0	0
Total	$48,347,000	$44,428,000

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately 113.2% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from September 1, 2016, before deducting expenses payable by the depositor (estimated at $5,436,974, excluding underwriting discounts and commissions). The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Bank, which is a sponsor, mortgage loan seller and the holder of the Central Park Retail Companion Loan, is also one of the master servicers, the certificate administrator, the custodian and the certificate registrar under this securitization.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Wells Fargo Securities, LLC, which is one of the underwriters, the lead manager and sole bookrunner for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Wells Fargo Securities, LLC, of the purchase price for the Offered Certificates and the following payments:

(1)          the payment by the depositor to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Wells Fargo Bank;

(2)          the payment by Rialto Mortgage or an affiliate thereof to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in Wells Fargo Bank’s capacity as the purchaser under a repurchase agreement with Rialto Mortgage or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by Rialto Mortgage or an affiliate thereof under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to Rialto Mortgage in connection with the sale of those Mortgage Loans to the depositor by Rialto Mortgage;

(3)          the payment by LCF or an affiliate thereof to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in Wells Fargo Bank’s capacity as the purchaser under a repurchase agreement with LCF or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by LCF or an affiliate thereof under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to LCF in connection with the sale of those Mortgage Loans to the depositor by LCF; and

(4)          the payment by LCF or an affiliate thereof to Deutsche Bank AG, Cayman Islands Branch, an affiliate of Deutsche Bank Securities Inc., in Deutsche Bank AG, Cayman Islands Branch’s capacity as the purchaser under a repurchase agreement with LCF or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by LCF or an affiliate thereof under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to LCF in connection with the sale of those Mortgage Loans to the depositor by LCF.

As a result of the circumstances described above in this paragraph and the prior paragraph, each of Wells Fargo Securities, LLC and Deutsche Bank Securities Inc. has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, the Financial Industry Regulatory Authority (“FINRA”), the National Futures Association (“NFA”) and the Securities Investor Protection Corporation (“SIPC”), Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 301 South College Street, Charlotte, North Carolina 28288-0166, or by telephone at (704) 374-6161.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-206677) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, and any amendments to these reports may be read and copied at the Public Reference Section of the SEC, 100 F Street N.W., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to the predecessor of Wells Fargo Securities, LLC an individual prohibited transaction exemption, PTE 96-22, 61 Fed. Reg. 14,828 (April 3, 1996), as amended by PTE 97-34, 62 Fed. Reg. 39,021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67,765 (November 13, 2000), PTE 2002-41, 67 Fed. Reg. 54,487 (August 22, 2002), PTE 2007-05, 72 Fed. Reg. 13,130 (March 20, 2007) and PTE 2013-08, 78 Fed. Reg. 41,091 (July 9, 2013) (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Wells Fargo Securities, LLC, provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, either master servicer, either special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicers, the special servicers and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, either master servicer, either special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered

Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina, and certain other legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class X-B, Class B and Class C certificates) receive investment grade credit ratings from the three (3) Rating Agencies engaged by the depositor to rate the Offered Certificates, and it is a condition to their issuance that the Class X-B, Class B and Class C certificates receive investment grade credit ratings from two (2) of the Rating Agencies engaged by the depositor to rate the Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in October 2049. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to six NRSROs. Based on final feedback from those six NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other three NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain classes of rated Offered Certificates, due in part to the final subordination levels provided by that NRSRO for the classes of Offered Certificates. If the depositor had selected that NRSRO to rate those other classes of Offered Certificates not rated by it, its ratings of those other Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other three NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Index of Defined Terms

1
1140 Avenue of the Americas Companion Loans	275
1140 Avenue of the Americas Control Note Securitization Date	275
1140 Avenue of the Americas Controlling Companion Loan	275
1140 Avenue of the Americas Directing Holder	278
1140 Avenue of the Americas Guarantor	200
1140 Avenue of the Americas Intercreditor Agreement	275
1140 Avenue of the Americas Non-Controlling Companion Loan	275
1140 Avenue of the Americas PSA	275
1140 Avenue of the Americas Whole Loan	275
17g-5 Information Provider	386
1986 Act	570
1996 Act	545
2
2015 Budget Act	578
3
30/360 Basis	426
4
401(c) Regulations	589
A
A Notes	253
AB Modified Loan	439
Accelerated Mezzanine Loan Lender	379
Acceptable Insurance Default	443
ACM	18
Acting General Counsel’s Letter	157
Actual/360 Basis	220
Actual/360 Loans	413
ADA	547
Additional Exclusions	443
Administrative Cost Rate	361
ADR	161
Advances	408
Affirmative Asset Review Vote	483
AFFO	201
Annual Debt Service	161
Anticipated Repayment Date	220
Appraisal Institute	302
Appraisal Reduction Amount	435
Appraisal Reduction Event	434
Appraised Value	162
Appraised-Out Class	441
AR Capital	200
AR Global	200
ARC NYC REIT	200
ARCGT II	200
ARCP	201
ARD Loan	220
Aspen at Norman Student Housing Companion Loan	281
Aspen at Norman Student Housing Control Note Securitization Date	281
Aspen at Norman Student Housing Controlling Companion Loan	281
Aspen at Norman Student Housing Directing Holder	284
Aspen at Norman Student Housing Intercreditor Agreement	281
Aspen at Norman Student Housing Mortgaged Property	281
Aspen at Norman Student Housing PSA	282
Aspen at Norman Student Housing Whole Loan	281
Assessment of Compliance	523
Asset Representations Reviewer Asset Review Fee	433
Asset Representations Reviewer Fee	433
Asset Representations Reviewer Fee Rate	433
Asset Representations Reviewer Termination Event	488
Asset Representations Reviewer Upfront Fee	433
Asset Review	485
Asset Review Notice	484
Asset Review Quorum	484
Asset Review Report	486
Asset Review Report Summary	486
Asset Review Standard	485
Asset Review Trigger	482
Asset Review Vote Election	483
Asset Status Report	455
Assumed Final Distribution Date	371

Assumed Scheduled Payment	363
Attestation Report	523
Available Funds	354
B
B Notes	254
Balloon Balance	162
Balloon or ARD LTV Ratio	167
Balloon or ARD Payment	167
Bankruptcy Code	538
Base Interest Fraction	369
Beds	174
Borrower Party	379
Borrower Party Affiliate	379
Breach Notice	397
C
C Notes	254
C(WUMP)O	19
Cash Flow Analysis	163
Central Park Retail Companion Loan	244
Central Park Retail Directing Holder	246
Central Park Retail Intercreditor Agreement	244
Central Park Retail Mortgage Loan	244
Central Park Retail Non-Controlling Noteholder	247
Central Park Retail Noteholders	244
Central Park Retail Whole Loan	244
CERCLA	544
Certificate Administrator/Trustee Fee	432
Certificate Administrator/Trustee Fee Rate	432
Certificate Balance	352
Certificate Owners	389
Certificateholder	380
Certificateholder Quorum	492
Certificateholder Repurchase Request	502
Certified Operating Histories	16
Certified Rent Roll(s)	16
Certifying Certificateholder	391
CGCMT 2016-C2 Asset Representations Reviewer	270
CGCMT 2016-C2 Certificate Administrator	270
CGCMT 2016-C2 Depositor	270
CGCMT 2016-C2 Directing Certificateholder	271
CGCMT 2016-C2 Operating Advisor	270
CGCMT 2016-C2 Pooling and Servicing Agreement	241
CGCMT 2016-C2 Servicer	270
CGCMT 2016-C2 Special Servicer	270
CGCMT 2016-C2 Trustee	270
Class A Certificates	351
Class A-SB Planned Principal Balance	364
Class X Certificates	351
Clearstream	388
Clearstream Participants	390
Closing Date	161
CMBS	61
Code	567
Collateral Deficiency Amount	439
Collection Account	412
Collection Period	355
COMM 2015-LC23 Certificate Administrator	266
COMM 2015-LC23 Directing Certificateholder	267
COMM 2015-LC23 Master Servicer	266
COMM 2015-LC23 Mortgage Trust	515
COMM 2015-LC23 Operating Advisor	266
COMM 2015-LC23 Pooling and Servicing Agreement	241
COMM 2015-LC23 Special Servicer	266
COMM 2015-LC23 Trustee	266
Communication Request	392
Companion A Notes	253
Companion B Notes	254
Companion Distribution Account	412
Companion Holder	240
Companion Holders	240
Companion Loan Rating Agency	241
Companion Loans	159
Compensating Interest Payment	372
Complaint	331
Constant Prepayment Rate	557
Consultation Termination Event	470
Control Eligible Certificates	465
Control Termination Event	470
Controlling Class	465
Controlling Class Certificateholder	465
Controlling Companion Loan	241
Controlling Owner	17
Corrected Loan	455
CPP	557
CPR	557
CPY	557
CRE Loans	308

CREFC®	376
CREFC® Intellectual Property Royalty License Fee	434
CREFC® Intellectual Property Royalty License Fee Rate	434
CREFC® Reports	376
Cross-Over Date	359
Cumulative Appraisal Reduction Amount	439, 440
Cure/Contest Period	486
Custodian	330
Cut-off Date	159
Cut-off Date Balance	164
Cut-off Date Loan-to-Value Ratio	165
Cut-off Date LTV Ratio	165
D
D Notes	254
D or @%(#)	169
D or GRTR of @% or YM(#)	169
D or YM(#)	169
D(#)	168
Debt Service Coverage Ratio	165
Defaulted Loan	461
Defeasance	14
Defeasance Deposit	225
Defeasance Loans	225
Defeasance Lock-Out Period	225
Defeasance Option	225
Definitive Certificate	388
Delinquent Loan	483
Depositaries	388
Determination Date	353
Diligence File	395
Directing Certificateholder	464
Disclosable Special Servicer Fees	431
Discount Rate	370
Dispute Resolution Consultation	505
Dispute Resolution Cut-off Date	504
Distribution Accounts	412
Distribution Date	353
Distribution Date Statement	376
District Court	331
Dodd-Frank Act	139
DOL	586
Draft CRR Amendment Regulation	138
DSCR	165
DTC	387
DTC Participants	388
DTC Rules	389
Due Date	219, 355
E
E Notes	254
EDGAR	585
Effective Gross Income	163
Eligible Asset Representations Reviewer	487
Eligible Operating Advisor	477
Enforcing Party	503
Enforcing Servicer	503
Environmental Condition	17
Environmental Insurance Policy	18
Equity Inns PE Changeover Event	238
Equity Inns PE Member	237
Equity Inns Portfolio Companion Loans	265
Equity Inns Portfolio Controlling Companion Loan	265
Equity Inns Portfolio Intercreditor Agreement	265
Equity Inns Portfolio Mortgage Loan	265
Equity Inns Portfolio Mortgaged Properties	265
Equity Inns Portfolio Non-Controlling Companion Loans	265
Equity Inns Portfolio Non-Controlling Note Holders	268
Equity Inns Portfolio Noteholders	265
Equity Inns Portfolio Whole Loan	265
ESA	195, 17
EU Risk Retention and Due Diligence Requirements	138
Euroclear	388
Euroclear Operator	390
Euroclear Participants	390
Excess Interest	353
Excess Interest Distribution Account	413
Excess Modification Fee Amount	427
Excess Modification Fees	425
Excess Prepayment Interest Shortfall	373
Exchange Act	287
Excluded Controlling Class Holder	378
Excluded Controlling Class Loan	379
Excluded Information	379
Excluded Loan	380
Excluded Plan	588
Excluded Special Servicer	492
Excluded Special Servicer Loan	492
Exemption	587
Exemption Rating Agency	587

F
FATCA	580
FDIA	155
FDIC	156
FedEx and Veolia Industrial Portfolio Guarantor	200
FIEL	21
Final Asset Status Report	474
Final Dispute Resolution Election Notice	505
Financial Promotion Order	18
FINRA	584
FIRREA	157
Fitch	334, 521
FPO Persons	18
FSMA	18
Funds	347
G
Gain-on-Sale Entitlement Amount	355
Gain-on-Sale Remittance Amount	356
Gain-on-Sale Reserve Account	413
Garn Act	546
GLA	166
GNL	203
Government Securities	222
Grantor Trust	353, 568
Ground Lease	14
Ground Lease and Related Documents	14
GRTR of @% or YM(#)	169
H
High Net Worth Companies, Unincorporated Associations, Etc.	18
Hilton Garden Inn Athens Downtown Companion Loan	269
Hilton Garden Inn Athens Downtown Directing Holder	271
Hilton Garden Inn Athens Downtown Intercreditor Agreement	270
Hilton Garden Inn Athens Downtown Mortgage Loan	269
Hilton Garden Inn Athens Downtown Non-Directing Holder	272
Hilton Garden Inn Athens Downtown Noteholders	270
Hilton Garden Inn Athens Downtown Whole Loan	269
Holdco	237

I
Indirect Participants	388
Initial Pool Balance	159
Initial Rate	220
Initial Requesting Certificateholder	502
In-Place Cash Management	166
Insurance and Condemnation Proceeds	412
Insurance Rating Requirements	7
Intercreditor Agreement	240
Interest Accrual Amount	362
Interest Accrual Period	362
Interest Distribution Amount	362
Interest Reserve Account	413
Interest Shortfall	362
Interested Person	463
Investor Certification	380
K
KBRA	521
L
L(#)	169
Ladder Capital Group	288
Ladder Capital Review Team	297
Ladder Holdings	287
LBP	18
LCF	287
LCF Data Tape	297
LCF Financing Affiliates	288
LCF Mortgage Loans	287
Leasing Conditions	221
Lennar	347
LIBOR	112
Liquidation Fee	428
Liquidation Fee Rate	428
Liquidation Proceeds	412
Loan Per Unit	166
Loan-Specific Directing Certificateholder	465
Lock-out Period	222
Loss of Value Payment	399
Lower-Tier Regular Interests	567
Lower-Tier REMIC	353, 567
LTV Ratio	164
LTV Ratio at Maturity or Anticipated Repayment Date	167
LTV Ratio at Maturity or ARD	167

M
MAI	400
Major Decision	466
Mandatory Equity Inns PE Redemption Date	237
MAS	20
Master Servicer Decision	446
Material Defect	397
Maturity Date Balloon or ARD Payment	167
MDEQ	198
Midland	340
MLPA	392
Modification Fees	425
Moody’s	335, 521
Morningstar	334
Mortgage	160
Mortgage File	393
Mortgage Loans	159
Mortgage Note	160
Mortgage Pool	159
Mortgage Rate	361
Mortgaged Property	160
N
National Cooperative Bank, N.A. Data Tape	325
National Cooperative Bank, N.A. Deal Team	325
National Cooperative Bank, N.A. Mortgage Loans	320
Net Mortgage Rate	361
Net Operating Income	167
NFA	584
NI 33-105	21
NOI Date	167
Nonrecoverable Advance	409
Non-Serviced Certificate Administrator	241
Non-Serviced Companion Loan	241
Non-Serviced Directing Certificateholder	241
Non-Serviced Master Servicer	241
Non-Serviced Mortgage Loan	242
Non-Serviced PSA	242
Non-Serviced Special Servicer	242
Non-Serviced Subordinate Companion Loan	242
Non-Serviced Trustee	242
Non-Serviced Whole Loan	242
Non-U.S. Person	580

Norman at Student Housing Mortgage Loan	281
Notional Amount	352
NRA	168
NRSRO	378
NRSRO Certification	381
NYSDEC	197
O
O(#)	169
Occupancy As Of Date	168
Occupancy Rate	168
Offered Certificates	351
OID Regulations	571
OLA	157
One & Two Corporate Plaza Companion Loan	249
One & Two Corporate Plaza Directing Holder	251
One & Two Corporate Plaza Intercreditor Agreement	249
One & Two Corporate Plaza Mortgage Loan	248
One & Two Corporate Plaza Non-Controlling Noteholder	251
One & Two Corporate Plaza Noteholders	249
One & Two Corporate Plaza Whole Loan	249
Operating Advisor Consulting Fee	432
Operating Advisor Expenses	433
Operating Advisor Fee	432
Operating Advisor Fee Rate	432
Operating Advisor Standard	476
Operating Advisor Termination Event	479
Operators	201
Other Master Servicer	242
Other PSA	243
P
P&I	338
P&I Advance	407
P&I Advance Date	407
Pads	174
Par Purchase Price	461
Pari Passu Companion Loans	159
Pari Passu Mortgage Loan	243
Participants	388
Parties in Interest	586
Pass-Through Rate	359

Patriot Act	548
PCIS Persons	18
Percentage Interest	354
Periodic Payments	354
Permitted Encumbrances	4
Permitted Investments	354, 414
Permitted Special Servicer/Affiliate Fees	431
Pinnacle II Companion Loans	260
Pinnacle II Controlling Companion Loan	260
Pinnacle II Directing Holder	261
Pinnacle II Intercreditor Agreement	261
Pinnacle II Mortgage Loan	260
Pinnacle II Non-Controlling Companion Loan	260
Pinnacle II Whole Loan	260
PIP	204
PIPs	198
PL	303
Plans	586
PML	294, 303
Policy Issuer	18
PRC	19
Preliminary Dispute Resolution Election Notice	504
Prepayment Assumption	572
Prepayment Interest Excess	371
Prepayment Interest Shortfall	372
Prepayment Premium	370
Prepayment Provisions	168
Prime Rate	412
Principal Balance Certificates	351
Principal Distribution Amount	362
Principal Shortfall	364
Privileged Information	478
Privileged Information Exception	478
Privileged Person	378
Professional Investors	19
Prohibited Prepayment	372
Promotion of Collective Investment Schemes Exemptions Order	18
Proposed Course of Action	503
Proposed Course of Action Notice	503
Prospectus	19
Prospectus Directive	17
PSA	351
PSA Party Repurchase Request	503
PTCE	589
Purchase Price	399
Q
Qualification Criteria	299, 308
Qualified Investor	17
Qualified Replacement Special Servicer	493
Qualified Substitute Mortgage Loan	400
R
RAC No-Response Scenario	520
Rated Final Distribution Date	371
Rating Agencies	521
Rating Agency Confirmation	521
RCM	346
RCS	202
REA	70
Realized Loss	374
REC	195
Record Date	353
Registration Statement	585
Regular Certificates	351
Regular Interestholder	571
Regular Interests	568
Regulation AB	523
Reimbursement Rate	411
REIT LLLP	288
Related Proceeds	410
Release Date	225
Relevant Member State	16
Relevant Persons	18
Relief Act	547
Remaining Term to Maturity or ARD	169
REMIC	567
REMIC Regulations	567
REO Account	413
REO Loan	365
REO Property	455
Repurchase Request	503
Requesting Certificateholder	505
Requesting Holders	441
Requesting Investor	392
Requesting Party	520
Requirements	548
Residual Certificates	351
Resolution Failure	503
Resolved	503
Restricted Group	587
Restricted Party	478
Review Materials	484
Revised Rate	220
RevPAR	169

RG	18
Rialto	346
Rialto Mortgage	311
Rialto Mortgage Data Tape	317
Rialto Mortgage Loans	312
Rialto Mortgage Review Team	317
RMBS	331
ROFO	212
Rooms	174
Rule 15Ga-1 Reporting Period	308
Rule 17g-5	381
S
S&P	334
Scheduled Principal Distribution Amount	363
SEC	287
Securities Act	523
Securitization Accounts	351, 414
Securitization Framework	138
Securitization Regulation	138
SEL	294, 303
Senior Certificates	351
Serviced Companion Loan	243
Serviced Mortgage Loan	243
Serviced Pari Passu Companion Loan	243
Serviced Pari Passu Companion Loan Securities	496
Serviced Pari Passu Mortgage Loan	243
Serviced Whole Loan	243
Servicer Termination Event	494
Servicing Advances	408
Servicing Fee	424
Servicing Fee Rate	424
Servicing Shift Mortgage Loan	243
Servicing Shift PSA	243
Servicing Shift Securitization Date	243
Servicing Shift Whole Loan	243
Servicing Standard	405
SF	169
SFA	20
SFO	19
Shops at Crystals Trust 2016-CSTL Trust and Servicing Agreement	243
Similar Law	586
SIPC	584
SMMEA	590
Special Servicing Fee	427
Special Servicing Fee Rate	427
Specially Serviced Loans	453
Spill Case	197

Sponsor Diligence	17
Sq. Ft.	169
Square Feet	169
Standard Qualifications	2
Startup Day	568
Stated Principal Balance	364
Structured Product	19
Structuring Assumptions	558
Subject Loan	433
Subordinate Certificates	351
Subordinate Companion Loan	159, 243
Subordinate LOC	176
Sub-Servicing Agreement	406
T
T-12	169
tax matters persons	578
Term to Maturity	170
Terms and Conditions	390
Tests	485
The Shops at Crystals Companion Loans	254
The Shops at Crystals Directing Certificateholder	258
The Shops at Crystals Intercreditor Agreement	254
The Shops at Crystals Mortgage Loan	253
The Shops at Crystals Noteholders	254
The Shops at Crystals Pari Passu Companion Loans	253
The Shops at Crystals Securitization Trust	260
The Shops at Crystals Subordinate Companion Loans	254
The Shops at Crystals Trust 2016-CSTL Master Servicer	254
The Shops at Crystals Trust 2016-CSTL Special Servicer	254
The Shops at Crystals Trust 2016-CSTL Trustee	508
The Shops at Crystals Whole Loan	254
Title Exception	3
Title Policy	3
Title V	547
TMPs	578
Total Operating Expenses	163
Trimont	350
TRIPRA	97
TRS LLLP	287
Trust	328
Trust A Note	253

Trust B Note	253
Trust REMICs	353, 567
TTM	169
U
U.S. Person	580
U/W DSCR	165
U/W Expenses	170
U/W NCF	170
U/W NCF Debt Yield	172
U/W NCF DSCR	165
U/W NOI	173
U/W NOI Debt Yield	174
U/W NOI DSCR	173
U/W Revenues	174
UCC	532
Uncovered Amount	416
Underwriter Entities	123
Underwriting Agreement	582
Underwriting Conditions	221
Underwritten Debt Service Coverage Ratio	165
Underwritten Expenses	170
Underwritten NCF	170
Underwritten NCF Debt Yield	172
Underwritten Net Cash Flow	170
Underwritten Net Cash Flow Debt Service Coverage Ratio	165
Underwritten Net Operating Income	173
Underwritten Net Operating Income Debt Service Coverage Ratio	173
Underwritten NOI	173
Underwritten NOI Debt Yield	174
Underwritten Revenues	174
Units	174
Unscheduled Principal Distribution Amount	363
Unsolicited Information	485
UPB	338
Upper-Tier REMIC	353, 567
V
Value Co-op Basis	240
Velocity	197
Volcker Rule	139
Voting Rights	387
W
WAC Rate	361
Wachovia Bank	299
Weighted Average Mortgage Rate	174
Weighted Averages	174
Wells Fargo Bank	299
Wells Fargo Bank Data Tape	306
Wells Fargo Bank Deal Team	306
WFCM 2016-BNK1 Certificate Administrator	260
WFCM 2016-BNK1 Directing Certificateholder	262
WFCM 2016-BNK1 Master Servicer	260
WFCM 2016-BNK1 Pooling and Servicing Agreement	244
WFCM 2016-BNK1 Special Servicer	260
WFCM 2016-BNK1 Trustee	260
Whole Loan	159
Withheld Amounts	413
Workout Fee	427
Workout Fee Rate	427
Workout-Delayed Reimbursement Amount	411
WTNA	329
Y
Yield Maintenance Charge	370
YM(#)	169
Z
Zoning Regulations	10

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag(2)	Address	City	State	Zip Code	General Property Type	Specific Property Type	Year Built
1	Central Park Retail	WFB		1541 Carl D Silver Parkway	Fredericksburg	VA	22401	Retail	Anchored	1966
2	Green Valley Portfolio	LCF		Various	Various	Various	Various	Manufactured Housing Community	Manufactured Housing Community	Various
2.01	Country Village	LCF		2252 Hollowridge Drive	Orange City	FL	32763	Manufactured Housing Community	Manufactured Housing Community	1991
2.02	Birchwood Manor	LCF		7131 Birchview Drive	Ravenna	OH	44266	Manufactured Housing Community	Manufactured Housing Community	1968
2.03	Pinewood Estates	LCF		200 Cedar Lane	Barnegat	NJ	08005	Manufactured Housing Community	Manufactured Housing Community	1967
2.04	Country Estates	LCF		1800 Reservoir Road	Lima	OH	45804	Manufactured Housing Community	Manufactured Housing Community	1975
2.05	Crestwood Estates	LCF		1110 Crestwood Drive	Lima	OH	45805	Manufactured Housing Community	Manufactured Housing Community	1965
2.06	Brookfield Acres	LCF		479 Warner Road	Brookfield	OH	44403	Manufactured Housing Community	Manufactured Housing Community	1972
2.07	Highland Estates	LCF		2400 Crystal Avenue	Findlay	OH	45840	Manufactured Housing Community	Manufactured Housing Community	1967
3	Four Points by Sheraton Times Square – Leased Fee	WFB		326 West 40th Street	New York	NY	10018	Other	Leased Fee	2006
4	1140 Avenue of the Americas	LCF		1140 Avenue of the Americas	New York	NY	10036	Office	CBD	1926
5	One Meridian	LCF		1 Meridian Boulevard	Wyomissing	PA	19610	Office	Suburban	1990
6	The Shops at Crystals	WFB		3720 South Las Vegas Boulevard	Las Vegas	NV	89158	Retail	Anchored	2009
7	Pinnacle II	WFB		3300 West Olive Avenue	Burbank	CA	91505	Office	CBD	2005
8	Hyatt House Fairfax	WFB		8296 Glass Alley	Fairfax	VA	22031	Hospitality	Extended Stay	2012
9	Skyline Village	LCF		7510 Concord Boulevard East	Inver Grove Heights	MN	55076	Manufactured Housing Community	Manufactured Housing Community	1976
10	Seasons at Horsetooth Apartments	RMF		1020 Wabash Street	Fort Collins	CO	80526	Multifamily	Garden	1998
11	Hampton Inn & Suites - Boise	WFB		495 South Capitol Boulevard	Boise	ID	83702	Hospitality	Limited Service	2007
12	So Cal Self Storage – Hollywood	WFB		5900 Hollywood Boulevard	Los Angeles	CA	90028	Self Storage	Self Storage	2004
13	Fox Pointe Apartments	RMF		14402 Pavilion Point	Houston	TX	77083	Multifamily	Garden	1984
14	FMC Corporation R&D HQ	LCF		701 & 801 Charles Ewing Boulevard	Ewing	NJ	08628	Office	Suburban	2009
15	One & Two Corporate Plaza	RMF		2525 & 2625 Bay Area Boulevard	Houston	TX	77058	Office	Suburban	1984
16	4100 Alpha Road	LCF		4100 Alpha Road	Dallas	TX	75244	Office	Suburban	1981
17	La Plaza Apartments	RMF		5909 Glenmont Drive	Houston	TX	77081	Multifamily	Garden	1970
18	Aloft Nashville	LCF		7109 South Springs Drive	Franklin	TN	37067	Hospitality	Limited Service	2009
19	Hilton Garden Inn Bothell	LCF		22600 Bothell Everett Highway	Bothell	WA	98021	Hospitality	Limited Service	2010
20	Aspen at Norman Student Housing	LCF		1300 Steamboat Way	Norman	OK	73071	Multifamily	Student Housing	2015
21	Century Springs Park	WFB		6000-6100 Lake Forrest Drive	Atlanta	GA	30328	Office	Suburban	1983
22	Latrobe Shopping Center	LCF		10 Latrobe 30 Plaza	Latrobe	PA	15650	Retail	Anchored	1969
23	720-730 Fort Washington Ave. Owners Corp.	NCB		720 Fort Washington Avenue; 730 Fort Washington Avenue	New York	NY	10040	Multifamily	Cooperative	1939
24	2500 East TC Jester Blvd	LCF		2500 East TC Jester Boulevard	Houston	TX	77008	Office	CBD	1981
25	New Garden Town Square Shopping Center	WFB		350 Scarlett Road	Kennett Square	PA	19348	Retail	Anchored	1995
26	SPS - Walnut Creek	WFB		2690 North Main Street	Walnut Creek	CA	94597	Self Storage	Self Storage	1985
27	Hunting Creek Plaza	RMF		1830 Highway 20	Conyers	GA	30013	Retail	Anchored	1988
28	Lakeview Center	LCF		2660 Eastchase Lane	Montgomery	AL	36117	Office	Suburban	2005
29	Mesa South Shopping Center	RMF		1356 South Gilbert Road	Mesa	AZ	85204	Retail	Anchored	1981
30	Winchester Ridge	LCF		8351 Dove Parkway	Canal Winchester	OH	43110	Multifamily	Garden	2015
31	Draper Retail Center	WFB		268, 272, 278 and 280 East 12300 South	Draper	UT	84020	Retail	Anchored	2006
32	Walmart Savannah	LCF		10530 Abercorn Street	Savannah	GA	31419	Retail	Single Tenant	2015
33	FedEx and Veolia Industrial Portfolio	LCF		Various	Various	Various	Various	Industrial	Various	Various
33.01	FedEx	LCF		8200 Triad Drive	Greensboro	NC	27409	Industrial	Warehouse Distribution	2005
33.02	Veolia Water	LCF		913 Industrial Park Drive	Vandalia	OH	45377	Industrial	Flex	2010
34	Olympic Shopping Centre	WFB		6600-6692 Southwest Freeway	Houston	TX	77074	Retail	Unanchored	1980
35	Clear Creek Landing Apartments	RMF		11717 Beamer Drive	Houston	TX	77089	Multifamily	Garden	1977
36	Equity Inns Portfolio	LCF		Various	Various	Various	Various	Hospitality	Various	Various
36.01	Homewood Suites Seattle	LCF		206 Western Avenue West	Seattle	WA	98119	Hospitality	Extended Stay	1998
36.02	Homewood Suites Orlando	LCF		8745 International Drive	Orlando	FL	32819	Hospitality	Extended Stay	1999
36.03	Courtyard Carlsbad	LCF		5835 Owens Avenue	Carlsbad	CA	92008	Hospitality	Limited Service	2000
36.04	Courtyard Houston	LCF		12401 Katy Freeway	Houston	TX	77079	Hospitality	Limited Service	1979
36.05	Homewood Suites Stratford	LCF		6905 Main Street	Stratford	CT	06614	Hospitality	Extended Stay	2002
36.06	Hampton Inn Urbana	LCF		1200 West University Avenue	Urbana	IL	61801	Hospitality	Limited Service	1995
36.07	Springhill Suites Asheville	LCF		2 Buckstone Place	Asheville	NC	28805	Hospitality	Limited Service	2002
36.08	Hilton Garden Inn Louisville	LCF		1530 Alliant Avenue	Louisville	KY	40299	Hospitality	Limited Service	1999
36.09	Hampton Inn Orlando	LCF		8900 Universal Boulevard	Orlando	FL	32819	Hospitality	Limited Service	1999
36.10	Hampton Inn Austin	LCF		7619 North Interstate 35	Austin	TX	78752	Hospitality	Limited Service	1985
36.11	Hampton Inn College Station	LCF		320 Texas Avenue South	College Station	TX	77840	Hospitality	Limited Service	1986
36.12	Hampton Inn Indianapolis	LCF		6817 East 82nd Street	Indianapolis	IN	46250	Hospitality	Limited Service	1987
36.13	TownePlace Suites Savannah	LCF		11309 Abercorn Street	Savannah	GA	31419	Hospitality	Extended Stay	2000
36.14	Hampton Inn East Lansing	LCF		2500 Coolidge Road	East Lansing	MI	48823	Hospitality	Limited Service	2000
36.15	Hampton Inn Naperville	LCF		1087 East Diehl Road	Naperville	IL	60563	Hospitality	Limited Service	1987
36.16	Hilton Garden Inn Rio Rancho	LCF		1771 Rio Rancho Drive Southeast	Rio Rancho	NM	87124	Hospitality	Limited Service	1998
36.17	Courtyard Dalton	LCF		785 College Drive	Dalton	GA	30720	Hospitality	Limited Service	1999
36.18	Hampton Inn Alcoa	LCF		148 International Drive	Alcoa	TN	37701	Hospitality	Limited Service	1989
36.19	Homewood Suites Augusta	LCF		1049 Stevens Creek Road	Augusta	GA	30907	Hospitality	Extended Stay	1997
36.20	Residence Inn Jacksonville	LCF		1310 Airport Road	Jacksonville	FL	32218	Hospitality	Extended Stay	1999
36.21	Hampton Inn Milford	LCF		129 Plains Road	Milford	CT	06461	Hospitality	Limited Service	1986
37	Maplecrest Apartments	LCF		5450 Kinzie Court	Fort Wayne	IN	46835	Multifamily	Garden	2015
38	Indy Portfolio	LCF		Various	Indianapolis	IN	Various	Office	Various	Various
38.01	Meridian Park One	LCF		9102 North Meridian Street	Indianapolis	IN	46260	Office	Suburban	1975
38.02	Meridian Park Five	LCF		9302 North Meridian Street	Indianapolis	IN	46260	Office	Medical	1981
38.03	Green on Meridian	LCF		10291 & 10293 North Meridian Street	Indianapolis	IN	46290	Office	Medical	1985
38.04	Meridian Park Six	LCF		9106 North Meridian Street	Indianapolis	IN	46260	Office	Suburban	1998
39	RealOp SC Portfolio	LCF		Various	Various	SC	Various	Various	Various	Various
39.01	Brendan Way	LCF		15 Brendan Way	Greenville	SC	29615	Office	Suburban	1988
39.02	Webber Place	LCF		6000 Pelham Road	Greer	SC	29615	Industrial	Flex	1999
39.03	40 Concourse Way	LCF		40 Concourse Way	Greer	SC	29650	Office	Suburban	2006
40	Holiday Inn Hotel & Suites Beaufort	RMF		2225 Boundary Street	Beaufort	SC	29902	Hospitality	Full Service	2008
41	Ridge Road Town Center	WFB		2435 & 2455 Ridge Road	Rockwall	TX	75087	Retail	Unanchored	2005
42	Holiday Inn Express Austin North	RMF		8500 North Interstate 35	Austin	TX	78753	Hospitality	Limited Service	1997
43	Hampton Inn McDonough	RMF		250 Avalon Court	McDonough	GA	30253	Hospitality	Limited Service	2014
44	Coachella Plaza	RMF		50249 Harrison Street	Coachella	CA	92236	Retail	Anchored	1991
45	Crestwood Apartments	RMF		8930 Painter Avenue	Whittier	CA	90602	Multifamily	Garden	1974
46	Austin Multifamily Portfolio	LCF		Various	Austin	TX	Various	Multifamily	Garden	Various
46.01	The Oasis at Speedway	LCF		3501 Speedway	Austin	TX	78705	Multifamily	Garden	1961
46.02	Speedway 38	LCF		3704 Speedway	Austin	TX	78705	Multifamily	Garden	1967
46.03	The Retreat	LCF		4400 Avenue A	Austin	TX	78751	Multifamily	Garden	1972
47	Hilton Garden Inn Athens Downtown	RMF		390 East Washington Street	Athens	GA	30601	Hospitality	Limited Service	2006
48	TIHT Commercial	LCF		One Central Park West	New York	NY	10023	Mixed Use	Retail/Parking	1960
49	16 N. Broadway Owners, Inc.	NCB		16 North Broadway	White Plains	NY	10601	Multifamily	Cooperative	1954
50	Blindbrook Lodge Owners Inc. a/k/a Blind Brook Lodge Owners Inc.	NCB		66 Milton Road; 75 Milton Road	Rye	NY	10580	Multifamily	Cooperative	1924
51	3636 Greystone Owners, Inc.	NCB		3636 Greystone Avenue; 3657 Waldo Avenue	Riverdale	NY	10463	Multifamily	Cooperative	1939
52	Greenrich Building	RMF		6222 Richmond Avenue	Houston	TX	77057	Office	Suburban	1984
53	Lakemont Apartments	RMF		130 Old Atlanta Highway	Newman	GA	30263	Multifamily	Garden	1999

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag(2)	Address	City	State	Zip Code	General Property Type	Specific Property Type	Year Built
54	Wingate By Wyndham Raleigh	LCF		6115 Corporate Ridge Road	Raleigh	NC	27607	Hospitality	Limited Service	2010
55	Grove Park Center	WFB		4515 Poplar Avenue	Memphis	TN	38117	Office	Suburban	1962
56	The Rotunda Building	LCF		5819 Highway 6	Missouri City	TX	77459	Office	Medical	1985
57	Westland Shopping Center	RMF		4852-4904 West Broad Street	Columbus	OH	43228	Retail	Unanchored	1985
58	151 West Santa Clara	WFB		151-155 West Santa Clara Street; 17-37 North San Pedro Street	San Jose	CA	95113	Mixed Use	Retail/Multifamily	1910
59	Midway MHP	RMF		2140 South Military Highway	Chesapeake	VA	23320	Manufactured Housing Community	Manufactured Housing Community	1957
60	480 Riverdale Avenue Tenants Corp.	NCB		480 Riverdale Avenue	Yonkers	NY	10705	Multifamily	Cooperative	1958
61	College Square III	WFB		915 & 941 West March Lane	Stockton	CA	95207	Retail	Unanchored	1978
62	Westview Plaza I	RMF		1850 Southwest Fountainview Boulevard	Port St. Lucie	FL	34986	Office	Suburban	1999
63	Campbell Fair Shopping Center	WFB		1740, 1800, 1820, 1826, 1840, 1844, 1848, 1852, 1856, 1860, 1880, 1898 East Fort Lowell Road & 3175 North Campbell Avenue	Tucson	AZ	85719	Retail	Unanchored	1984
64	Country Inn Pensacola	LCF		2607 Wilde Lake Boulevard	Pensacola	FL	32526	Hospitality	Limited Service	2008
65	Lincoln Co-Operative Apartments, Inc.	NCB		2514 East 7th Street; 2552 E. 7th Street; 2531 & 2533 E. 7th Street; 702 Kathleen Place; 701 Gerald Court	Brooklyn	NY	11235	Multifamily	Cooperative	1953
66	Country Inn and Suites Frederick	LCF		5579 Spectrum Drive	Frederick	MD	21703	Hospitality	Limited Service	1987
67	Marketplace Village II	NCB		1532-1654 Market Place Boulevard	Cumming	GA	30041	Retail	Unanchored	2006
68	3901 Independence Owners, Inc.	NCB		3901 Independence Avenue	Bronx	NY	10463	Multifamily	Cooperative	1963
69	A-Alpha Mini Storage	WFB		4641 and 4757 South Cobb Drive Southeast	Smyrna	GA	30080	Self Storage	Self Storage	1989
70	Beach House Owners Corp.	NCB		740 East Broadway	Long Beach	NY	11561	Multifamily	Cooperative	1972
71	Gratiot Retail Center	WFB		29000 Gratiot Avenue	Roseville	MI	48066	Retail	Unanchored	2005
72	Shoppes at 521	WFB		9787 Charlotte Highway	Fort Mill	SC	29707	Retail	Unanchored	2005
73	Walgreens Youngstown	LCF		525 East Midlothian Boulevard	Boardman Township	OH	44502	Retail	Single Tenant	2005
74	210 E. Broadway Owners Corp.	NCB		210 East Broadway	Long Beach	NY	11561	Multifamily	Cooperative	1958
75	Family Dollar/Walgreens Portfolio	WFB		Various	Various	Various	Various	Retail	Single Tenant	Various
75.01	Walgreens - Jasper, IN	WFB		3606 North Newton Street	Jasper	IN	47546	Retail	Single Tenant	2007
75.02	Family Dollar -Charlotte	WFB		542 Valleydale Road	Charlotte	NC	28214	Retail	Single Tenant	2015
76	Albin-Ridge Storage	RMF		202 Indian Hollow Road	Winchester	VA	22603	Self Storage	Self Storage	1990
77	Battleground Avenue Retail	RMF		2510 & 2512 Battleground Avenue	Greensboro	NC	27408	Retail	Unanchored	2015
78	Dollar General Portfolio- Fisher and Fosston	LCF	Y - Cross Group A	Various	Various	Various	Various	Retail	Single Tenant	2015
78.01	DG Fosston	LCF	Y - Cross Group A	410 US Highway 2 East	Fosston	MN	56542	Retail	Single Tenant	2015
78.02	DG Fisher	LCF	Y - Cross Group A	401 West Division Street	Fisher	IL	61834	Retail	Single Tenant	2015
79	Dollar General Portfolio- Osakis and Adrian	LCF	Y - Cross Group A	Various	Various	MN	Various	Retail	Single Tenant	2015
79.01	Dollar General Adrian	LCF	Y - Cross Group A	306 North Maine Avenue	Adrian	MN	56110	Retail	Single Tenant	2015
79.02	Dollar General Osakis	LCF	Y - Cross Group A	306 Nokomis Street East	Osakis	MN	56360	Retail	Single Tenant	2015
80	Woodlawn Veterans Mutual Housing Company, Inc.	NCB		4260 Katonah Avenue	Bronx	NY	10470	Multifamily	Cooperative	1956
81	Main and Market	WFB		1426 & 1432 South Main Street	Venice	CA	90291	Office	Suburban	1962
82	Beechwood Gardens Owners, Inc.	NCB		192-02/18, 193-02/06, 193-12/28, 194-02/06, 194-12/20, 195-02/14, and 195-20/42 39th Avenue	Flushing	NY	11358	Multifamily	Cooperative	1950
83	3934 FM1960 Road	LCF		3934 West FM 1960	Houston	TX	77068	Office	Suburban	1982
84	Meadows Mobile Home Park	RMF		Meadows Drive	Apollo	PA	15613	Manufactured Housing Community	Manufactured Housing Community	1983
85	222 Bowery Owners Corp.	NCB		222 Bowery	New York	NY	10012	Multifamily	Cooperative	1884
86	2165 Matthews Avenue Owners, Inc.	NCB		2165 Matthews Avenue	Bronx	NY	10462	Multifamily	Cooperative	1958
87	Family Dollar- Radford	LCF		800 West Main Street	Radford	VA	24141	Retail	Single Tenant	2015
88	Family Dollar- Malone	LCF		249 West Main Street	Village of Malone	NY	12953	Retail	Single Tenant	2015
89	The Ponce de Leon Cooperative, Inc.	NCB		4514 Connecticut Avenue, N.W.	Washington	DC	20008	Multifamily	Cooperative	1928
90	Dollar General Mercedes	LCF		6206 FM 1015	Mercedes	TX	78570	Retail	Single Tenant	2015
91	Dollar General Aurora	LCF		405 South Main Street	Aurora	MN	55705	Retail	Single Tenant	2015

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Year Renovated	Number of Units(3)	Unit of Measure	Cut-off Date Balance Per Unit/SF(2)(4)	Original Balance ($)(4)(5)	Cut-off Date Balance ($)(4)(5)	% of Aggregate Cut-off Date Balance	Maturity Date or ARD Balloon Payment ($)(4)	ARD Loan	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Operating Advisor Ongoing Fee Rate	Certificate Administrator Fee Rate	Servicing Fee
1	Central Park Retail	2014	441,907	Sq. Ft.	204	70,000,000	70,000,000	6.7%	56,351,719	N	8/5/2016	10/1/2016		10/1/2016	9/1/2026		4.38000%	0.00160%	0.00580%	0.00500%
2	Green Valley Portfolio		2,042	Pads	28,771	58,750,000	58,750,000	5.6%	48,995,418	N	5/11/2016	7/6/2016	6/6/2017	7/6/2017	6/6/2026		4.58600%	0.00160%	0.00580%	0.00500%
2.01	Country Village		457	Pads		22,840,000	22,840,000	2.2%
2.02	Birchwood Manor		392	Pads		12,550,000	12,550,000	1.2%
2.03	Pinewood Estates		321	Pads		7,030,000	7,030,000	0.7%
2.04	Country Estates		226	Pads		4,740,000	4,740,000	0.5%
2.05	Crestwood Estates		199	Pads		4,390,000	4,390,000	0.4%
2.06	Brookfield Acres		232	Pads		4,090,000	4,090,000	0.4%
2.07	Highland Estates		215	Pads		3,110,000	3,110,000	0.3%
3	Four Points by Sheraton Times Square – Leased Fee		4,938	Sq. Ft.	9,457	46,700,000	46,700,000	4.5%	46,700,000	Y	7/6/2016	8/11/2016	7/11/2026		7/11/2026	7/11/2036	4.45000%	0.00160%	0.00580%	0.00500%
4	1140 Avenue of the Americas	2015	247,183	Sq. Ft.	401	45,000,000	45,000,000	4.3%	45,000,000	N	6/15/2016	8/6/2016	7/6/2026		7/6/2026		4.10900%	0.00000%	0.00580%	0.00500%
5	One Meridian	2014	366,728	Sq. Ft.	101	37,000,000	37,000,000	3.5%	33,992,227	N	7/26/2016	9/6/2016	8/6/2021	9/6/2021	8/6/2026		4.75000%	0.00160%	0.00580%	0.00500%
6	The Shops at Crystals		262,327	Sq. Ft.	1,459	35,000,000	35,000,000	3.3%	35,000,000	N	6/9/2016	8/1/2016	7/1/2026		7/1/2026		3.74400%	0.00000%	0.00580%	0.00500%
7	Pinnacle II		230,000	Sq. Ft.	378	27,000,000	27,000,000	2.6%	27,000,000	N	6/7/2016	7/11/2016	6/11/2026		6/11/2026		4.30000%	0.00000%	0.00580%	0.00500%
8	Hyatt House Fairfax		148	Rooms	182,000	27,000,000	26,935,947	2.6%	21,851,388	N	6/15/2016	8/11/2016		8/11/2016	7/11/2026		4.53000%	0.00160%	0.00580%	0.00500%
9	Skyline Village		399	Pads	64,474	25,725,000	25,725,000	2.5%	21,674,351	N	6/24/2016	8/6/2016	1/6/2018	2/6/2018	7/6/2026		4.48800%	0.00160%	0.00580%	0.00500%
10	Seasons at Horsetooth Apartments	2014	208	Units	118,750	24,700,000	24,700,000	2.4%	24,700,000	N	8/19/2016	10/6/2016	9/6/2026		9/6/2026		4.24000%	0.00160%	0.00580%	0.00500%
11	Hampton Inn & Suites - Boise		186	Rooms	128,539	24,000,000	23,908,323	2.3%	19,312,709	N	5/26/2016	7/11/2016		7/11/2016	6/11/2026		4.36600%	0.00160%	0.00580%	0.00500%
12	So Cal Self Storage – Hollywood		84,282	Sq. Ft.	273	23,000,000	23,000,000	2.2%	23,000,000	N	5/31/2016	7/11/2016	6/11/2026		6/11/2026		4.51400%	0.00160%	0.00580%	0.00500%
13	Fox Pointe Apartments		488	Units	45,022	21,970,500	21,970,500	2.1%	19,188,602	N	7/20/2016	9/6/2016	8/6/2019	9/6/2019	8/6/2026		4.40000%	0.00160%	0.00580%	0.00500%
14	FMC Corporation R&D HQ		110,765	Sq. Ft.	194	21,490,000	21,490,000	2.1%	19,610,880	Y	8/4/2016	9/6/2016	8/6/2021	9/6/2021	8/6/2026	8/6/2030	4.33000%	0.00160%	0.00580%	0.00500%
15	One & Two Corporate Plaza		276,025	Sq. Ft.	98	20,000,000	20,000,000	1.9%	16,472,379	N	8/18/2016	10/6/2016		10/6/2016	9/6/2026		5.06000%	0.00160%	0.00580%	0.00500%
16	4100 Alpha Road	2016	227,096	Sq. Ft.	86	19,500,000	19,500,000	1.9%	15,611,321	N	8/24/2016	10/6/2016		10/6/2016	9/6/2026		4.22200%	0.00160%	0.00580%	0.00500%
17	La Plaza Apartments	2016	534	Units	33,521	17,900,000	17,900,000	1.7%	14,934,085	N	7/19/2016	9/6/2016	8/6/2017	9/6/2017	8/6/2026		4.60000%	0.00160%	0.00580%	0.00500%
18	Aloft Nashville		143	Rooms	122,306	17,520,000	17,489,723	1.7%	16,356,381	N	6/17/2016	8/6/2016		8/6/2016	7/6/2021		5.85000%	0.00160%	0.00580%	0.04500%
19	Hilton Garden Inn Bothell		128	Rooms	136,506	17,500,000	17,472,800	1.7%	13,059,416	N	8/3/2016	9/6/2016		9/6/2016	8/6/2026		4.95000%	0.00160%	0.00580%	0.00500%
20	Aspen at Norman Student Housing		684	Beds	56,433	16,600,000	16,600,000	1.6%	15,275,266	N	1/4/2016	2/6/2016	1/6/2021	2/6/2021	1/6/2026		4.85800%	0.00000%	0.00580%	0.00500%
21	Century Springs Park		192,247	Sq. Ft.	81	15,500,000	15,500,000	1.5%	12,860,988	N	7/21/2016	9/11/2016	8/11/2017	9/11/2017	8/11/2026		4.42000%	0.00160%	0.00580%	0.00500%
22	Latrobe Shopping Center	2000	272,846	Sq. Ft.	51	14,000,000	14,000,000	1.3%	12,255,307	N	8/11/2016	10/6/2016	9/6/2019	10/6/2019	9/6/2026		4.50000%	0.00160%	0.00580%	0.00500%
23	720-730 Fort Washington Ave. Owners Corp.	2006	234	Units	59,738	14,000,000	13,978,686	1.3%	10,853,787	N	8/1/2016	9/1/2016		9/1/2016	8/1/2026		3.35000%	0.00160%	0.00580%	0.08000%
24	2500 East TC Jester Blvd	2010	152,250	Sq. Ft.	92	14,000,000	13,952,707	1.3%	11,490,493	N	5/19/2016	7/6/2016		7/6/2016	6/6/2026		4.95000%	0.00160%	0.00580%	0.00500%
25	New Garden Town Square Shopping Center		118,719	Sq. Ft.	110	13,000,000	13,000,000	1.2%	11,069,846	N	8/12/2016	10/11/2016	9/11/2018	10/11/2018	9/11/2026		4.39000%	0.00160%	0.00580%	0.00500%
26	SPS - Walnut Creek		85,761	Sq. Ft.	143	12,300,000	12,300,000	1.2%	10,797,406	N	6/1/2016	7/11/2016	6/11/2019	7/11/2019	6/11/2026		4.62000%	0.00160%	0.00580%	0.00500%
27	Hunting Creek Plaza		136,871	Sq. Ft.	90	12,300,000	12,300,000	1.2%	10,456,720	N	8/16/2016	10/6/2016	9/6/2018	10/6/2018	9/6/2026		4.33000%	0.00160%	0.00580%	0.00500%
28	Lakeview Center		99,598	Sq. Ft.	120	12,000,000	11,971,019	1.1%	9,685,023	N	6/29/2016	8/6/2016		8/6/2016	7/6/2026		4.45000%	0.00160%	0.00580%	0.04500%
29	Mesa South Shopping Center		133,663	Sq. Ft.	84	11,250,000	11,250,000	1.1%	9,171,558	N	8/19/2016	10/6/2016		10/6/2016	9/6/2026		4.75000%	0.00160%	0.00580%	0.00500%
30	Winchester Ridge		87	Units	127,586	11,100,000	11,100,000	1.1%	9,599,365	N	11/17/2015	1/6/2016	12/6/2017	1/6/2018	12/6/2025		4.98000%	0.00160%	0.00580%	0.00500%
31	Draper Retail Center		64,345	Sq. Ft.	169	10,900,000	10,886,568	1.0%	8,766,168	N	8/1/2016	9/11/2016		9/11/2016	8/11/2026		4.35000%	0.00160%	0.00580%	0.03500%
32	Walmart Savannah		41,117	Sq. Ft.	255	10,500,000	10,485,465	1.0%	8,192,350	N	7/21/2016	9/6/2016		9/6/2016	8/6/2026		4.43000%	0.00160%	0.00580%	0.00500%
33	FedEx and Veolia Industrial Portfolio		138,960	Sq. Ft.	74	10,275,000	10,275,000	1.0%	10,275,000	Y	5/18/2016	7/6/2016	6/6/2021		6/6/2021	6/6/2026	4.45500%	0.00160%	0.00580%	0.00500%
33.01	FedEx		68,960	Sq. Ft.		6,165,000	6,165,000	0.6%
33.02	Veolia Water		70,000	Sq. Ft.		4,110,000	4,110,000	0.4%
34	Olympic Shopping Centre		60,157	Sq. Ft.	170	10,250,000	10,250,000	1.0%	8,486,020	N	8/17/2016	10/11/2016	9/11/2017	10/11/2017	9/11/2026		4.35000%	0.00160%	0.00580%	0.00500%
35	Clear Creek Landing Apartments		200	Units	50,625	10,125,000	10,125,000	1.0%	8,883,974	N	8/2/2016	9/6/2016	8/6/2019	9/6/2019	8/6/2026		4.60000%	0.00160%	0.00580%	0.00500%
36	Equity Inns Portfolio	Various	2,690	Rooms	86,245	9,600,000	9,600,000	0.9%	9,600,000	N	10/6/2015	11/6/2015	10/6/2020		10/6/2020		4.96000%	0.00000%	0.00580%	0.00500%
36.01	Homewood Suites Seattle		161	Rooms		1,742,069	1,742,069	0.2%
36.02	Homewood Suites Orlando	2014	252	Rooms		759,310	759,310	0.1%
36.03	Courtyard Carlsbad	2013	145	Rooms		604,138	604,138	0.1%
36.04	Courtyard Houston	2010	176	Rooms		558,621	558,621	0.1%
36.05	Homewood Suites Stratford	2014	135	Rooms		517,241	517,241	0.0%
36.06	Hampton Inn Urbana	2011	130	Rooms		513,103	513,103	0.0%
36.07	Springhill Suites Asheville	2009	88	Rooms		475,862	475,862	0.0%
36.08	Hilton Garden Inn Louisville	2012	112	Rooms		473,793	473,793	0.0%
36.09	Hampton Inn Orlando	2012	170	Rooms		461,379	461,379	0.0%
36.10	Hampton Inn Austin	2009	121	Rooms		455,172	455,172	0.0%
36.11	Hampton Inn College Station	2008	133	Rooms		434,483	434,483	0.0%
36.12	Hampton Inn Indianapolis	2013	128	Rooms		374,483	374,483	0.0%
36.13	TownePlace Suites Savannah	2013	93	Rooms		351,724	351,724	0.0%
36.14	Hampton Inn East Lansing	2008	86	Rooms		331,034	331,034	0.0%
36.15	Hampton Inn Naperville	2010	129	Rooms		302,069	302,069	0.0%
36.16	Hilton Garden Inn Rio Rancho	2014	129	Rooms		297,931	297,931	0.0%
36.17	Courtyard Dalton	2012	93	Rooms		244,138	244,138	0.0%
36.18	Hampton Inn Alcoa	2010	118	Rooms		204,828	204,828	0.0%
36.19	Homewood Suites Augusta	2008	65	Rooms		200,690	200,690	0.0%
36.20	Residence Inn Jacksonville		78	Rooms		186,207	186,207	0.0%
36.21	Hampton Inn Milford	2010	148	Rooms		111,724	111,724	0.0%
37	Maplecrest Apartments		94	Units	99,468	9,350,000	9,350,000	0.9%	8,026,934	N	3/17/2016	5/6/2016	10/6/2017	11/6/2017	4/6/2026		5.16000%	0.00160%	0.00580%	0.00500%
38	Indy Portfolio		207,779	Sq. Ft.	42	8,800,000	8,800,000	0.8%	7,616,618	N	12/23/2015	2/6/2016	1/6/2018	2/6/2018	1/6/2026		5.01500%	0.00160%	0.00580%	0.00500%
38.01	Meridian Park One		73,510	Sq. Ft.		3,060,870	3,060,870	0.3%
38.02	Meridian Park Five		63,199	Sq. Ft.		3,060,870	3,060,870	0.3%
38.03	Green on Meridian		55,253	Sq. Ft.		1,795,318	1,795,318	0.2%
38.04	Meridian Park Six		15,817	Sq. Ft.		882,942	882,942	0.1%
39	RealOp SC Portfolio	Various	100,423	Sq. Ft.	85	8,587,500	8,518,128	0.8%	7,992,337	N	12/29/2015	2/6/2016		2/6/2016	1/6/2021		5.61720%	0.00160%	0.00580%	0.00500%
39.01	Brendan Way	2007	38,816	Sq. Ft.		4,875,000	4,835,619	0.5%
39.02	Webber Place		54,607	Sq. Ft.		3,000,000	2,975,765	0.3%
39.03	40 Concourse Way		7,000	Sq. Ft.		712,500	706,744	0.1%
40	Holiday Inn Hotel & Suites Beaufort		97	Rooms	82,474	8,000,000	8,000,000	0.8%	6,532,894	N	8/17/2016	10/6/2016		10/6/2016	9/6/2026		4.80000%	0.00160%	0.00580%	0.00500%
41	Ridge Road Town Center		54,424	Sq. Ft.	144	7,850,000	7,840,262	0.8%	6,306,636	N	8/1/2016	9/11/2016		9/11/2016	8/11/2026		4.32000%	0.00160%	0.00580%	0.06250%
42	Holiday Inn Express Austin North	2016	101	Rooms	76,733	7,750,000	7,750,000	0.7%	6,387,183	N	8/16/2016	10/6/2016		10/6/2016	9/6/2026		5.08000%	0.00160%	0.00580%	0.00500%
43	Hampton Inn McDonough		80	Rooms	95,511	7,650,000	7,640,903	0.7%	6,186,563	N	8/3/2016	9/6/2016		9/6/2016	8/6/2026		4.51000%	0.00160%	0.00580%	0.00500%
44	Coachella Plaza	2014	73,277	Sq. Ft.	101	7,420,000	7,420,000	0.7%	6,028,835	N	8/22/2016	10/6/2016		10/6/2016	9/6/2026		4.65000%	0.00160%	0.00580%	0.00500%
45	Crestwood Apartments		92	Units	78,804	7,250,000	7,250,000	0.7%	6,333,243	N	8/18/2016	10/6/2016	9/6/2019	10/6/2019	9/6/2026		4.41000%	0.00160%	0.00580%	0.00500%
46	Austin Multifamily Portfolio	2015	84	Units	85,714	7,200,000	7,200,000	0.7%	6,339,291	N	6/14/2016	8/6/2016	7/6/2019	8/6/2019	7/6/2026		4.75000%	0.00160%	0.00580%	0.00500%
46.01	The Oasis at Speedway	2015	34	Units		2,815,000	2,815,000	0.3%
46.02	Speedway 38	2015	26	Units		2,375,000	2,375,000	0.2%
46.03	The Retreat	2015	24	Units		2,010,000	2,010,000	0.2%
47	Hilton Garden Inn Athens Downtown		185	Rooms	107,718	7,000,000	6,992,207	0.7%	5,716,711	N	7/15/2016	9/6/2016		9/6/2016	8/6/2026		4.80000%	0.00000%	0.00580%	0.04250%
48	TIHT Commercial	1997	28,876	Sq. Ft.	242	7,000,000	6,990,791	0.7%	5,570,150	N	7/11/2016	9/6/2016		9/6/2016	8/6/2026		4.05000%	0.00160%	0.00580%	0.00500%
49	16 N. Broadway Owners, Inc.	2001	118	Units	55,932	6,600,000	6,600,000	0.6%	5,144,025	N	8/17/2016	10/1/2016		10/1/2016	9/1/2026		3.49000%	0.00160%	0.00580%	0.08000%
50	Blindbrook Lodge Owners Inc. a/k/a Blind Brook Lodge Owners Inc.	1995	128	Units	50,781	6,500,000	6,500,000	0.6%	5,098,621	N	8/17/2016	10/1/2016		10/1/2016	9/1/2026		3.66000%	0.00160%	0.00580%	0.08000%
51	3636 Greystone Owners, Inc.	2009	83	Units	78,201	6,500,000	6,490,695	0.6%	5,096,965	N	8/1/2016	9/1/2016		9/1/2016	8/1/2026		3.65000%	0.00160%	0.00580%	0.08000%
52	Greenrich Building		119,387	Sq. Ft.	53	6,375,000	6,375,000	0.6%	5,191,992	N	8/19/2016	10/6/2016		10/6/2016	9/6/2026		4.72000%	0.00160%	0.00580%	0.00500%
53	Lakemont Apartments		71	Units	87,928	6,250,000	6,242,880	0.6%	5,087,136	N	7/29/2016	9/6/2016		9/6/2016	8/6/2026		4.70000%	0.00160%	0.00580%	0.00500%

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Year Renovated	Number of Units(3)	Unit of Measure	Cut-off Date Balance Per Unit/SF(2)(4)	Original Balance ($)(4)(5)	Cut-off Date Balance ($)(4)(5)	% of Aggregate Cut-off Date Balance	Maturity Date or ARD Balloon Payment ($)(4)	ARD Loan	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Operating Advisor Ongoing Fee Rate	Certificate Administrator Fee Rate	Servicing Fee
54	Wingate By Wyndham Raleigh		99	Rooms	60,842	6,050,000	6,023,394	0.6%	4,602,824	N	5/24/2016	7/6/2016		7/6/2016	6/6/2026		5.48800%	0.00160%	0.00580%	0.00500%
55	Grove Park Center	2008	60,339	Sq. Ft.	100	6,020,000	6,020,000	0.6%	4,962,533	N	7/22/2016	9/11/2016	8/11/2019	9/11/2019	8/11/2026		4.38000%	0.00160%	0.00580%	0.05250%
56	The Rotunda Building		51,827	Sq. Ft.	116	6,000,000	6,000,000	0.6%	5,125,679	N	8/12/2016	10/6/2016	9/6/2018	10/6/2018	9/6/2026		4.51000%	0.00160%	0.00580%	0.00500%
57	Westland Shopping Center		67,278	Sq. Ft.	79	5,300,000	5,294,099	0.5%	4,328,367	N	8/1/2016	9/6/2016		9/6/2016	8/6/2026		4.80000%	0.00160%	0.00580%	0.00500%
58	151 West Santa Clara	2005	36,225	Sq. Ft.	143	5,200,000	5,193,086	0.5%	4,130,376	N	8/4/2016	9/11/2016		9/11/2016	8/11/2026		4.00000%	0.00160%	0.00580%	0.00500%
59	Midway MHP		138	Pads	37,277	5,150,000	5,144,200	0.5%	4,198,845	N	8/1/2016	9/6/2016		9/6/2016	8/6/2026		4.75000%	0.00160%	0.00580%	0.00500%
60	480 Riverdale Avenue Tenants Corp.	2008	133	Units	37,562	5,000,000	4,995,804	0.5%	4,353,254	N	8/1/2016	9/1/2016		9/1/2016	8/1/2026		3.58000%	0.00160%	0.00580%	0.08000%
61	College Square III	1993	34,467	Sq. Ft.	139	4,800,000	4,794,279	0.5%	3,880,432	N	8/1/2016	9/11/2016		9/11/2016	8/11/2026		4.50000%	0.00160%	0.00580%	0.00500%
62	Westview Plaza I		30,002	Sq. Ft.	157	4,725,000	4,725,000	0.5%	4,081,224	N	7/29/2016	9/6/2016	8/6/2018	9/6/2018	8/6/2026		4.93000%	0.00160%	0.00580%	0.00500%
63	Campbell Fair Shopping Center		46,096	Sq. Ft.	100	4,600,000	4,591,790	0.4%	3,331,998	N	8/1/2016	9/11/2016		9/11/2016	8/11/2026		4.16000%	0.00160%	0.00580%	0.07250%
64	Country Inn Pensacola		63	Rooms	71,688	4,536,000	4,516,356	0.4%	3,461,615	N	5/26/2016	7/6/2016		7/6/2016	6/6/2026		5.57600%	0.00160%	0.00580%	0.00500%
65	Lincoln Co-Operative Apartments, Inc.	2001	287	Units	15,331	4,400,000	4,400,000	0.4%	3,818,309	N	8/18/2016	10/1/2016		10/1/2016	9/1/2026		3.48000%	0.00160%	0.00580%	0.08000%
66	Country Inn and Suites Frederick	2013	99	Rooms	43,249	4,300,000	4,281,618	0.4%	3,289,965	N	5/19/2016	7/6/2016		7/6/2016	6/6/2026		5.65000%	0.00160%	0.00580%	0.00500%
67	Marketplace Village II		32,224	Sq. Ft.	130	4,200,000	4,200,000	0.4%	3,642,070	N	12/22/2015	2/1/2016	1/1/2018	2/1/2018	1/1/2026		5.09000%	0.00160%	0.00580%	0.08000%
68	3901 Independence Owners, Inc.	1998	104	Units	40,350	4,200,000	4,196,388	0.4%	3,647,259	N	8/1/2016	9/1/2016		9/1/2016	8/1/2026		3.50000%	0.00160%	0.00580%	0.08000%
69	A-Alpha Mini Storage	1995	69,250	Sq. Ft.	60	4,135,000	4,129,525	0.4%	3,286,816	N	7/29/2016	9/11/2016		9/11/2016	8/11/2026		4.02000%	0.00160%	0.00580%	0.00500%
70	Beach House Owners Corp.	2009	98	Units	40,816	4,000,000	4,000,000	0.4%	1,938,418	N	8/16/2016	10/1/2016		10/1/2016	9/1/2026		3.30000%	0.00160%	0.00580%	0.08000%
71	Gratiot Retail Center		17,930	Sq. Ft.	219	3,935,000	3,930,257	0.4%	3,175,671	N	8/1/2016	9/11/2016		9/11/2016	8/11/2026		4.45000%	0.00160%	0.00580%	0.00500%
72	Shoppes at 521		23,630	Sq. Ft.	163	3,845,000	3,840,407	0.4%	3,107,319	N	8/11/2016	9/11/2016		9/11/2016	8/11/2026		4.49000%	0.00160%	0.00580%	0.08250%
73	Walgreens Youngstown		14,820	Sq. Ft.	255	3,780,000	3,780,000	0.4%	3,780,000	Y	8/24/2016	10/6/2016	9/6/2026		9/6/2026	1/6/2030	4.56000%	0.00160%	0.00580%	0.00500%
74	210 E. Broadway Owners Corp.	2006	72	Units	51,389	3,700,000	3,700,000	0.4%	3,700,000	N	7/26/2016	9/1/2016	8/1/2026		8/1/2026		3.50000%	0.00160%	0.00580%	0.08000%
75	Family Dollar/Walgreens Portfolio		22,870	Sq. Ft.	161	3,675,000	3,675,000	0.4%	3,188,393	N	8/5/2016	9/11/2016	8/11/2019	9/11/2019	8/11/2026		4.12000%	0.00160%	0.00580%	0.00500%
75.01	Walgreens - Jasper, IN		14,550	Sq. Ft.		2,675,000	2,675,000	0.3%
75.02	Family Dollar -Charlotte		8,320	Sq. Ft.		1,000,000	1,000,000	0.1%
76	Albin-Ridge Storage		51,350	Sq. Ft.	71	3,660,000	3,660,000	0.4%	3,211,392	N	7/18/2016	9/6/2016	8/6/2019	9/6/2019	8/6/2026		4.60000%	0.00160%	0.00580%	0.00500%
77	Battleground Avenue Retail		8,500	Sq. Ft.	429	3,650,000	3,646,301	0.3%	3,020,046	N	8/11/2016	9/6/2016		9/6/2016	8/6/2026		5.20000%	0.00160%	0.00580%	0.00500%
78	Dollar General Portfolio- Fisher and Fosston		18,102	Sq. Ft.	85	1,534,000	1,534,000	0.1%	1,534,000	N	11/3/2015	12/6/2015	4/6/2026		4/6/2026		4.89000%	0.00160%	0.00580%	0.00500%
78.01	DG Fosston		9,100	Sq. Ft.		796,250	796,250	0.1%
78.02	DG Fisher		9,002	Sq. Ft.		737,750	737,750	0.1%
79	Dollar General Portfolio- Osakis and Adrian		18,200	Sq. Ft.	85	1,534,000	1,534,000	0.1%	1,534,000	N	4/6/2016	5/6/2016	4/6/2026		4/6/2026		5.25000%	0.00160%	0.00580%	0.00500%
79.01	Dollar General Adrian		9,100	Sq. Ft.		789,750	789,750	0.1%
79.02	Dollar General Osakis		9,100	Sq. Ft.		744,250	744,250	0.1%
80	Woodlawn Veterans Mutual Housing Company, Inc.	2006	99	Units	30,303	3,000,000	3,000,000	0.3%	2,599,979	N	8/11/2016	10/1/2016		10/1/2016	9/1/2026		3.44000%	0.00160%	0.00580%	0.08000%
81	Main and Market	2013	7,054	Sq. Ft.	421	2,975,000	2,971,454	0.3%	2,405,059	N	8/4/2016	9/11/2016		9/11/2016	8/11/2026		4.50000%	0.00160%	0.00580%	0.00500%
82	Beechwood Gardens Owners, Inc.	2006	95	Units	29,474	2,800,000	2,800,000	0.3%	2,433,004	N	8/5/2016	10/1/2016		10/1/2016	9/1/2026		3.52000%	0.00160%	0.00580%	0.08000%
83	3934 FM1960 Road	2008	42,808	Sq. Ft.	54	2,350,000	2,324,680	0.2%	1,918,220	N	11/24/2015	1/6/2016		1/6/2016	12/6/2025		4.77900%	0.00160%	0.00580%	0.00500%
84	Meadows Mobile Home Park		118	Pads	15,678	1,850,000	1,850,000	0.2%	1,630,530	N	8/19/2016	10/1/2016	9/1/2019	10/1/2019	9/1/2026		4.80000%	0.00160%	0.00580%	0.00500%
85	222 Bowery Owners Corp.	2001	8	Units	187,500	1,500,000	1,500,000	0.1%	1,174,845	N	8/15/2016	10/1/2016		10/1/2016	9/1/2026		3.62000%	0.00160%	0.00580%	0.08000%
86	2165 Matthews Avenue Owners, Inc.	2004	61	Units	24,570	1,500,000	1,498,783	0.1%	1,310,578	N	7/28/2016	9/1/2016		9/1/2016	8/1/2026		3.69000%	0.00160%	0.00580%	0.08000%
87	Family Dollar- Radford		8,360	Sq. Ft.	134	1,120,000	1,120,000	0.1%	1,120,000	Y	1/20/2016	3/6/2016	2/6/2026		2/6/2026	2/6/2031	5.39000%	0.00160%	0.00580%	0.00500%
88	Family Dollar- Malone		8,320	Sq. Ft.	129	1,071,000	1,071,000	0.1%	1,071,000	Y	1/20/2016	3/6/2016	2/6/2026		2/6/2026	2/6/2031	5.37000%	0.00160%	0.00580%	0.00500%
89	The Ponce de Leon Cooperative, Inc.	1996	52	Units	17,173	899,000	892,988	0.1%	3,625	N	8/1/2016	9/1/2016		9/1/2016	8/1/2026		3.98000%	0.00160%	0.00580%	0.08000%
90	Dollar General Mercedes		9,026	Sq. Ft.	91	825,500	825,500	0.1%	825,500	Y	1/20/2016	3/6/2016	2/6/2026		2/6/2026	2/6/2031	5.44000%	0.00160%	0.00580%	0.00500%
91	Dollar General Aurora		9,100	Sq. Ft.	68	620,750	620,750	0.1%	620,750	Y	8/19/2016	10/6/2016	9/6/2026		9/6/2026	9/6/2031	4.84000%	0.00160%	0.00580%	0.00500%

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	CREFC® IP Royalty License Fee Rate	Asset Representations Reviewer Fee Rate	Net Mortgage Rate	Interest Accrual Method	Monthly P&I Payment ($)	Amortization Type	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)	Remaining IO Period (Mos.)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning	Prepayment Provisions(6)
1	Central Park Retail	0.00050%	0.00025%	4.36685%	Actual/360	349,706.15	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(92),O(4)
2	Green Valley Portfolio	0.00050%	0.00025%	4.57285%	Actual/360	300,687.21	Interest-only, Amortizing Balloon	Actual/360	120	117	12	9	360	360	3	L(27),D(89),O(4)
2.01	Country Village
2.02	Birchwood Manor
2.03	Pinewood Estates
2.04	Country Estates
2.05	Crestwood Estates
2.06	Brookfield Acres
2.07	Highland Estates
3	Four Points by Sheraton Times Square – Leased Fee	0.00050%	0.00025%	4.43685%	Actual/360	175,584.43	Interest-only, ARD	Actual/360	120	118	120	118	0	0	2	L(36),GRTR 1% or YM(80),O(4)
4	1140 Avenue of the Americas	0.00050%	0.00025%	4.09745%	Actual/360	156,227.60	Interest-only, Balloon	Actual/360	120	118	120	118	0	0	2	L(24),GRTR 1% or YM(92),O(4)
5	One Meridian	0.00050%	0.00025%	4.73685%	Actual/360	193,009.51	Interest-only, Amortizing Balloon	Actual/360	120	119	60	59	360	360	1	L(25),D(92),O(3)
6	The Shops at Crystals	0.00050%	0.00025%	3.73245%	Actual/360	110,716.67	Interest-only, Balloon	Actual/360	120	118	120	118	0	0	2	L(26),D(87),O(7)
7	Pinnacle II	0.00050%	0.00025%	4.28845%	Actual/360	98,093.75	Interest-only, Balloon	Actual/360	120	117	120	117	0	0	3	L(36),GRTR 1% or YM(80),O(4)
8	Hyatt House Fairfax	0.00050%	0.00025%	4.51685%	Actual/360	137,286.74	Amortizing Balloon		120	118	0	0	360	358	2	L(24),GRTR 1% or YM(92),O(4)
9	Skyline Village	0.00050%	0.00025%	4.47485%	Actual/360	130,161.44	Interest-only, Amortizing Balloon	Actual/360	120	118	18	16	360	360	2	L(26),D(90),O(4)
10	Seasons at Horsetooth Apartments	0.00050%	0.00025%	4.22685%	Actual/360	88,485.46	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0	L(24),D(92),O(4)
11	Hampton Inn & Suites - Boise	0.00050%	0.00025%	4.35285%	Actual/360	119,701.09	Amortizing Balloon		120	117	0	0	360	357	3	L(27),D(89),O(4)
12	So Cal Self Storage – Hollywood	0.00050%	0.00025%	4.50085%	Actual/360	87,719.98	Interest-only, Balloon	Actual/360	120	117	120	117	0	0	3	L(36),GRTR 1% or YM(80),O(4)
13	Fox Pointe Apartments	0.00050%	0.00025%	4.38685%	Actual/360	110,019.68	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1	L(25),D(91),O(4)
14	FMC Corporation R&D HQ	0.00050%	0.00025%	4.31685%	Actual/360	106,726.78	Interest-only, Amortizing ARD	Actual/360	120	119	60	59	360	360	1	YM(25),YM or D(88),O(7)
15	One & Two Corporate Plaza	0.00050%	0.00025%	5.04685%	Actual/360	108,098.91	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(92),O(4)
16	4100 Alpha Road	0.00050%	0.00025%	4.20885%	Actual/360	95,608.91	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(92),O(4)
17	La Plaza Apartments	0.00050%	0.00025%	4.58685%	Actual/360	91,763.34	Interest-only, Amortizing Balloon	Actual/360	120	119	12	11	360	360	1	L(25),D(91),O(4)
18	Aloft Nashville	0.00050%	0.00025%	5.79685%	Actual/360	103,357.65	Amortizing Balloon		60	58	0	0	360	358	2	L(26),D(21),O(13)
19	Hilton Garden Inn Bothell	0.00050%	0.00025%	4.93685%	Actual/360	101,794.11	Amortizing Balloon		120	119	0	0	300	299	1	L(25),D(90),O(5)
20	Aspen at Norman Student Housing	0.00050%	0.00025%	4.84645%	Actual/360	87,677.36	Interest-only, Amortizing Balloon	Actual/360	120	112	60	52	360	360	8	L(32),D(84),O(4)
21	Century Springs Park	0.00050%	0.00025%	4.40685%	Actual/360	77,801.17	Interest-only, Amortizing Balloon	Actual/360	120	119	12	11	360	360	1	L(36),GRTR 1% or YM(80),O(4)
22	Latrobe Shopping Center	0.00050%	0.00025%	4.48685%	Actual/360	70,935.94	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360	0	L(24),D(93),O(3)
23	720-730 Fort Washington Ave. Owners Corp.	0.00050%	0.00025%	3.26185%	Actual/360	61,699.89	Amortizing Balloon		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)
24	2500 East TC Jester Blvd	0.00050%	0.00025%	4.93685%	Actual/360	74,727.80	Amortizing Balloon		120	117	0	0	360	357	3	L(27),D(89),O(4)
25	New Garden Town Square Shopping Center	0.00050%	0.00025%	4.37685%	Actual/360	65,022.15	Interest-only, Amortizing Balloon	Actual/360	120	120	24	24	360	360	0	L(24),D(92),O(4)
26	SPS - Walnut Creek	0.00050%	0.00025%	4.60685%	Actual/360	63,202.36	Interest-only, Amortizing Balloon	Actual/360	120	117	36	33	360	360	3	L(27),GRTR 1% or YM or D(89),O(4)
27	Hunting Creek Plaza	0.00050%	0.00025%	4.31685%	Actual/360	61,086.06	Interest-only, Amortizing Balloon	Actual/360	120	120	24	24	360	360	0	L(24),D(92),O(4)
28	Lakeview Center	0.00050%	0.00025%	4.39685%	Actual/360	60,446.25	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(89),O(5)
29	Mesa South Shopping Center	0.00050%	0.00025%	4.73685%	Actual/360	58,685.33	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(92),O(4)
30	Winchester Ridge	0.00050%	0.00025%	4.96685%	Actual/360	59,451.60	Interest-only, Amortizing Balloon	Actual/360	120	111	24	15	360	360	9	L(33),D(84),O(3)
31	Draper Retail Center	0.00050%	0.00025%	4.30685%	Actual/360	54,261.49	Amortizing Balloon		120	119	0	0	360	359	1	L(25),GRTR 1% or YM(91),O(4)
32	Walmart Savannah	0.00050%	0.00025%	4.41685%	Actual/360	54,589.68	Amortizing Balloon		120	119	0	0	336	335	1	L(25),D(92),O(3)
33	FedEx and Veolia Industrial Portfolio	0.00050%	0.00025%	4.44185%	Actual/360	38,675.74	Interest-only, ARD	Actual/360	60	57	60	57	0	0	3	GRTR 1% or YM(56),O(4)
33.01	FedEx
33.02	Veolia Water
34	Olympic Shopping Centre	0.00050%	0.00025%	4.33685%	Actual/360	51,025.71	Interest-only, Amortizing Balloon	Actual/360	120	120	12	12	360	360	0	L(24),D(92),O(4)
35	Clear Creek Landing Apartments	0.00050%	0.00025%	4.58685%	Actual/360	51,905.24	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1	L(25),GRTR 1% or YM(91),O(4)
36	Equity Inns Portfolio	0.00050%	0.00025%	4.94845%	Actual/360	40,231.11	Interest-only, Balloon	Actual/360	60	49	60	49	0	0	11	L(26),GRTR 1% or YM(30),O(4)
36.01	Homewood Suites Seattle
36.02	Homewood Suites Orlando
36.03	Courtyard Carlsbad
36.04	Courtyard Houston
36.05	Homewood Suites Stratford
36.06	Hampton Inn Urbana
36.07	Springhill Suites Asheville
36.08	Hilton Garden Inn Louisville
36.09	Hampton Inn Orlando
36.10	Hampton Inn Austin
36.11	Hampton Inn College Station
36.12	Hampton Inn Indianapolis
36.13	TownePlace Suites Savannah
36.14	Hampton Inn East Lansing
36.15	Hampton Inn Naperville
36.16	Hilton Garden Inn Rio Rancho
36.17	Courtyard Dalton
36.18	Hampton Inn Alcoa
36.19	Homewood Suites Augusta
36.20	Residence Inn Jacksonville
36.21	Hampton Inn Milford
37	Maplecrest Apartments	0.00050%	0.00025%	5.14685%	Actual/360	51,111.07	Interest-only, Amortizing Balloon	Actual/360	120	115	18	13	360	360	5	L(29),D(88),O(3)
38	Indy Portfolio	0.00050%	0.00025%	5.00185%	Actual/360	47,321.01	Interest-only, Amortizing Balloon	Actual/360	120	112	24	16	360	360	8	L(32),D(85),O(3)
38.01	Meridian Park One
38.02	Meridian Park Five
38.03	Green on Meridian
38.04	Meridian Park Six
39	RealOp SC Portfolio	0.00050%	0.00025%	5.60405%	Actual/360	49,392.21	Amortizing Balloon		60	52	0	0	360	352	8	L(32),D(25),O(3)
39.01	Brendan Way
39.02	Webber Place
39.03	40 Concourse Way
40	Holiday Inn Hotel & Suites Beaufort	0.00050%	0.00025%	4.78685%	Actual/360	41,973.23	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(92),O(4)
41	Ridge Road Town Center	0.00050%	0.00025%	4.24935%	Actual/360	38,939.65	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)
42	Holiday Inn Express Austin North	0.00050%	0.00025%	5.06685%	Actual/360	41,983.42	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(92),O(4)
43	Hampton Inn McDonough	0.00050%	0.00025%	4.49685%	Actual/360	38,806.89	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)
44	Coachella Plaza	0.00050%	0.00025%	4.63685%	Actual/360	38,260.25	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(92),O(4)
45	Crestwood Apartments	0.00050%	0.00025%	4.39685%	Actual/360	36,348.00	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360	0	L(36),GRTR 1% or YM(80),O(4)
46	Austin Multifamily Portfolio	0.00050%	0.00025%	4.73685%	Actual/360	37,558.61	Interest-only, Amortizing Balloon	Actual/360	120	118	36	34	360	360	2	L(26),D(90),O(4)
46.01	The Oasis at Speedway
46.02	Speedway 38
46.03	The Retreat
47	Hilton Garden Inn Athens Downtown	0.00050%	0.00025%	4.75095%	Actual/360	36,726.57	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)
48	TIHT Commercial	0.00050%	0.00025%	4.03685%	Actual/360	33,621.17	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)
49	16 N. Broadway Owners, Inc.	0.00050%	0.00025%	3.40185%	Actual/360	29,600.12	Amortizing Balloon		120	120	0	0	360	360	0	GRTR 1% or YM(113),1%(3),O(4)
50	Blindbrook Lodge Owners Inc. a/k/a Blind Brook Lodge Owners Inc.	0.00050%	0.00025%	3.57185%	Actual/360	29,771.53	Amortizing Balloon		120	120	0	0	360	360	0	GRTR 1% or YM(113),1%(3),O(4)
51	3636 Greystone Owners, Inc.	0.00050%	0.00025%	3.56185%	Actual/360	29,734.87	Amortizing Balloon		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)
52	Greenrich Building	0.00050%	0.00025%	4.70685%	Actual/360	33,139.84	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(92),O(4)
53	Lakemont Apartments	0.00050%	0.00025%	4.68685%	Actual/360	32,414.86	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	CREFC® IP Royalty License Fee Rate	Asset Representations Reviewer Fee Rate	Net Mortgage Rate	Interest Accrual Method	Monthly P&I Payment ($)	Amortization Type	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)	Remaining IO Period (Mos.)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning	Prepayment Provisions(6)
54	Wingate By Wyndham Raleigh	0.00050%	0.00025%	5.47485%	Actual/360	37,108.95	Amortizing Balloon		120	117	0	0	300	297	3	L(27),D(89),O(4)
55	Grove Park Center	0.00050%	0.00025%	4.31935%	Actual/360	33,052.40	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	300	300	1	L(25),D(91),O(4)
56	The Rotunda Building	0.00050%	0.00025%	4.49685%	Actual/360	30,436.78	Interest-only, Amortizing Balloon	Actual/360	120	120	24	24	360	360	0	L(24),D(93),O(3)
57	Westland Shopping Center	0.00050%	0.00025%	4.78685%	Actual/360	27,807.26	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)
58	151 West Santa Clara	0.00050%	0.00025%	3.98685%	Actual/360	24,825.60	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)
59	Midway MHP	0.00050%	0.00025%	4.73685%	Actual/360	26,864.84	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)
60	480 Riverdale Avenue Tenants Corp.	0.00050%	0.00025%	3.49185%	Actual/360	19,610.18	Amortizing Balloon		120	119	0	0	480	479	1	GRTR 1% or YM(113),1%(3),O(4)
61	College Square III	0.00050%	0.00025%	4.48685%	Actual/360	24,320.89	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)
62	Westview Plaza I	0.00050%	0.00025%	4.91685%	Actual/360	25,163.07	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),D(91),O(4)
63	Campbell Fair Shopping Center	0.00050%	0.00025%	4.07935%	Actual/360	24,688.72	Amortizing Balloon		120	119	0	0	300	299	1	L(25),GRTR 1% or YM(91),O(4)
64	Country Inn Pensacola	0.00050%	0.00025%	5.56285%	Actual/360	28,061.26	Amortizing Balloon		120	117	0	0	300	297	3	L(27),D(90),O(3)
65	Lincoln Co-Operative Apartments, Inc.	0.00050%	0.00025%	3.39185%	Actual/360	16,992.46	Amortizing Balloon		120	120	0	0	480	480	0	GRTR 1% or YM(113),1%(3),O(4)
66	Country Inn and Suites Frederick	0.00050%	0.00025%	5.63685%	Actual/360	26,792.33	Amortizing Balloon		120	117	0	0	300	297	3	L(27),D(90),O(3)
67	Marketplace Village II	0.00050%	0.00025%	5.00185%	Actual/360	22,778.09	Interest-only, Amortizing Balloon	Actual/360	120	112	24	16	360	360	8	L(32),D(84),O(4)
68	3901 Independence Owners, Inc.	0.00050%	0.00025%	3.41185%	Actual/360	16,270.42	Amortizing Balloon		120	119	0	0	480	479	1	GRTR 1% or YM(113),1%(3),O(4)
69	A-Alpha Mini Storage	0.00050%	0.00025%	4.00685%	Actual/360	19,788.83	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(88),O(7)
70	Beach House Owners Corp.	0.00050%	0.00025%	3.21185%	Actual/360	25,645.67	Amortizing Balloon		120	120	0	0	204	204	0	GRTR 1% or YM(113),1%(3),O(4)
71	Gratiot Retail Center	0.00050%	0.00025%	4.43685%	Actual/360	19,821.33	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(88),O(7)
72	Shoppes at 521	0.00050%	0.00025%	4.39935%	Actual/360	19,459.21	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)
73	Walgreens Youngstown	0.00050%	0.00025%	4.54685%	Actual/360	14,563.50	Interest-only, ARD	Actual/360	120	120	120	120	0	0	0	YM(24),YM or D(89),O(7)
74	210 E. Broadway Owners Corp.	0.00050%	0.00025%	3.41185%	Actual/360	10,941.55	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	GRTR 1% or YM(113),1%(3),O(4)
75	Family Dollar/Walgreens Portfolio	0.00050%	0.00025%	4.10685%	Actual/360	17,800.20	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1	L(25),GRTR 1% or YM(91),O(4)
75.01	Walgreens - Jasper, IN
75.02	Family Dollar -Charlotte
76	Albin-Ridge Storage	0.00050%	0.00025%	4.58685%	Actual/360	18,762.78	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1	L(25),D(91),O(4)
77	Battleground Avenue Retail	0.00050%	0.00025%	5.18685%	Actual/360	20,042.55	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)
78	Dollar General Portfolio- Fisher and Fosston	0.00050%	0.00025%	4.87685%	Actual/360	6,337.87	Interest-only, Balloon	Actual/360	125	115	125	115	0	0	10	L(34),D(88),O(3)
78.01	DG Fosston
78.02	DG Fisher
79	Dollar General Portfolio- Osakis and Adrian	0.00050%	0.00025%	5.23685%	Actual/360	6,804.46	Interest-only, Balloon	Actual/360	120	115	120	115	0	0	5	L(29),D(88),O(3)
79.01	Dollar General Adrian
79.02	Dollar General Osakis
80	Woodlawn Veterans Mutual Housing Company, Inc.	0.00050%	0.00025%	3.35185%	Actual/360	11,514.02	Amortizing Balloon		120	120	0	0	480	480	0	GRTR 1% or YM(113),1%(3),O(4)
81	Main and Market	0.00050%	0.00025%	4.48685%	Actual/360	15,073.89	Amortizing Balloon		120	119	0	0	360	359	1	L(25),GRTR 1% or YM(91),O(4)
82	Beechwood Gardens Owners, Inc.	0.00050%	0.00025%	3.43185%	Actual/360	10,880.56	Amortizing Balloon		120	120	0	0	480	480	0	GRTR 1% or YM(113),1%(3),O(4)
83	3934 FM1960 Road	0.00050%	0.00025%	4.76585%	Actual/360	12,299.82	Amortizing Balloon		120	111	0	0	360	351	9	L(33),D(83),O(4)
84	Meadows Mobile Home Park	0.00050%	0.00025%	4.78685%	Actual/360	9,706.31	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360	0	L(24),D(92),O(4)
85	222 Bowery Owners Corp.	0.00050%	0.00025%	3.53185%	Actual/360	6,836.55	Amortizing Balloon		120	120	0	0	360	360	0	GRTR 1% or YM(113),1%(3),O(4)
86	2165 Matthews Avenue Owners, Inc.	0.00050%	0.00025%	3.60185%	Actual/360	5,983.02	Amortizing Balloon		120	119	0	0	480	479	1	GRTR 1% or YM(113),1%(3),O(4)
87	Family Dollar- Radford	0.00050%	0.00025%	5.37685%	Actual/360	5,100.54	Interest-only, ARD	Actual/360	120	113	120	113	0	0	7	YM(31),YM or D(82),O(7)
88	Family Dollar- Malone	0.00050%	0.00025%	5.35685%	Actual/360	4,859.29	Interest-only, ARD	Actual/360	120	113	120	113	0	0	7	YM(31),YM or D(82),O(7)
89	The Ponce de Leon Cooperative, Inc.	0.00050%	0.00025%	3.89185%	Actual/360	9,093.40	Fully Amortizing		120	119	0	0	120	119	1	GRTR 1% or YM(113),1%(3),O(4)
90	Dollar General Mercedes	0.00050%	0.00025%	5.42685%	Actual/360	3,794.24	Interest-only, ARD	Actual/360	120	113	120	113	0	0	7	YM(31),YM or D(82),O(7)
91	Dollar General Aurora	0.00050%	0.00025%	4.82685%	Actual/360	2,538.47	Interest-only, ARD	Actual/360	120	120	120	120	0	0	0	YM(24),YM or D(89),O(7)

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Grace Period Default (Days)	Grace Period Late (Days)	Appraised Value ($)(7)	Appraisal Date	Coop -Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/Investor Carry	Coop - Committed Secondary Debt	U/W NOI DSCR (x)(2)(4)	U/W NCF DSCR (x)(2)(4)	Cut-off Date LTV Ratio(2)(4)(7)	LTV Ratio at Maturity or ARD(2)(4)(7)
1	Central Park Retail	5	5	121,000,000	6/1/2016									1.44	1.32	74.4%	59.9%
2	Green Valley Portfolio	0	0	81,680,000	Various									1.37	1.34	71.9%	60.0%
2.01	Country Village			31,750,000	4/20/2016
2.02	Birchwood Manor			17,440,000	4/19/2016
2.03	Pinewood Estates			9,770,000	4/20/2016
2.04	Country Estates			6,590,000	4/19/2016
2.05	Crestwood Estates			6,110,000	4/19/2016
2.06	Brookfield Acres			5,690,000	4/19/2016
2.07	Highland Estates			4,330,000	4/19/2016
3	Four Points by Sheraton Times Square – Leased Fee	0	0	62,000,000	5/4/2016									1.25	1.25	75.3%	75.3%
4	1140 Avenue of the Americas	0	0	180,000,000	5/1/2016									2.31	2.16	55.0%	55.0%
5	One Meridian	0	0	54,750,000	5/3/2016									1.85	1.61	67.6%	62.1%
6	The Shops at Crystals	0	0	1,100,000,000	4/26/2016									3.41	3.28	34.8%	34.8%
7	Pinnacle II	0	0	142,000,000	5/5/2016									2.11	1.96	61.3%	61.3%
8	Hyatt House Fairfax	0	0	40,500,000	5/10/2016									1.90	1.72	66.5%	54.0%
9	Skyline Village	0	0	35,360,000	6/9/2016									1.27	1.26	72.8%	61.3%
10	Seasons at Horsetooth Apartments	0	0	50,000,000	6/28/2016									2.55	2.50	49.4%	49.4%
11	Hampton Inn & Suites - Boise	0	5	40,000,000	4/13/2016									2.59	2.36	59.8%	48.3%
12	So Cal Self Storage – Hollywood	0	0	45,000,000	3/20/2016									2.39	2.37	51.1%	51.1%
13	Fox Pointe Apartments	0	0	29,670,000	6/7/2016									1.72	1.63	74.0%	64.7%
14	FMC Corporation R&D HQ	0	0	30,700,000	6/29/2016									1.48	1.46	70.0%	63.9%
15	One & Two Corporate Plaza	0	0	43,000,000	7/13/2016									1.57	1.31	62.8%	51.7%
16	4100 Alpha Road	0	0	27,300,000	6/24/2016									1.68	1.54	71.4%	57.2%
17	La Plaza Apartments	0	0	26,950,000	6/8/2016									1.92	1.80	66.4%	55.4%
18	Aloft Nashville	0	0	24,900,000	4/29/2016									1.81	1.63	70.2%	65.7%
19	Hilton Garden Inn Bothell	0	0	29,600,000	8/1/2018									1.99	1.79	59.0%	44.1%
20	Aspen at Norman Student Housing	0	0	51,500,000	11/6/2015									1.33	1.30	75.0%	69.0%
21	Century Springs Park	0	0	22,500,000	11/23/2015									1.70	1.41	68.9%	57.2%
22	Latrobe Shopping Center	0	0	19,700,000	6/6/2016									1.81	1.60	71.1%	62.2%
23	720-730 Fort Washington Ave. Owners Corp.	10	10	163,400,000	6/30/2016	72,200,000	19.4%	6.8%	16	0	0	32,615	1,000,000	5.95	5.85	8.6%	6.6%
24	2500 East TC Jester Blvd	0	0	20,900,000	11/24/2015									1.66	1.43	66.8%	55.0%
25	New Garden Town Square Shopping Center	0	0	18,725,000	5/24/2016									1.53	1.43	69.4%	59.1%
26	SPS - Walnut Creek	0	0	19,200,000	4/14/2016									1.56	1.54	64.1%	56.2%
27	Hunting Creek Plaza	0	0	17,000,000	7/27/2016									1.65	1.53	72.4%	61.5%
28	Lakeview Center	0	0	17,500,000	5/19/2016									1.86	1.66	68.4%	55.3%
29	Mesa South Shopping Center	0	0	17,320,000	7/22/2016									1.63	1.51	65.0%	53.0%
30	Winchester Ridge	0	0	14,300,000	9/11/2015									1.43	1.40	77.6%	67.1%
31	Draper Retail Center	0	0	14,700,000	5/14/2016									1.52	1.41	74.1%	59.6%
32	Walmart Savannah	0	0	15,275,000	6/26/2016									1.21	1.20	68.6%	53.6%
33	FedEx and Veolia Industrial Portfolio	0	0	18,730,000	Various									2.48	2.40	54.9%	54.9%
33.01	FedEx			11,650,000	4/19/2016
33.02	Veolia Water			7,080,000	4/22/2016
34	Olympic Shopping Centre	0	0	14,200,000	6/30/2016									1.62	1.57	72.2%	59.8%
35	Clear Creek Landing Apartments	0	0	14,010,000	6/3/2016									1.56	1.48	72.3%	63.4%
36	Equity Inns Portfolio	0	0	360,000,000	8/20/2015									2.60	2.30	64.4%	64.4%
36.01	Homewood Suites Seattle			56,700,000	8/18/2015
36.02	Homewood Suites Orlando			26,100,000	8/13/2015
36.03	Courtyard Carlsbad			21,800,000	8/18/2015
36.04	Courtyard Houston			18,200,000	8/17/2015
36.05	Homewood Suites Stratford			18,600,000	8/18/2015
36.06	Hampton Inn Urbana			16,800,000	8/14/2015
36.07	Springhill Suites Asheville			16,400,000	8/20/2015
36.08	Hilton Garden Inn Louisville			15,100,000	8/18/2015
36.09	Hampton Inn Orlando			14,800,000	8/13/2015
36.10	Hampton Inn Austin			14,600,000	8/17/2015
36.11	Hampton Inn College Station			14,100,000	8/14/2015
36.12	Hampton Inn Indianapolis			12,200,000	8/17/2015
36.13	TownePlace Suites Savannah			12,100,000	8/19/2015
36.14	Hampton Inn East Lansing			10,800,000	8/17/2015
36.15	Hampton Inn Naperville			9,800,000	8/19/2015
36.16	Hilton Garden Inn Rio Rancho			9,600,000	8/10/2015
36.17	Courtyard Dalton			8,800,000	8/18/2015
36.18	Hampton Inn Alcoa			8,000,000	8/17/2015
36.19	Homewood Suites Augusta			6,500,000	8/17/2015
36.20	Residence Inn Jacksonville			6,200,000	8/19/2015
36.21	Hampton Inn Milford			5,200,000	8/17/2015
37	Maplecrest Apartments	0	0	12,780,000	3/9/2016									1.40	1.36	73.2%	62.8%
38	Indy Portfolio	0	0	15,340,000	12/1/2015									2.10	1.68	57.4%	49.7%
38.01	Meridian Park One			5,400,000	12/1/2015
38.02	Meridian Park Five			5,300,000	12/1/2015
38.03	Green on Meridian			3,140,000	12/1/2015
38.04	Meridian Park Six			1,500,000	12/1/2015
39	RealOp SC Portfolio	0	0	11,450,000	11/18/2015									1.59	1.50	74.4%	69.8%
39.01	Brendan Way			6,500,000	11/18/2015
39.02	Webber Place			4,000,000	11/18/2015
39.03	40 Concourse Way			950,000	11/18/2015
40	Holiday Inn Hotel & Suites Beaufort	0	0	12,300,000	6/28/2016									2.22	1.94	65.0%	53.1%
41	Ridge Road Town Center	0	0	11,920,000	7/12/2016									1.74	1.59	65.8%	52.9%
42	Holiday Inn Express Austin North	0	0	12,600,000	7/14/2016									2.04	1.81	61.5%	50.7%
43	Hampton Inn McDonough	0	0	11,600,000	6/20/2016									2.59	2.37	65.9%	53.3%
44	Coachella Plaza	0	0	10,700,000	7/17/2016									1.62	1.45	69.3%	56.3%
45	Crestwood Apartments	0	0	15,400,000	4/11/2016									1.78	1.73	47.1%	41.1%
46	Austin Multifamily Portfolio	0	0	10,950,000	5/11/2016									1.35	1.30	65.8%	57.9%
46.01	The Oasis at Speedway			4,370,000	5/11/2016
46.02	Speedway 38			3,550,000	5/11/2016
46.03	The Retreat			3,030,000	5/11/2016
47	Hilton Garden Inn Athens Downtown	0	0	34,300,000	6/10/2016									2.50	2.24	58.1%	47.5%
48	TIHT Commercial	0	0	17,000,000	6/1/2016									1.95	1.90	41.1%	32.8%
49	16 N. Broadway Owners, Inc.	10	10	22,800,000	7/7/2016	20,500,000	32.2%	14.4%	7	10	0	37,448	500,000	3.85	3.75	28.9%	22.6%
50	Blindbrook Lodge Owners Inc. a/k/a Blind Brook Lodge Owners Inc.	10	10	54,100,000	6/7/2016	32,900,000	19.8%	0.0%	0	0	0		500,000	6.09	5.98	12.0%	9.4%
51	3636 Greystone Owners, Inc.	10	10	23,800,000	7/1/2016	14,500,000	44.8%	8.4%	5	2	0	NAV	500,000	2.61	2.54	27.3%	21.4%
52	Greenrich Building	0	0	8,750,000	6/30/2016									1.80	1.44	72.9%	59.3%
53	Lakemont Apartments	0	0	8,560,000	6/22/2016									1.41	1.35	72.9%	59.4%

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Grace Period Default (Days)	Grace Period Late (Days)	Appraised Value ($)(7)	Appraisal Date	Coop -Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/Investor Carry	Coop - Committed Secondary Debt	U/W NOI DSCR (x)(2)(4)	U/W NCF DSCR (x)(2)(4)	Cut-off Date LTV Ratio(2)(4)(7)	LTV Ratio at Maturity or ARD(2)(4)(7)
54	Wingate By Wyndham Raleigh	0	0	9,800,000	4/26/2016									1.80	1.61	61.5%	47.0%
55	Grove Park Center	0	5	8,700,000	6/6/2016									1.65	1.40	69.2%	57.0%
56	The Rotunda Building	0	0	8,100,000	7/18/2016									1.62	1.47	74.1%	63.3%
57	Westland Shopping Center	0	0	7,600,000	6/27/2016									1.63	1.50	69.7%	57.0%
58	151 West Santa Clara	0	5	13,960,000	5/18/2016									1.95	1.83	37.2%	29.6%
59	Midway MHP	0	0	7,400,000	5/19/2016									1.52	1.48	69.5%	56.7%
60	480 Riverdale Avenue Tenants Corp.	10	10	21,200,000	6/10/2016	21,580,000	23.2%	15.8%	21	0	0	47,302	500,000	6.13	5.96	23.6%	20.5%
61	College Square III	0	0	7,150,000	5/19/2016									1.70	1.55	67.1%	54.3%
62	Westview Plaza I	0	0	6,450,000	6/24/2016									1.49	1.42	73.3%	63.3%
63	Campbell Fair Shopping Center	0	0	8,320,000	5/13/2016									1.89	1.72	55.2%	40.0%
64	Country Inn Pensacola	0	0	6,366,000	12/11/2015									2.08	1.89	70.9%	54.4%
65	Lincoln Co-Operative Apartments, Inc.	10	10	70,860,000	7/11/2016	57,000,000	7.7%	0.0%	0	0	0		500,000	17.19	16.77	6.2%	5.4%
66	Country Inn and Suites Frederick	0	0	6,600,000	4/7/2015									2.04	1.81	64.9%	49.8%
67	Marketplace Village II	10	10	6,300,000	11/14/2015									1.65	1.49	66.7%	57.8%
68	3901 Independence Owners, Inc.	10	10	25,150,000	5/27/2016	18,400,000	22.8%	3.8%	4	0	0	12,639	500,000	6.28	6.12	16.7%	14.5%
69	A-Alpha Mini Storage	0	0	9,600,000	6/23/2016									2.25	2.20	43.0%	34.2%
70	Beach House Owners Corp.	10	10	24,700,000	7/14/2016	21,100,000	19.0%	14.3%	12	0	2	68,789	500,000	4.02	3.94	16.2%	7.8%
71	Gratiot Retail Center	0	5	5,160,000	7/3/2016									1.49	1.39	76.2%	61.5%
72	Shoppes at 521	0	0	5,500,000	7/7/2016									1.66	1.50	69.8%	56.5%
73	Walgreens Youngstown	0	0	5,400,000	2/7/2015									1.82	1.81	70.0%	70.0%
74	210 E. Broadway Owners Corp.	10	10	20,150,000	6/20/2016	14,800,000	25.0%	9.7%	7	0	0	25,905	500,000	7.42	7.31	18.4%	18.4%
75	Family Dollar/Walgreens Portfolio	0	0	7,500,000	6/29/2016									1.83	1.82	49.0%	42.5%
75.01	Walgreens - Jasper, IN			5,450,000	6/29/2016
75.02	Family Dollar -Charlotte			2,050,000	6/29/2016
76	Albin-Ridge Storage	0	0	5,360,000	5/25/2016									1.57	1.55	68.3%	59.9%
77	Battleground Avenue Retail	0	0	5,300,000	7/8/2016									1.31	1.26	68.8%	57.0%
78	Dollar General Portfolio- Fisher and Fosston	0	0	2,360,000	Various									1.89	1.86	65.0%	65.0%
78.01	DG Fosston			1,225,000	10/9/2015
78.02	DG Fisher			1,135,000	9/23/2015
79	Dollar General Portfolio- Osakis and Adrian	0	0	2,360,000	Various									1.89	1.86	65.0%	65.0%
79.01	Dollar General Adrian			1,215,000	10/16/2015
79.02	Dollar General Osakis			1,145,000	10/9/2015
80	Woodlawn Veterans Mutual Housing Company, Inc.	10	10	19,700,000	4/8/2016	24,100,000	12.4%	0.0%	0	0	0		500,000	10.65	10.48	15.2%	13.2%
81	Main and Market	0	0	8,100,000	10/16/2015									1.25	1.17	36.7%	29.7%
82	Beechwood Gardens Owners, Inc.	10	10	18,700,000	6/2/2016	20,200,000	13.9%	12.6%	10	0	2	4,002		8.59	8.48	15.0%	13.0%
83	3934 FM1960 Road	0	0	3,600,000	10/28/2015									1.94	1.63	64.6%	53.3%
84	Meadows Mobile Home Park	5	0	2,880,000	6/6/2016									1.76	1.71	64.2%	56.6%
85	222 Bowery Owners Corp.	10	10	15,240,000	5/17/2016	11,500,000	13.0%	0.0%	0	0	0			7.42	7.36	9.8%	7.7%
86	2165 Matthews Avenue Owners, Inc.	10	10	7,700,000	6/9/2016	9,800,000	15.3%	45.9%	28	0	0	165,324	200,000	7.70	7.50	19.5%	17.0%
87	Family Dollar- Radford	0	0	1,600,000	10/12/2015									1.58	1.56	70.0%	70.0%
88	Family Dollar- Malone	0	0	1,530,000	11/5/2015									1.59	1.57	70.0%	70.0%
89	The Ponce de Leon Cooperative, Inc.	10	10	32,500,000	6/17/2016	29,150,000	3.1%	0.0%	0	0	0			13.07	12.80	2.7%	0.0%
90	Dollar General Mercedes	0	0	1,270,000	11/20/2015									1.76	1.73	65.0%	65.0%
91	Dollar General Aurora	0	0	955,000	3/15/2015									2.09	2.04	65.0%	65.0%

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Cut-off Date U/W NOI Debt Yield(2)(4)	Cut-off Date U/W NCF Debt Yield(2)(4)	U/W Revenues ($)(3)(8)	U/W Expenses ($)	U/W Net Operating Income ($)	U/W Replacement ($)	U/W TI/LC ($)	U/W Net Cash Flow ($)	Occupancy Rate(3)	Occupancy as-of Date	U/W Hotel ADR	U/W Hotel RevPAR	Most Recent Period	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent Capital Expenditures	Most Recent NCF ($)
1	Central Park Retail	8.6%	7.9%	9,474,343	1,715,283	7,759,060	141,221	501,167	7,116,672	95.7%	7/22/2016			TTM 6/30/2016	8,901,201	1,593,420	7,307,782	0	7,307,782
2	Green Valley Portfolio	8.4%	8.3%	7,876,585	2,921,435	4,955,150	102,100	0	4,853,050	89.1%	4/20/2016			TTM 3/31/2016	7,654,612	2,940,104	4,714,508	0	4,714,508
2.01	Country Village			2,348,937	610,445	1,738,492	22,850	0	1,715,642	92.3%	4/20/2016			TTM 3/31/2016	2,291,273	610,292	1,680,981	0	1,680,981
2.02	Birchwood Manor			1,689,306	529,487	1,159,819	19,600	0	1,140,219	95.2%	4/20/2016			TTM 3/31/2016	1,621,487	533,530	1,087,957	0	1,087,957
2.03	Pinewood Estates			1,091,937	502,431	589,505	16,050	0	573,455	99.7%	4/20/2016			TTM 3/31/2016	1,089,901	508,394	581,507	0	581,507
2.04	Country Estates			746,149	331,924	414,225	11,300	0	402,925	82.7%	4/20/2016			TTM 3/31/2016	718,317	334,102	384,215	0	384,215
2.05	Crestwood Estates			711,764	321,246	390,518	9,950	0	380,568	88.9%	4/20/2016			TTM 3/31/2016	684,663	321,515	363,148	0	363,148
2.06	Brookfield Acres			691,466	320,294	371,172	11,600	0	359,572	81.5%	4/20/2016			TTM 3/31/2016	674,260	325,029	349,231	0	349,231
2.07	Highland Estates			597,027	305,608	291,419	10,750	0	280,669	70.7%	4/20/2016			TTM 3/31/2016	574,711	307,242	267,469	0	267,469
3	Four Points by Sheraton Times Square – Leased Fee	5.6%	5.6%	2,627,933	0	2,627,933	0	0	2,627,933	100.0%	9/1/2016			NAV	NAV	NAV	NAV	NAV	NAV
4	1140 Avenue of the Americas	9.6%	9.0%	20,833,881	11,323,332	9,510,549	61,796	555,684	8,893,069	90.8%	6/8/2016			TTM 3/31/2016	20,197,064	6,249,017	13,948,046	0	13,948,046
5	One Meridian	11.6%	10.1%	8,012,942	3,717,456	4,295,487	73,346	495,948	3,726,193	97.2%	6/24/2016			TTM 3/31/2016	7,565,563	3,656,921	3,908,642	0	3,908,642
6	The Shops at Crystals	12.9%	12.4%	64,805,737	15,337,868	49,467,869	41,972	1,815,657	47,610,240	87.6%	4/21/2016			Actual 2015	65,203,201	18,826,390	46,376,811	0	46,376,811
7	Pinnacle II	9.2%	8.5%	11,664,912	3,645,672	8,019,240	46,000	550,230	7,423,010	100.0%	9/1/2016			TTM 3/31/2016	11,236,073	3,663,478	7,572,595	0	7,572,595
8	Hyatt House Fairfax	11.6%	10.5%	7,348,836	4,222,428	3,126,408	293,953	0	2,832,454	77.9%	6/30/2016	163	127	TTM 6/30/2016	7,348,836	4,208,825	3,140,011	0	3,140,011
9	Skyline Village	7.7%	7.6%	2,861,673	878,719	1,982,954	19,950	0	1,963,004	94.9%	4/30/2016			TTM 4/30/2016	2,689,380	900,286	1,789,094	0	1,789,094
10	Seasons at Horsetooth Apartments	11.0%	10.8%	3,844,826	1,136,872	2,707,954	51,376	0	2,656,578	95.7%	8/1/2016			TTM 6/30/2016	3,768,836	1,026,549	2,742,287	0	2,742,287
11	Hampton Inn & Suites - Boise	15.6%	14.2%	8,239,433	4,518,349	3,721,084	329,577	0	3,391,507	79.8%	6/30/2016	153	116	TTM 6/30/2016	8,631,761	4,617,926	4,013,835	0	4,013,835
12	So Cal Self Storage – Hollywood	10.9%	10.8%	3,554,937	1,039,695	2,515,243	12,642	8,775	2,493,826	92.3%	8/2/2016			TTM 6/30/2016	3,529,972	906,651	2,623,321	0	2,623,321
13	Fox Pointe Apartments	10.3%	9.8%	4,430,869	2,158,449	2,272,419	122,000	0	2,150,419	96.1%	7/19/2016			TTM 6/30/2016	4,360,567	1,980,349	2,380,218	0	2,380,218
14	FMC Corporation R&D HQ	8.8%	8.7%	3,348,801	1,453,305	1,895,496	22,153	0	1,873,343	100.0%	9/1/2016			Actual 2015	3,451,967	1,336,773	2,115,194	0	2,115,194
15	One & Two Corporate Plaza	10.2%	8.5%	5,425,040	2,683,300	2,741,740	55,205	394,716	2,291,820	83.0%	8/4/2016			TTM 6/30/2016	5,892,057	2,283,535	3,608,521	0	3,608,521
16	4100 Alpha Road	9.9%	9.1%	3,212,470	1,285,077	1,927,393	45,419	111,534	1,770,440	92.3%	7/31/2016			TTM 5/31/2016	3,117,936	1,373,879	1,744,058	0	1,744,058
17	La Plaza Apartments	11.8%	11.1%	4,587,542	2,471,918	2,115,624	131,898	0	1,983,726	91.4%	6/23/2016			TTM 6/30/2016	4,476,198	2,210,092	2,266,106	0	2,266,106
18	Aloft Nashville	12.8%	11.6%	5,415,039	3,175,874	2,239,165	216,602	0	2,022,563	83.1%	3/31/2016	124	99	TTM 3/31/2016	5,640,282	3,243,954	2,396,328	0	2,396,328
19	Hilton Garden Inn Bothell	13.9%	12.5%	6,285,599	3,849,550	2,436,049	251,424	0	2,184,625	77.2%	5/31/2016	151	116	TTM 5/31/2016	6,285,599	3,851,775	2,433,824	0	2,433,824
20	Aspen at Norman Student Housing	8.4%	8.2%	4,935,428	1,686,001	3,249,427	80,712	0	3,168,715	99.9%	3/22/2016			TTM 7/31/2016	5,069,044	1,319,918	3,749,126	0	3,749,126
21	Century Springs Park	10.2%	8.5%	2,931,501	1,344,990	1,586,511	38,363	232,748	1,315,400	84.8%	6/14/2016			TTM 4/30/2016	2,241,939	1,216,617	1,025,322	0	1,025,322
22	Latrobe Shopping Center	11.0%	9.7%	2,120,449	578,383	1,542,066	40,927	141,562	1,359,577	82.1%	6/30/2016			TTM 5/31/2016	1,825,352	527,184	1,298,168	0	1,298,168
23	720-730 Fort Washington Ave. Owners Corp.	31.5%	31.0%	7,118,086	2,713,612	4,404,474	70,500	0	4,333,974	96.0%	6/30/2016
24	2500 East TC Jester Blvd	10.7%	9.2%	2,581,421	1,091,893	1,489,528	38,063	170,415	1,281,050	95.8%	5/3/2016			TTM 3/31/2016	2,698,634	1,062,023	1,636,611	0	1,636,611
25	New Garden Town Square Shopping Center	9.2%	8.6%	1,674,114	479,118	1,194,996	22,674	54,797	1,117,525	98.7%	7/1/2015			TTM 5/31/2016	1,804,961	596,424	1,208,537	0	1,208,537
26	SPS - Walnut Creek	9.6%	9.5%	1,696,014	514,114	1,181,900	12,864	0	1,169,036	98.5%	7/31/2016			TTM 6/30/2016	1,700,842	489,861	1,210,980	0	1,210,980
27	Hunting Creek Plaza	9.8%	9.1%	1,762,525	553,192	1,209,334	20,531	68,436	1,120,367	88.8%	7/28/2016			TTM 6/30/2016	1,635,522	491,715	1,143,807	0	1,143,807
28	Lakeview Center	11.3%	10.1%	2,072,764	720,412	1,352,353	19,920	125,681	1,206,752	100.0%	6/27/2016			TTM 4/30/2016	2,240,468	734,340	1,506,128	0	1,506,128
29	Mesa South Shopping Center	10.2%	9.4%	1,635,347	486,484	1,148,863	20,049	66,832	1,061,982	85.9%	8/9/2016			TTM 7/31/2016	1,439,650	472,125	967,525	0	967,525
30	Winchester Ridge	9.2%	9.0%	1,479,571	456,796	1,022,776	22,000	0	1,000,776	96.6%	6/30/2016			Annualized 3 5/31/2016	1,469,126	372,393	1,096,734	0	1,096,734
31	Draper Retail Center	9.1%	8.5%	1,319,970	331,957	988,013	12,869	54,416	920,729	100.0%	7/1/2016			TTM 6/23/2016	1,311,155	320,309	990,846	0	990,846
32	Walmart Savannah	7.5%	7.5%	798,796	7,988	790,808	6,168	0	784,641	100.0%	9/1/2016			NAV	NAV	NAV	NAV	NAV	NAV
33	FedEx and Veolia Industrial Portfolio	11.2%	10.8%	1,314,202	164,582	1,149,620	35,350	0	1,114,270	100.0%	9/1/2016			Various	1,358,570	125,156	1,233,414	0	1,233,414
33.01	FedEx			810,038	135,150	674,888	17,240	0	657,648	100.0%	9/1/2016			Annualized 11 3/31/2016	798,837	110,849	687,988	0	687,988
33.02	Veolia Water			504,164	29,432	474,732	18,110	0	456,622	100.0%	9/1/2016			TTM 3/31/2016	559,733	14,307	545,426	0	545,426
34	Olympic Shopping Centre	9.7%	9.4%	1,434,906	440,025	994,881	12,031	21,101	961,749	100.0%	7/1/2016			TTM 5/31/2016	1,413,640	357,071	1,056,569	0	1,056,569
35	Clear Creek Landing Apartments	9.6%	9.1%	1,933,703	962,495	971,207	50,000	0	921,207	92.0%	7/21/2016			TTM 6/30/2016	1,904,699	920,238	984,461	0	984,461
36	Equity Inns Portfolio	13.1%	11.5%	89,013,820	58,668,494	30,345,327	3,560,553	0	26,784,774	76.0%	1/31/2016	116	88	TTM 1/31/2016	89,013,820	58,668,494	30,345,327	3,560,553	26,784,774
36.01	Homewood Suites Seattle			9,782,316	4,857,436	4,924,880	391,293	0	4,533,587	88.2%	1/31/2016	183	162	TTM 1/31/2016	9,782,316	4,857,436	4,924,880	391,293	4,533,587
36.02	Homewood Suites Orlando			9,283,467	6,367,740	2,915,727	371,339	0	2,544,388	85.7%	1/31/2016	115	99	TTM 1/31/2016	9,283,467	6,367,740	2,915,727	371,339	2,544,388
36.03	Courtyard Carlsbad			5,513,458	3,707,583	1,805,875	220,538	0	1,585,337	73.7%	1/31/2016	130	96	TTM 1/31/2016	5,513,458	3,707,583	1,805,875	220,538	1,585,337
36.04	Courtyard Houston			4,794,780	3,493,293	1,301,487	191,791	0	1,109,696	53.0%	1/31/2016	127	67	TTM 1/31/2016	4,794,780	3,493,293	1,301,487	191,791	1,109,696
36.05	Homewood Suites Stratford			5,175,160	3,638,006	1,537,154	207,006	0	1,330,148	79.0%	1/31/2016	130	102	TTM 1/31/2016	5,175,160	3,638,006	1,537,154	207,006	1,330,148
36.06	Hampton Inn Urbana			4,100,342	2,511,273	1,589,069	164,014	0	1,425,055	68.8%	1/31/2016	124	85	TTM 1/31/2016	4,100,342	2,511,273	1,589,069	164,014	1,425,055
36.07	Springhill Suites Asheville			3,417,425	1,872,995	1,544,431	136,697	0	1,407,734	75.5%	1/31/2016	139	105	TTM 1/31/2016	3,417,425	1,872,995	1,544,431	136,697	1,407,734
36.08	Hilton Garden Inn Louisville			4,137,688	2,643,101	1,494,587	165,508	0	1,329,080	75.8%	1/31/2016	125	95	TTM 1/31/2016	4,137,688	2,643,101	1,494,587	165,508	1,329,080
36.09	Hampton Inn Orlando			5,113,458	3,541,709	1,571,749	204,538	0	1,367,210	81.9%	1/31/2016	99	81	TTM 1/31/2016	5,113,458	3,541,709	1,571,749	204,538	1,367,210
36.10	Hampton Inn Austin			3,994,763	2,527,064	1,467,699	159,791	0	1,307,909	74.2%	1/31/2016	121	90	TTM 1/31/2016	3,994,763	2,527,064	1,467,699	159,791	1,307,909
36.11	Hampton Inn College Station			3,933,894	2,524,090	1,409,804	157,356	0	1,252,448	67.6%	1/31/2016	120	81	TTM 1/31/2016	3,933,894	2,524,090	1,409,804	157,356	1,252,448
36.12	Hampton Inn Indianapolis			3,844,185	2,470,519	1,373,666	153,767	0	1,219,898	77.7%	1/31/2016	105	82	TTM 1/31/2016	3,844,185	2,470,519	1,373,666	153,767	1,219,898
36.13	TownePlace Suites Savannah			2,744,237	1,561,323	1,182,914	109,769	0	1,073,144	88.3%	1/31/2016	89	79	TTM 1/31/2016	2,744,237	1,561,323	1,182,914	109,769	1,073,144
36.14	Hampton Inn East Lansing			3,170,237	1,972,669	1,197,568	126,809	0	1,070,758	79.5%	1/31/2016	127	101	TTM 1/31/2016	3,170,237	1,972,669	1,197,568	126,809	1,070,758
36.15	Hampton Inn Naperville			3,574,213	2,423,081	1,151,132	142,969	0	1,008,164	71.1%	1/31/2016	105	75	TTM 1/31/2016	3,574,213	2,423,081	1,151,132	142,969	1,008,164
36.16	Hilton Garden Inn Rio Rancho			3,417,119	2,500,971	916,148	136,685	0	779,463	73.8%	1/31/2016	92	68	TTM 1/31/2016	3,417,119	2,500,971	916,148	136,685	779,463
36.17	Courtyard Dalton			2,552,059	1,790,132	761,928	102,082	0	659,845	73.5%	1/31/2016	92	68	TTM 1/31/2016	2,552,059	1,790,132	761,928	102,082	659,845
36.18	Hampton Inn Alcoa			2,670,541	2,044,021	626,519	106,822	0	519,698	82.5%	1/31/2016	74	61	TTM 1/31/2016	2,670,541	2,044,021	626,519	106,822	519,698
36.19	Homewood Suites Augusta			2,213,869	1,625,789	588,080	88,555	0	499,525	73.9%	1/31/2016	125	92	TTM 1/31/2016	2,213,869	1,625,789	588,080	88,555	499,525
36.20	Residence Inn Jacksonville			2,302,667	1,730,695	571,972	92,107	0	479,865	80.7%	1/31/2016	99	80	TTM 1/31/2016	2,302,667	1,730,695	571,972	92,107	479,865
36.21	Hampton Inn Milford			3,277,944	2,865,005	412,939	131,118	0	281,822	72.1%	1/31/2016	84	60	TTM 1/31/2016	3,277,944	2,865,005	412,939	131,118	281,822
37	Maplecrest Apartments	9.2%	8.9%	1,390,150	534,306	855,844	23,750	0	832,094	92.6%	7/6/2016			Annualized 3 6/30/2016	1,471,037	612,780	858,256	0	858,256
38	Indy Portfolio	13.6%	10.8%	2,879,690	1,685,605	1,194,084	41,556	199,858	952,671	86.5%	7/31/2016			TTM 6/30/2016	2,710,848	1,683,903	1,026,945	0	1,026,945
38.01	Meridian Park One			1,015,032	578,308	436,724	14,702	65,265	356,757	86.0%	7/31/2016			TTM 6/30/2016	934,103	577,893	356,209	0	356,209
38.02	Meridian Park Five			891,591	463,392	428,198	12,640	52,301	363,258	88.0%	7/31/2016			TTM 6/30/2016	831,777	461,084	370,693	0	370,693
38.03	Green on Meridian			685,808	476,155	209,653	11,051	61,904	136,698	81.7%	7/31/2016			TTM 6/30/2016	664,316	476,048	188,268	0	188,268
38.04	Meridian Park Six			287,260	167,750	119,509	3,163	20,388	95,958	100.0%	7/31/2016			TTM 6/30/2016	280,653	168,878	111,775	0	111,775
39	RealOp SC Portfolio	11.1%	10.4%	1,385,886	441,498	944,387	25,106	31,973	887,308	95.6%	Various			Various	1,277,755	425,813	851,941	0	851,941
39.01	Brendan Way			864,318	316,065	548,253	9,704	12,358	526,191	100.0%	6/15/2016			TTM 10/31/2015	882,601	315,136	567,465	0	567,465
39.02	Webber Place			411,510	104,905	306,605	13,652	17,386	275,567	91.9%	6/30/2016			Annualized 11 11/30/2015	280,593	88,945	191,648	0	191,648
39.03	40 Concourse Way			110,058	20,528	89,529	1,750	2,229	85,550	100.0%	9/1/2016			TTM 10/31/2015	114,560	21,732	92,828	0	92,828
40	Holiday Inn Hotel & Suites Beaufort	14.0%	12.2%	3,523,361	2,407,089	1,116,271	140,934	0	975,337	69.9%	5/31/2016	118	83	TTM 5/31/2016	3,523,361	2,395,939	1,127,423	0	1,127,423
41	Ridge Road Town Center	10.4%	9.5%	1,218,214	403,273	814,940	15,783	54,500	744,658	88.0%	7/1/2016			TTM 6/30/2016	1,077,385	407,564	669,821	0	669,821
42	Holiday Inn Express Austin North	13.2%	11.8%	2,853,172	1,827,380	1,025,791	114,127	0	911,665	71.3%	6/30/2016	107	77	TTM 6/30/2016	2,860,989	1,701,535	1,159,453	0	1,159,453
43	Hampton Inn McDonough	15.8%	14.4%	2,541,562	1,335,973	1,205,590	101,662	0	1,103,927	79.2%	5/31/2016	113	82	TTM 5/31/2016	2,764,647	1,385,665	1,378,983	110,586	1,268,397
44	Coachella Plaza	10.0%	9.0%	990,360	248,360	742,000	12,755	63,776	665,469	90.8%	7/8/2016			TTM 5/31/2016	696,231	175,847	520,384	0	520,384
45	Crestwood Apartments	10.7%	10.4%	1,321,415	544,814	776,601	24,196	0	752,405	97.8%	8/15/2016			TTM 6/30/2016	1,305,525	594,278	711,247	0	711,247
46	Austin Multifamily Portfolio	8.4%	8.1%	1,001,543	395,092	606,451	21,000	0	585,451	91.7%	8/25/2016			TTM 4/30/2016	964,177	366,963	597,214	0	597,214
46.01	The Oasis at Speedway			419,655	169,737	249,918	8,500	0	241,418	94.1%	8/25/2016			TTM 4/30/2016	383,660	159,121	224,539	0	224,539
46.02	Speedway 38			328,965	124,840	204,125	6,500	0	197,625	92.3%	8/25/2016			TTM 4/30/2016	315,140	114,496	200,644	0	200,644
46.03	The Retreat			252,923	100,515	152,408	6,000	0	146,408	87.5%	8/25/2016			TTM 4/30/2016	265,377	93,346	172,031	0	172,031
47	Hilton Garden Inn Athens Downtown	15.8%	14.1%	8,066,614	4,925,184	3,141,429	322,665	0	2,818,765	73.0%	6/30/2016	142	104	Actual 2016	8,066,614	4,882,104	3,184,510	0	3,184,510
48	TIHT Commercial	11.3%	10.9%	2,072,136	1,283,687	788,449	5,776	17,325	765,349	100.0%	7/5/2016			TTM 5/31/2016	2,132,129	1,197,659	934,470	0	934,470
49	16 N. Broadway Owners, Inc.	20.7%	20.2%	2,524,475	1,157,225	1,367,250	35,700	0	1,331,550	94.0%	7/7/2016
50	Blindbrook Lodge Owners Inc. a/k/a Blind Brook Lodge Owners Inc.	33.5%	32.9%	3,880,297	1,705,627	2,174,670	38,700	0	2,135,970	94.0%	6/7/2016
51	3636 Greystone Owners, Inc.	14.3%	14.0%	1,828,147	896,767	931,380	25,200	0	906,180	95.0%	7/1/2016
52	Greenrich Building	11.2%	9.0%	2,005,757	1,288,571	717,186	23,877	119,388	573,922	76.3%	8/4/2016			TTM 6/30/2016	2,001,555	1,288,148	713,407	0	713,407
53	Lakemont Apartments	8.8%	8.4%	772,025	224,229	547,796	21,158	0	526,638	100.0%	6/30/2016			TTM 6/30/2016	810,661	196,432	614,229	0	614,229

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Cut-off Date U/W NOI Debt Yield(2)(4)	Cut-off Date U/W NCF Debt Yield(2)(4)	U/W Revenues ($)(3)(8)	U/W Expenses ($)	U/W Net Operating Income ($)	U/W Replacement ($)	U/W TI/LC ($)	U/W Net Cash Flow ($)	Occupancy Rate(3)	Occupancy as-of Date	U/W Hotel ADR	U/W Hotel RevPAR	Most Recent Period	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent Capital Expenditures	Most Recent NCF ($)
54	Wingate By Wyndham Raleigh	13.3%	11.9%	2,104,209	1,300,922	803,287	84,168	0	719,118	68.5%	3/31/2016	82	56	TTM 3/31/2016	2,104,209	1,276,986	827,223	0	827,223
55	Grove Park Center	10.9%	9.2%	1,162,896	509,436	653,459	25,706	74,283	553,471	96.0%	7/1/2015			TTM 6/30/2016	1,168,094	504,774	663,320	0	663,320
56	The Rotunda Building	9.8%	9.0%	1,158,052	567,745	590,307	12,957	38,771	538,579	84.3%	7/11/2016			TTM 6/30/2016	956,546	508,732	447,814	0	447,814
57	Westland Shopping Center	10.3%	9.5%	829,901	284,954	544,947	10,092	33,640	501,216	88.4%	7/19/2016			TTM 5/31/2016	831,008	279,147	551,861	0	551,861
58	151 West Santa Clara	11.2%	10.5%	1,029,137	449,218	579,919	8,332	26,687	544,901	96.8%	7/7/2016			TTM 7/31/2016	1,005,984	304,489	701,495	0	701,495
59	Midway MHP	9.5%	9.3%	791,799	302,848	488,950	11,878	0	477,073	100.0%	6/1/2016			TTM 6/30/2016	807,898	295,879	512,019	0	512,019
60	480 Riverdale Avenue Tenants Corp.	28.9%	28.1%	2,352,602	909,696	1,442,906	40,200	0	1,402,706	94.0%	6/10/2016
61	College Square III	10.4%	9.5%	678,289	181,596	496,693	10,340	33,236	453,117	100.0%	5/13/2016			TTM 6/30/2016	688,359	143,378	544,981	0	544,981
62	Westview Plaza I	9.5%	9.0%	700,020	250,765	449,255	3,000	18,803	427,451	90.9%	6/1/2016			TTM 6/30/2016	574,296	259,686	314,610	0	314,610
63	Campbell Fair Shopping Center	12.2%	11.1%	821,739	262,222	559,517	9,680	39,469	510,368	88.2%	6/6/2016			TTM 4/30/2016	726,235	235,521	490,714	0	490,714
64	Country Inn Pensacola	15.5%	14.1%	1,607,683	906,945	700,739	64,307	0	636,431	74.1%	3/31/2016	93	69	TTM 3/31/2016	1,607,683	871,096	736,587	0	736,587
65	Lincoln Co-Operative Apartments, Inc.	79.7%	77.7%	6,743,005	3,237,093	3,505,912	86,400	0	3,419,512	95.0%	7/11/2016
66	Country Inn and Suites Frederick	15.4%	13.6%	1,875,378	1,217,956	657,421	75,015	0	582,406	64.7%	3/31/2016	79	51	TTM 3/31/2016	1,875,378	1,217,472	657,905	75,015	582,890
67	Marketplace Village II	10.8%	9.7%	610,056	157,745	452,311	4,836	40,080	407,395	90.2%	8/25/2016			Actual 2015	443,148	167,992	275,156	134,691	140,465
68	3901 Independence Owners, Inc.	29.2%	28.5%	2,271,413	1,044,609	1,226,804	31,800	0	1,195,004	94.0%	5/27/2016
69	A-Alpha Mini Storage	12.9%	12.7%	927,774	394,017	533,757	10,388	0	523,370	97.2%	6/30/2016			TTM 6/30/2016	933,816	332,984	600,832	0	600,832
70	Beach House Owners Corp.	31.0%	30.3%	1,923,731	685,582	1,238,149	26,000	0	1,212,149	96.0%	7/14/2016
71	Gratiot Retail Center	9.0%	8.4%	524,607	170,168	354,439	6,096	17,075	331,267	86.5%	7/1/2016			TTM 4/30/2016	496,956	164,284	332,672	0	332,672
72	Shoppes at 521	10.1%	9.1%	517,290	129,850	387,440	11,579	24,982	350,879	90.8%	8/1/2016			Annualized 6 6/30/2016	541,065	109,097	431,968	0	431,968
73	Walgreens Youngstown	8.4%	8.4%	328,482	9,854	318,627	2,223	0	316,404	100.0%	9/1/2016			NAV	NAV	NAV	NAV	NAV	NAV
74	210 E. Broadway Owners Corp.	26.3%	25.9%	1,547,539	572,966	974,573	14,600	0	959,973	96.0%	6/20/2016
75	Family Dollar/Walgreens Portfolio	10.7%	10.6%	397,866	6,231	391,635	3,119	0	388,516	100.0%	9/1/2016			NAV	NAV	NAV	NAV	NAV	NAV
75.01	Walgreens - Jasper, IN			285,234	2,852	282,381	1,455	0	280,926	100.0%	9/1/2016			NAV	NAV	NAV	NAV	NAV	NAV
75.02	Family Dollar -Charlotte			112,632	3,379	109,253	1,664	0	107,589	100.0%	9/1/2016			NAV	NAV	NAV	NAV	NAV	NAV
76	Albin-Ridge Storage	9.7%	9.5%	469,405	114,835	354,570	5,735	0	348,835	99.8%	6/2/2016			TTM 5/31/2016	498,562	89,624	408,938	0	408,938
77	Battleground Avenue Retail	8.7%	8.3%	361,252	45,473	315,779	850	12,750	302,179	100.0%	7/21/2016			Annualized 7 7/31/2016	355,536	13,226	342,309	0	342,309
78	Dollar General Portfolio- Fisher and Fosston	9.7%	9.5%	153,812	4,614	149,197	2,715	0	146,482	100.0%	9/1/2016			NAV	NAV	NAV	NAV	NAV	NAV
78.01	DG Fosston			79,787	2,394	77,393	1,365	0	76,028	100.0%	9/1/2016			NAV	NAV	NAV	NAV	NAV	NAV
78.02	DG Fisher			74,025	2,221	71,804	1,350	0	70,454	100.0%	9/1/2016			NAV	NAV	NAV	NAV	NAV	NAV
79	Dollar General Portfolio- Osakis and Adrian	9.7%	9.5%	153,731	4,612	149,119	2,730	0	146,389	100.0%	9/1/2016			NAV	NAV	NAV	NAV	NAV	NAV
79.01	Dollar General Adrian			79,035	2,371	76,664	1,365	0	75,299	100.0%	9/1/2016			NAV	NAV	NAV	NAV	NAV	NAV
79.02	Dollar General Osakis			74,696	2,241	72,455	1,365	0	71,090	100.0%	9/1/2016			NAV	NAV	NAV	NAV	NAV	NAV
80	Woodlawn Veterans Mutual Housing Company, Inc.	49.1%	48.3%	2,278,368	806,500	1,471,868	24,000	0	1,447,868	96.0%	4/8/2016
81	Main and Market	7.6%	7.1%	317,417	91,955	225,461	1,851	11,967	211,644	100.0%	6/3/2016			TTM 6/15/2016	374,952	75,200	299,752	0	299,752
82	Beechwood Gardens Owners, Inc.	40.1%	39.6%	1,976,556	854,698	1,121,858	14,300	0	1,107,558	95.0%	6/2/2016
83	3934 FM1960 Road	12.3%	10.3%	572,103	286,165	285,938	14,983	30,825	240,131	86.9%	7/31/2016			Actual 2015	521,431	298,126	223,305	0	223,305
84	Meadows Mobile Home Park	11.1%	10.8%	407,520	202,159	205,361	5,900	0	199,461	83.1%	6/1/2016			TTM 6/30/2016	411,627	191,688	219,939	0	219,939
85	222 Bowery Owners Corp.	40.6%	40.3%	795,824	187,100	608,724	4,550	0	604,174	96.4%	5/17/2016
86	2165 Matthews Avenue Owners, Inc.	36.9%	35.9%	1,004,345	451,500	552,845	14,600	0	538,245	96.0%	6/9/2016
87	Family Dollar- Radford	8.6%	8.5%	99,839	2,995	96,843	1,254	0	95,589	100.0%	9/1/2016			NAV	NAV	NAV	NAV	NAV	NAV
88	Family Dollar- Malone	8.7%	8.5%	95,681	2,870	92,810	1,269	0	91,542	100.0%	9/1/2016			NAV	NAV	NAV	NAV	NAV	NAV
89	The Ponce de Leon Cooperative, Inc.	159.7%	156.5%	2,020,038	594,117	1,425,921	28,800	0	1,397,121	96.5%	6/17/2016
90	Dollar General Mercedes	9.7%	9.5%	82,511	2,475	80,036	1,354	0	78,682	100.0%	9/1/2016			NAV	NAV	NAV	NAV	NAV	NAV
91	Dollar General Aurora	10.2%	10.0%	65,543	1,966	63,577	1,365	0	62,212	100.0%	9/1/2016			NAV	NAV	NAV	NAV	NAV	NAV

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Most Recent Hotel ADR	Most Recent Hotel RevPAR	Second Most Recent Period	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period	Third Most Recent Revenues ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent Capital Expenditures
1	Central Park Retail			Actual 2015	8,893,401	1,589,495	7,303,906	0	7,303,906			Actual 2014	8,922,373	1,526,796	7,395,577	0
2	Green Valley Portfolio			Actual 2015	7,606,961	2,852,738	4,754,223	0	4,754,223			Actual 2014	7,493,191	2,720,374	4,772,817	0
2.01	Country Village			Actual 2015	2,272,765	621,218	1,651,547	0	1,651,547			Actual 2014	2,204,707	552,173	1,652,534	0
2.02	Birchwood Manor			Actual 2015	1,607,781	514,104	1,093,677	0	1,093,677			Actual 2014	1,589,401	476,729	1,112,672	0
2.03	Pinewood Estates			Actual 2015	1,089,372	495,060	594,312	0	594,312			Actual 2014	1,096,691	476,494	620,197	0
2.04	Country Estates			Actual 2015	712,391	295,438	416,953	0	416,953			Actual 2014	705,542	299,165	406,377	0
2.05	Crestwood Estates			Actual 2015	676,523	294,507	382,016	0	382,016			Actual 2014	662,457	303,710	358,747	0
2.06	Brookfield Acres			Actual 2015	671,799	322,582	349,217	0	349,217			Actual 2014	657,305	309,827	347,478	0
2.07	Highland Estates			Actual 2015	576,330	309,829	266,501	0	266,501			Actual 2014	577,088	302,276	274,812	0
3	Four Points by Sheraton Times Square – Leased Fee			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
4	1140 Avenue of the Americas			Actual 2015	19,585,299	6,573,373	13,011,926	0	13,011,926			Actual 2014	16,986,338	6,117,554	10,868,784	0
5	One Meridian			Actual 2015	7,015,172	3,729,485	3,285,687	0	3,285,687			Actual 2014	6,604,488	4,015,101	2,589,387	0
6	The Shops at Crystals			Actual 2014	62,646,345	19,004,031	43,642,314	0	43,642,314			Actual 2013	58,100,295	18,045,943	40,054,352	0
7	Pinnacle II			Actual 2015	11,436,631	3,641,640	7,794,991	0	7,794,991			Actual 2014	11,514,655	3,632,177	7,882,478	0
8	Hyatt House Fairfax	163	127	Actual 2015	7,429,636	4,201,260	3,228,376	0	3,228,376	164	129	Actual 2014	6,774,906	3,936,845	2,838,061	0
9	Skyline Village			Actual 2015	2,584,809	893,302	1,691,507	0	1,691,507			Actual 2014	2,330,704	869,497	1,461,207	0
10	Seasons at Horsetooth Apartments			Actual 2015	3,629,723	1,003,482	2,626,241	0	2,626,241			Actual 2014	3,377,082	944,092	2,432,990	0
11	Hampton Inn & Suites - Boise	153	122	Actual 2015	8,206,136	4,449,403	3,756,734	0	3,756,734	146	116	Actual 2014	7,169,509	3,867,715	3,301,794	0
12	So Cal Self Storage – Hollywood			Actual 2015	3,343,126	905,698	2,437,427	0	2,437,427			Actual 2014	3,037,684	865,418	2,172,266	0
13	Fox Pointe Apartments			Actual 2015	4,240,586	1,922,741	2,317,845	0	2,317,845			Actual 2014	3,941,583	2,017,087	1,924,495	0
14	FMC Corporation R&D HQ			Actual 2014	3,519,743	1,317,642	2,202,101	0	2,202,101			Actual 2013	3,378,210	1,264,243	2,113,967	0
15	One & Two Corporate Plaza			Actual 2015	5,859,607	2,045,731	3,813,875	0	3,813,875			Actual 2014	5,176,778	2,725,911	2,450,867	0
16	4100 Alpha Road			Actual 2015	3,104,002	1,391,921	1,712,081	0	1,712,081			Actual 2014	2,848,194	1,238,759	1,609,435	0
17	La Plaza Apartments			Actual 2015	4,356,979	2,144,718	2,212,262	0	2,212,262			Actual 2014	3,718,131	2,287,722	1,430,410	0
18	Aloft Nashville	124	103	Actual 2015	5,464,801	3,193,131	2,271,670	0	2,271,670	122	100	Actual 2014	4,877,935	3,059,037	1,818,898	0
19	Hilton Garden Inn Bothell	151	116	Actual 2015	6,189,277	3,759,614	2,429,663	0	2,429,663	149	115	Actual 2014	5,723,974	3,611,103	2,112,871	0
20	Aspen at Norman Student Housing			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
21	Century Springs Park			Actual 2015	2,154,119	1,170,027	984,092	0	984,092			Actual 2014	1,921,862	1,112,979	808,883	0
22	Latrobe Shopping Center			Actual 2015	1,760,184	547,787	1,212,397	0	1,212,397			Actual 2014	1,699,133	500,269	1,198,864	0
23	720-730 Fort Washington Ave. Owners Corp.
24	2500 East TC Jester Blvd			Actual 2015	2,633,008	1,045,792	1,587,216	0	1,587,216			Actual 2014	2,365,122	1,078,122	1,287,000	0
25	New Garden Town Square Shopping Center			Actual 2015	1,714,818	550,870	1,163,948	0	1,163,948			Actual 2014	1,605,261	510,581	1,094,680	0
26	SPS - Walnut Creek			Actual 2015	1,614,479	489,496	1,124,983	0	1,124,983			Actual 2014	1,471,424	490,997	980,426	0
27	Hunting Creek Plaza			Actual 2015	1,578,402	463,031	1,115,371	0	1,115,371			Actual 2014	1,434,410	492,817	941,592	0
28	Lakeview Center			Actual 2015	2,246,540	726,578	1,519,962	0	1,519,962			Actual 2014	2,097,260	730,340	1,366,920	0
29	Mesa South Shopping Center			Actual 2015	1,416,808	428,367	988,441	0	988,441			Actual 2014	1,438,514	474,878	963,636	0
30	Winchester Ridge			Annualized 6 5/31/2016	1,477,588	413,820	1,063,769	0	1,063,769			TTM 5/31/2016	1,316,097	385,015	931,082	0
31	Draper Retail Center			Actual 2015	1,266,054	321,158	944,895	0	944,895			Actual 2014	1,251,837	317,747	934,090	0
32	Walmart Savannah			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
33	FedEx and Veolia Industrial Portfolio			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
33.01	FedEx			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
33.02	Veolia Water			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
34	Olympic Shopping Centre			Actual 2015	1,405,113	358,046	1,047,067	0	1,047,067			Actual 2014	1,394,360	334,204	1,060,155	0
35	Clear Creek Landing Apartments			Actual 2015	1,818,711	979,520	839,191	0	839,191			Actual 2014	1,652,352	734,459	917,893	0
36	Equity Inns Portfolio	116	88	Actual 2014	82,802,871	52,725,736	30,077,135	3,515,372	26,561,763	111	82	Actual 2013	78,328,375	50,981,127	27,347,248	3,323,030
36.01	Homewood Suites Seattle	183	162	Actual 2014	9,110,662	4,346,617	4,764,045	364,423	4,399,622	173	150	Actual 2013	7,953,044	4,027,501	3,925,543	318,066
36.02	Homewood Suites Orlando	115	99	Actual 2014	7,343,829	5,469,631	1,874,198	293,695	1,580,504	108	78	Actual 2013	7,623,501	5,544,041	2,079,460	304,937
36.03	Courtyard Carlsbad	130	96	Actual 2014	5,290,027	3,470,323	1,819,704	264,501	1,555,203	125	90	Actual 2013	4,878,776	3,322,802	1,555,974	243,939
36.04	Courtyard Houston	127	67	Actual 2014	5,977,581	3,570,607	2,406,973	298,879	2,108,094	135	83	Actual 2013	6,005,150	3,671,066	2,334,083	293,793
36.05	Homewood Suites Stratford	130	102	Actual 2014	3,981,884	2,707,196	1,274,688	159,275	1,115,413	122	100	Actual 2013	4,870,147	3,513,462	1,356,685	194,806
36.06	Hampton Inn Urbana	124	85	Actual 2014	4,346,857	2,335,303	2,011,554	173,826	1,837,728	127	90	Actual 2013	4,199,219	2,298,203	1,901,016	167,941
36.07	Springhill Suites Asheville	139	105	Actual 2014	2,895,310	1,528,871	1,366,439	144,766	1,221,673	120	89	Actual 2013	2,742,070	1,483,884	1,258,186	137,104
36.08	Hilton Garden Inn Louisville	125	95	Actual 2014	3,767,236	2,236,143	1,531,093	150,719	1,380,374	118	88	Actual 2013	3,318,817	1,975,294	1,343,523	132,770
36.09	Hampton Inn Orlando	99	81	Actual 2014	4,688,699	3,312,275	1,376,424	187,547	1,188,877	90	74	Actual 2013	4,173,205	3,010,211	1,162,993	166,926
36.10	Hampton Inn Austin	121	90	Actual 2014	3,550,282	2,231,667	1,318,616	142,011	1,176,604	111	80	Actual 2013	3,349,149	2,132,939	1,216,210	134,047
36.11	Hampton Inn College Station	120	81	Actual 2014	4,363,868	2,638,993	1,724,875	174,555	1,550,320	118	90	Actual 2013	3,750,664	2,360,530	1,390,133	150,022
36.12	Hampton Inn Indianapolis	105	82	Actual 2014	3,375,772	2,214,349	1,161,423	135,030	1,026,393	96	71	Actual 2013	2,819,186	2,011,012	808,174	112,761
36.13	TownePlace Suites Savannah	89	79	Actual 2014	2,251,693	1,259,578	992,115	112,585	879,531	79	66	Actual 2013	1,878,363	1,162,564	715,800	93,918
36.14	Hampton Inn East Lansing	127	101	Actual 2014	3,077,502	1,861,234	1,216,267	123,089	1,093,178	122	98	Actual 2013	2,985,229	1,784,784	1,200,445	119,375
36.15	Hampton Inn Naperville	105	75	Actual 2014	3,221,059	2,245,205	975,854	128,842	847,012	102	68	Actual 2013	3,004,217	2,010,965	993,252	120,160
36.16	Hilton Garden Inn Rio Rancho	92	68	Actual 2014	2,983,525	2,050,453	933,072	119,341	813,731	88	60	Actual 2013	2,843,844	1,950,114	893,730	113,754
36.17	Courtyard Dalton	92	68	Actual 2014	2,341,811	1,546,844	794,967	111,040	683,927	90	63	Actual 2013	2,219,835	1,469,140	750,696	111,040
36.18	Hampton Inn Alcoa	74	61	Actual 2014	2,580,652	1,926,109	654,543	102,796	551,748	72	59	Actual 2013	2,582,379	1,825,293	757,087	102,722
36.19	Homewood Suites Augusta	125	92	Actual 2014	2,402,709	1,607,550	795,159	96,108	699,051	122	100	Actual 2013	2,175,403	1,502,680	672,724	87,002
36.20	Residence Inn Jacksonville	99	80	Actual 2014	2,235,022	1,598,696	636,326	111,669	524,657	95	77	Actual 2013	1,978,909	1,466,475	512,435	98,858
36.21	Hampton Inn Milford	84	60	Actual 2014	3,016,890	2,568,090	448,800	120,675	328,125	82	56	Actual 2013	2,977,267	2,458,167	519,099	119,090
37	Maplecrest Apartments			TTM 6/30/2016	1,307,397	681,877	625,520	0	625,520			NAV	NAV	NAV	NAV	NAV
38	Indy Portfolio			Actual 2015	2,477,703	1,713,295	764,408	0	764,408			Actual 2014	1,936,449	1,586,301	350,148	0
38.01	Meridian Park One			Actual 2015	850,795	582,441	268,354	0	268,354			Actual 2014	619,194	526,867	92,327	0
38.02	Meridian Park Five			Actual 2015	716,115	451,971	264,144	0	264,144			Actual 2014	453,322	420,638	32,684	0
38.03	Green on Meridian			Actual 2015	627,009	505,938	121,072	0	121,072			Actual 2014	605,203	479,737	125,466	0
38.04	Meridian Park Six			Actual 2015	283,784	172,946	110,838	0	110,838			Actual 2014	258,730	159,059	99,671	0
39	RealOp SC Portfolio			Actual 2014	1,183,853	390,059	793,794	0	793,794			Actual 2013	1,176,570	378,664	797,906	0
39.01	Brendan Way			Actual 2014	757,555	294,274	463,282	0	463,282			Actual 2013	734,483	289,429	445,054	0
39.02	Webber Place			Actual 2014	312,394	64,575	247,819	0	247,819			Actual 2013	330,826	59,895	270,931	0
39.03	40 Concourse Way			Actual 2014	113,904	31,211	82,693	0	82,693			Actual 2013	111,261	29,339	81,921	0
40	Holiday Inn Hotel & Suites Beaufort	118	83	Actual 2015	3,399,714	2,401,012	998,702	0	998,702	118	80	Actual 2014	3,375,845	2,342,533	1,033,313	0
41	Ridge Road Town Center			Actual 2015	1,037,625	406,542	631,083	0	631,083			Actual 2014	940,074	410,419	529,655	0
42	Holiday Inn Express Austin North	107	77	Actual 2015	2,815,850	1,819,691	996,160	0	996,160	107	76	Actual 2014	2,421,264	1,616,008	805,256	0
43	Hampton Inn McDonough	113	89	Actual 2015	2,546,036	1,389,881	1,156,156	101,841	1,054,315	105	83	T-4 12/31/2014	432,570	300,268	132,302	17,303
44	Coachella Plaza			Actual 2015	522,624	179,980	342,644	0	342,644			Actual 2014	376,577	177,881	198,696	0
45	Crestwood Apartments			Actual 2015	1,280,443	536,176	744,268	0	744,268			Actual 2014	1,161,407	507,083	654,324	0
46	Austin Multifamily Portfolio			Actual 2015	899,890	365,641	534,249	0	534,249			Actual 2014	739,860	371,581	368,279	0
46.01	The Oasis at Speedway			Actual 2015	360,110	161,707	198,403	0	198,403			Annualized 10 12/31/2014	300,525	163,434	137,091	0
46.02	Speedway 38			Actual 2015	284,178	110,578	173,600	0	173,600			Annualized 10 12/31/2014	224,800	114,216	110,584	0
46.03	The Retreat			Actual 2015	255,602	93,356	162,246	0	162,246			Actual 2014	214,535	93,931	120,604	0
47	Hilton Garden Inn Athens Downtown	142	104	Actual 2015	7,665,141	4,913,569	2,751,572	0	2,751,572	134	100	Actual 2014	7,168,706	4,298,547	2,870,159	0
48	TIHT Commercial			Actual 2015	2,076,520	1,202,333	874,187	0	874,187			Actual 2014	2,132,996	1,148,709	984,287	0
49	16 N. Broadway Owners, Inc.
50	Blindbrook Lodge Owners Inc. a/k/a Blind Brook Lodge Owners Inc.
51	3636 Greystone Owners, Inc.
52	Greenrich Building			Actual 2015	1,892,150	1,275,977	616,173	0	616,173			Actual 2014	1,789,022	1,098,112	690,910	0
53	Lakemont Apartments			Actual 2015	773,921	209,410	564,511	22,111	542,399			Actual 2014	705,015	232,158	472,857	0

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Most Recent Hotel ADR	Most Recent Hotel RevPAR	Second Most Recent Period	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period	Third Most Recent Revenues ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent Capital Expenditures
54	Wingate By Wyndham Raleigh	82	56	Actual 2015	2,107,668	1,327,431	780,237	0	780,237	79	56	Actual 2014	2,054,000	1,385,000	669,000	0
55	Grove Park Center			Actual 2015	1,138,039	496,791	641,248	0	641,248			Actual 2014	964,103	458,445	505,658	0
56	The Rotunda Building			Actual 2015	888,918	475,215	413,703	0	413,703			Actual 2014	858,108	461,157	396,951	0
57	Westland Shopping Center			Actual 2015	824,592	271,673	552,919	0	552,919			Actual 2014	779,796	277,928	501,867	0
58	151 West Santa Clara			TTM 3/31/2015	1,006,810	281,672	725,138	0	725,138			NAV	NAV	NAV	NAV	NAV
59	Midway MHP			Actual 2015	791,087	304,061	487,026	0	487,026			Annualized 5 12/31/2014	703,870	268,027	435,843	0
60	480 Riverdale Avenue Tenants Corp.
61	College Square III			Actual 2015	693,544	137,758	555,786	0	555,786			Actual 2014	587,981	128,797	459,184	0
62	Westview Plaza I			Actual 2015	504,712	246,913	257,799	0	257,799			Actual 2014	484,504	249,896	234,608	0
63	Campbell Fair Shopping Center			Actual 2015	682,557	234,085	448,472	0	448,472			Actual 2014	614,671	220,442	394,229	0
64	Country Inn Pensacola	93	69	Actual 2015	1,522,330	845,050	677,281	0	677,281	93	66	Actual 2014	1,460,920	803,032	657,888	0
65	Lincoln Co-Operative Apartments, Inc.
66	Country Inn and Suites Frederick	79	51	Actual 2015	1,859,750	1,262,323	597,427	74,390	523,037	77	51	Actual 2014	1,384,457	1,161,642	222,815	55,378
67	Marketplace Village II			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
68	3901 Independence Owners, Inc.
69	A-Alpha Mini Storage			Actual 2015	931,646	350,871	580,775	0	580,775			Actual 2014	890,998	347,687	543,311	0
70	Beach House Owners Corp.
71	Gratiot Retail Center			Actual 2015	523,068	157,476	365,592	0	365,592			Actual 2014	573,646	129,899	443,747	0
72	Shoppes at 521			Actual 2015	537,591	113,131	424,460	0	424,460			Actual 2014	514,674	108,606	406,068	0
73	Walgreens Youngstown			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
74	210 E. Broadway Owners Corp.
75	Family Dollar/Walgreens Portfolio			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
75.01	Walgreens - Jasper, IN			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
75.02	Family Dollar -Charlotte			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
76	Albin-Ridge Storage			Actual 2015	492,491	85,895	406,596	0	406,596			Actual 2014	486,273	84,227	402,046	0
77	Battleground Avenue Retail			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
78	Dollar General Portfolio- Fisher and Fosston			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
78.01	DG Fosston			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
78.02	DG Fisher			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
79	Dollar General Portfolio- Osakis and Adrian			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
79.01	Dollar General Adrian			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
79.02	Dollar General Osakis			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
80	Woodlawn Veterans Mutual Housing Company, Inc.
81	Main and Market			Actual 2015	369,846	89,247	280,600	0	280,600			Actual 2014	333,394	90,718	242,676	0
82	Beechwood Gardens Owners, Inc.
83	3934 FM1960 Road			Actual 2014	490,177	300,619	189,557	0	189,557			Actual 2013	501,710	248,295	253,415	0
84	Meadows Mobile Home Park			Actual 2015	417,584	201,779	215,806	0	215,806			Actual 2014	395,900	177,085	218,815	0
85	222 Bowery Owners Corp.
86	2165 Matthews Avenue Owners, Inc.
87	Family Dollar- Radford			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
88	Family Dollar- Malone			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
89	The Ponce de Leon Cooperative, Inc.
90	Dollar General Mercedes			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
91	Dollar General Aurora			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Third Most Recent NCF ($)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR	Master Lease (Y/N)	Largest Tenant Name(9)(10)(11)(12)(13)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date	2nd Largest Tenant Name(9)(10)(11)(12)(13)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date	3rd Largest Tenant Name(9)(10)(12)	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date
1	Central Park Retail	7,395,577			N	Hobby Lobby Stores	53,459	12.1%	10/31/2021	Office Depot	29,887	6.8%	12/31/2017	Sports & Health	29,000	6.6%	12/31/2020
2	Green Valley Portfolio	4,772,817			N
2.01	Country Village	1,652,534			N
2.02	Birchwood Manor	1,112,672			N
2.03	Pinewood Estates	620,197			N
2.04	Country Estates	406,377			N
2.05	Crestwood Estates	358,747			N
2.06	Brookfield Acres	347,478			N
2.07	Highland Estates	274,812			N
3	Four Points by Sheraton Times Square – Leased Fee	NAV			N
4	1140 Avenue of the Americas	10,868,784			N	City National Bank	30,359	12.3%	6/30/2023	Waterfall Asset Management	25,500	10.3%	8/31/2022	Office Space Solution	23,800	9.6%	8/31/2021
5	One Meridian	2,589,387			N	Allstate Insurance Company	62,383	17.0%	3/31/2023	Continental Casualty Company	62,354	17.0%	7/31/2024	Godiva Chocolatier, Inc.	50,274	13.7%	3/31/2026
6	The Shops at Crystals	40,054,352			N	Louis Vuitton	22,745	8.7%	12/31/2019	Prada	15,525	5.9%	12/31/2019	Gucci	10,952	4.2%	12/31/2025
7	Pinnacle II	7,882,478			N	Warner Brothers Entertainment Inc	230,000	100.0%	12/31/2021
8	Hyatt House Fairfax	2,838,061	150	119	N
9	Skyline Village	1,461,207			N
10	Seasons at Horsetooth Apartments	2,432,990			N
11	Hampton Inn & Suites - Boise	3,301,794	136	101	N
12	So Cal Self Storage – Hollywood	2,172,266			N
13	Fox Pointe Apartments	1,924,495			N
14	FMC Corporation R&D HQ	2,113,967			N	FMC Corporation	110,765	100.0%	7/31/2030
15	One & Two Corporate Plaza	2,450,867			N	Lockheed Martin	40,742	14.8%	4/30/2020	Kuraray, Inc.	27,676	10.0%	1/31/2022	Flow-Cal, Inc.	20,127	7.3%	4/30/2021
16	4100 Alpha Road	1,609,435			N	Aspire Financial, Inc.	79,153	34.9%	6/30/2018	AIG Domestic Claims, Inc	49,888	22.0%	12/31/2019	Korn/Ferry International Futurestep, Inc	42,508	18.7%	8/31/2023
17	La Plaza Apartments	1,430,410			N
18	Aloft Nashville	1,818,898	114	88	N
19	Hilton Garden Inn Bothell	2,112,871	142	107	N
20	Aspen at Norman Student Housing	NAV			N
21	Century Springs Park	808,883			N	Aldridge Pite	19,369	10.1%	12/31/2022	STG Healthcare of Atlanta	11,068	5.8%	10/31/2016	Williamson & Associates, Inc.	8,642	4.5%	12/31/2022
22	Latrobe Shopping Center	1,198,864			N	Dunham’s Sporting Goods	52,000	19.1%	1/31/2020	Tractor Supply Company	30,000	11.0%	8/31/2026	Planet Fitness	21,000	7.7%	11/30/2025
23	720-730 Fort Washington Ave. Owners Corp.
24	2500 East TC Jester Blvd	1,287,000			N	Houston High Intensity Drug Trafficking Area	25,852	17.0%	8/31/2019	PreCheck, Inc.	20,027	13.2%	10/31/2019	Entrance Consulting Services, Inc.	12,532	8.2%	8/31/2019
25	New Garden Town Square Shopping Center	1,094,680			N	Giant	65,135	54.9%	11/30/2020	Peebles	25,000	21.1%	1/31/2023	Med Partners	8,274	7.0%	12/31/2020
26	SPS - Walnut Creek	980,426			N
27	Hunting Creek Plaza	941,592			N	Big Lots	32,419	23.7%	1/30/2023	Dollar Tree Stores	20,397	14.9%	1/30/2023	Frontera Mex-Mex Grill	7,444	5.4%	1/31/2018
28	Lakeview Center	1,366,920			N	Goodwyn Mills & Cawood, Inc.	28,440	28.6%	3/31/2020	Merchant Capital Investments	17,947	18.0%	3/31/2020	Gilpin, Givhan, P.C.	16,685	16.8%	3/31/2024
29	Mesa South Shopping Center	963,636			N	360 Thrift LLC	15,600	11.7%	12/31/2017	Big 5 Corporation	15,065	11.3%	1/31/2019	Harbor Freight Tools	14,555	10.9%	1/31/2021
30	Winchester Ridge	931,082			N
31	Draper Retail Center	934,090			N	Jo-Ann Stores	35,000	54.4%	1/31/2022	Penzey’s Spice Co	3,500	5.4%	9/30/2025	Penny Ann’s Café	3,124	4.9%	11/30/2019
32	Walmart Savannah	NAV			N	Wal-Mart	41,117	100.0%	1/6/2031
33	FedEx and Veolia Industrial Portfolio	NAV			N	Various	Various	Various	Various
33.01	FedEx	NAV			N	FedEx Freight, Inc.	68,960	100.0%	8/26/2023
33.02	Veolia Water	NAV			N	Veolia Water	70,000	100.0%	12/31/2025
34	Olympic Shopping Centre	1,060,155			N	Crystal Club	9,000	15.0%	4/30/2020	ABJ Grocers	6,760	11.2%	8/31/2017	Poshak	5,570	9.3%	9/30/2017
35	Clear Creek Landing Apartments	917,893			N
36	Equity Inns Portfolio	24,024,218	106	77	N
36.01	Homewood Suites Seattle	3,607,478	154	129	N
36.02	Homewood Suites Orlando	1,774,523	101	81	N
36.03	Courtyard Carlsbad	1,312,035	121	83	N
36.04	Courtyard Houston	2,040,290	131	82	N
36.05	Homewood Suites Stratford	1,161,879	124	97	N
36.06	Hampton Inn Urbana	1,733,075	133	87	N
36.07	Springhill Suites Asheville	1,121,083	113	84	N
36.08	Hilton Garden Inn Louisville	1,210,753	111	78	N
36.09	Hampton Inn Orlando	996,068	83	66	N
36.10	Hampton Inn Austin	1,082,163	106	75	N
36.11	Hampton Inn College Station	1,240,112	110	77	N
36.12	Hampton Inn Indianapolis	695,414	90	60	N
36.13	TownePlace Suites Savannah	621,881	76	55	N
36.14	Hampton Inn East Lansing	1,081,070	121	95	N
36.15	Hampton Inn Naperville	873,091	98	63	N
36.16	Hilton Garden Inn Rio Rancho	779,976	87	57	N
36.17	Courtyard Dalton	639,655	90	60	N
36.18	Hampton Inn Alcoa	654,365	73	59	N
36.19	Homewood Suites Augusta	585,722	116	91	N
36.20	Residence Inn Jacksonville	413,577	87	69	N
36.21	Hampton Inn Milford	400,009	84	55	N
37	Maplecrest Apartments	NAV			N
38	Indy Portfolio	350,148			N	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various
38.01	Meridian Park One	92,327			N	Smarter HQ	9,822	13.4%	2/28/2019	Gibraltar Design, Inc.	8,918	12.1%	5/31/2019	SJCA P.CO.	6,158	8.4%	5/31/2020
38.02	Meridian Park Five	32,684			N	Activate Healthcare	7,801	12.3%	11/30/2021	Grace College & Theogolical	6,034	9.5%	6/30/2018	Indiana Neuroscience Associates	4,336	6.9%	10/31/2022
38.03	Green on Meridian	125,466			N	Gibraltar Remembrance	6,830	12.4%	11/30/2020	Longevity Instittute of Indiana	4,693	8.5%	6/30/2018	Comprehensive Medpsych Systems	4,493	8.1%	4/30/2019
38.04	Meridian Park Six	99,671			N	Childrens Resource Group	8,000	50.6%	12/31/2016	Jay Hughes	3,318	21.0%	11/18/2019	Indiana Neuro Opthalmology	2,884	18.2%	2/28/2019
39	RealOp SC Portfolio	797,906			N	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various
39.01	Brendan Way	445,054			N	Find Great People, LLC	16,063	41.4%	12/31/2025	VistaCare USA, LLC	6,727	17.3%	5/14/2019	Walgreens Co.	4,376	11.3%	5/31/2021
39.02	Webber Place	270,931			N	Premier Medical, Inc.	36,176	66.2%	7/31/2021	ADT Security Services, Inc.	14,031	25.7%	7/31/2018
39.03	40 Concourse Way	81,921			N	Raytheon	7,000	100.0%	10/19/2018
40	Holiday Inn Hotel & Suites Beaufort	1,033,313	112	79	N
41	Ridge Road Town Center	529,655			N	Buffet City	6,056	11.1%	8/31/2020	Second Evolution Apparel	5,241	9.6%	5/31/2018	Lakes Regional	4,455	8.2%	4/30/2021
42	Holiday Inn Express Austin North	805,256	92	65	N
43	Hampton Inn McDonough	114,999	95	55	N
44	Coachella Plaza	198,696			N	99 Cents Only	21,480	29.3%	1/31/2024	Planet Fitness	18,000	24.6%	12/31/2024	WSS	12,000	16.4%	7/31/2025
45	Crestwood Apartments	654,324			N
46	Austin Multifamily Portfolio	368,279			N
46.01	The Oasis at Speedway	137,091			N
46.02	Speedway 38	110,584			N
46.03	The Retreat	120,604			N
47	Hilton Garden Inn Athens Downtown	2,870,159	130	93	N
48	TIHT Commercial	984,287			N	World Parking Garage LLC	18,355	63.6%	12/31/2025	Triomphe Restaurant	10,521	36.4%	1/31/2025	Microwave Satelite Technologies	0	0.0%	MTM
49	16 N. Broadway Owners, Inc.
50	Blindbrook Lodge Owners Inc. a/k/a Blind Brook Lodge Owners Inc.
51	3636 Greystone Owners, Inc.
52	Greenrich Building	690,910			N	A.V Diamonds, Inc.	5,134	4.3%	12/31/2017	Findco, Inc.	3,687	3.1%	1/31/2019	Hoang Daniel & Co., Inc.	3,647	3.1%	4/30/2019
53	Lakemont Apartments	472,857			N

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Third Most Recent NCF ($)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR	Master Lease (Y/N)	Largest Tenant Name(9)(10)(11)(12)(13)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date	2nd Largest Tenant Name(9)(10)(11)(12)(13)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date	3rd Largest Tenant Name(9)(10)(12)	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date
54	Wingate By Wyndham Raleigh	669,000	73	54	N
55	Grove Park Center	505,658			N	Memphis Orthopaedic Group	11,717	19.4%	6/30/2020	Darrel Castle & Associates PLLC	4,800	8.0%	12/31/2021	Paragon National Bank	4,433	7.3%	8/31/2024
56	The Rotunda Building	396,951			N	Capital One	5,886	11.4%	1/31/2019	Pediatrics Around the Bend	5,331	10.3%	4/30/2020	Texas Children’s Pediatric Assoc.	4,857	9.4%	1/31/2026
57	Westland Shopping Center	501,867			N	Dollar General	8,400	12.5%	5/31/2018	Advanced Medical Supply	5,220	7.8%	12/1/2017	O’Toole’s Irish Pub	4,590	6.8%	4/30/2020
58	151 West Santa Clara	NAV			N	Farmers Union Restaurant	7,400	20.4%	4/30/2033	Olla Cocina	7,125	19.7%	1/29/2036	The Tabard Theatre Company	4,600	12.7%	3/13/2021
59	Midway MHP	435,843			N	Mr. EZ Pawn	2,500	1811.6%	4/30/2017	Taqueria La Hacienda	1,950	1413.0%	8/31/2020	Hanks Pub	1,550	1123.2%	7/31/2017
60	480 Riverdale Avenue Tenants Corp.
61	College Square III	459,184			N	Goodwill Industries	13,000	37.7%	5/31/2027	Lumber Liquidators	8,029	23.3%	5/31/2020	Avenue	5,600	16.2%	1/31/2021
62	Westview Plaza I	234,608			N	Pediatrics Associates	5,487	18.3%	9/22/2019	Infinity Health Services, Inc.	4,939	16.5%	2/29/2020	The Keyes Company	4,615	15.4%	9/30/2022
63	Campbell Fair Shopping Center	394,229			N	Sketchers U.S.A. Inc	8,581	18.6%	10/31/2021	Gel-Corp	6,048	13.1%	10/31/2020	Trek Bicycle of Tucson	4,515	9.8%	2/29/2020
64	Country Inn Pensacola	657,888	90	63	N
65	Lincoln Co-Operative Apartments, Inc.
66	Country Inn and Suites Frederick	167,437	73	38	N
67	Marketplace Village II	NAV			N	Provino’s South, Inc.	6,290	19.5%	8/31/2019	Plato’s Closet	3,846	11.9%	9/16/2019	Once Upon a Child	3,588	11.1%	3/31/2021
68	3901 Independence Owners, Inc.
69	A-Alpha Mini Storage	543,311			N
70	Beach House Owners Corp.
71	Gratiot Retail Center	443,747			N	Replay of Roseville	3,172	17.7%	12/17/2020	Verizon Wireless	2,942	16.4%	8/25/2021	Starbucks	1,625	9.1%	2/28/2026
72	Shoppes at 521	406,068			N	Midtown Sundries	4,350	18.4%	12/31/2018	Subway	1,800	7.6%	11/2/2018	Asian Palace Café	1,750	7.4%	12/31/2017
73	Walgreens Youngstown	NAV			N	Walgreens	14,820	100.0%	12/31/2079
74	210 E. Broadway Owners Corp.
75	Family Dollar/Walgreens Portfolio	NAV			N	Various	Various	Various	Various
75.01	Walgreens - Jasper, IN	NAV			N	Walgreens	14,550	100.0%	10/31/2081
75.02	Family Dollar -Charlotte	NAV			N	Family Dollar	8,320	100.0%	6/30/2029
76	Albin-Ridge Storage	402,046			N
77	Battleground Avenue Retail	NAV			N	Verizon Wireless (Alltell Communications)	4,500	52.9%	9/30/2025	Mattress Firm, Inc.	4,000	47.1%	1/31/2026
78	Dollar General Portfolio- Fisher and Fosston	NAV			N	Dollar General	18,102	100.0%	Various
78.01	DG Fosston	NAV			N	Dollar General	9,100	100.0%	9/30/2030
78.02	DG Fisher	NAV			N	Dollar General	9,002	100.0%	6/30/2030
79	Dollar General Portfolio- Osakis and Adrian	NAV			N	Dollar General	18,200	100.0%	9/30/2030
79.01	Dollar General Adrian	NAV			N	Dollar General	9,100	100.0%	9/30/2030
79.02	Dollar General Osakis	NAV			N	Dollar General	9,100	100.0%	9/30/2030
80	Woodlawn Veterans Mutual Housing Company, Inc.
81	Main and Market	242,676			N	Alanda Ltd.	3,900	55.3%	4/30/2018	Listenbee	1,354	19.2%	7/31/2016	Dr. Khoe	800	11.3%	10/31/2018
82	Beechwood Gardens Owners, Inc.
83	3934 FM1960 Road	253,415			N	Enhanced Revenue Solutions	7,200	16.8%	4/30/2018	Greenwood Insurance Group, Inc.	3,275	7.7%	3/31/2020	Prosperity Bank	3,147	7.4%	10/31/2020
84	Meadows Mobile Home Park	218,815			N
85	222 Bowery Owners Corp.
86	2165 Matthews Avenue Owners, Inc.
87	Family Dollar- Radford	NAV			N	Family Dollar	8,360	100.0%	9/30/2030
88	Family Dollar- Malone	NAV			N	Family Dollar	8,320	100.0%	6/30/2030
89	The Ponce de Leon Cooperative, Inc.
90	Dollar General Mercedes	NAV			N	Dollar General	9,026	100.0%	11/30/2030
91	Dollar General Aurora	NAV			N	Dollar General	9,100	100.0%	3/31/2030

A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	4th Largest Tenant Name(9)(10)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date	5th Largest Tenant Name(9)(10)(12)	5th Largest Tenant Sq. Ft.	5th Largest Tenant % of NRA	5th Largest Tenant Exp. Date	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date	Seismic PML %	Seismic Insurance Required (Y/N)
1	Central Park Retail	Skyzone	20,930	4.7%	11/30/2026	Furniture Gallery	18,700	4.2%	2/28/2026	6/8/2016	6/8/2016				N
2	Green Valley Portfolio									Various	Various				N
2.01	Country Village									4/26/2016	4/28/2016				N
2.02	Birchwood Manor									4/26/2016	4/29/2016				N
2.03	Pinewood Estates									4/26/2016	4/29/2016				N
2.04	Country Estates									4/28/2016	4/29/2016				N
2.05	Crestwood Estates									4/28/2016	4/29/2016				N
2.06	Brookfield Acres									4/26/2016	4/29/2016				N
2.07	Highland Estates									4/28/2016	4/29/2016				N
3	Four Points by Sheraton Times Square – Leased Fee										5/12/2016				N
4	1140 Avenue of the Americas	P\S\L Group America Limited	20,113	8.1%	1/31/2021	Trilogy Global Advisors	12,750	5.2%	11/30/2024	3/22/2016	3/25/2016				N
5	One Meridian	UGI Energy Services Inc.	48,902	13.3%	12/31/2020	Distributed Systems Services, Inc.	41,533	11.3%	9/30/2022	5/11/2016	5/9/2016				N
6	The Shops at Crystals	Tiffany & Co.	10,000	3.8%	1/31/2024	Ermenegildo Zegna	9,926	3.8%	12/31/2020	5/13/2016	2/5/2016				N
7	Pinnacle II									5/16/2016	5/16/2016		5/16/2016	10.0%	N
8	Hyatt House Fairfax									5/13/2016	5/13/2016				N
9	Skyline Village									6/16/2016	6/15/2016				N
10	Seasons at Horsetooth Apartments									7/5/2016	7/5/2016				N
11	Hampton Inn & Suites - Boise									4/20/2016	4/20/2016				N
12	So Cal Self Storage – Hollywood									3/29/2016	3/29/2016		3/29/2016	12.0%	N
13	Fox Pointe Apartments									6/16/2016	6/17/2016				N
14	FMC Corporation R&D HQ									6/29/2016	6/29/2016				N
15	One & Two Corporate Plaza	USA - Federal Aviation Admin.	17,958	6.5%	12/31/2017	Tetra Tech (sublease to BL Harbert Intl)	9,273	3.4%	9/30/2017	7/21/2016	7/25/2016				N
16	4100 Alpha Road	VSSI, LLC	7,210	3.2%	7/31/2017	American Diabetes Association	5,495	2.4%	6/30/2020	6/29/2016	6/30/2016				N
17	La Plaza Apartments									6/16/2016	6/17/2016				N
18	Aloft Nashville									5/5/2016	5/5/2016				N
19	Hilton Garden Inn Bothell									7/14/2016	7/13/2016		7/14/2016	11.0%	N
20	Aspen at Norman Student Housing									10/29/2015	10/29/2015				N
21	Century Springs Park	Sandy Springs Pediatrics	7,243	3.8%	1/31/2029	Hoffman & Associates	5,722	3.0%	9/30/2019	12/3/2015	12/3/2015				N
22	Latrobe Shopping Center	Rite Aid	13,386	4.9%	7/31/2020	Goodwill Industries	10,000	3.7%	12/31/2024	6/10/2016	6/16/2016				N
23	720-730 Fort Washington Ave. Owners Corp.									7/13/2016	7/13/2016				N
24	2500 East TC Jester Blvd	R. James Amaro, PC	7,428	4.9%	6/30/2021	Dinkins Kelly Lenox Lamb & Walker, LLP	5,346	3.5%	8/31/2018	12/2/2015	12/4/2015				N
25	New Garden Town Square Shopping Center	Wells Fargo	5,350	4.5%	11/30/2018	PA LCB	4,760	4.0%	11/30/2018	5/11/2016	5/10/2016				N
26	SPS - Walnut Creek									4/18/2016	5/10/2016		4/18/2016	12.0%	N
27	Hunting Creek Plaza	Lumber Liquidators	7,248	5.3%	4/30/2021	Goodyear	5,989	4.4%	6/30/2025	8/3/2016	8/10/2016				N
28	Lakeview Center	Jim Wilson & Associates	10,724	10.8%	3/31/2020	Wells Fargo Bank	10,142	10.2%	5/31/2022	5/26/2016	5/26/2016				N
29	Mesa South Shopping Center	Dollar Tree Stores, Inc	13,750	10.3%	1/31/2022	Zia Records	11,366	8.5%	1/31/2022	5/4/2016	7/29/2016				N
30	Winchester Ridge									9/28/2015	9/28/2015				N
31	Draper Retail Center	Pastries N Chaat	2,517	3.9%	1/31/2021	Smashburger	2,235	3.5%	3/31/2020	6/1/2016	6/1/2016		6/1/2016	7.0%	N
32	Walmart Savannah									6/24/2016	6/27/2016				N
33	FedEx and Veolia Industrial Portfolio									Various	Various				N
33.01	FedEx									4/1/2016	4/1/2016				N
33.02	Veolia Water									4/4/2016	4/4/2016				N
34	Olympic Shopping Centre	London Sizzler	3,950	6.6%	12/31/2019	Shiv Sager	2,940	4.9%	2/28/2020	7/15/2016	7/15/2016				N
35	Clear Creek Landing Apartments									6/10/2016	6/10/2016				N
36	Equity Inns Portfolio									Various	Various		Various	Various	N
36.01	Homewood Suites Seattle									8/26/2015	8/26/2015		8/26/2015	17.0%	N
36.02	Homewood Suites Orlando									8/26/2015	8/25/2015				N
36.03	Courtyard Carlsbad									8/25/2015	8/25/2015		8/25/2015	9.0%	N
36.04	Courtyard Houston									8/20/2015	8/26/2015				N
36.05	Homewood Suites Stratford									8/26/2015	8/25/2015				N
36.06	Hampton Inn Urbana									8/28/2015	8/26/2015				N
36.07	Springhill Suites Asheville									8/26/2015	8/25/2015				N
36.08	Hilton Garden Inn Louisville									8/26/2015	8/25/2015				N
36.09	Hampton Inn Orlando									8/26/2015	8/24/2015				N
36.10	Hampton Inn Austin									8/28/2015	8/26/2015				N
36.11	Hampton Inn College Station									8/26/2015	8/26/2015				N
36.12	Hampton Inn Indianapolis									8/26/2015	8/26/2015				N
36.13	TownePlace Suites Savannah									8/26/2015	8/25/2015				N
36.14	Hampton Inn East Lansing									8/25/2015	8/26/2015				N
36.15	Hampton Inn Naperville									8/25/2015	8/26/2015				N
36.16	Hilton Garden Inn Rio Rancho									8/26/2015	8/26/2015				N
36.17	Courtyard Dalton									8/25/2015	8/25/2015				N
36.18	Hampton Inn Alcoa									8/26/2015	8/24/2015				N
36.19	Homewood Suites Augusta									8/20/2015	8/25/2015				N
36.20	Residence Inn Jacksonville									8/26/2015	8/25/2015				N
36.21	Hampton Inn Milford									8/26/2015	8/26/2015				N
37	Maplecrest Apartments									9/22/2015	9/24/2015				N
38	Indy Portfolio	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various				N
38.01	Meridian Park One	The Law offices of Buddy Yosha	6,025	8.2%	5/31/2020	Community Psychological Consultant	3,966	5.4%	7/31/2019	12/8/2015	12/4/2015				N
38.02	Meridian Park Five	Advanced Physical Therapy	4,068	6.4%	1/31/2017	Ahlfeld, Steven K., MD	4,030	6.4%	7/31/2018	12/8/2015	12/8/2015				N
38.03	Green on Meridian	DCL Pathology	3,875	7.0%	8/31/2016	Ward Management Group	3,029	5.5%	11/30/2016	12/9/2015	12/9/2015				N
38.04	Meridian Park Six	Kerrie L Posey, MD	1,615	10.2%	3/31/2021					12/8/2015	12/8/2015				N
39	RealOp SC Portfolio	Various	Various	Various	Various	Various	Various	Various	Various	Various	11/24/2015				N
39.01	Brendan Way	Capital Care Resources of South Carolina, LLC	4,035	10.4%	2/28/2019	ADP, Inc.	3,340	8.6%	8/31/2017	11/24/2015	11/24/2015				N
39.02	Webber Place									11/24/2015	11/24/2015				N
39.03	40 Concourse Way									11/21/2015	11/24/2015				N
40	Holiday Inn Hotel & Suites Beaufort									7/6/2016	7/5/2016				N
41	Ridge Road Town Center	DaVita	4,103	7.5%	9/30/2018	Chiloso’s	3,500	6.4%	6/30/2019	7/15/2016	7/15/2016				N
42	Holiday Inn Express Austin North									7/22/2016	7/22/2016				N
43	Hampton Inn McDonough									6/30/2016	7/1/2016				N
44	Coachella Plaza	Fashion Season 2	7,000	9.6%	8/31/2018	EJ Dental Corporation	2,417	3.3%	8/31/2021	7/20/2016	7/21/2016		7/20/2016	11.0%	N
45	Crestwood Apartments									7/12/2016	7/12/2016		7/12/2016	14.0%	N
46	Austin Multifamily Portfolio									5/17/2016	Various				N
46.01	The Oasis at Speedway									5/17/2016	5/20/2016				N
46.02	Speedway 38									5/17/2016	5/20/2016				N
46.03	The Retreat									5/17/2016	5/23/2016				N
47	Hilton Garden Inn Athens Downtown									6/15/2016	6/13/2016				N
48	TIHT Commercial	North American Mobile Systems	0	0.0%	4/30/2017	Fox Television Station Inc.	0	0.0%	8/31/2018	6/13/2016	6/10/2016				N
49	16 N. Broadway Owners, Inc.									7/7/2016	7/6/2016				N
50	Blindbrook Lodge Owners Inc. a/k/a Blind Brook Lodge Owners Inc.									6/9/2016	6/14/2016				N
51	3636 Greystone Owners, Inc.									7/12/2016	7/11/2016				N
52	Greenrich Building	Real Gems Corporation	3,575	3.0%	1/31/2019	Jonathans Fine Jewelry	3,380	2.8%	5/31/2020	7/6/2016	7/6/2016				N
53	Lakemont Apartments									6/18/2016	6/30/2016				N

A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	4th Largest Tenant Name(9)(10)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date	5th Largest Tenant Name(9)(10)(12)	5th Largest Tenant Sq. Ft.	5th Largest Tenant % of NRA	5th Largest Tenant Exp. Date	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date	Seismic PML %	Seismic Insurance Required (Y/N)
54	Wingate By Wyndham Raleigh									5/10/2016	5/12/2016				N
55	Grove Park Center	Willie D. Richardson Sr. d/b/a WR Community Services, LLC	3,293	5.5%	3/31/2022	Attendant Care Services	3,098	5.1%	7/31/2019	6/13/2016	6/16/2016				N
56	The Rotunda Building	Fort Bend Dental Associates	4,209	8.1%	3/31/2019	Southwest Oral Surgery	3,926	7.6%	2/28/2019	7/22/2016	6/21/2016				N
57	Westland Shopping Center	Sherwin Williams	4,050	6.0%	1/30/2020	Armed Forces Recruiting	3,600	5.4%	11/30/2016	6/16/2016	6/16/2016				N
58	151 West Santa Clara	Peggy Sues	2,500	6.9%	5/31/2020	O’Flaherty’s Bar/Restaurant	1,500	4.1%	3/31/2017	5/25/2016	5/25/2016		6/30/2016	22.0%	Y
59	Midway MHP	La Hacienda II, Inc. dba Mi Rancha	1,500	1087.0%	9/30/2019					5/31/2016	5/26/2016				N
60	480 Riverdale Avenue Tenants Corp.									6/16/2016	6/16/2016				N
61	College Square III	Magnolia’s	2,800	8.1%	6/30/2019	H&R Block Tax Services	2,400	7.0%	4/30/2017	5/27/2016			5/27/2016	10.0%	N
62	Westview Plaza I	Comcast	3,113	10.4%	7/31/2017	St. Mary’s Medical Center Inc.	2,695	9.0%	12/31/2017	7/1/2016	7/1/2016				N
63	Campbell Fair Shopping Center	Classy Nails	2,929	6.4%	6/30/2020	Campbell Coin Laundry & Cleaners	2,871	6.2%	4/30/2017	3/19/2016	5/19/2016				N
64	Country Inn Pensacola									12/18/2015	12/16/2015				N
65	Lincoln Co-Operative Apartments, Inc.									7/21/2016	7/21/2016				N
66	Country Inn and Suites Frederick									4/20/2016	4/21/2016				N
67	Marketplace Village II	Boomerang	3,088	9.6%	12/31/2020	Weight Watchers	1,795	5.6%	3/31/2017	12/18/2015	12/18/2015				N
68	3901 Independence Owners, Inc.									6/6/2016	6/6/2016				N
69	A-Alpha Mini Storage									6/24/2016					N
70	Beach House Owners Corp.									8/1/2016	8/1/2016				N
71	Gratiot Retail Center	Jimmy John’s	1,555	8.7%	8/31/2026	Nail First	1,400	7.8%	12/31/2019	7/12/2016	7/18/2016				N
72	Shoppes at 521	Studio 521 Hair Salon	1,600	6.8%	3/31/2018	H&R Block	1,550	6.6%	6/26/2021	8/3/2016					N
73	Walgreens Youngstown									2/12/2015	12/31/2014				N
74	210 E. Broadway Owners Corp.									7/5/2016	7/5/2016				N
75	Family Dollar/Walgreens Portfolio									7/5/2016	7/5/2016				N
75.01	Walgreens - Jasper, IN									7/5/2016	7/5/2016				N
75.02	Family Dollar -Charlotte									7/5/2016	7/5/2016				N
76	Albin-Ridge Storage									6/7/2016	6/7/2016				N
77	Battleground Avenue Retail									7/12/2016	7/12/2016				N
78	Dollar General Portfolio- Fisher and Fosston									Various	Various				N
78.01	DG Fosston									10/1/2015	9/30/2015				N
78.02	DG Fisher									9/29/2015	9/29/2015				N
79	Dollar General Portfolio- Osakis and Adrian									10/28/2015	Various				N
79.01	Dollar General Adrian									10/28/2015	11/6/2015				N
79.02	Dollar General Osakis									10/28/2015	10/28/2015				N
80	Woodlawn Veterans Mutual Housing Company, Inc.									4/22/2016	4/20/2016				N
81	Main and Market									10/26/2015	10/26/2015		10/26/2015	16.0%	N
82	Beechwood Gardens Owners, Inc.									6/7/2016	6/8/2016				N
83	3934 FM1960 Road	Myfi Benefit & Funding Solutions	2,700	6.3%	5/31/2018	Patriot Artificial Lift LLC	2,194	5.1%	4/30/2017	11/4/2015	11/6/2015				N
84	Meadows Mobile Home Park									6/21/2016	6/21/2016				N
85	222 Bowery Owners Corp.									5/12/2016	5/13/2016				N
86	2165 Matthews Avenue Owners, Inc.									6/7/2016	6/8/2016				N
87	Family Dollar- Radford									10/22/2015	10/21/2015				N
88	Family Dollar- Malone									11/17/2015	11/10/2015				N
89	The Ponce de Leon Cooperative, Inc.									7/11/2016	7/11/2016				N
90	Dollar General Mercedes									12/4/2015	12/3/2015				N
91	Dollar General Aurora									3/13/2015	3/18/2015				N

A-1-16

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)	Tax Escrow (Initial)	Monthly Tax Escrow ($)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)
1	Central Park Retail	Y	Refinance	0	278,383	55,677	Cash		0	Springing			0
2	Green Valley Portfolio	Y	Refinance	399,526	341,218	56,870	Cash		0	Springing			0
2.01	Country Village	Y
2.02	Birchwood Manor	Y
2.03	Pinewood Estates	Y
2.04	Country Estates	Y
2.05	Crestwood Estates	Y
2.06	Brookfield Acres	Y
2.07	Highland Estates	Y
3	Four Points by Sheraton Times Square – Leased Fee	Y	Refinance	0	0	Springing			0	Springing			0
4	1140 Avenue of the Americas	Y	Acquisition	0	342,123	171,061	Cash		0	Springing			0
5	One Meridian	Y	Acquisition	0	122,848	61,424	Cash		16,664	5,555	Cash		0
6	The Shops at Crystals	Y	Recapitalization	0	0	Springing			0	Springing			0
7	Pinnacle II	Y	Refinance	0	370,935	123,645	Cash		0	Springing			0
8	Hyatt House Fairfax	Y	Refinance	0	55,419	18,473	Cash		0	Springing			0
9	Skyline Village	Y	Acquisition	0	98,207	16,368	Cash		0	Springing			0
10	Seasons at Horsetooth Apartments	Y	Refinance	2,125	78,235	14,902	Cash		36,997	3,524	Cash		62,400
11	Hampton Inn & Suites - Boise	Y	Refinance	0	27,178	27,177	Cash		0	Springing			0
12	So Cal Self Storage – Hollywood	Y	Refinance	0	52,758	17,586	Cash		0	Springing			0
13	Fox Pointe Apartments	Y	Refinance	53,138	413,544	49,231	Cash		102,991	16,348	Cash		0
14	FMC Corporation R&D HQ	Y	Acquisition	0	164,500	1/12 of estimated amount to pay taxes	Cash		42,228	3,519	Cash		0
15	One & Two Corporate Plaza	Y	Refinance	12,813	789,921	83,590	Cash		143,095	19,469	Cash		0
16	4100 Alpha Road	Y	Refinance	107,500	248,306	27,590	Cash		22,483	1,874	Cash		90,838
17	La Plaza Apartments	Y	Refinance	114,283	248,127	29,539	Cash		102,702	16,302	Cash		0
18	Aloft Nashville	Y	Acquisition	0	104,417	14,917	Cash		4,829	2,414	Cash		0
19	Hilton Garden Inn Bothell	Y	Refinance	0	0	13,466	Cash		61,008	4,296	Cash		0
20	Aspen at Norman Student Housing	Y	Acquisition	0	59,180	29,590	Cash		38,283	7,657	Cash		0
21	Century Springs Park	Y	Refinance	168,000	155,474	14,134	Cash		23,427	2,603	Cash		0
22	Latrobe Shopping Center	Y	Refinance	37,735	75,905	16,868	Cash		24,140	4,828	Cash		409,274
23	720-730 Fort Washington Ave. Owners Corp.	Y	Refinance	0	0	Springing			0	Springing			0
24	2500 East TC Jester Blvd	Y	Refinance	70,000	125,434	17,919	Cash		15,737	1,967	Cash		60,900
25	New Garden Town Square Shopping Center	Y	Refinance	0	19,631	19,626	Cash		0	1,871	Cash		0
26	SPS - Walnut Creek	Y	Refinance	0	0	Springing			0	Springing			0
27	Hunting Creek Plaza	Y	Refinance	21,938	203,247	17,597	Cash		15,273	2,078	Cash		0
28	Lakeview Center	Y	Refinance	0	84,608	8,461	Cash		14,603	2,086	Cash		0
29	Mesa South Shopping Center	Y	Refinance	0	89,979	10,712	Cash		7,216	1,718	Cash		0
30	Winchester Ridge	Y	Refinance	0	29,780	4,963	Cash		13,027	1,002	Cash		0
31	Draper Retail Center	Y	Refinance	0	168,971	15,361	Cash		5,042	631	Cash		0
32	Walmart Savannah	Y	Acquisition	0	0	Springing			0	Springing			0
33	FedEx and Veolia Industrial Portfolio	Y	Refinance	0	0	Springing			0	Springing			0
33.01	FedEx	Y
33.02	Veolia Water	Y
34	Olympic Shopping Centre	Y	Refinance	0	135,927	15,103	Cash		6,768	3,384	Cash		0
35	Clear Creek Landing Apartments	Y	Acquisition	0	112,424	14,053	Cash		28,859	7,215	Cash		0
36	Equity Inns Portfolio	Y	Refinance	160,928	890,215	296,738	Cash		0	Springing			0
36.01	Homewood Suites Seattle	Y
36.02	Homewood Suites Orlando	Y
36.03	Courtyard Carlsbad	Y
36.04	Courtyard Houston	Y
36.05	Homewood Suites Stratford	Y
36.06	Hampton Inn Urbana	Y
36.07	Springhill Suites Asheville	Y
36.08	Hilton Garden Inn Louisville	Y
36.09	Hampton Inn Orlando	Y
36.10	Hampton Inn Austin	Y
36.11	Hampton Inn College Station	Y
36.12	Hampton Inn Indianapolis	Y
36.13	TownePlace Suites Savannah	Y
36.14	Hampton Inn East Lansing	Y
36.15	Hampton Inn Naperville	Y
36.16	Hilton Garden Inn Rio Rancho	Y
36.17	Courtyard Dalton	Y
36.18	Hampton Inn Alcoa	Y
36.19	Homewood Suites Augusta	Y
36.20	Residence Inn Jacksonville	Y
36.21	Hampton Inn Milford	Y
37	Maplecrest Apartments	Y	Refinance	0	54,103	10,821	Cash		6,739	1,123	Cash		0
38	Indy Portfolio	Y	Acquisition	15,875	58,891	19,630	Cash		7,605	3,803	Cash		0
38.01	Meridian Park One	Y
38.02	Meridian Park Five	Y
38.03	Green on Meridian	Y
38.04	Meridian Park Six	Y
39	RealOp SC Portfolio	Y	Acquisition/Refinance	67,188	34,099	11,366	Cash		5,966	1,989	Cash		30,000
39.01	Brendan Way	Y
39.02	Webber Place	Y
39.03	40 Concourse Way	Y
40	Holiday Inn Hotel & Suites Beaufort	Y	Refinance	7,500	134,663	14,250	Cash		38,475	7,328	Cash		0
41	Ridge Road Town Center	Y	Refinance	0	110,224	13,778	Cash		22,451	2,041	Cash		0
42	Holiday Inn Express Austin North	Y	Acquisition	0	125,715	13,968	Cash		0	Springing			0
43	Hampton Inn McDonough	Y	Refinance	0	66,868	6,368	Cash		9,007	1,225	Cash		0
44	Coachella Plaza	Y	Acquisition	24,683	30,206	4,795	Cash		2,830	1,348	Cash		0
45	Crestwood Apartments	Y	Refinance	63,438	83,054	13,183	Cash		16,586	1,975	Cash		0
46	Austin Multifamily Portfolio	Y	Acquisition	51,169	156,667	15,667	Cash		3,764	1,882	Cash		30,000
46.01	The Oasis at Speedway	Y
46.02	Speedway 38	Y
46.03	The Retreat	Y
47	Hilton Garden Inn Athens Downtown	Y	Refinance	11,750	292,114	25,291	Cash		43,026	13,659	Cash		850,000
48	TIHT Commercial	Y	Refinance	0	86,910	43,455	Cash		0	Springing			0
49	16 N. Broadway Owners, Inc.	Y	Refinance	0	96,108	21,006	Cash		0	Springing			0
50	Blindbrook Lodge Owners Inc. a/k/a Blind Brook Lodge Owners Inc.	Y	Refinance	0	0	Springing			0	Springing			0
51	3636 Greystone Owners, Inc.	Y	Refinance	0	0	Springing			0	Springing			0
52	Greenrich Building	Y	Refinance	0	174,274	21,784	Cash		62,035	6,893	Cash		0
53	Lakemont Apartments	Y	Refinance	26,563	49,965	4,759	Cash		5,455	2,598	Cash		0

A-1-17

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)	Tax Escrow (Initial)	Monthly Tax Escrow ($)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)
54	Wingate By Wyndham Raleigh	Y	Refinance	0	57,070	5,707	Cash		20,472	2,047	Cash		0
55	Grove Park Center	Y	Acquisition	0	50,000	9,000	Cash		1,473	1,473	Cash		0
56	The Rotunda Building	Y	Acquisition	23,220	66,532	7,392	Cash		5,869	2,934	Cash		0
57	Westland Shopping Center	Y	Refinance	200,000	40,624	12,896	Cash		16,300	1,940	Cash		100,000
58	151 West Santa Clara	Y	Acquisition	0	41,920	8,384	Cash		0	Springing			0
59	Midway MHP	Y	Refinance	74,313	3,984	3,795	Cash		759	723	Cash		150,000
60	480 Riverdale Avenue Tenants Corp.	Y	Refinance	0	47,400	11,121	Cash		0	Springing			0
61	College Square III	Y	Refinance	14,938	15,474	2,579; Springing	Cash		0	Springing			0
62	Westview Plaza I	Y	Acquisition	47,188	66,083	6,294	Cash		12,441	2,962	Cash		42,813
63	Campbell Fair Shopping Center	Y	Refinance	0	29,612	7,403	Cash		6,424	1,606	Cash		0
64	Country Inn Pensacola	Y	Refinance	0	23,743	2,638	Cash		8,481	2,120	Cash		0
65	Lincoln Co-Operative Apartments, Inc.	Y	Refinance	0	0	Springing			0	Springing			0
66	Country Inn and Suites Frederick	Y	Refinance	0	66,937	5,578	Cash		13,935	1,161	Cash		0
67	Marketplace Village II	Y	Refinance	0	11,678	3,893	Cash		1,771	295	Cash		0
68	3901 Independence Owners, Inc.	Y	Refinance	0	0	Springing			0	Springing			0
69	A-Alpha Mini Storage	Y	Refinance	0	40,040	3,640	Cash		0	Springing			0
70	Beach House Owners Corp.	Y	Refinance	0	0	Springing			0	Springing			0
71	Gratiot Retail Center	Y	Refinance	0	8,729	4,456	Cash		3,392	424	Cash		0
72	Shoppes at 521	Y	Refinance	0	45,486	5,054	Cash		2,136	1,068	Cash		0
73	Walgreens Youngstown	N	Acquisition	0	0	Springing			0	Springing			0
74	210 E. Broadway Owners Corp.	Y	Refinance	0	0	Springing			0	Springing			0
75	Family Dollar/Walgreens Portfolio	Various	Acquisition	0	0	Springing			282	282	Cash		0
75.01	Walgreens - Jasper, IN	N
75.02	Family Dollar -Charlotte	Y
76	Albin-Ridge Storage	Y	Acquisition	0	0	709	Cash		4,150	359	Cash		0
77	Battleground Avenue Retail	Y	Acquisition	0	19,416	2,311	Cash		333	317	Cash		0
78	Dollar General Portfolio- Fisher and Fosston	Y	Acquisition	0	447	224	Cash		0	1/12th of insurance premiums necessary for renewal of coverage	Cash		0
78.01	DG Fosston	Y
78.02	DG Fisher	Y
79	Dollar General Portfolio- Osakis and Adrian	Y	Acquisition	0	0				0	Springing			0
79.01	Dollar General Adrian	Y
79.02	Dollar General Osakis	Y
80	Woodlawn Veterans Mutual Housing Company, Inc.	Y	Refinance	0	8,854	2,951	Cash		0	Springing			0
81	Main and Market	Y	Refinance	0	0	Springing			0	Springing			0
82	Beechwood Gardens Owners, Inc.	Y	Refinance	0	21,667	21,667	Cash		0	Springing			0
83	3934 FM1960 Road	Y	Refinance	0	4,129	4,129	Cash		1,074	358	Cash		17,123
84	Meadows Mobile Home Park	Y	Refinance	78,908	0	502	Cash		4,136	438	Cash		0
85	222 Bowery Owners Corp.	Y	Refinance	0	0	Springing			0	Springing			0
86	2165 Matthews Avenue Owners, Inc.	Y	Refinance	0	31,000	10,333	Cash		0	Springing			0
87	Family Dollar- Radford	N	Acquisition	0	0	Springing			0	Springing			0
88	Family Dollar- Malone	N	Acquisition	0	0	Springing			0	Springing			0
89	The Ponce de Leon Cooperative, Inc.	Y	Refinance	0	0	Springing			0	Springing			0
90	Dollar General Mercedes	Y	Acquisition	0	4,000	333	Cash		0	Springing			0
91	Dollar General Aurora	Y	Acquisition	0	0	Springing			0	Springing			0

A-1-18

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Monthly Replacement Reserve ($)(14)	Replacement Reserve Cap ($)
1	Central Park Retail	11,807	0
2	Green Valley Portfolio	8,508	408,400
2.01	Country Village
2.02	Birchwood Manor
2.03	Pinewood Estates
2.04	Country Estates
2.05	Crestwood Estates
2.06	Brookfield Acres
2.07	Highland Estates
3	Four Points by Sheraton Times Square – Leased Fee	0	0
4	1140 Avenue of the Americas	Springing	0
5	One Meridian	6,112	0
6	The Shops at Crystals	Springing	0
7	Pinnacle II	Springing	0
8	Hyatt House Fairfax	24,556	0
9	Skyline Village	1,663	79,800
10	Seasons at Horsetooth Apartments	$19,088.89 from 10/6/2016 to 9/6/2019; $5,200 thereafter	0
11	Hampton Inn & Suites - Boise	26,758	0
12	So Cal Self Storage – Hollywood	Springing	0
13	Fox Pointe Apartments	10,167	0
14	FMC Corporation R&D HQ	0	0
15	One & Two Corporate Plaza	4,600	0
16	4100 Alpha Road	$3,785 or until the amount on deposit in the capital expenditure account equals the capital expenditure cap	45,420
17	La Plaza Apartments	13,375	0
18	Aloft Nashville	the greater of (A) 1/12 of 4.0% of the greater of (i) Gross Revenue generated during the 12 month period ending on the last day of the most recent calendar quarter; (ii) projected Gross Revenue; (B) the amount to be reserved under the Franchise Agreement and/or Management Agreement	0
19	Hilton Garden Inn Bothell	20,952	0
20	Aspen at Norman Student Housing	5,700	0
21	Century Springs Park	3,197; Springing	115,092
22	Latrobe Shopping Center	3,411	409,274
23	720-730 Fort Washington Ave. Owners Corp.	0	0
24	2500 East TC Jester Blvd	2,538	60,900
25	New Garden Town Square Shopping Center	2,671	0
26	SPS - Walnut Creek	Springing	0
27	Hunting Creek Plaza	1,711	0
28	Lakeview Center	1,660	0
29	Mesa South Shopping Center	1,671	0
30	Winchester Ridge	1,833	0
31	Draper Retail Center	1,072	25,738
32	Walmart Savannah	Springing	0
33	FedEx and Veolia Industrial Portfolio	2,946	0
33.01	FedEx
33.02	Veolia Water
34	Olympic Shopping Centre	1,003	0
35	Clear Creek Landing Apartments	4,167	0
36	Equity Inns Portfolio	The greater of 1/12 of 4.0% of prior year’s gross revenues and any amount required under the Management Agreement or Franchise Agreement for FF&E Work	0
36.01	Homewood Suites Seattle
36.02	Homewood Suites Orlando
36.03	Courtyard Carlsbad
36.04	Courtyard Houston
36.05	Homewood Suites Stratford
36.06	Hampton Inn Urbana
36.07	Springhill Suites Asheville
36.08	Hilton Garden Inn Louisville
36.09	Hampton Inn Orlando
36.10	Hampton Inn Austin
36.11	Hampton Inn College Station
36.12	Hampton Inn Indianapolis
36.13	TownePlace Suites Savannah
36.14	Hampton Inn East Lansing
36.15	Hampton Inn Naperville
36.16	Hilton Garden Inn Rio Rancho
36.17	Courtyard Dalton
36.18	Hampton Inn Alcoa
36.19	Homewood Suites Augusta
36.20	Residence Inn Jacksonville
36.21	Hampton Inn Milford
37	Maplecrest Apartments	1,979	0
38	Indy Portfolio	3,471	0
38.01	Meridian Park One
38.02	Meridian Park Five
38.03	Green on Meridian
38.04	Meridian Park Six
39	RealOp SC Portfolio	2,092	0
39.01	Brendan Way
39.02	Webber Place
39.03	40 Concourse Way
40	Holiday Inn Hotel & Suites Beaufort	11,745	0
41	Ridge Road Town Center	1,315	32,663
42	Holiday Inn Express Austin North	9,511	0
43	Hampton Inn McDonough	$6,353.91 for year 1; $8,471.88 thereafter	0
44	Coachella Plaza	1,063	0
45	Crestwood Apartments	2,016	0
46	Austin Multifamily Portfolio	1,750	0
46.01	The Oasis at Speedway
46.02	Speedway 38
46.03	The Retreat
47	Hilton Garden Inn Athens Downtown	26,889	0
48	TIHT Commercial	0	0
49	16 N. Broadway Owners, Inc.	0	0
50	Blindbrook Lodge Owners Inc. a/k/a Blind Brook Lodge Owners Inc.	0	0
51	3636 Greystone Owners, Inc.	0	0
52	Greenrich Building	1,990	0
53	Lakemont Apartments	1,763	0

A-1-19

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Monthly Replacement Reserve ($)(14)	Replacement Reserve Cap ($)
54	Wingate By Wyndham Raleigh	0	0
55	Grove Park Center	996; Springing	60,000
56	The Rotunda Building	1,079	0
57	Westland Shopping Center	841	0
58	151 West Santa Clara	1,312	31,490
59	Midway MHP	584	0
60	480 Riverdale Avenue Tenants Corp.	0	0
61	College Square III	862	21,000
62	Westview Plaza I	Springing	36,000
63	Campbell Fair Shopping Center	807	50,000
64	Country Inn Pensacola	1/12 of 4% of Gross Revenue	0
65	Lincoln Co-Operative Apartments, Inc.	0	0
66	Country Inn and Suites Frederick	6,251	0
67	Marketplace Village II	403	0
68	3901 Independence Owners, Inc.	0	0
69	A-Alpha Mini Storage	Springing	0
70	Beach House Owners Corp.	0	0
71	Gratiot Retail Center	508	0
72	Shoppes at 521	965	50,000
73	Walgreens Youngstown	0	0
74	210 E. Broadway Owners Corp.	0	0
75	Family Dollar/Walgreens Portfolio	Springing	0
75.01	Walgreens - Jasper, IN
75.02	Family Dollar -Charlotte
76	Albin-Ridge Storage	478	0
77	Battleground Avenue Retail	71	0
78	Dollar General Portfolio- Fisher and Fosston	0	0
78.01	DG Fosston
78.02	DG Fisher
79	Dollar General Portfolio- Osakis and Adrian	0	0
79.01	Dollar General Adrian
79.02	Dollar General Osakis
80	Woodlawn Veterans Mutual Housing Company, Inc.	0	0
81	Main and Market	156	5,616
82	Beechwood Gardens Owners, Inc.	0	0
83	3934 FM1960 Road	Springing	17,123
84	Meadows Mobile Home Park	492	0
85	222 Bowery Owners Corp.	0	0
86	2165 Matthews Avenue Owners, Inc.	0	0
87	Family Dollar- Radford	0	0
88	Family Dollar- Malone	0	0
89	The Ponce de Leon Cooperative, Inc.	0	0
90	Dollar General Mercedes	0	0
91	Dollar General Aurora	0	0

A-1-20

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)(15)	TI/LC Reserve Cap ($)(15)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)	Debt Service Escrow (Monthly) ($)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty
1	Central Park Retail	Cash		0	36,898; Springing	1,328,340	Cash		0	0
2	Green Valley Portfolio	Cash		0	0	0			0	0
2.01	Country Village
2.02	Birchwood Manor
2.03	Pinewood Estates
2.04	Country Estates
2.05	Crestwood Estates
2.06	Brookfield Acres
2.07	Highland Estates
3	Four Points by Sheraton Times Square – Leased Fee			0	0	0			0	0
4	1140 Avenue of the Americas			961,116	Springing	0	Cash		0	0
5	One Meridian	Cash		228,485	41,357	0	Cash		0	0
6	The Shops at Crystals			0	Springing	4,440,000			0	0
7	Pinnacle II			0	0	0			0	0
8	Hyatt House Fairfax	Cash		0	0	0			0	0
9	Skyline Village	Cash		0	0	0			0	0
10	Seasons at Horsetooth Apartments	Cash		0	0	0			0	0
11	Hampton Inn & Suites - Boise	Cash		0	0	0			0	0
12	So Cal Self Storage – Hollywood			0	0	0			0	0
13	Fox Pointe Apartments	Cash		0	0	0			0	0
14	FMC Corporation R&D HQ			250,000	0	0	Cash		0	0
15	One & Two Corporate Plaza	Cash		1,500,047	32,904	1,579,392	Cash		0	0
16	4100 Alpha Road	Cash		700,000	83,000; Springing	2,700,000	Cash		0	0
17	La Plaza Apartments	Cash		0	0	0			0	0
18	Aloft Nashville	Cash		0	0	0			0	0
19	Hilton Garden Inn Bothell	Cash		0	0	0			101,794	0	Cash
20	Aspen at Norman Student Housing	Cash		0	0	0			0	0
21	Century Springs Park	Cash		250,000	27,973; Springing	865,000	Cash		0	0
22	Latrobe Shopping Center	LOC		409,274	11,369	409,274	LOC		0	0
23	720-730 Fort Washington Ave. Owners Corp.			0	0	0			0	0
24	2500 East TC Jester Blvd	Cash		228,375	6,344	$228,375 on and after July 6, 2019	Cash		0	0
25	New Garden Town Square Shopping Center	Cash		280,000	7,420	500,000	Cash		0	0
26	SPS - Walnut Creek			0	0	0			0	0
27	Hunting Creek Plaza	Cash		0	5,703	200,000	Cash		0	0
28	Lakeview Center	Cash		0	10,473	0	Cash		0	0
29	Mesa South Shopping Center	Cash		100,000	5,569	0	Cash		0	0
30	Winchester Ridge	Cash		0	0	0			0	0
31	Draper Retail Center	Cash		0	6,221	300,000	Cash		0	0
32	Walmart Savannah			0	Springing	0			0	0
33	FedEx and Veolia Industrial Portfolio	Cash		0	0	0			0	0
33.01	FedEx
33.02	Veolia Water
34	Olympic Shopping Centre	Cash		100,000	4,303	350,000	Cash		0	0
35	Clear Creek Landing Apartments	Cash		0	0	0			0	0
36	Equity Inns Portfolio	Cash		0	0	0			0	0
36.01	Homewood Suites Seattle
36.02	Homewood Suites Orlando
36.03	Courtyard Carlsbad
36.04	Courtyard Houston
36.05	Homewood Suites Stratford
36.06	Hampton Inn Urbana
36.07	Springhill Suites Asheville
36.08	Hilton Garden Inn Louisville
36.09	Hampton Inn Orlando
36.10	Hampton Inn Austin
36.11	Hampton Inn College Station
36.12	Hampton Inn Indianapolis
36.13	TownePlace Suites Savannah
36.14	Hampton Inn East Lansing
36.15	Hampton Inn Naperville
36.16	Hilton Garden Inn Rio Rancho
36.17	Courtyard Dalton
36.18	Hampton Inn Alcoa
36.19	Homewood Suites Augusta
36.20	Residence Inn Jacksonville
36.21	Hampton Inn Milford
37	Maplecrest Apartments	Cash		0	0	0			0	0
38	Indy Portfolio	Cash		67,900	17,353	570,000	Cash		0	0
38.01	Meridian Park One
38.02	Meridian Park Five
38.03	Green on Meridian
38.04	Meridian Park Six
39	RealOp SC Portfolio	Cash		200,000	2,511	0	Cash		0	0
39.01	Brendan Way
39.02	Webber Place
39.03	40 Concourse Way
40	Holiday Inn Hotel & Suites Beaufort	Cash		0	0	0			0	0
41	Ridge Road Town Center	Cash		0	4,654	179,313	Cash		0	0
42	Holiday Inn Express Austin North	Cash		0	0	0			0	0
43	Hampton Inn McDonough	Cash		0	0	0			0	0
44	Coachella Plaza	Cash		0	5,315	0	Cash		0	0
45	Crestwood Apartments	Cash		0	0	0			0	0
46	Austin Multifamily Portfolio	Cash		0	0	0			0	0
46.01	The Oasis at Speedway
46.02	Speedway 38
46.03	The Retreat
47	Hilton Garden Inn Athens Downtown	Cash		0	0	0			0	0
48	TIHT Commercial			0	0	0			77,076	0	Cash
49	16 N. Broadway Owners, Inc.			0	0	0			0	0
50	Blindbrook Lodge Owners Inc. a/k/a Blind Brook Lodge Owners Inc.			0	0	0			0	0
51	3636 Greystone Owners, Inc.			0	0	0			0	0
52	Greenrich Building	Cash		0	$12,032.35 from 10/6/2016 until 9/6/2018; $9,948.92 from 10/6/2018 until maturity	0	Cash		0	0
53	Lakemont Apartments	Cash		0	0	0			0	0

A-1-21

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)(15)	TI/LC Reserve Cap ($)(15)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)	Debt Service Escrow (Monthly) ($)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty
54	Wingate By Wyndham Raleigh			0	0	0			0	0
55	Grove Park Center	Cash		75,000	6,098	250,000	Cash		0	0
56	The Rotunda Building	Cash		0	3,239	233,222	Cash		0	0
57	Westland Shopping Center	Cash		0	2,803	0	Cash		0	0
58	151 West Santa Clara	Cash		0	2,216	53,176	Cash		0	0
59	Midway MHP	Cash		0	406	0	Cash		0	0
60	480 Riverdale Avenue Tenants Corp.			0	0	0			0	0
61	College Square III	Cash		25,000	2,019	100,000	Cash		0	0
62	Westview Plaza I	Cash		100,000	2,500	200,000	Cash		0	0
63	Campbell Fair Shopping Center	Cash		0	3,289	0	Cash		0	0
64	Country Inn Pensacola	Cash		0	0	0			0	0
65	Lincoln Co-Operative Apartments, Inc.			0	0	0			0	0
66	Country Inn and Suites Frederick	Cash		0	0	0			0	0
67	Marketplace Village II	Cash		75,000	3,340	75,000	Cash		0	0
68	3901 Independence Owners, Inc.			0	0	0			0	0
69	A-Alpha Mini Storage			0	0	0			0	0
70	Beach House Owners Corp.			0	0	0			0	0
71	Gratiot Retail Center	Cash		0	2,186	125,000	Cash		0	0
72	Shoppes at 521	Cash		75,000	2,080	75,000	Cash		0	0
73	Walgreens Youngstown			0	0	0			0	0
74	210 E. Broadway Owners Corp.			0	0	0			0	0
75	Family Dollar/Walgreens Portfolio			0	Springing	0			0	0
75.01	Walgreens - Jasper, IN
75.02	Family Dollar -Charlotte
76	Albin-Ridge Storage	Cash		0	0	0			0	0
77	Battleground Avenue Retail	Cash		0	1,063	0	Cash		0	0
78	Dollar General Portfolio- Fisher and Fosston			0	0	0			0	0
78.01	DG Fosston
78.02	DG Fisher
79	Dollar General Portfolio- Osakis and Adrian			0	0	0			0	0
79.01	Dollar General Adrian
79.02	Dollar General Osakis
80	Woodlawn Veterans Mutual Housing Company, Inc.			0	0	0			0	0
81	Main and Market	Cash		50,000	1,235	75,000	Cash		0	0
82	Beechwood Gardens Owners, Inc.			0	0	0			0	0
83	3934 FM1960 Road	Cash		64,212	Springing	64,212	Cash		0	0
84	Meadows Mobile Home Park	Cash		0	0	0			0	0
85	222 Bowery Owners Corp.			0	0	0			0	0
86	2165 Matthews Avenue Owners, Inc.			0	0	0			0	0
87	Family Dollar- Radford			0	0	0			0	0
88	Family Dollar- Malone			0	0	0			0	0
89	The Ponce de Leon Cooperative, Inc.			0	0	0			0	0
90	Dollar General Mercedes			0	0	0			0	0
91	Dollar General Aurora			0	0	0			0	0

A-1-22

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow I Reserve Description	Other Escrow I (Initial) ($)	Other Escrow I (Monthly) ($)	Other Escrow I Cap ($)	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty	Other Escrow II Reserve Description	Other Escrow II (Initial) ($)
1	Central Park Retail	Rent Concession Reserve	138,076	0	0	Cash		Tenant Specific TILC Reserve	526,940
2	Green Valley Portfolio		0	0	0				0
2.01	Country Village
2.02	Birchwood Manor
2.03	Pinewood Estates
2.04	Country Estates
2.05	Crestwood Estates
2.06	Brookfield Acres
2.07	Highland Estates
3	Four Points by Sheraton Times Square – Leased Fee		0	0	0				0
4	1140 Avenue of the Americas	Ground Rent Reserve	116,016	29,004	0	Cash		Free Rent Reserve	712,266
5	One Meridian	Free Rent Reserve	51,100	0	0	Cash			0
6	The Shops at Crystals		0	0	0				0
7	Pinnacle II		0	0	0				0
8	Hyatt House Fairfax	Seasonality Reserve	0	Springing	0			PIP Reserve	0
9	Skyline Village		0	0	0				0
10	Seasons at Horsetooth Apartments		0	0	0				0
11	Hampton Inn & Suites - Boise		0	0	0				0
12	So Cal Self Storage – Hollywood		0	0	0				0
13	Fox Pointe Apartments		0	0	0				0
14	FMC Corporation R&D HQ		0	0	0				0
15	One & Two Corporate Plaza	Performance Funds	1,000,000	0	0	Cash		Rent Concession Funds	54,816
16	4100 Alpha Road	Korn/Ferry Expansion - TI	621,180	0	0	Cash		Korn/Ferry Expansion - Free Rent	262,857
17	La Plaza Apartments		0	0	0				0
18	Aloft Nashville	PIP Reserve	291,375	0	0	Cash		Seasonality Reserve	0
19	Hilton Garden Inn Bothell	Land Acquisition / Seasonality Reserve	5,006,544	25.0% of the Seasonality Cap ($77,000)	77,000	Cash		PIP Reserve	0
20	Aspen at Norman Student Housing	Advance Rent Reserve	0	Springing	0				0
21	Century Springs Park	Tenant Specific TI/LC Reserve	362,046	0	0	Cash		Rent Concession Reserve	254,924
22	Latrobe Shopping Center	Letter of Credit Transfer Funds	4,093	0	0	Cash			0
23	720-730 Fort Washington Ave. Owners Corp.		0	0	0				0
24	2500 East TC Jester Blvd		0	0	0				0
25	New Garden Town Square Shopping Center	Anchor Tenant Reserve	0	Springing	0				0
26	SPS - Walnut Creek		0	0	0				0
27	Hunting Creek Plaza		0	0	0				0
28	Lakeview Center	Wells Fargo Suite 301 TI Reserve	50,144	0	0	Cash		Wells Fargo Advisors Free Rent Reserve	26,639
29	Mesa South Shopping Center		0	0	0				0
30	Winchester Ridge	Performance Reserve Fund	500,000	0	0	Cash			0
31	Draper Retail Center		0	0	0				0
32	Walmart Savannah		0	0	0				0
33	FedEx and Veolia Industrial Portfolio		0	0	0				0
33.01	FedEx
33.02	Veolia Water
34	Olympic Shopping Centre		0	0	0				0
35	Clear Creek Landing Apartments		0	0	0				0
36	Equity Inns Portfolio	PIP Reserve (Upfront: 10,000,000; Quarterly: up to 2,500,000)	10,000,000	0	0	Cash			0
36.01	Homewood Suites Seattle
36.02	Homewood Suites Orlando
36.03	Courtyard Carlsbad
36.04	Courtyard Houston
36.05	Homewood Suites Stratford
36.06	Hampton Inn Urbana
36.07	Springhill Suites Asheville
36.08	Hilton Garden Inn Louisville
36.09	Hampton Inn Orlando
36.10	Hampton Inn Austin
36.11	Hampton Inn College Station
36.12	Hampton Inn Indianapolis
36.13	TownePlace Suites Savannah
36.14	Hampton Inn East Lansing
36.15	Hampton Inn Naperville
36.16	Hilton Garden Inn Rio Rancho
36.17	Courtyard Dalton
36.18	Hampton Inn Alcoa
36.19	Homewood Suites Augusta
36.20	Residence Inn Jacksonville
36.21	Hampton Inn Milford
37	Maplecrest Apartments		0	0	0				0
38	Indy Portfolio	Free Rent Reserve	80,845	0	0	Cash			0
38.01	Meridian Park One
38.02	Meridian Park Five
38.03	Green on Meridian
38.04	Meridian Park Six
39	RealOp SC Portfolio		0	0	0				0
39.01	Brendan Way
39.02	Webber Place
39.03	40 Concourse Way
40	Holiday Inn Hotel & Suites Beaufort	PIP Reserve Funds	697,313	0	0	Cash		Seasonality Fund	175,000
41	Ridge Road Town Center	Rent Concession Reserve	43,633	0	0	Cash			0
42	Holiday Inn Express Austin North	PIP Reserve Funds	603,000	0	0	Cash			0
43	Hampton Inn McDonough	2015-2016 Personal Property Tax Funds	37,894	0	0	Cash			0
44	Coachella Plaza		0	0	0				0
45	Crestwood Apartments		0	0	0				0
46	Austin Multifamily Portfolio	Seasonality Shortfall Reserve, Leasing Holdback & Certificate of Occupancy Reserve	150,000	0	0	Cash		Tax Protest Deposit	200,000
46.01	The Oasis at Speedway
46.02	Speedway 38
46.03	The Retreat
47	Hilton Garden Inn Athens Downtown		0	0	0				0
48	TIHT Commercial		0	0	0				0
49	16 N. Broadway Owners, Inc.	Collateral Security Agreement for Capital Improvements	1,450,000	0	0	Cash		Collateral Security Agreement for Litigation	87,500
50	Blindbrook Lodge Owners Inc. a/k/a Blind Brook Lodge Owners Inc.		0	0	0				0
51	3636 Greystone Owners, Inc.		0	0	0				0
52	Greenrich Building	Combined Rollover and Capital Expenditure Reserve	0	$7,291.67 from 10/6/2016 until 9/6/2018	0	Cash			0
53	Lakemont Apartments		0	0	0				0

A-1-23

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow I Reserve Description	Other Escrow I (Initial) ($)	Other Escrow I (Monthly) ($)	Other Escrow I Cap ($)	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty	Other Escrow II Reserve Description	Other Escrow II (Initial) ($)
54	Wingate By Wyndham Raleigh		0	0	0				0
55	Grove Park Center	GEICO Occupancy Reserve	42,509	0	0	Cash		Richie Occupancy Reserve	5,648
56	The Rotunda Building		0	0	0				0
57	Westland Shopping Center		0	0	0				0
58	151 West Santa Clara		0	0	0				0
59	Midway MHP		0	0	0				0
60	480 Riverdale Avenue Tenants Corp.		0	0	0				0
61	College Square III	H&R TILC Reserve	0	Springing	0				0
62	Westview Plaza I	Infinity Health Rent Reserve Funds	31,302	0	0	Cash			0
63	Campbell Fair Shopping Center		0	0	0				0
64	Country Inn Pensacola	PIP Reserve	325,000	0	0	Cash		Seasonality Reserve	0
65	Lincoln Co-Operative Apartments, Inc.		0	0	0				0
66	Country Inn and Suites Frederick	PIP Reserve	260,654	0	0	Cash		Seasonality Reserve	0
67	Marketplace Village II	Tenancy Reserve	96,000	0	0	Cash			0
68	3901 Independence Owners, Inc.		0	0	0				0
69	A-Alpha Mini Storage		0	0	0				0
70	Beach House Owners Corp.		0	0	0				0
71	Gratiot Retail Center		0	0	0				0
72	Shoppes at 521		0	0	0				0
73	Walgreens Youngstown		0	0	0				0
74	210 E. Broadway Owners Corp.		0	0	0				0
75	Family Dollar/Walgreens Portfolio		0	0	0				0
75.01	Walgreens - Jasper, IN
75.02	Family Dollar -Charlotte
76	Albin-Ridge Storage		0	0	0				0
77	Battleground Avenue Retail		0	0	0				0
78	Dollar General Portfolio- Fisher and Fosston		0	0	0				0
78.01	DG Fosston
78.02	DG Fisher
79	Dollar General Portfolio- Osakis and Adrian		0	0	0				0
79.01	Dollar General Adrian
79.02	Dollar General Osakis
80	Woodlawn Veterans Mutual Housing Company, Inc.		0	0	0				0
81	Main and Market	Listenbee Reserve	72,000	0	0	Cash			0
82	Beechwood Gardens Owners, Inc.		0	0	0				0
83	3934 FM1960 Road		0	0	0				0
84	Meadows Mobile Home Park		0	0	0				0
85	222 Bowery Owners Corp.		0	0	0				0
86	2165 Matthews Avenue Owners, Inc.		0	0	0				0
87	Family Dollar- Radford		0	0	0				0
88	Family Dollar- Malone		0	0	0				0
89	The Ponce de Leon Cooperative, Inc.		0	0	0				0
90	Dollar General Mercedes		0	0	0				0
91	Dollar General Aurora		0	0	0				0

A-1-24

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow II (Monthly) ($)	Other Escrow II Cap ($)	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback(5)	Ownership Interest	Ground Lease Initial Expiration Date(16)	Annual Ground Rent Payment(16)
1	Central Park Retail	0	0	Cash			Fee
2	Green Valley Portfolio	0	0				Fee
2.01	Country Village						Fee
2.02	Birchwood Manor						Fee
2.03	Pinewood Estates						Fee
2.04	Country Estates						Fee
2.05	Crestwood Estates						Fee
2.06	Brookfield Acres						Fee
2.07	Highland Estates						Fee
3	Four Points by Sheraton Times Square – Leased Fee	0	0				Fee
4	1140 Avenue of the Americas	0	0	Cash			Leasehold	12/31/2066	$348,047
5	One Meridian	0	0				Fee
6	The Shops at Crystals	0	0				Fee
7	Pinnacle II	0	0				Fee
8	Hyatt House Fairfax	Springing	0				Fee
9	Skyline Village	0	0				Fee
10	Seasons at Horsetooth Apartments	0	0				Fee
11	Hampton Inn & Suites - Boise	0	0				Fee
12	So Cal Self Storage – Hollywood	0	0				Fee
13	Fox Pointe Apartments	0	0				Fee
14	FMC Corporation R&D HQ	0	0				Fee
15	One & Two Corporate Plaza	0	0	Cash			Fee
16	4100 Alpha Road	0	0	Cash			Fee
17	La Plaza Apartments	0	0				Fee
18	Aloft Nashville	20,000	86,000	Cash			Fee
19	Hilton Garden Inn Bothell	Springing	0				Leasehold	12/31/2017	$181,097
20	Aspen at Norman Student Housing	0	0				Fee
21	Century Springs Park	0	0	Cash			Fee
22	Latrobe Shopping Center	0	0				Fee
23	720-730 Fort Washington Ave. Owners Corp.	0	0				Fee
24	2500 East TC Jester Blvd	0	0				Fee
25	New Garden Town Square Shopping Center	0	0				Fee
26	SPS - Walnut Creek	0	0				Fee
27	Hunting Creek Plaza	0	0				Fee
28	Lakeview Center	0	0	Cash			Fee
29	Mesa South Shopping Center	0	0				Fee
30	Winchester Ridge	0	0				Fee
31	Draper Retail Center	0	0				Fee
32	Walmart Savannah	0	0				Fee
33	FedEx and Veolia Industrial Portfolio	0	0				Fee
33.01	FedEx						Fee
33.02	Veolia Water						Fee
34	Olympic Shopping Centre	0	0				Fee
35	Clear Creek Landing Apartments	0	0				Fee
36	Equity Inns Portfolio	0	0				Fee
36.01	Homewood Suites Seattle						Fee
36.02	Homewood Suites Orlando						Fee
36.03	Courtyard Carlsbad						Fee
36.04	Courtyard Houston						Fee
36.05	Homewood Suites Stratford						Fee
36.06	Hampton Inn Urbana						Fee
36.07	Springhill Suites Asheville						Fee
36.08	Hilton Garden Inn Louisville						Fee
36.09	Hampton Inn Orlando						Fee
36.10	Hampton Inn Austin						Fee
36.11	Hampton Inn College Station						Fee
36.12	Hampton Inn Indianapolis						Fee
36.13	TownePlace Suites Savannah						Fee
36.14	Hampton Inn East Lansing						Fee
36.15	Hampton Inn Naperville						Fee
36.16	Hilton Garden Inn Rio Rancho						Fee
36.17	Courtyard Dalton						Fee
36.18	Hampton Inn Alcoa						Fee
36.19	Homewood Suites Augusta						Fee
36.20	Residence Inn Jacksonville						Fee
36.21	Hampton Inn Milford						Fee
37	Maplecrest Apartments	0	0				Fee
38	Indy Portfolio	0	0				Fee
38.01	Meridian Park One						Fee
38.02	Meridian Park Five						Fee
38.03	Green on Meridian						Fee
38.04	Meridian Park Six						Fee
39	RealOp SC Portfolio	0	0				Fee
39.01	Brendan Way						Fee
39.02	Webber Place						Fee
39.03	40 Concourse Way						Fee
40	Holiday Inn Hotel & Suites Beaufort	25,000	0	Cash			Fee
41	Ridge Road Town Center	0	0				Fee
42	Holiday Inn Express Austin North	0	0				Fee
43	Hampton Inn McDonough	0	0				Fee
44	Coachella Plaza	0	0				Fee
45	Crestwood Apartments	0	0				Fee
46	Austin Multifamily Portfolio	0	0	Cash			Fee
46.01	The Oasis at Speedway						Fee
46.02	Speedway 38						Fee
46.03	The Retreat						Fee
47	Hilton Garden Inn Athens Downtown	0	0				Fee
48	TIHT Commercial	0	0				Fee
49	16 N. Broadway Owners, Inc.	0	0	Cash			Fee
50	Blindbrook Lodge Owners Inc. a/k/a Blind Brook Lodge Owners Inc.	0	0				Fee
51	3636 Greystone Owners, Inc.	0	0				Fee
52	Greenrich Building	0	0				Fee
53	Lakemont Apartments	0	0				Fee

A-1-25

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow II (Monthly) ($)	Other Escrow II Cap ($)	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback(5)	Ownership Interest	Ground Lease Initial Expiration Date(16)	Annual Ground Rent Payment(16)
54	Wingate By Wyndham Raleigh	0	0				Fee
55	Grove Park Center	0	0	Cash			Fee
56	The Rotunda Building	0	0				Fee
57	Westland Shopping Center	0	0				Fee
58	151 West Santa Clara	0	0				Fee
59	Midway MHP	0	0				Fee
60	480 Riverdale Avenue Tenants Corp.	0	0				Fee
61	College Square III	0	0				Fee
62	Westview Plaza I	0	0				Fee
63	Campbell Fair Shopping Center	0	0				Fee
64	Country Inn Pensacola	lesser of x) 25% of the Seasonality Reserve Cap and y) the amount by which the Available Cash Flow exceeds the Monthly Payment Amount (as defined in the loan documents)	51,000	Cash			Fee
65	Lincoln Co-Operative Apartments, Inc.	0	0				Fee
66	Country Inn and Suites Frederick	lessor of 25% of Seasonality Reserve Cap and available cash	550,000	Cash			Fee
67	Marketplace Village II	0	0				Fee
68	3901 Independence Owners, Inc.	0	0				Fee
69	A-Alpha Mini Storage	0	0				Fee
70	Beach House Owners Corp.	0	0				Fee
71	Gratiot Retail Center	0	0			230,000	Fee
72	Shoppes at 521	0	0				Fee
73	Walgreens Youngstown	0	0				Fee
74	210 E. Broadway Owners Corp.	0	0				Fee
75	Family Dollar/Walgreens Portfolio	0	0				Fee
75.01	Walgreens - Jasper, IN						Fee
75.02	Family Dollar -Charlotte						Fee
76	Albin-Ridge Storage	0	0				Fee
77	Battleground Avenue Retail	0	0				Fee
78	Dollar General Portfolio- Fisher and Fosston	0	0				Fee
78.01	DG Fosston						Fee
78.02	DG Fisher						Fee
79	Dollar General Portfolio- Osakis and Adrian	0	0				Fee
79.01	Dollar General Adrian						Fee
79.02	Dollar General Osakis						Fee
80	Woodlawn Veterans Mutual Housing Company, Inc.	0	0				Fee
81	Main and Market	0	0				Fee
82	Beechwood Gardens Owners, Inc.	0	0				Fee
83	3934 FM1960 Road	0	0				Fee
84	Meadows Mobile Home Park	0	0				Fee
85	222 Bowery Owners Corp.	0	0				Fee
86	2165 Matthews Avenue Owners, Inc.	0	0				Fee
87	Family Dollar- Radford	0	0				Fee
88	Family Dollar- Malone	0	0				Fee
89	The Ponce de Leon Cooperative, Inc.	0	0				Fee
90	Dollar General Mercedes	0	0				Fee
91	Dollar General Aurora	0	0				Fee

A-1-26

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Annual Ground Rent Increases(16)	Lockbox	Whole Loan Cut-off Date Balance ($)	Whole Loan Debt Service ($)	Subordinate Secured Debt Original Balance ($)	Subordinate Secured Debt Cut-off Date Balance ($)	Whole Loan U/W NOI DSCR (x)	Whole Loan U/W NCF DSCR (x)	Whole Loan Cut-off Date LTV Ratio	Whole Loan Cut-off Date U/W NOI Debt Yield
1	Central Park Retail		Hard/Upfront Cash Management
2	Green Valley Portfolio		Springing
2.01	Country Village
2.02	Birchwood Manor
2.03	Pinewood Estates
2.04	Country Estates
2.05	Crestwood Estates
2.06	Brookfield Acres
2.07	Highland Estates
3	Four Points by Sheraton Times Square – Leased Fee		Springing
4	1140 Avenue of the Americas	Increasing to $4,746,093.75 between 1/1/17 and 12/31/41; and $5,062,500.00 from 1/1/42 through 12/31/2066	Hard/Upfront Cash Management
5	One Meridian		Hard/Upfront Cash Management
6	The Shops at Crystals		Hard/Springing Cash Management	550,000,000	1,739,833	167,300,000	167,300,000	2.37	2.28	50.0%	9.0%
7	Pinnacle II		Hard/Upfront Cash Management
8	Hyatt House Fairfax		Hard/Springing Cash Management
9	Skyline Village		Springing
10	Seasons at Horsetooth Apartments		Soft/Upfront Cash Management
11	Hampton Inn & Suites - Boise		Springing
12	So Cal Self Storage – Hollywood		None
13	Fox Pointe Apartments		Springing
14	FMC Corporation R&D HQ		Hard/Upfront Cash Management
15	One & Two Corporate Plaza		Springing
16	4100 Alpha Road		Springing
17	La Plaza Apartments		Springing
18	Aloft Nashville		Springing
19	Hilton Garden Inn Bothell	1st & 2nd option: 15.0% of then current Fair Market Value as of the date of extension	Hard/Springing Cash Management
20	Aspen at Norman Student Housing		Soft/Upfront Cash Management
21	Century Springs Park		Springing
22	Latrobe Shopping Center		Springing
23	720-730 Fort Washington Ave. Owners Corp.		None	14,978,686	65,409	1,000,000	0	5.61	5.52	9.2%	29.4%
24	2500 East TC Jester Blvd		Springing
25	New Garden Town Square Shopping Center		Springing
26	SPS - Walnut Creek		None
27	Hunting Creek Plaza		Springing
28	Lakeview Center		Springing
29	Mesa South Shopping Center		Springing
30	Winchester Ridge		Springing
31	Draper Retail Center		Springing
32	Walmart Savannah		Hard/Upfront Cash Management
33	FedEx and Veolia Industrial Portfolio		Hard/Upfront Cash Management
33.01	FedEx
33.02	Veolia Water
34	Olympic Shopping Centre		Springing
35	Clear Creek Landing Apartments		Springing
36	Equity Inns Portfolio		Hard/Upfront Cash Management
36.01	Homewood Suites Seattle
36.02	Homewood Suites Orlando
36.03	Courtyard Carlsbad
36.04	Courtyard Houston
36.05	Homewood Suites Stratford
36.06	Hampton Inn Urbana
36.07	Springhill Suites Asheville
36.08	Hilton Garden Inn Louisville
36.09	Hampton Inn Orlando
36.10	Hampton Inn Austin
36.11	Hampton Inn College Station
36.12	Hampton Inn Indianapolis
36.13	TownePlace Suites Savannah
36.14	Hampton Inn East Lansing
36.15	Hampton Inn Naperville
36.16	Hilton Garden Inn Rio Rancho
36.17	Courtyard Dalton
36.18	Hampton Inn Alcoa
36.19	Homewood Suites Augusta
36.20	Residence Inn Jacksonville
36.21	Hampton Inn Milford
37	Maplecrest Apartments		Springing
38	Indy Portfolio		Springing
38.01	Meridian Park One
38.02	Meridian Park Five
38.03	Green on Meridian
38.04	Meridian Park Six
39	RealOp SC Portfolio		Hard/Upfront Cash Management
39.01	Brendan Way
39.02	Webber Place
39.03	40 Concourse Way
40	Holiday Inn Hotel & Suites Beaufort		Hard/Springing Cash Management
41	Ridge Road Town Center		Springing
42	Holiday Inn Express Austin North		Hard/Springing Cash Management
43	Hampton Inn McDonough		Springing
44	Coachella Plaza		Springing
45	Crestwood Apartments		Springing
46	Austin Multifamily Portfolio		Springing
46.01	The Oasis at Speedway
46.02	Speedway 38
46.03	The Retreat
47	Hilton Garden Inn Athens Downtown		Hard/Springing Cash Management
48	TIHT Commercial		Springing
49	16 N. Broadway Owners, Inc.		None	7,100,000	31,504	500,000	0	3.62	3.52	31.1%	19.3%
50	Blindbrook Lodge Owners Inc. a/k/a Blind Brook Lodge Owners Inc.		None	7,000,000	31,676	500,000	0	5.72	5.62	12.9%	31.1%
51	3636 Greystone Owners, Inc.		None	6,990,695	31,639	500,000	0	2.45	2.39	29.4%	13.3%
52	Greenrich Building		Hard/Springing Cash Management
53	Lakemont Apartments		Springing

A-1-27

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Annual Ground Rent Increases(16)	Lockbox	Whole Loan Cut-off Date Balance ($)	Whole Loan Debt Service ($)	Subordinate Secured Debt Original Balance ($)	Subordinate Secured Debt Cut-off Date Balance ($)	Whole Loan U/W NOI DSCR (x)	Whole Loan U/W NCF DSCR (x)	Whole Loan Cut-off Date LTV Ratio	Whole Loan Cut-off Date U/W NOI Debt Yield
54	Wingate By Wyndham Raleigh		Hard/Springing Cash Management
55	Grove Park Center		None
56	The Rotunda Building		Soft/Springing Cash Management
57	Westland Shopping Center		Springing
58	151 West Santa Clara		Springing
59	Midway MHP		Springing
60	480 Riverdale Avenue Tenants Corp.		None	5,495,804	21,515	500,000	0	5.59	5.43	25.9%	26.3%
61	College Square III		Springing
62	Westview Plaza I		Springing
63	Campbell Fair Shopping Center		Springing
64	Country Inn Pensacola		Springing
65	Lincoln Co-Operative Apartments, Inc.		None	4,900,000	18,897	500,000	0	15.46	15.08	6.9%	71.5%
66	Country Inn and Suites Frederick		Hard/Springing Cash Management
67	Marketplace Village II		None
68	3901 Independence Owners, Inc.		None	4,696,388	18,133	500,000	0	5.64	5.49	18.7%	26.1%
69	A-Alpha Mini Storage		None
70	Beach House Owners Corp.		None	4,500,000	27,550	500,000	100,000	3.75	3.67	18.2%	27.5%
71	Gratiot Retail Center		Springing
72	Shoppes at 521		None
73	Walgreens Youngstown		Hard/Upfront Cash Management
74	210 E. Broadway Owners Corp.		None	4,200,000	12,846	500,000	0	6.32	6.23	20.8%	23.2%
75	Family Dollar/Walgreens Portfolio		Springing
75.01	Walgreens - Jasper, IN
75.02	Family Dollar -Charlotte
76	Albin-Ridge Storage		Springing
77	Battleground Avenue Retail		Springing
78	Dollar General Portfolio- Fisher and Fosston		Hard/Upfront Cash Management
78.01	DG Fosston
78.02	DG Fisher
79	Dollar General Portfolio- Osakis and Adrian		Hard/Upfront Cash Management
79.01	Dollar General Adrian
79.02	Dollar General Osakis
80	Woodlawn Veterans Mutual Housing Company, Inc.		None	3,500,000	13,418	500,000	0	9.14	8.99	17.8%	42.1%
81	Main and Market		Springing
82	Beechwood Gardens Owners, Inc.		None
83	3934 FM1960 Road		Springing
84	Meadows Mobile Home Park		Springing
85	222 Bowery Owners Corp.		None
86	2165 Matthews Avenue Owners, Inc.		None	1,698,783	6,805	200,000	0	6.77	6.59	22.1%	32.5%
87	Family Dollar- Radford		Hard/Upfront Cash Management
88	Family Dollar- Malone		Hard/Upfront Cash Management
89	The Ponce de Leon Cooperative, Inc.		None
90	Dollar General Mercedes		Hard/Upfront Cash Management
91	Dollar General Aurora		Hard/Upfront Cash Management

A-1-28

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Whole Loan Cut-off Date U/W NCF Debt Yield	Mezzanine Debt Cut-off Date Balance($)	Sponsor(17)	Affiliated Sponsors	Mortgage Loan Number
1	Central Park Retail			Gary D. Rappaport		1
2	Green Valley Portfolio			Ross H. Partrich	Y - Group 1	2
2.01	Country Village					2.01
2.02	Birchwood Manor					2.02
2.03	Pinewood Estates					2.03
2.04	Country Estates					2.04
2.05	Crestwood Estates					2.05
2.06	Brookfield Acres					2.06
2.07	Highland Estates					2.07
3	Four Points by Sheraton Times Square – Leased Fee			The Gehr Group, Inc.		3
4	1140 Avenue of the Americas			American Realty Capital New York City REIT, Inc.	Y - Group 2	4
5	One Meridian			Leibel Lederman		5
6	The Shops at Crystals	8.7%		Simon Property Group, L.P.; Invesco Advisers Inc.		6
7	Pinnacle II			Hudson Pacific Properties, L.P.; M David Paul Development, LLC		7
8	Hyatt House Fairfax			Rolf E. Ruhfus		8
9	Skyline Village			Ross H. Partrich	Y - Group 1	9
10	Seasons at Horsetooth Apartments			J. Kenneth Dunn		10
11	Hampton Inn & Suites - Boise			Apple Hospitality REIT, Inc.		11
12	So Cal Self Storage – Hollywood			Dennis L. Geiler individually and as trustee of the Dennis L. Geiler Family Trust; William V. Bromiley individually and as trustee of the Edith Revocable Trust		12
13	Fox Pointe Apartments			Trey C. Stone	Y - Group 3	13
14	FMC Corporation R&D HQ			Ladder Capital CRE Equity LLC	Y - Group 5	14
15	One & Two Corporate Plaza			Nathaniel E. Williams; Rodney C. Freeman		15
16	4100 Alpha Road			Andrew J. Segal	Y - Group 4	16
17	La Plaza Apartments			Trey C. Stone	Y - Group 3	17
18	Aloft Nashville			Shaunak Patel		18
19	Hilton Garden Inn Bothell			William J. Lawson		19
20	Aspen at Norman Student Housing			NDSH I, LLC; Greg Henry		20
21	Century Springs Park			The Ardent Companies		21
22	Latrobe Shopping Center			Arthur B. Cornfeld; Alan E. Fisher		22
23	720-730 Fort Washington Ave. Owners Corp.	28.9%				23
24	2500 East TC Jester Blvd			Andrew J. Segal	Y - Group 4	24
25	New Garden Town Square Shopping Center			Donald S. Ginsburg		25
26	SPS - Walnut Creek			See Footnote (17)		26
27	Hunting Creek Plaza			Steve Rose; David Rose; Cliff Damavandi		27
28	Lakeview Center			James W. Wilson III Trust Dated September 3,2004 and William B. Wilson Trust dated September 3, 2004		28
29	Mesa South Shopping Center			John J. Jakosky III; Terry C. Hackett		29
30	Winchester Ridge			David M. Conwill, Steven B. Kimmelman, Steven B. Kimmelman as Trustee of The Jerome Kimmelman Gift Trust	Y - Group 6	30
31	Draper Retail Center			Kevin B. Hawkins; David R. Gaskill		31
32	Walmart Savannah			Joel Shafran		32
33	FedEx and Veolia Industrial Portfolio			American Realty Capital Global II Operating Partnership, L.P.	Y - Group 2	33
33.01	FedEx					33.01
33.02	Veolia Water					33.02
34	Olympic Shopping Centre			Harry Shani		34
35	Clear Creek Landing Apartments			Barry V. Graber; Jerry Darrin Graber		35
36	Equity Inns Portfolio			American Realty Capital Hospitality Trust, Inc.	Y - Group 2	36
36.01	Homewood Suites Seattle					36.01
36.02	Homewood Suites Orlando					36.02
36.03	Courtyard Carlsbad					36.03
36.04	Courtyard Houston					36.04
36.05	Homewood Suites Stratford					36.05
36.06	Hampton Inn Urbana					36.06
36.07	Springhill Suites Asheville					36.07
36.08	Hilton Garden Inn Louisville					36.08
36.09	Hampton Inn Orlando					36.09
36.10	Hampton Inn Austin					36.10
36.11	Hampton Inn College Station					36.11
36.12	Hampton Inn Indianapolis					36.12
36.13	TownePlace Suites Savannah					36.13
36.14	Hampton Inn East Lansing					36.14
36.15	Hampton Inn Naperville					36.15
36.16	Hilton Garden Inn Rio Rancho					36.16
36.17	Courtyard Dalton					36.17
36.18	Hampton Inn Alcoa					36.18
36.19	Homewood Suites Augusta					36.19
36.20	Residence Inn Jacksonville					36.20
36.21	Hampton Inn Milford					36.21
37	Maplecrest Apartments			David M. Conwill; Steven B. Kimmelman; Steven B. Kimmelman as Trustee of the Jerome Kimmelman Gift Trust	Y - Group 6	37
38	Indy Portfolio			Yoav Merary		38
38.01	Meridian Park One					38.01
38.02	Meridian Park Five					38.02
38.03	Green on Meridian					38.03
38.04	Meridian Park Six					38.04
39	RealOp SC Portfolio		1,461,031	Paul R. Sparks; Kyle G. Putnam; Reginald D. Bell		39
39.01	Brendan Way		829,406			39.01
39.02	Webber Place		510,404			39.02
39.03	40 Concourse Way		121,221			39.03
40	Holiday Inn Hotel & Suites Beaufort			Mahesh Desai		40
41	Ridge Road Town Center			George T. Raust, Jr.; Warden H. Noble; George T. Raust, Jr. 2001 Family Trust; Noble Family Trust		41
42	Holiday Inn Express Austin North			Sunil Tolani		42
43	Hampton Inn McDonough			Bhavesh Patel; Nimishkumar Patel; Sandip Minhas; Rupinder Jaswal; Jigar Patel		43
44	Coachella Plaza			Robert Y. Nam; 2014 Nam Family Trust		44
45	Crestwood Apartments			Eric Clauson		45
46	Austin Multifamily Portfolio			Brandon Cooper		46
46.01	The Oasis at Speedway					46.01
46.02	Speedway 38					46.02
46.03	The Retreat					46.03
47	Hilton Garden Inn Athens Downtown			Benson’s, Inc.		47
48	TIHT Commercial			Donald J. Trump		48
49	16 N. Broadway Owners, Inc.	18.8%				49
50	Blindbrook Lodge Owners Inc. a/k/a Blind Brook Lodge Owners Inc.	30.5%				50
51	3636 Greystone Owners, Inc.	13.0%				51
52	Greenrich Building			Michael F. Preston		52
53	Lakemont Apartments			Lee Troutman		53

A-1-29

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Whole Loan Cut-off Date U/W NCF Debt Yield	Mezzanine Debt Cut-off Date Balance($)	Sponsor(17)	Affiliated Sponsors	Mortgage Loan Number
54	Wingate By Wyndham Raleigh			Pradeep Sharma		54
55	Grove Park Center			Abhishek Mathur; Brian Adams		55
56	The Rotunda Building			Joseph G. Greulich; Ted L. Barr; Benjamin Sheridan		56
57	Westland Shopping Center			Kevin A. Young; Seth Young; Jeffrey Young		57
58	151 West Santa Clara			Ike Gulesserian; Michael Messinger; Tom Mcenery; Gulesserian 1998 Living Trust; messenger 1996 Revocable Trust		58
59	Midway MHP			Bradley Dressler		59
60	480 Riverdale Avenue Tenants Corp.	25.5%				60
61	College Square III			Jack R. Taylor; Jack R. Taylor Separate Property Trust		61
62	Westview Plaza I			Donald R. Shapiro		62
63	Campbell Fair Shopping Center			Bruce Ash		63
64	Country Inn Pensacola			Nareshkumar Narsinhbhai; Bipinchandra Bhakta; Sumant Patel		64
65	Lincoln Co-Operative Apartments, Inc.	69.8%				65
66	Country Inn and Suites Frederick			Scott Nieh		66
67	Marketplace Village II			Conlaw, LLC		67
68	3901 Independence Owners, Inc.	25.4%				68
69	A-Alpha Mini Storage			Ben G. Bowen, III		69
70	Beach House Owners Corp.	26.9%				70
71	Gratiot Retail Center			Matthew Jonna		71
72	Shoppes at 521			J. Scott Wells		72
73	Walgreens Youngstown			Ladder Capital CRE Equity LLC	Y - Group 5	73
74	210 E. Broadway Owners Corp.	22.9%				74
75	Family Dollar/Walgreens Portfolio			Hana Goor; Israel Goor		75
75.01	Walgreens - Jasper, IN					75.01
75.02	Family Dollar -Charlotte					75.02
76	Albin-Ridge Storage			Robert Moser; Robert Morgan		76
77	Battleground Avenue Retail			Ramesh S. Boddula		77
78	Dollar General Portfolio- Fisher and Fosston			Brook Wood	Y - Group 7	78
78.01	DG Fosston					78.01
78.02	DG Fisher					78.02
79	Dollar General Portfolio- Osakis and Adrian			Brook Wood	Y - Group 7	79
79.01	Dollar General Adrian					79.01
79.02	Dollar General Osakis					79.02
80	Woodlawn Veterans Mutual Housing Company, Inc.	41.4%				80
81	Main and Market			Kent Weed; Tamra Pardee; The Kent Weed Separate Property Trust		81
82	Beechwood Gardens Owners, Inc.					82
83	3934 FM1960 Road			Andrew J. Segal	Y - Group 4	83
84	Meadows Mobile Home Park			Michael Conley		84
85	222 Bowery Owners Corp.					85
86	2165 Matthews Avenue Owners, Inc.	31.7%				86
87	Family Dollar- Radford			Ladder Capital CRE Equity LLC	Y - Group 5	87
88	Family Dollar- Malone			Ladder Capital CRE Equity LLC	Y - Group 5	88
89	The Ponce de Leon Cooperative, Inc.					89
90	Dollar General Mercedes			Ladder Capital CRE Equity LLC	Y - Group 5	90
91	Dollar General Aurora			Ladder Capital CRE Equity LLC	Y - Group 5	91

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FOOTNOTES TO ANNEX A-1

See “Annex A-3: Summaries of the Fifteen Largest Mortgage Loans” in the Prospectus for additional information on the 15 largest mortgage loans.

(1)	“LCF” denotes Ladder Capital Finance LLC, “WFB” denotes Wells Fargo Bank, National Association, “RMF” denotes Rialto Mortgage Finance, LLC and “NCB” denotes National Cooperative Bank, N.A.

(2)	Information regarding mortgage loans that are cross-collateralized with other mortgage loans is based upon the individual loan balances, except that the applicable loan-to-value ratio, debt service coverage ratio or debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all mortgage loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans and Related Borrower Mortgage Loans” in the Prospectus.

(3)	For mortgage loan #44 (Coachella Plaza), the Number of Units and Occupancy Rate excludes 11,758 square feet of rear non-retail space, which is not accounted for in the U/W Revenues.

For mortgage loan #48 (TIHT Commercial), the Number of Units includes 18,355 square feet of parking garage, 10,521 square feet of retail space and 4 square feet of television antennas.

For mortgage loan #58 (151 West Santa Clara), the Number of Units includes 24,025 square feet of commercial space and 12,200 square feet of multifamily space.

For mortgage loan #62 (Westview Plaza I), the Number of Units includes 17,486 square feet of traditional office space, 9,613 square feet of medical office space, and 2,903 square feet of work share/executive office space.

(4)	For mortgage loan #1 (Central Park Retail), the mortgage loan represents Note A-1 of two pari passu notes, which have a combined Cut-off Date principal balance of $90,000,000. Note A-2 is not included in the trust. All loan-to value ratio, debt service coverage ratio, debt yield and Cut-off Date Balance per Unit/SF figures presented are based on Note A-1 and Note A-2 in the aggregate (the “Central Park Retail Whole Loan”). Note A-1 represents the controlling interest in the Central Park Retail Whole Loan.

For mortgage loan #4 (1140 Avenue of the Americas), the mortgage loan represents Note A-3 and Note A-4 of four pari passu promissory notes with a combined Cut-off Date principal balance of $99,000,000. Note A-1 and Note A-2 are not included in the trust. All loan-to-value ratio, debt service coverage ratio, debt yield and Cut-off Date Balance per Unit/SF figures presented are based on Notes A-1, A-2, A-3, A-4 in the aggregate (the “1140 Avenue of the Americas Whole Loan”). Notes A-3 and A-4 are non-controlling interests in the 1140 Avenue of the Americas Whole Loan.

For mortgage loan #6 (The Shops at Crystals), the mortgage loan is represented by Notes A-3-B-1 and B-3-B-1, two of 22 senior pari passu notes (in two tranches) which have a combined Cut-off Date Balance of $382,700,000. The remaining 20 notes (and all nine of the related subordinate companion notes) are not included in the trust. All loan-to-value ratio, debt service coverage ratio, debt yield and Cut-off Date Balance per Unit/SF figures presented are based on all of the senior pari passu notes in the aggregate and exclude the related subordinate companion notes. Notes A-3-B-1 and B-3-B-1 represent non-controlling interests in the related loan combination.

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For mortgage loan #7 (Pinnacle II), the mortgage loan represents Note A-3 of three pari passu notes, which have a combined Cut-off Date principal balance of $87,000,000. Notes A-1 and A-2 are not included in the trust. All loan-to value ratio, debt service coverage ratio, debt yield and Cut-off Date Balance per Unit/SF figures presented are based on Note A-1, Note A-2 and Note A-3 in the aggregate (the “Pinnacle II Whole Loan”). Note A-3 represents a non-controlling interest in the Pinnacle II Whole Loan.

For mortgage loan #15 (One & Two Corporate Plaza), the mortgage loan is evidenced by Note A-1, one of two pari passu notes which have a combined Cut-off Date Balance of $27,000,000. Note A-2 is not included in the trust. All loan-to value ratio, debt service coverage ratio, debt yield and Cut-off Date Balances per Unit/SF presented are based on Note A-1 and Note A-2 in the aggregate (the “One & Two Corporate Plaza Whole Loan”). Note A-1 represents the controlling interest in the One & Two Corporate Plaza Whole Loan.

For mortgage loan #20 (Aspen at Norman Student Housing), the mortgage loan represents Note A-2 of two pari passu promissory notes with a combined Cut-off Date principal balance of $38,600,000. Note A-1 is not included in the trust. All loan-to-value ratio, debt service coverage ratio, debt yield and Cut-off Date Balance per Unit/SF figures presented are based on Notes A-1 and A-2 in the aggregate (the “Aspen at Norman Student Housing Whole Loan”). Note A-2 is the non-controlling interest in the Aspen at Norman Student Housing Whole Loan.

For mortgage loan #36 (Equity Inns Portfolio), the mortgage loan represents Note A-2-B of 11 pari passu promissory notes with a combined Cut-off Date principal balance of $232,000,000. Note A-1-A, Note A-1-B, Note A-2-A1, Note A-2-A2, Note A-3, Note A-4-A, Note A-4-B, Note A-5-A, Note A-5-B, and Note A-6 are not included in the trust. All loan-to-value ratio, debt service coverage ratio, debt yield and Cut-off Date Balance per Unit figures presented are based on Notes A-1-A, A-1-B, A-2-A1, A-2-A2, A-2-B, A-3, A-4-A, A-4-B, A-5-A, A-5-B, and A-6 in the aggregate (the “Equity Inns Portfolio Whole Loan”). Note A-2-B is a non-controlling interest in the Equity Inns Portfolio Whole Loan.

For mortgage loan #47 (Hilton Garden Inn Athens Downtown), the mortgage loan is evidenced by Note A-2, one of two pari passu notes which have a combined Cut-off Date Balance of $19,927,789. Note A-1 is not included in the trust. All loan-to value ratio, debt service coverage ratio, debt yield and Cut-off Date Balances per Unit/SF presented are based on Note A-1 and Note A-2 in the aggregate (the “Hilton Garden Inn Athens Downtown Whole Loan”). Note A-2 represents the non-controlling interest in the Hilton Garden Inn Athens Downtown Whole Loan.

(5)	For mortgage loan #71 (Gratiot Retail Center), All LTVs, DSCRs and Debt Yields are calculated assuming the full loan amount of $3,935,000. The Holdback can be disbursed in whole or in part provided that the following conditions are satisfied: (i) a minimum net cash flow debt yield of 8.5%, based on the full loan amount; (iii) an maximum loan to value ratio of 75.0%; (iii) the vacant space at the mortgaged property has been leased to tenants acceptable to the lender for at least five years, are in occupancy and paying full unabated rent for at least three consecutive calendar months; and (iv) no event of default has occurred or is continuing. If the Holdback has not been released by July 31 2019, the lender may apply the unreleased proceeds to pay down the loan. Assuming the full Holdback balance is applied to the full loan amount of $3,935,000, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, U/W NOI DSCR, U/W NCF DSCR, U/W NOI Debt Yield and U/W NCF Debt Yield are 71.7%, 57.1%, 1.58x, 1.48x, 9.6% and 9.0%, respectively.

(6)	See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments” and “—Releases; Partial Releases” in the Prospectus for a discussion of some exceptions to the listed prepayment provisions.

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(7)	For mortgage loan #19 (Hilton Garden Inn Bothell), the Appraised Value assumes the value of the fee interest is included in the leasehold interest. The funds to acquire the fee interest have been reserved for and is expected to be acquired by August 1, 2018. The lender has the right to exercise the purchase option under the ground lease. The Appraised Value assuming the fee has not been acquired is $25,000,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $25,000,000 Appraised Value is 69.9% and 52.2%, respectively. A $4,968,044 reserve was taken at loan closing, which represents more than twice the appraised value of the land.

For mortgage loan #36 (Equity Inns Portfolio), the aggregate Appraised Value presented for the mortgage loan reflects a pool level appraisal, which attributes a premium to the aggregate value of the Equity Inns Portfolio Mortgaged Properties as a whole. The aggregate of the individual mortgaged property Appraised Values is $322,400,000.

(8)	For mortgage loan #59 (Midway MHP), 13.4% of the U/W Revenues comes from retail activity.

(9)	In certain cases, mortgage loans may have tenants that have executed leases, but may not be fully paying rent or occupying the related leased premises that were included in the underwriting.

For mortgage loan #1 (Central Park Retail), the fourth largest tenant (20,930 square feet), representing 4.7% of net rentable square feet, has executed a lease but has not taken occupancy or commenced paying rent. The tenant is anticipated to be in occupancy in November 2016 and commence paying rent on September 28, 2016. A reserve of $38,372 was taken at closing representing gap rent.

For mortgage loan #4 (1140 Avenue of the Americas), the second largest tenant (25,500 square feet), representing 10.3% of net rentable square feet, has free rent in connection to an expansion space. At origination $563,516 was reserved to cover this abatement which runs from May 1, 2017 to January 31, 2018.

For mortgage loan #5 (One Meridian), the second largest tenant (62,354 square feet), representing 17.0% of net rentable square feet, has executed a lease for its expansion space which will be delivered in October 2016. At origination $51,100 was reserved to cover the gap rent.

For mortgage loan #16 (4100 Alpha Road), the third largest tenant (42,508 square feet), representing 18.7% of net rentable square feet, has free rent in connection to an expansion space. At origination $262,857 was reserved to cover this abatement which runs from January 1, 2017 to May 16, 2017.

For mortgage loan #21 (Century Springs Park), the largest tenant (19,369 square feet), representing 10.1% of net rentable square feet, has abated rent through November 2016. The third largest tenant (8,642 square feet), representing 4.5% of net rentable square feet, has abated rent through December 2016. The fourth largest tenant (7,243 square feet), representing 3.8% of net rentable square feet, has abated rent from October 2016 through May 2017. A reserve of $254,924 was collected at closing, including the above mentioned rent abatements.

For mortgage loan #61 (College Square III), the fifth largest tenant (2,400 square feet), representing 7.0% of net rentable square feet, has given notice of its intent to go dark and has been underwritten as vacant.

For mortgage loan #81 (Main and Market), the second largest tenant (1,354 square feet), representing 19.2% of net rentable square feet, is expected to not renew at the end of its lease term and has been underwritten as vacant.

A-1-33

(10)	The tenant early termination options discussed in this footnote are not intended to be an exclusive list. In particular, termination options based on co-tenancy clauses are generally included only for top five tenants by net rentable square feet if the option is currently or imminently exercisable.

For mortgage loan #1 (Central Park Retail), the third largest tenant (29,000 square feet), representing 6.6% of net rentable square feet, may terminate its lease at any time on or after January 1, 2019 upon providing six months’ written notice.

For mortgage loan #5 (One Meridian), the largest tenant (62,383 square feet), representing 17.0% of the net rentable square feet, may terminate its lease on 14,521 square feet effective April 30, 2021 by providing notice after July 31, 2020 and payment of a cancellation fee equal to all unamortized tenant improvements and leasing commissions. The second largest tenant (62,354 square feet), representing 17.0% of the net rentable square feet, may terminate a portion of its space on two floors consisting of 16,081 square feet and 15,000 square feet, respectively, effective October 31, 2019 upon providing 9 months’ written notice and payment of a cancellation fee equal to all unamortized tenant improvements and leasing commissions. The fourth largest tenant (48,902 square feet), representing 13.3% of the net rentable square feet, may terminate its lease effective June 30, 2018 by providing notice after December 31, 2017.

For mortgage loan #6 (The Shops at Crystals), the fourth largest tenant (10,000 square feet), representing 3.8% of net rentable square feet, may terminate its lease if annual gross sales for 2016 are less than $30,000,000. The fourth largest tenant has 60 days after reporting sales to provide written notice 182 days prior to termination and pay a termination fee equal to one-half the unamortized construction allowance.

For mortgage loan #15 (One & Two Corporate Plaza), the largest tenant (40,742 square feet), representing 14.8% of the net rentable square feet, has a one-time right to terminate its lease after May 1, 2018 with at least 120 days prior written notice. The termination fee is equal to the unamortized portion of the brokerage commission, allowance costs, and leasing commissions. The third largest tenant (20,127 square feet), representing 7.3% of the net rentable square feet, may terminate its lease after April 10, 2019, provided that no part of the lease is sublet for a term extending past April 10, 2019 or the lease has not been assigned, except to a permitted assignee, with at least six months’ prior notice. The termination fee is equal to the unamortized portion of the leasing commissions and the tenant improvements allowance. The fourth largest tenant (17,958 square feet), representing 6.5% of the net rentable square feet, is subject to federal government appropriations funding and may terminate its lease if there is a loss of federal funding or appropriations are insufficient to pay the lease, with at least 120 days prior written notice. The termination fee is equal to the unamortized portion of the tenant improvement allowance and brokerage fees.

For mortgage loan #16 (4100 Alpha Road), the third largest tenant (42,508 square feet), representing 18.7% of the net rentable square feet, may terminate its lease effective April 30, 2018 by providing 6 months’ notice and payment of a cancellation fee equal to all unamortized tenant improvements and leasing commissions.

For mortgage loan #22 (Latrobe Shopping Center), the fifth largest tenant (10,000 square feet), representing 3.7% of the net rentable square feet, may terminate its lease if the annual gross receipts for the two years commencing January 1, 2018 through December 31, 2019 fall below $1,000,000 by providing 90 days written notice no later than March 30, 2020.

For mortgage loan #24 (2500 East TC Jester Blvd), the second largest tenant (20,027 square feet), representing 13.2% of the net rentable square feet, may terminate its lease effective October 31, 2017 by providing notice by April 30, 2017 and payment of all unamortized leasing commissions.

A-1-34

For mortgage loan #28 (Lakeview Center), the fifth largest tenant (10,142 square feet), representing 10.2% of the net rentable square feet, may terminate its lease effective June 30, 2019 by providing notice between July and September 2018 and payment of a cancellation fee equal to two months’ base rent and all unamortized tenant improvements and leasing commissions.

For mortgage loan #31 (Draper Retail Center), the second largest tenant (3,500 square feet), representing 5.4% of net rentable square feet, may terminate its lease as of October 6, 2020 if annual gross sales have not exceeded $1,000,000 in any calendar year. The second largest tenant must provide written notice between 30 and 60 days from October 6, 2020 and pay a termination fee of $35,000 for tenant improvements and leasing commissions.

For mortgage loan #38 (Indy Portfolio), the largest tenant at the Green on Meridian mortgaged property (6,830 square feet), representing 3.3% of the net rentable square feet of the entire portfolio, has a right to terminate its lease effective December 1, 2018 by providing notice by September 1, 2018. The third largest tenant at the Meridian Park One mortgaged property (6,158 square feet), representing 3.0% of the net rentable square feet of the entire portfolio, has a right to terminate its lease effective May 31, 2018 by providing notice by December 1, 2017.

For mortgage loan #44 (Coachella Plaza), the third largest tenant (12,000 square feet), representing 16.4% of the net rentable square feet, has a one-time right to terminate its lease if its annual gross sales do not exceed $3,000,000 during the period of February 1, 2019 to January 31, 2020, with 30 days written notice. The tenant will be required to reimburse the borrower the unamortized portion of the entrance and façade improvements (75.0%) plus the unamortized portion of the leasing commissions paid by the borrower.

For mortgage loan #52 (Greenrich Building), the fifth largest tenant (3,380 square feet), representing 2.8% of the net rentable square feet, may terminate its lease if Jonathan D. Siegal dies, with written notice no later than the date that is the later of the last day of the calendar month next following the expiration of 90 days of Mr. Siegel’s death. The termination fees will be equal to the remaining unamortized portion of any construction allowance, including the tenant improvement allowance, all other allowances, and any real estate commissions.

For mortgage loan #55 (Grove Park Center), the second largest tenant (4,800 square feet), representing 8.0% of net rentable square feet, may terminate its lease as of January 31, 2019 upon providing written notice by January 31, 2018.

For mortgage loan #56 (The Rotunda Building), the third largest tenant (4,857 square feet), representing 9.4% of the net rentable square feet, may terminate its lease effective January 31, 2023, by providing 12 months’ written notice.

For mortgage loan #57 (Westland Shopping Center), the fifth largest tenant (3,600 square feet), representing 5.4% of the net rentable square feet, may terminate its lease anytime with 90 days written notice.

For mortgage loan #62 (Westview Plaza I), the third largest tenant (4,615 square feet), representing 15.4% of the net rentable square feet, may terminate its lease after September 30, 2020 with written notice no earlier than December 31, 2019 and no later than March 31, 2020. The termination fee will be equal to the sum of the following amounts: an amount equal to (1) the unamortized tenant improvement allowance, brokerage and leasing commissions; and (2) the total rent that would have been due during the last 24 months of the lease term discounted by 75.0%.

For mortgage loan #71 (Gratiot Retail Center), the second largest tenant (2,942 square feet), representing 16.4% of net rentable square feet, may terminate its lease as of August 25, 2018

A-1-35

upon providing written notice by August 25, 2017 and payment of a termination fee equal to $20,000.

For mortgage loan #73 (Walgreens Youngstown), the sole tenant (14,820 square feet), representing 100.0% of net rentable square feet, may terminate its lease on December 31, 2029 and every five years thereafter with at least six months’ prior notice.

For mortgage loan #75 (Family Dollar/Walgreens Portfolio), the sole tenant at the Walgreens – Jasper, IN mortgaged property (14,550 square feet), representing 63.6% of net rentable square feet of the portfolio, may terminate its lease as of October 31, 2031, and every five years therafter, upon providing at least six months’ prior written notice.

For mortgage loan #77 (Battleground Avenue Retail), the largest tenant (4,500 square feet), representing 52.9% of the net rentable square feet, may terminate its lease effective January 31, 2022, with six months’ written notice. The termination fee will be equal to 12 months’ rent plus all tax and insurance payments during the sixth lease year ending January 31, 2022.

For mortgage loan #83 (3934 FM1960 Road), the second largest tenant (3,275 square feet), representing 7.7% of the net rentable square feet, has a right to terminate its lease effective May 31, 2017 by providing notice by December 31, 2016

(11)	For mortgage loan #28 (Lakeview Center) the largest and fourth largest tenants (collectively 39,164 square feet) representing 39.3% of the net rentable square feet, are affiliates of the borrower.

For mortgage loan #58 (151 West Santa Clara), the largest and second largest tenants (collectively 14,525 square feet), representing 40.1% of net rentable square feet, are affiliated with the sponsor.

(12)	For mortgage loan #7 (Pinnacle II), the sole tenant (230,000 square feet), representing 100% of net rentable square feet, is subleasing 40,165 square feet for an annual base rent, beginning October 2016, of $2,094,794 ($52.15 per square foot, expiring December 31, 2021).

For mortgage loan #16 (4100 Alpha Road), the largest tenant (79,153 square feet), representing 34.9% of net rentable square feet, is subleasing 11,763 square feet of its space for an annual base rent of $164,682 ($14.00 per square foot, expiring June 30, 2017). In addition, 21,274 square feet is not occupied and is currently being marketed for sublease. The second largest tenant (49,888 square feet), representing 22.0% of net rentable square feet, is subleasing 21,217 square feet for an annual base rent of $265,213 ($12.50 per square foot, expiring December 31, 2019).

For mortgage loan #15 (One & Two Corporate Plaza), the fifth largest tenant (9,273 square feet), representing 3.4% of the net rentable square feet, currently subleases 100% of its space for an annual base rent of $234,143 ($25.25 per square foot, expiring September 30, 2017).

For mortgage loan #24 (2500 East TC Jester Blvd), the third largest tenant (12,532 square feet), representing 8.2% of net rentable square feet, is subleasing 4,000 square feet for an annual base rent of $63,996 ($16.00 per square foot, expiring August 31, 2019).

For mortgage loan #77 (Battleground Avenue Retail), the second largest tenant (4,000 square feet), representing 47.1% of the net rentable square feet, currently subleases 100% of its space for an annual base rent of $128,000 ($32.00 per square foot expiring September 30, 2025).

(13)	For mortgage loan #15 (One & Two Corporate Plaza), the largest tenant (40,742 square feet), representing 14.8% of the net rentable square feet, has multiple leases that expire as follows: 18,584 square feet expiring on December 31, 2017; and 22,158 square feet expiring on April 30,

A-1-36

2020. The second largest tenant (27,676 square feet), representing 10.0% of the net rentable square feet, has multiple leases that expire as follows: 1,884 square feet expiring on December 31, 2017; and 25,792 square feet expiring on January 31, 2022.

For mortgage loan #21 (Century Springs Park), the second largest tenant (11,068 square feet), representing 5.8% of the net rentable square feet, has multiple leases that expire as follows: 8,566 square feet expiring on October 31, 2016; and 2,502 square feet expiring November 30, 2017.

For mortgage loan #38 (Indy Portfolio), the largest tenant at the Meridian Park Five mortgaged property (7,801 square feet), representing 3.8% of the net rentable square feet of the entire portfolio, has multiple leases that expire as follows: 5,564 square feet expiring on November 30, 2021; and 2,237 square feet expiring on April 30, 2022.

(14)	For mortgage loan #8 (Hyatt House Fairfax), the Monthly Replacement Reserve will be adjusted to an amount equal to the greater of the existing Monthly Replacement Reserve and 1/12th of 4% of underwritten revenue for the prior 12 month period.

For mortgage loan #11 (Hampton Inn & Suites – Boise), the Monthly Replacement Reserve will be adjusted to an amount equal to the greater of the existing Monthly Replacement Reserve and 1/12th of 4% of the operating income for the prior fiscal year.

For mortgage loans #18 (Aloft Nashville), #19 (Hilton Garden Inn Bothell), #54 (Wingate By Wyndham Raleigh), and #64 (Country Inn Pensacola), the Monthly Replacement Reserve is equal to the greater of: (i) 1/12th of 4% of the greater of: (a) the gross revenues generated during the 12 months preceding the end of the prior calendar quarter for which financial statements have been provided; and (b) the gross revenue projected in the then-effective approved annual budget for the 12 month period to which such approved annual budget relates; and (ii) the amount required to be reserved under the franchise agreement and management agreement for replacement reserve work.

For mortgage loan #36 (Equity Inns Portfolio), the Monthly Replacement Reserve is equal to the greater of: (i) 1/12th of 4% of the greater of the gross revenues generated during the 12 months preceding the end of the prior calendar quarter for which financial statements have been provided and (ii) the amount required to be reserved under the franchise agreement the intermediate management agreement, the property management agreement, the beverage concession agreement and the beverage management agreement for FF&E work.

For mortgage loan #66 (Country Inn and Suites Frederick), the Monthly Replacement Reserve is equal to the greater of: (i) 1/12th of 4% from payment date in July 2016 to June 2021 and 5% thereafter of the greater of (a) the gross revenues generated during the 12 months preceding the end of the prior calendar quarter for which financial statements have been provided and (b) the gross revenue projected in the then-effective approved annual budget for the 12 month period to which such approved annual budget relates and (ii) the amount required to be reserved under the franchise agreement and management agreement for FF&E work.

(15)	For mortgage loan #6 (The Shops at Crystals), the springing TI/LC will be a guaranty.

For mortgage loan #25 (New Garden Town Square Shopping Center), the TI/LC Reserve Cap reduces to $200,000 if the second largest tenant (25,000 square feet), representing 21.1% of net rentable square feet cures any related TI/LC triggers that may have occurred.

(16)	For mortgage loan #4 (1140 Avenue of the Americas) the current annual rent is $348,047; increasing to $4,746,094 between January 1, 2017 and December 31, 2041; and $5,062,500 from January 1, 2042 through ground lease maturity.

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(17)	For mortgage loan #26 (SPS - Walnut Creek), the sponsors are Benjamin D. Eisler and Shirley E. Eisler, individually and as Co-Trustees of the Eisler Revocable Trust; Michael B. Eisler individually and as Trustee of The Michael Bradley Eisler Revocable Trust; BACO Realty Corporation.

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ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

(THIS PAGE INTENTIONALLY LEFT BLANK)

Wells Fargo Commercial Mortgage Trust 2016-LC24

Annex A-2: Mortgage Pool Information

Mortgage Loans by Mortgage Loan Seller

				Weighted Average

Loan Seller	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Ladder Capital Finance LLC	33	$414,901,931	39.7%	4.691%	111	353	1.61	x	10.2%	9.5%	67.1%	58.9%
Wells Fargo Bank, National Association	22	361,466,899	34.6	4.337	118	356	1.78		9.9	9.3	63.7	55.8
Rialto Mortgage Finance, LLC	21	200,236,091	19.2	4.633	120	360	1.73		11.0	10.2	65.0	55.5
National Cooperative Bank, N.A.	15	68,753,344	6.6	3.599	119	385	6.24		33.3	32.6	19.3	15.8
Total/Weighted Average:	91	$1,045,358,264	100.0%	4.486%	116	358	2.00	x	11.8%	11.1%	62.4%	54.3%

A-2-1

Wells Fargo Commercial Mortgage Trust 2016-LC24

Annex A-2: Mortgage Pool Information

Mortgaged Properties by Property Type(1)(2)

				Weighted Average
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Office	21	$254,172,223	24.3%	4.527%	117	357	1.66	x	10.3%	9.2%	64.7%	57.8%
Suburban	15	157,363,328	15.1	4.634	117	357	1.50		10.5	9.3	67.8	58.4
CBD	3	85,952,707	8.2	4.306	118	357	1.98		9.7	8.9	58.9	57.0
Medical	3	10,856,188	1.0	4.736	116	360	1.56		11.5	9.8	66.6	57.2
Retail	29	246,889,679	23.6	4.373	119	357	1.71		9.9	9.2	65.5	55.0
Anchored	8	173,856,568	16.6	4.292	120	360	1.78		10.0	9.3	64.8	54.5
Unanchored	9	48,387,396	4.6	4.539	119	354	1.53		10.2	9.4	68.2	55.4
Single Tenant	12	24,645,715	2.4	4.612	118	341	1.54		8.6	8.6	65.4	58.0
Multifamily	26	196,991,724	18.8	4.244	118	370	3.29		18.1	17.7	50.1	44.1
Garden	11	115,838,380	11.1	4.570	118	360	1.76		10.3	9.9	65.5	57.8
Cooperative	14	64,553,344	6.2	3.502	119	387	6.55		34.8	34.1	16.2	13.0
Student Housing	1	16,600,000	1.6	4.858	112	360	1.30		8.4	8.2	75.0	69.0
Hospitality	32	140,611,270	13.5	4.915	106	343	1.95		13.8	12.4	63.8	53.0
Limited Service	24	101,918,081	9.7	5.024	104	338	2.00		14.4	13.0	63.0	52.2
Extended Stay	7	30,693,188	2.9	4.583	110	358	1.79		11.8	10.6	66.2	55.3
Full Service	1	8,000,000	0.8	4.800	120	360	1.94		14.0	12.2	65.0	53.1
Manufactured Housing Community	10	91,469,200	8.8	4.572	117	360	1.33		8.3	8.2	71.9	60.1
Manufactured Housing Community	10	91,469,200	8.8	4.572	117	360	1.33		8.3	8.2	71.9	60.1
Other	1	46,700,000	4.5	4.450	118	0	1.25		5.6	5.6	75.3	75.3
Leased Fee	1	46,700,000	4.5	4.450	118	0	1.25		5.6	5.6	75.3	75.3
Self Storage	4	43,089,525	4.1	4.504	117	360	2.05		10.6	10.5	55.5	51.7
Self Storage	4	43,089,525	4.1	4.504	117	360	2.05		10.6	10.5	55.5	51.7
Industrial	3	13,250,765	1.3	4.716	56	352	2.20		11.2	10.7	59.3	58.2
Flex	2	7,085,765	0.7	4.943	55	352	2.02		11.2	10.6	63.1	61.2
Warehouse Distribution	1	6,165,000	0.6	4.455	57	0	2.40		11.2	10.8	54.9	54.9
Mixed Use	2	12,183,877	1.2	4.029	119	359	1.87		11.3	10.7	39.4	31.4
Retail/Parking	1	6,990,791	0.7	4.050	119	359	1.90		11.3	10.9	41.1	32.8
Retail/Multifamily	1	5,193,086	0.5	4.000	119	359	1.83		11.2	10.5	37.2	29.6
Total/Weighted Average:	128	$1,045,358,264	100.0%	4.486%	116	358	2.00	x	11.8%	11.1%	62.4%	54.3%

(1) A mortgaged property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

A-2-2

Wells Fargo Commercial Mortgage Trust 2016-LC24

Annex A-2: Mortgage Pool Information

Mortgaged Properties by Location(1)(2)

				Weighted Average
State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
New York	17	$163,422,147	15.6%	3.973%	119	388	3.56	x	17.6%	17.2%	45.3%	43.7%
Texas	19	153,461,926	14.7	4.627	118	360	1.55		10.5	9.5	68.7	57.6
Virginia	5	106,860,147	10.2	4.454	119	359	1.44		9.4	8.7	71.9	58.4
California	9	90,532,957	8.7	4.440	117	360	1.89		10.0	9.6	56.7	52.8
Northern	3	22,287,365	2.1	4.450	118	360	1.61		10.1	9.7	58.5	49.6
Southern	6	68,245,592	6.5	4.436	117	360	1.99		10.0	9.5	56.2	53.8
Georgia	11	68,287,532	6.5	4.503	118	356	1.65		11.0	10.0	66.7	54.9
Pennsylvania	4	65,850,000	6.3	4.627	119	360	1.58		11.0	9.7	68.6	61.4
Ohio	9	53,164,099	5.1	4.678	112	360	1.48		9.0	8.8	71.4	61.5
Nevada	1	35,000,000	3.3	3.744	118	0	3.28		12.9	12.4	34.8	34.8
Florida	6	33,488,252	3.2	4.784	114	351	1.47		9.7	9.3	71.6	59.9
Minnesota	5	28,676,000	2.7	4.548	118	360	1.33		7.9	7.8	72.0	61.7
New Jersey	2	28,520,000	2.7	4.393	119	360	1.43		8.7	8.6	70.5	62.9
Colorado	1	24,700,000	2.4	4.240	120	0	2.50		11.0	10.8	49.4	49.4
Idaho	1	23,908,323	2.3	4.366	117	357	2.36		15.6	14.2	59.8	48.3
Tennessee	3	23,714,550	2.3	5.469	73	343	1.58		12.3	11.0	69.9	63.5
Indiana	7	21,199,483	2.0	4.965	113	360	1.57		11.3	9.9	63.4	54.8
South Carolina	5	20,358,536	1.9	5.083	91	356	1.67		12.1	10.9	69.8	60.7
Washington	2	19,214,869	1.8	4.951	113	299	1.84		13.8	12.4	59.5	45.9
North Carolina	5	17,310,557	1.7	4.966	94	324	1.85		11.4	10.7	60.0	52.1
Oklahoma	1	16,600,000	1.6	4.858	112	360	1.30		8.4	8.2	75.0	69.0
Arizona	2	15,841,790	1.5	4.579	120	342	1.57		10.8	9.9	62.2	49.2
Alabama	1	11,971,019	1.1	4.450	118	358	1.66		11.3	10.1	68.4	55.3
Utah	1	10,886,568	1.0	4.350	119	359	1.41		9.1	8.5	74.1	59.6
Maryland	1	4,281,618	0.4	5.650	117	297	1.81		15.4	13.6	64.9	49.8
Michigan	2	4,261,292	0.4	4.490	114	359	1.46		9.3	8.6	75.3	61.7
Illinois	3	1,552,922	0.1	4.927	80	0	2.09		11.5	10.5	64.7	64.7
District of Columbia	1	892,988	0.1	3.980	119	119	12.80		159.7	156.5	2.7	0.0
Connecticut	2	628,966	0.1	4.960	49	0	2.30		13.1	11.5	64.4	64.4
Kentucky	1	473,793	0.0	4.960	49	0	2.30		13.1	11.5	64.4	64.4
New Mexico	1	297,931	0.0	4.960	49	0	2.30		13.1	11.5	64.4	64.4
Total/Weighted Average:	128	$1,045,358,264	100.0%	4.486%	116	358	2.00	x	11.8%	11.1%	62.4%	54.3%

(1) For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

A-2-3

Wells Fargo Commercial Mortgage Trust 2016-LC24

Annex A-2: Mortgage Pool Information

Range of Cut-off Date Balances

				Weighted Average
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
620,750 - 1,000,000	3	$2,339,238	0.2%	4.723%	117	119	6.04	x	67.1%	65.7%	41.2%	40.2%
1,000,001 - 2,000,000	7	10,107,783	1.0	4.668	117	397	3.42		18.3	18.0	51.0	48.9
2,000,001 - 3,000,000	4	11,096,134	1.1	4.025	118	421	5.63		28.0	27.1	31.3	26.0
3,000,001 - 4,000,000	8	30,231,966	2.9	4.269	119	332	2.57		14.3	13.9	54.4	46.5
4,000,001 - 5,000,000	10	44,830,759	4.3	4.444	118	377	4.08		22.4	21.3	48.9	39.5
5,000,001 - 6,000,000	4	21,631,385	2.1	4.516	119	359	1.57		10.2	9.6	63.1	52.1
6,000,001 - 7,000,000	9	58,234,967	5.6	4.314	119	347	2.49		15.6	14.6	48.9	39.2
7,000,001 - 8,000,000	7	53,101,165	5.1	4.647	119	360	1.75		11.8	10.8	63.0	52.2
8,000,001 - 9,000,000	2	17,318,128	1.7	5.311	82	356	1.59		12.4	10.6	65.8	59.6
9,000,001 - 10,000,000	2	18,950,000	1.8	5.059	82	360	1.84		11.2	10.2	68.7	63.6
10,000,001 - 15,000,000	14	165,874,445	15.9	4.454	115	358	1.91		11.7	11.1	63.9	54.1
15,000,001 - 20,000,000	7	124,462,522	11.9	4.851	110	351	1.54		11.0	9.9	67.6	57.0
20,000,001 - 30,000,000	8	194,729,770	18.6	4.397	118	359	1.91		10.6	10.1	63.0	56.7
30,000,001 - 50,000,000	4	163,700,000	15.7	4.273	118	360	2.02		9.6	9.0	59.3	58.1
50,000,001 - 70,000,000	2	128,750,000	12.3	4.474	119	360	1.33		8.5	8.1	73.3	59.9
Total/Weighted Average:	91	$1,045,358,264	100.0%	4.486%	116	358	2.00	x	11.8%	11.1%	62.4%	54.3%

A-2-4

Wells Fargo Commercial Mortgage Trust 2016-LC24

Annex A-2: Mortgage Pool Information

Range of Underwritten Net Cash Flow Debt Service Coverage Ratios

				Weighted Average
Range of Underwritten NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
1.17 - 1.20	2	$13,456,919	1.3%	4.445%	119	340	1.19	x	7.5%	7.4%	61.6%	48.3%
1.21 - 1.30	5	99,871,301	9.6	4.577	117	360	1.26		6.9	6.8	73.7	68.7
1.31 - 1.40	8	185,393,138	17.7	4.606	118	358	1.34		8.9	8.3	72.3	59.5
1.41 - 1.50	15	136,471,110	13.1	4.638	115	359	1.45		9.8	9.0	70.5	60.1
1.51 - 1.75	23	245,118,093	23.4	4.652	114	357	1.61		11.0	10.0	67.5	57.8
1.76 - 2.00	13	109,627,650	10.5	4.644	118	338	1.86		11.8	10.8	60.1	52.0
2.01 - 2.25	4	56,742,482	5.4	4.196	118	359	2.17		10.6	9.9	54.6	52.7
2.26 - 2.50	6	99,124,226	9.5	4.447	105	357	2.40		12.7	12.0	55.6	51.9
2.51 - 2.75	1	6,490,695	0.6	3.650	119	359	2.54		14.3	14.0	27.3	21.4
3.01 - 16.77	14	93,062,649	8.9	3.583	119	390	5.60		28.0	27.3	22.4	20.6
Total/Weighted Average:	91	$1,045,358,264	100.0%	4.486%	116	358	2.00	x	11.8%	11.1%	62.4%	54.3%

A-2-5

Wells Fargo Commercial Mortgage Trust 2016-LC24

Annex A-2: Mortgage Pool Information

Range of Underwritten Net Operating Income Debt Yields

				Weighted Average
Range of Underwritten NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
5.6 - 8.0	4	$85,881,919	8.2%	4.461%	118	353	1.24	x	6.5%	6.5%	72.4%	66.9%
8.1 - 9.0	11	193,830,439	18.5	4.534	118	360	1.35		8.6	8.2	72.6	61.4
9.1 - 10.0	19	211,654,268	20.2	4.435	118	360	1.69		9.5	9.0	66.6	59.3
10.1 - 11.0	17	187,908,005	18.0	4.558	119	357	1.75		10.6	9.7	62.5	54.5
11.1 - 12.0	10	133,008,971	12.7	4.624	110	359	1.73		11.5	10.4	64.4	55.9
12.1 - 13.0	5	63,535,717	6.1	4.410	101	348	2.58		12.8	12.0	47.6	44.3
13.1 - 14.0	6	57,646,194	5.5	5.014	106	330	1.86		13.6	11.9	61.1	50.8
14.1 - 15.0	1	6,490,695	0.6	3.650	119	359	2.54		14.3	14.0	27.3	21.4
15.1 - 16.0	5	47,339,406	4.5	4.685	118	346	2.25		15.6	14.2	62.1	49.7
20.1 - 159.7	13	58,062,649	5.6	3.486	119	390	7.00		37.1	36.3	15.0	12.1
Total/Weighted Average:	91	$1,045,358,264	100.0%	4.486%	116	358	2.00	x	11.8%	11.1%	62.4%	54.3%

A-2-6

Wells Fargo Commercial Mortgage Trust 2016-LC24

Annex A-2: Mortgage Pool Information

Range of Underwritten Net Cash Flow Debt Yields

				Weighted Average
Range of Underwritten NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
5.6 - 8.0	5	$155,881,919	14.9%	4.424%	119	358	1.28	x	7.5%	7.1%	73.3%	63.7%
8.1 - 9.0	22	300,187,007	28.7	4.550	118	360	1.55		9.2	8.6	67.8	59.9
9.1 - 10.0	21	170,955,705	16.4	4.539	119	357	1.54		10.2	9.4	69.6	58.8
10.1 - 11.0	14	178,483,651	17.1	4.558	111	359	1.92		11.4	10.5	58.7	53.1
11.1 - 12.0	6	63,354,906	6.1	5.111	91	347	1.81		12.6	11.5	65.3	57.1
12.1 - 13.0	4	64,602,325	6.2	4.219	119	324	2.64		13.3	12.4	45.6	39.5
13.1 - 14.0	2	10,772,313	1.0	4.445	118	334	2.25		14.7	13.8	42.2	32.7
14.1 - 15.0	4	43,057,789	4.1	4.589	118	351	2.29		15.7	14.2	61.8	49.7
20.1 - 156.5	13	58,062,649	5.6	3.486	119	390	7.00		37.1	36.3	15.0	12.1
Total/Weighted Average:	91	$1,045,358,264	100.0%	4.486%	116	358	2.00	x	11.8%	11.1%	62.4%	54.3%

A-2-7

Wells Fargo Commercial Mortgage Trust 2016-LC24

Annex A-2: Mortgage Pool Information

Range of Loan-to-Value Ratios as of the Cut-off Date

				Weighted Average
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
2.7 - 20.0	11	$46,466,845	4.4%	3.475%	119	385	7.57	x	40.3%	39.5%	12.1%	9.7%
20.1 - 25.0	1	4,995,804	0.5	3.580	119	479	5.96		28.9	28.1	23.6	20.5
25.1 - 30.0	2	13,090,695	1.3	3.569	120	360	3.15		17.5	17.1	28.1	22.0
30.1 - 35.0	1	35,000,000	3.3	3.744	118	0	3.28		12.9	12.4	34.8	34.8
35.1 - 40.0	2	8,164,540	0.8	4.182	119	359	1.59		9.9	9.3	37.0	29.6
40.1 - 45.0	2	11,120,316	1.1	4.039	119	359	2.01		11.9	11.6	41.8	33.3
45.1 - 50.0	3	35,625,000	3.4	4.262	120	360	2.27		10.9	10.7	48.9	47.0
50.1 - 55.0	3	78,275,000	7.5	4.273	110	0	2.25		10.2	9.8	53.8	53.8
55.1 - 60.0	5	61,765,119	5.9	4.657	117	337	2.04		14.6	13.0	58.7	46.6
60.1 - 65.0	15	114,893,942	11.0	4.815	112	351	1.74		11.0	9.9	63.2	56.0
65.1 - 70.0	24	240,906,590	23.0	4.590	119	357	1.56		10.5	9.6	67.9	57.8
70.1 - 75.0	19	333,324,155	31.9	4.618	114	359	1.42		9.4	8.8	72.9	61.5
75.1 - 77.6	3	61,730,257	5.9	4.545	117	360	1.29		6.5	6.4	75.8	72.9
Total/Weighted Average:	91	$1,045,358,264	100.0%	4.486%	116	358	2.00	x	11.8%	11.1%	62.4%	54.3%

A-2-8

Wells Fargo Commercial Mortgage Trust 2016-LC24

Annex A-2: Mortgage Pool Information

Range of Loan-to-Value Ratios as of the Maturity Date or ARD

				Weighted Average
Range of Balloon or ARD LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
0.0 - 20.0	11	$46,466,845	4.4%	3.475%	119	385	7.57	x	40.3%	39.5%	12.1%	9.7%
20.1 - 25.0	3	18,086,499	1.7	3.572	119	393	3.93		20.7	20.2	26.9	21.6
25.1 - 30.0	2	8,164,540	0.8	4.182	119	359	1.59		9.9	9.3	37.0	29.6
30.1 - 35.0	3	46,120,316	4.4	3.815	118	359	2.97		12.7	12.2	36.5	34.4
35.1 - 40.0	1	4,591,790	0.4	4.160	119	299	1.72		12.2	11.1	55.2	40.0
40.1 - 45.0	3	28,397,800	2.7	4.705	119	322	1.78		12.7	11.7	54.7	43.1
45.1 - 50.0	6	74,705,542	7.1	4.605	118	345	2.22		13.7	12.4	56.3	48.7
50.1 - 55.0	15	203,765,599	19.5	4.567	115	355	1.86		10.9	10.0	61.1	53.5
55.1 - 60.0	22	300,950,475	28.8	4.506	119	359	1.43		9.4	8.8	71.0	58.5
60.1 - 65.0	17	207,730,007	19.9	4.557	115	360	1.60		9.9	9.2	69.6	62.6
65.1 - 70.0	7	59,678,851	5.7	5.280	88	358	1.49		10.2	9.7	73.5	67.9
75.1 - 75.3	1	46,700,000	4.5	4.450	118	0	1.25		5.6	5.6	75.3	75.3
Total/Weighted Average:	91	$1,045,358,264	100.0%	4.486%	116	358	2.00	x	11.8%	11.1%	62.4%	54.3%

A-2-9

Wells Fargo Commercial Mortgage Trust 2016-LC24

Annex A-2: Mortgage Pool Information

Range of Mortgage Rates

				Weighted Average
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
3.300 - 3.500	7	$39,875,074	3.8%	3.419%	119	381	7.03	x	35.6%	34.9%	14.7%	11.7%
3.501 - 3.750	7	58,785,282	5.6	3.695	119	406	4.18		19.3	18.8	28.5	27.1
3.751 - 4.000	2	6,086,073	0.6	3.997	119	324	3.44		33.0	31.9	32.1	25.3
4.001 - 4.250	7	108,587,106	10.4	4.154	119	353	2.08		10.4	9.8	55.1	50.8
4.251 - 4.500	23	382,108,535	36.6	4.400	117	357	1.53		9.3	8.7	69.6	60.4
4.501 - 4.750	17	250,723,930	24.0	4.620	118	360	1.62		10.3	9.6	67.2	57.9
4.751 - 5.000	13	100,066,243	9.6	4.899	110	347	1.67		11.5	10.5	67.3	57.7
5.001 - 5.250	7	55,280,301	5.3	5.089	117	360	1.47		10.9	9.5	64.3	54.3
5.251 - 5.500	4	9,039,894	0.9	5.457	116	297	1.61		11.8	10.9	63.9	54.2
5.501 - 5.750	3	17,316,102	1.7	5.615	85	324	1.68		13.3	12.2	71.1	60.8
5.751 - 5.850	1	17,489,723	1.7	5.850	58	358	1.63		12.8	11.6	70.2	65.7
Total/Weighted Average:	91	$1,045,358,264	100.0%	4.486%	116	358	2.00	x	11.8%	11.1%	62.4%	54.3%

A-2-10

Wells Fargo Commercial Mortgage Trust 2016-LC24

Annex A-2: Mortgage Pool Information

Mortgage Loans by Original Term to Maturity or ARD

				Weighted Average
Original Terms to Maturity or ARD (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
60	4	$45,882,851	4.4%	5.308%	55	356	1.92	x	12.2%	11.2%	66.3%	63.8%
120	86	997,941,413	95.5	4.447	118	358	2.00		11.8	11.1	62.2	53.9
125	1	1,534,000	0.1	4.890	115	0	1.86		9.7	9.5	65.0	65.0
Total/Weighted Average:	91	$1,045,358,264	100.0%	4.486%	116	358	2.00	x	11.8%	11.1%	62.4%	54.3%

A-2-11

Wells Fargo Commercial Mortgage Trust 2016-LC24

Annex A-2: Mortgage Pool Information

Range of Remaining Terms to Maturity or ARD as of the Cut-off Date

				Weighted Average
Range of Remaining Terms to Maturity or ARD (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
49 - 60	4	$45,882,851	4.4%	5.308%	55	356	1.92	x	12.2%	11.2%	66.3%	63.8%
61 - 120	87	$999,475,413	95.6%	4.448%	118	358	2.00	x	11.8%	11.1%	62.2%	53.9%
Total/Weighted Average:	91	$1,045,358,264	100.0%	4.486%	116	358	2.00	x	11.8%	11.1%	62.4%	54.3%

A-2-12

Wells Fargo Commercial Mortgage Trust 2016-LC24

Annex A-2: Mortgage Pool Information

Mortgage Loans by Original Amortization Term

				Weighted Average
Original Amortization Terms (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Non-Amortizing	16	$235,460,250	22.5%	4.276%	112	0	2.26	x	10.0%	9.6%	56.2%	56.2%
120	1	892,988	0.1	3.980	119	119	12.80		159.7	156.5	2.7	0.0
204	1	4,000,000	0.4	3.300	120	204	3.94		31.0	30.3	16.2	7.8
300	6	42,905,957	4.1	4.997	118	298	1.72		13.5	12.1	62.2	47.5
336	1	10,485,465	1.0	4.430	119	335	1.20		7.5	7.5	68.6	53.6
360	60	730,722,629	69.9	4.559	116	359	1.70		11.1	10.3	66.0	55.6
480	6	20,890,975	2.0	3.523	119	479	9.37		44.6	43.6	15.9	13.8
Total/Weighted Average:	91	$1,045,358,264	100.0%	4.486%	116	358	2.00	x	11.8%	11.1%	62.4%	54.3%

A-2-13

Wells Fargo Commercial Mortgage Trust 2016-LC24

Annex A-2: Mortgage Pool Information

Range of Remaining Amortization Terms as of the Cut-off Date(1)

				Weighted Average
Range of Remaining Amortization Terms (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Non-Amortizing	16	$235,460,250	22.5%	4.276%	112	0	2.26	x	10.0%	9.6%	56.2%	56.2%
119 - 120	1	892,988	0.1	3.980	119	119	12.80		159.7	156.5	2.7	0.0
181 - 240	1	4,000,000	0.4	3.300	120	204	3.94		31.0	30.3	16.2	7.8
241 - 300	6	42,905,957	4.1	4.997	118	298	1.72		13.5	12.1	62.2	47.5
301 - 360	61	741,208,094	70.9	4.557	116	359	1.70		11.1	10.3	66.0	55.6
421 - 480	6	20,890,975	2.0	3.523	119	479	9.37		44.6	43.6	15.9	13.8
Total/Weighted Average:	91	$1,045,358,264	100.0%	4.486%	116	358	2.00	x	11.8%	11.1%	62.4%	54.3%

(1)The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

A-2-14

Wells Fargo Commercial Mortgage Trust 2016-LC24

Annex A-2: Mortgage Pool Information

Mortgage Loans by Amortization Type

				Weighted Average
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Amortizing Balloon	48	$448,264,526	42.9%	4.512%	115	358	2.25	x	14.1%	13.1%	59.8%	48.6%
Interest-only, Amortizing Balloon	25	339,250,500	32.5	4.607	118	359	1.48		9.8	9.1	69.8	60.2
Interest-only, Balloon	9	171,068,000	16.4	4.190	114	0	2.55		11.1	10.6	50.4	50.4
Interest-only, ARD	7	64,392,250	6.2	4.505	108	0	1.49		6.9	6.8	71.3	71.3
Interest-only, Amortizing ARD	1	21,490,000	2.1	4.330	119	360	1.46		8.8	8.7	70.0	63.9
Fully Amortizing	1	892,988	0.1	3.980	119	119	12.80		159.7	156.5	2.7	0.0
Total/Weighted Average:	91	$1,045,358,264	100.0%	4.486%	116	358	2.00	x	11.8%	11.1%	62.4%	54.3%

A-2-15

Wells Fargo Commercial Mortgage Trust 2016-LC24

Annex A-2: Mortgage Pool Information

Mortgage Loans by Loan Purpose

				Weighted Average
Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Refinance	63	$743,350,311	71.1%	4.456%	117	358	2.08	x	12.4%	11.7%	62.3%	53.3%
Acquisition	26	258,489,824	24.7	4.634	114	357	1.61		10.0	9.2	65.9	59.4
Recapitalization	1	35,000,000	3.3	3.744	118	0	3.28		12.9	12.4	34.8	34.8
Acquisition/Refinance	1	8,518,128	0.8	5.617	52	352	1.50		11.1	10.4	74.4	69.8
Total/Weighted Average:	91	$1,045,358,264	100.0%	4.486%	116	358	2.00	x	11.8%	11.1%	62.4%	54.3%

A-2-16

Wells Fargo Commercial Mortgage Trust 2016-LC24

Annex A-2: Mortgage Pool Information

Mortgage Loans by Lockbox Type

				Weighted Average
Type of Lockbox	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity or ARD (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon or ARD LTV (%)
Springing	43	$511,330,179	48.9%	4.604%	116	358	1.53	x	9.9%	9.2%	68.5%	58.5%
Hard/Upfront Cash Management	16	249,853,843	23.9	4.467	111	358	1.70		9.6	8.9	66.4	60.2
Hard/Springing Cash Management	9	118,830,965	11.4	4.529	118	339	2.22		13.0	11.9	55.2	46.0
None	20	118,043,276	11.3	3.967	118	374	4.45		23.9	23.3	35.2	30.9
Soft/Upfront Cash Management	2	41,300,000	4.0	4.488	117	360	2.02		10.0	9.8	59.7	57.3
Soft/Springing Cash Management	1	6,000,000	0.6	4.510	120	360	1.47		9.8	9.0	74.1	63.3
Total/Weighted Average:	91	$1,045,358,264	100.0%	4.486%	116	358	2.00	x	11.8%	11.1%	62.4%	54.3%

A-2-17

Wells Fargo Commercial Mortgage Trust 2016-LC24

Annex A-2: Mortgage Pool Information

Mortgage Loans by Escrow Type

	Initial			Monthly			Springing
Type of Escrow	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
Tax Escrow	67	$847,184,038	81.0%	70	$870,166,838	83.2%	21	$178,451,705	17.1%
Insurance Escrow	49	$500,810,799	47.9%	51	$515,344,799	49.3%	40	$530,013,464	50.7%
Replacement Reserve	11	$112,351,022	10.7%	56	$721,475,814	69.0%	12	$189,159,670	18.1%
TI/LC Reserve(1)	20	$267,136,656	50.7%	30	$353,770,359	67.2%	8	$201,485,145	38.3%

(1)The percentage of Cut-off Date Pool Balance for loans with TI/LC reserves is based on the aggregate principal balance of loans secured in whole or in part by office, retail, industrial and mixed-use properties.

A-2-18

Wells Fargo Commercial Mortgage Trust 2016-LC24

Annex A-2: Mortgage Pool Information

Percentage of Mortgage Pool by Prepayment Restriction(1)(2)

	September	September	September	September	September	September	September	September	September	September	September
Prepayment Restriction	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026
Locked Out	90.08%	90.11%	11.59%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Defeasance	0.00	0.00	66.43	66.29	64.49	66.49	66.33	66.16	65.96	62.28	0.00
Yield Maintenance	9.92	9.89	21.98	33.71	32.90	33.51	33.67	33.84	34.04	33.90	0.00
Prepayment Premium	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Open	0.00	0.00	0.00	0.00	2.61	0.00	0.00	0.00	0.00	3.81	0.00
Total:	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%

Mortgage Pool Balance
Outstanding (in millions)	$1,045.36	$1,037.85	$1,028.05	$1,016.86	$1,003.97	$946.06	$931.12	$915.48	$899.21	$882.09	$0.00

Percent of Aggregate
Cut-off Date Pool Balance	100.00%	99.28%	98.34%	97.27%	96.04%	90.50%	89.07%	87.58%	86.02%	84.38%	0.00%

(1) Prepayment provisions in effect as a percentage of outstanding Mortgage Loan balances as of the indicated date assuming no prepayments on the Mortgage Loans, if any.

(2) Assumes yield maintenance for each Mortgage Loan with the option to defease or pay yield maintenance.

A-2-19

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-3

SUMMARIES OF FIFTEEN LARGEST MORTGAGE LOANS

A-3-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-2

CENTRAL PARK RETAIL

OLD NAVY

HOBBY LOBBY

95
119,000 VPD (combined)
95

five BELoW

woman
DRESSBARN

A-3-3

CENTRAL PARK RETAIL

FALL HILL AVENUE / ROUTE 639
Wegmans
Capital One
Walmart
DSW
SLEEPY'S
verizon
CORPORATE CENTER
Bank of America
ULTA
Office DEPOT
KOHL'S
Bassett
BEST BUY
FIVE GUYS
FIVE BELOW
HOBBY LOBBY
dressbarn
buy buy BABY
MATTRESS DISCOUNTERS
Bank of America
NTB
OLD NAVY
BARNES & NOBLE
PETSMART
LOWE'S
95
CENTRAL PARK BOULEVARD
SPORTS & HEALTH
CARL D. SILVER PKWY
FREDERICKSBURG HOSPITALITY HOUSE
Patient First
Toys R Us
Pier 1 imports
AAA
IHOP
PLANK ROAD / ROUTE 3
N
Anchor
Non Anchor / In-line
Vacant
Corporate Center (Not Part of Collateral)
Collateral
Not Part of Collateral

A-3-4

CENTRAL PARK RETAIL

Central Park Retail
1541 Carl D Silver Parkway
Fredericksburg, VA 22401
FREDERICKSBURG
Washington, DC
48 miles
Richmond
55 miles
STAFFORD
COUNTY
SPOTSYLVANIA
COUNTY
Falmouth
Brookfield
Little Falls
Chancellorsville
Bellvue
Leavells
Downtown
Fredericksburg
Plantation
Crossing
Riverside
Center Dinner
Theatre
Fredericksburg
Expo and
Conference
Center
Mary
Washington
Hospital
Fredericksburg
Shopping
Center
Historic Port of
Falmouth Park
John Lee
Pratt Mem.
Park
Chatham
Manor
Kenmore
University
of Mary
Washington
Battleground
Athletic
Complex
Fredericksburg
and Spotsylvania
Natl. Military Park
Spotsylvania
Towne Centre
Greenbrier
Shopping
Center
Alum
Spring Park
Dixon
Park
Fredericksburg
Fair
Fredericksburg
Fieldhouse
Shannon
Airport
Fredericksburg
Country
Club
SPOTSYLVANIA
COUNTY BATTLEFIELD
NATL. MILITARY PARK
Cannon
Ridge
Golf Course
Motts Run
Reservoir
Loriella
Park
Lee's
Hill
Golf Club
Southpoint
Shoppes
Rappahannock River
VRE / AMTRAK
LEELAND
ROAD
Leeland Rd
Deacon Rd
White Oak Rd
Cool Spgs Rd
Ferry Rd
Kings Hwy
Tidewater Trail
Benchmark Rd
Mine Rd
Lansdowne Rd
Lafayette Blvd
Jefferson Davis Hwy
Blue and Gray Pkwy
Hanover St
Pitt St
Sophia St
Forbes St
Truslow Rd
Plantation Dr
Far Hill Ave
Cowan Blvd
Carl D. Silver Pkwy
Central Park
Bragg Rd
Plank Rd
Gateway Blvd
Idlewild Blvd
River Rd
Harrison Rd
Salem Church Rd
Leavells Rd
Courthouse Rd
FREDERICKSBURG
95
1
17
3
607
208
BALTIMORE
WASHINGTON DC
MARYLAND
WEST
VIRGINIA
VIRGINIA
RICHMOND
NORFOLK
VIRGINIA
BEACH
NORTH CAROLINA
Chesapeake
Bay
Atlantic
Ocean
DEL.
NJ
Frederick
Towson
Winchester
Leesburg
Rockville
Columbia
Front
Royal
Arlington
Alexandria
Annapolis
Dover
Culpeper
Fredericksburg
Harrisonburg
Staunton
Waynesboro
Charlottesville
St. Charles
Cambridge
Salisbury
Lexington
Park
Glen
Allen
Laurel
Mechanicsville
Tuckahoe
Lynchburg
Chester
Petersburg
Hopewell
Williamsburg
Newport
News
Hampton
Portsmouth
Chesapeake
Suffolk
South
Boston

A-3-5

No. 1 - Central Park Retail

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
				Property Type:	Retail
Original Principal Balance(1):	$70,000,000			Specific Property Type:	Anchored
Cut-off Date Balance(1):	$70,000,000			Location:	Fredericksburg, VA
% of Initial Pool Balance:	6.7%			Size:	441,907 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$203.66
Borrower Name:	Central Park Retail, LLC			Year Built/Renovated:	1966/2014
Sponsor:	Gary D. Rappaport			Title Vesting:	Fee
Mortgage Rate:	4.380%			Property Manager:	Self-managed
Note Date:	August 5, 2016			4th Most Recent Occupancy (As of):	95.2% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	94.0% (12/31/2013)
Maturity Date:	September 1, 2026			2nd Most Recent Occupancy (As of):	92.8% (12/31/2014)
IO Period:	0 months			Most Recent Occupancy (As of):	90.4% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of)(3):	95.7% (7/22/2016)
Seasoning:	0 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$7,397,218 (12/31/2013)
Call Protection:	L(24),D(92),O(4)			3rd Most Recent NOI (As of):	$7,395,577 (12/31/2014)
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI (As of):	$7,303,906 (12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$7,307,782 (TTM 6/30/2016)
Additional Debt Type(1):	Pari Passu

				U/W Revenues:	$9,474,343
				U/W Expenses:	$1,715,283
				U/W NOI:	$7,759,060
Escrows and Reserves(2):				U/W NCF:	$7,116,672
				U/W NOI DSCR(1):	1.44x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	1.32x
Taxes	$278,383	$55,677	NAP	U/W NOI Debt Yield(1):	8.6%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield(1):	7.9%
Replacement Reserves	$0	$11,807	NAP	As-Is Appraised Value:	$121,000,000
TI/LC Reserve	$0	$36,898	$1,328,340	As-Is Appraisal Valuation Date:	June 1, 2016
Rent Concession Reserve	$138,076	$0	NAP	Cut-off Date LTV Ratio(1):	74.4%
Outstanding TI/LC Reserve	$526,940	$0	NAP	LTV Ratio at Maturity or ARD(1):	59.9%

(1)	The Central Park Retail Whole Loan (as defined below), totaling $90,000,000, is comprised of two pari passu notes (Notes A-1 and A-2). Note A-1, which represents the controlling interest in the Central Park Retail Whole Loan, had an original principal balance of $70,000,000, has an outstanding principal balance of $70,000,000 as of the Cut-off Date and will be contributed to the WFCM 2016-LC24 Trust. The non-controlling Note A-2 had an original principal balance of $20,000,000 and is expected to be contributed to a future trust. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Central Park Retail Whole Loan. The lender provides no assurances that any non-securitized pari passu note will not be split further.

(2)	See “Escrows” section.

(3)	As of July 22, 2016, the Central Park Retail Property was 91.0% occupied and 95.7% leased by 62 tenants.

The Mortgage Loan. The mortgage loan (the “Central Park Retail Mortgage Loan”) is part of a whole loan (the “Central Park Retail Whole Loan”) that is evidenced by two pari passu promissory notes (Note A-1 and Note A-2) secured by a first mortgage encumbering an anchored retail center located in Fredericksburg, Virginia (the “Central Park Retail Property”). The Central Park Retail Whole Loan was originated on August 5, 2016 by Wells Fargo Bank, National Association. The Central Park Retail Whole Loan had an original principal balance of $90,000,000, has an outstanding principal balance as of the Cut-off Date of $90,000,000 and accrues interest at an interest rate of 4.380% per annum. The Central Park Retail Whole Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule through the term of the Central Park Retail Mortgage Loan. The Central Park Retail Whole Loan matures on September 1, 2026.

Note A-1, which will be contributed to the WFCM 2016-LC24 Trust, had an original principal balance of $70,000,000, has an outstanding principal balance as of the Cut-off Date of $70,000,000 and represents the controlling interest in the Central Park Retail Whole Loan. The non-controlling Note A-2, which had an original principal balance of $20,000,000, referred to herein as the “Central Park Retail Companion Loan”, is expected to be contributed to a future securitization trust. The lender provides no assurances that any non-securitized pari passu note will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans—The Central Park Retail Whole Loan” in the Prospectus.

A-3-6

CENTRAL PARK RETAIL

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$70,000,000	WFCM 2016-LC24	Yes
A-2	$20,000,000	Wells Fargo Bank, National Association	No
Total	$90,000,000

Following the lockout period, the borrower has the right to defease the Central Park Retail Mortgage Loan in whole, but not in part, on any date before June 1, 2026. In addition, the Central Park Retail Mortgage Loan is prepayable without penalty on or after June 1, 2026.

Sources and Uses

Sources			Uses
Original whole loan amount	$90,000,000	97.5%	Loan payoff(1)	$90,451,700	98.0%
Sponsor’s new cash contribution	2,340,661	2.5	Reserves	943,399	1.0
			Closing costs	945,562	1.0
Total Sources	$92,340,661	100.0%	Total Uses	$92,340,661	100.0%

(1)	The Central Park Retail Property was previously securitized in the MLCFC 2006-4 transaction. The Central Park Retail Whole Loan was used to pay off a portion of the previous $125,000,000 mortgage loan, which also included debt secured by a 229,611 square foot office complex, which was refinanced separately. Approximately $90,451,770 of the previous $125,000,000 loan is allocated to the Central Park Retail Property.

The Property. The Central Park Shopping Center is a regional power center located in Fredericksburg, Virginia, approximately 53.7 miles southwest of Washington, D.C. that contains 2.5 million square feet of retail and office space, of which the 441,907 square feet of retail space (“Central Park Retail Property”, as defined above) serves as collateral for the Central Park Retail Whole Loan. The Central Park Retail Property is situated on a 48.4-acre parcel of land and is anchored by Office Depot and Hobby Lobby Stores. According to a third party geographic information provider, the Central Park Shopping Center is one of the largest power centers on the East Coast, and shadow anchors include Wal-Mart, Lowe’s, Target, Kohl’s, Regal Cinemas and Best Buy (all of which are not part of the collateral for the Central Park Retail Whole Loan). The Central Park Retail Property consists of a 29 single-story buildings and contains 2,837 parking spaces, resulting in a parking ratio of 6.4 spaces per 1,000 square feet of rentable area. The majority of the Central Park Retail Property is located along Carl D Silver Parkway, which serves as the backbone for the Central Park Shopping Center. This portion of the collateral is located in the heart of the Central Park Shopping Center and benefits from visibility and accessibility, being completely surrounded by roadways and shadow anchor tenancies on all four sides. Five buildings, representing 45,300 square feet (10.3% of net rentable area) are located in a retail area known as Waverly Village, which is located 0.3 miles southwest, across Plank Road (Route 3), from the Central Park Shopping Center and adjacent to the Spotsylvania Towne Center, an approximate 1.6 million square foot super-regional mall anchored by Macy’s, JCPenney, Sears, Dick’s Sporting Goods, Costco and Belk.

The Central Park Retail Property has benefited from positive leasing momentum, with a total of 117,247 square feet (26.5% of net rentable area) having either signed or renewed occupancy in 2015 and 2016. Tenants representing 51.1% of the underwritten base rent have been in occupancy at the Central Park Retail Property for over 10 years. Over the past eight years, the Central Park Retail Property has averaged 92.1% occupancy, with an average annual occupancy of at least 86.4%. As of July 22, 2016, the Central Park Retail Property was 91.0% occupied and 95.7% leased by 62 tenants subject to 63 leases. Skyzone has a fully executed lease for 20,930 square feet (4.7% of net rentable area) at the Central Park Retail Property but is still undergoing build-out of their space and is expected to take occupancy in November 2016.

As of April 2016, 15 tenants, representing approximately 77,728 square feet (17.6% of net rentable area) reported at least two full prior years of comparable sales (along with a trailing 12-month period ending in 2016). These tenants, along with the two anchor tenants, exhibited average trailing 12-month sales of $229 PSF with an average occupancy cost of 14.2%. Comparable year-over-year sales increased 1.8% from 2014 to 2015, and 1.4% from 2015 to the trailing 12-month period ending in 2016.

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CENTRAL PARK RETAIL

The following table presents certain information relating to the tenancy at the Central Park Retail Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF	Occupancy Cost	Lease Expiration Date

Anchor Tenant – Not Part of Collateral
Wal-Mart	AA/Aa2/AA	230,000		SHADOW ANCHOR – NOT PART OF THE COLLATERAL
Lowe’s	NR/A3/A-	185,000		SHADOW ANCHOR – NOT PART OF THE COLLATERAL
Target	A-/A2/A	117,000		SHADOW ANCHOR – NOT PART OF THE COLLATERAL
Kohl’s	BBB/Baa2/BBB	86,000		SHADOW ANCHOR – NOT PART OF THE COLLATERAL
Regal Cinemas	B+/B1/B+	51,000		SHADOW ANCHOR – NOT PART OF THE COLLATERAL
Best Buy	BBB-/Baa1/BBB-	46,000		SHADOW ANCHOR – NOT PART OF THE COLLATERAL

Anchor Tenants
Office Depot	NR/B1/B-	29,887	6.8%	$16.40	$490,200	5.9%	$143(3)	12.4%(3)	12/31/2017(4)
Hobby Lobby Stores	NR/NR/NR	53,459	12.1%	$8.50	$454,402	5.5%	$115(5)	8.5%(5)	10/31/2021(6)
Total Anchor Tenants		83,346	18.9%	$11.33	$944,602	11.4%

Major Tenants
Sports & Health	NR/NR/NR	29,000	6.6%	$13.50	$391,500	4.7%	NAV	NAV	12/31/2020(7)
Mattress Discounters	NR/NR/NR	15,700(8)	3.6%	$23.00(8)	$361,040(8)	4.4%	NAV	NAV	Various(8)
Party City	NR/NR/NR	12,000	2.7%	$22.48	$269,746	3.3%	NAV	NAV	7/31/2019
Old Navy	BB+/Baa2/BB+	15,002	3.4%	$17.60	$264,035	3.2%	$322(9)	6.3%(9)	9/30/2018(10)
Pier 1 Imports	NR/NR/B+	9,013	2.0%	$29.01	$261,464	3.2%	NAV	NAV	2/28/2019
Verizon Wireless	A-/Baa1/BBB+	11,000	2.5%	$22.00	$242,004	2.9%	NAV	NAV	3/31/2020(11)(12)
Patient First	NR/NR/NR	7,502	1.7%	$32.26	$242,000	2.9%	NAV	NAV	3/31/2020(13)
Total Major Tenants		99,217	22.5%	$20.48	$2,031,789	24.5%

Non-Major Tenants		240,489	54.4%	$22.06	$5,305,118	64.1%

Occupied Collateral Total		423,052	95.7%(14)	$19.58	$8,281,509	100.0%

Vacant Space		18,855	4.3%

Collateral Total		441,907	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through December 2017 totaling $37,261.

(3)	Office Depot sales and occupancy costs are based on the trailing 12-month period ending December 31, 2015.

(4)	Office Depot has three, five-year lease extension options.

(5)	Hobby Lobby Stores sales and occupancy costs are based on the trailing 12-month period ending October 31, 2015.

(6)	Hobby Lobby Stores has two, five-year lease extension options.

(7)	Sports & Health has the right to terminate its lease at any time after January 1, 2019 with a minimum of 6 months’ notice.

(8)	Mattress Discounters leases multiple suites under multiple leases with 11,700 square feet (2.6% of the net rentable area) within the Central Park Shopping Center expiring January 31, 2018 and 4,000 square feet (0.9% of the net rentable area) within Waverly Village expiring on February 28, 2021.

(9)	Old Navy sales and occupancy costs are based on the trailing 12-month period ending April 30, 2016.

(10)	Old Navy has two, five-year lease extension options.

(11)	Verizon Wireless has a one time option to terminate its lease effective March 31, 2017 with notice required by October 1, 2016 along with the payment of a termination fee of approximately $121,002.

(12)	Verizon Wireless has two, five-year lease extension options.

(13)	Patient First has six, five-year lease extension options.

(14)	As of July 22, 2016, the Central Park Retail Property was 91.0% occupied and 95.7% leased. Skyzone has a fully executed lease for 20,930 square feet (4.7% of net rentable area) at the Central Park Retail Property but is still undergoing build-out of its space and is expected to take occupancy in November 2016.

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CENTRAL PARK RETAIL

The following table presents certain information relating to the historical sales and occupancy costs at the Central Park Retail Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2014	2015	TTM 4/30/2016	Current Occupancy Cost
Office Depot	$139	$143(2)	$143(2)	12.4%(2)
Hobby Lobby Stores	$108	$115(3)	$115(3)	8.5%(3)
Old Navy	$335	$328	$322	6.3%
Ann Taylor Loft	$306	$308	$304	11.9%
Dress Barn Inc.	$160	$156	$159	15.5%
Noodles & Company	$427	$452	$467	11.4%
The Melting Pot	$216	$228	$228	10.0%
Lane Byrant	$252	$257	$258	10.9%
Kirkland’s	$237	$249	$250	9.7%
Shane’s Rib Shack	$389	$362	$347(4)	8.0%(4)
Sleepys	$104	$139	$150	22.6%
Catherines Inc.	$146	$146	$150	16.0%

Total Comparable Sales(5)	$222	$226	$229
Occupancy Costs(5)(6)	14.9%	14.6%	14.2%

(1)	Historical Sales (PSF) and Occupancy Costs were provided by the borrower. Current Occupancy Cost is based on the most recent available Historical Sales.

(2)	Office Depot sales and occupancy costs are based on the trailing 12-month period ending December 31, 2015.

(3)	Hobby Lobby Stores sales and occupancy costs are based on the trailing 12-month period ending October 31, 2015.

(4)	Shane’s Rib Shack sales are based on the trailing 12-month period ending February 28, 2016.

(5)	Represents the 15 tenants, comprising approximately 77,728 square feet (17.6% of net rentable area), that reported at least two full prior years of comparable sales and a trailing 12-month period ending in 2016, along with the two anchor tenants at the Central Park Retail Property.

(6)	Occupancy Costs are based on the Annual U/W Base Rent and reimbursements and historical sales.

The following table presents certain information relating to the lease rollover schedule at the Central Park Retail Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	1	2,000	0.5%	2,000	0.5%	$14,000	0.2%	$7.00
2016	0	0	0.0%	2,000	0.5%	$0	0.0%	$0.00
2017	6	47,250	10.7%	49,250	11.1%	$1,026,585	12.4%	$21.73
2018	7	53,488	12.1%	102,738	23.2%	$1,105,948	13.4%	$20.68
2019	14	59,577	13.5%	162,315	36.7%	$1,559,914	18.8%	$26.18
2020	9	71,486	16.2%	233,801	52.9%	$1,476,613	17.8%	$20.66
2021	7	78,159	17.7%	311,960	70.6%	$1,048,094	12.7%	$13.41
2022	4	18,483	4.2%	330,443	74.8%	$469,011	5.7%	$25.38
2023	7	29,979	6.8%	360,422	81.6%	$686,354	8.3%	$22.89
2024	3	10,800	2.4%	371,222	84.0%	$254,110	3.1%	$23.53
2025	2	9,200	2.1%	380,422	86.1%	$177,300	2.1%	$19.27
2026	3	42,630	9.6%	423,052	95.7%	$463,579	5.6%	$10.87
Thereafter	0	0	0.0%	423,052	95.7%	$0	0.0%	$0.00
Vacant	0	18,855	4.3%	441,907	100.0%	$0	0.0%	$0.00
Total/Weighted Average	63(4)	441,907	100.0%			$8,281,509	100.0%	$19.58

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

(4)	There are 62 tenants subject to 63 leases at the Central Park Retail Property.

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CENTRAL PARK RETAIL

The following table presents historical occupancy percentages at the Central Park Retail Property:

Historical Occupancy

12/31/2010(1)	12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	7/22/2016(2)(3)
93.4%	91.2%	95.2%	94.0%	92.8%	90.4%	95.7%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

(3)	As of July 22, 2016, the Central Park Retail Property was 91.0% occupied and 95.7% leased by 62 tenants.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Central Park Retail Property:

Cash Flow Analysis

	2013	2014	2015	TTM 6/30/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$7,807,330	$7,955,152	$7,753,235	$7,759,387	$8,281,509(1)	87.4%	$18.74
Grossed Up Vacant Space	0	0	0	0	454,684	4.8	1.03
Percentage Rent	70,970	13,821	0	0	0	0.0	0.00
Total Reimbursables	932,000	930,523	1,101,723	1,119,845	1,164,834	12.3	2.64
Other Income	24,240	22,877	38,443	21,969	28,000	0.3	0.06
Less Vacancy & Credit Loss	0	0	0	0	(454,684)(2)	(4.8)	(1.03)
Effective Gross Income	$8,834,540	$8,922,373	$8,893,401	$8,901,201	$9,474,343	100.0%	$21.44

Total Operating Expenses	$1,437,322	$1,526,796	$1,589,495	$1,593,420	$1,715,283	18.1%	$3.88

Net Operating Income	$7,397,218	$7,395,577	$7,303,906	$7,307,782	$7,759,060	81.9%	$17.56
TI/LC	0	0	0	0	501,167	5.3	1.13
Capital Expenditures	0	0	0	0	141,221	1.5	0.32
Net Cash Flow	$7,397,218	$7,395,577	$7,303,906	$7,307,782	$7,116,672	75.1%	$16.10

NOI DSCR(3)	1.37x	1.37x	1.35x	1.35x	1.44x
NCF DSCR(3)	1.37x	1.37x	1.35x	1.35x	1.32x
NOI DY(3)	8.2%	8.2%	8.1%	8.1%	8.6%
NCF DY(3)	8.2%	8.2%	8.1%	8.1%	7.9%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through December 2017 totaling $37,261.

(2)	The underwritten economic vacancy is 5.2%. The Central Park Retail Property was 95.7% leased and 91.0% physically occupied as of July 22, 2016.

(3)	The debt service coverage ratios and debt yields are based on the Central Park Retail Whole Loan.

Appraisal. As of the appraisal valuation date of June 1, 2016, the Central Park Retail Property had an “as-is” appraised value of $121,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated June 8, 2016, there was no evidence of any recognized environmental conditions at the Central Park Retail Property.

Market Overview and Competition. The Central Park Retail Property is located in Fredericksburg, Virginia, approximately 53.7 miles southwest of Washington D.C and approximately 57.3 miles north of Richmond, Virginia. The Fredericksburg region, which includes the city of Fredericksburg and the counties of Caroline, King George, Spotsylvania, and Stafford, has been the fastest growing region in Virginia for the past 8 years. Additionally, with a population growth of over 16.2% between 2010 and 2014, Fredericksburg represents the sixth fastest growing area in the U.S. According to the appraisal, the employment character of Fredericksburg indicates a predominantly middle- to upper-income employment profile, with a 2016 average household income within a three- and five-mile radius of the Central Park Retail Property of $78,981 and $89,158, respectively, with the majority of the population holding government, business services and retail related jobs. According to the appraisal, the 2016 population within a three- and five-mile radius are 44,793 and 123,928, respectively. According to a third party market research report, the Central Park Retail Property is located within the Fredericksburg City retail submarket, which as of the second quarter of 2016 had a total inventory of approximately 5.1 million square feet with a vacancy rate of 5.2%, down from 8.3% as of the second quarter 2009. The Fredericksburg City retail submarket has averaged a vacancy rate of 4.5% over the past 10 years. Additionally, within a 1-mile radius of the Central Park Retail Property, the retail vacancy rate is 3.0% and has averaged 2.8% over the past 5 years. As of the second quarter of 2016, the average retail asking rent was $15.44 per square foot on a triple-net basis.

The Central Park Retail Property is located within a retail corridor in Northern Virginia and benefits from exposure along both Interstate-95, a six-lane highway just east of the Central Park Retail Property, and Plank Road (Route 3), a six-lane road just south of the Central Park Retail Property. Plank Road has a daily traffic count of 90,684 and I-95 has a daily traffic count of 144,375. The I-95 and Route 3 Interchange is currently undergoing a roadway improvement project that will increase accessibly to the Central Park Shopping Center by adding additional lanes and signalized intersections. The interchange improvement project has an estimated cost of $21.0 million with an anticipated completion in Fall 2018. Immediately north of the Central Park Retail Property is Celebrate Virginia, a 2,400-acre mixed use development featuring the 116,000 square foot Fredericksburg Expo & Conference Center, a multi-

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CENTRAL PARK RETAIL

purpose facility which hosts over 250 events annually; three hotels (a 148-room Hilton Garden Inn, a 122-room Hampton Inn & Suites and a 124-room Homewood Suites by Hilton); 1,200 residences and the Cannon Ridge Golf Club. Bordering the Central Park Retail Property to the south is the Spotsylvania Towne Center, an approximately 1.6 million square foot super-regional mall anchored by Macy’s, JCPenney, Sears, Dick’s Sporting Goods, Costco and Belk. The Spotsylvania Towne Center is a prominent demand driver to the immediate area, drawing from a trade area population of 628,836 with an average income of $112,675.

The following table presents certain information relating to comparable properties to the Central Park Retail Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Anchor Tenants	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date / Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Dulles Landing Chantilly, VA	2015/NAP	TJ Maxx, Home Goods, Ross Dress for Less, Dick’s Sporting Goods, Michaels	429,415	85%	58.3 miles	Michaels	March 2016 / 10 Yrs	21,080	$16.00	NNN
Dulles Landing Chantilly, VA	2015/ NAP	TJ Maxx, Home Goods, Ross Dress for Less, Dick’s Sporting Goods, Michaels	429,415	85%	58.3 miles	TJ Maxx	March 2016 / 10 Yrs	25,000	$13.25	NNN
Dulles Landing Chantilly, VA	2015/ NAP	TJ Maxx, Home Goods, Ross Dress for Less, Dick’s Sporting Goods, Michaels	429,415	85%	58.3 miles	Dicks Sporting Goods	March 2016 / 10 Yrs	45,000	$11.50	NNN
The Shops at Waldorf Waldorf, MD	1987/NAP	hhgregg, Michaels, LA Fitness	496,071	90%	56.3 miles	LA Fitness	June 2015 / 12 Yrs	30,253	$19.00	NNN
Plaza America Reston, VA	1995/NAP	Whole, Michael’s CVS	165,000	92%	55.8 miles	Whole Foods	March 2014 / 15 Yrs	25,000	$29.00	NNN

(1)	Information obtained from the appraisal, a third party market report and underwritten rent roll.

(2)	As of July 22, 2016, the Central Park Retail Property was 91.0% occupied and 95.7% leased. Skyzone has a fully executed lease for 20,930 square feet (4.7% of net rentable area) at the Central Park Retail Property but is still undergoing build-out of its space and is expected to take occupancy in November 2016.

The Borrower. The borrower is Central Park Retail, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Central Park Retail Whole Loan. Gary D. Rappaport and The Gary D. Rappaport Revocable Trust are the guarantors of certain nonrecourse carveouts under the Central Park Retail Whole Loan.

The Sponsor. The sponsor is Gary D. Rappaport, CEO of Rappaport Companies, a retail real estate company he founded in 1984. Rappaport Companies provides leasing, tenant representation, management and development services for more than 14 million square feet. Rappaport Company’s portfolio includes more than 45 shopping centers and ground floor retail in approximately 100 mixed-use properties, both residential and office, located primarily throughout the mid-Atlantic region. Rappaport Companies and affiliates were subject to an indirect, minority-interest foreclosure proceeding in 2009. See “Description of the Mortgage Pool – Certain Terms of the Mortgage Loans—Non-Recourse Obligations” and “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

Escrows. The loan documents provide for upfront reserves in the amount of $278,383 for real estate taxes, $526,940 for outstanding TI/LC reserves for Skyzone ($284,962), Comcast ($178,980), The Cellular Connection ($38,998) and Ancient Kabob House ($24,000) and $138,076 for outstanding rent concessions for Skyzone ($62,720), Occasions by M&K ($29,878), Veterinary Emergency Center ($15,254), Comcast ($12,856), Potbelly ($6,602), iCare Optometry ($6,512) and Ancient Kabob House ($4,255).

The loan documents require monthly deposits of $55,677 for real estate taxes, $11,807 for replacement reserves and $36,898 for tenant improvements and leasing commissions (subject to a cap of $1,328,340 as long as no event of default has occurred and is continuing and the debt service coverage ratio is at least 1.20x). The loan documents do not require monthly escrows for insurance provided (i) no event of default has occurred and is continuing; (ii) the insurance required to be maintained by the borrower is maintained pursuant to one or more blanket insurance policies approved by the lender; (iii) the borrower provides the lender with timely proof of payment of insurance premiums; and (iv) the borrower provides evidence of renewal of insurance policies.

Lockbox and Cash Management. The Central Park Retail Whole Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct the tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or property manager be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess funds on deposit in the lockbox account are disbursed to the borrower. During a Cash Trap Event Period, all excess funds are required to be swept to a lender-controlled cash management account.

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CENTRAL PARK RETAIL

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default and (ii) the debt service coverage ratio falling below 1.15x at the end of any calendar quarter. A Cash Trap Event Period will be cured, with regard to clause (i), upon the cure of such event of default; and with regard to clause (ii), upon the debt service coverage ratio being equal to or greater than 1.20x for two consecutive calendar quarters.

Property Management. The Central Park Retail Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the Central Park Retail Property, provided that certain other conditions are satisfied, including, but not limited to: (i) no event of default has occurred and is continuing; (ii) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-LC24 Certificates and similar confirmations from each rating agency rating any securities backed by the Central Park Retail Companion Loan with respect to the ratings of such securities.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Central Park Retail Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

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A-3-13

GREEN VALLEY PORTFOLIO

A-3-14

GREEN VALLEY PORTFOLIO

Marshall
Jackson
Ann Arbor
DETROIT
WINDSOR
Taylor
ONTARIO
MICHIGAN
Coldwater
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Angola
TOLEDO
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FORT WAYNE
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Conneaut
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AKRON
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Green
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Salem
Columbiana

Green Valley Portfolio	
1 Birchwood Manor	Ravenna, OH
2 Brookfield Acres	Brookfield, OH
3 Country Estates	Lima, OH
4 Country Village	Orange City, FL
5 Crestwood Estates	Lima, OH
6 Highland Estates	Findlay, OH
7 Pinewood Estates	Barnegat, NJ

Mount Laurel
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OCALA NATIONAL FOREST
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Edgewater
Orange City
Deltona
De Bary
FLORIDA
Oak Hill
Lake Monroe
Mount Plymouth
Sanford
Heathrow
Lake Mary
Apopka
Winter Springs
Longwood
Casselberry
Altamonte Springs
Forest City
Mims
Oviedo
Lake Apopka
Lockhart
Winter Park
Ocoee
Fairview Shores
Pine Hills
Winter Garden
ORLANDO
Union Park
Titusville

A-3-15

No. 2 – Green Valley Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Portfolio
				Property Type:	Manufactured Housing Community
Original Principal Balance:	$58,750,000			Specific Property Type:	Manufactured Housing Community
Cut-off Date Balance:	$58,750,000			Location:	Various – See Table
% of Initial Pool Balance:	5.6%			Size:	2,042 Pads
Loan Purpose:	Refinance			Cut-off Date Balance Per Pad:	$28,771
Borrower Names(1):	Various			Year Built/Renovated:	Various – See Table
Sponsor:	Ross H. Partrich			Title Vesting:	Fee
Mortgage Rate:	4.586%			Property Manager:	Self-managed
Note Date:	May 11, 2016			4th Most Recent Occupancy (As of):	91.0% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	90.8% (12/31/2013)
Maturity Date:	June 6, 2026			2nd Most Recent Occupancy (As of):	90.4%(12/31/2014)
IO Period:	12 months			Most Recent Occupancy (As of):	90.0% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of) :	89.1% (4/20/2016)
Seasoning:	3 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$4,731,969 (12/31/2013)
Call Protection:	L(27),D(89),O(4)			3rd Most Recent NOI (As of):	$4,772,817 (12/31/2014)
Lockbox Type:	Springing			2nd Most Recent NOI (As of):	$4,754,223 (12/31/2015)
Additional Debt(2):	Yes			Most Recent NOI (As of):	$4,714,508 (TTM 3/31/2016)
Additional Debt Type(2):	Future Mezzanine
				U/W Revenues:	$7,876,585
				U/W Expenses:	$2,921,435
				U/W NOI:	$4,955,150
				U/W NCF:	$4,853,050
				U/W NOI DSCR:	1.37x
Escrows and Reserves(3):				U/W NCF DSCR:	1.34x
				U/W NOI Debt Yield:	8.4%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.3%
Taxes	$341,218	$56,870	NAP	As-Is Appraised Value:	$81,680,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Dates:	Various
Replacement Reserves	$0	$8,508	$408,400	Cut-off Date LTV Ratio:	71.9%
Deferred Maintenance	$399,526	$0	NAP	LTV Ratio at Maturity or ARD:	60.0%

(1)	See “The Borrowers” section.
(2)	See “Subordinate and Mezzanine Indebtedness” section.

(3)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “Green Valley Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering seven manufactured housing community properties totaling 2,042 pads located in Ohio, Florida, and New Jersey (the “Green Valley Portfolio Properties”). The Green Valley Portfolio Mortgage Loan was originated on May 11, 2016 by Ladder Capital Finance LLC. The Green Valley Portfolio Mortgage Loan had an original principal balance of $58,750,000, has an outstanding principal balance as of the Cut-off Date of $58,750,000 and accrues interest at an interest rate of 4.586% per annum. The Green Valley Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 117 months as of the Cut-off Date and requires interest-only payments for the first 12 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Green Valley Portfolio Mortgage Loan matures on June 6, 2026.

Following the lockout period, the borrower has the right to defease the Green Valley Portfolio Mortgage Loan in whole or in part (see “Partial Release” section), on any due date before March 6, 2026. In addition, the Green Valley Portfolio Mortgage Loan is prepayable without penalty, on or after March 6, 2026.

A-3-16

GREEN VALLEY PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$58,750,000	100.0%	Loan payoff(1)	$38,247,597	65.1%
			Reserves	740,744	1.3
			Closing costs	1,430,093	2.4
			Return of equity	18,331,566	31.2
Total Sources	$58,750,000	100.0%	Total Uses	$58,750,000	100.0%

(1)	The Green Valley Portfolio Properties were previously securitized in the LBUBS 2006-C4 transaction.

The Properties. The Green Valley Portfolio Properties consist of seven manufactured housing community properties containing 2,042 pads located in Ohio (five properties), Florida (one property) and New Jersey (one property). The Green Valley Portfolio Properties were built between 1965 and 1991. The Green Valley Portfolio Properties range in size from 199 pad sites to 457 pad sites, with monthly rents ranging from $282 to $471. As of April 20, 2016, the Green Valley Portfolio Properties were 89.1% occupied.

Country Village – Orange City, FL (38.9% of Cut-off Date Balance)

Country Village is a class-A, age-restricted (55+) manufactured housing community consisting of 457 pads on 77.5 acres (5.9 pads per acre), built in 1991 and located in Orange City, Florida, approximately 29.1 miles northeast of Orlando, Florida. As of April 20, 2016, the Country Village mortgaged property was 92.3% occupied. There are 961 total parking spaces including 914 pad spaces (2.1 spaces per pad) and 47 visitor spaces. The Country Village mortgaged property has amenities such as an outdoor pool/jacuzzi, shuffleboard and bocce courts, RV storage, and two clubhouses with on-site leasing, fitness center, library and a game room.

Birchwood Manor – Ravenna, OH (21.4% of Cut-off Date Balance)

Birchwood Manor is a class-B, manufactured housing community consisting of 392 pads on 109.1 acres (3.6 pads per acre), built in two phases (1968 and 1992) and located in Ravenna, Ohio, approximately 30.6 miles southeast of Cleveland, Ohio and approximately 14.7 miles northeast of Akron, Ohio. As of April 20, 2016, the Birchwood Manor mortgaged property was 95.2% occupied. The Birchwood Manor mortgaged property features 784 parking spaces (2.0 spaces per pad), an outdoor basketball court and playground as well as on-site leasing.

Pinewood Estates – Barnegat, NJ (12.0% of Cut-off Date Balance)

Pinewood Estates is a class-B, age-restricted (55+) manufactured housing community consisting of 321 pads on 67.5 acres (4.8 pads per acre), built in 1967 and located in Barnegat, New Jersey, approximately 46.4 miles southeast of Philadelphia, Pennsylvania and approximately 11.0 miles northwest of Long Beach Island, New Jersey. As of April 20, 2016, the Pinewood Estates mortgaged property was 99.7% occupied. There are 692 parking spaces (2.2 spaces per pad) and facility amenities include a clubhouse, playground, and a swimming pool. The Pinewood Estates mortgaged property is subject to rent control, which limits rent increases to once per year in an amount not to exceed the annual CPI for the region.

Country Estates – Lima, OH (8.1% of Cut-off Date Balance)

Country Estates is a class-B, manufactured housing community consisting of 226 pads on 36.3 acres (6.2 pads per acre), built in 1975 and located in Lima, Ohio. As of April 20, 2016, the Country Estates mortgaged property was 82.7% occupied. The County Estates mortgaged property features 452 parking spaces (2.0 spaces per pad), on-site leasing, outdoor storage, a club house and an outdoor pool.

Crestwood Estates – Lima, OH (7.5% of Cut-off Date Balance)

Crestwood Estates is a class-B, manufactured housing community consisting of 199 pads on 34.9 acres (5.7 pads per acre), built in 1965 and located in Lima, Ohio, approximately 4.5 miles northwest of the Country Estates Property. Access to the property is provided by one curb cut along North Cable Rd. As of April 20, 2016, the Crestwood Estates mortgaged property was 88.9% occupied. The Crestwood Estates mortgaged property features 398 parking spaces (2.0 spaces per pad) and outdoor storage.

Brookfield Acres – Brookfield, OH (7.0% of Cut-off Date Balance)

Brookfield Acres is a class-B, manufactured housing community consisting of 232 pads on 78.7 acres (2.9 pads per acre), built in 1972 and located in Brookfield, Ohio. As of April 20, 2016, the Brookfield Acres mortgaged property was 81.5% occupied. The Brookfield Acres mortgaged property features 464 parking spaces (2.0 spaces per pad), outdoor storage, a clubhouse, and a pool.

Highland Estates – Findlay, OH (5.3% of Cut-off Date Balance)

Highland Estates is a class-B, manufactured housing community consisting of 215 pads on 43.5 acres (4.9 pads per acre), built in 1967 and located in Findlay, Ohio. As of April 20, 2016, the Highland Estates mortgaged property was 70.7% occupied. The Highland Estates mortgaged property features 430 parking spaces (2.0 spaces per pad), on-site leasing, outdoor storage, a club house, a playground, and an outdoor pool.

A-3-17

GREEN VALLEY PORTFOLIO

The following table presents certain information relating to the Green Valley Portfolio Properties:

Property Name	State	Allocated Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Occupancy	Year Built/ Renovated	Pads	Appraised Value	Allocated LTV
Country Village	FL	$22,840,000	38.9%	92.3%	1991/NAP	457	$31,750,000	71.9%
Birchwood Manor	OH	$12,550,000	21.4%	95.2%	1968/ NAP	392	$17,440,000	72.0%
Pinewood Estates	NJ	$7,030,000	12.0%	99.7%	1967/NAP	321	$9,770,000	72.0%
Country Estates	OH	$4,740,000	8.1%	82.7%	1975/ NAP	226	$6,590,000	71.9%
Crestwood Estates	OH	$4,390,000	7.5%	88.9%	1965/ NAP	199	$6,110,000	71.8%
Brookfield Acres	OH	$4,090,000	7.0%	81.5%	1972/NAP	232	$5,690,000	71.9%
Highland Estates	OH	$3,110,000	5.3%	70.7%	1967/NAP	215	$4,330,000	71.8%
Total/Weighted		$58,750,000	100.0%	89.1%		2,042	$81,680,000	71.9%

The following table presents historical occupancy percentages at the Green Valley Portfolio Properties:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	4/20/2016(2)
91.0%	90.8%	90.4%	90.0%	89.1%

(1) Information obtained from the borrower.
(2) Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Green Valley Portfolio Properties:

Cash Flow Analysis

	2013	2014	2015	TTM 3/31/2016	U/W	% of U/W Effective Gross Income	U/W $ per Pad
Base Rent	$7,274,372	$7,415,340	$7,527,908	$7,571,948	$7,793,921	99.0%	$3,817
Grossed Up Vacant Space	0	0	0	0	1,000,348	12.7	490
Other Income	81,780	77,851	79,053	82,664	82,664	1.0	40
Less Vacancy & Credit Loss	0	0	0	0	(1,000,348)(1)	(12.7)	(490)
Effective Gross Income	$7,356,152	$7,493,191	$7,606,961	$7,654,612	$7,876,585	100.0%	$3,857

Total Operating Expenses	$2,624,183	$2,720,374	$2,852,738	$2,940,104	$2,921,435	37.1%	$1,431

Net Operating Income	$4,731,969	$4,772,817	$4,754,223	$4,714,508	$4,955,150	62.9%	$2,427
Capital Expenditures	0	0	0	0	102,100	1.3	50
Net Cash Flow	$4,731,969	$4,772,817	$4,754,223	$4,714,508	$4,853,050	61.6%	$2,377

NOI DSCR	1.31x	1.32x	1.32x	1.31x	1.37x
NCF DSCR	1.31x	1.32x	1.32x	1.31x	1.34x
NOI DY	8.1%	8.1%	8.1%	8.0%	8.4%
NCF DY	8.1%	8.1%	8.1%	8.0%	8.3%

(1)	The underwritten economic vacancy is 11.4%. The Green Valley Portfolio Properties were 89.1% occupied as of April 20, 2016.

Appraisal. As of the appraisal valuation dates of April 19, 2016 and April 20, 2016, the Green Valley Portfolio Properties had an aggregate “as-is” appraised value of $81,680,000.

Environmental Matters. According to Phase I environmental assessments dated April 28, 2016 and April 29, 2016, there was no evidence of any recognized environmental conditions at the Green Valley Portfolio Properties.

Market Overview. The Green Valley Portfolio Properties are located across Ohio (5 properties), Florida (1 property), and New Jersey (1 property).

Orange City, FL

The Country Village mortgaged property is located in Volusia County in Orange City, Florida, which is approximately 29.1 miles northeast of Orlando, Florida. According to the appraisal, the Country Village mortgaged property is part of the Deltona/Daytona Beach metropolitan statistical area, which had an estimated 2015 population of 618,018. The estimated 2015 population within a one-, three- and five- mile radius of the Country Village mortgaged property was 3,521, 43,098, and 112,588, respectively, and the estimated 2015 average annual household income within the same radii was $53,729, $55,600, and $57,628 respectively. Since 2009, the Volusia County manufactured housing submarket vacancy has never been above 5.0%. The submarket vacancy for Volusia County was 4.0% as of April 2016, while the Country Village mortgaged property was 7.7% vacant as of April 20, 2016.

A-3-18

GREEN VALLEY PORTFOLIO

Ravenna, OH

The Birchwood Manor mortgaged property is located in Ravenna, Ohio, which is approximately 30.6 miles southeast of Cleveland, Ohio and 14.7 miles northeast of Akron, Ohio. According to the appraisal, the Birchwood Manor mortgaged property is in the Akron, Ohio metropolitan statistical area, which had an estimated 2015 population of 704,168 people. The estimated 2015 population within a one-, three-, and five- mile radius of the Birchwood Manor property was 1,575, 18,346, and 56,037, respectively, and the estimated 2015 average annual household income within the same radii was $55,401, $52,810, and $55,798, respectively. The Birchwood Manor property is located in the Portage, Ohio manufactured housing submarket, which reported a 9.0% vacancy as of April 2016, while the Birchwood Manor mortgaged property was 4.8% vacant as of April 20, 2016.

Barnegat, NJ

The Pinewood Estates mortgaged property is located is Barnegat, New Jersey, which is approximately 46.4 miles southeast of Philadelphia, Pennsylvania, approximately 11.0 miles northwest of Long Beach Island, New Jersey and part of the New York-Newark-Jersey City, NY-NJ-PA metropolitan statistical area. According to the appraisal, the Pinewood Estates mortgaged property is located in Ocean County, which had an estimated 2015 population of 589,096. The estimated 2015 population within a one-, three-, and five-mile radius of the Pinewood Estates property was 704, 14,879, and 39,021, respectively, and the estimated 2015 average annual household income within the same radii was $69,944, $82,155, and $84,938, respectively. The Pinewood Estates mortgaged property is located in the Ocean County manufactured housing submarket, which reported a 2.1% vacancy as of April 2016, while the Pinewood Estates mortgaged property was 0.3% vacant as of April 20, 2016.

Lima, OH

The Country Estates and Crestwood Estates mortgaged properties are located in Lima, Ohio of Allen County, which is within the Lima, Ohio metropolitan statistical area. According to the appraisal, Allen County had an estimated 2015 population of 104,510 people. The estimated 2015 population within a one-, three-, and five-mile radius of the Country Estates mortgaged property was 3,655, 36,553, and 60,276, respectively, and the estimated 2015 average annual household income within the same radii was $43,897, $40,933, and $46,928, respectively. The estimated 2015 population within a one-, three-, and five-mile radius of the Crestwood Estates mortgaged property was 7,370, 46,137, and 68,862, respectively, and the estimated 2015 average annual household income within the same radii was $45,468, $47,711, and $52,583, respectively. The Country Estates and Crestwood Estates mortgaged properties are located in the Lima manufactured housing submarket, which reported an 11.4% vacancy as of April 2016, while the Country Estates and Crestwood Estates mortgaged properties were 17.3% and 11.1% vacant, respectively, as of April 20, 2016.

Brookfield, OH

The Brookfield Acres mortgaged property is located in Brookfield, Ohio, which is part of the Youngstown-Warren-Boardman, Ohio metropolitan statistical area. According to the appraisal, the property is located in Trumbull County which had an estimated 2015 population of 203,238 people. The estimated 2015 population within a one-, three-, and five-mile radius of the Brookfield Acres mortgaged property was 797, 5,616, and 19,765 respectively, and the estimated 2015 average annual household income within the same radii was $61,445, $62,952, and $59,761, respectively. The Brookfield Acres mortgaged property is located in the Trumbull manufactured housing submarket, which reported an 11.7% vacancy as of April 2016, while the Brookfield Acres mortgaged property was 18.5% vacant as of April 20, 2016.

Findlay, OH

The Highland Estates mortgaged property is located in Findlay, Ohio, part of Hancock County, which, according to the appraisal, had an estimated 2015 total population of 75,234 people. The estimated 2015 population within a one-, three-, and five-mile radius of the Highland Estates mortgaged property was 6,073, 40,027, and 52,407, respectively, and the estimated 2015 average annual household income within the same radii was $47,044, $62,917, and $65,246, respectively. The Highland Estates mortgaged property is located in the Findlay manufactured housing submarket, which reported a 14.0% vacancy as of April 2016, while the Highland Estates mortgaged property was 29.3% vacant as of April 20, 2016.

The Borrowers. The borrowers are: Birchwood Manor Mobile Home Park, L.L.C; Brookfield Associates MHC, LLC; Crestwood Associates, LLC; Country Estates Associates, LLC; Highland Estates of Ohio, L.L.C.; Country Village Orange City Associates, LLC; and Pinewood Estates Associates, LLC, each a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Green Valley Portfolio Mortgage Loan. Ross H. Partrich is the guarantor of certain nonrecourse carve-outs under the Green Valley Portfolio Mortgage Loan.

The Sponsor. The sponsor is Ross H. Partrich, who is the key principal of RHP Properties (“RHP”). Mr. Partrich owns and manages a total of 224 communities with over 56,349 housing units and sites spanning 23 states, with a combined value of approximately $3.4 billion. RHP employs more than 900 professionals at their Farmington Hills, Michigan corporate headquarters, regional offices, and on-site management properties across the country. RHP is the second largest private owner of manufactured home communities in the country. The sponsor is also a sponsor under the mortgage loan identified on Annex A-1 to the Prospectus as Skyline Village (and further described on Annex A-3 to the Prospectus). The sponsor had prior deeds in lieu of foreclosure. For additional information on the sponsor, see “Description of the Mortgage Loans—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

Escrows. The loan documents provide for upfront reserves in the amount of $341,218 for real estate taxes and $399,526 for deferred maintenance. The loan documents also require monthly deposits in an amount equal to one-twelfth of the estimated annual real estate taxes, which currently equates to $56,870, and $8,508 for replacement reserves (capped at $408,400). The loan

A-3-19

GREEN VALLEY PORTFOLIO

documents do not require monthly escrows for insurance, provided that (i) the blanket policy is acceptable to the lender and (ii) the borrower provides the lender with evidence of payment five days prior to the due date.

Lockbox and Cash Management. Upon the occurrence and during the continuance of a Sweep Event Period (as defined below), the Green Valley Portfolio Mortgage Loan requires that the borrowers establish a lockbox account and the borrowers or property manager shall deposit all rents into such lockbox account and such funds will be swept to the cash management account. During a Sweep Event Period, all excess cash flow after payment of all sums due and payable under the loan documents and all operating expenses will be retained by the lender as additional collateral.

A “Sweep Event Period” will commence upon any of the following: (i) the occurrence and continuance of an event of default; (ii) the amortizing debt service coverage ratio falling below 1.05x for two consecutive calendar quarters; or (iii) the borrowers defaulting under the management agreement. A Sweep Event Period will be cured, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the amortizing debt service coverage ratio being equal to or greater than 1.15x for two consecutive calendar quarters; and with regard to clause (iii), upon the date the borrowers have entered into a replacement management agreement with a qualified manager or the date on which the applicable default has been satisfied to the lender’s satisfaction.

Property Management. The Green Valley Portfolio Properties are managed by an affiliate of the sponsor.

Assumption. The borrowers have the right to transfer the Green Valley Portfolio Properties provided that certain conditions are satisfied, including: (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength, and general business standing; and (iii) if required by the lender, a rating agency confirmation is obtained from Fitch, KBRA and Moody’s to the effect that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-LC24 Certificates.

Partial Release. Following the lockout period, the borrower is permitted to partially release any of the Green Valley Portfolio Properties in connection with a partial defeasance, subject to certain conditions including: (i) no event of default or Sweep Event Period has occurred and is continuing; (ii) partial defeasance of that portion of the Green Valley Portfolio Mortgage Loan equal to 110% of the allocated loan amount for the released property; (iii) the loan-to-value ratio with respect to the remaining Green Valley Portfolio Properties will be no greater than the lesser of the loan-to-value ratio at closing and the loan-to-value ratio immediately prior to the release; (iv) the amortizing debt service coverage ratio with respect to the remaining Green Valley Portfolio Properties will be no less than the greater of the debt service coverage ratio at closing and the debt service coverage ratio immediately prior to the release; and (v) the lender receives rating agency confirmation from each of Fitch, KBRA and Moody’s that the release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-LC24 Certificates

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The loan documents permit mezzanine financing subject to: (i) there being no event of default; (ii) a maximum combined loan-to-value ratio equal to the lesser of 75.0% and the loan-to-value ratio upon origination of the Green Valley Portfolio Mortgage Loan; (iii) a minimum combined amortizing debt service coverage ratio equal to the greater of 1.35x and the amortizing debt service coverage ratio upon origination of the Green Valley Portfolio Mortgage Loan; (iv) the lender’s review and approval of (a) the terms and conditions of the mezzanine loan and the mezzanine loan documents and (b) the structure of the mezzanine borrower; (v) if required under the pooling and servicing agreement, the receipt of a rating agency confirmation from each of Fitch, KBRA and Moody’s that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-LC24 Certificates; and (vi) the execution of an intercreditor agreement acceptable to the lender.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Green Valley Portfolio Properties. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with an 18-month extended period of indemnity.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the Green Valley Portfolio Properties. At origination of the Green Valley Portfolio Mortgage Loan, the Green Valley Portfolio Properties had insurance coverage for windstorm.

A-3-20

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-21

FOUR POINTS BY SHERATON TIMES SQUARE – LEASED FEE

A-3-22

FOUR POINTS BY SHERATON TIMES SQUARE – LEASED FEE

Four Points by Sheraton Times Square-
Leased Fee
326 West 40th Street
New York, NY 10018
MANHATTAN
Midtown West
Theatre District
Chelsea
Lincoln Tunnel
495
Port Authority Bus Terminal
General Post Office
Madison Square Garden
Bryant Park
Jacob Javits Convention Center
Hudson Yards Redevelopment Project
The High Line Elevated Park
Matthews Palmer Playground
Comfort Inn Times Square South
W. 52nd St.
W. 51st St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 43rd St.
W. 42nd St.
W. 41st St.
W. 40th St.
W. 39th St.
W. 38th St.
W. 37th St.
W. 36th St.
W. 35th St.
W. 34th St.
W. 33rd St.
W. 32nd St.
W. 31st St.
W. 30th St.
W. 29th St.
11th Ave.
10th Ave.
9th Ave.
8th Ave.
7th Ave.
6th Ave.
Broadway
TIMES SQUARE
HERALD SQUARE
PENN STATION
HUDSON YARDS/34TH ST
42ND ST./ PORT AUTHORITY
42ND ST./ BRYANT PARK
34TH ST./ PENN STATION
50TH ST./ BROADWAY
7TH AVE./ 53RD ST.
49TH ST.
TIMES SQ.
TIMES SQ. SHUTTLE
ROCKEFELLER CTR.
QUEENS
BROOKLYN
NEW JERSEY
JERSEY CITY
Hoboken
Union City
Weehawken
North Bergen
West New York
Astoria
Long Island City
Williamsburg
Central Park
Upper West Side
Upper East Side
East Side
West Side
Midtown
Chelsea
Greenwich Village
SoHo
Tribeca
Chinatown
Financial District
Brooklyn Heights
Park Slope
Hudson River
East River

A-3-23

No. 3 – Four Points by Sheraton Times Square - Leased Fee

Loan Information	Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association	Single Asset/Portfolio:	Single Asset
Property Type:	Other
Original Principal Balance:	$46,700,000	Specific Property Type:	Leased Fee
Cut-off Date Balance:	$46,700,000	Location:	New York, NY
% of Initial Pool Balance:	4.5%	Size(2):	4,938 SF
Loan Purpose:	Refinance	Cut-off Date Balance Per SF:	$9,457.27
Borrower Name:	Times Square Hospitality Fee I LLC	Year Built/Renovated:	NAP/NAP
Sponsor:	The Gehr Group, Inc.	Title Vesting:	Fee
Mortgage Rate:	4.450%	Property Manager:	NAP
Note Date:	July 6, 2016	4th Most Recent Occupancy:	NAP
Anticipated Repayment Date:	July 11, 2026	3rd Most Recent Occupancy:	NAP
Maturity Date:	July 11, 2036	2nd Most Recent Occupancy:	NAP
IO Period:	120 months	Most Recent Occupancy:	NAP
Loan Term (Original):	120 months	Current Occupancy (As of):	100.0% (9/1/2016)
Seasoning:	2 months
Amortization Term (Original):	NAP	Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, ARD
Interest Accrual Method:	Actual/360	4th Most Recent NOI:	NAV
Call Protection:	L(36),GRTR 1% or YM(80),O(4)	3rd Most Recent NOI:	NAV
Lockbox Type:	Springing	2nd Most Recent NOI:	NAV
Additional Debt:	None	Most Recent NOI:	NAV
Additional Debt Type:	NAP
U/W Revenues:	$2,627,933
U/W Expenses:	$0
U/W NOI:	$2,627,933
U/W NCF:	$2,627,933
U/W NOI DSCR:	1.25x
U/W NCF DSCR:	1.25x
Escrows and Reserves(1):	U/W NOI Debt Yield:	5.6%
U/W NCF Debt Yield:	5.6%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value(3):	$62,000,000
Taxes	$0	Springing	NAP	As-Is Appraisal Valuation Date:	May 4, 2016
Insurance	$0	Springing	NAP	Cut-off Date LTV Ratio:	75.3%
Replacement Reserves	$0	$0	NAP	LTV Ratio at Maturity or ARD:	75.3%

(1)	See “Escrows” section.

(2)	Size represents the land area beneath the Four Points by Sheraton Times Square – Hotel (as defined below).

(3)	The appraiser concluded to an “as-is” appraised value for the hypothetical fee simple interest in the Four Points by Sheraton Times Square – Hotel of $130,000,000 as of May 4, 2016.

The Mortgage Loan. The mortgage loan (the “Four Points by Sheraton Times Square – Leased Fee Mortgage Loan”) is evidenced by a promissory note secured by a first mortgage encumbering the fee simple interest in the land which lies beneath the Four Points by Sheraton hotel (the “Four Points by Sheraton Times Square – Leased Fee Property”). The Four Points by Sheraton Times Square – Leased Fee Mortgage Loan was originated on July 6, 2016 by Wells Fargo Bank, National Association. The Four Points by Sheraton Times Square - Leased Fee Mortgage Loan had an original principal balance of $46,700,000, has an outstanding principal balance as of the Cut-off Date of $46,700,000 and accrues interest at an interest rate of 4.450% per annum. The Four Points by Sheraton Times Square - Leased Fee Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments through the anticipated repayment date (“ARD”). The ARD is July 11, 2026 and the final maturity date is July 11, 2036. In the event the Four Points by Sheraton Times Square – Leased Fee Mortgage Loan is not paid in full on or before the ARD, borrower will be required to make payments of principal and interest based on an interest rate equal to the initial mortgage rate plus 4.000% per annum. The ARD automatically triggers a Cash Trap Event Period (see “Lockbox and Cash Management” section) whereby all excess cash flow will be used to pay down the principal balance of the Four Points by Sheraton Times Square – Leased Fee Mortgage Loan. See “Description of the Mortgage Pool—ARD Loans” in the Prospectus.

Following the lockout period, the borrower has the right to prepay the Four Points by Sheraton Times Square – Leased Fee Mortgage Loan in whole, but not in part, on any date before April 11, 2026, provided that the borrower pay the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the Four Points by Sheraton Times Square – Leased Fee Mortgage Loan is prepayable without penalty on or after April 11, 2026.

A-3-24

FOUR POINTS BY SHERATON TIMES SQUARE – LEASED FEE

Sources and Uses(1)

Sources			Uses
Original loan amount	$46,700,000	84.9%	Loan payoff(2)	$54,397,823	98.9%
Sponsor’s new cash contribution	8,284,955	15.1	Closing costs	587,132	1.1
Total Sources	$54,984,955	100.0%	Total Uses	$54,984,955	100.0%

(1)	The Uses reflect only the loan payoff of the total outstanding debt allocated to the Four Points by Sheraton Times Square – Leased Fee Property and the Sources do not account for the additional financing secured by the Four Points by Sheraton Times Square – Hotel (as defined below).
(2)	The Four Points by Sheraton Times Square - Hotel was previously securitized in the DBUBS 2011-LC3A transaction.

The Property. The Four Points by Sheraton Times Square – Leased Fee Property consists of a land parcel totaling 4,938 square feet, or 0.1 acres, located in New York, New York (the Four Points by Sheraton Times Square – Leased Fee Property) and the underlying the leasehold improvements, which are not collateral for the Four Points by Sheraton Times Square – Leased Fee Mortgage Loan (the “Four Points by Sheraton Times Square - Hotel”). The Four Points by Sheraton Times Square - Hotel is subject to a ground lease with the Four Points by Sheraton Times Square – Leased Fee Mortgage Loan borrower (the “Four Points by Sheraton Times Square Ground Lease”), which expires on June 6, 2115 and has an annual rental rate of $2.4 million with 2.0% annual increases for the first ten years and increases of the greater of (y) 2.5% and (z) the Consumer Price Index thereafter provided that the base rent does not increase more than 12.0% during any four year period.

Built in 2006, the Four Points by Sheraton Times Square - Hotel contains 33 stories and 244 guest rooms. Amenities at the Four Points by Sheraton Times Square - Hotel include a 24-hour fitness center, a 24-hour business center, the Gotham Bistro which serves breakfast, lunch and dinner, Best Brews bar and an approximately 5,000-square-foot bi-level rooftop bar and lounge, the Sky Room Bar, which offers a 360 degree view of Manhattan, Times Square and the Hudson River. The Sky Room Bar is owned by an affiliate of the borrower and occupies the top two floors of the Four Points by Sheraton Times Square - Hotel as well as the adjacent hotel building, the Fairfield Inn & Suites New York Manhattan Times Square, which is also owned by the borrower. As of the trailing 12-month period ending May 31, 2016, the Four Points by Sheraton Times Square - Hotel exhibited an occupancy rate of 95.9%, ADR of $229.27 and RevPAR of $219.93. Management is in the preliminary stages of a property improvement plan, which is scheduled to commence within the next 12 months with a preliminary budget of approximately $2.9 million ($11,680 per key). The franchise agreement between the Four Points by Sheraton Times Square - Hotel and The Sheraton LLC expires in June 2029.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance of the non-collateral Four Points by Sheraton Times Square - Hotel and the underwritten net cash flow at the Four Points by Sheraton Times Square – Leased Fee Property:

Cash Flow Analysis

	Non-Collateral Improvements
	2014(1)	2015(1)	TTM 5/31/2016(1)	U/W “Look Through” to Non-Collateral Improvements(2)	U/W(3)	% of U/W Total Revenue	U/W $ per Room
Occupancy	96.3%	94.7%	95.9%	85.0%
ADR	$247.00	$233.00	$229.27	$229.27
RevPAR	$237.95	$220.55	$219.93	$194.88

Room Revenue	$21,192,000	$19,642,534	$19,640,186	$17,403,519	$0	0.0%	$0
F&B Revenue	683,000	623,576	581,183	581,183	0	0.0	0
Ground Lease Revenue	0	0	0	0	2,627,933	100.0	10,770
Other Revenue	337,000	369,511	367,646	367,646	0	0.0	0
Total Revenue	$22,212,000	$20,635,621	$20,589,015	$18,352,348	$2,627,933	100.0%	$10,770

Total Department Expenses	4,571,000	4,307,653	4,480,442	4,042,049	0	0.0	0
Gross Operating Profit	$17,641,000	$16,327,968	$16,108,573	$14,310,299	$2,627,933	100.0%	$10,770

Total Undistributed Expenses	4,933,000	4,750,558	4,740,546	4,620,934	0	0.0	0
Profit Before Fixed Charges	$12,708,000	$11,577,410	$11,368,027	$9,689,365	$2,627,933	100.0%	$10,770

Total Fixed Charges	1,891,000	2,331,746	2,440,745	2,598,000	0	0.0	0

Net Operating Income	$10,817,000	$9,245,664	$8,927,282	$7,091,365	$2,627,933	100.0%	$10,770
FF&E	0	0	0	734,094	0	0.0	0
Net Cash Flow	$10,817,000	$9,245,664	$8,927,282	$6,357,271	$2,627,933	100.0%	$10,770

NOI DSCR	5.13x	4.39x	4.24x	3.37x	1.25x
NCF DSCR	5.13x	4.39x	4.24x	3.02x	1.25x
NOI DY	23.2%	19.8%	19.1%	15.2%	5.6%
NCF DY	23.2%	19.8%	19.1%	13.6%	5.6%

(1)	Represents the fee simple historical operating performance of the non-collateral Four Points by Sheraton Times Square - Hotel, prior to the ground lease payment.

(2)	The U/W “Look Through” to Non-Collateral Improvement represents the lender’s estimates of the non-collateral Four Points by Sheraton Times Square - Hotel income and expenses, not including ground rent due under the Four Points by Sheraton Times Square Ground Lease.

(3)	U/W represents average the ground rent payable under the Four Points by Sheraton Times Square Ground Lease over the Four Points by Sheraton Times Square – Leased Fee Mortgage Loan term.

Appraisal. As of the appraisal valuation date of May 4, 2016, the Four Points by Sheraton Times Square – Leased Fee Property had an “as-is” appraised value of $62,000,000. The appraiser also concluded to an “as-is” appraised value for the hypothetical fee simple interest in the Four Points by Sheraton Times Square – Hotel of $130,000,000 as of May 4, 2016.

A-3-25

FOUR POINTS BY SHERATON TIMES SQUARE – LEASED FEE

Environmental Matters. According to a Phase I environmental site assessment dated May 12, 2016, there was no evidence of any recognized environmental conditions at the Four Points by Sheraton Times Square – Leased Fee Property.

Market Overview and Competition. The Four Points by Sheraton Times Square – Leased Fee Property is located beneath the Four Points by Sheraton Times Square - Hotel (not part of the collateral) which is located mid-block on West 40th Street between Eighth and Ninth Avenues in Manhattan’s Midtown West neighborhood. The Midtown West neighborhood has good accessibility via major subway lines including A/C/E, N/Q/R, 7 and 1/2/3, and the Port Authority Bus Terminal, which is one of the largest transit hubs in the United States serving more than 65.0 million people annually. Major corporate tenants within walking distance of the Four Points by Sheraton Times Square – Leased Fee Property include the New York Times, Morgan Stanley, Proskauer Rose, Bain & Company, Viacom, Ernst & Young, Skadden Arps, Reuters and Bank of America. Furthermore, the Midtown West neighborhood benefits from its close proximity to the high end retail on Fifth Avenue as well as many of the New York City’s tourist attractions, including the Chrysler Building, St. Patrick’s Cathedral, Museum of Modern Art, Rockefeller Center, Empire State Building and the New York Public Library. The Four Points by Sheraton Times Square – Leased Fee Property is situated two blocks west of Bryant Park and is located at the edge of the Times Square area. Times Square hosts over 131.0 million visitors annually with approximately 360,000 pedestrians passing through the area daily. The high level of pedestrian traffic has resulted in approximately $4.8 billion in annual retail, entertainment and hotel sales. Approximately 22 cents out every dollar spent by visitors in New York City was spent in Times Square.

As the largest single hospitality concentration in New York, Times Square accounts for approximately 17,000 rooms, 21.0% of Manhattan’s total hotel supply and generates over $1.8 billion in hotel revenues. According to a third party market research firm, Times Square hotels generate over $190.0 million in sales and hotel occupancy tax revenue for the City and State of New York.

The following table presents certain information relating to the Four Points by Sheraton Times Square - Hotel’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Four Points by Sheraton Times Square - Hotel			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
3/31/2016 TTM	94.9%	$230.00	$218.24	95.9%	$236.09	$226.30	101.0%	102.6%	103.7%
3/31/2015 TTM	96.1%	$235.28	$226.16	95.0%	$244.08	$231.91	98.8%	103.7%	102.5%
3/31/2014 TTM	95.1%	$236.87	$225.21	95.2%	$253.40	$241.13	100.1%	107.0%	107.1%

(1)	Information obtained from a third party hospitality research report dated April 21, 2016. According to such third party hospitality report, the competitive set includes the following hotels: Holiday Inn Express NYC Madison Square Garden, Fairfield Inn & Suites New York Manhattan Times Square, Hilton Garden Inn New York West 35th Street, Holiday Inn Express New York City Times Square, Hampton Inn Manhattan Times Square South and Doubletree New York Times Square South.

The Borrower. The borrower is Times Square Hospitality Fee I LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Four Points by Sheraton Times Square – Leased Fee Mortgage Loan. The Gehr Group, Inc., the sponsor and indirect owner of the borrower, is the guarantor of certain nonrecourse carveouts under the Four Points by Sheraton Times Square – Leased Fee Mortgage Loan.

The Sponsor. The sponsor is The Gehr Group, Inc., a diversified multinational holding company with principal business units engaged in international trade, real estate, hospitality, manufacturing and wholesale and distribution. The real estate and hospitality arms of The Gehr Group, Inc. engage in the ownership and operation of hotels, commercial, shopping centers, industrial and multifamily residential real estate in California, New York and Florida. In the past 30 years, The Gehr Group, Inc. has owned and operated two hotels, over 1,000 multifamily residential units and over 1.0 million square feet of industrial, office and retail space. The Gehr Group, Inc. also owns the Four Points by Sheraton Times Square - Hotel.

Escrows. The loan documents do not require ongoing monthly escrows for real estate taxes as long as (i) no event of default has occurred and is continuing; (ii) Times Square Hospitality II, LLC (the “Ground Lessee”) occupies the Four Points by Sheraton Times Square – Leased Fee Property and is required by the Four Points by Sheraton Times Square Ground Lease to pay taxes directly; (iii) the Four Points by Sheraton Times Square Ground Lease is in full force and effect; and (iv) the borrower provides satisfactory evidence to lender of payment of real estate taxes. The loan documents also do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing; (ii) the Ground Lessee maintains the insurance policies approved by the lender; (iii) the Four Points by Sheraton Times Square Ground Lease is in full force and effect; and (iv) the borrower provides the lender with evidence of renewal of the policies and timely proof of payment of insurance premiums.

Lockbox and Cash Management. Upon the occurrence of a Cash Trap Event Period (as defined below), the borrower is required to establish a lender-controlled lockbox account and all rents shall be deposited directly into such lockbox account. The loan documents also require that all rents received by the borrower be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Trap Event Period, all excess cash flow is distributed to the borrower. During a Cash Trap Event Period, all excess cash flow is swept to a lender-controlled cash management subaccount.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the occurrence and continuance of an event of default by the ground lessee under the Four Points by Sheraton Times Square Ground Lease; or (iii) the ARD. A Cash Trap Event Period will be cured, with respect to the circumstances outlined in clauses (i) and (ii), upon the cure of such default. A Cash Trap Event Period triggered by the circumstances outlined in clause (iii) shall not expire.

A-3-26

FOUR POINTS BY SHERATON TIMES SQUARE – LEASED FEE

Property Management. Not applicable.

Assumption. The borrower has the two time right to transfer the Four Points by Sheraton Times Square – Leased Fee Property, provided that certain other conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (iii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iv) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-LC24 Certificates.

Right of First Offer. The borrower-affiliated Ground Lessee has a right of first offer (“ROFO”) to purchase the Four Points by Sheraton Times Square – Leased Fee Property if the borrower decides to market its leased fee interest for sale. The ROFO does not apply to foreclosure or deed in lieu thereof, or first transfer thereafter.

Real Estate Substitution. Not Permitted.

Subordinate and Mezzanine Indebtedness. Not Permitted.

Ground Lease. Not applicable.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Four Points by Sheraton Times Square – Leased Fee Property (provided that the borrower is not required to pay terrorism premiums in excess of two times the premium for all risk and business interruption coverage if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

A-3-27

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A-3-28

1140 AVENUE OF THE AMERICAS

A-3-29

1140 AVENUE OF THE AMERICAS

1140 AVENUE OF THE AMERICAS

Floor	Tenant	SF	Exp.
22	Vacant	5,500 SF	
21	Upsilon Ventures LLC	8,500 SF	Exp. 4/2026
20	Vacant	8,500 SF	
19	HWE New York, LLC	10,000 SF	Exp. 4/2026
18	Trilogy Global Advisors	12,750 SF	Exp. 11/2024
17	Almanac Realty Invest	9,811 SF	Exp. 1/2024
17	Al Neil Associates Co	2,862 SF	Exp. 1/2020
16	Vacant	5,275 SF	
16	Grace Beauty, LLC	7,466 SF	Exp. 7/2020
15	Fidus Partners	5,284 SF	Exp. 1/2021
15	P\S\L Group America Limited	6,052 SF	Exp. 1/2021
15	P\S\L Group America Limited	1,311 SF	Exp. 1/2021
14	P\S\L Group America Limited	12,750 SF	Exp. 1/2021
12	Knighthead Capital Management	12,750 SF	Exp. 12/2017
11	CityMD	12,750 SF	Exp. 4/2021
10	Office Space Solution	11,900 SF	Exp. 8/2021
9	Office Space Solution	11,900 SF	Exp. 8/2021
8	Waterfall Asset Management	7,909 SF	Exp. 8/2022
8	Waterfall Asset Management	4,841 SF	Exp. 8/2022
7	Waterfall Asset Management	12,750 SF	Exp. 8/2022
6	Field Street Capital	12,750 SF	Exp. 8/2019
5	Starwood Property Trust	12,750 SF	Exp. 8/2019
4	Flow Traders U.S. LLC	12,750 SF	Exp. 11/2021
3	City National Bank	12,750 SF	Exp. 6/2023
2	City National Bank	11,667 SF	Exp. 6/2023
1 Mezz	Vacant	3,401 SF	
1	Red Flame Diner	1,900 SF	Exp. 6/2025
1	Red Flame Diner	2,412 SF	Exp. 6/2025
1	City National Bank	3,378 SF	Exp. 6/2023
Basement	City National Bank	2,564 SF	Exp. 6/2023

Vacant | 2017 – 2018 | 2019 – 2020 | 2021 – 2022 | 2023+

A-3-30

1140 AVENUE OF THE AMERICAS

1140 Avenue of the Americas
1140 Avenue of the Americas
New York, NY 10036
Midtown
East Side
MANHATTAN
Murray Hill
Flatiron District
East River
Broadway
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Park Ave.
METRO NORTH
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
York Ave.
FDR Drive
Park Ave. South
W. 57th St.
E. 57th St.
E. 56th St.
W. 55th St.
E. 55th St.
E. 54th St.
W. 53rd St.
E. 53rd St.
W. 52nd St.
E. 52nd St.
E. 51st St.
W. 50th St.
E. 50th St.
W. 49th St.
E. 49th St.
W. 48th St.
E. 48th St.
E. 47th St.
W. 46th St.
E. 46th St.
W. 45th St.
E. 45th St.
W. 44th St.
E. 44th St.
W. 43rd St.
E. 43rd St.
W. 42nd St.
E. 42nd St.
E. 41st St.
W. 40th St.
E. 40th St.
W. 39th St.
E. 39th St.
W. 38th St.
E. 38th St.
W. 37th St.
E. 37th St.
W. 36th St.
E. 36th St.
W. 35th St.
E. 35th St.
W. 34th St.
E. 34th St.
W. 33rd St.
E. 33rd St.
W. 32nd St.
E. 32nd St.
W. 31st St.
E. 31st St.
W. 30th St.
E. 30th St.
W. 29th St.
E. 29th St.
W. 28th St.
E. 28th St.
W. 27th St.
E. 27th St.
W. 26th St.
E. 26th St.
W. 25th St.
E. 25th St.
W. 24th St.
W. 23rd St.
W. 22nd St.
W. 21st St.
9 West 57th
Grand Army Plaza
Fuller Building
Bergdorf Goodman, Louis Vuitton
Carnegie Hall
57TH ST
Trump Tower
The Peninsula New York
St. Regis New York
57TH ST
909 Third
Museum of Modern Art
7TH AVE/ 53RD ST
5TH AVE/ 53RD ST
Lever House
399 Park
Citigroup Center
Lipstick Building
666 Fifth Avenue
Park Avenue Plaza
Wells Fargo
599 Lexington Avenue
53RD ST
875 Third
AXA Center
75 Rockefeller Plaza
345 Park
51ST ST/ LEXINGTON
Gershwin Theatre
50TH ST/ BROADWAY
Time-Life Building
Radio City Music Hall
45 Rockefeller Plaza
St. Patrick's Cathedral
Mutual of Omaha Building
Paramount Plaza
Exxon Building
ROCKEFELLER CENTER
GE Building
Saks Fifth Avenue
ITT-American Building
Palmolive Building
1 Rockefeller Plaza
Tower 49
US Plywood Building
49TH ST
ROCKEFELLER CTR.
Morgan Stanley Building
News Corp. Building
JPMorgan Chase Tower
Japan Society
245 Park Avenue
485 Lexington
747 Third Avenue
Imperial Theatre
TIMES SQUARE
United Nations Headquarters
Viacom Intl.
Bank of America Tower
Condé Nast Bldg. (4 Times Sq.)
2 Grand Central Tower
Winstar Building
Grand Central Terminal (Metro North)
Chrysler Building
SUNY College of Optometry
TIMES SQ.
BRYANT PARK
5TH AVE
GRAND CENTRAL
GRAND CENTRAL/ 42ND ST
Midtown Tunnel
Queens
495
Daily News
42ND ST/ TIMES SQ.
Bryant Park
New York Public Library
42ND ST/ TIMES SQ.
New York Times Building
Republic Bank Tower
Garment Centre Capitol
The Morgan Library & Museum
St. Vartan's Park
Macy's
HERALD SQUARE
HERALD SQUARE
Empire State Building
One Penn Plaza
34TH ST/ PENN STA.
LONG ISLAND RAILROAD
FERRY TO LONG ISLAND CITY
Penn Station
Manhattan Mall
33RD ST/ LEXINGTON
NYU Medical Center
Madison Square Garden
Lexington Avenue Campus, Touro College
Fashion Institute of Technology
28TH ST/ 7TH AVE
28TH ST
28TH ST/ LEXINGTON
NY Life Insurance Bldg.
Supreme Court-Appellate Division
Madison Square Park
Metropolitan Life Building
Baruch College
23RD ST/ 7TH AVE
23RD ST
23RD ST
23RD ST/ LEXINGTON
Flatiron Building
Gramercy Park
Upper West Side
Upper East Side
Central Park
Astoria
QUEENS
West New York
North Bergen
East Side
Long Island City
Weehawken
West Side
Midtown
Union City
Chelsea
MANHATTAN
Williamsburg
Greenwich Village
Hoboken
Hudson River
SoHo
NEW JERSEY
Tribeca
Chinatown
JERSEY CITY
Financial District
BROOKLYN
Brooklyn Heights
Park Slope

A-3-31

No. 4 – 1140 Avenue of the Americas

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Office
Original Principal Balance(1):	$45,000,000			Specific Property Type:	CBD
Cut-off Date Balance(1):	$45,000,000			Location:	New York, NY
% of Initial Pool Balance:	4.3%			Size:	247,183 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF(1):	$400.51
Borrower Name:	ARC NYC1140SIXTH, LLC			Year Built/Renovated:	1926/2015
Sponsor:	American Realty Capital New York City REIT, Inc.			Title Vesting:	Leasehold
Mortgage Rate:	4.109%			Property Manager:	CBRE, Inc.
Note Date:	June 15, 2016			4th Most Recent Occupancy (As of)(3):	53.9% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(3):	82.3% (12/31/2014)
Maturity Date:	July 6, 2026			2nd Most Recent Occupancy (As of)(3):	90.1% (12/31/2015)
IO Period:	120 months			Most Recent Occupancy (As of)(3):	92.1% (3/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of)(3):	90.8% (6/8/2016)
Seasoning:	2 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of)(4):	$5,713,542 (12/31/2013)
Call Protection:	L(24),GRTR1% or YM(92),O(4)			3rd Most Recent NOI (As of)(4):	$10,868,784 (12/31/2014)
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI (As of)(4):	$13,011,926 (12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI (As of)(4):	$13,948,046 (TTM 3/31/2016)
Additional Debt Type(1):	Pari Passu

				U/W Revenues:	$20,833,881
				U/W Expenses:	$11,323,332
				U/W NOI(4):	$9,510,549
Escrows and Reserves(2):				U/W NCF(4):	$8,893,069
				U/W NOI DSCR(1):	2.31x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	2.16x
Taxes	$342,123	$171,061	NAP	U/W NOI Debt Yield(1):	9.6%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield(1):	9.0%
Replacement Reserve	$0	Springing	NAP	As-Is Appraised Value:	$180,000,000
TI/LC Reserve	$961,116	Springing	NAP	As-Is Appraisal Valuation Date:	May 1, 2016
Ground Rent Reserve	$116,016	$29,004	NAP	Cut-off Date LTV Ratio(1):	55.0%
Free Rent Reserve	$712,266	$0	NAP	LTV Ratio at Maturity or ARD(1):	55.0%

(1)	The 1140 Avenue of the Americas Whole Loan (as defined below), totaling $99,000,000, is comprised of four pari passu notes (Notes A-1, A-2, A-3 and A-4). The non-controlling Note A-3 and non-controlling Note A-4 have an aggregate original and outstanding principal balance of $45,000,000 as of the Cut-off Date and will be contributed to the WFCM 2016-LC24 Trust. The controlling Note A-1 and non-controlling Note A-2 have an aggregate original principal balance of $54,000,000 and will be contributed to one or more future trusts. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the 1140 Avenue of the Americas Whole Loan.
(2)	See “Escrows” section.
(3)	See “Historical Occupancy” section.
(4)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “1140 Avenue of the Americas Mortgage Loan”) is part of a whole loan (the “1140 Avenue of the Americas Whole Loan”) that is evidenced by four pari passu promissory notes (Notes A-1, A-2, A-3, and A-4) and secured by a first mortgage encumbering the leasehold interest in an office building located in New York, New York (the “1140 Avenue of the Americas Property”). The 1140 Avenue of the Americas Whole Loan was originated on June 15, 2016 by Ladder Capital Finance LLC. The 1140 Avenue of the Americas Whole Loan had an original principal balance of $99,000,000, has an outstanding principal balance as of the Cut-off Date of $99,000,000 and accrues interest at an interest rate of 4.109% per annum. The 1140 Avenue of the Americas Whole Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments through the term of the 1140 Avenue of the Americas Whole Loan. The 1140 Avenue of the Americas Whole Loan matures on July 6, 2026.

The non-controlling Note A-3 and non-controlling Note A-4, which will be contributed to the WFCM 2016-LC24 Trust and together evidence the 1140 Avenue of the Americas Mortgage Loan, had an aggregate original principal balance of $45,000,000 and an aggregate outstanding principal balance of $45,000,000 as of the Cut-off Date. The controlling Note A-1 and non-controlling Note A-2, with an aggregate original principal balance of $54,000,000, are each expected to be contributed to one or more future trusts. Each of the mortgage loans evidenced by Note A-1 and Note A-2 are referred to herein as the “1140 Avenue of the Americas

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Companion Loans”. The lender provides no assurances that any non-securitized pari passu note will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans” in the Prospectus.

Pari Passu Note Summary

Notes	Original Balance	Note Holder	Controlling Piece
Note A-1	$30,000,000	Ladder Capital Finance	Yes
Note A-2	$24,000,000	Ladder Capital Finance	No
Note A-3	$25,000,000	WFCM 2016-LC24	No
Note A-4	$20,000,000	WFCM 2016-LC24	No
Total	$99,000,000

Following the lockout period, the borrower has the right to prepay the 1140 Avenue of Americas Whole Loan in whole, but not in part, subject to payment of the greater of (i) a 1% prepayment premium or (ii) a yield maintenance premium, in each case based on the amount of principal balance being prepaid, on any date before April 6, 2026. In addition, the 1140 Avenue of the Americas Whole Loan is prepayable without penalty on or after April 6, 2026.

Sources and Uses

Sources			Uses
Original whole loan amount	$99,000,000	52.5%	Purchase price	$180,000,000	95.4%
Sponsor’s new cash contribution	87,989,527	46.6	Reserves	2,131,521	1.1
Seller credits(1)	1,673,382	0.9	Closing costs	6,531,388	3.5
Total Sources	$188,662,909	100.0%	Total Uses	$188,662,909	100.0%

(1)	The seller provided credits of approximately $1.7 million for outstanding free rent and tenant improvements which were reserved at closing.

The Property. The 1140 Avenue of the Americas Property is a 22-story class A, office building located in New York, New York. Constructed in 1926 and most recently renovated in 2015, the 1140 Avenue of the Americas Property is located at the northeastern corner of West 44th Street and Avenue of the Americas. The 1140 Avenue of the Americas Property totals 247,183 square feet and is comprised of 236,929 square feet of office space (95.9% of the net rentable area), 5,790 square feet of retail space (2.3% of the net rentable area) and 4,464 square feet of storage space (1.8% of the net rentable area). Office floor plates at the 1140 Avenue of the Americas Property average 11,242 square feet. The 1140 Avenue of the Americas Property has approximately 75 feet of frontage along Avenue of the Americas and 125 feet of frontage along West 44th Street. The 1140 Avenue of the Americas Mortgage Loan constitutes acquisition financing, and the seller thereof acquired the 1140 Avenue of the Americas Property after purchasing a note secured thereby following default on that note during the renovation of the 1140 Avenue of the Americas Property in 2011. For additional information, see “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

The 1140 Avenue of the Americas Property is leased to tenants in the financial and professional services industries and the largest tenants include City National Bank (12.3% of net rentable area; rated AA-, A3 and A+ by Fitch, Moody’s and S&P, respectively), Waterfall Asset Management (10.3% of net rentable area) and Office Space Solution (9.6% of net rentable area). Other office tenants at the 1140 Avenue of the Americas Property include Starwood Property Trust (5.2% of net rentable area), Knighthead Capital Management (5.2% of net rentable area), Flow Traders U.S. LLC (5.2% of net rentable area) and Field Street Capital (5.2% of net rentable area).

The 1140 Avenue of the Americas Property has undergone an extensive renovation, completed in 2015, including replacing the exterior of the building with an aluminum and glass curtain wall façade and providing floor-to-ceiling windows and enhanced sun exposure in tenant spaces. According to the seller of the 1140 Avenue of the Americas Property, $85.0 million ($343.87 per square foot) has been invested in renovations, tenant improvements and leasing costs at the 1140 Avenue of the Americas Property since 2007, with over $39.9 million ($161.42 per square foot) invested since 2011. As of June 8, 2016, the 1140 Avenue of the Americas Property was 90.8% occupied by 17 tenants.

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The following table presents certain information relating to the tenancy at the 1140 Avenue of the Americas Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
City National Bank	AA-/A3/A+	30,359	12.3%	$122.54(3)	$3,720,105	19.0%	6/30/2023(4)
Waterfall Asset Management(5)	NR/NR/NR	25,500	10.3%	$79.65	$2,031,135	10.4%	8/31/2022(6)
P\S\L Group America Limited	NR/NR/NR	20,113	8.1%	$82.94	$1,668,155	8.5%	1/31/2021(7)
Office Space Solution	NR/NR/NR	23,800	9.6%	$57.38	$1,365,644	7.0%	8/31/2021(8)
Trilogy Global Advisors	NR/NR/NR	12,750	5.2%	$84.00	$1,071,000	5.5%	11/30/2024(9)
Total Major Tenants		112,522	45.5%	$87.59	$9,856,039	50.5%

Non-Major Tenants		111,985	45.3%	$86.38	$9,672,718	49.5%

Occupied Collateral Total		224,507	90.8%	$86.99	$19,528,757	100.0%

Vacant Space		22,676	9.2%

Collateral Total		247,183	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through May 1, 2017, totaling $758,916.
(3)	City National Bank occupies 24,417 square feet of office space, for which they pay $75.00 per square foot in Annual U/W Base Rent, 3,378 square feet of retail space, for which they pay $525.00 per square foot in Annual U/W Base Rent, and 2,564 square feet of storage space, for which they pay $45.00 per square foot in Annual U/W Base Rent.
(4)	City National Bank has two, five-year lease renewal options.
(5)	Waterfall Asset Management recently executed a lease for an additional 7,909 square feet that is currently occupied by TriOptima North America. TriOptima North America is to occupy this space until their lease expires on April 30, 2017 and Waterfall Asset Management is expected to take occupancy and commence rental payments on May 1, 2017. The additional space is included in Waterfall Asset Management’s underwritten NRSF.
(6)	Waterfall Asset Management has one, five-year lease renewal option.
(7)	P\S\L Group America Limited has one, five-year lease renewal option.
(8)	Office Space Solution has one, five-year lease renewal option.
(9)	Trilogy Global Advisors has one, five-year lease renewal option.

The following table presents certain information relating to the lease rollover schedule at the 1140 Avenue of the Americas Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	1	12,750	5.2%	12,750	5.2%	$1,211,250	6.2%	$95.00
2018	0	0	0.0%	12,750	5.2%	$0	0.0%	$0.00
2019	2	25,500	10.3%	38,250	15.5%	$1,969,875	10.1%	$77.25
2020	2	10,328	4.2%	48,578	19.7%	$869,443	4.5%	$84.18
2021	5	74,697	30.2%	123,275	49.9%	$5,401,447	27.7%	$72.31
2022	1	25,500	10.3%	148,775	60.2%	$2,031,135	10.4%	$79.65
2023	1	30,359	12.3%	179,134	72.5%	$3,720,105	19.0%	$122.54
2024	2	22,561	9.1%	201,695	81.6%	$1,875,502	9.6%	$83.13
2025	1	4,312	1.7%	206,007	83.3%	$510,000	2.6%	$118.27
2026	2	18,500	7.5%	224,507	90.8%	$1,940,000	9.9%	$104.86
Thereafter	0	0	0.0%	224,507	90.8%	$0	0.0%	$0.00
Vacant	0	22,676	9.2%	247,183	100.0%	$0	0.0%	$0.00
Total/Weighted Average	17	247,183	100.0%			$19,528,757	100.0%	$86.99

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination or contraction options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

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1140 AVENUE OF THE AMERICAS

The following table presents historical occupancy percentages at the 1140 Avenue of the Americas Property:

Historical Occupancy

12/31/2013(1)(2)	12/31/2014(1)(2)	12/31/2015(1)(2)	3/31/2016(1)	6/08/2016(3)
53.9%	82.3%	90.1%	92.1%	90.8%

(1)	Information obtained from the borrower.

(2)	Occupancy increased from 2013 to 2015 due to tenants representing approximately 75.0% of the net rentable area executing leases since the repositioning of the 1140 Avenue of the Americas Property in 2012.

(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the 1140 Avenue of the Americas Property:

Cash Flow Analysis

	2013(1)	2014(1)	2015(1)	TTM 3/31/2016(2)	U/W(2)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$10,572,440	$16,494,082	$18,732,841	$19,210,125	$19,528,757(3)	93.7%	$79.01(3)
Grossed Up Vacant Space	0	0	0	0	2,137,460	10.3	8.65
Total Reimbursables	(48,910)	52,675	354,068	435,992	754,179	3.6	3.05
Other Income	202,726	439,581	498,390	550,946	550,946	2.6	2.23
Less Vacancy & Credit Loss	0	0	0	0	(2,137,460)(4)	(10.3)	(8.65)
Effective Gross Income	$10,726,256	$16,986,338	$19,585,299	$20,197,064	$20,833,881	100.0%	$84.29

Total Operating Expenses	$5,012,714	$6,117,554	$6,573,373	$6,249,017	$11,323,332	54.4%	$45.81

Net Operating Income	$5,713,542	$10,868,784	$13,011,926	$13,948,046	$9,510,549	45.6%	$38.48
TI/LC	0	0	0	0	555,684	2.7	2.25
Capital Expenditures	0	0	0	0	61,796	0.3	0.25
Net Cash Flow	$5,713,542	$10,868,784	$13,011,926	$13,948,046	$8,893,069	42.7%	$35.98

NOI DSCR(5)	1.39x	2.64x	3.15x	3.38x	2.31x
NCF DSCR(5)	1.39x	2.64x	3.15x	3.38x	2.16x
NOI DY(5)	5.8%	11.0%	13.1%	14.1%	9.6%
NCF DY(5)	5.8%	11.0%	13.1%	14.1%	9.0%

(1)	Net Operating Income increased from 2013 to 2014 to 2015 due to tenants representing approximately 75.0% of the net rentable area executing leases since the repositioning of the 1140 Avenue of the Americas Property in 2012.

(2)	The decrease in Net Operating Income from TTM 3/31/2016 to U/W is primarily due to the U/W ground rent increasing. The current annual ground rent of $348,047 increases to $4,746,094 on January 1, 2017 which was underwritten.

(3)	U/W Base Rent includes contractual rent steps through May 1, 2017, totaling $758,916.

(4)	The underwritten economic vacancy is 9.5%. The 1140 Avenue of the Americas Property was 90.8% physically occupied as of June 8, 2016.

(5)	Debt service coverage ratios and debt yields are based on the 1140 Avenue of the Americas Whole Loan.

Appraisal. As of the appraisal valuation date of May 1, 2016, the 1140 Avenue of the Americas Property had an “as-is” appraised value of $180,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated March 25, 2016 there was no evidence of any recognized environmental conditions at the 1140 Avenue of the Americas Property.

Market Overview and Competition. The 1140 Avenue of the Americas Property is located in the Midtown Manhattan market within the Sixth Avenue/Rockefeller Center office submarket in New York City. The 1140 Avenue of the Americas Property is directly accessible by the A/C/E, B/D/F/M, N/Q/R, 1/2/3, 4/5/6, and 7 subway lines. New York City is the home to the headquarters of 48 companies on the 2015 Fortune 500 list and the two largest stock exchanges in the world. According to the appraisal, New York City has created more jobs over the past five years than during any five-year period in the last half century. As of the first quarter of 2016, Sixth Avenue/Rockefeller Center office inventory was comprised of approximately 40.3 million square feet, the largest submarket of primary office inventory in the country. As of the same quarter, Class A office inventory within the Sixth Avenue/Rockefeller Center office submarket was comprised of approximately 38.3 million square feet with a vacancy rate of 5.9%. As of first quarter 2016, the Class A Sixth Avenue/Rockefeller Center office submarket rental rates were $96.71 per square foot gross. The appraiser analyzed a set of five directly competitive properties within the immediate competitive area of the 1140 Avenue of the Americas Property and concluded an office market rental range of $64.00 to $120.00 per square foot gross. Underwritten weighted average office rents at the 1140 Avenue of the Americas Property is $86.99 per square foot gross, which is below the appraisal’s concluded office submarket rent for the 1140 Avenue of the Americas Property of $96.71 per square foot gross.

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1140 AVENUE OF THE AMERICAS

The following table presents certain information relating to comparable leases to the 1140 Avenue of the Americas Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
1120 Avenue of the Americas New York, NY	1951/2005	21	415,000	99.2%	0.1 miles	Bank Hapoalim, B.M	January 2016 / 16 Yrs	47,005	$70.00	Gross
1065 Avenue of the Americas New York, NY	1958/NAP	34	536,524	86.5%	0.3 miles	Schireson Associates	April 2016 / 7 Yrs	7,558	$87.00	Gross
1065 Avenue of the Americas New York, NY	1958/NAP	34	536,524	86.5%	0.3 miles	XP Securities	March 2016 / 10 Yrs	7,558	$87.50	Gross
1350 Avenue of the Americas New York, NY	1966/NAP	35	424,000	93.7%	0.5 miles	Entercom Communications	April 2016 / 5 Yrs	3,391	$80.00	Gross
1370 Avenue of the Americas New York, NY	1971/2002	35	339,000	92.3%	0.6 miles	Andor Capital Management	October 2015 / 10.43 Yrs	10,269	$96.00	Gross

(1)	Information obtained from the appraisal and a third party market research report.

The Borrower. The borrower is ARC NYC1140SIXTH, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1140 Avenue of the Americas Whole Loan. American Realty Capital New York City REIT, Inc. (“ARCNYC REIT”) is the 99.993% owner and general partner of New York City Operating Partnership, L.P. which is the guarantor of certain nonrecourse carveouts under the 1140 Avenue of the Americas Whole Loan.

The Sponsor. The sponsor is ARCNYC REIT. As of June 30, 2016, ARCNYC REIT reported total assets of approximately $804.8 million, and a net worth of approximately $563.5 million. Exclusive of the 1140 Avenue of the Americas Property, the ARCNYC REIT owns five properties consisting of 841,857 square feet in New York City.

The external advisor and sponsor of ARCNYC REIT is an affiliate of AR Global Investments, LLC (“AR Global”). In addition, the 1140 Avenue of the Americas Property is subject to an operating management agreement with a wholly-owned subsidiary of AR Global (the “Operator”) pursuant to which the Operator is responsible for the management of the 1140 Avenue of the Americas Property. Certain principals and affiliates of AR Global as well as the previous external advisor and sponsor of ARCNYC REIT are subject to litigation and governmental proceedings. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Prospectus.

Escrows. The loan documents provide for upfront reserves in the amount of $342,123 for real estate taxes; $961,116 for existing tenant improvements (“TI”) and leasing commissions (“LC”) related to HWE New York LLC ($150,000 for TI and $78,009 for LC), Waterfall Asset Management ($316,360 for TI), and Upsilon Ventures ($52,933 for LC); $116,016 for ground rent; and $712,266 for free rent related to Upsilon Ventures LLC ($148,750) and Waterfall Asset Management ($563,516). The loan documents require monthly reserve deposits of one-twelfth of the estimated annual real estate taxes (currently equates to $171,061) and one-twelfth of the estimated annual ground rent (currently equates to $29,004). The loan documents do not require monthly escrows for insurance, provided that: (i) the blanket policy is acceptable to the lender and (ii) the borrower provides the lender with evidence of payment. Monthly collections for replacement reserves and TI/LC are waived unless a Reserve Funds Trigger Period (as defined below) has occurred and is continuing.

A “Reserve Funds Trigger Period” will commence upon any of the following: (i) the occurrence and continuance of an event of default; (ii) the debt service coverage ratio falling below 1.50x at any time; or (iii) the borrower defaulting under the management agreement beyond notice and cure periods. A Reserve Funds Trigger Period will be cured, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the debt service coverage ratio being equal to or greater than 1.52x for two consecutive calendar quarters; and with regard to clause (iii), upon the date the borrower has entered into a replacement management agreement with a qualified manager or the date on which the applicable default has been remedied to the lender’s satisfaction. Notwithstanding the foregoing, the borrower may avoid the existence of a Reserve Funds Trigger Period pursuant to clause (ii) above by (x) prior to the prepayment lockout period, posting a letter of credit with the lender in an amount (the “Reserve Funds Trigger Event DSCR Required Amount”) that when combined with the projected revenues of the 1140 Avenue of the Americas Mortgaged Property for the succeeding 12-month period achieves a debt service coverage ratio of at least 1.52x or (y) after the prepayment lockout date, prepaying the 1140 Avenue of the Americas Whole Loan in an amount equal to the Reserve Funds Trigger Event DSCR Required Amount in accordance with the related loan documents, which if prepaid prior to the prepayment open period, would include a payment equal to the greater of (A) 1% of the amount prepaid and (B) yield maintenance premium thereon.

Lockbox and Cash Management. The 1140 Avenue of the Americas Whole Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly into such lockbox account. The 1140 Avenue of the Americas Whole Loan also requires that all rents received by the borrower or the property manager be swept daily into

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the lockbox account. Prior to a Sweep Event Period (as defined below), all excess cash flow will be disbursed to the borrower. Upon a Sweep Event Period, excess cash flow will be held by the lender.

A “Sweep Event Period” will commence upon any of the following: (i) the occurrence of an event of default; (ii) the debt service coverage ratio falling below 1.40x (a “DSCR Sweep Event Trigger”); or (iii) the borrower defaulting under the management agreement. A Sweep Event Period will be cured, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the debt service coverage ratio being equal to or greater than 1.42x for two consecutive calendar quarters; and with regard to clause (iii), upon the date the borrower has entered into a replacement management agreement with a qualified manager or the date on which the applicable default has been remedied to the lender’s satisfaction. Notwithstanding the foregoing, the borrower may avoid the existence of a DSCR Sweep Event Trigger pursuant to clause (ii) above by (x) prior to the prepayment lockout period, posting a letter of credit with the lender in an amount (the “DSCR Sweep Event Trigger Required Amount”) that when combined with the projected revenues of the 1140 Avenue of the Americas Mortgaged Property for the succeeding 12-month period achieve a debt service coverage ratio of at least 1.42x or (y) after the prepayment lockout date, prepaying the 1140 Avenue of the Americas Whole Loan in an amount equal to the DSCR Sweep Event Trigger Required Amount in accordance with the loan documents, which if prepaid prior to the prepayment open period, would include a payment equal to the greater of (A) 1% of the amount prepaid and (B) yield maintenance thereon.

Property Management. The 1140 Avenue of the Americas Property is managed by CBRE, Inc. for a fee of $0.34 per square foot for the first year for the loan term and subject to annual increases of 3.0%.

Assumption. The borrower has the right to transfer the 1140 Avenue of the Americas Property provided that certain conditions are satisfied, including: (i) no event of default has occurred and is continuing; (ii) the proposed transferee is a qualified transferee as described in the 1140 Avenue of the Americas Whole Loan documents or is reasonably acceptable to the lender based upon, among other things, the lender reasonably determining that the proposed transferee and proposed guarantor satisfy the lender’s credit review and have an aggregate net worth of $175.0 million and liquidity of $7.5 million; (iii) unless the transferee is controlled and owned at least 51.0% by ARCNYC REIT or by a qualified equity holder as described in the 1140 Avenue of the Americas Whole Loan documents, the lender has received confirmation from each of Fitch, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-LC24 Certificates and similar confirmations from each rating agency rating any securities backed by any 1140 Avenue of the Americas Companion Loans with respect to the ratings of such securities; and (iv) unless the transferee is an affiliate of ARCNYC REIT, adequate transferee experience.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. The 1140 Avenue of the Americas Property is currently subject to a ground lease between 67 West 44th St. Inc., (“Ground Lessee”), a predecessor-in-interest to the borrower, and 1140 Sixth Avenue LLC (as successor-in-interest to Phoenix Mutual Life Insurance Company) (“Ground Lessor”). The 1140 Avenue of the Americas ground lease, dated October 1, 1951, expires December 31, 2066. The original term of the ground lease was fifty years and three months, and was scheduled to expire December 31, 2016; however, the Ground Lessee has exercised its final option to renew the ground lease for a term of fifty years commencing January 1, 2017 and expiring December 31, 2066. The current annual rent is $348,047 with an increase on January 1, 2017 to $4,746,094 and an increase on January 1, 2042 to $5,062,500. The 1140 Avenue of the Americas Property cash flows have been underwritten at the initial renewal rent step rent of $4,746,094 (see “Cash Flow Analysis” section). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the Prospectus.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 1140 Avenue of the Americas Property (provided that the borrower is not required to pay terrorism insurance premiums in excess of two times the premiums for all risk and business interruption coverage (exclusive of terrorism coverage) if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect). The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

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ONE MERIDIAN

A-3-38

ONE MERIDIAN

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BERKS COUNTY
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Hampden Blvd.
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READING
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Wyomissing, PA 19610
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West Reading
Grandview Blvd.
Perkiomen Ave.
Dwight St.
Woodside Ave.
Franklin St.
S. 3rd St.
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Reading Blvd.
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Wyomissing
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Hancock Blvd.
Lancaster Ave.
Morgantown Rd.
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Liggett Ave.
Upland Ave.
New Holland Rd.
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Philadelphia 54 miles
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HealthSouth Reading Rehab Hosp.
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183
61
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625
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A-3-39

No. 5 – One Meridian

Loan Information				Property Information
Mortgage Loan Seller:		Ladder Capital Finance LLC		Single Asset/Portfolio:	Single Asset
				Property Type:	Office
Original Principal Balance:		$37,000,000		Specific Property Type:	Suburban
Cut-off Date Balance:		$37,000,000		Location:	Wyomissing, PA
% of Initial Pool Balance:		3.5%		Size:	366,728 SF
Loan Purpose:		Acquisition		Cut-off Date Balance Per SF:	$100.89
Borrower Names:		Meridian Blvd Lofts Owner LLC; Agharta Meridian Realty LLC		Year Built/Renovated:	1990/2014
Sponsor:		Leibel Lederman		Title Vesting:	Fee
Mortgage Rate:		4.750%		Property Manager:	BPG Management Company, L.P.
Note Date:		July 26, 2016		4th Most Recent Occupancy:	NAV
Anticipated Repayment Date:		NAP		3rd Most Recent Occupancy (As of):	78.8% (12/31/2013)
Maturity Date:		August 6, 2026		2nd Most Recent Occupancy (As of):	83.8% (12/31/2014)
IO Period:		60 months		Most Recent Occupancy (As of)(3):	89.1% (12/31/2015)
Loan Term (Original):		120 months		Current Occupancy (As of)(3):	97.2% (6/24/2016)
Seasoning:		1 month
Amortization Term (Original):		360 months		Underwriting and Financial Information:
Loan Amortization Type:		Interest-only, Amortizing Balloon
Interest Accrual Method:		Actual/360		4th Most Recent NOI (As of)(4):	$3,793,692 (12/31/2013)
Call Protection:		L(25),D(92),O(3)		3rd Most Recent NOI (As of)(4):	$2,589,387 (12/31/2014)
Lockbox Type:		Hard/Upfront Cash Management		2nd Most Recent NOI (As of)(4):	$3,285,687 (12/31/2015)
Additional Debt(1):		None		Most Recent NOI (As of)(4):	$3,908,642 (TTM 3/31/2016)
Additional Debt Type(1):		NAP
				U/W Revenues(4):	$8,012,942
				U/W Expenses(4):	$3,717,456
				U/W NOI(4):	$4,295,487
				U/W NCF(4):	$3,726,193
Escrows and Reserves(2):				U/W NOI DSCR :	1.85x
				U/W NCF DSCR:	1.61x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	11.6%
Taxes	$122,848	$61,424	NAP	U/W NCF Debt Yield:	10.1%
Insurance	$16,664	$5,555	NAP	As-Is Appraised Value:	$54,750,000
Replacement Reserves	$0	$6,112	NAP	As-Is Appraisal Valuation Date:	May 3, 2016
TI/LC Reserve	$228,485	$41,357	NAP	Cut-off Date LTV Ratio:	67.6%
Free Rent Reserve	$51,100	$0	NAP	LTV Ratio at Maturity or ARD:	62.1%

(1)	See “Other Indebtedness” section.
(2)	See “Escrows” section.

(3)	See “Historical Occupancy” section.

(4)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “One Meridian Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an office building located in Wyomissing, Pennsylvania (the “One Meridian Property”). The One Meridian Mortgage Loan was originated on July 26, 2016 by Ladder Capital Finance LLC. The One Meridian Mortgage Loan had an original principal balance of $37,000,000, has an outstanding principal balance as of the Cut-off Date of $37,000,000 and accrues interest at a rate of 4.750% per annum. The One Meridian Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The One Meridian Mortgage Loan matures on August 6, 2026.

Following the lockout period, the borrowers have the right to defease the One Meridian Mortgage Loan in whole, but not in part, on any date before June 6, 2026. In addition, the One Meridian Mortgage Loan is prepayable without penalty on or after June 6, 2026.

A-3-40

ONE MERIDIAN

Sources and Uses

Sources			Uses
Original loan amount	$37,000,000	70.1%	Purchase price	$51,500,000	97.6%
Sponsor’s new cash contribution	13,274,412	25.2	Reserves	419,097	0.8
Preferred equity	2,500,000	4.7	Closing costs	855,315	1.6
Total Sources	$52,774,412	100.0%	Total Uses	$52,774,412	100.0%

The Property. The One Meridian Property is a four-story class A office building containing approximately 366,728 square feet located on a 5.4-acre parcel in Wyomissing, Pennsylvania, approximately 51.6 miles northwest of Philadelphia. The One Meridian Property was originally built to suit in 1990 as the former Meridian Bank headquarters and features an on-site fitness center, and an on-site cafeteria. The largest tenants at the One Meridian Property include Allstate Insurance Company (rated A-, A3 and A- by Fitch, Moody’s and S&P, respectively), Continental Casualty Company (rated BBB+, Baa2 and BBB by Fitch, Moody’s and S&P) and Godiva Chocolatier, Inc. The One Meridian Property features 1,600 surface parking spaces resulting in a parking ratio of 4.4 spaces per 1,000 square feet of rentable area. As of June 24, 2016, the One Meridian Property was 97.2% leased by 14 tenants.

The One Meridian Property is subject to a condominium regime. The One Meridian Property consists of unit one of a three -unit condominium association. The One Meridian Property currently comprises a total of 85% of the interests in the condominium with unit 2 comprising the remaining 15%. Unit 3 does not have any common interests. At origination, the condominium board consisted of 3 members. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium Interests” in the Prospectus.

The following table presents certain information relating to the tenancy at the One Meridian Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Allstate Insurance Company	A-/A3/A-	62,383	17.0%	$24.14	$1,505,926	20.7%	3/31/2023(3)
Continental Casualty Company(4)	BBB+/Baa2/BBB	62,354	17.0%	$21.45	$1,337,691	18.4%	7/31/2024(5)
Godiva Chocolatier, Inc.	NR/NR/NR	50,274	13.7%	$21.75	$1,093,460	15.0%	3/31/2026
UGI Energy Services Inc.	NR/NR/NR	48,902	13.3%	$20.50	$1,002,491	13.8%	12/31/2020(6)
Distributed Systems Services, Inc.	NR/NR/NR	41,533	11.3%	$19.70	$818,200	11.3%	9/30/2022
Total Major Tenants		265,446	72.4%	$21.69	$5,757,767	79.2%

Non-Major Tenants(7)		91,000	24.8%	$16.60(7)	$1,510,275	20.8%

Occupied Collateral Total(7)		356,446	97.2%	$20.39(7)	$7,268,042	100.0%

Vacant Space		10,282	2.8%

Collateral Total		366,728	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through February 2017, totaling $135,714.
(3)	Allstate Insurance Company has one five-year lease extension option with at least 9 months’ prior notice. The tenant may terminate up to 14,521 square feet (approximately 4.0% of the net rentable area) of independently leasable space effective as of April 30, 2021 with at least 9 months’ prior notice.
(4)	Continental Casualty Company has 5,840 square feet of expansion space for which they are not yet in occupancy or paying rent. Continental Casualty Company is expected to take occupancy of the expansion space in October 2016 after completion of their build out and will receive free rent through December 2016; all remaining free rent following the origination date was reserved upfront.
(5)	Continental Casualty Company has one five-year lease extension option with at least 12 months’ prior notice. The tenant may terminate up to 31,081 square feet (approximately 8.5% of the net rentable area) effective as of October 31, 2019.
(6)	UGI Energy Services, Inc. may terminate its lease effective as of June 30, 2018 and continuing every 6 months thereafter with at least 6 months prior notice to the applicable termination date.
(7)	Non-Major Tenants includes the café, conference room, leasing office, and storage space totaling 13,114 square feet which has no associated rent; the Annual U/W Base Rent PSF for Non-Major Tenants and Occupied Collateral Total excluding that square footage is $19.39 and $21.17, respectively.

A-3-41

ONE MERIDIAN

The following table presents certain information relating to the lease rollover schedule at the One Meridian Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	1	9,568	2.6%	9,568	2.6%	$210,496	2.9%	$22.00
2017	1	6,729	1.8%	16,297	4.4%	$25,503	0.4%	$3.79
2018	1	7,093	1.9%	23,390	6.4%	$149,095	2.1%	$21.02
2019	1	2,120	0.6%	25,510	7.0%	$44,520	0.6%	$21.00
2020	4	78,247	21.3%	103,757	28.3%	$1,599,501	22.0%	$20.44
2021	1	14,186	3.9%	117,943	32.2%	$297,906	4.1%	$21.00
2022	1	41,533	11.3%	159,476	43.5%	$818,200	11.3%	$19.70
2023	1	62,383	17.0%	221,859	60.5%	$1,505,926	20.7%	$24.14
2024	1	62,354	17.0%	284,213	77.5%	$1,337,691	18.4%	$21.45
2025	1	8,845	2.4%	293,058	79.9%	$185,745	2.6%	$21.00
2026	1	50,274	13.7%	343,332	93.6%	$1,093,460	15.0%	$21.75
Thereafter	0	0	0.0%	343,332	93.6%	$0	0.0%	$0.00
Vacant	0	10,282	2.8%	353,614	96.4%	$0	0.0%	$0.00
Other(4)	0	13,114	3.6%	366,728	100.0%	$0	0.0%	$0.00
Total/Weighted	14	366,728	100.0%			$7,268,042	100.0%	$21.17

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant and Other space.

(4)	Includes the café, conference room, leasing office, and storage space which do not have leases or associated rent.

The following table presents historical occupancy percentages at the One Meridian Property:

Historical Occupancy

12/31/2012	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)(2)	6/24/2016(2)(3)(4)
NAV	78.8%	83.8%	89.1%	97.2%

(1)	Information obtained from the borrower.

(2)	The increase in in occupancy from 2015 is due to recent leasing of 75,225 square feet since January 2015.

(3)	Information obtained from the underwritten rent roll.

(4)	As of June 24, 2016, the One Meridian Property was 97.2% leased; Continental Casualty Company is expected to take occupancy of its expansion space in October 2016 (1.6% of net rentable area).

A-3-42

ONE MERIDIAN

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the One Meridian Property:

Cash Flow Analysis

	2013(1)	2014(1)(2)	2015(2)	TTM 3/31/2016(2)	U/W(2)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$6,101,930	$5,303,912	$5,729,353	$6,217,346	$7,268,042	90.7%	$19.82
Grossed Up Vacant Space	0	0	0	0	208,942	2.6	0.57
Total Reimbursables	1,338,098	1,248,652	1,257,953	1,266,280	1,335,244	16.7	3.64
Other Income	22,260	51,925	27,865	81,937	81,937	1.0	0.22
Less Vacancy & Credit Loss	0	0	0	0	(881,223)(3)	(11.0)	(2.40)
Effective Gross Income	$7,462,288	$6,604,488	$7,015,172	$7,565,563	$8,012,942	100.0%	$21.85

Total Operating Expenses	$3,668,596	$4,015,101	$3,729,485	$3,656,921	$3,717,456	46.4%	$10.14

Net Operating Income	$3,793,692	$2,589,387	$3,285,687	$3,908,642	$4,295,487	53.6%	$11.71
TI/LC	0	0	0	0	495,948	6.2	1.35
Capital Expenditures	0	0	0	0	73,346	0.9	0.20
Net Cash Flow	$3,793,692	$2,589,387	$3,285,687	$3,908,642	$3,726,193	46.5%	$10.16

NOI DSCR	1.64x	1.12x	1.42x	1.69x	1.85x
NCF DSCR	1.64x	1.12x	1.42x	1.69x	1.61x
NOI DY	10.3%	7.0%	8.9%	10.6%	11.6%
NCF DY	10.3%	7.0%	8.9%	10.6%	10.1%

(1)	The decrease in Net Operating Income from 2013 to 2014 was due to the termination of the lease of a major tenant in 2013.

(2)	The increase in Net Operating Income from 2014, 2015 and TTM 3/31/2016 to U/W is due to recent leasing which includes UGI Utilities ($297,906), Continental Casualty Company expansion ($116,613), UGI Energy Services Inc. expansion ($253,760), and free rent burn off from Engle-Hambright & Davies ($181,323).

(3)	The underwritten economic vacancy is 10.0%. The One Meridian Property was 97.2% physically occupied as of June 24, 2016.

Appraisal. As of the appraisal valuation date of May 3, 2016, the One Meridian Property had an “as-is” appraised value of $54,750,000.

Environmental Matters. According to a Phase I environmental site assessment dated May 9, 2016, there was no evidence of any recognized environmental conditions at the One Meridian Property.

Market Overview and Competition. The One Meridian Property is located in the Spring Township section of Wyomissing, Pennsylvania, approximately 2.8 miles west of Reading, Pennsylvania. As of July 2015, Reading had a population of 87,879 making it the fifth largest city in Pennsylvania according to a government agency. The One Meridian Property is located off of Paper Mill Road and Broadcasting Station Road, which connect to US Route 222 in the north and State Hill Road in the south. The One Meridian Property also has access to US Route 422, which is a regional highway. The largest employers within Reading, Pennsylvania are Reading Hospital and Medical Center with approximately 6,920 employees, East Penn Manufacturing Co. Inc. with approximately 6,780 employees and Carpenter Technology Corp. with approximately 2,360 employees. The estimated 2015 population within a one-, three- and five-mile radius of the One Meridian Property was 20,037, 189,963, 478,159, respectively, while the estimated 2015 average household income within the same radii was $103,468, $109,630 and $103,333, respectively.

According to the appraisal, the One Meridian Property is located in the Wyomissing office submarket within Berks County, which reported a 11.4% vacancy rate as of the first quarter 2016. As of the same quarter, Berks County reported an occupancy of 91.4%. The appraiser identified a competitive peer group for the One Meridian Property which had a weighted average occupancy rate of 89.5%. The appraiser concluded to a blended market rent of $20.50 per square foot gross.

A-3-43

ONE MERIDIAN

The following table presents certain information relating to comparable leases to the One Meridian Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
2 Meridian Blvd Wyomissing, PA	1990/NAP	3	70,000	97.5%	0.4 miles	Waddell & Reed	July 2013 / 5 Yrs	5,165	$19.75	MG
30 Commerce Drive Wyomissing, PA	1990/NAP	1	8,315	100%	0.6 miles	Goodlife Financial Group	August 2014 / 7.3 Yrs	5,045	$14.00	MG
1105 Berkshire Blvd Wyomissing, PA	1986/2003	3	69,440	84.4%	1.4 miles	Traveler’s Insurance – Ren.	March 2013 / 5 Yrs	58,511	$19.90	MG
1125 Berkshire Blvd Wyomissing, PA	1989/NAP	1	57,346	44.5%	1.6 miles	JC Ehrlich	October 2015 / 10 Yrs	17,796	$11.31	NNN
1125 Berkshire Blvd Wyomissing, PA	1989/NAP	1	57,346	44.5%	1.6 miles	Berks County Tax Bureau	November 2015 / 20 Yrs	17,796	$10.25	NNN

(1)	Information obtained from the appraisal.

The Borrowers. The borrowers are Meridian Blvd Lofts Owner LLC and Agharta Meridian Realty LLC as tenants-in-common with two independent directors. Meridian Blvd Lofts Owner LLC owns 81% of the tenancy in common interests and Agharta Meridian Realty LLC owns 19% of the tenancy in common interests in the One Meridian Property. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the One Meridian Mortgage Loan. Leibel Lederman is the guarantor of certain nonrecourse carveouts under the One Meridian Mortgage Loan.

The Sponsor. The sponsor is Leibel Lederman, who is a partner at Galil Management (“Galil”), an investment firm specializing in multi-family properties throughout New York City. Galil developed, owned and managed a significant portfolio of commercial properties throughout the 1980’s and early 1990’s, and then shifted its focus into more multi-family holdings following the commercial real estate downturn in the early 1990’s. This shift into multi-family was accelerated in the 2000’s. Currently Galil’s portfolio consists of approximately 6,000 residential units across New York City. Mr. Lederman has been involved in commercial real estate for the last 35 years.

Escrows. The One Meridian Mortgage Loan documents provide for upfront escrows in the amount of $122,848 for real estate taxes, $16,664 for insurance premiums, $51,100 for a free rent reserve related to the Continental Casualty Company lease, and $228,485 for outstanding tenant improvement and leasing commissions related to the Continental Casualty Company expansion space ($145,663) and UGI Utilities ($82,822). The loan documents also provide for ongoing monthly reserve deposits in the amount of $61,424 for real estate taxes, $5,555 for insurance premiums, $6,112 for replacement reserves and $41,357 for tenant improvements and leasing commissions.

Lockbox and Cash Management. The One Meridian Mortgage Loan documents require a lender-controlled lockbox account, which is already in place, and require the borrowers to direct tenants to pay all rents directly into such lockbox account. The One Meridian Mortgage Loan documents also require that any rent received by a borrower or property manager will be deposited into such lockbox account within one business day of receipt. Prior to a Cash Sweep Event (as defined below), all excess cash flow will be held by the borrowers. Upon the occurrence and during the continuance of a Cash Sweep Event, any excess cash flow will be held as additional collateral for the One Meridian Mortgage Loan in the excess cash flow account.

A “Cash Sweep Event” will commence upon: (i) the occurrence of an event of default occurs under the loan documents or the property management agreement; (ii) the amortizing debt service coverage ratio falling below 1.20x at any time; (iii) any tenant accounting for more than 10.0% of the total rent or square footage (a “Significant Tenant”) ceasing to conduct, or giving notice of its intent to cease conducting, its normal business operations in substantially all of its leased premises; (iv) any Significant Tenant (or such tenant’s parent, if applicable) becoming insolvent or filing for bankruptcy; (v) twelve months prior to the expiration of a Significant Tenant’s lease; or (vi) the date upon which a Significant Tenant’s lease expires or terminates in whole or in part.

A Cash Sweep Event may be cured up to two times during the course of the One Meridian Mortgage Loan; with regard to clause (i), upon the cure of such event of default or upon the date the borrower has entered into a replacement management agreement with a qualified manager; with regard to clause (ii), upon the amortizing debt service coverage ratio being equal to or greater than 1.30x for two consecutive calendar quarters; with regard to clause (iii), upon the applicable Significant Tenant resuming normal business operations at substantially all of its leased premises for two consecutive calendar quarters and, if applicable, revoking any such notice, or the retenanting of the applicable Significant Tenant’s space in accordance with the requirements of the One Meridian Mortgage Loan documents; with regard to clause (iv), upon the applicable Significant Tenant or such Significant Tenant’s parent company, as the case may be, becoming solvent to the lender’s satisfaction for two consecutive calendar quarters or emerging from bankruptcy and affirming its lease; and with regard to clauses (v) and (vi), upon the applicable Significant Tenant renewing its lease for a minimum of five years in accordance with (a) the renewal terms set forth in such lease or (b) in accordance with the requirements of the One Meridian Mortgage Loan documents or the retenanting of the applicable Significant Tenant’s space in accordance with the requirements of the One Meridian Mortgage Loan documents.

Property Management. The One Meridian Property is managed by BPG Management Company, L.P.

A-3-44

ONE MERIDIAN

Assumption. The borrowers have the one time right to transfer the One Meridian Property provided that certain conditions are satisfied, including: (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength, and general business standing; and (iii) if required by the lender, a rating agency confirmation is obtained from Fitch, KBRA and Moody’s to the effect that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-LC24 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Other Indebtedness. The One Meridian Mortgage Loan is acquisition financing, and the seller of the One Meridian Property contributed $2,500,000 towards the purchase price as preferred equity. The preferred equity is structured and based on an 8.0% return of future net cash flow. The seller is entitled to the return of its equity contribution and preferred returns as follows: an amount of not less than 15% of any net profit available from the related One Meridian Property, which payment will first be used to pay down the equity contribution, and then to pay the preferred return. The seller’s equity contribution will not entitle the seller to any voting rights or management rights. No member has any obligations to make additional capital contributions. The managing member may make additional capital contributions and the preferred equity member may make contributions earmarked for distribution to the borrower to avoid foreclosure.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the One Meridian Property, as well as business interruption covering no less than the 12-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

A-3-45

THE SHOPS AT CRYSTALS

A-3-46

THE SHOPS AT CRYSTALS

CARTIFACT
Panorama Towers
The Martin Condos
Aria
Vdara
Bellagio
Monte Carlo
Cosmopolitan
Mandarin Oriental
EAST HARMON AVENUE
THE SHOPS AT CRYSTALS
WEST ARIA PLACE
THE STRIP
SOUTH LAS VEGAS BOULEVARD

A-3-47

THE SHOPS AT CRYSTALS

VACANT
THE NEWS
VACANT
VACANT
VACANT
BALLY
Paul Smith
DOLCE & GABBANA WOMEN'S
roberto cavalli
VERSACE
BOTTEGA VENETA
HERMÈS PARIS
Dior
BVLGARI
CÉLINE
MIKIMOTO
Ermenegildo Zegna
AUDEMARS PIGUET
HARMON BUILDING PAD
DOLCE & GABBANA MEN'S
LANVIN
TOM FORD
PRADA
TIFFANY & CO.
Street Level
N
Major
In-line
Las Vegas Flagship Stores
Vacant
Not Part of the Collateral

A-3-48

THE SHOPS AT CRYSTALS

A-3-49

THE SHOPS AT CRYSTALS

HERMÈS
PARIS
2017 EXPANSION
OPEN TO BELOW
PLANT
OPEN TO TENANT BELOW
PLANT
VEER TOWER
PLANT
OPEN TO MALL BELOW
OPEN TO TENANT BELOW
OPEN TO TENANT BELOW
PLANT
OPEN TO TENANT BELOW
PLANT
VEER TOWER
PLANT
OPEN TO TENANT BELOW
OPEN TO TENANT BELOW
PLANT
PLANT
OPEN TO MALL BELOW
GUCCI
STORAGE
STORAGE
PRADA
STORAGE
OPEN TO TENANT BELOW
Mezzanine Level
N
Major
Las Vegas Flagship Stores
Currently Unimproved Space
Not Part of the Collateral

A-3-50

THE SHOPS AT CRYSTALS

The Shops at Crystals
3720 South Las Vegas Boulevard
Las Vegas, NV 89109
Las Vegas Strip
LAS VEGAS
McCarran International Airport
Desert Inn Rd.
Flamingo Rd.
Harmon Ave.
Tropicana Ave.
Reno Ave.
Hacienda Ave.
Russell Rd.
Twain Ave
Industrial Rd.
Frank Sinatra Dr.
Valley View Blvd.
Las Vegas Freeway
Las Vegas Blvd.
Las Vegas Blvd. South
Paradise Rd.
Koval Ln.
Giles St.
Rue de Monte Carlo
15
UNLV
LAS VEGAS MONORAIL
Somerset Shopping Center
Las Vegas Convention Center
L.V. CONV. CENTER
TRUMP INTERNATIONAL HOTEL LV
Fashion Show Mall
ENCORE LAS VEGAS
WYNN LAS VEGAS
Wynn Esplanade
Wynn Las Vegas Golf Club
MARDI GRAS HOTEL & CASINO
TREASURE ISLAND
MIRAGE-TREASURE ISLAND TRAM
The Grand Canal Shoppes
Outdoor Gondola Rides
THE VENETIAN
Sands Expo and Convention Center
THE MIRAGE
Madam Tussauds LV
CASINO ROYAL
HARRAH'S LAS VEGAS
HARRAH'S/THE LINQ
THE LINQ
O'Shea's Casino
The Forum Shops at Caesars
The Colosseum
CAESAR'S PALACE
FLAMINGO LAS VEGAS
FLAMINGO/CAESAR'S PALACE
WESTIN
THE CROMWELL
HOLIDAY INN CLUB LAS VEGAS
The Meridian Luxury Condos
GOLD COAST
RIO HOTEL AND CASINO
PALMS CASINO RESORT
Via Bellagio
Grand Bazaar Shops
BALLY'S
BALLY'S/PARIS LAS VEGAS
THE PLATINUM HOTEL
TUSCANY SUITES & CASINO
Fountains at Bellagio
BALLAGIO
PARIS LAS VEGAS
Miracle Mile Shops
PLANET HOLLYWOOD
BELLAGIO-CITY CENTER-MONTE CARLO TRAM
THE COSMOPOLITAN OF LAS VEGAS
VDARA HOTEL & SPA
HARD ROCK HOTEL & CASINO
ARIA RESORT & CASINO
Veer Towers
Harley Davidson Cafe
Polo Towers
WYNDHAM GRAND DESERT
ALEXIS PARK
Panorama Towers
CITY CENTER
MANDARIN ORIENTAL
THE SIGNATURE @ MGM GRAND
Aria Convention Center
MONTE CARLO
Hawaiian Marketplace
Grand Garden Arena
Conference Center
Hard Rock Cafe LV
Showcase Mall
MGM Shops
T-Mobile Arena
NEW YORK NEW YORK
MGM GRAND
EXCALIBUR-LUXOR-MANDALAY BAY TRAM
David Copperfield Theatre
HOOTERS CASINO HOTEL
EXCALIBUR HOTEL & CASINO
THE NEW TROPICANA
Titanic
LUXOR HOTEL & CASINO
Mandalay Place
Mandalay Bay Theatre
MANDALAY BAY
Mandalay Bay Event Center
North Conv. Center
FOUR SEASONS
Shark Reef Aquarium at Mandalay Bay
South Convention Center
Welcome to Las Vegas Sign
NORTH LAS VEGAS
Summerlin
Sunrise Manor
Downtown
Winchester
Spring Valley
LV Strip
Paradise
Enterprise
HENDERSON

A-3-51

No. 6 – The Shops at Crystals

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
				Property Type:	Retail
Original Principal Balance(1):	$35,000,000			Specific Property Type:	Anchored
Cut-off Date Balance(1):	$35,000,000			Location:	Las Vegas, NV
% of Initial Pool Balance:	3.3%			Size:	262,327 SF
Loan Purpose:	Recapitalization			Cut-off Date Balance Per SF(1):	$1,458.87
Borrower Name:	The Crystals Las Vegas, LLC			Year Built/Renovated:	2009/NAP
Sponsors(2):	Simon Property Group, L.P.; Invesco Advisers Inc.			Title Vesting:	Fee
Mortgage Rate:	3.744%			Property Manager:	Self-managed
Note Date:	June 9, 2016			4th Most Recent Occupancy (As of):	90.5% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	95.7% (12/31/2013)
Maturity Date:	July 1, 2026			2nd Most Recent Occupancy (As of):	93.8% (12/31/2014)
IO Period:	120 months			Most Recent Occupancy (As of):	91.0% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of)(6):	87.6% (4/21/2016)
Seasoning:	2 months
Amortization Term (Original):	None			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$34,351,614 (12/31/2012)
Call Protection(3):	L(26),D(87),O(7)			3rd Most Recent NOI (As of):	$40,054,352 (12/31/2013)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$43,642,314 (12/31/2014)
Additional Debt(1)(4):	Yes			Most Recent NOI (As of):	$46,376,811 (12/31/2015)
Additional Debt Type(1)(4):	Pari Passu and Subordinate Debt
				U/W Revenues:	$64,805,737
				U/W Expenses:	$15,337,868
				U/W NOI:	$49,467,869
				U/W NCF:	$47,610,240
				U/W NOI DSCR(1):	3.41x
Escrows and Reserves(5):				U/W NCF DSCR(1):	3.28x
				U/W NOI Debt Yield(1):	12.9%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	12.4%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$1,100,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	April 26, 2016
Replacement Reserves	$0	Springing	$104,931	Cut-off Date LTV Ratio(1):	34.8%
TI/LC Reserve	$0	Springing	$4,440,000	LTV Ratio at Maturity or ARD(1):	34.8%

(1)	The Shops at Crystals Whole Loan (as defined below), which had an original principal balance of $550,000,000, is comprised of The Shops at Crystals Senior Notes (as defined below) totaling $382,700,000 and The Shops at Crystals Subordinate Companion Loans (as defined below) totaling $167,300,000. The non-controlling The Shops at Crystals Mortgage Loan (as defined below) had an original principal balance of $35,000,000, has an outstanding principal balance of $35,000,000 as of the Cut-off Date and will be contributed to the WFCM 2016-LC24 Trust. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on The Shops at Crystals Senior Notes. The Cut-off Date LTV Ratio, U/W NCF DSCR and U/W NCF DY based on The Shops at Crystals Whole Loan are 50.0%, 2.28x and 8.7%, respectively.

(2)	See “The Sponsors” section.

(3)	The defeasance lockout period will be at least 26 payment dates beginning with and including the first payment date of August 1, 2016. Defeasance of The Shops at Crystals Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized, and (ii) August 1, 2019. The assumed lockout period of 26 payments is based on the expected WFCM 2016-LC24 Trust closing date in September 2016.

(4)	See “Subordinate and Mezzanine Indebtedness” section.

(5)	See “Escrows” section.

(6)	See “Historical Occupancy” section.

The Mortgage Loan. The mortgage loan (“The Shops at Crystals Mortgage Loan”) is part of a whole loan (“The Shops at Crystals Whole Loan”) evidenced by (i) two tranches of senior loans, each comprised of 12 pari passu notes (“The Shops at Crystals Senior Notes”), and (ii) three subordinate loans, each comprised of three pari passu notes (“The Shops at Crystals Subordinate Companion Loans”), secured by the fee interest in a luxury shopping center located in Las Vegas, Nevada (“The Shops at Crystals Property”). The Shops at Crystals Whole Loan was co-originated on June 9, 2016 by Wells Fargo Bank, National Association, Bank of America, N.A. and JPMorgan Chase Bank, National Association. The Shops at Crystals Whole Loan had an original principal balance of $550,000,000, has an outstanding principal balance as of the Cut-off Date of $550,000,000 and accrues interest at an interest rate of 3.744% per annum. The Shops at Crystals Whole Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires payments of interest only through the term of The Shops at Crystals Mortgage Loan. The Shops at Crystals Whole Loan matures on July 1, 2026.

The Shops at Crystals Mortgage Loan, evidenced by one note from each of the two tranches of The Shops at Crystals Senior Notes (Notes A-3-B-1 and B-3-B-1), which will be contributed to the WFCM 2016-LC24 Trust, had an aggregate original principal balance of $35,000,000, has an aggregate outstanding principal balance as of the Cut-off Date of $35,000,000 and represents a senior pari

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THE SHOPS AT CRYSTALS

passu non-controlling interest in The Shops at Crystals Whole Loan. Six of the senior pari passu notes (three from each of the two tranches of The Shops at Crystals Senior Notes) and The Shops at Crystals Subordinate Companion Loans, which were contributed to the SHOPS 2016-CSTL Trust, had an original aggregate principal balance of $300,000,000 and include Note A-1-A, which represents the controlling interest in The Shops at Crystals Whole Loan. Eight notes of The Shops at Crystals Senior Notes (Notes A-2-B-2, A-2-B-3, A-3-B-2, A-3-B-3, B-2-B-2, B-2-B-3, B-3-B-2 and B-3-B-3), which had an aggregate original principal balance of $80,000,000, were contributed to the WFCM 2016-BNK1 Trust. Two notes from The Shops at Crystals Senior Notes (Notes A-1-B-1 and B-1-B-1), which had an aggregate original principal balance of $50,000,000, were contributed to the JPMCC 2016-JP2 Trust. Two notes from The Shops at Crystals Senior Notes (Notes A-1-B-2 and B-1-B-2), which had an aggregate original principal balance of $50,000,000, were contributed to the DBJPM 2016-C3 Trust. The remaining non-controlling notes from The Shops at Crystals Senior Notes, which had an aggregate original principal balance of $35,000,000, are currently held by Bank of America, N.A. and are expected to be contributed to future securitization trusts. The lender provides no assurances that any non-securitized notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Shops at Crystals Whole Loan” in the Prospectus.

Following the lockout period, on any date before January 1, 2026, the borrower has the right to defease The Shops at Crystals Whole Loan in whole, but not in part. In addition, The Shops at Crystals Whole Loan is prepayable without penalty on or after January 1, 2026. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) August 1, 2019.

Sources and Uses

Sources			Uses
Original whole loan amount	$550,000,000	100.0%	Closing costs	$1,952,902	0.4%
			Return of equity	548,047,098	99.6
Total Sources	$550,000,000	100.0%	Total Uses	$550,000,000	100.0%

The Property. The Shops at Crystals Property consists of the fee interest in an approximately 262,327 square foot, luxury shopping center located in the CityCenter development in the heart of the Las Vegas strip. Developed in 2009, The Shops at Crystals Property is highly visible and easily accessible with 374 feet of frontage along the Strip. The Shops at Crystals Property is attached to the Aria Resort & Casino, accessible via the ARIA Express Tram from the Bellagio Resort & Casino and the Monte Carlo, and adjacent to the Mandarin Oriental, The Cosmopolitan and the Vdara Hotel & Spa. The Shops at Crystals Property also forms the base of the twin, 37-story, 674-unit Veer Towers luxury condominium. CityCenter is an approximately 18 million square foot development and the largest retail district to receive LEED+ Gold Core & Shell certification from the United States Green Building Council. The development is situated on the west side of Las Vegas Boulevard and was developed by MGM Resorts International and Dubai World.

The Shops at Crystals Property features a collection of luxury brands. Tenants occupying 10,000 or more square feet include Louis Vuitton, Gucci, Prada and Tiffany & Co., which collectively comprise approximately 22.6% of the property’s net rentable area. The Shops at Crystals Property also serves, or will serve (in the case of the Hermès expansion), as the Las Vegas flagship location for nine of the tenants (Louis Vuitton, Gucci, Tom Ford, Prada, Roberto Cavalli, Ermenegildo Zegna, Dolce & Gabbana, Tourbillon and Hermès). Approximately 41.7% of 2015 sales and 33.6% of net rentable area comes from investment grade tenants including LVMH (parent company of Bulgari, Celine, Christian Dior, Emilio Pucci, Fendi, Loro Piana, Louis Vuitton and TAG Heuer), Kering (parent company of Yves Saint Laurent, Bottega Veneta, Balenciaga, Gucci and Stella McCartney), JAB Holdings (parent company of Bally and Jimmy Choo), Tiffany & Co. and Luxottica (parent company of Ilori).

As of April 21, 2016, The Shops at Crystals Property was approximately 87.6% leased by 50 tenants (excluding the Hermès expansion space). Hermès has executed a new lease to relocate from its 4,582 square foot space on the first floor to 13,507 square feet of space across two floors, effective December 1, 2017. Inclusive of the second floor expansion space, The Shops at Crystals

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THE SHOPS AT CRYSTALS

Property was 88.2% leased as of April 21, 2016. The Shops at Crystals Property reported 2015 aggregate sales of approximately $317.8 million ($1,330 per square foot). Based on underwritten gross rent and 2015 total sales, the 2015 occupancy cost was 19.2%. Total sales per square foot have increased by approximately 9.4% from 2012 to 2015, and net operating income has increased by approximately 35.0% during the same period.

The following table presents certain information relating to the tenancy at The Shops at Crystals Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)(4)	Lease Expiration Date

Major Tenants
Louis Vuitton	NR/NR/A+	22,745	8.7%	$192.57	$4,380,010(5)	9.5%	$2,140	9.0%	12/31/2019
Prada	NR/NR/NR	15,525	5.9%	$243.45	$3,779,524	8.2%	$729	33.4%	12/31/2019
Ermenegildo Zegna	NR/NR/NR	9,926	3.8%	$277.46	$2,754,064	6.0%	$685	40.5%	12/31/2020
Tiffany & Co.	BBB+/Baa2/BBB+	10,000	3.8%	$220.00	$2,200,000	4.8%	$1,450	15.2%	1/31/2024(6)
Tom Ford	NR/NR/NR	7,693	2.9%	$275.55	$2,119,775	4.6%	$1,654	16.7%	12/31/2019
Gucci	NR/NR/BBB	10,952	4.2%	$166.45	$1,822,983	4.0%	$1,380	12.1%	12/31/2025
Total Major Tenants		76,841	29.3%	$221.97	$17,056,356	37.0%

Non-Major Tenants		153,068	58.4%	$190.04	$29,089,390	63.0%

Occupied Collateral Total		229,909	87.6%	$200.71	$46,145,746	100.0%

Vacant Space		32,418	12.4%

Collateral Total		262,327	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent includes contractual rent increases through May 2017 totaling $939,332.

(3)	Sales PSF and Occupancy Costs are for the trailing 12-month period ending December 31, 2015.

(4)	Occupancy Costs are calculated based on Annual U/W Base Rent divided by tenant sales.

(5)	Represents percentage rent in lieu of base rent, based on 2015 sales.

(6)	Tiffany & Co. has the right to terminate its lease if annual gross sales for 2016 are less than $30.0 million. Tiffany & Co. reported gross sales of approximately $14.5 million for the trailing 12-month period ending December 31, 2015.

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THE SHOPS AT CRYSTALS

The following table presents certain information relating to the historical sales and occupancy costs at The Shops at Crystals Property:

Historical Tenant Sales (PSF) and Occupancy Costs(1)

	Historical Tenant Sales (PSF)			Current Occupancy Cost(2)
Tenant Name	2013	2014	2015
Louis Vuitton	$2,084	$2,151	$2,140	9.0%
Prada	$1,102	$943	$729	33.4%
Ermenegildo Zegna	$769	$787	$685	40.5%
Tiffany & Co.	$1,593	$1,863	$1,450	15.2%
Tom Ford	$1,661	$1,714	$1,654	16.7%
Gucci	$1,704	$1,580	$1,380	12.1%

Tenants <10,000 Square Feet
Comparable Sales PSF	$1,110	$1,277	$1,270
Occupancy Cost(2)	20.1%	20.3%	19.9%

Tenants >10,000 Square Feet
Comparable Sales PSF	$1,673	$1,680	$1,513
Occupancy Cost(2)	13.5%	14.1%	17.0%

All Tenants
Comparable Sales PSF	$1,246	$1,378	$1,279
Occupancy Cost(2)	18.2%	18.6%	19.2%

(1)	Historical Tenant Sales (PSF) and Occupancy Costs obtained from the underwritten rent roll.

(2)	Occupancy Costs are based on underwritten rent divided by tenant sales for the given year.

The following table presents certain information relating to the lease rollover schedule at The Shops at Crystals Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	1	1,949	0.7%	1,949	0.7%	$104,775	0.2%	$53.76
2017	0	0	0.0%	1,949	0.7%	$0	0.0%	$0.00
2018	5	12,359	4.7%	14,308	5.5%	$2,899,100	6.3%	$234.57
2019	9	69,021	26.3%	83,329	31.8%	$15,221,420	33.0%	$220.53
2020(4)	11	45,909	17.5%	129,238	49.3%	$10,280,922	22.3%	$223.94
2021	4	18,448	7.0%	147,686	56.3%	$2,017,846	4.4%	$109.38
2022	3	6,560	2.5%	154,246	58.8%	$1,709,609	3.7%	$260.61
2023	3	9,061	3.5%	163,307	62.3%	$2,617,389	5.7%	$288.86
2024	10	47,908	18.3%	211,215	80.5%	$7,488,292	16.2%	$156.31
2025	1	10,952	4.2%	222,167	84.7%	$1,822,983	4.0%	$166.45
2026	2	3,160	1.2%	225,327	85.9%	$800,000	1.7%	$253.16
Thereafter	1	4,582	1.7%	229,909	87.6%	$1,183,409	2.6%	$258.27
Vacant	0	32,418	12.4%	262,327	100.0%	$0	0.0%	$0.00
Total/Weighted Average	50	262,327	100.0%			$46,145,746	100.0%	$200.71

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination or contraction options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

(4)	Includes a concierge desk for Aria Resort & Casino (250 square feet), which has no Annual U/W Base Rent.

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THE SHOPS AT CRYSTALS

The following table presents historical occupancy percentages at The Shops at Crystals Property:

Historical Occupancy(1)

12/31/2012	12/31/2013	12/31/2014	12/31/2015	4/21/2016(2)(3)
90.5%	95.7%	93.8%	91.0%	87.6%

(1)	Information obtained from the underwritten rent roll.

(2)	Current occupancy includes DSquared2 (2,200 square feet) and Berluti (960 square feet), which have executed leases but are not yet in occupancy.

(3)	Hermes has executed a new lease to relocate from its current 4,582 square foot space on the first floor to 13,507 square feet of space across two floors, effective December 1, 2017. Inclusive of the second floor expansion space, The Shops at Crystals Property was 88.2% leased as of April 21, 2016.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at The Shops at Crystals Property:

Cash Flow Analysis

	2012	2013	2014	2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$34,796,623	$40,421,000	$44,060,423	$46,579,251	$46,145,746	71.2%	$175.91
Grossed Up Vacant Space	0	0	0	0	5,578,700	8.6	21.27
Total Reimbursables	17,200,255	16,849,275	17,624,637	17,570,608	17,100,944	26.4	65.19
Other Income	1,013,823	925,597	1,148,318	1,530,859	1,559,047	2.4	5.94
Less Vacancy & Credit Loss	39,611	(95,577)	(187,033)	(477,517)	(5,578,700)(2)	(8.6)	(21.27)
Effective Gross Income	$53,050,312	$58,100,295	$62,646,345	$65,203,201	$64,805,737	100.0%	247.04

Total Operating Expenses	$18,698,698	$18,045,943	$19,004,031	$18,826,390	$15,337,868	23.7%	$58.47

Net Operating Income	$34,351,614(1)	$40,054,352(1)	$43,642,314	$46,376,811	$49,467,869	76.3%	$188.57
TI/LC	0	0	0	0	1,815,657	2.8	6.92
Capital Expenditures	0	0	0	0	41,972	0.1	0.16
Net Cash Flow	$34,351,614	$40,054,352	$43,642,314	$46,376,811	$47,610,240	73.5%	$181.49

NOI DSCR(3)	2.36x	2.76x	3.00x	3.19x	3.41x
NCF DSCR(3)	2.36x	2.76x	3.00x	3.19x	3.28x
NOI DY(3)	9.0%	10.5%	11.4%	12.1%	12.9%
NCF DY(3)	9.0%	10.5%	11.4%	12.1%	12.4%

(1)	The increase in Net Operating Income from 2012 to 2013 was due to an increase in occupancy and contractual rent steps.

(2)	The underwritten economic vacancy is 10.8%. The Shops at Crystals Property was 87.6% physically occupied as of April 21, 2016.

(3)	Based on The Shops at Crystals Senior Notes totaling $382,700,000.

Appraisal. As of the appraisal valuation date of April 26, 2016, The Shops at Crystals Property had an “as-is” appraised value of $1,100,000,000.

Environmental Matters. According to the Phase I environmental report dated February 5, 2016, there was no evidence of any recognized environmental conditions at The Shops at Crystals Property.

Market Overview and Competition. The Shops at Crystals Property is situated in the CityCenter development in the heart of the Las Vegas strip. According to the appraisal, the Las Vegas market has rebounded since the financial crisis and retail spending continues to increase as visitor spending becomes more diversified from its historical gaming focus. According to a third party research report, non-gaming revenues have increased from 42.1% of Las Vegas revenues in 1990 to 63.1% in 2015. According to the appraisal, retail spending also reached an all-time high of approximately $42.7 billion in 2015. Retail spending was the third largest non-gaming expenditure after accommodations and food and beverage, at an average of approximately $123 per person for the year. Additionally, Las Vegas experienced a record volume of approximately 42.3 million visitors in 2015, and total 2016 visitations through February 2016 increased from the record level during the same period in 2015 by approximately 3.8%.

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THE SHOPS AT CRYSTALS

The following table presents certain information relating to competitive properties for The Shops at Crystals Property:

Competitive Properties(1)

Property	Year Built/ Renovated	Total GLA (SF)	Est. Sales PSF	Occupancy	Distance	Major/Anchor Tenants
The Shops at Crystals (Subject)	2009/NAP	262,327	$1,279	88%	--	Louis Vuitton, Prada, Ermenegildo Zegna, Tom Ford, Gucci
Fashion Show Mall	1981/2003	1,890,000	$900-$1,000	93%	1.3 miles	Macy’s, Dillard’s, Saks Fifth Avenue, Neiman Marcus, Macy’s
Grand Canal Shoppes	1999/2007	806,000	$900-$1,100	95%	1.1 miles	Barneys New York, Burberry, Canali, Dooney & Bourke, Armani
Forum Shops at Caesars	1992/2004	650,000	$1,500-$1,700	100%	0.8 miles	Apple, Marc Jacobs, Christian Louboutin, Montblanc, Hugo Boss
Miracle Mile Shops	2000/2016	500,000	$825-$875	94%	Adjacent	H&M, Guess, bebe, BCBG MAXAZRIA, LOFT
Bellagio Shops	1998/NAP	NAV	NAV	100%	0.3 miles	Bottega Veneta, Fendi, Gucci, Chanel, Valentino, Prada

(1)	Information obtained from the appraisal and underwritten rent roll.

The Borrower. The borrower is The Crystals Las Vegas, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Shops at Crystals Whole Loan. The nonrecourse carveout guarantors are Simon Property Group, L.P. and ICRE REIT Holdings. The liability of the guarantors under the nonrecourse carve-out provisions in the loan documents is capped at $110.0 million plus reasonable collection costs. See “Description of the Mortgage Pool–Certain Terms of the Mortgage Loans—Non-Recourse Obligations” in the Prospectus.

The Sponsors. The loan sponsors are Simon Property Group, L.P. and Invesco Advisors Inc. (“Invesco”). Simon Property Group, L.P. is an affiliate of Simon Property Group, Inc. (“SPG”). SPG was founded in 1960 and is headquartered in Indianapolis, Indiana. SPG (NYSE: SPG, rated A2/A by Moody’s and S&P) is an S&P 100 company and the largest public real estate company in the world. SPG currently owns or has an interest in 231 retail real estate properties in North America, Europe and Asia comprising 191 million square feet. Invesco, a Maryland real estate investment trust, is an affiliate of Invesco, Ltd., a publicly traded independent global investment management firm. Simon has sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

Escrows. No upfront escrows were collected at origination.

Ongoing reserves for taxes are not required as long as (i) there is no event of default; (ii) no DSCR Reserve Trigger Event (as defined below) exists; and (iii) the borrower (a) pays all taxes prior to the assessment of any late payment penalty and the date that such taxes become delinquent or (b) upon request, provides the lender with satisfactory evidence of such payment of taxes.

Ongoing reserves for insurance are not required as long as (i) no event of default exists and (ii) the borrower provides satisfactory evidence that the property is insured under an acceptable blanket policy.

Ongoing replacement reserves are not required as long as no DSCR Reserve Trigger Event or event of default exists. Following the occurrence and during the continuance of a DSCR Reserve Trigger Event or an event of default, the borrower is required to deposit $4,372 per month ($0.20 per square foot annually) for replacement reserves. The reserve is subject to a cap of $104,931 ($0.40 per square foot).

Ongoing reserves for tenant improvements and leasing commissions (“TI/LC”) are waived in the event that the borrower delivers either (i) a guaranty from the guarantors for all monthly deposits to the TI/LC reserve required by the loan documents with the related liabilities of the guarantors capped at the TI/LC Reserve Cap (as defined below) plus all of the reasonable out-of-pocket costs and expenses in enforcing such guaranty; or (ii) the borrower delivers a letter of credit in the amount of the TI/LC Reserve Cap, provided that the borrower does not have the right to deliver such guaranty or letter of credit if an event of default is continuing. The guarantors delivered a guaranty of TI/LC reserves on the origination date. In the event that the borrower has not delivered such guaranty or letter of credit, the borrower is required to deposit $185,000 per month (approximately $8.46 per square foot annually) for TI/LC reserves. The TI/LC reserve is subject to a cap of $4,440,000 (“TI/LC Reserve Cap”) (approximately $16.93 per square foot).

A “DSCR Reserve Trigger Event” means the debt service coverage ratio for The Shops at Crystals Whole Loan based on the trailing four calendar quarter period immediately preceding the date of determination is less than 1.60x for two consecutive calendar

A-3-57

THE SHOPS AT CRYSTALS

quarters. A DSCR Reserve Trigger Event will be cured upon the debt service coverage ratio for The Shops at Crystals Whole Loan being equal to or greater than 1.60x for two consecutive calendar quarters.

Lockbox and Cash Management. The Shops at Crystals Whole Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within two business days of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all cash flow is distributed to the borrower. During a Cash Trap Event Period, all cash flow is swept to a lender-controlled cash management account.

A “Cash Trap Event Period” means the occurrence of: (i) an event of default; (ii) any bankruptcy or insolvency action of the borrower; (iii) any bankruptcy or insolvency action of the property manager if the property manager is affiliated with the borrower (provided that the property manager is not replaced within 60 days with a qualified manager); or (iv) the date that the debt service coverage ratio for The Shops at Crystals Whole Loan based on the trailing four calendar quarter period immediately preceding the date of determination is less than 1.30x for two consecutive calendar quarters (a “DSCR Trigger Event”).

A Cash Trap Event Period may be cured (a) if the Cash Trap Event Period is caused solely by the occurrence of a DSCR Trigger Event, the achievement of a debt service coverage ratio of 1.30x or greater for two consecutive calendar quarters based upon the trailing four calendar quarter period immediately preceding the date of determination; (b) if the Cash Trap Event Period is caused solely by clause (i) above, by the acceptance of the lender of a cure of such event of default, provided that the lender has not accelerated the loan, moved for a receiver or commenced foreclosure proceedings; or (c) if the Cash Trap Event Period is caused solely by clause (iii) above, if the borrower replaces the property manager or such bankruptcy or insolvency action is discharged or dismissed without any adverse consequences to the property or the loan. The cures in this paragraph are also subject to the following conditions: (i) no event of default shall have occurred and be continuing; (ii) the borrower pays all of the lender’s reasonable out-of-pocket expenses incurred in connection with curing such Cash Trap Event Period including reasonable attorney’s fees and expenses; and (iii) the borrower may not cure a Cash Trap Event Period (x) more than a total of five times in the aggregate during the term of the loan or (y) triggered by a bankruptcy or insolvency action of the borrower.

Property Management. The Shops at Crystals Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer The Shops at Crystals Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) in the event that in connection with such transfer, the manager will not thereafter continue to manage The Shops at Crystals Property, then a replacement management agreement with a qualified manager must be executed acceptable to lender; (iii) the transferee must not have been a party to any bankruptcy action within the previous seven years and there is no material litigation or regulatory action pending against the transferee unreasonable to lender; and (iv) the transferee is a qualified transferee meeting the requirements set forth in the loan documents or the lender receives rating agency confirmation that the sale and assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-LC24 certificates and similar confirmations from each rating agency rating any securities backed by any of The Shops at Crystals Companion Loans with respect to the ratings of such securities.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The Shops at Crystals Whole Loan includes three subordinate loans, each comprised of three pari passu notes, with an aggregate original principal balance of $167,300,000 that were contributed to the SHOPS 2016-CSTL transaction. See “Description of the Mortgage Pool – The Whole Loan – The Non-Serviced Whole Loan – The Shops at Crystals Whole Loan” in the Prospectus.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of The Shops at Crystals Property. The loan documents also require business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 365-day extended period of indemnity. Should the policy contain an exclusion for acts of terrorism, the loan documents require the borrower to obtain to the extent available a stand-alone policy providing the same coverage as previously in place prior to the exclusion, with a premium cap of two times the then current annual insurance premiums for the policy insuring The Shops at Crystals Property only (excluding the wind and flood components of the premiums) on a stand-alone basis, with a deductible no greater than $5,000,000.

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A-3-60

PINNACLE II

A-3-61

PINNACLE II

COMCAST
NBCUNIVERSAL
NBCUniversal
134
abc
DISNEY
THE
BURBANK
STUDIOS
PINNACLE II
ALAMEDA AVENUE
BUENA VISTA ST
OLIVE AVENUE

Bob Hope
Airport
5
nickelodeon
Studios
WEST OLIVE AVE
DISNEY
abc
PINNACLE II
WEST ALAMEDA AVE
NBCUniversal
134

A-3-62

PINNACLE II

Pinnacle II
3300 West Olive Avenue
Burbank, CA 91505
BURBANK
North Hollywood
GLENDALE
Toluca Lake
Studio City
Downtown Burbank
Bob Hope-Burbank Airport
METROLINK VENTURA COUNTY LINE
ANTELOPE VALLEY LINE
Burbank Empire Center
McCambridge Recreation Center
Ralph Foy Park
The Colony Theatre Company
Burbank Town Center
Nickelodeon Animation Studio
Olive Recreation Center
Verdugo Park
Warner Bros. Ranch
Providence Saint Joseph Medical Center
Fremantle Media
Warner Music Group
NBC Studios
Disney Studios
Hollywood Records
Johnny Carson Park
Disney-ABC Television Group
New York Film Academy/ Los Angeles
iHeart Media
Warner Bros. Studios
Buena Vista Home Entertainment
Rancho Marketplace Shopping Center
Pickwick Recr. Center
Los Angeles Equestrian Center
Betty Davis Picnic Area
Travel Town Museum
Pasadena 10 miles
FOREST LAWN MEMORIAL CEMETERY
MOUNT SINAI MEMORIAL CEMETERY
Griffith Park
Lakeside Golf Course
LOS ANGELES COUNTY
Universal Studios Hollywood
Universal/ Studio City
RED LINE METRO
SANTA MONICA MTS.
Upper Hollywood Reservoir
Downtown Los Angeles 11 miles
Ventura Fwy
Golden State Fwy
Hollywood Fwy
Los Angeles River
LOS ANGELES
Pacific Ocean
SAN GABRIEL MTS.
SANTA SUSANA MTS.
ANAHEIM
LONG BEACH

A-3-63

No. 7 – Pinnacle II

Loan Information	Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association	Single Asset/Portfolio:	Single Asset
Property Type:	Office
Original Principal Balance(1):	$27,000,000	Specific Property Type:	CBD
Cut-off Date Balance(1):	$27,000,000	Location:	Burbank, CA
% of Initial Pool Balance:	2.6%	Size:	230,000 SF
Loan Purpose:	Refinance	Cut-off Date Balance Per SF(1):	$378.26
Borrower Name:	P2 Hudson MC Partners, LLC	Year Built/Renovated:	2005/NAP
Sponsors:	Hudson Pacific Properties, L.P.; M. David Paul Development, LLC	Title Vesting:	Fee
Mortgage Rate:	4.300%	Property Manager:	Self-managed
Note Date:	June 7, 2016	4th Most Recent Occupancy (As of):	100.0% (12/31/2012)
Anticipated Repayment Date:	NAP	3rd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Maturity Date:	June 11, 2026	2nd Most Recent Occupancy (As of):	100.0% (12/31/2014)
IO Period:	120 months	Most Recent Occupancy (As of):	100.0% (12/31/2015)
Loan Term (Original):	120 months	Current Occupancy (As of):	100.0% (9/1/2016)
Seasoning:	3 months
Amortization Term (Original):	NAP	Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360	4th Most Recent NOI(3):	NAV
Call Protection:	L(36),GRTR 1% or YM(80),O(4)	3rd Most Recent NOI (As of):	$7,882,478 (12/31/2014)
Lockbox Type:	Hard/Upfront Cash Management	2nd Most Recent NOI (As of):	$7,794,991 (12/31/2015)
Additional Debt(1):	Yes	Most Recent NOI (As of):	$7,572,595 (TTM 3/31/2016)
Additional Debt Type(1):	Pari Passu
U/W Revenues:	$11,664,912
U/W Expenses:	$3,645,672
U/W NOI:	$8,019,240
U/W NCF:	$7,423,010
U/W NOI DSCR(1):	2.11x
U/W NCF DSCR(1):	1.96x
Escrows and Reserves(2):	U/W NOI Debt Yield(1):	9.2%
U/W NCF Debt Yield(1):	8.5%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$142,000,000
Taxes	$370,935	$123,645	NAP	As-Is Appraisal Valuation Date:	May 5, 2016
Insurance	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	61.3%
Replacement Reserves	$0	Springing	(2)	LTV Ratio at Maturity or ARD(1):	61.3%

(1)	The Pinnacle II Whole Loan (as defined below), which had an original principal balance of $87,000,000, is comprised of three pari passu notes (Notes A-1, A-2 and A-3). The non-controlling Note A-3 had an original principal balance of $27,000,000, has an outstanding principal balance of $27,000,000 as of the Cut-Off Date and will be contributed to the WFCM 2016-LC24 Trust. The controlling Note A-1 had an original principal balance of $40,000,000 and was contributed to the WFCM 2016-BNK1 Trust, and the non-controlling Note A-2 had an original principal balance of $20,000,000 and was contributed to the WFCM 2016-C35 Trust. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Pinnacle II Whole Loan.

(2)	See “Escrows” section.

(3)	Historical financial information was not provided prior to 2014, as one of the sponsors purchased a majority interest in the Pinnacle II Property in 2013 and is now managing the Pinnacle II Property through an affiliated company.

The Mortgage Loan. The mortgage loan (the “Pinnacle II Mortgage Loan”) is part of a whole loan (the “Pinnacle II Whole Loan”) that is evidenced by three pari passu promissory notes (Notes A-1, A-2 and A-3) secured by a first mortgage encumbering the fee interest in a class A office building located in Burbank, California (the “Pinnacle II Property”). The Pinnacle II Whole Loan was originated on June 7, 2016 by Wells Fargo Bank, National Association. The Pinnacle II Whole Loan had an original principal balance of $87,000,000, has an outstanding principal balance as of the Cut-off Date of $87,000,000 and accrues interest at an interest rate of 4.300% per annum. The Pinnacle II Whole Loan had an initial term of 120 months, has a remaining term of 117 months as of the Cut-off Date and requires payments of interest only through the term of the Pinnacle II Whole Loan. The Pinnacle II Whole Loan matures on June 11, 2026. See “Description of the Mortgage Pool—The Whole Loans – The Serviced Pari Passu Whole Loans – the Pinnacle II Whole Loan” and “Pooling and Servicing Agreement” in the Prospectus.

The Pinnacle II Mortgage Loan, evidenced by the non-controlling Note A-3, which will be contributed to the WFCM 2016-LC24 Trust, had an original principal balance of $27,000,000 and has an outstanding principal balance as of the Cut-off Date of $27,000,000. The controlling Note A-1, which has an original principal balance of $40,000,000, was contributed to the WFCM 2016-BNK1 Trust. The non-controlling Note A-2, which had an original principal balance of $20,000,000, was contributed to the WFCM 2016-C35 Trust. Each of the mortgage loans evidenced by Notes A-1 and A-2 are referred to herein as the “Pinnacle II Companion Loans”.

A-3-64

PINNACLE II

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$40,000,000	WFCM 2016-BNK1	Yes
A-2	$20,000,000	WFCM 2016-C35	No
A-3	$27,000,000	WFCM 2016-LC24	No
Total	$87,000,000

Following the lockout period, the borrower has the right to prepay the Pinnacle II Whole Loan in whole, but not in part, on any date before March 11, 2026, provided that the borrower pays the greater of (i) a prepayment premium equal to 1.0% of the principal amount being prepaid and (ii) the yield maintenance premium. In addition, the Pinnacle II Whole Loan is prepayable without penalty on or after March 11, 2026.

Sources and Uses

Sources			Uses
Original whole loan	$87,000,000	99.6%	Loan payoff(1)	$86,203,966	98.6%
Sponsor’s new cash contribution	390,399	0.4	Reserves	370,935	0.4
			Closing costs	815,497	0.9
Total Sources	$87,390,399	100.0%	Total Uses	$87,390,399	100.0%
(1)	The Pinnacle II Property was previously securitized in the GSMS 2006-GG8 transaction. The loan payoff amount also includes a $4.9 million B-note.

The Property. The Pinnacle II Property is a 230,000 square foot, six-story, class A, single-tenant office building located in Burbank, California. Built by the sponsors in 2005, the Pinnacle II Property is situated on a 1.5-acre site and is part of a larger 4.3-acre entertainment and media campus. The Pinnacle II Property is situated adjacent to Pinnacle I (not part of the collateral), a 393,776 square foot multi-tenant office property that is approximately 95.0% leased (as of June 2016) to entertainment industry tenants, and was also built by the sponsors in 2002. The Pinnacle II Property has been 100.0% leased to Warner Brothers Entertainment Inc. (“Warner Brothers”) since construction and is located approximately two blocks from the 142-acre Warner Brothers Studios, the company’s headquarters since 1928. Combined with the 32-acre Warner Brothers Ranch located 0.9 miles from the Pinnacle II Property, Warner Brothers offers 35 soundstages (including one of the world’s tallest stages with an in-ground tank capable of holding more than two million gallons of water) and 15 back lot locations. Warner Brothers’ parent company, Time Warner Inc., reported 2015 total revenue of approximately $28.1 billion, of which Warner Brothers accounted for approximately $13.0 billion, or 46.2%. The Pinnacle II Property houses the Warner Brothers Technology Solutions staff. The Pinnacle II Property contains 683 underground parking spaces, resulting in a parking ratio of 3.0 spaces per 1,000 square feet of rentable area. As of September 1, 2016 the Pinnacle II Property was 100.0% occupied by Warner Brothers.

The following table presents certain information relating to the tenancy at the Pinnacle II Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Warner Brothers(3)	BBB+/Baa2/BBB	230,000	100.0%	$42.00	$9,659,219	100.0%	12/31/2021(4)
Total Major Tenant		230,000	100.0%	$42.00	$9,659,219	100.0%

Occupied Collateral Total		230,000	100.0%	$42.00	$9,659,219	100.0%

Vacant Space		0	0.0%

Collateral Total		230,000	100.0%

(1)	Ratings shown are those of the parent company Time Warner Inc. Time Warner Inc. does not guarantee the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent reflect the average rent over the lease term. The current base rent PSF is $39.56 ($9,099,396 annually).

(3)	Warner Brothers subleases 40,165 square feet (17.5% of net rentable area) to the CW Television Network, a 50/50 joint venture between Warner Brothers and CBS Corporation, for $2,094,794 annually ($52.15 per square foot, full-service gross). The sublease expiration is coterminous with the primary lease expiration date of December 31, 2021. Annual U/W Base Rent for this space was underwritten to Warner Brothers’ primary average lease rate of $42.00 per square foot, modified gross.

(4)	Warner Brothers has either one, 10-year or two, 5-year lease renewal options at 92.5% of market rent.

A-3-65

PINNACLE II

The following table presents certain information relating to the lease rollover schedule at the Pinnacle II Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	1	230,000	100.0%	230,000	100.0%	$9,659,219(2)	100.0%	$42.00(2)
2022	0	0	0.0%	230,000	100.0%	$0	0.0%	$0.00
2023	0	0	0.0%	230,000	100.0%	$0	0.0%	$0.00
2024	0	0	0.0%	230,000	100.0%	$0	0.0%	$0.00
2025	0	0	0.0%	230,000	100.0%	$0	0.0%	$0.00
2026	0	0	0.0%	230,000	100.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	230,000	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	230,000	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	230,000	100.0%			$9,659,219(2)	100.0%	$42.00(2)

(1)	Information obtained from the underwritten rent roll.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent reflect the average rent over the lease term. The current base rent PSF is $39.56 ($9,099,396 annually).

The following table presents historical occupancy percentages at the Pinnacle II Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	9/1/2016(2)
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the lease.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Pinnacle II Property:

Cash Flow Analysis(1)

	2014	2015	TTM 3/31/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$8,795,391	$8,949,200	$8,988,325	$9,659,219(2)	82.8%	$42.00
Grossed Up Vacant Space	0	0	0	0	0.0	0.00
Total Reimbursables	1,389,367	1,411,333	1,211,984	1,309,053	11.2	5.69
Other Income	1,329,897	1,076,098	1,035,764	1,295,511	11.1	5.63
Less Vacancy & Credit Loss	0	0	0	(598,872)(3)	(5.1)	(2.60)
Effective Gross Income	$11,514,655	$11,436,631	$11,236,073	$11,664,912	100.0%	$50.72

Total Operating Expenses	$3,632,177	$3,641,640	$3,663,478	$3,645,672	31.3%	$15.85

Net Operating Income	$7,882,478	$7,794,991	$7,572,595	$8,019,240	68.7%	$34.87
TI/LC	0	0	0	550,230	4.7	2.39
Capital Expenditures	0	0	0	46,000	0.4	0.20
Net Cash Flow	$7,882,478	$7,794,991	$7,572,595	$7,423,010	63.6%	32.27

NOI DSCR(4)	2.08x	2.06x	2.00x	2.11x
NCF DSCR(4)	2.08x	2.06x	2.00x	1.96x
NOI DY(4)	9.1%	9.0%	8.7%	9.2%
NCF DY(4)	9.1%	9.0%	8.7%	8.5%

(1)	Historical financial information was not provided prior to 2014, as one of the sponsors purchased a majority interest in the Pinnacle II Property in 2013 and is now managing the Pinnacle II Property through an affiliated company.

(2)	U/W Base Rent reflects the average rent over the lease term. The current base rent is $9,099,396 annually ($39.56 per square foot).

(3)	The underwritten economic vacancy is 6.2%. The Pinnacle II Property was 100.0% physically occupied as of September 1, 2016.

(4)	The debt service coverage ratios and debt yields are based on the Pinnacle II Whole Loan.

A-3-66

PINNACLE II

Appraisal. As of the appraisal valuation date of May 5, 2016, the Pinnacle II Property had an “as-is” appraised value of $142,000,000.

Environmental Matters. According to the Phase I environmental site assessment dated May 16, 2016, there was no evidence of any recognized environmental conditions at the Pinnacle II Property.

Market Overview and Competition. The Pinnacle II Property is located in the southwest portion of the city of Burbank, California, approximately 11.3 miles northwest of the Los Angeles central business district, in the area known as the “Media District”. In addition to its close proximity to the interstate network, Burbank is situated at the convergence of 14 local and express bus lines, making it the third most active Metropolitan Transit Authority bus transfer center in Los Angeles County. Burbank is referred to as the “media capital of the world” and is home to Warner Brothers, Walt Disney Company and NBC Studios. According to the appraisal, the 2015 estimated population within a one-, three- and five-mile radius of the Pinnacle II Property was 18,019, 191,728 and 645,328, respectively; while the 2015 estimated average household income within the same radii was $96,217, $88,976 and $84,324, respectively.

According to the appraisal, the Pinnacle II Property is located in the Media District micro-market of the Burbank office submarket. According to a third-party market research report, as of the first quarter of 2016, the Burbank class A office submarket contained a total inventory of 45 buildings totaling approximately 7.3 million square feet with a 12.4% vacancy rate. Excluding a 498,386 square foot building (“The Tower”) that is still in lease-up after the sole tenant vacated, the submarket vacancy rate is approximately 6.6%. Since 1996, the Burbank class A submarket has reported an average occupancy rate of 89.5%. According to the appraisal, for the same period, the Burbank Media District micro-market contained a total inventory of 3.2 million square feet with a 17.6% vacancy rate. Excluding The Tower, the micro-market vacancy rate is approximately 8.0%. The appraiser concluded to a market rent for the Pinnacle II Property of $42.00 per square foot with 3.0% annual escalations.

The following table presents certain information relating to comparable office leases for the Pinnacle II Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Number of Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Burbank Studios Burbank, CA	1956/NAV	3	114,943	37.3%	<0.1 mile	NAV	1st Qtr 2015 / 10.0 Yrs	108,000	$36.00	NNN
The Tower Burbank, CA	1969/NAV	32	498,386	30.4%	0.5 miles	NAV	1st Qtr 2016 / 10.0 Yrs	37,370	$39.00	FSG
Legacy Media Tower Burbank, CA	1986/NAV	10	150,755	96.3%	0.5 miles	NAV	2nd Qtr 2016 / 5.4 Yrs	1,900	$39.00	FSG
The Pinnacle I Burbank, CA	2002/NAV	6	393,776	95.1%	<0.1 mile	NAV	4th Qtr 2015 / 10.8 Yrs	75,214	$42.00	FSG
Central Park at Toluca Lake Burbank, CA	1985/NAV	15	249,000	81.8%	0.2 miles	NAV	1st Qtr 2016 / 5 Yrs	3,898	$42.60	FSG
Business Arts Plaza Burbank, CA	1985/NAV	8	152,469	71.4%	0.4 miles	NAV	2nd Qtr 2016 / 5 Yrs	60,000	$38.40	FSG
The Pointe – Phase I Burbank, CA	2009/NAV	14	480,645	93.2%	0.4 miles	NAV	NAV	NAV	$46.20	FSG

(1)	Information obtained from the appraisal and third-party market research reports.

The Borrower. The borrower is P2 Hudson MC Partners, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Pinnacle II Whole Loan. Hudson MC Partners, LLC is the guarantor of certain nonrecourse carveouts under the Pinnacle II Whole Loan.

The Sponsors. The sponsors are Hudson Pacific Properties, L.P. (“Hudson Pacific”) and M. David Paul Development, LLC (“M. David Paul”). Founded in 2006, Hudson Pacific is a vertically integrated real estate company focused on acquiring, repositioning, developing and operating high quality office and state-of-the-art media and entertainment properties in select west coast markets. Hudson Pacific has assembled a commercial real estate portfolio totaling approximately 17.0 million square feet in submarkets throughout Northern and Southern California and the Pacific Northwest. Founded in 1967, M. David Paul has engaged in development and acquisition activities focused in the Los Angeles area. M. David Paul, along with its sister companies, Worthe Real Estate Group and Krismar Construction, own and operate a portfolio of 24 commercial real estate properties totaling approximately 5.3 million square feet, including six office buildings totaling 2.3 million square feet in the Burbank Media District submarket, accounting for approximately 60.9% of the total submarket inventory.

Escrows. The loan documents provide for an upfront escrow at closing in the amount of $370,935 for real estate taxes. The loan documents provide for ongoing monthly reserves of $123,645 for real estate taxes. Ongoing reserves for insurance premiums are not required as long as (i) no event of default has occurred and is continuing; (ii) the Pinnacle II Property is insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums. Upon the occurrence of a Cash Trap Event Period (as defined below), ongoing monthly replacement reserves of $3,833 will be required, subject to a cap of $138,000 provided no event of default has occurred and is continuing and the lender determines the Pinnacle II Property is being adequately maintained.

A-3-67

PINNACLE II

Lockbox and Cash Management. The Pinnacle II Whole Loan requires a lender-controlled lockbox account, which is already in place and that the borrower directs all tenants to pay their rents directly to such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess funds are distributed to the borrower. During a Cash Trap Event Period, all excess cash flow is required to be swept to a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the amortizing debt service coverage ratio falling below 1.30x at the end of any calendar month; (iii) Warner Brothers going dark in 35.0% or more of its space; (iv) Warner Brothers vacating or otherwise failing to occupy its premises; (v) Warner Brothers failing to exercise its lease extension option at least 18 months prior to lease expiration or (vi) Warner Brothers filing for bankruptcy or a similar insolvency proceeding. A Cash Trap Event Period will end, with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), upon the amortizing debt service coverage ratio being equal to or greater than 1.35x for two consecutive calendar quarters; with respect to clause (iii), upon the earlier of (a) Warner Brothers re-occupying more than 65.0% of the net rentable area for 180 consecutive days or (b) the amount on deposit in the excess cash flow reserve equaling $9.2 million; with respect to clause (iv), upon the earliest of (x) the Warner Brothers lease being renewed or extended, (y) the borrower releasing the space to an acceptable replacement tenant and the replacement tenant commencing rent payments or (z) the amount on deposit in the excess cash flow reserve equaling $9.2 million; with respect to clause (v), upon the earlier of (a) the Warner Brothers lease being renewed or (b) the amount on deposit in the excess cash flow reserve equaling $9.2 million (provided that the borrower is required to deposit an amount equal to (1) $40 per square foot for all non-renewed space, minus (2) the aggregate amount on deposit at the end of the 18-month notice period); and with respect to clause (vi), upon the earlier of (x) the bankruptcy or insolvency proceedings being terminated or the Warner Brothers lease being affirmed or (y) the amount on deposit in the excess cash flow reserve equaling $9.2 million.

Property Management. The Pinnacle II Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the Pinnacle II Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) if requested by lender, rating agency confirmation from Fitch, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-LC24 certificates and similar confirmations from each rating agency rating any securities backed by any Pinnacle II Companion Loans with respect to the ratings of such securities.

Right of First Offer. Warner Brothers has a right of first offer (“ROFO”) to purchase the Pinnacle II Property if the borrower decides to market the building for sale. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed in lieu thereof.

Partial Release. Provided no event of default has occurred and is continuing, the borrower has the right to transfer and obtain a free release of excess development rights related to the Pinnacle II Property.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Pinnacle II Property, as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Earthquake Insurance. The loan documents do not require earthquake insurance. The seismic report indicated a probable maximum loss of 10%.

A-3-68

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A-3-69

HYATT HOUSE FAIRFAX

A-3-70

HYATT HOUSE FAIRFAX

Hyatt House Fairfax
8296 Glass Alley
Fairfax, VA 22031
Reston
Wolf Trap
Tysons Corner
McLean
Vienna
FAIRFAX COUNTY
Dunn Loring
Oakton
ARLINGTON
Falls Church
Merrifield
MOSAIC DISTRICT
Fairfax
OLD TOWN FAIRFAX
West Falls Church
Mantua
Annandale
Lincolnia
Kings Park
Burke
Springfield
George Mason University
Lake Fairfax Park
Difficult Run Stream Valley Park
Wolf Trap Natl. Park for the Performing Arts
Washington Dulles Intl. Airport 6 miles
Washington DC 8 miles
SILVER LINE METRO
ORANGE LINE METRO
Dulles Toll Road
Capital Beltway
Custis Mem. Pkwy
Lee Hwy
Arlington Blvd
Little River Turnpike
Braddock Rd
Leesburg Pike
National Counterterrorism Center
Tysons Galleria
Tysons Corner Center
Pike 7 Plaza
Westwood Country Club
Oak Marr Park Country Club
Tattersall Park
ICF Intl.
Pan Am Shopping Center
Fairfax Plaza
Northrop Grumman Corp.
Aptara
Apex Systems
Acentia
Mitretek Systems
Inova Fairfax Hospital
Eakin Community Park
Army Navy Country Club-Fairfax
Fair City Mall
Fairfax Court Shopping Center
Jefferson District Golf Course
Holmes Run Stream Valley Park
Lake Accotink Park
Pinecrest Golf Course
Burke Station Park
Rolling Valley Mall
Springfield Golf and Country Club
Springfield Plaza
Springfield Mall
WASHINGTON D.C.
ALEXANDRIA
MARYLAND
VIRGINIA

A-3-71

No. 8 – Hyatt House Fairfax

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
				Property Type:	Hospitality
Original Principal Balance:	$27,000,000			Specific Property Type:	Extended Stay
Cut-off Date Balance:	$26,935,947			Location:	Fairfax, VA
% of Initial Pool Balance:	2.6%			Size:	148 Rooms
Loan Purpose:	Refinance			Cut-off Date Balance Per Room:	$182,000
Borrower Name:	Merrifield Hotel Associates, L.P.			Year Built/Renovated:	2012/NAP
Sponsor:	Rolf E. Ruhfus			Title Vesting:	Fee
Mortgage Rate:	4.530%			Property Manager:	Self-managed
Note Date:	June 15, 2016			4th Most Recent Occupancy:	NAV
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	70.4% (12/31/2013)
Maturity Date:	July 11, 2026			2nd Most Recent Occupancy (As of):	79.5% (12/31/2014)
IO Period:	None			Most Recent Occupancy (As of):	79.0% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of):	77.9% (6/30/2016)
Seasoning:	2 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of)(3):	$2,080,239 (12/31/2013)
Call Protection:	L(24),GRTR 1% or YM(92),O(4)			3rd Most Recent NOI (As of)(3):	$2,838,061 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$3,228,376 (12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$3,140,011 (TTM 6/30/2016)
Additional Debt Type(1):	Future Unsecured
				U/W Revenues:	$7,348,836
				U/W Expenses:	$4,222,428
				U/W NOI:	$3,126,408
				U/W NCF:	$2,832,454
Escrows and Reserves(2):				U/W NOI DSCR:	1.90x
				U/W NCF DSCR:	1.72x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	11.6%
Taxes	$55,419	$18,473	NAP	U/W NCF Debt Yield:	10.5%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$40,500,000
FF&E Reserve	$0	$24,556	NAP	As-Is Appraisal Valuation Date:	May 10, 2016
PIP Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio:	66.5%
Seasonality Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	54.0%

(1)	See “Subordinate and Mezzanine Indebtedness” section.
(2)	See “Escrows” section.
(3)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Hyatt House Fairfax Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in one condominium unit that comprises a limited service hotel located in Fairfax, Virginia (the “Hyatt House Fairfax Property”). The Hyatt House Fairfax Mortgage Loan was originated on June 15, 2016 by Wells Fargo Bank, National Association. The Hyatt House Fairfax Mortgage Loan had an original principal balance of $27,000,000, has an outstanding principal balance as of the Cut-off Date of $26,935,947 and accrues interest at an interest rate of 4.530% per annum. The Hyatt House Fairfax Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule through the term of the Hyatt House Fairfax Mortgage Loan. The Hyatt House Fairfax Mortgage Loan matures on July 11, 2026.

Following the lockout period, the borrower has the right to prepay the Hyatt House Fairfax Mortgage Loan in whole, but not in part, on any date before April 11, 2026, provided that the borrower pay the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the Hyatt House Fairfax Mortgage Loan is prepayable without penalty on or after April 11, 2026.

A-3-72

HYATT HOUSE FAIRFAX

Sources and Uses

Sources			Uses
Original loan amount	$27,000,000	100.0%	Loan payoff	$13,634,930	50.5%
			Reserves	55,419	0.2
			Closing costs	234,292	0.9
			Return of equity	13,075,359	48.4
Total Sources	$27,000,000	100.0%	Total Uses	$27,000,000	100.0%

The Property. The Hyatt House Fairfax Property consists of one unit in a four-unit mixed-use condominium and is comprised of a seven-story, LEED Silver Certified, limited-service hotel comprising 148 guestrooms located in Fairfax, Virginia, approximately 13.0 miles west of the Washington, D.C. central business district. The remaining units within the condominium, which are comprised of three retail spaces, do not serve as collateral for the Hyatt House Fairfax Mortgage Loan.

Situated on a 0.4-acre parcel, the Hyatt House Fairfax Property was originally constructed in 2012 as a Hyatt Summerfield Suites. In 2012, Hyatt Hotels rebranded all of their Hyatt Summerfield Suites into the newly-created Hyatt House extended stay concept. The Hyatt House Fairfax Property is part of the Mosaic District, a 31-acre mixed-use development that is home to approximately 2.0 million square feet of retail, restaurant, office and residential space. The Hyatt House Fairfax Property contains 18 king guestrooms, 24 standard double queen guestrooms, 82 studio suites, and 24 one bedroom suites. Each guestroom features a flat screen television with high definition channels, telephone, wireless internet access, small refrigerator, and a microwave oven. Additionally, approximately 71.6% of the rooms are extended stay suites that offer a full kitchen. Amenities at the Hyatt House Fairfax Property include a fitness center, business center, rooftop outdoor swimming pool, sundry shop, same day valet dry cleaning service, 1,800 square feet of meeting space and a complimentary breakfast buffet. The Hyatt House Fairfax Property contains a total of 160 parking spaces, accounting for a parking ratio of 1.1 spaces per room, provided via a parking garage subject to an easement agreement. According to the appraisal, the demand segmentation for the Hyatt House Fairfax Property is 20% corporate, 30% extended stay, 15% leisure and 35% government. The franchise agreement with Hyatt House Franchising, L.L.C. expires in January 2033.

Condominium. The Hyatt House Fairfax Property is comprised of one condominium unit within a four-unit mixed-use condominium property. The other components of the condominium are comprised of three ground floor retail units. The Hyatt House Fairfax Mortgage Loan borrower has a combined 81.1% voting interest in the master association.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Hyatt House Fairfax Property:

Cash Flow Analysis

	2013	2014	2015	TTM 6/30/2016	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	70.4%	79.5%	79.0%	77.9%	77.9%
ADR	$131.26	$149.79	$163.81	$162.84	$162.84
RevPAR	$92.43	$119.07	$129.45	$126.79	$126.79

Room Revenue	$4,993,002	$6,432,335	$6,992,623	$6,867,966	$6,867,966	93.5%	$46,405
F&B Revenue	246,834	286,273	392,072	442,812	442,812	6.0	2,992
Other Revenue	51,871	56,298	44,941	38,058	38,058	0.5	257
Total Revenue	$5,291,707	$6,774,906	$7,429,636	$7,348,836	$7,348,836	100.0%	$49,654

Total Department Expenses	1,284,375	1,536,750	1,515,676	1,586,351	1,586,351	21.6	10,719
Gross Operating Profit	$4,007,332	$5,238,156	$5,913,960	$5,762,485	$5,762,485	78.4%	$38,936

Total Undistributed Expenses	1,566,236	2,030,210	2,265,880	2,193,747	2,193,747	29.9	14,823
Profit Before Fixed Charges	$2,441,096	$3,207,946	$3,648,080	$3,568,738	$3,568,738	48.6%	$24,113

Total Fixed Charges	360,857	369,885	419,704	428,727	442,330	6.0	2,989

Net Operating Income	$2,080,239(1)	$2,838,061(1)	$3,228,376	$3,140,011	$3,126,408	42.5%	$21,124
FF&E	0	0	0	0	293,953	4.0	1,986
Net Cash Flow	$2,080,239	$2,838,061	$3,228,376	$3,140,011	$2,832,454	38.5%	$19,138

NOI DSCR	1.26x	1.72x	1.96x	1.91x	1.90x
NCF DSCR	1.26x	1.72x	1.96x	1.91x	1.72x
NOI DY	7.7%	10.5%	12.0%	11.7%	11.6%
NCF DY	7.7%	10.5%	12.0%	11.7%	10.5%

(1)	The increase in Net Operating Income from 2013 to 2014 was due to an increase in occupancy and ADR.

The Appraisal. As of the appraisal valuation date of May 10, 2016, the Hyatt House Fairfax Property had an “as-is” appraised value of $40,500,000.

A-3-73

HYATT HOUSE FAIRFAX

Environmental Matters. According to a Phase I environmental assessment dated May 13, 2016, there was no evidence of any recognized environmental conditions at the Hyatt House Fairfax Property.

Market Overview and Competition. The Hyatt House Fairfax Property is located in Fairfax, Virginia, approximately 13.0 miles west of the Washington D.C. central business district and 13.5 miles west of Ronald Reagan Washington National Airport. The Hyatt House Fairfax Property is situated on the south side of Route 29, just west of Capital Beltway (Interstate 495), which is a 64 mile interstate that surrounds Washington, D.C., and the city’s inner suburbs in Maryland and Virginia. Additionally, the Hyatt House Fairfax Property is located just south of Interstate 66, which is the primary east-west interstate in the area and provides access to Washington, D.C. The Hyatt House Fairfax Property is located within Mosaic District, a 31-acre mixed-use development that is home to approximately 2.0 million square feet of retail, restaurant, office and residential space. The Mosaic District is located less than one mile from the Dunn Loring Metro Station, which provides transit users access to the Washington, D.C. metropolitan statistical area via the Orange Line. Additionally, the Hyatt House Fairfax Property is located just south of Tyson’s Corner, which has approximately 46.0 million square feet of office and retail space and is home to numerous corporate headquarters including Capital One, Federal Home Loan Mortgage Corporation, and Hilton Worldwide. The Hyatt House Fairfax Property is also located 2.0 miles north of Inova Fairfax Hospital (“Inova”), which is the largest hospital in northern Virginia. Inova recently signed a 99-year lease on a 117-acre campus adjacent to its flagship hospital to develop a facility specializing in research, education, and complex treatments. According to the appraisal, the estimated 2015 population within a three- and five-mile radius of the Hyatt House Fairfax Property was 138,750 and 350,256, respectively; the estimated 2015 average household income within the same radii was $139,786 and $147,935, respectively.

The following table presents certain information relating to the Hyatt House Fairfax Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Hyatt House Fairfax			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
6/30/2016 TTM	71.5%	$137.46	$98.34	77.9%	$162.42	$126.47	108.8%	118.2%	128.6%
6/30/2015 TTM	74.3%	$139.31	$103.47	80.0%	$159.78	$127.78	107.7%	114.7%	123.5%
6/30/2014 TTM	72.3%	$131.74	$95.29	76.1%	$137.71	$104.73	105.2%	104.5%	109.9%

(1)	Information obtained from a third party hospitality research report dated July 18, 2016. The competitive set includes: Hampton Inn Fairfax City, Homewood Suites Fairfax I 495 @ Route 50, Residence Inn Fairfax Merrifield, Hilton Garden Inn Fairfax, and Courtyard Dunn Loring Fairfax.

The Borrower. The borrower is Merrifield Hotel Associates, L.P., a Kansas limited partnership and single purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hyatt House Fairfax Mortgage Loan. LWP Hotel Interests, L.P., which is controlled by Rolf E. Ruhfus, is the guarantor of certain nonrecourse carveouts under the Hyatt House Fairfax Mortgage Loan.

The Sponsor. The sponsor is Rolf E. Ruhfus, the Chairman and CEO of LodgeWorks Partners, L.P. (“LodgeWorks”). LodgeWorks is a privately held hotel company that has created five brands and developed over 120 hotels for a cost of $2.2 billion. LodgeWorks has over 30 years’ of experience developing and managing hotels, and has established franchise partnerships with Hyatt Hotels Corporation, Hilton Hotels and Starwood. Mr. Ruhfus was involved in a loan modification as a result of loan default in 2010. See “Description of the Mortgage Pool – Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

Escrows. The loan documents provide for upfront escrows in the amount of $55,419 for real estate taxes. The loan documents also provide for ongoing monthly reserves in the amount of $18,473 for real estate taxes and $24,556 for FF&E reserves. The loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing; (ii) the Hyatt House Fairfax Property is insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the policies and timely proof of payment of insurance premiums.

If, at any time, the franchisor requires additional Property Improvement Plan (“PIP”) work under the franchise agreement and the funds collected in the FF&E reserve are insufficient to cover the required PIP, the borrower is required to deposit an amount equal to the difference between the FF&E reserve as of the PIP start date and the required PIP amount in either a lump sum or monthly installments. In addition, the loan documents require monthly deposits between April and September of each year for a seasonality reserve equal to one-sixth of the shortfall if, immediately following lender’s receipt of operating statements for the Hyatt House Fairfax Property, the cash flow shortfall for the most recent first and/or fourth calendar quarters is more than $100,000.

Lockbox and Cash Management. The Hyatt House Fairfax Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay all rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all cash flow is distributed to the borrower. During a Cash Trap Event Period, all cash flow is swept to a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the debt service coverage ratio falling below 1.15x; or (iii) the termination, cancellation, or expiration of the franchise agreement. A Cash Trap Event Period will end, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the debt service coverage ratio being at least 1.16x for two consecutive calendar quarters; and with respect to clause (iii), upon the borrower entering into a replacement franchise agreement satisfactory to lender.

A-3-74

HYATT HOUSE FAIRFAX

Property Management. The Hyatt House Fairfax Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the Hyatt House Fairfax Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; and (iii) the lender has received confirmation from Fitch, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-LC24 Certificates.

Right of First Refusal. The franchisor, Hyatt House Franchising, L.L.C., has right of first refusal (“ROFR”) if the borrower receives an unsolicited third-party offer to purchase the Hyatt House Fairfax property. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The borrower is permitted to incur future unsecured debt in an aggregate amount up to $500,000 subject to the satisfaction of certain conditions, including but not limited to (i) no event of default has occurred or is continuing; (ii) the unsecured debt is subordinate to the Hyatt House Fairfax Mortgage Loan; (iii) the unsecured debt payments are only permitted to be paid out of excess cash flow; (iv) in a bankruptcy or similar proceeding, the unsecured debt lender must vote in favor of any reorganization plan proposed by the Hyatt House Fairfax Mortgage Loan lender; (v) the unsecured debt lender will not enforce its rights or remedies to collect any of the unsecured loan until one year and one day after the Hyatt House Fairfax Mortgage Loan has been satisfied in full; and (vi) each unsecured loan will be evidenced by a promissory note stating that the lender is a third party beneficiary.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Hyatt House Fairfax Property. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

A-3-75

SKYLINE VILLAGE

A-3-76

SKYLINE VILLAGE

Skyline Village
7510 Concord Boulevard East
Inver Grove Heights, MN 55076
METRO GREEN LINE
State Capitol
Regions Hospital
Minnesota History Ctr.
Cray Plaza
CHS Field
Downtown
Downtown Minneapolis 8 miles
St. Paul College
United Hospital
St. Paul RiverCentre
Xcel Energy Center
Science Museum of Minnesota
Pleasant Arena
ST. PAUL
George St W.
Miss. River
Lilydale/ Harriet Island Regional Park
Annapolis St W.
Minneapolis-St. Paul Intl. Airport 4 miles
St. Paul Downtown Airport
Concord St
RAMSEY COUNTY
Warner Rd
Sun Ray Shopping Center
Oakdale
Upper Afton Rd
Battle Creek Upper Afton Park
Indian Mounds Park
Battle Creek Regional Park
Lower Afton Rd
Maplewood
Valley Creek Mall
Woodbury Village
Valley Creek Rd
Pigs Eye Lake
McKnight Rd S.
Highwood Ave E.
Woodlane Dr
Mississippi River
Butler Ave E.
Signal Hills Shopping Center
West St. Paul
Mendota Heights
Delaware Ave
S. Robert St
Thompson Ave
South St. Paul
Carver Ave
Woodbury
Sterling St S.
Concord St S.
Bailey Rd
Marie Ave W.
Westview Value Center
Oakdale Ave
Southview Blvd
Mendota Rd W.
7th Ave S.
Southridge Center
Mendakota Country Club
Friendly Marsh Park
Sunfish Lake
WASHINGTON COUNTY
Military Rd
CHS
Upper 55th St
Babcock Trail
South St. Paul Municipal Airport
Cahill Ave
DAKOTA COUNTY
70th St W.
70th St E.
70th St S.
Hastings Ave
Eagan
S. Robert Trail
Inver Wood Golf Course
Inver Grove Heights
Concord Blvd
3rd St
Pullman Ave
Hilton Ave S.
80th St E.
80th St S.
Inver Hills Community College
E. 18th Ave
Cottage Grove
Arbor Pointe Golf Club
Mississippi Dunes Golf Links
Moores Lake
Spring Lake
Grey Cloud Dunes Scientific and Natural Area
Brooklyn Park
Arden Hills
North Oaks
Grant
Fridley
New Brighton
White Bear Lake
Brooklyn Ctr.
Vadnais Heights
Mahtomedi
Shoreview
Columbia Heights
White Bear Lake
Roseville
St. Anthony
Little Canada
North St. Paul
Maplewood
Lake Elmo
Oakdale
ST. PAUL
Downtown
MINNEAPOLIS
Woodbury
West St. Paul
South St. Paul
Mendota Heights
Richfield
Bloomington
Eagan
Inver Grove Heights
Cottage Grove
94
694
35E
36
52
10
61
5
149
13
156
494
35E
110
3
55
56

A-3-77

No. 9 – Skyline Village

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Manufactured Housing Community
Original Principal Balance:	$25,725,000			Specific Property Type:	Manufactured Housing Community
Cut-off Date Balance:	$25,725,000			Location:	Inver Grove Heights, MN
% of Initial Pool Balance:	2.5%			Size:	399 Pads
Loan Purpose:	Acquisition			Cut-off Date Balance Per Pad:	$64,474
Borrower Name:	CF MH Skyline Fee LLC			Year Built/Renovated:	1976/NAP
Sponsor:	Ross H. Partrich			Title Vesting:	Fee
Mortgage Rate:	4.488%			Property Manager:	Self-managed
Note Date:	June 24, 2016			4th Most Recent Occupancy(As of)(3):	72.3% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy(As of)(3):	79.1% (12/31/2013)
Maturity Date:	July 6, 2026			2nd Most Recent Occupancy(As of)(3):	88.8%(12/31/2014)
IO Period:	18 months			Most Recent Occupancy (As of)(3):	93.6% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of)(3):	94.9% (4/30/2016)
Seasoning:	2 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of)(4):	$1,228,739 (12/31/2013)
Call Protection:	L(26),D(90),O(4)			3rd Most Recent NOI (As of)(4):	$1,461,207 (12/31/2014)
Lockbox Type:	Springing			2nd Most Recent NOI (As of)(4):	$1,691,507 (12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI (As of)(4):	$1,789,094 (TTM 4/30/2016)
Additional Debt Type(1):	Future Mezzanine
				U/W Revenues(4):	$2,861,673
				U/W Expenses(4):	$878,719
				U/W NOI(4):	$1,982,954
				U/W NCF(4):	$1,963,004
				U/W NOI DSCR:	1.27x
				U/W NCF DSCR:	1.26x
Escrows and Reserves(2):				U/W NOI Debt Yield:	7.7%
				U/W NCF Debt Yield:	7.6%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$35,360,000
Taxes	$98,207	$16,368	NAP	As-Is Appraisal Valuation Date:	June 9, 2016
Insurance	$0	Springing	NAP	Cut-off Date LTV Ratio:	72.8%
Replacement Reserves	$0	$1,663	$79,800	LTV Ratio at Maturity or ARD:	61.3%

(1)	See “Subordinate and Mezzanine Indebtedness” section.
(2)	See “Escrows” section.
(3)	See “Historical Occupancy” section.
(4)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Skyline Village Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a manufactured housing community property located in Inver Grove Heights, Minnesota (the “Skyline Village Property”). The Skyline Village Mortgage Loan was originated on June 24, 2016 by Ladder Capital Finance LLC. The Skyline Village Mortgage Loan had an original principal balance of $25,725,000, has an outstanding principal balance as of the Cut-off Date of $25,725,000 and accrues interest at an interest rate of 4.488% per annum. The Skyline Village Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments for the first 18 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Skyline Village Mortgage Loan matures on July 6, 2026.

Following the lockout period, the borrower has the right to defease the Skyline Village Mortgage Loan in whole, but not in part, on any due date before April 6, 2026. In addition, the Skyline Village Mortgage Loan is prepayable without penalty commencing on April 6, 2026.

A-3-78

SKYLINE VILLAGE

Sources and Uses

Sources			Uses
Original loan amount	$25,725,000	75.1%	Purchase price	$33,800,000	98.7%
Sponsor’s new cash contribution	8,536,972	24.9	Reserves	98,207	0.3
			Closing costs	363,766	1.1
Total Sources	$34,261,972	100.0%	Total Uses	$34,261,972	100.0%

The Property. The Skyline Village Property is a 399 pad manufactured housing community located on a 72.1-acre parcel in Inver Grove Heights, Minnesota, which is approximately 8.8 miles south of St. Paul, Minnesota. The property is divided into four irregularly shaped parcels, containing nine common buildings, including a club house building, three maintenance buildings, and five concrete storm shelters. Out of the 399 pads, 226 (approximately 56.6% of total pads) are located in the north section while 173 pads (approximately 43.4% of total pads) are located in the south section. There are 121 mobile homes (occupying approximately 30.3% of the pads) owned by a borrower affiliate, with 119 of these homes rented to third party tenants. The borrower affiliate entered into an agreement with the lender restricting the number of homes it can own and restricting the circumstances under which it may remove homes from the property and the owner of the membership interest of such affiliate pledged to lender its equity in the affiliate. The Skyline Village Mortgage Loan is acquisition financing. A loan secured by the Skyline Village Property was transferred to special servicing in 2010 and the seller purchased the defaulted note in 2011 and took possession of the Skyline Village Property shortly thereafter. For additional information, see “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

There are 808 parking spaces at the Skyline Village Property with 346 concrete homesite parking spaces located on the south section of the Skyline Village Property, 452 asphalt street parking spaces in the north section of the Skyline Village Property, and 10 parking spaces at the clubhouse for a total parking ratio of 2.0 spaces per pad. Amenities include an on-site leasing office, a club room, a playground, and a recreational vehicle storage area. As of April 30, 2016, the Skyline Village property was 94.9% occupied.

The following table presents historical occupancy percentages at the Skyline Village Property:

Historical Occupancy

12/31/2012(1)(2)	12/31/2013(1)(2)	12/31/2014(1)(2)	12/31/2015(1)(2)	4/30/2016(2)(3)
72.3%	79.1%	88.8%	93.6%	94.9%

(1)	Information obtained from the borrower.
(2)	Occupancy at the Skyline Village Property increased as a result of a change in property management in 2011. Since the change, the Skyline Village Property has been leased up gradually to its occupancy of 94.9% as of April 30, 2016.
(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Skyline Village Property:

Cash Flow Analysis

	2013(1)	2014(1)	2015(1)	TTM 4/30/2016(1)	U/W(1)	% of U/W Effective Gross Income	U/W $ per Pad
Base Rent	1,952,867	$2,225,065	$2,474,846	$2,572,171	$2,887,944	100.9%	$7,238
Grossed Up Vacant Space	0	0	0	0	76,932	2.7	193
Other Income	92,046	105,639	109,963	117,209	117,209	4.1	294
Less Vacancy & Credit Loss	0	0	0	0	(220,412)(2)	(7.7)	(552)
Effective Gross Income	$2,044,913	$2,330,704	$2,584,809	$2,689,380	$2,861,673	100.0%	$7,172

Total Operating Expenses	$816,174	$869,497	$893,302	$900,286	$878,719	30.7%	$2,202

Net Operating Income	$1,228,739	$1,461,207	$1,691,507	$1,789,094	$1,982,954	69.3%	$4,970
Capital Expenditures	0	0	0	0	19,950	0.7	50
Net Cash Flow	$1,228,739	$1,461,207	$1,691,507	$1,789,094	$1,963,004	68.6%	$4,920

NOI DSCR	0.79x	0.94x	1.08x	1.15x	1.27x
NCF DSCR	0.79x	0.94x	1.08x	1.15x	1.26x
NOI DY	4.8%	5.7%	6.6%	7.0%	7.7%
NCF DY	4.8%	5.7%	6.6%	7.0%	7.6%

(1)	The increase in Net Operating Income from 2013 to U/W can be attributed to a gradual increase in occupancy at the Skyline Village Property after the stabilization from the 2010 default.
(2)	The underwritten economic vacancy is 7.4%. The Skyline Village property was 94.9% physically occupied as of April 30, 2016.

Appraisal. As of the appraisal valuation date of June 9, 2016, the Skyline Village Property had an aggregate “as-is” appraised value of $35,360,000.

Environmental Matters. According to a Phase I environmental assessment dated June 15, 2016 there was no evidence of any recognized environmental conditions at the Skyline Village Property.

A-3-79

SKYLINE VILLAGE

Market Overview. The Skyline Village Property is located in Inver Grove Heights, Minnesota, which is approximately 8.8 miles south of St. Paul, Minnesota. According to the appraisal, the Skyline Village Property is part of the Minneapolis-St. Paul-Bloomington, MN-WI metropolitan statistical area, which had an estimated 2015 population of 3,866,768, the 14th largest in the United States. Minneapolis–Saint Paul is a major metropolitan area built around the Mississippi, Minnesota and St. Croix rivers. The area is commonly known as the Twin Cities for its two largest cities, Minneapolis, the city with the largest population in Minnesota, and Saint Paul, the state capital. Together the two cities anchor the second largest economic center in the Midwest, behind Chicago. The estimated 2015 population within a one-, three- and five- mile radius of the Skyline Village Property was 8,056, 43,776, and 102,977, respectively, and the estimated 2015 average annual household income within the same radii was $81,602, $84,478, and $86,568, respectively. The appraiser concluded a market vacancy rate of 6.0%. The Skyline Village Property was 94.9% occupied as of April 30, 2016. The appraiser concluded a market rent of $619 per pad, which is in line with underwritten rent of $619 per pad.

The following table presents certain information relating to comparable manufactured housing properties for the Skyline Village Property:

Competitive Set(1)

	Skyline Village (Subject)	Emerald Hills Village	Rosemount Woods	Beaver Lake Estates	Rolling Hills of Maplewood	Rambush Estates	Arbor Vista
Location	Inver Grove Heights, MN	Inver Grove Heights, MN	Rosemount, MN	Maplewood, MN	St. Paul, MN	Burnsville, MN	Burnsville, MN
Distance to Subject	--	4.3 miles	8.2 miles	9.4 miles	9.8 miles	16.2 miles	16.6 miles
Year Built	1976	1969	1980	1969	1985	1970	1968
Number of Pads	399	402	182	254	357	223	319
Total Occupancy	95%	99%	93%	98%	99%	97%	92%
Average Rent (per pad)	$619(2)	$578	$590	$533	$581	$579	$596

(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll

The Borrower. The borrower is CF MH Skyline Fee LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Skyline Village Mortgage Loan Ross H. Partrich is the guarantor of certain nonrecourse carve-outs under the Skyline Village Mortgage Loan.

The Sponsor. The sponsor is Ross H. Partrich, who is the key principal of RHP Properties (“RHP”). Mr. Partrich owns and manages a total of 224 manufactured housing communities with over 56,349 housing units and sites spanning 23 states, with a combined value of approximately $3.38 billion. RHP employs more than 900 professionals at their Farmington Hills, Michigan corporate headquarters, regional offices, and on-site management property across the country. RHP is the second largest private owner of manufactured home communities in the United States. The sponsor is also a sponsor under the mortgage loan identified in Annex A-1 to the Prospectus as the Green Valley Portfolio (and further described in Annex A-3 to the Prospectus). The sponsor had prior deeds in lieu of foreclosure. For additional information on the sponsor, see “Description of the Mortgage Loans—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

Escrows. The loan documents provide for upfront reserves in the amount of $98,207 for real estate taxes. The loan documents also requires monthly deposits in an amount equal to one-twelfth of the estimated annual real estate taxes, which currently equates to $16,368, and $1,663 for replacement reserves. The replacement reserve is subject to a cap of $79,800. The loan documents do not require monthly escrows for insurance, provided that (i) the blanket policy is acceptable to the lender and (ii) the borrower provides the lender with evidence of payment five days prior to the due date.

Lockbox and Cash Management. Upon the occurrence and during the continuance of a Sweep Event Period (as defined below), the Skyline Village Mortgage Loan requires the borrower to establish a lockbox account and the borrower or property manager shall deposit all rents into such lockbox account and such funds will be swept to the cash management account. During a Sweep Event Period, all excess cash flow after payment of all sums due and payable under the loan documents and all operating expenses will be retained by the lender as additional collateral.

A “Sweep Event Period” will commence upon: (i) the occurrence and continuance of an event of default under the loan; (ii) the amortizing debt service coverage ratio falling below 1.05x for two consecutive quarters; or (iii) the borrower defaulting under the management agreement. A Sweep Event Period will be cured, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the amortizing debt service coverage ratio being greater than 1.15x for two consecutive calendar quarters; with regard to clause (iii), upon the date borrower has entered into a replacement management agreement with a qualified manager or the date on which the applicable default has been remedied to the lender’s satisfaction.

Property Management. The Skyline Village Property is managed by an affiliate of the sponsor, Newbury Management Company.

Assumption. The borrower has the right to transfer the Skyline Village Property provided that certain conditions are satisfied, including: (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength, and general business standing; and (iii) a rating agency confirmation is obtained from Fitch, KBRA and Moody’s to the effect that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-LC24 Certificates.

A-3-80

SKYLINE VILLAGE

Partial Release. Not Permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The loan documents permit mezzanine financing subject to: (i) there being no event of default; (ii) a maximum combined loan-to-value ratio equal to the lesser of 75.0% and the loan-to-value ratio at the origination of the Skyline Village Mortgage Loan; (iii) a minimum combined amortizing debt service coverage ratio equal to the greater of 1.25x and the debt service coverage ratio at the origination of the Skyline Village Mortgage Loan; (iv) the lender’s review and approval of (a) the terms and conditions of the mezzanine loan and the mezzanine loan documents and (b) the structure of the mezzanine borrower; (v) if required under the servicing agreement, the receipt of a rating agency confirmation from each of Fitch, KBRA and Moody’s that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-LC24 Certificates; and (vi) the execution of an intercreditor agreement acceptable to the lender.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Skyline Village Property. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

A-3-81

SEASONS AT HORSETOOTH APARTMENTS

A-3-82

SEASONS AT HORSETOOTH APARTMENTS

Seasons at Horsetooth Apartments
1020 Wabash Street
Fort Collins, CO 80526
FORT COLLINS
Laporte
County Rd 54G
Terry Lake
Fort Collins Country Club
Long Pond
Mountain Vista Greens Golf Course
Anheuser-Busch Brewery Fort Collins
County Rd 50E
Claymore Lake
W Wilcox St
Lindenmeier Lake
Mountain Vista Dr
N Taft Hill Rd
N Shields St
N College Ave
N Lemay Ave
N Summerview Ave
Legacy Park
W Vine Drive
E Vine Drive
CSU Solar Plant
New Belgium Brewing Co.
Old Town Square
Fort Collins Brewery
Odell Brewing Co.
Horsetooth State Park
W Laporte Ave
Mountain Ave
Larimer Co. Courthouse
Mulberry and Lemay Crossing
City Park Nine GC
City Park
Downtown
Old Town Library
N Overland Trail
W Mulberry St
E Mulberry St
Riverside Ave
Summit View Dr
College Lake
CSU Foothills Campus
CDC-Fort Collins
Colorado State University
Lory Student Center
Arapahoe & Roosevelt Natl. Forestry
University Center for the Arts
Centennial Dr
Maxwell Natural Area
W Prospect Rd
E Prospect Rd
Hughes Stadium
USDA Forest Service
Eldora Park
Eldora Pool Ice Center
Colorado State University Environmental Learning Center
Rolland Moore Park
CSU College of Veterinary Medicine
S Taft Hill Rd
S Shields St
S College Ave
S Lemay Ave
Horsetooth Reservoir
W Drake Rd
E Drake Rd
S Timberline Rd
Spring Canyon Community Park
Foothills Mall
W Horsetooth Rd
E Horsetooth Rd
Fort Collins Marketplace
Collindale Golf Course
Warren Lake
Troutman Park
W County Rd 38E
W Harmony Rd
E Harmony Rd
Front Range Community College
Arbor Plaza
Fort Collins Shopping Center
LARIMER COUNTY
Fossil Cr Pkwy
Ziegler Rd
Strauss Cabin Rd
Kechter Rd
Southridge Golf Club
Fossil Creek Park
Qdoba Events Center
E Trilby Rd
Fossil Creek Reservoir
Fossil Creek Reservoir Open Space
Carpenter Rd
E County Rd 32
Long View Farm Open Space
N County Road 9
E Co Rd 30
E County Rd 30
Donath Lake
Boyd Lake
Fort Collins-Loveland Municipal Airport
Loveland
Denver 50 miles
287
25
14
1
WYOMING
NEBRASKA
Rock Springs
Rawlins
Scottsbluff
Laramie
Cheyenne
Craig
Steamboat Springs
Fort Collins
Greeley
Sterling
Loveland
Longmont
Boulder
Fort Morgan
Westminster
Denver Intl. Airport
DENVER
AURORA
Rifle
Lakewood
Littleton
Vail
Aspen
Castle Rock
Grand Junction
COLORADO
COLORADO SPRINGS
Montrose
Gunnison
Salida
Pueblo
Cañon City
La Junta
Alamosa
Trinidad
Durango
Raton
Farmington
Bloomfield
NEW MEXICO
OKLA.
TEXAS
Espanola
KS
UT

A-3-83

No. 10 – Seasons at Horsetooth Apartments

Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Multifamily
Original Principal Balance:	$24,700,000			Specific Property Type:	Garden
Cut-off Date Balance:	$24,700,000			Location:	Fort Collins, CO
% of Initial Pool Balance:	2.4%			Size:	208 Units
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit:	$118,750
Borrower Names(1):	Various			Year Built/Renovated:	1998/2014
Sponsor:	J. Kenneth Dunn			Title Vesting:	Fee
Mortgage Rate:	4.240%			Property Managers:	Rainer Realty Management, LLC; Echelon Property Group LLC
Note Date:	August 19, 2016			4th Most Recent Occupancy (As of):	89.8% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	90.7% (12/31/2013)
Maturity Date:	September 6, 2026			2nd Most Recent Occupancy (As of):	94.5% (12/31/2014)
IO Period:	120 months			Most Recent Occupancy (As of):	93.5% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of):	95.7% (8/1/2016)
Seasoning:	0 months
Amortization Term (Original):	None			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$2,217,679 (12/31/2013)
Call Protection:	L(24),D(92),O(4)			3rd Most Recent NOI (As of):	$2,432,990 (12/31/2014)
Lockbox Type:	Soft/Upfront Cash Management			2nd Most Recent NOI (As of):	$2,626,241 (12/31/2015)
Additional Debt:	None			Most Recent NOI (As of):	$2,742,287 (TTM 6/30/2016)
Additional Debt Type:	NAP
				U/W Revenues:	$3,844,826
				U/W Expenses:	$1,136,872
				U/W NOI:	$2,707,954
				U/W NCF:	$2,656,578
				U/W NOI DSCR:	2.55x
Escrows and Reserves(2):				U/W NCF DSCR:	2.50x
				U/W NOI Debt Yield:	11.0%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	10.8%
Taxes	$78,235	$14,902	NAP	As-Is Appraised Value:	$50,000,000
Insurance	$36,997	$3,524	NAP	As-Is Appraisal Valuation Date:	June 28, 2016
Replacement Reserves	$62,400	$19,089	NAP	Cut-off Date LTV Ratio:	49.4%
Deferred Maintenance	$2,125	$0	NAP	LTV Ratio at Maturity or ARD:	49.4%

(1)	See “The Borrowers” section.

(2)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “Seasons at Horsetooth Apartments Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a garden-style multifamily property located in Fort Collins, Colorado (the “Seasons at Horsetooth Apartments Property”). The Seasons at Horsetooth Apartments Mortgage Loan was originated on August 19, 2016 by Rialto Mortgage Finance, LLC. The Seasons at Horsetooth Apartments Mortgage Loan had an original principal balance of $24,700,000, has an outstanding principal balance as of the Cut-off Date of $24,700,000 and accrues interest at an interest rate of 4.240% per annum. The Seasons at Horsetooth Apartments Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments through the term of the Seasons at Horsetooth Apartments Mortgage Loan. The Seasons at Horsetooth Apartments Mortgage Loan matures on September 6, 2026.

Following the lockout period, the borrower has the right to defease the Seasons at Horsetooth Apartments Mortgage Loan in whole, but not in part, on any date before June 6, 2026. In addition, the Seasons at Horsetooth Apartments Mortgage Loan is prepayable without any penalty on or after June 6, 2026.

A-3-84

SEASONS AT HORSETOOTH APARTMENTS

Sources and Uses

Sources			Uses
Original loan amount	$24,700,000	100.0%	Loan payoff(1)	$14,607,376	59.1%
			Reserves	179,758	0.7
			Closing costs	1,864,217	7.5
			Return of equity	8,048,649	32.6
Total Sources	$24,700,000	100.0%	Total Uses	$24,700,000	100.0%

(1)	The Seasons at Horsetooth Apartments Property was previously securitized in the MSC 2006-IQ12 transaction.

The Property. The Seasons at Horsetooth Apartments Property is a 208 unit, garden-style multifamily property located in Fort Collins, Colorado. The improvements were constructed in 1998 and are situated on 13.6 acres. The Seasons at Horsetooth Apartments Property is comprised of 26 two-story residential buildings, a clubhouse and 16 enclosed garages. Common area amenities include a business center, 24-hour fitness center, a pool, jacuzzi, assigned parking, courtesy patrol and high speed internet with Wi-Fi in the pool/clubhouse area. Unit amenities feature 9 foot ceilings on the 1st floor, vaulted ceilings on the 2nd floor, wood floors (select units), fully equipped kitchen, washer & dryer and private patio or balcony. The Seasons at Horsetooth Apartments Property contains 299 parking spaces, reflecting a parking ratio of 1.4 spaces per unit. As of August 1, 2016, the Seasons at Horsetooth Apartments Property was 95.7% occupied.

The following table presents certain information relating to the unit mix of the Seasons at Horsetooth Apartments Property:

Apartment Unit Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average Monthly Rent per Unit
1 Bedroom/1 Bath	24	11.5%	700	$1,301
2 Bedroom/2 Bath - A	96	46.2%	1,008	$1,379
2 Bedroom/2 Bath - B	44	21.2%	1,067	$1,474
3 Bedroom/2 Bath	44	21.2%	1,260	$1,678
Total/Weighted Average	208	100.0%	1,038	$1,456

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Seasons at Horsetooth Apartments Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	8/1/2016(2)
89.8%	90.7%	94.5%	93.5%	95.7%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Seasons at Horsetooth Apartments Property:

Cash Flow Analysis

	2013	2014	2015	TTM 6/30/2016	U/W	% of U/W Effective Gross Income	U/W $ per Unit
Base Rent	$3,188,444	$3,363,847	$3,567,796	$3,604,883	$3,476,304	90.4%	$16,713
Grossed Up Vacant Space	0	0	0	0	156,420	4.1	752
Concessions	(88,152)	(54,835)	(37,705)	(17,668)	(17,668)	(0.5)	(85)
Other Income(1)	348,302	344,545	409,307	411,697	411,697	10.7	1,979
Less Vacancy & Credit Loss	(272,288)	(276,476)	(309,675)	(230,076)	(181,927)(2)	(4.7)	(875)
Effective Gross Income	$3,176,306	$3,377,082	$3,629,723	$3,768,836	$3,844,826	100.0%	$18,485

Total Operating Expenses	$958,627	$944,092	$1,003,482	$1,026,549	$1,136,872	29.6%	$5,466

Net Operating Income	$2,217,679	$2,432,990	$2,626,241	$2,742,287	$2,707,954	70.4%	$13,019
Capital Expenditures	0	0	0	0	51,376	1.3	247
Net Cash Flow	$2,217,679	$2,432,990	$2,626,241	$2,742,287	$2,656,578	69.1%	$12,772

NOI DSCR	2.09x	2.29x	2.47x	2.58x	2.55x
NCF DSCR	2.09x	2.29x	2.47x	2.58x	2.50x
NOI DY	9.0%	9.9%	10.6%	11.1%	11.0%
NCF DY	9.0%	9.9%	10.6%	11.1%	10.8%

(1)	Other Income includes application fees, late fees, pet fees and administrative fees.
(2)	The underwritten economic vacancy is 5.5%. The Seasons at Horsetooth Apartments Property was 95.7% physically occupied as of August 1, 2016.

A-3-85

SEASONS AT HORSETOOTH APARTMENTS

Appraisal. As of the appraisal valuation date of June 28, 2016, the Seasons at Horsetooth Apartments Property had an “as-is” appraised value of $50,000,000.

Environmental Matters. According to a Phase I environmental assessment dated July 5, 2016, there was no evidence of any recognized environmental conditions at the Seasons at Horsetooth Apartments Property.

Market Overview and Competition. The Seasons at Horsetooth Apartments Property is located in Fort Collins, Colorado, approximately 4.1 miles south of the Fort Collins central business district and is within the Fort Collins-Loveland metropolitan statistical area. Fort Collins is located 65 miles north of the state capitol of Denver and has an estimated 2016 population of 332,605. According to a government agency, the unemployment rate for the Fort Collins metropolitan statistical area was 3.1% as of March 2016. In comparison, the state’s unemployment rate was 3.5%, and the national unemployment rate was 5.0% for the same time period.

Regional access to the Seasons at Horsetooth Apartments Property is provided by Interstate Highway 25 which connects Fort Collins with Denver and extends north/south across the state, and State Route 14 which extends east/west. Immediately surrounding the Seasons at Horsetooth Apartments Property to the east and west are single family homes, to the immediate south is a church, and across Wabash Street directly north of the Seasons at Horsetooth Apartments Property is a neighborhood retail center which includes restaurants and a bank. Approximately 1.7 miles east of the Seasons at Horsetooth Apartments Property is the major retail corridor within the region with retailers such as Target, Wal-Mart, PetSmart, T.J Maxx, Best Buy, REI, Bed Bath & Beyond, Home Depot, Men’s Warehouse, and Albertson’s. Within the corridor is a newly constructed lifestyle mall called Renaissance on the Front Range with retailers such as H&M, Nordstrom Rack, Victoria’s Secret, Chico’s, and Ulta Beauty. According to the appraisal, the 2016 estimated population within a one-, three-, and five-mile radius was 16,183, 92,830 and 161,367, respectively, and the average household income within the same radii was $77,735, $74,934 and $78,028, respectively.

According to the appraisal, the Seasons at Horsetooth Apartments Property is located in the Northern Colorado multifamily market. As of the fourth quarter of 2015, the Northern Colorado multifamily market reported a vacancy rate of 4.6% and an average monthly rental rate of $1,149 per unit.

The following table presents certain information relating to some comparable multifamily properties for the Seasons at Horsetooth Apartments Property:

Competitive Set(1)

						Average Rent (per unit)
	Location	Distance to Subject	Property Type	Number of Units	Studio	1 BR	2 BR	3 BR	Overall Average PSF	Total Occupancy
Seasons at Horsetooth Apartments (Subject)	Fort Collins, CO	--	Garden	208	NAP	$1,301	$1,379-$1,474	$1,678	$1.42	95.7%
Pinecone Apartments	Fort Collins, CO	3.7 miles	Garden	195	NAP	$1,218	$1,369-$1,666	NAP	$1.54	95.0%
Miramont Apartments	Fort Collins, CO	3.0 miles	Garden	210	NAP	$1,191	$1,312-$1,390	NAP	$1.28	95.0%
The Preserve at the Meadows	Fort Collins, CO	0.9 miles	Garden	220	NAP	$1,235-$1,365	$1,415-$1,545	$1,730	$1.51	97.0%
The Trails at Timberline	Fort Collins, CO	4.3 miles	Garden	314	$1,034	$1,279-$1,354	$1,534-$2,459	$1,834-$2,659	$1.61	97.0%
Settler’s Creek	Fort Collins, CO	2.2 miles	Garden	229	NAP	$1,130-$1,418	$1,285-$1,363	$1,675	$1.38	97.0%

(1)	Information obtained from the appraisal and the underwritten rent roll.

The Borrowers. There are 33 borrowers, jointly and severally who own the Seasons at Horsetooth Apartments Property as tenants-in-common. The tenants-in-common have waived their right to partition during the term of the Seasons at Horsetooth Apartments Mortgage Loan. Each of the tenants-in-common is a single purpose entity and a Delaware limited liability company with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Seasons at Horsetooth Apartments Mortgage Loan. J. Kenneth Dunn, is the guarantor of certain nonrecourse carveouts under Seasons at Horsetooth Apartments Mortgage Loan. See “Description of the Mortgage Pool – Mortgage Pool Characteristics – Tenancies-in-Common” in the Prospectus.

The Sponsor. The sponsor, J. Kenneth Dunn, is co-founder of The Rainier Companies and has over two decades of experience in commercial real estate. Mr. Dunn is involved in all facets of the company and has primary responsibility for acquisitions, business development and negotiations. In 1994 Mr. Dunn co-founded Meridian Realty Advisors. As a principal, he directed the acquisition and management of more than $1.0 billion in transactions.

Escrows. The Seasons at Horsetooth Apartments Property Mortgage Loan documents provided for upfront escrows in the amount of $78,235 for real estate taxes, $36,997 for insurance premiums, $62,400 for replacement reserves and $2,125 for deferred maintenance.

A-3-86

SEASONS AT HORSETOOTH APARTMENTS

The Seasons at Horsetooth Apartments Mortgage Loan documents also require ongoing monthly reserve for real estate taxes in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period (currently estimated to be $14,902) and for insurance premiums in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12-month period (currently estimated to be $3,524). Ongoing monthly deposits are required for replacement reserves in an amount equal to $19,089 from the October 2016 payment date through the September 2019 payment date and $5,200 from the October 2019 payment date through the maturity date of the Seasons at Horsetooth Apartments Mortgage Loan.

Lockbox and Cash Management. The Seasons at Horsetooth Apartments Mortgage Loan requires a lender-controlled lockbox account, which is already in place. The borrower and the property managers are required to deposit all rents and any other income of the Seasons at Horsetooth Apartments Property into such lockbox account within two business days of receipt. Prior to the occurrence of a Cash Sweep Event (as defined below), all excess cash flow will be disbursed to the borrower. During a Cash Sweep Event, all excess cash flow with be swept to a lender-controlled subaccount.

A “Cash Sweep Event” will commence (i) if an event of default has occurred or is continuing; (ii) upon the occurrence of a bankruptcy action of the borrower, the guarantor or the property managers; (iii) upon any date the amortizing debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of such determination, is less than 1.10x; or (iv) upon date the debt yield ratio as calculated by the lender is less than 8.0%. A Cash Sweep Event will end with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), when such bankruptcy petition has been discharged, stayed, or dismissed within 30 days for a borrower or guarantor bankruptcy and within 120 days for a property manager bankruptcy, among other conditions; with respect to clause (iii), once the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of determination is greater than 1.20x for two consecutive calendar quarters, among other conditions; and with respect to clause (iv), once the debt yield as calculated by the lender is greater than 9.5% for two consecutive calendar quarters.

Property Management. The Seasons at Horsetooth Apartments Property is managed by Rainer Realty Management, LLC and Echelon Property Group LLC.

Assumption. The borrower has the right to transfer the Seasons at Horsetooth Apartments Property provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-LC24 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Seasons at Horsetooth Apartments Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

A-3-87

No. 11 – Hampton Inn & Suites - Boise

Loan Information	Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association	Single Asset/Portfolio:	Single Asset
Property Type:	Hospitality
Original Principal Balance:	$24,000,000	Specific Property Type:	Limited Service
Cut-off Date Balance:	$23,908,323	Location:	Boise, ID
% of Initial Pool Balance:	2.3%	Size:	186 rooms
Loan Purpose:	Refinance	Cut-off Date Balance Per Room:	$128,539
Borrower Name:	Apple Nine SPE Boise, Inc.	Year Built/Renovated:	2007/NAP
Sponsor(1):	Apple Hospitality REIT, Inc.	Title Vesting:	Fee
Mortgage Rate:	4.366%	Property Manager:	Raymond Management Company, Inc.
Note Date:	May 26, 2016	4th Most Recent Occupancy (As of):	77.4% (12/31/2012)
Anticipated Repayment Date:	NAP	3rd Most Recent Occupancy (As of):	79.9% (12/31/2013)
Maturity Date:	June 11, 2026	2nd Most Recent Occupancy (As of):	74.5% (12/31/2014)
IO Period:	0 months	Most Recent Occupancy (As of):	79.2% (12/31/2015)
Loan Term (Original):	120 months	Current Occupancy (As of):	79.8% (6/30/2016)
Seasoning:	3 months
Amortization Term (Original):	360 months	Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360	4th Most Recent NOI (As of):	$3,147,167 (12/31/2013)
Call Protection:	L(27),D(89),O(4)	3rd Most Recent NOI (As of)(4):	$3,301,794 (12/31/2014)
Lockbox Type:	Springing	2nd Most Recent NOI (As of)(4):	$3,756,734 (12/31/2015)
Additional Debt:	None	Most Recent NOI (As of):	$4,013,835 (TTM 6/30/2016)
Additional Debt Type:	NAP
U/W Revenues:	$8,239,433
U/W Expenses:	$4,518,349
U/W NOI:	$3,721,084
U/W NCF:	$3,391,507
U/W NOI DSCR:	2.59x
U/W NCF DSCR:	2.36x
Escrows and Reserves:	U/W NOI Debt Yield:	15.6%
U/W NCF Debt Yield:	14.2%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$40,000,000
Taxes	$27,178	$27,177	NAP	As-Is Appraisal Valuation Date:	April 13, 2016
Insurance	$0	Springing(2)	NAP	Cut-off Date LTV Ratio:	59.8%
FF&E Reserve	$0	$26,758(3)	NAP	LTV Ratio at Maturity or ARD:	48.3%

(1)	Apple Hospitality REIT, Inc. or its affiliates are involved in various lawsuits. See “Description of the Mortgage Pool—Litigation Considerations” in the Prospectus.

(2)	Ongoing monthly reserves for insurance are not required so long as (i) no event of default has occurred and is continuing; (ii) Hampton Inn & Suites - Boise Property is insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums.

(3)	The borrower is required to deposit the greater of (i) the then existing FF&E Reserve Monthly Deposit or (ii) one-twelfth of 4.0% of gross revenues for the previous fiscal year through loan maturity.

(4)	See “Cash Flow Analysis” section.

The Hampton Inn & Suites - Boise mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in a 186-room limited service hotel located in downtown Boise, Idaho (the “Hampton Inn & Suites - Boise Property”). The 11-story hotel was constructed in 2007, is situated on a 0.9-acre site and has 152 surface and garage parking spaces resulting in a parking ratio of 0.8 spaces per room. Since the sponsor acquired the Hampton Inn & Suites - Boise Property in 2010, there have been approximately $2.4 million ($12,903 per room) in capital improvements and renovations. The guestrooms are situated on floors five through eleven above a four-story parking garage and ground floor retail and are comprised of 67 King Guestrooms, 62 Queen/Queen Guestrooms, 38 King Suites, 6 Jacuzzi King Suites and 13 King Whirlpool Suites. Amenities at the Hampton Inn & Suites - Boise Property include an indoor saltwater swimming pool and whirlpool, a 24-hour fitness room, business center, free airport shuttle service, complimentary hot breakfast buffet and free Wi-Fi in the lobby areas and all guest rooms. The Hampton Inn & Suites - Boise Property has four separate meeting rooms, totaling 2,894 square feet, with the largest room accommodating up to 100 people. The Hampton Inn & Suites - Boise Property benefits from its downtown location within two blocks south of The Grove Plaza (one of Boise’s leading outdoor venues, hosting over 60 events each year) and the Boise Centre (Boise’s convention center that offers 86,000 square feet of flexible meeting and event space) and within six blocks of state government offices at the Idaho State Capitol Building. According to the appraisal, the estimated 2015 market mix of the Hampton Inn & Suites - Boise Property was 50% commercial, 30% leisure and 20% meeting and group. The franchise agreement with Hilton Worldwide expires in April 2030.

A-3-88

HAMPTON INN & SUITES - BOISE

The Hampton Inn & Suites - Boise Property is comprised of one hotel condominium unit within a four-unit condominium property. The Hampton Inn & Suites - Boise Mortgage Loan borrowers have a combined 62.5% voting interest in the master association.

Sources and Uses

Sources			Uses
Original loan amount	$24,000,000	100.0%	Loan payoff(1)	$0	0.0%
			Reserves	27,178	0.1
			Closing costs	337,322	1.4
			Return of equity	23,635,500	98.5
Total Sources	$24,000,000	100.0%	Total Uses	$24,000,000	100.0%

(1)	The Hampton Inn & Suites - Boise Property was previously unencumbered.

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Hampton Inn & Suites - Boise			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 7/31/2016	76.3%	$115.45	$88.07	79.3%	$151.27	$119.96	104.0%	131.0%	136.2%
TTM 7/31/2015	73.9%	$107.01	$79.13	76.5%	$140.19	$107.26	103.5%	131.0%	135.6%
TTM 7/31/2014	67.9%	$101.20	$68.72	78.1%	$131.00	$102.28	115.0%	129.5%	148.8%

(1)	Information obtained from a third party hospitality report dated August 18, 2016. The competitive set includes the following hotels: Holiday Inn Express Boise University Area, Springhill Suites Boise ParkCenter, Hampton Inn Boise Airport, Courtyard Boise Downtown, The Grove Hotel, Hilton Garden Inn Boise Spectrum and Holiday Inn Boise Airport.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Hampton Inn & Suites - Boise Property:

Cash Flow Analysis

	2013	2014(1)	2015(1)	TTM 6/30/2016	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	79.9%	74.4%	79.2%	79.8%	76.0%
ADR	$122.71	$135.54	$146.08	$152.59	$152.59
RevPAR	$98.03	$100.88	$115.70	$121.73	$115.97

Room Revenue	$6,655,340	$6,849,015	$7,854,809	$8,286,993	$7,894,665	95.8%	$42,444
F&B Revenue	0	0	0	0	0	0.0	0
Parking Revenue	0	0	0	0	0	0.0	0
Other Revenue	297,439	320,494	351,327	344,768	344,768	4.2	1,854
Total Revenue	$6,952,779	$7,169,509	$8,206,136	$8,631,761	$8,239,433	100.0%	$44,298

Total Department Expenses	1,361,568	1,410,459	1,581,591	1,640,936	1,610,175	19.5	8,657
Gross Operating Profit	$5,591,211	$5,759,050	$6,624,545	$6,990,825	$6,629,258	80.5%	$35,641

Total Undistributed Expenses	2,145,535	2,150,414	2,513,014	2,605,553	2,536,737	30.8	13,638
Profit Before Fixed Charges	$3,445,676	$3,608,636	$4,111,531	$4,385,272	$4,092,521	49.7%	$22,003

Total Fixed Charges	298,509	306,842	354,798	371,437	371,437	4.5	1,997

Net Operating Income	$3,147,167	$3,301,794	$3,756,734	$4,013,835	$3,721,084	45.2%	$20,006
FF&E	0	0	0	0	329,577	4.0	1,772
Net Cash Flow	$3,147,167	$3,301,794	$3,756,734	$4,013,835	$3,391,507	41.2%	$18,234

NOI DSCR	2.19x	2.30x	2.62x	2.79x	2.59x
NCF DSCR	2.19x	2.30x	2.62x	2.79x	2.36x
NOI DY	13.2%	13.8%	15.7%	16.8%	15.6%
NCF DY	13.2%	13.8%	15.7%	16.8%	14.2%

(1)	The increase in Net Operating Income from 2014 to 2015 was due to an increase in both occupancy and ADR for the Hampton Inn & Suites - Boise Property, which resulted in a RevPAR increase from 2014 to 2015 of 14.7%.

A-3-89

No. 12 – So Cal Self Storage – Hollywood

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
				Property Type:	Self Storage
Original Principal Balance:	$23,000,000			Specific Property Type:	Self Storage
Cut-off Date Balance:	$23,000,000			Location:	Los Angeles, CA
% of Initial Pool Balance:	2.2%			Size:	84,282 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$272.89
Borrower Name:	SoCal Self Storage – Hollywood & Bronson, LLC			Year Built/Renovated:	2004/NAP
Sponsors(1):	Various			Title Vesting:	Fee
Mortgage Rate:	4.514%			Property Manager:	Self-managed
Note Date:	May 31, 2016			4th Most Recent Occupancy (As of):	89.6% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	91.3% (12/31/2013)
Maturity Date:	June 11, 2026			2nd Most Recent Occupancy (As of):	93.9% (12/31/2014)
IO Period:	120 months			Most Recent Occupancy (As of):	90.6% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of):	92.3% (8/2/2016)
Seasoning:	3 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$2,020,452 (12/31/2013)
Call Protection:	L(36),GRTR 1% or YM(80),O(4)			3rd Most Recent NOI (As of):	$2,172,266 (12/31/2014)
Lockbox Type:	None			2nd Most Recent NOI (As of):	$2,437,427 (12/31/2015)
Additional Debt:	None			Most Recent NOI (As of):	$2,623,321 (TTM 6/30/2016)
Additional Debt Type:	NAP
				U/W Revenues:	$3,554,937
				U/W Expenses:	$1,039,695
				U/W NOI:	$2,515,243
				U/W NCF:	$2,493,826
				U/W NOI DSCR:	2.39x
				U/W NCF DSCR:	2.37x
Escrows and Reserves:				U/W NOI Debt Yield:	10.9%
				U/W NCF Debt Yield:	10.8%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$45,000,000
Taxes	$52,758	$17,586	NAP	As-Is Appraisal Valuation Date:	March 20, 2016
Insurance(2)	$0	Springing	NAP	Cut-off Date LTV Ratio:	51.1%
Replacement Reserves(3)	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	51.1%

(1)	The Sponsors of the So Cal Self Storage – Hollywood mortgage loan are Dennis L. Geiler individually and as trustee of the Dennis L. Geiler Family Trust and William V. Bromiley individually and as trustee of the Edith Revocable Trust.

(2)	Ongoing monthly reserves for insurance are not required so long as (i) no event of default has occurred and is continuing; (ii) So Cal Self Storage – Hollywood Property is insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums.

(3)	Ongoing monthly reserves for replacements in the amount of $1,054 are not required so long as (i) no event of default has occurred and is continuing; and (ii) the lender determines the borrower is properly maintaining the So Cal Self Storage – Hollywood Property.

The So Cal Self Storage - Hollywood mortgage loan is evidenced by a single promissory note secured by a first mortgage encumbering the borrower’s fee interest in a 84,282 square foot self-storage facility located in Los Angeles, California (the “So Cal Self Storage - Hollywood Property”), approximately 6.0 miles northwest of the Los Angeles central business district. Constructed in 2004, the So Cal Self Storage - Hollywood Property is situated on a 0.9-acre site and contains 1,007 units. The So Cal Self Storage Property consists of 97.9% climate controlled units and 2.1% non-climate controlled units ranging in size from 10 square feet to 400 square feet. Amenities at the So Cal Self Storage – Hollywood Property include individually alarmed units, surveillance cameras, electronic gate access, and an on-site leasing and manager’s office. According to the appraisal, the 2016 estimated population within a one-, three- and five-mile radius of the So Cal Self Storage - Hollywood Property was 65,875, 369,045 and 996,367, respectively; while the 2016 estimated average household income within the same radii was $55,028, $72,191 and $72,541, respectively. As of August 2, 2016 the So Cal Self Storage - Hollywood Property was 92.3% occupied.

A-3-90

SO CAL SELF STORAGE - HOLLYWOOD

Sources and Uses

Sources			Uses
Original loan amount	$23,000,000	100.0%	Loan payoff(1)	$16,288,516	70.8%
			Reserves	52,758	0.2
			Closing costs	155,660	0.7
			Return of equity	6,503,066	28.3
Total Sources	$23,000,000	100.0%	Total Uses	$23,000,000	100.0%

(1)	The So Cal Self Storage - Hollywood Property was previously securitized in the BACM 2007-1 transaction.

The following table presents historical occupancy percentages at the So Cal Self Storage – Hollywood Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	8/2/2016(2)
89.6%	91.3%	93.9%	90.6%	92.3%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the So Cal Self Storage Property:

Cash Flow Analysis

	2013	2014	2015	TTM 6/30/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	2,489,149	$2,686,293	$2,922,168	$3,057,863	$3,213,138	90.4%	$38.12
Grossed Up Vacant Space	0	0	0	0	311,268	8.8	3.69
Other Income	399,821	351,391	420,958	472,109	497,074	14.0	5.90
Less Vacancy & Credit Loss	0	0	0	0	(466,543)(1)	(13.1)	(5.54)
Effective Gross Income	$2,888,970	$3,037,684	$3,343,126	$3,529,972	$3,554,937	100.0%	$42.18

Total Operating Expenses	$868,519	$865,418	$905,698	$906,651	$1,039,695	29.2%	$12.34

Net Operating Income	$2,020,452	$2,172,266(2)	$2,437,427(2)	$2,623,321	$2,515,243	70.8%	$29.84
Capital Expenditures	0	0	0	0	21,417	0.6	0.25
Net Cash Flow	$2,020,452	$2,172,266	$2,437,427	$2,623,321	$2,493,826	70.2%	$29.59

NOI DSCR	1.92x	2.06x	2.32x	2.49x	2.39x
NCF DSCR	1.92x	2.06x	2.32x	2.49x	2.37x
NOI DY	8.8%	9.4%	10.6%	11.4%	10.9%
NCF DY	8.8%	9.4%	10.6%	11.4%	10.8%

(1)	The underwritten economic vacancy is 13.2%. As of August 2, 2016, the So Cal Self Storage – Hollywood Property was 92.3% physically occupied.

(2)	The increase in Net Operating Income from 2014 to 2015 was due to an increase in contract rents and the execution of a billboard lease that commenced in October 2015.

The following table presents certain information relating to comparable self storage properties for So Cal Self Storage - Hollywood Property:

Competitive Set(1)

	Location	Distance to Subject	Total GLA (SF)	Number of Units	5x5 Average Monthly Rent / Unit	5x10 Average Monthly Rent / Unit	10x10 Average Monthly Rent / Unit	Total Occupancy
So Cal Self Storage – Hollywood (Subject)	Los Angeles	NAP	84,282	1,007	$143	$208	$298	92.3%
Extra Space Self Storage	Hollywood	0.7 miles	47,872	783	$145	$172	$306	98.0%
Hollywood Bowl Self-Storage	Los Angeles	0.6 miles	27,389	452	$85	$125	$220	99.0%
Storquest Self Storage	Los Angeles	1.2 miles	34,248	537	$126	$163	$261	93.0%
Extra Space Storage	Los Angeles	1.0 mile	45,000	510	$141	$237	$372	97.0%
Public Storage – Willoughby	Los Angeles	1.7 miles	56,250	434	NAV	$205	$275	98.0%
Public Storage	Los Angeles	2.1 miles	102,630	1,270	$142	$191	NAV	93.0%

(1)	Information obtained from the appraisal and the underwritten rent roll.

A-3-91

No. 13 – Fox Pointe Apartments

Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Multifamily
Original Principal Balance:	$21,970,500			Specific Property Type:	Garden
Cut-off Date Balance:	$21,970,500			Location:	Houston, TX
% of Initial Pool Balance:	2.1%			Size:	488 Units
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit:	$45,022
Borrower Name:	Guardian FP, LLC			Year Built/Renovated:	1984/NAP
Sponsor(1):	Trey C. Stone			Title Vesting:	Fee
Mortgage Rate:	4.400%			Property Manager:	Self-managed
Note Date:	July 20, 2016			4th Most Recent Occupancy (As of):	92.0% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	95.0% (12/31/2013)
Maturity Date:	August 6, 2026			2nd Most Recent Occupancy (As of):	97.0% (12/31/2014)
IO Period:	36 months			Most Recent Occupancy (As of):	97.0% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of):	96.1% (7/19/2016)
Seasoning:	1 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$1,600,998 (12/31/2013)
Call Protection:	L(25),D(91),O(4)			3rd Most Recent NOI (As of):	$1,924,495 (12/31/2014)
Lockbox Type:	Springing			2nd Most Recent NOI (As of):	$2,317,845 (12/31/2015)
Additional Debt:	None			Most Recent NOI (As of):	$2,380,218 (TTM 6/30/2016)
Additional Debt Type:	NAP
				U/W Revenues:	$4,430,869
				U/W Expenses:	$2,158,449
				U/W NOI:	$2,272,419
				U/W NCF:	$2,150,419
				U/W NOI DSCR:	1.72x
Escrows and Reserves:				U/W NCF DSCR:	1.63x
				U/W NOI Debt Yield:	10.3%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	9.8%
Taxes	$413,544	$49,231	NAP	As-Is Appraised Value:	$29,670,000
Insurance	$102,991	$16,348	NAP	As-Is Appraisal Valuation Date:	June 7, 2016
Replacement Reserves	$0	$10,167	NAP	Cut-off Date LTV Ratio:	74.0%
Deferred Maintenance	$53,138	$0	NAP	LTV Ratio at Maturity or ARD:	64.7%

(1)	Trey C. Stone is also the guarantor of certain non-recourse carveouts under the mortgage loan identified on Annex A-1 to the Prospectus as La Plaza Apartments. Mr. Stone was involved in a past bankruptcy filing. See “Description of the Mortgage Pool – Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

The Fox Pointe Apartments mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 24 building, 488-unit garden-style multifamily property located in Houston, Texas (the “Fox Pointe Apartments Property”), approximately 19.5 miles southwest of the Houston central business district. The Fox Pointe Apartments Property was constructed in 1984 and is situated on 15.7 acres. The 24 buildings are comprised of 22 two and three-story apartment buildings, a single-story clubhouse/leasing office and a single-story fitness center. Community amenities include a clubhouse/leasing office, fitness center, two swimming pools, controlled access gates, two laundry facilities, a playground and limited covered parking. Unit amenities include fully equipped kitchens, ceiling fans, fireplace, washer/dryer connections, and patios/balconies. Since acquisition in 2007, the borrower has invested approximately $2.6 million ($5,392 per unit) in capital improvements including building improvements, HVAC replacement, apartment interior improvements, carpet replacement, exterior improvements, and common area improvements. The Fox Pointe Apartments Property features 693 parking spaces, resulting in a parking ratio of 1.4 spaces per unit.

The Fox Pointe Apartments Property is situated along Pavilion Point at the intersection of Route 6 (locally known as Addicks-Howell Road). Route 6 is a north/south surface street connecting to Westpark Tollway, Interstate 10, and Interstate 69. The neighborhood surrounding the Fox Pointe Apartments Property consists of commercial and residential development. Typical commercial developments within the area include neighborhood and community shopping centers, garden apartment projects, offices, restaurants, theatres and various freestanding retail properties. Retailers in the area include Dillard’s, Sears, Macy’s, Burlington Coat Factory, Floor & Décor, Goodwill, and The Home Depot. The Energy Corridor is located approximately five miles north of the Fox Pointe Apartments Property, and is home to more than 300 multi-national, national and local energy companies. According to a third party market research report, the 2016 estimated population within a one-, three- and five-mile radius of the Fox Pointe Apartments Property is 20,732, 185,214 and 387,464, respectively; the 2016 estimated average household income within the same radii is $67,779, $68,837 and $76,151, respectively.

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FOX POINTE APARTMENTS

Sources and Uses

Sources			Uses
Original loan amount	$21,970,500	100.0%	Loan payoff	$16,552,397	75.3%
			Reserves	569,672	2.6
			Closing costs	391,900	1.8
			Return of equity	4,456,531	20.3
Total Sources	$21,970,500	100.0%	Total Uses	$21,970,500	100.0%

The following table presents certain information relating to the unit mix of the Fox Pointe Apartments Property:

Apartment Unit Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average Monthly Rent per Unit
One Bedroom / One Bath - A	144	29.5%	718	$638
One Bedroom / One Bath - B	96	19.7%	827	$673
One Bedroom / One Bath - B3	48	9.8%	827	$666
One Bedroom / One Bath - D1	32	6.6%	876	$778
One Bedroom / One Bath - D3	16	3.3%	876	$765
One Bedroom / One Bath - C	24	4.9%	1,072	$800
Two Bedroom / Two Bath - E3	32	6.6%	1,040	$878
Two Bedroom / Two Bath - E	64	13.1%	1,041	$890
Two Bedroom / Two Bath - F	32	6.6%	1,042	$899
Total/Weighted Average	488	100.0%	868	$735
(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Fox Pointe Apartments Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	7/19/2016(2)
92.0%	95.0%	97.0%	97.0%	96.1%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Fox Pointe Apartments Property:

Cash Flow Analysis

	2013	2014	2015	TTM 6/30/2016	U/W	% of U/W Effective Gross Income	U/W $ per Unit
Base Rent	$3,700,397	$3,892,883	$4,077,964	$4,174,355	$4,132,188	93.3%	$8,468
Grossed Up Vacant Space	0	0	0	0	182,580	4.1	374
Concessions	(81,526)	(69,485)	(18,104)	(6,120)	(11,475)	(0.3)	(24)
Other Income(1)	314,958	323,410	346,753	364,070	364,070	8.2	746
Less Vacancy & Credit Loss	(277,547)	(205,226)	(166,027)	(171,739)	(236,494)(2)	(5.3)	(485)
Effective Gross Income	$3,656,281	$3,941,583	$4,240,586	$4,360,567	$4,430,869	100.0%	$9,080

Total Operating Expenses	$2,055,283	$2,017,087	$1,922,741	$1,980,349	$2,158,449	48.7%	$4,423

Net Operating Income	$1,600,998	$1,924,495	$2,317,845	$2,380,218	$2,272,419	51.3%	$4,657
Capital Expenditures	0	0	0	0	122,000	2.8	250
Net Cash Flow	$1,600,998	$1,924,495	$2,317,845	$2,380,218	$2,150,419	48.5%	$4,407

NOI DSCR	1.21x	1.46x	1.76x	1.80x	1.72x
NCF DSCR	1.21x	1.46x	1.76x	1.80x	1.63x
NOI DY	7.3%	8.8%	10.5%	10.8%	10.3%
NCF DY	7.3%	8.8%	10.5%	10.8%	9.8%
(1)	Other Income consists of application fees, late fees, pet fees, laundry and miscellaneous income.

(2)	The underwritten economic vacancy is 5.3%. The Fox Pointe Apartments Property was 96.1% physically occupied as of July 19, 2016.

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FOX POINTE APARTMENTS

The following table presents certain information relating to comparable multifamily properties for the Fox Pointe Apartments Property:

Competitive Set(1)

						Average Rent (per unit)
	Location	Distance to Subject	Property Type	Number of Units	Studio	1 BR	2 BR	3 BR	Overall Average Rent PSF	Total Occupancy
Fox Pointe Apartments (Subject)	Houston, TX	--	Garden	488	NAP	$638-$800	$878-$899	NAP	$0.85	96.1%
Woodbridge Crossing	Houston, TX	0.5 miles	Garden	384	NAP	$625-$720	$840-$890	$1,090-$1,160	$0.89	94.0%
EL Sol Del Rio	Houston, TX	1.3 miles	Garden	424	NAP	$604-$788	$862-$1,107	NAP	$1.02	94.0%
Falls of West Oaks	Houston, TX	1.5 miles	Garden	288	NAP	$655-$735	$845-$950	NAP	$1.03	98.0%
Hartford Park	Houston, TX	3.2 miles	Garden	326	NAP	$705-$775	$845-$865	NAP	$0.95	94.0%
Miramar Apartments	Houston, TX	2.6 miles	Garden	143	NAP	$683-$800	$958-$985	NAP	$1.02	95.0%
(1)	Information obtained from the appraisal and the underwritten rent roll.

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A-3-95

No. 14 – FMC Corporation R&D HQ

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Office
Original Principal Balance:	$21,490,000			Specific Property Type:	Suburban
Cut-off Date Balance:	$21,490,000			Location:	Ewing, NJ
% of Initial Pool Balance:	2.1%			Size:	110,765 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF:	$194.01
Borrower:	LRF Ewing NJ LLC			Year Built/Renovated:	2009/NAP
Sponsor(1):	Ladder Capital CRE Equity LLC			Title Vesting:	Fee
Mortgage Rate:	4.330%			Property Manager:	G&E Real Estate Management Services, Inc.
Note Date:	August 4, 2016			4th Most Recent Occupancy (As of):	100.0% (12/31/2012)
Anticipated Repayment Date:	August 6, 2026			3rd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Maturity Date:	August 6, 2030			2nd Most Recent Occupancy (As of):	100.0% (12/31/2014)
IO Period:	60 months			Most Recent Occupancy (As of):	100.0% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of):	100.0% (9/1/2016)
Seasoning:	1 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing ARD
Interest Accrual Method:	Actual/360			4th Most Recent NOI(4):	NAV
Call Protection:	YM(25),YM or D(88),O(7)			3rd Most Recent NOI (As of):	$2,113,967 (12/31/2013)
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI (As of)	$2,202,101 (12/31/2014)
Additional Debt(2):	Yes			Most Recent NOI (As of):	$2,115,194 (12/31/2015)
Additional Debt Type(2):	Future Mezzanine
				U/W Revenues:	$3,348,801
				U/W Expenses:	$1,453,305
				U/W NOI:	$1,895,496
				U/W NCF:	$1,873,343
				U/W NOI DSCR :	1.48x
Escrows and Reserves:				U/W NCF DSCR:	1.46x
				U/W NOI Debt Yield:	8.8%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.7%
Taxes	$164,500	(3)	NAP	As-Is Appraised Value:	$30,700,000
Insurance	$42,228	$3,519	NAP	As-Is Appraisal Valuation Date:	June 29, 2016
Replacement Reserve	$0	$0	NAP	Cut-off Date LTV Ratio:	70.0%
TI/LC	$250,000	$0	NAP	LTV Ratio at Maturity or ARD:	63.9%

(1)	The sponsor is an affiliate of the mortgage loan seller. Please see “Risk Factors-Risks Related to Conflicts of Interest-Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” in the Prospectus.

(2)	Future mezzanine debt is permitted subject to the following conditions: (i) no event of default has occurred and is continuing; (ii) execution of an intercreditor agreement in the form attached to the FMC Corporation R&D HQ mortgage loan agreement; (iii) the combined amortizing debt service coverage ratio will be equal to or greater than 1.20x; (iv) the combined loan-to-value ratio will be equal to or less than 85.0%; and (v) the mezzanine loan documents are reasonably acceptable to the lender.

(3)	The monthly tax escrow will be equal to one-twelfth of the estimated amount of tax payments.

(4)	See “Cash Flow Analysis” section.

The FMC Corporation R&D HQ mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a two-building 110,765 square foot property located in Ewing, New Jersey (the “FMC Corporation R&D HQ Property”). The FMC Corporation R&D HQ Property was built to suit for the single tenant, FMC Corporation (“FMC”), in 2009 and serves as their worldwide research and development headquarters. The FMC Corporation R&D HQ Property is 100.0% leased by FMC on a 15-year, triple-net lease, which was set to expire in August 2024. In 2015, FMC executed a lease amendment extending the lease for an additional 6 years through 2030. The new lease term commenced in August 2015 and is set to expire in July 2030. In total, approximately 55.0% of the FMC Corporation R&D HQ Property is comprised of laboratory space. FMC is a diversified chemical company, providing solutions, applications, and products for the agricultural, consumer, and industrial markets worldwide. The company operates through three segments: FMC Agricultural Solutions, FMC Health and Nutrition, and FMC Lithium. The FMC Corporation R&D HQ Property features an outdoor seating area, an onsite cafeteria, and 221 parking spaces, resulting in a parking ratio of 2.0 per 1,000 square feet of rentable area.

A-3-96

FMC CORPORATION R&D HQ

Sources and Uses

Sources			Uses
Original loan amount	$21,490,000	68.1%	Purchase price(1)	$30,640,000	97.2%
Sponsor contributed equity	9,793,482	31.1	Reserves	456,728	1.4
Seller credit	250,000	0.8	Closing costs	436,754	1.4
Total Sources	$31,533,482	100.0%	Total Uses	$31,533,482	100.0%

(1)	The seller of the FMC Corporation R&D HQ Property provided credits of approximately $250,000 for outstanding tenant improvements at mortgage loan closing.

The following table presents certain information relating to the tenancy at the FMC Corporation R&D HQ Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
FMC	NR/Baa2/BBB	110,765	100.0%	$19.01	$2,105,753	100.0%	7/31/2030

Occupied Collateral Total		110,765	100.0%	$19.01	$2,105,753	100.0%

(1)	The Annual U/W Base Rent PSF and Annual U/W Base Rent for FMC represents the tenant’s average rent over the lease term. The tenant’s current in-place annual rent is $1,920,665 or $17.34 per square foot.

The following table presents certain information relating to the lease rollover schedule at the FMC Corporation R&D HQ Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	110,765	100.0%	110,765	100.0%	$2,105,753	100.0%	$19.01
Vacant	0	0	0.0%	110,765	100.0%	$0	0.0%	$0.00
Total/Weighted	1	110,765	100.0%			$2,105,753		$19.01

(1)	Information obtained from the underwritten rent roll.

(2)	The Annual U/W Base Rent PSF and Annual U/W Base Rent for FMC represents the tenant’s average rent over the lease term. The tenant’s current in-place annual rent is $1,920,665 or $17.34 per square foot.

The following table presents historical occupancy percentages at the FMC Corporation R&D HQ Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	9/1/2016(2)
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the borrower.

(2)	Information obtained from the lease.

A-3-97

FMC CORPORATION R&D HQ

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the FMC Corporation R&D HQ Property:

Cash Flow Analysis(1)

	2013	2014	2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,115,612	$2,170,994	$2,115,612	$2,105,753(2)	62.9%	$19.01
Grossed Up Vacant Space	0	0	0	0	0.0	0.00
Total Reimbursables	1,262,599	1,348,749	1,336,355	1,419,300	42.4	12.81
Other Income	0	0	0	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	0	(176,253)(3)	(5.3)	(1.59)(3)
Effective Gross Income	$3,378,210	$3,519,743	$3,451,967	$3,348,801	100.0%	$30.23

Total Operating Expenses	$1,264,243	$1,317,642	$1,336,773	$1,453,305	43.4%	$13.12

Net Operating Income	$2,113,967	$2,202,101	$2,115,194	$1,895,496	56.6%	$17.11
TI/LC	0	0	0	0	0.0	0.00
Capital Expenditures	0	0	0	22,153	0.7	0.20
Net Cash Flow	$2,113,967	$2,202,101	$2,115,194	$1,873,343	55.9%	$16.91

NOI DSCR	1.65x	1.72x	1.65x	1.48x
NCF DSCR	1.65x	1.72x	1.65x	1.46x(2)
NOI DY	9.8%	10.2%	9.8%	8.8%
NCF DY	9.8%	10.2%	9.8%	8.7%

(1)	Historical financial statements prior to 2013 are not available as the borrower acquired the FMC Corporation R&D HQ Property in August 2016.

(2)	The U/W Base Rent includes straight line average rent increases over the life of the FMC Corporation R&D HQ mortgage loan due to investment grade tenancy. The tenant’s current in-place annual rent is $1,920,665 or $17.34 per square foot which would yield a 1.33x amortizing debt service coverage ratio.

(3)	The underwritten economic vacancy is 5.0%. The FMC Corporation R&D HQ Property was 100.0% physically occupied as of September 1, 2016.

The following table presents certain information relating to comparable office leases for the FMC Corporation R&D HQ Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Seven Graphics Drive Ewing, NJ	1992/2001	2	72,307	NAV	1.6 miles	MicroDose Therapeutx	October 2015/ 10.5 Yrs	22,011	$15.14	NNN
1,7,9,11 Deerpark Drive South Brunswick, NJ	1986/NAP	1	201,029	91%	14.5 miles	TyRx	May 2015/ 1.6 Yrs	21,217	$21.39	NNN
Cedarbrook Corporate Center Portfolio Cranbury, NJ	1991/NAP	3	338,593	95%	18.6 miles	PMV	June 2015/ 5 Yrs	12,652	$20.00	NNN
Cedarbrook Corporate Center Portfolio Cranbury, NJ	1991/NAP	3	338,593	95%	18.6 miles	Endo Pharm	March 2015/ 3 Yrs	33,022	$23.00	NNN

(1)	Information obtained from the appraisal and a third party market research report.

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A-3-99

No. 15 - One & Two Corporate Plaza

Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Office
Original Principal Balance(1):	$20,000,000			Specific Property Type:	Suburban
Cut-off Date Balance(1):	$20,000,000			Location:	Houston, TX
% of Initial Pool Balance:	1.9%			Size:	276,025 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per Unit/SF(1):	$97.82
Borrower Names(2):	Various			Year Built/Renovated:	1984/NAP
Sponsors(3):	Nathaniel E. Williams; Rodney C. Freeman			Title Vesting:	Fee
Mortgage Rate:	5.060%			Property Manager:	Self-managed
				4th Most Recent Occupancy (As of):	80.9% (12/31/2012)
Note Date:	August 18, 2016			3rd Most Recent Occupancy (As of):	88.5% (12/31/2013)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	89.9% (12/31/2014)
Maturity Date:	September 6, 2026			Most Recent Occupancy (As of):	89.3% (12/31/2015)
IO Period:	0 months			Current Occupancy (As of):	83.0% (8/4/2016)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months			4th Most Recent NOI (As of)	$2,490,333 (12/31/2013)
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$2,450,867 (12/31/2014)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$3,813,875 (12/31/2015)
Call Protection(4):	L(24),D(92),O(4)			Most Recent NOI (As of):	$3,608,521 (TTM 6/30/2016)
Lockbox Type:	Springing
Additional Debt:	Yes
Additional Debt Type:	Pari Passu			U/W Revenues:	$5,425,040
				U/W Expenses:	$2,683,300
Escrows and Reserves:				U/W NOI:	$2,741,740
				U/W NCF:	$2,291,820
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR(1):	1.57x
Taxes	$789,921	$83,590	NAP	U/W NCF DSCR(1):	1.31x
Insurance	$143,095	$19,469	NAP	U/W NOI Debt Yield(1):	10.2%
Replacement Reserves	$0	$4,600	NAP	U/W NCF Debt Yield(1):	8.5%
TI/LC Reserve	$1,500,047(5)	$32,904	$1,579,392(6)	As-Is Appraised Value:	$43,000,000
Deferred Maintenance	$12,813	$0	NAP	As-Is Appraisal Valuation Date:	July 13, 2016
Performance Reserve(7)	$1,000,000	$0	NAP	Cut-off Date LTV Ratio(1):	62.8%
Free Rent Reserve(8)	$54,816	$0	NAP	LTV Ratio at Maturity or ARD(1):	51.7%

(1)	The One & Two Corporate Plaza whole loan, totaling $27,000,000, is comprised of two pari passu notes (Notes A-1 and A-2). The controlling Note A-1 had an original principal balance of $20,000,000, has an outstanding principal balance of $20,000,000 as of the Cut-off Date and will be contributed to the WFCM 2016-LC24 Trust. The non-controlling Note A-2 had an original principal balance of $7,000,000 and is held by an affiliate of Rialto Mortgage Finance, LLC. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the One & Two Corporate Plaza whole loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans—One & Two Corporate Plaza” in the Prospectus.
(2)	The borrowers are Clear Lake Office Partners, LLC, Metro Clear Lake Office Partners, LLC, Clear Lake Office Partners II, LLC, and Metro Clear Lake Office Partners II, LLC, as tenants-in-common.
(3)	The sponsors disclosed involvement in a prior foreclosure. See “Description of the Mortgage Pool – Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.
(4)	The lockout period will be at least 24 payments beginning with and including the first payment date of October 6, 2016. Defeasance of the One & Two Corporate Plaza whole loan is permitted after two years after the closing date of the securitization that includes the last note to be securitized. The assumed lockout period of 24 months is based on the expected WFCM 2016-LC24 Trust closing date in September 2016.
(5)	Initial TI/LC Reserve includes $500,047 in existing tenant improvement and leasing commission obligations with respect to the following tenants: Lockheed Martin ($199,422); Booz Allen Hamilton ($128,980); Kuraray ($122,321); North American Title ($28,000); Walker Parking ($20,000); and Aerospace ($1,324).
(6)	The TI/LC Reserve Cap of $1,579,392 is exclusive of the Initial TI/LC Reserve of $1,500,047.
(7)	The Initial Performance Reserve shall be disbursed to the borrower after the One & Two Corporate Plaza Mortgage Loan achieves a debt yield of 8.9%.
(8)	The Initial Free Rent Reserve of $54,816 represents four months of free rent related to Booz Allen Hamilton’s lease extension.

The One & Two Corporate Plaza whole loan is evidenced by two promissory notes (Notes A-1 and A-2) secured by a first mortgage encumbering a suburban office property located in Houston, Texas (the “One & Two Corporate Plaza Property”). The One & Two Corporate Plaza Property consists of two adjacent office buildings containing approximately 276,025 square feet located in Houston, Texas situated on a 9.1 acre parcel. One Corporate Plaza was constructed in 1984 and consists of 114,676 net rentable area square feet. Two Corporate Plaza was constructed in 1989 and consists of 161,349 net rentable area square feet. Since acquiring the One & Two Corporate Plaza Property, the borrowers have indicated that they have invested approximately $1.2 million in capital improvements, which include exterior painting, HVAC repairs, roof replacement, renovations to the restrooms, and the installation of french drains. The One & Two Corporate Plaza Property is occupied by 38 tenants with the tenant base reflecting a diverse mix of industries including aerospace, financial services, legal, real estate, chemicals, construction, and energy/gas. Parking is provided via

A-3-100

ONE & TWO CORPORATE PLAZA

1,036 surface parking spaces, resulting in a parking ratio of 3.8 spaces per 1,000 square feet of rentable area. As of August 4, 2016, the One & Two Corporate Plaza Property was 83.0% leased to 38 tenants.

Note Summary(1)

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$20,000,000	WFCM 2016-LC24	Yes
A-2	$7,000,000	Rialto Mortgage Finance, LLC	No
Total	$27,000,000

(1)	The lender provides no assurances that any non-securitized pari passu note will not be split further.

Sources and Uses

Sources			Uses
Original whole loan amount	$27,000,000	98.8%	Loan payoff(1)	$23,253,937	85.1%
Sponsors’ new cash contribution	315,971	1.2	Reserves	3,500,692	12.8
			Closing costs	561,342	2.1
Total Sources	$27,315,971	100.0%	Total Uses	$27,315,971	100.0%

(1)	The One & Two Corporate Plaza Property was previously securitized. One Corporate Plaza was previously securitized in the CD 2006-CD3 transaction and Two Corporate Plaza was previously securitized in the CD 2007-CD4 transaction.

The following table presents certain information relating to the tenancies at the One & Two Corporate Plaza Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Lockheed Martin	BBB+/Baa1/BBB+	40,742	14.8%	$23.50	$957,437	17.8%	Various(3)
Kuraray, Inc.	NR/NR/NR	27,676	10.0%	$23.18	$641,494	12.0%	Various(4)
Flow-Cal, Inc.	NR/NR/NR	20,127	7.3%	$23.00	$462,921	8.6%	4/30/2021(5)
USA-Federal Aviation Admin.	NR/NR/NR	17,958	6.5%	$22.50	$404,055	7.5%	12/31/2017(6)
Total Major Tenants		106,503	38.6%	$23.15	$2,465,907	46.0%

Non-Major Tenants		122,645	44.4%	$23.63	$2,898,376	54.0%

Occupied Collateral Total		229,148	83.0%	$23.41	$5,364,283	100.0%

Vacant Space		46,877	17.0%

Collateral Total		276,025	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through August 2017 totaling $55,806.
(3)	Lockheed Martin occupies two suites within the One & Two Corporate Plaza Property. One suite (22,158 square feet) has an expiration date of April 30, 2020 with two, 2-year lease renewal options. The other suite (18,584 square feet) has an expiration date of December 31, 2017 with three, 1-year lease renewal options. According to the borrower, Lockheed Martin indicated that it will extend the term for the 18,584 square foot space through April 2020 upon the execution of a pending contract with NASA (anticipated to be signed in the summer of 2017). Lockheed Martin has the right to terminate its lease on the 22,158 square foot space at any time after May 2018 with at least 120 days’ notice and payment of a termination fee.
(4)	Kuraray, Inc. occupies two suites within the One & Two Corporate Plaza Property. One suite (25,792 square feet) has an expiration date of January 31, 2022 with no renewal options. The other suite (1,884 square feet) has an expiration date of December 31, 2017 with one, 5-year renewal option.
(5)	Flow-Cal, Inc. has one, 7-year renewal option remaining. Flow-Cal, Inc. has a termination right any time after April 2019 with a six month notice and termination fee.
(6)	USA-Federal Aviation Admin. has one, 5-year renewal option remaining. USA-Federal Aviation Administration is subject to federal government appropriations funding and may terminate its lease if there is a loss of federal funding or appropriations are insufficient to pay the lease, with at least 120 days’ prior notice and payment of a termination fee.

A-3-101

ONE & TWO CORPORATE PLAZA

The following table presents certain information relating to the lease rollover schedule at the One & Two Corporate Plaza Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring(3)	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(4)
MTM	3	4,723	1.7%	4,723	1.7%	$105,552	2.0%	$22.35
2016	0	0	0.0%	4,723	1.7%	$0	0.0%	$0.00
2017	11	69,259	25.1%	73,982	26.8%	$1,621,577	30.2%	$23.41
2018	8	16,061	5.8%	90,043	32.6%	$388,570	7.2%	$24.19
2019	6	33,665	12.2%	123,708	44.8%	$817,229	15.2%	$24.28
2020	5	37,329	13.5%	161,037	58.3%	$873,048	16.3%	$23.39
2021	5	33,655	12.2%	194,692	70.5%	$745,712	13.9%	$22.16
2022	1	25,792	9.3%	220,484	79.9%	$597,220	11.1%	$23.16
2023	1	2,778	1.0%	223,262	80.9%	$65,283	1.2%	$23.50
2024	0	0	0.0%	223,262	80.9%	$0	0.0%	$0.00
2025	1	5,886	2.1%	229,148	83.0%	$150,093	2.8%	$25.50
2026	0	0	0.0%	229,148	83.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	229,148	83.0%	$0	0.0%	$0.00
Vacant	0	46,877	17.0%	276,025	100.0%	$0	0.0%	$0.00
Total/Weighted Average	41	276,025	100.0%			$5,364,283		$23.41
(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Lockheed Martin occupies two suites within the One & Two Corporate Plaza Property. One suite (22,158 square feet) has an expiration date of April 30, 2020 and the other suite (18,584 square feet) has an expiration date of December 31, 2017. Kuraray, Inc. occupies two suites within the One & Two Corporate Plaza Property. One suite (25,792 square feet) has an expiration date of January 31, 2022 and the other suite (1,884 square feet) has an expiration date of December 31, 2017.
(4)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the One & Two Corporate Plaza Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	8/4/2016(2)
80.9%	88.5%	89.9%	89.3%	83.0%
(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the One & Two Corporate Plaza Property:

Cash Flow Analysis

	2013	2014	2015	TTM 6/30/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$4,938,071	$5,076,166	$5,564,155	$5,672,300	$5,308,477	97.9%	$19.23
Rent Steps	0	0	0	0	55,806	1.0	$0.20
Grossed Up Vacant Space	0	0	0	0	1,178,415	21.7	$4.27
Total Reimbursables	68,700	84,191	266,961	193,446	34,446	0.6	$0.12
Other Income(1)	13,671	16,421	28,490	26,311	26,311	0.5	$0.10
Less Vacancy & Credit Loss	0	0	0	0	(1,178,415)(2)	(21.7)	($4.27)
Effective Gross Income	$5,020,442	$5,176,778	$5,859,607	$5,892,057	$5,425,040	100.0%	$19.65

Total Operating Expenses	$2,530,109	$2,725,911	$2,045,731	$2,283,535	$2,683,300	49.5%	$9.72
Net Operating Income	$2,490,333	$2,450,867	$3,813,875	$3,608,521	$2,741,740	50.5%	$9.93
TI/LC	0	0	0	0	394,716	7.3	$1.43
Capital Expenditures	0	0	0	0	55,205	1.0	$0.20
Net Cash Flow	$2,490,333	$2,450,867	$3,813,875	$3,608,521	$2,291,820	42.2%	$8.30

NOI DSCR(3)	1.42x	1.40x	2.18x	2.06x	1.57x
NCF DSCR(3)	1.42x	1.40x	2.18x	2.06x	1.31x
NOI DY(3)	9.2%	9.1%	14.1%	13.4%	10.2%
NCF DY(3)	9.2%	9.1%	14.1%	13.4%	8.5%
(1)	Other Income includes parking income, late fee income and signage/keys income.
(2)	The underwritten economic vacancy is 17.9%. The One & Two Corporate Plaza Property was 83.0% physically occupied as of August 4, 2016.
(3)	The debt service coverage ratios and debt yields are based on the One & Two Corporate Plaza whole loan.

A-3-102

ONE & TWO CORPORATE PLAZA

The following table presents certain information relating to comparable office leases for the One & Two Corporate Plaza Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
16055 Space Center Houston, TX	1985/NAP	7	149,144	95%	0.6 miles	NAV	NAV	NAV	$24.00- $25.00	MG
3700 Bay Area Houston, TX	1984/NAP	6	399,008	100%	1.3 miles	NAV	NAV	NAV	$20.00	FSG
17225 El Camino Real Houston, TX	1986/2000	4	64,435	86%	2.1 miles	NAV	NAV	NAV	$25.00	MG
455 E. Medical Center Blvd. Webster, TX	2008/NAP	5	106,024	96%	2.4 miles	AP Networks	December 2012/5 Yrs	14,500	$21.00	MG
455 E. Medical Center Blvd. Webster, TX	2008/NAP	5	106,024	96%	2.4 miles	Bay IBI Architects	November 2012/10 Yrs	18,000	$21.75	MG

(1)	Information obtained from the appraisal dated August 4, 2016.

A-3-103

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

	Wells Fargo Commercial Mortgage Trust 2016-LC24 Commercial Mortgage Pass-Through Certificates Series 2016-LC24	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	10/17/16
8480 Stagecoach Circle		Record Date:	9/30/16
Frederick, MD 21701-4747		Determination Date:	10/11/16

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)
Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Current Mortgage Loan and Property Stratification Tables	7-9
Mortgage Loan Detail	10
NOI Detail	11
Principal Prepayment Detail	12
Historical Detail	13
Delinquency Loan Detail	14
Specially Serviced Loan Detail	15-16
Advance Summary	17
Modified Loan Detail	18
Historical Liquidated Loan Detail	19
Historical Bond / Collateral Loss Reconciliation Detail	20
Interest Shortfall Reconciliation Detail	21-22
Defeased Loan Detail	23
Supplemental Reporting	24

Depositor	Master Servicer	Co-op Master Servicer and Co-op Special Servicer	Special Servicer	Operating Advisor/ Asset Representations Reviewer
Wells Fargo Commercial Mortgage	Wells Fargo Bank, National	National Cooperative Bank, N.A.	Midland Loan Services, a	Trimont Real Estate Advisors, LLC
Securities, Inc.	Association	2011 Crystal Drive	Division of PNC Bank,	3500 Lenox Road
301 South College St	550 S. Tryon Street, 14th Floor	Suite 800	National Association	Suite G1
Charlotte, NC 28288-0166	Charlotte, NC 28202	Arlington, VA 22202	10851 Mastin Street	Atlanta, GA 30326
Building 82, Suite 300
Overland Park, KS 66210
Contact:	Contact:
ream_investorrelations@wellsfargo.com	REAM_InvestorRelations@wellsfargo.com	Contact: Kathleen Luzik	Contact: Heather Wagner	Contact:
Phone Number: (704) 374-6161	Phone Number: (866) 898-1615	Phone Number: (703) 302-1902	Phone Number: (913) 253-9570	Trustadvisor@trimontrea.com

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and special notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

	Wells Fargo Commercial Mortgage Trust 2016-LC24 Commercial Mortgage Pass-Through Certificates Series 2016-LC24	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	10/17/16
8480 Stagecoach Circle		Record Date:	9/30/16
Frederick, MD 21701-4747		Determination Date:	10/11/16

Certificate Distribution Detail

Class (2)	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
I		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
V		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-EF		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-I		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

	Wells Fargo Commercial Mortgage Trust 2016-LC24 Commercial Mortgage Pass-Through Certificates Series 2016-LC24	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	10/17/16
8480 Stagecoach Circle		Record Date:	9/30/16
Frederick, MD 21701-4747		Determination Date:	10/11/16

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
I		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
V		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000
X-EF		0.00000000	0.00000000	0.00000000	0.00000000
X-G		0.00000000	0.00000000	0.00000000	0.00000000
X-H		0.00000000	0.00000000	0.00000000	0.00000000
X-I		0.00000000	0.00000000	0.00000000	0.00000000

	Wells Fargo Commercial Mortgage Trust 2016-LC24 Commercial Mortgage Pass-Through Certificates Series 2016-LC24	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	10/17/16
8480 Stagecoach Circle		Record Date:	9/30/16
Frederick, MD 21701-4747		Determination Date:	10/11/16

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Additional Trust Fund Expenses	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-EF	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-H	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-I	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
I	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	Wells Fargo Commercial Mortgage Trust 2016-LC24 Commercial Mortgage Pass-Through Certificates Series 2016-LC24	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	10/17/16
8480 Stagecoach Circle		Record Date:	9/30/16
Frederick, MD 21701-4747		Determination Date:	10/11/16

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount
		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Red.
			Effected	Amount	Date

Total
(1) The Available Distribution Amount includes any Prepayment Premiums.

	Wells Fargo Commercial Mortgage Trust 2016-LC24 Commercial Mortgage Pass-Through Certificates Series 2016-LC24	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	10/17/16
8480 Stagecoach Circle		Record Date:	9/30/16
Frederick, MD 21701-4747		Determination Date:	10/11/16

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Interest paid or advanced	0.00		Master Servicing Fee-Wells Fargo Bank, N.A. and National	0.00
Interest reductions due to Non-Recoverability Determinations	0.00		Cooperative Bank, N.A.
Interest Adjustments	0.00		Trustee Fee-Wilmington Trust National Association	0.00
Deferred Interest	0.00		Certificate Administrator Fee-Wells Fargo Bank, N.A.	0.00
Net Prepayment Interest Shortfall	0.00		CREFC® Intellectual Property Royalty License Fee	0.00
Net Prepayment Interest Excess	0.00		Operating Advisor Fee - Trimont Real Estate Advisors, LLC	0.00
Extension Interest	0.00		Asset Representations Reviewer Fee - Trimont Real Estate	0.00
Interest Reserve Withdrawal	0.00		Advisors, LLC
Total Interest Collected		0.00	Total Fees		0.00
			Additional Trust Fund Expenses:
Principal:			Reimbursement for Interest on Advances	0.00
Scheduled Principal	0.00		ASER Amount	0.00
Unscheduled Principal	0.00		Special Servicing Fee	0.00
Principal Prepayments	0.00		Rating Agency Expenses	0.00
Collection of Principal after Maturity Date	0.00		Attorney Fees & Expenses	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Bankruptcy Expense	0.00
Excess of Prior Principal Amounts paid	0.00		Taxes Imposed on Trust Fund	0.00
Curtailments	0.00		Non-Recoverable Advances	0.00
Negative Amortization	0.00		Other Expenses	0.00
Principal Adjustments	0.00		Total Additional Trust Fund Expenses		0.00
Total Principal Collected		0.00	Interest Reserve Deposit		0.00
			Payments to Certificateholders & Others:
Other:			Interest Distribution	0.00
Prepayment Penalties/Yield Maintenance	0.00		Principal Distribution	0.00
Repayment Fees	0.00		Prepayment Penalties/Yield Maintenance	0.00
Borrower Option Extension Fees	0.00		Borrower Option Extension Fees	0.00
Equity Payments Received	0.00		Equity Payments Paid	0.00
Net Swap Counterparty Payments Received	0.00		Net Swap Counterparty Payments Paid	0.00
Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

	Wells Fargo Commercial Mortgage Trust 2016-LC24 Commercial Mortgage Pass-Through Certificates Series 2016-LC24	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	10/17/16
8480 Stagecoach Circle		Record Date:	9/30/16
Frederick, MD 21701-4747		Determination Date:	10/11/16

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

	Wells Fargo Commercial Mortgage Trust 2016-LC24 Commercial Mortgage Pass-Through Certificates Series 2016-LC24	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	10/17/16
8480 Stagecoach Circle		Record Date:	9/30/16
Frederick, MD 21701-4747		Determination Date:	10/11/16

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	Wells Fargo Commercial Mortgage Trust 2016-LC24 Commercial Mortgage Pass-Through Certificates Series 2016-LC24	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	10/17/16
8480 Stagecoach Circle		Record Date:	9/30/16
Frederick, MD 21701-4747		Determination Date:	10/11/16

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

	Wells Fargo Commercial Mortgage Trust 2016-LC24 Commercial Mortgage Pass-Through Certificates Series 2016-LC24	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	10/17/16
8480 Stagecoach Circle		Record Date:	9/30/16
Frederick, MD 21701-4747		Determination Date:	10/11/16

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	OF	-	Office	1	-	Modification	6	-	DPO	10	-	Deed in Lieu Of	1	-	Maturity Date Extension	6	-	Capitalization of Interest
RT	-	Retail	MU	-	Mixed Use	2	-	Foreclosure	7	-	REO			Foreclosure	2	-	Amortization Change	7	-	Capitalization of Taxes
HC	-	Health Care	LO	-	Lodging	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	3	-	Principal Write-Off	8	-	Principal Write-Off
IN	-	Industrial	SS	-	Self Storage	4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	4	-	Blank	9	-	Combination
WH	-	Warehouse	OT	-	Other	5	-	Note Sale			to Master Servicer	13	-	Other or TBD	5	-	Temporary Rate Reduction
MH	-	Mobile Home Park

	Wells Fargo Commercial Mortgage Trust 2016-LC24 Commercial Mortgage Pass-Through Certificates Series 2016-LC24	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	10/17/16
8480 Stagecoach Circle		Record Date:	9/30/16
Frederick, MD 21701-4747		Determination Date:	10/11/16

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Total

	Wells Fargo Commercial Mortgage Trust 2016-LC24 Commercial Mortgage Pass-Through Certificates Series 2016-LC24	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	10/17/16
8480 Stagecoach Circle		Record Date:	9/30/16
Frederick, MD 21701-4747		Determination Date:	10/11/16

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document	Principal Prepayment Amount		Prepayment Penalties
		Cross-Reference	Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Premium

Totals

	Wells Fargo Commercial Mortgage Trust 2016-LC24 Commercial Mortgage Pass-Through Certificates Series 2016-LC24	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	10/17/16
8480 Stagecoach Circle		Record Date:	9/30/16
Frederick, MD 21701-4747		Determination Date:	10/11/16

Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	Coupon	Remit	WAM

Note: Foreclosure and REO Totals are excluded from the delinquencies.

	Wells Fargo Commercial Mortgage Trust 2016-LC24 Commercial Mortgage Pass-Through Certificates Series 2016-LC24	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	10/17/16
8480 Stagecoach Circle		Record Date:	9/30/16
Frederick, MD 21701-4747		Determination Date:	10/11/16

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Mortgage Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Assumed Scheduled Payment	1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
		But Still in Grace Period	1	- One Month Delinquent			(Performing Matured Balloon)	2	-	Foreclosure	7	-	REO			Foreclosure
		Or Not Yet Due	2	- Two Months Delinquent	5	-	Non Performing Matured Balloon	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
B	-	Late Payment But Less	3	- Three or More Months Delinquent				4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
		Than 1 Month Delinquent						5	-	Note Sale			to Master Servicer	13	-	Other or TBD

** Outstanding P & I Advances include the current period advance.

	Wells Fargo Commercial Mortgage Trust 2016-LC24 Commercial Mortgage Pass-Through Certificates Series 2016-LC24	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	10/17/16
8480 Stagecoach Circle		Record Date:	9/30/16
Frederick, MD 21701-4747		Determination Date:	10/11/16

Specially Serviced Loan Detail - Part 1

Distribution Date	Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	NOI Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	6	-	DPO	10	-	Deed In Lieu Of	MF	-	Multi-Family	OF	-	Office
2	- Foreclosure	7	-	REO			Foreclosure	RT	-	Retail	MU	-	Mixed use
3	- Bankruptcy	8	-	Resolved	11	-	Full Payoff	HC	-	Health Care	LO	-	Lodging
4	- Extension	9	-	Pending Return	12	-	Reps and Warranties	IN	-	Industrial	SS	-	Self Storage
5	- Note Sale			to Master Servicer	13	-	Other or TBD	WH	-	Warehouse	OT	-	Other
								MH	-	Mobile Home Park

	Wells Fargo Commercial Mortgage Trust 2016-LC24 Commercial Mortgage Pass-Through Certificates Series 2016-LC24	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	10/17/16
8480 Stagecoach Circle		Record Date:	9/30/16
Frederick, MD 21701-4747		Determination Date:	10/11/16

Specially Serviced Loan Detail - Part 2

Distribution Date	Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment

(1) Resolution Strategy Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
2	-	Foreclosure	7	-	REO			Foreclosure
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
5	-	Note Sale			to Master Servicer	13	-	Other or TBD

	Wells Fargo Commercial Mortgage Trust 2016-LC24 Commercial Mortgage Pass-Through Certificates Series 2016-LC24	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	10/17/16
8480 Stagecoach Circle		Record Date:	9/30/16
Frederick, MD 21701-4747		Determination Date:	10/11/16

Advance Summary

	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

	Wells Fargo Commercial Mortgage Trust 2016-LC24 Commercial Mortgage Pass-Through Certificates Series 2016-LC24	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	10/17/16
8480 Stagecoach Circle		Record Date:	9/30/16
Frederick, MD 21701-4747		Determination Date:	10/11/16

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

	Wells Fargo Commercial Mortgage Trust 2016-LC24 Commercial Mortgage Pass-Through Certificates Series 2016-LC24	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	10/17/16
8480 Stagecoach Circle		Record Date:	9/30/16
Frederick, MD 21701-4747		Determination Date:	10/11/16

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

	Wells Fargo Commercial Mortgage Trust 2016-LC24 Commercial Mortgage Pass-Through Certificates Series 2016-LC24	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	10/17/16
8480 Stagecoach Circle		Record Date:	9/30/16
Frederick, MD 21701-4747		Determination Date:	10/11/16

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

	Wells Fargo Commercial Mortgage Trust 2016-LC24 Commercial Mortgage Pass-Through Certificates Series 2016-LC24	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	10/17/16
8480 Stagecoach Circle		Record Date:	9/30/16
Frederick, MD 21701-4747		Determination Date:	10/11/16

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

	Wells Fargo Commercial Mortgage Trust 2016-LC24 Commercial Mortgage Pass-Through Certificates Series 2016-LC24	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	10/17/16
8480 Stagecoach Circle		Record Date:	9/30/16
Frederick, MD 21701-4747		Determination Date:	10/11/16

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

	Wells Fargo Commercial Mortgage Trust 2016-LC24 Commercial Mortgage Pass-Through Certificates Series 2016-LC24	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	10/17/16
8480 Stagecoach Circle		Record Date:	9/30/16
Frederick, MD 21701-4747		Determination Date:	10/11/16

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

	Wells Fargo Commercial Mortgage Trust 2016-LC24 Commercial Mortgage Pass-Through Certificates Series 2016-LC24	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	10/17/16
8480 Stagecoach Circle		Record Date:	9/30/16
Frederick, MD 21701-4747		Determination Date:	10/11/16

Supplemental Reporting

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of September 1, 2016 (the “Pooling and Servicing Agreement”).
Transaction: Wells Fargo Commercial Mortgage Trust 2016-LC24,
Commercial Mortgage Pass-Through Certificates
Series 2016-LC24
Operating Advisor: Trimont Real Estate Advisors, LLC
Special Servicer: [Midland Loan Services, a Division of PNC Bank, National Association]
[National Cooperative Bank, N.A.]
Directing Certificateholder: Prime Finance CMBS B-Piece Holdco IV, L.P.

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

(b)	Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s operational activities to service certain Specially Serviced Loans in accordance with the Servicing Standard. Based on such limited review, the Operating Advisor [does, does not] believe there are material violations of the Special Servicer’s compliance with its obligations under the Pooling and Servicing Agreement. In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

In connection with the assessment set forth in this report, the Operating Advisor:

1.	Reviewed the Asset Status Reports, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations and [LIST OTHER REVIEWED INFORMATION] for the following [●] Specially Serviced Loans: [List related mortgage loans]

1      This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

2.	Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement. The Operating Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Appraisal Reduction Amount calculations) related to the Specially Serviced Loans should be considered a limited investigation and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit any property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

III.	Specific Items of Review

1.	The Operating Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].

2.	During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate. The Special Servicer [agreed with/did not agree with] the material recommendations made by the Operating Advisor. Such recommendations generally included the following: [LIST].

3.	Appraisal Reduction Amount calculations and net present value calculations:

4.	The Operating Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to the utilization by the special servicer.

(a)	The operating advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.

(b)	After consultation with the special servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

5.	The following is a general discussion of certain concerns raised by the Operating Advisor discussed in this report: [LIST CONCERNS].

6.	In addition to the other information presented herein, the Operating Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].

IV.	Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.	The Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder directly. As such, the Operating Advisor generally relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report.

2.	The Special Servicer has the legal authority and responsibility to service the Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein.

3.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of the discussions held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

4.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

5.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the Cut-off Date or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2 to this prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.          Complete Mortgage File. With respect to each Mortgage Loan, to the extent that the failure to deliver the same would constitute a “Material Defect” in the Pooling and Servicing Agreement and/or MLPA, (i) a copy of the mortgage file for each Mortgage Loan and (ii) originals or copies of all financial statements, appraisals, environmental reports, engineering reports, seismic assessment reports, leases, rent rolls, Insurance Policies and certificates, legal opinions and tenant estoppels in the possession or under the control of such Mortgage Loan Seller that relate to such Mortgage Loan, will be or have been delivered to the applicable master servicer with respect to each Mortgage Loan by the deadlines set forth in the Pooling and Servicing Agreement and/or MLPA. For the avoidance of doubt, the Mortgage Loan Seller shall not be required to deliver any attorney-client privileged communication, draft documents or any documents or materials prepared by it or its affiliates for internal uses, including without limitation, credit committee briefs or memoranda and other internal approval documents.

2.          Whole Loan; Ownership of Mortgage Loans. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the depositor, no mortgage note or mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such

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Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

3.          Loan Document Status. Each related mortgage note, mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related mortgage notes, mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the mortgage note, mortgage or other Mortgage Loan documents.

4.          Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5.          Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise or license agreement includes an executed comfort letter or similar agreement signed by the related Mortgagor and franchisor or licensor of such property that, subject to the applicable terms of such franchise or license agreement and comfort letter or similar agreement, is enforceable by the Trust against such franchisor or licensor either (A) directly or as an assignee of the originator, or (B) upon the Mortgage Loan Seller’s or its designee’s providing notice of the transfer of the Mortgage Loan to the Trust in accordance with the terms of such executed comfort letter or similar agreement, which the Mortgage Loan Seller or its designee shall provide, or if neither (A) nor (B) is applicable, the Mortgage Loan Seller or its designee shall apply for, on the Trust’s behalf, a new comfort letter or similar agreement as of the Closing Date. The mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office. For the avoidance of doubt, no representation is made as to the perfection of any security interest in revenues to the extent that possession or control of such items or actions other

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than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

6.          Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related mortgage file or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such mortgage, mortgage note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related mortgage in any manner which materially interferes with the security intended to be provided by such mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the borrower nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the mortgage file, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

7.          Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 8 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances, and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below). Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien on property described therein subject to the Permitted Encumbrances and Title Exceptions, except as such enforcement may be limited by Standard Qualifications, subject to the limitations described in paragraph 11 below. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8.          Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan

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(or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the mortgage, the first priority lien of the mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially interferes with the current marketability or principal use of the Mortgaged Property, the security intended to be provided by such mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.          Junior Liens. It being understood that B notes secured by the same mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on the table relating to existing mezzanine indebtedness under “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in this prospectus.

10.        Assignment of Leases and Rents. There exists as part of the related mortgage file an Assignment of Leases (either as a separate instrument or incorporated into the related mortgage). Subject to the Permitted Encumbrances and Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the

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right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

11.        Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

12.        Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared by a third party engineering consultant in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon the due diligence customarily performed by the Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for securitization, and except as set forth in such engineering report or property condition report or with respect to which repairs were required to be reserved for or made, (a) all major building systems for the improvements of each related Mortgaged Property are in good working order, and (b) each related Mortgaged Property (i) is free of any material damage, and (ii) is in good repair and condition, and (iii) is free of patent and observable structural defects, except, as to all statements in clauses (a) and (b) above, to the extent: (x) any damage or deficiencies would not reasonably be expected to materially and adversely affect the use or operation of the Mortgaged Property or the security intended to be provided by such mortgage, or repairs with respect to such damage or deficiencies are estimated to not exceed 5% of the original principal balance of the Mortgage Loan; (y) such repairs have been completed; or (z) escrows in an aggregate amount consistent with the standards utilized by the Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for securitization, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs.

To the Mortgage Loan Seller’s knowledge, based on the engineering report or property condition assessment and the Sponsor Diligence (as defined in paragraph 42), there are no issues with the physical condition of the Mortgaged Property that the Mortgage Loan Seller believes would have a material adverse effect on the current marketability or principal use

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of the Mortgaged Property other than those disclosed in the engineering report or Servicing File and those addressed in sub-clauses (x), (y), and (z) of the preceding sentence.

13.        Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

14.        Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15.        Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, the Sponsor Diligence (as defined in paragraph 42), and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the current marketability of the Mortgaged Property, (f) the principal benefit of the security intended to be provided by the Mortgage Loan documents, (g) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan, or (h) the current principal use of the Mortgaged Property.

16.        Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the lender pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer. Any and all material requirements under the Mortgage Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before the Closing Date, have been complied with in all material respects or the funds so escrowed have not been released unless such release was consistent with the Mortgage Loan Seller’s practices with respect to escrow releases or such released funds were otherwise used for their intended purpose. No other escrow amounts have been released except in accordance with the terms and conditions of the related Mortgage Loan documents.

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17.        No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback), and any requirements or conditions to disbursements of any loan proceeds held in escrow have been satisfied with respect to any disbursement of any such escrow fund.

18.        Insurance. Each related Mortgaged Property is, and is required pursuant to the related mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” (for a Mortgage Loan with a principal balance below $35 million) and “A:VIII” (for a Mortgage Loan with a principal balance of $35 million or more) from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings (collectively the “Insurance Rating Requirements”), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance (except where an applicable tenant lease does not permit the tenant to abate rent under any circumstances), which (i) covers a period of not less than 12 months (or with respect to each Mortgage Loan with a principal balance of $35 million or more, 18 months), or a specified dollar amount which, in the reasonable judgment of the Mortgage Loan Seller, will cover no less than 12-months (18 months for Mortgage Loans with a principal balance of $35 million or more) of rental income; (ii) for a Mortgage Loan with a principal balance of $50 million or more contains a 180 day “extended period of indemnity”; and (iii) covers the actual loss sustained during the time period, or up to the specified dollar amount, set forth in clause (i) above.

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization.

If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the

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Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, which correlates to a 10% probability of exceedance in an exposure period of 50 years. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee. Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

19.        Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, the Sponsor Diligence (as defined in paragraph 42), and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or

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adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

20.        No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

21.        No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

22.        REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either

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(x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23.        Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

24.        Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the mortgage note, each holder of the mortgage note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

25.        Trustee under Deed of Trust. With respect to each mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the mortgage and applicable law or may be substituted in accordance with the mortgage and applicable law by the related mortgagee, and, except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan, no fees are payable to such trustee except for de minimis fees paid.

26.        Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, or (c) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property.

27.        Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or

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other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and for the Mortgagor and the Mortgaged Property to be in compliance in all material respects with all regulations, zoning and building laws.

28.        Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or controlling equity interests in Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) Mortgagor’s fraud or intentional misrepresentation; (iii) criminal acts by the Mortgagor or guarantor resulting in the seizure or forfeiture of all or part of the Mortgaged Property; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) Mortgagor’s commission of material physical waste at the Mortgaged Property.

29.        Mortgage Releases. The terms of the related mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 34 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of

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Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

30.        Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans secured by residential cooperative properties) for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

31.        Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms, or as otherwise indicated on Annex D-2.

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32.        Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any controlling equity interest in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt, in any event as set forth on the applicable tables under “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in this prospectus or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on an exhibit to the related MLPA or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33.        Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted

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with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34.        Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a Yield Maintenance Charge or Prepayment Premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35.        Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

36.        Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)     The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a

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manner that would materially adversely affect the security provided by the related mortgage. No material change in the terms of the Ground Lease had occurred since its recordation, except by any written instruments which are included in the related mortgage file;

(b)     The lessor under such Ground Lease has agreed in a writing included in the related mortgage file (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns, provided that the lender has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

(c)    The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)     The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the mortgagee on the lessor’s fee interest is subject;

(e)    Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)     The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)     The Ground Lease and Related Documents require the lessor to give to the lender written notice of any default, provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)     A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable

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after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)     The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)     Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)    In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)    Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

37.        Servicing. The servicing and collection of each Mortgage Loan complied with all applicable laws and regulations and was in all material respects legal, proper and in accordance with customary commercial mortgage servicing practices.

38.        Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

39.        Rent Rolls; Operating Histories. The Mortgage Loan Seller has obtained a rent roll (or a maintenance schedule in the case of a Mortgage Loan secured by a residential cooperative property) (the “Certified Rent Roll(s)”) other than with respect to hospitality or single tenant properties certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The Mortgage Loan Seller has obtained operating histories (the “Certified Operating Histories”) with respect to each Mortgaged Property certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan.

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40.        No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41.        Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

42.        Organization of Mortgagor. The Mortgage Loan Seller has obtained an organizational chart or other description of each Mortgagor which identifies all beneficial controlling owners of the Mortgagor (i.e., managing members, general partners or similar controlling person for such Mortgagor) (the “Controlling Owner”). The Mortgage Loan Seller (1) required questionnaires to be completed by each Controlling Owner and guarantor or performed other processes designed to elicit information from each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history regarding any bankruptcies, any felony convictions in accordance with the standards utilized by the Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for securitization, and (2) performed or caused to be performed searches of the public records or services such as Lexis/Nexis or NCO, or a similar service designed to elicit information about each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history regarding any bankruptcies, any felony convictions, in accordance with the standards utilized by the Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for securitization. ((1) and (2) collectively, the “Sponsor Diligence”). Based solely on the Sponsor Diligence, to the knowledge of the Mortgage Loan Seller, no Controlling Owner or guarantor (i) was in a state or federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state or federal bankruptcy or insolvency, or (iii) had been convicted of a felony.

43.        Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following

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statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P Global Ratings and/or Fitch; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

In the case of each Mortgage Loan set forth on an exhibit to the related MLPA, (i) such Mortgage Loan is the subject of an environmental insurance policy, issued by the issuer set forth on such exhibit (the “Policy Issuer”) and effective as of the date thereof (the “Environmental Insurance Policy”), (ii) as of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date the Environmental Insurance Policy is in full force and effect, there is no deductible and the Trustee will within 60 days following the Closing Date be a named insured under such policy either (A) directly or as an assignee of the originator, or (B) upon the Mortgage Loan Seller’s or its designee’s providing notice of the transfer of the Mortgage Loan to the Trust in accordance with the terms of such policy, which the Mortgage Loan Seller or its designee shall provide, (iii)(a) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Mortgagor (A) was required to remediate the identified condition prior to closing the Mortgage Loan or provide additional security or establish with the lender a reserve in an amount deemed to be sufficient by the Mortgage Loan Seller, for the remediation of the problem, and/or (B) agreed in the Mortgage Loan documents to establish an operations and maintenance plan after the closing of the Mortgage Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iv) on the effective date of the Environmental Insurance Policy, the Mortgage Loan Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a Mortgagor questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the

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policy’s term and the term of such policy extends at least three years beyond the maturity of the Mortgage Loan (or, in the case of an ARD Loan, the related Anticipated Repayment Date).

44.        Lease Estoppels. With respect to each Mortgage Loan secured by retail, office or industrial properties, the Mortgage Loan Seller requested the related Mortgagor to obtain estoppels from each commercial tenant with respect to the Certified Rent Roll (except for tenants for whom the related lease income was excluded from the Mortgage Loan Seller’s underwriting). With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property leased to a single tenant, the Mortgage Loan Seller reviewed such estoppel obtained from such tenant no earlier than 90 days prior to the origination date of the related Mortgage Loan (or such longer period as the Mortgage Loan Seller may deem reasonable and appropriate based on the Mortgage Loan Seller’s practices in connection with the origination of similar commercial and multifamily loans intended for securitization), and to the Mortgage Loan Seller’s knowledge, based solely on the related estoppel, (x) the related lease is in full force and effect and (y) there exists no material default under such lease, either by the lessee thereunder or by the lessor subject, in each case, to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.

45.        Appraisal. The mortgage file contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) was engaged directly by the originator of the Mortgage Loan or the Mortgage Loan Seller, or a correspondent or agent of the originator of the Mortgage Loan or the Mortgage Loan Seller, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46.        Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47.        Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

48.        Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

49.        Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and

D-1-19

regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, the phrases “the sponsor’s knowledge” or “the sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties.

D-1-20

ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
1	Equity Inns Portfolio (Loan No. 36)	The subject Mortgage Loan is part of a Non-Serviced Whole Loan and, accordingly, none of the documents referred to in Representation and Warranty No. 1 will be delivered to the Master Servicer.
2	1140 Avenue of the Americas (Loan No. 4)	The subject Mortgage Loan is part of a Whole Loan (the “1140 Avenue of the Americas Whole Loan”) that includes four (4) pari passu notes. The subject Mortgage Loan is evidenced by Notes A-3 and A-4, in the aggregate original principal amount of $45,000,000, which is being contributed to the issuing entity by Ladder Capital Finance LLC (“LCF”). Notes A-1 and A-2 are expected to be included in one or more future securitization transactions. The entire 1140 Avenue of the Americas Whole Loan is secured by the same Mortgage encumbering the related Mortgaged Property. Such Whole Loan will initially be serviced under the WFCM 2016-LC24 pooling and servicing agreement; however, upon the securitization of the related controlling note, servicing of such Whole Loan will shift to the pooling and servicing agreement for such future securitization. Accordingly, there may be no assignment of Mortgage or assignment of any related Assignment of Leases to the Trustee; and such assignments will ultimately run to the trustee under the pooling and servicing agreement governing the securitization of the related controlling note.
2	Aspen at Norman Student Housing (Loan No. 20)	The subject Mortgage Loan is part of a Whole Loan (the “Aspen at Norman Student Housing Whole Loan”) that includes two (2) pari passu notes. The subject Mortgage Loan is evidenced by Note A-2, in the original principal amount of $16,600,000, which is being contributed to the issuing entity by LCF. Note A-1 is expected to be included in one or more future securitization transactions. The entire Aspen at Norman Student Housing Whole Loan is secured by the same Mortgage encumbering the related Mortgaged Property. Such Whole Loan will initially be serviced

D-2-1

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
under the WFCM 2016-LC24 pooling and servicing agreement; however, upon the securitization of the related controlling note, servicing of such Whole Loan will shift to the pooling and servicing agreement for such future securitization. Accordingly, there may be no assignment of Mortgage or assignment of any related Assignment of Leases to the Trustee; and such assignments will ultimately run to the trustee under the pooling and servicing agreement governing the securitization of the related controlling note.
2	Equity Inns Portfolio (Loan No. 36)

The subject Mortgage Loan is part of a Whole Loan (the “Equity Inns Portfolio Whole Loan”) that includes eleven (11) pari passu notes. The subject Mortgage Loan is evidenced by Note A-2-B, in the original principal amount of $9,600,000, which is being contributed to the issuing entity by LCF. Notes A-1-A, A-2-A1, A-4-A, A-4-B, A-5-A, A-5-B and A-6 were each the subject of a prior securitization, and Notes A-1-B, A-2-A2 and A-3 are expected to be included in one or more future securitization transactions. The entire Equity Inns Portfolio Whole Loan is secured by the same Mortgages encumbering the related Mortgaged Property.

In addition, the subject Mortgage Loan is part of a Non-Serviced Whole Loan and, accordingly, there will be no assignment of Mortgage or assignment of any related Assignment of Leases to the Trustee. The related Mortgages and any Assignment of Leases have been assigned to the trustee for the COMM 2015-LC23 Mortgage Trust, which is the mortgagee of record.

5	Aloft Nashville (Loan No. 18)	The related comfort letter provided at origination in connection with the related Mortgaged Property is not enforceable by the securitization trust. Such comfort letter contemplates that the assigning lender make a request to the related franchisor to issue a new comfort letter to the securitization trust on the franchisor’s then current form, which request must be made within a specified period following the origination of the Mortgage Loan and transfer thereof to the securitization trust; provided that the issuance of the new comfort letter will be subject to such conditions as may be set forth in the existing comfort letter.

D-2-2

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
5	Equity Inns Portfolio (Loan No. 36)	The subject Mortgage Loan is part of a Non-Serviced Whole Loan and, accordingly, any related executed comfort letters or similar agreements signed by the related borrower and franchisor are not enforceable by the Trust but by the COMM 2015-LC23 Mortgage Trust.
8	All Mortgage Loans transferred by LCF	The lien of real property taxes and assessments are not considered due and payable until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement is entitled to be taken by the related taxing authority.
8	1140 Avenue of the Americas (Loan No. 4) Aspen at Norman Student Housing (Loan No. 20) Equity Inns Portfolio (Loan No. 36)	With respect to each of the subject Mortgage Loans, the related Mortgage(s) and any related assignment(s) of leases secure the subject Mortgage Loan and the related Companion Loan(s) on a pari passu basis.
8	Green Valley Portfolio (Loan No. 2) Walmart Savannah (Loan No. 32)	With respect to each of the subject Mortgage Loans, the related Mortgaged Property consists (or, in the case of a portfolio of Mortgaged Properties, one or more Mortgaged Properties in the portfolio consist) of two or more noncontiguous parcels.
8	Green Valley Portfolio (Loan No. 2) 4100 Alpha Road (Loan No. 16) 2500 East TC Jester Blvd (Loan No. 24) Walmart Savannah (Loan No. 32) Country Inn Pensacola (Loan	With respect to each of the subject Mortgage Loans, the related Mortgaged Property or a specified portion thereof is subject to a purchase option, right of first offer or right of first refusal on the part of a tenant (including, if applicable, a master tenant), a homeowners’ association, a franchisor, a lender or another unaffiliated third party.

D-2-3

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
No. 64) Walgreens Youngstown (Loan No. 73) Family Dollar- Radford (Loan No. 87) Family Dollar- Malone (Loan No. 88)
10	1140 Avenue of the Americas (Loan No. 4)	The related ground lease contains a first-priority assignment of the ground tenant’s interest in the subleases as collateral for the payment of rent, and the ground landlord is entitled to collect rent directly from the subtenant if the ground tenant is in default under the related ground lease.
10	1140 Avenue of the Americas (Loan No. 4) Aspen at Norman Student Housing (Loan No. 20) Equity Inns Portfolio (Loan No. 36)	With respect to each of the subject Mortgage Loans, the related Mortgage(s) and any related assignment(s) of leases secure the subject Mortgage Loan and the related Companion Loan(s) on a pari passu basis.
12	Equity Inns Portfolio (Loan No. 36)	The related engineering report or property condition report is dated a date in August 2015, which is more than 12 months prior to the Cut-off Date, and the related Mortgaged Properties were last inspected by or on behalf of the related Mortgage Loan Seller or originator more than 12 months prior to the Cut-off Date.
12	Walgreens Youngstown (Loan No. 73) Dollar General Aurora (Loan No. 91)	With respect to each of the subject Mortgage Loans, the related engineering report or property condition report is dated a date that is more than 6 months prior to the origination date of the subject Mortgage Loan and more than 12 months prior to the Cut-off Date, and the related Mortgaged Property was last inspected by or on behalf of the related Mortgage Loan Seller or

D-2-4

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
originator more than 6 months prior to the origination date of the subject Mortgage Loan and more than 12 months prior to the Cut-off Date.
15	1140 Avenue of the Americas (Loan No. 4)

The external advisor of New York City Operating Partnership, LP, which is the related non-recourse carveout guarantor, and the sponsor of American Realty Capital New York City REIT, Inc. (“ARC NYC REIT”), which is the 99.993% general partner of the related non-recourse carveout guarantor, are each an affiliate of AR Capital, LLC (“AR Capital”). In addition, AR Capital previously owned, and AR Global Investments, LLC (“AR Global”) (successor business to AR Capital) currently owns, directly or indirectly, a majority interest in each of the external manager of the related non-recourse carveout guarantor and the sponsor of ARC NYC REIT. The key principals and controlling parties of AR Capital and AR Global are Nicholas S. Schorsch and William M. Kahane. Mr. Schorsch and certain family members are the indirect majority owners of AR Capital and AR Global.

AR Capital or companies owned and controlled by AR Capital also previously externally managed American Realty Capital Properties Inc. (“ARCP”) until January 2014, when the company became self-managed. On October 29, 2014, ARCP, a real estate investment trust sponsored by AR Capital, and of which Mr. Schorsch was then the chairman, issued a press release announcing that, based on preliminary findings of ARCP’s audit committee, such committee concluded that previously issued financial statements and other financial information contained in ARCP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and Quarterly Reports on Form 10-Q for the fiscal periods ended March 31, 2014 and June 30, 2014, and ARCP’s earnings releases and other financial communications for those periods should no longer be relied upon. The audit committee stated that it believed that ARCP incorrectly included certain amounts related to its non-controlling interests in the calculation of adjusted funds from operations (“AFFO”), a non-U.S. GAAP financial measure, and, as a result, overstated AFFO for certain periods. According to the press release, the audit committee believed that this error was identified but intentionally not corrected by

D-2-5

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

the responsible individuals at ARCP, and other AFFO and financial statement errors were intentionally made, resulting in an overstatement of AFFO and an understatement of ARCP’s net loss for the three and six months ended June 30, 2014. As a result of these accounting irregularities, the chief financial officer and chief accounting officer resigned from ARCP. In addition, Mr. Schorsch resigned as chairman of ARCP in October 2014, and also resigned from the boards of certain other companies sponsored by AR Capital.

On March 2, 2015, ARCP (which has changed its name to VEREIT, Inc.) filed amended financial statements. For year-end 2013, the net loss was increased and AFFO decreased by $0.20 per share. As part of the restatement, the audit committee identified certain payments made to ARC Properties Advisors, LLC and certain affiliates that were not appropriately documented totaling $8.5 million. Additionally, the investigation found that equity awards made to Mr. Schorsch and another former executive in connection with the transition to self-management of the company contained provisions that, as drafted, were more favorable than those approved by the Compensation Committee of the company’s Board of Directors, and also identified certain material weaknesses in the company’s internal controls over financial reporting and its disclosure controls.

ARCP has also disclosed that it has been the subject of various regulatory investigations, including by the Securities and Exchange Commission and the U.S. Attorney’s office for the Southern District of New York. It has further been reported that ARCP has been the subject of an investigation by the Federal Bureau of Investigation. Such investigations may still be ongoing.

Between October 30, 2014 and January 20, 2015, ARCP, AR Capital, Mr. Schorsch, Mr. Kahane and certain other former officers and current and former directors of ARCP were named as defendants in ten securities class action complaints filed in the United States District Court for the Southern District of New York, which were subsequently consolidated under the caption In re American Realty Capital Properties, Inc. Litigation, No. 15-MC-00040 (AKH), which alleged

D-2-6

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

various violations of the Securities Act of 1933 and the Securities Exchange Act of 1934 in connection with the purchase or sale of ARCP’s securities. The complaint also included allegations of payment of inappropriate fees by ARCP to companies controlled by Mr. Schorsch. ARCP, AR Capital, their affiliates, as well as Mr. Schorsch and Mr. Kahane, have also been named in various other lawsuits related to regulatory findings and otherwise, including class actions, derivative actions and securities fraud actions. On October 27, 2015, an additional securities fraud action was filed by The Vanguard Funds against ARCP, AR Capital and Mr. Schorsch, among other persons and entities.

In addition, on November 12, 2015, Realty Capital Securities, LLC (“RCS”), an entity under common control with AR Capital, was charged by the Secretary of the Commonwealth of Massachusetts with fraudulent casting of shareholder proxy votes on investment programs sponsored by AR Capital. On December 2, 2015, RCS Capital Corporation, which controls RCS, announced that (i) RCS had reached an agreement to settle with the Secretary of the Commonwealth of Massachusetts, Securities Division, which agreement includes the payment by RCS of a fine, and (ii) RCS will voluntarily withdraw its broker-dealer license in Massachusetts and all other state and Federal jurisdictions.

15	FedEx and Veolia Industrial Portfolio (Loan No. 33)	The external advisor of American Realty Capital Global II Operating Partnership, L.P., which is the related non-recourse carveout guarantor, and the sponsor of American Realty Capital Global Trust II, Inc. (“ARCGT II”), which is the 99.9% general partner of the related non-recourse carveout guarantor, are each an affiliate of AR Capital, LLC (“AR Capital”). In addition, AR Capital previously owned, and AR Global Investments, LLC (“AR Global”) (successor business to AR Capital) currently owns, directly or indirectly, a 100% interest in each of the external manager of the related non-recourse carveout guarantor and the sponsor of ARCGT II. The key principals and controlling parties of AR Capital and AR Global are Nicholas S. Schorsch and William M. Kahane. Mr. Schorsch and certain family members are the indirect majority owners of AR Capital and AR Global.

D-2-7

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

AR Capital or companies owned and controlled by AR Capital also previously externally managed American Realty Capital Properties Inc. (“ARCP”) until January 2014, when the company became self-managed. On October 29, 2014, ARCP, a real estate investment trust sponsored by AR Capital, and of which Mr. Schorsch was then the chairman, issued a press release announcing that, based on preliminary findings of ARCP’s audit committee, such committee concluded that previously issued financial statements and other financial information contained in ARCP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and Quarterly Reports on Form 10-Q for the fiscal periods ended March 31, 2014 and June 30, 2014, and ARCP’s earnings releases and other financial communications for those periods should no longer be relied upon. The audit committee stated that it believed that ARCP incorrectly included certain amounts related to its non-controlling interests in the calculation of adjusted funds from operations (“AFFO”), a non-U.S. GAAP financial measure, and, as a result, overstated AFFO for certain periods. According to the press release, the audit committee believed that this error was identified but intentionally not corrected by the responsible individuals at ARCP, and other AFFO and financial statement errors were intentionally made, resulting in an overstatement of AFFO and an understatement of ARCP’s net loss for the three and six months ended June 30, 2014. As a result of these accounting irregularities, the chief financial officer and chief accounting officer resigned from ARCP. In addition, Mr. Schorsch resigned as chairman of ARCP in October 2014, and also resigned from the boards of certain other companies sponsored by AR Capital.

On March 2, 2015, ARCP (which has changed its name to VEREIT, Inc.) filed amended financial statements. For year-end 2013, the net loss was increased and AFFO decreased by $0.20 per share. As part of the restatement, the audit committee identified certain payments made to ARC Properties Advisors, LLC and certain affiliates that were not appropriately documented totaling $8.5 million. Additionally, the investigation found that equity awards made to Mr. Schorsch and another former executive in connection with the transition to self-management of

D-2-8

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

the company contained provisions that, as drafted, were more favorable than those approved by the Compensation Committee of the company’s Board of Directors, and also identified certain material weaknesses in the company’s internal controls over financial reporting and its disclosure controls.

ARCP has also disclosed that it has been the subject of various regulatory investigations, including by the Securities and Exchange Commission and the U.S. Attorney’s office for the Southern District of New York. It has further been reported that ARCP has been the subject of an investigation by the Federal Bureau of Investigation. Such investigations may still be ongoing.

Between October 30, 2014 and January 20, 2015, ARCP, AR Capital, Mr. Schorsch, Mr. Kahane and certain other former officers and current and former directors of ARCP were named as defendants in ten securities class action complaints filed in the United States District Court for the Southern District of New York, which were subsequently consolidated under the caption In re American Realty Capital Properties, Inc. Litigation, No. 15-MC-00040 (AKH), which alleged various violations of the Securities Act of 1933 and the Securities Exchange Act of 1934 in connection with the purchase or sale of ARCP’s securities. The complaint also included allegations of payment of inappropriate fees by ARCP to companies controlled by Mr. Schorsch. ARCP, AR Capital, their affiliates, as well as Mr. Schorsch and Mr. Kahane, have also been named in various other lawsuits related to regulatory findings and otherwise, including class actions, derivative actions and securities fraud actions. On October 27, 2015, an additional securities fraud action was filed by The Vanguard Funds against ARCP, AR Capital and Mr. Schorsch, among other persons and entities.

In addition, on November 12, 2015, Realty Capital Securities, LLC (“RCS”), an entity under common control with AR Capital, was charged by the Secretary of the Commonwealth of Massachusetts with fraudulent casting of shareholder proxy votes on investment programs sponsored by AR Capital. On December 2, 2015, RCS Capital Corporation, which controls RCS, announced that (i) RCS had reached an agreement to

D-2-9

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

settle with the Secretary of the Commonwealth of Massachusetts, Securities Division, which agreement includes the payment by RCS of a fine, and (ii) RCS will voluntarily withdraw its broker-dealer license in Massachusetts and all other state and Federal jurisdictions.

According to filings with the SEC, on November 15, 2015, ARCGT II announced the suspension of its initial public offering, which had been conducted by RCS as exclusive whole distributor, effective December 31, 2015, and on November 18, 2015, RCS suspended sales activities it performed for such initial public offering. In filings with the SEC, ARCGT II also stated that: (i) there can be no assurance as to when, or if, it will resume its initial public offering; (ii) there also can be no assurance that it will be able to generate capital from alternative sources, including from the sale of shares of common stock through its distribution reinvestment plan, to fund its operating and capital needs, including cash required to fund repurchases under its share repurchase program; and (iii) it has also funded a substantial portion of the distributions to its stockholders from proceeds from its initial public offering.

On January 4, 2016, RCS Capital Corporation announced an agreement in principle with various creditors to reorganize, which agreement included RCS Capital Corporation implementing a prearranged Chapter 11 filing. On January 31, 2016, RCS Capital Corporation and certain of its wholly-owned subsidiaries (including RCS) filed for Chapter 11 bankruptcy protection. In addition, certain other of its wholly-owned subsidiaries filed for Chapter 11 bankruptcy protection on March 26, 2016. In May 2016, RCS Capital Corporation and its affiliated debtors emerged from bankruptcy under the new name, Aretec Group, Inc.

15	Equity Inns Portfolio (Loan No. 36)	The non-recourse carveout guarantor is American Realty Capital Hospitality Trust, Inc. AR Capital, LLC (“AR Capital”) is the direct owner of 100% of the sponsor of American Realty Capital Hospitality Trust, Inc. and the indirect owner of 100% of the external manager of American Realty Capital Hospitality Trust, Inc. The key principals and controlling parties of

D-2-10

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

AR Capital are Nicholas S. Schorsch and William M. Kahane. Mr. Schorsch and certain family members are the indirect majority owners of AR Capital. Mr. Schorsch previously served as the chairman of the board of directors of the guarantor. Mr. Kahane is currently the executive chairman of the board of directors of the guarantor.

The Mortgaged Properties included in the Equity Inns Portfolio are subject to operating management agreements with wholly-owned subsidiaries of AR Capital (the “Operators”) pursuant to which the Operators are responsible for the management of the Mortgaged Properties. The Operators subcontract such management responsibilities under management agreements with four managers, one of which is Crestline Hotels & Resorts, LLC, which is 60% owned by AR Capital or an affiliate of AR Capital, and manages twelve of the 21 Mortgaged Properties. As of the origination of the related Mortgage Loan, AR Capital also owned a less than 3.0% interest in each related borrower.

AR Capital or companies owned and controlled by AR Capital also previously externally managed American Realty Capital Properties Inc. (“ARCP”) until January 2014, when the company became self-managed. On October 29, 2014, ARCP, a real estate investment trust sponsored by AR Capital, and of which Mr. Schorsch was then the chairman, issued a press release announcing that, based on preliminary findings of ARCP’s audit committee, such committee concluded that previously issued financial statements and other financial information contained in ARCP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and Quarterly Reports on Form 10-Q for the fiscal periods ended March 31, 2014 and June 30, 2014, and ARCP’s earnings releases and other financial communications for those periods should no longer be relied upon. The audit committee stated that it believed that ARCP incorrectly included certain amounts related to its non-controlling interests in the calculation of adjusted funds from operations (“AFFO”), a non-U.S. GAAP financial measure, and, as a result, overstated AFFO for certain periods. According to the press release, the audit committee believed that this error was identified but intentionally not corrected by

D-2-11

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

the responsible individuals at ARCP, and other AFFO and financial statement errors were intentionally made, resulting in an overstatement of AFFO and an understatement of ARCP’s net loss for the three and six months ended June 30, 2014. As a result of these accounting irregularities, the chief financial officer and chief accounting officer resigned from ARCP. In addition, Mr. Schorsch resigned as chairman of ARCP in October 2014, and also resigned from the boards of certain other companies sponsored by AR Capital, including the guarantor.

On March 2, 2015, ARCP (which has changed its name to VEREIT, Inc.) filed amended financial statements. For year-end 2013, the net loss was increased and AFFO decreased by $0.20 per share. As part of the restatement, the audit committee identified certain payments made to ARC Properties Advisors, LLC and certain affiliates that were not appropriately documented totaling $8.5 million. Additionally, the investigation found that equity awards made to Mr. Schorsch and another former executive in connection with the transition to self-management of the company contained provisions that, as drafted, were more favorable than those approved by the Compensation Committee of the company’s Board of Directors, and also identified certain material weaknesses in the company’s internal controls over financial reporting and its disclosure controls.

ARCP has also disclosed that it has been the subject of various regulatory investigations, including by the Securities and Exchange Commission and the U.S. Attorney’s office for the Southern District of New York. It has further been reported that ARCP has been the subject of an investigation by the Federal Bureau of Investigation. Such investigations may still be ongoing.

Between October 30, 2014 and January 20, 2015, ARCP, AR Capital, Mr. Schorsch, Mr. Kahane and certain other former officers and current and former directors of ARCP were named as defendants in ten securities class action complaints filed in the United States District Court for the Southern District of New York, which were subsequently consolidated under the caption In re American Realty Capital Properties,

D-2-12

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

Inc. Litigation, No. 15-MC-00040 (AKH), which alleged various violations of the Securities Act of 1933 and the Securities Exchange Act of 1934 in connection with the purchase or sale of ARCP’s securities. The complaint also included allegations of payment of inappropriate fees by ARCP to companies controlled by Mr. Schorsch. ARCP, AR Capital, their affiliates, as well as Mr. Schorsch and Mr. Kahane, have also been named in various other lawsuits related to regulatory findings and otherwise, including class actions, derivative actions and securities fraud actions. On October 27, 2015, an additional securities fraud action was filed by The Vanguard Funds against ARCP, AR Capital and Mr. Schorsch, among other persons and entities.

In addition, on November 12, 2015, Realty Capital Securities, LLC (“RCS”) was charged by the Secretary of the Commonwealth of Massachusetts, Securities Division, with fraudulent casting of shareholder proxy votes on investment programs sponsored by AR Capital.

RCS, an entity under common control with AR Capital, is a broker dealer that has acted as dealer manager for American Realty Capital Hospitality Trust, Inc. and as such RCS has facilitated American Realty Capital Hospitality Trust, Inc.’s access to equity investments.

On November 16, 2015, AR Capital announced it would suspend the acceptance of new subscriptions to certain of its current investment programs, including American Realty Capital Hospitality Trust, Inc., effective December 31, 2015 as a result of regulatory and market uncertainty affecting capital raising for both new and existing offerings in the direct investment industry. In particular, according to filings with the SEC, on November 15, 2015, American Realty Capital Hospitality Trust, Inc. suspended its primary initial public offering, which had been conducted by RCS as exclusive wholesale distributor, effective December 31, 2015, and, on November 18, 2015, RCS suspended sales activities it performs pursuant to the dealer manager agreement for American Realty Capital Hospitality Trust, Inc.’s primary initial public offering, effective immediately.

On December 2, 2015, RCS Capital Corporation, which controls RCS, announced that (i) RCS had reached an

D-2-13

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

agreement to settle with the Secretary of the Commonwealth of Massachusetts, Securities Division, which agreement includes the payment by RCS of a fine, (ii) RCS will voluntarily withdraw its broker-dealer license in Massachusetts and all other state and Federal jurisdictions and (iii) the board of directors of RCS Capital Corporation had authorized plans to wind down the operations of the RCS wholesale distribution business. On January 4, 2016, RCS Capital Corporation announced an agreement in principle with various creditors to reorganize, which agreement included RCS Capital Corporation implementing a prearranged Chapter 11 filing. On January 31, 2016, RCS Capital Corporation and certain of its wholly-owned subsidiaries (including RCS) filed for Chapter 11 bankruptcy protection. In addition, certain other of its wholly-owned subsidiaries filed for Chapter 11 bankruptcy protection on March 26, 2016. In May 2016, RCS Capital Corporation and its affiliated debtors emerged from bankruptcy under the new name, Aretec Group, Inc.

According to filings with the SEC, on January 6, 2016, American Realty Capital Hospitality Trust, Inc.’s board of directors approved the extension of its primary initial public offering to January 7, 2017. However, it was also stated in those filings that: (i) notwithstanding the extension of such primary initial public offering, it is not likely that American Realty Capital Hospitality Trust, Inc. will resume its primary initial public offering; (ii) because such primary initial public offering was American Realty Capital Hospitality Trust, Inc.’s primary source of capital to implement its investment strategy, reduce its borrowings, complete acquisitions, make capital expenditures and pay distributions, American Realty Capital Hospitality Trust, Inc. may require funds in addition to operating cash flow to meet its current capital requirements; and (iii) American Realty Capital Hospitality Trust, Inc.’s inability to meet its capital requirements could cause it to reduce or eliminate distributions, default under its indebtedness and other obligations and otherwise have a material adverse effect on its business and results of operations. According to filings with the SEC, beginning with distributions payable with respect to April 2016, American Realty Capital Hospitality Trust, Inc. will pay

D-2-14

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
distributions to stockholders in shares of common stock instead of cash. It was stated in those filings that: (i) there can be no assurance that American Realty Capital Hospitality Trust, Inc. will continue to pay distributions in shares of common stock or resume paying distributions in cash in the future; and (ii) American Realty Capital Hospitality Trust, Inc.’s ability to make future cash distributions will depend on its future cash flows and may be dependent on its ability to obtain additional liquidity on favorable terms.
15	TIHT Commercial (Loan No. 48)	The sponsor of the related borrower, Donald J. Trump, is subject to current litigation brought by multiple plaintiffs in various jurisdictions who allege that he operated an unlicensed, illegal educational institution purporting to teach real estate strategies and techniques. The educational institution has ceased conducting business.
16	Equity Inns Portfolio (Loan No. 36)	The subject Mortgage Loan is part of a Non-Serviced Whole Loan and, accordingly, any escrow deposits and payments are being held by or on behalf of the master servicer for the COMM 2015-LC23 Mortgage Trust and will not be delivered to the Depositor or the Master Servicer.
18	All Mortgage Loans transferred by LCF

Except with respect to Mortgage Loans where terrorism insurance is not required or where a tenant is permitted to self-insure, if any of the Policies (as defined in the related loan agreement) contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts” (“Acts of Terrorism”), the related borrower must obtain and maintain terrorism coverage to cover such exclusions from an insurer meeting the Insurance Rating Requirements specified in Representation and Warranty No. 18 (a “Qualified Insurer”) or, in the event that such terrorism coverage is not available from a Qualified Carrier, the related borrower must obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage.

In addition, subject to the other exceptions to Representation and Warranty No. 18, even where terrorism insurance is required, the related borrower may not be required to pay more for terrorism

D-2-15

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

insurance coverage than a specified percentage (at least equal to 200%) of the amount of the insurance premium for the property insurance policy required under the related loan documents (excluding such terrorism coverage and coverage for other catastrophe perils such as flood, windstorm and earthquake), and if the cost of such terrorism insurance exceeds such amount, then the related borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

Subject to the other exceptions to Representation and Warranty No. 18, the related loan documents may require that, if insurance proceeds in respect of a property loss are to be applied to the repair or restoration of all or part of the related Mortgaged Property, then the insurance proceeds may be held by a party other than the lender (or a trustee appointed by it) if such proceeds are less than or equal to 5% of the original principal balance of the related Mortgage Loan, rather than 5% of the then outstanding principal amount of the related Mortgage Loan.

18	1140 Avenue of the Americas (Loan No. 4)	Application of insurance proceeds is subject to the terms of the related ground lease. The related ground lease can be interpreted to the effect that, any insurance proceeds and any condemnation award will each first be used to satisfy any fee mortgage with the remainder of such proceeds delivered to a trustee for application to the restoration of the improvements; provided that any amounts otherwise payable to the related borrower but delivered to the related ground lessor or the lender will be credited against future ground rent payable by the tenant under the related ground lease. Under the related loan documents, in the event of any reduction in the insurance proceeds or condemnation awards made available to the related borrower as a result of the payment of any portion of such insurance proceeds or condemnation awards to the related ground lessor or the lender, the related borrower has the obligation to deposit such amounts (which such amounts constitute the deficiency in the amount of insurance proceeds or condemnation awards otherwise payable to the related borrower (the “Deficiency”)) with the lender. The related borrower’s failure to deposit such amounts is an event of default

D-2-16

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
and there is recourse for losses suffered as a result of the Deficiency.
18	Equity Inns Portfolio (Loan No. 36)	The related loan documents provide that if insurance is provided with multiple insurers, no less than 75% will maintain the rating of “A” or better by S&P (or its equivalent), with the remaining insurers maintaining no less than “BBB+” by S&P (or its equivalent).
18	Walmart Savannah (Loan No. 32)	The related sole tenant is permitted to self-insure so long as it maintains a net worth of at least $100,000,000, and the related borrower’s insurance requirements are tolled so long as the related sole tenant self-insures or so long as the related sole tenant maintains third-party insurance that satisfies the provisions of the related lease.
18	Walgreens Youngstown (Loan No. 73) Family Dollar- Radford (Loan No. 87) Family Dollar- Malone (Loan No. 88)

With respect to each subject Mortgage Loan, the related Mortgaged Property is leased to a single tenant. To the extent (i) the related lease is in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under the related lease, (iii) the related sole tenant is permitted per the terms of its lease to rebuild and/or repair the related Mortgaged Property and is entitled to no period of rent abatement, and (iv) the related sole tenant maintains, either through a program of self-insurance or otherwise, the insurance required to be maintained by it under the related lease as of the date of origination of the subject Mortgage Loan or as otherwise approved by the lender in writing, the related borrower will not be required to maintain coverage under Section 5.1.1 of the related loan agreement. Such insurance required to be maintained by the sole tenant under its lease as of the date of origination of the subject Mortgage Loan may not satisfy the requirements of Representation and Warranty No. 18.

Notwithstanding anything to the contrary contained in Section 5.1.1(i) of the related loan agreement: (A) if, at any time and from time to time during the term of the subject Mortgage Loan, the insurance policies, or self-insurance, maintained by the related sole tenant as of the date of origination of the subject Mortgage Loan are modified to decrease the type or amount of coverage below that required under the related lease

D-2-17

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
as of the date of origination of the subject Mortgage Loan, or if, at any time and from time to time during the term of the subject Mortgage Loan, the related sole tenant does not self-insure and the insurance policies maintained by the related sole tenant under its lease are obtained from and maintained with an insurance company that is rated below “A-:VIII” by A.M. Best Company (the “Minimum Insurer Ratings”), then in either such case the related borrower is required, upon obtaining knowledge thereof, at its sole cost and expense, to promptly procure from and maintain with an insurance company that at least satisfies the Minimum Insurer Ratings (and promptly notify the lender in writing of such change in coverage and of the coverage procured by the related borrower) either (x) “primary” insurance coverage of the types and for the amounts required under the related lease as of the origination date of the subject Mortgage Loan in the event that the related sole tenant does not provide the applicable insurance coverage required under the related lease as of the origination date of the subject Mortgage Loan or in the event the related sole tenant maintains such coverage with an insurance company that does not satisfy the Minimum Insurer Ratings or (y) “excess and contingent” insurance coverage of the types and for the amounts required under the related lease as of the origination date of the subject Mortgage Loan in the event that the related sole tenant does not provide sufficient insurance coverage required under the related lease as of the origination date of the subject Mortgage Loan or in the event the related sole tenant maintains such coverage with an insurance company that does not satisfy the Minimum Insurer Ratings, in each case, in “concurrent form” with the policies obtained pursuant to the related lease, over and above any other valid and collectible coverage then in existence, as will be necessary to bring the insurance coverage for the related Mortgaged Property to at least the types and amount of coverage required under the related lease as of the date of the related loan agreement; and/or (B) if, at any time and from time to time during the term of the subject Mortgage Loan, the insurance policies maintained by the related sole tenant under the related lease fail to name the lender as an additional insured or beneficiary, as the case may be, the related borrower is required to maintain the

D-2-18

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
insurance policies required under the related lease, regardless of whether such insurance is maintained by the related sole tenant under the related lease.
18	Dollar General Portfolio- Fisher and Fosston (Loan No. 78) Dollar General Portfolio- Osakis and Adrian) (Loan No. 79) Dollar General Mercedes (Loan No. 90) Dollar General Aurora (Loan No. 91)

With respect to each subject Mortgage Loan, the related Mortgaged Property or, in the case of a portfolio of Mortgaged Properties, each Mortgaged Property in the portfolio is leased to a single tenant. To the extent (i) the related lease is in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under the related lease, (iii) the related sole tenant is permitted per the terms of its lease to rebuild and/or repair the related Mortgaged Property and is entitled to no period of rent abatement, and (iv) the related sole tenant maintains the insurance required to be maintained by it under the related lease as of the date of origination of the subject Mortgage Loan or as otherwise approved by the lender in writing, the related borrower will not be required to maintain coverage under Section 5.1.1 of the related loan agreement. Such insurance required to be maintained by the sole tenant under its lease as of the date of origination of the subject Mortgage Loan may not satisfy the requirements of Representation and Warranty No. 18.

Notwithstanding anything to the contrary contained in Section 5.1.1(i) of the related loan agreement: (A) if, at any time and from time to time during the term of the subject Mortgage Loan, the insurance policies maintained by the related sole tenant as of the date of origination of the subject Mortgage Loan are modified to decrease the type or amount of coverage below that required under the related lease as of the date of origination of the subject Mortgage Loan, or if, at any time and from time to time during the term of the subject Mortgage Loan, the insurance policies maintained by the related sole tenant under its lease are obtained from and maintained with an insurance company that is rated below “A-:VIII” by A.M. Best Company (the “Minimum Insurer Ratings”), then in either such case the related borrower is required, upon obtaining knowledge thereof, at its sole cost and expense, to promptly procure from and maintain with an insurance company that at least satisfies the Minimum Insurer Ratings (and promptly notify the

D-2-19

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
lender in writing of such change in coverage and of the coverage procured by the related borrower) either (x) “primary” insurance coverage of the types and for the amounts required under the related lease as of the origination date of the subject Mortgage Loan in the event that the related sole tenant does not provide the applicable insurance coverage required under the related lease as of the origination date of the subject Mortgage Loan or in the event the related sole tenant maintains such coverage with an insurance company that does not satisfy the Minimum Insurer Ratings or (y) “excess and contingent” insurance coverage of the types and for the amounts required under the related lease as of the origination date of the subject Mortgage Loan in the event that the related sole tenant does not provide sufficient insurance coverage required under the related lease as of the origination date of the subject Mortgage Loan or in the event the related sole tenant maintains such coverage with an insurance company that does not satisfy the Minimum Insurer Ratings, in each case, in “concurrent form” with the policies obtained pursuant to the related lease, over and above any other valid and collectible coverage then in existence, as will be necessary to bring the insurance coverage for the related Mortgaged Property to at least the types and amount of coverage required under the related lease as of the date of the related loan agreement; and/or (B) if, at any time and from time to time during the term of the subject Mortgage Loan, the insurance policies maintained by the related sole tenant under the related lease fail to name the lender as an additional insured or beneficiary, as the case may be, the related borrower is required to maintain the insurance policies required under the related lease, regardless of whether such insurance is maintained by the related sole tenant under the related lease.
25	All Mortgage Loans transferred by LCF	The related loan documents may not prevent fees from being payable to the trustee, but either the related borrower is responsible for all such costs or the trustee’s fees must be reasonable.
26	Green Valley Portfolio (Loan No. 2)	For each of the subject Mortgage Loans, the related Mortgaged Property constitutes (or, in the case of a portfolio of related Mortgaged Properties, one or more of the related Mortgaged Properties constitute) a legal

D-2-20

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

1140 Avenue of the Americas (Loan No. 4)

Skyline Village (Loan No. 9)

4100 Alpha Road (Loan No. 16)

Latrobe Shopping Center (Loan No. 22)

Equity Inns Portfolio (Loan No. 36)

Indy Portfolio (Loan No. 38)

Austin Multifamily Portfolio (Loan No. 46)

TIHT Commercial (Loan No. 48)

Wingate By Wyndham Raleigh (Loan No. 54)

The Rotunda Building (Loan No. 56)

Walgreens Youngstown (Loan No. 73)

non-conforming use or structure which, following a casualty or destruction, may not be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property if the replacement cost exceeds a specified threshold and/or the restoration or repair is not completed (or certain key steps in connection therewith are not taken) within a specified time frame. In each case, law and ordinance insurance coverage was obtained, but such insurance only covers (i) the loss to the subject structure when it must be demolished to comply with code requirements, (ii) the cost to demolish and clear the site of the undamaged portions of the covered structure, where the law requires its demolition, and (iii) increased cost of construction, to the extent such cost is a consequence of the enforcement of an ordinance or law.
28	All Mortgage Loans transferred by LCF	The related loan documents may limit recourse for the related borrower’s commission of material physical waste only to the extent that: (i) such waste was intentional; and/or (ii) there is sufficient cash flow from the related Mortgaged Property to make the requisite payments to prevent the waste. In addition, the related loan documents may limit the recourse for certain other items such as the failure to pay taxes and/or obtain the release of liens only to situations where there is sufficient cash flow from the related

D-2-21

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Mortgaged Property to make such payments or otherwise cover such items. Also, misapplication (as opposed to misappropriation or conversion) of insurance proceeds, condemnation proceeds and/or rents following an event of default may not give rise to recourse.
28	Green Valley Portfolio (Loan No. 2) Skyline Village (Loan No. 9)	With respect to each of the subject Mortgage Loans, the related loan documents do not contain provisions for recourse related to criminal acts by the borrower or guarantor resulting in the seizure or forfeiture of all or part of the related Mortgaged Property.
28	1140 Avenue of the Americas (Loan No. 4)	The related loan documents do not contain provisions for recourse for criminal acts by the related borrower or guarantor resulting in the seizure or forfeiture of all or part of the related Mortgaged Property, and recourse for losses resulting from waste is limited to intentional physical waste and does not trigger recourse if (x) funds specifically identified to pay charges which would have prevented such waste were, at the time in question, deposited with the lender and the lender has failed to pay (or make such funds available to pay) such charges (unless the lender is restricted in any manner from making such funds available as a result of a legal impediment caused by the related borrower or any affiliate of the related borrower or (y) gross revenue received during the period in question is insufficient to pay all of the related borrower’s operating expenses for the time period in question.
28	Equity Inns Portfolio (Loan No. 36)

The related loan documents do not contain provisions for recourse for losses for criminal acts by the related borrower or guarantor resulting in the seizure or forfeiture of all or part of the related Mortgaged Property.

In addition, the related loan documents limit recourse for the related borrower’s commission of material physical waste to the extent that (A) funds specifically identified to pay charges to prevent such waste were in the FF&E reserve account, the property improvement plan reserve account and/or the required repairs reserve account, as applicable, and the lender failed to pay (or make such funds available to pay) such charges unless the lender is restricted in any manner from

D-2-22

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

making such funds available as a result of a legal impediment caused by any related borrower or any affiliate of any related borrower or (B) gross revenue was insufficient to pay the related borrower’s operating expenses. In addition, to the extent removal or disposal of property after an event of default constitutes waste, the related loan documents provide for recourse for such removal and disposal only if it is intentional and in violation of the related loan documents.

The existing guaranty provides for full recourse if the related borrower files a voluntary bankruptcy petition. However, if the preferred equity holder exercises its remedies and takes over control of the related borrower, the replacement guaranty provides that the replacement guarantor’s liability for bankruptcy is capped at the product of (i) the original principal amount of the subject Mortgage Loan plus any interest accrued and unpaid on the subject Mortgage Loan multiplied by (ii) 0.20.

28	TIHT Commercial (Loan No. 48)	The related loan documents limit recourse for the commission of (A) material physical waste only if (1) there is sufficient cash flow from the operation of the related Mortgaged Property after paying all required payments pursuant to the cash management waterfall to maintain the related Mortgaged Property, or (2) there are adequate reserve funds for such purpose and no event of default has occurred and is continuing (unless the lender would be willing to make such reserve funds available for such purpose notwithstanding the continuance of the applicable event of default), or (B) after the occurrence and during the continuance of an event of default, the wrongful removal or disposal of any portion of the related Mortgaged Property, other than the removal or disposal of equipment, fixtures or personal property in the ordinary course of business or which has become obsolete or which is no longer used in the operation of the business at the related Mortgaged Property.

D-2-23

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
28

FMC Corporation R&D HQ (Loan No. 14)

Walgreens Youngstown (Loan No. 73)

Family Dollar- Radford (Loan No. 87)

Family Dollar- Malone (Loan No. 88)

Dollar General Mercedes (Loan No. 90)

Dollar General Aurora (Loan No. 91)

For each of the subject Mortgage Loans, there is no entity or warm body guarantor separate from the related borrower liable for losses resulting from any breach of the environmental covenants contained in the related loan documents.

29	All Mortgage Loans transferred by LCF	If the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related borrower may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause the REMIC holding the subject Mortgage Loan to fail to qualify as such.

D-2-24

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
30

Green Valley Portfolio (Loan No. 2)

One Meridian (Loan No. 5)

FedEx and Veolia Industrial Portfolio (Loan No. 33)

Equity Inns Portfolio (Loan No. 36)

RealOp SC Portfolio (Loan No. 39)

Dollar General Portfolio – Fisher and Fosston (Loan No. 78)

Dollar General Portfolio – Osakis and Adrian (Loan No. 79)

The related loan documents may not require the financial statements of the co-borrowers to be combined.
30

FMC Corporation R&D HQ (Loan No. 14)

Walgreens Youngstown (Loan No. 73)

Family Dollar- Radford (Loan No. 87)

Family Dollar- Malone (Loan No. 88)

Dollar General Mercedes (Loan No. 90)

Dollar General Aurora (Loan

For each of the subject Mortgage Loans, the related loan documents provide that so long as the tenant of the related Mortgaged Property is a triple-net tenant, the related borrower’s delivery of a certified rent roll is sufficient to satisfy the financial delivery requirements.

D-2-25

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
No. 91)
31	All Mortgage Loans transferred by LCF

Except with respect to Mortgage Loans where terrorism insurance is not required or where a tenant is permitted to self-insure, if any of the Policies (as defined in the related loan agreement) contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts” (“Acts of Terrorism”), the related borrower must obtain and maintain terrorism coverage to cover such exclusions from an insurer meeting the Insurance Rating Requirements specified in Representation and Warranty No. 18 (a “Qualified Insurer”) or, in the event that such terrorism coverage is not available from a Qualified Carrier, the related borrower must obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage.

In addition, subject to the other exceptions to Representation and Warranty No. 31, even where terrorism insurance is required, the related borrower may not be required to pay more for terrorism insurance coverage than a specified percentage (at least equal to 200%) of the amount of the insurance premium for the property insurance policy required under the related loan documents (excluding such terrorism coverage and coverage for other catastrophe perils such as flood, windstorm and earthquake), and if the cost of such terrorism insurance exceeds such amount, then the related borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

31	Equity Inns Portfolio (Loan No. 36)	The related loan documents provide that if insurance is provided with multiple insurers, no less than 75% will maintain the rating of “A” or better by S&P (or its equivalent), with the remaining insurers maintaining no less than “BBB+” by S&P (or its equivalent).
31	Walmart Savannah (Loan No. 32) Walgreens Youngstown (Loan No. 73) Dollar General	With respect to each subject Mortgage Loan, the related Mortgaged Property is not, and is not required to be, covered by terrorism insurance.

D-2-26

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

Portfolio – Fisher and Fosston (Loan No. 78)

Dollar General Portfolio – Osakis and Adrian (Loan No. 79)

Family Dollar- Radford (Loan No. 87)

Family Dollar- Malone (Loan No. 88)

Dollar General Mercedes (Loan No. 90)

Dollar General Aurora (Loan No. 91)

32	All Mortgage Loans transferred by LCF

Any pledge of a direct or indirect equity interest in the related borrower would be permitted if the transfer of such equity interest to the pledgee would be a permitted transfer under the terms of Representation and Warranty No. 32 or as contemplated by any other exception to Representation and Warranty No. 32 set forth herein.

In addition, with respect to clause (a)(v), mergers, acquisitions and other business combinations involving a publicly traded company may be permitted; and, for certain Mortgage Loans, transfers, sales and pledges of direct or indirect equity interests in the related borrower may be permitted if such equity interests are limited partnership interests, non-managing member interests in a limited liability company or other passive equity interests. Transfers contemplated by an exception to Representation and Warranty No. 29 are also permitted transfers.

32	1140 Avenue of the Americas (Loan No. 4)	With respect to each of the subject Mortgage Loans, transfers of a controlling interest in the related guarantor are permitted, provided that, following such transfer, one or more “qualified equity holders” (which

D-2-27

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
	FedEx and Veolia Industrial Portfolio (Loan No. 33) Equity Inns Portfolio (Loan No. 36)	such qualified equity holders are required to satisfy the definitions set forth in the related mortgage loan documents) have a controlling interest in each of the related borrower and guarantor. In addition, the sale, transfer or issuance of shares, in the ordinary course of business, are permitted. Subject to the satisfaction of certain conditions set forth in the related loan documents, including, without limitation, payment of an assumption fee, a transfer of the related Mortgaged Property to a “permitted transferee” (which such permitted transferees are required to satisfy the definitions set forth in the related mortgage loan documents) is also permitted.
32

FMC Corporation R&D HQ (Loan No. 14)

Walgreens Youngstown (Loan No. 73)

Family Dollar- Radford (Loan No. 87)

Family Dollar- Malone (Loan No. 88)

Dollar General Mercedes (Loan No. 90)

Dollar General Aurora (Loan No. 91)

For each of the subject Mortgage Loans, the related loan documents permit transfers without the lender’s consent by the related borrower and by and to certain affiliates of Ladder Capital Finance Holdings LLLP.

In addition, with respect to each of the subject Mortgage Loans, corporate financing is permitted provided that such financing is secured by real estate collateral satisfying the requirements of the related loan documents in addition to the pledged interest in the related mortgage borrower. Transfers of the pledged equity interests by reason thereof are permitted.

32	4100 Alpha Road (Loan No. 16) 2500 East TC Jester Blvd (Loan No. 24)	With respect to each of the subject Mortgage Loans, there exists a pledge of interests in the related borrower to secure certain disbursement obligations to a former lender. Transfers of the pledged equity interests by reason thereof are permitted.
33	Country Inn Pensacola (Loan No. 64)	The related borrower was a “recycled” entity that deeded out a residential home adjacent to the related Mortgaged Property at origination.

D-2-28

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
36	1140 Avenue of the Americas (Loan No. 4)

As per the terms of the related ground lease, the related ground lease may not be cancelled, surrendered or modified or amended without the prior written consent of the lender; however, there is no express statement that any such action without such consent is not binding on lender.

The lender is entitled to the same cure period as the ground tenant, i.e., 30 days to cure a monetary default and 45 days to cure a non-monetary default. In the event such default is not cured within such periods, the related ground lessor may send a termination notice to the related borrower and the lender, specifying the date of termination which (i) in the case of a monetary default, will be 30 days after the giving of the termination notice and (ii) in the case of a non-monetary default, will be 90 days after the giving of the termination notice. If the related borrower or the lender cures the applicable defaults and all other defaults then existing, the termination notice will be annulled. If there is a dispute over the existence of a default, such matter is to be submitted to arbitration. Additionally, the related ground lease does not limit the obligation on the lender to only cure “curable” defaults.

The related ground lease can be interpreted to the effect that, any insurance proceeds and any condemnation award will each first be used to satisfy any fee mortgage with the remainder of such proceeds delivered to a trustee for application to the restoration of the improvements; provided that any amounts otherwise payable to the related guarantor but delivered to the related ground lessor or the lender will be credited against future ground rent payable by the tenant under the related ground lease. Under the related loan documents, in the event of any reduction in the insurance proceeds or condemnation awards made available to the related borrower as a result of the payment of any portion of such insurance proceeds or condemnation awards to the related ground lessor or the lender, the related borrower has the obligation to deposit such amounts (which such amounts constitute the deficiency in the amount of insurance proceeds or condemnation awards otherwise payable to the related borrower (the “Deficiency”)) with the lender. The related borrower’s failure to deposit such amounts is an

D-2-29

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

event of default and there is recourse for losses suffered as a result of the Deficiency.

The lender is entitled to a new lease in the event the related ground lease is terminated due to an event of default under the related ground lease (which events of default do not expressly include the rejection of the related ground lease in a bankruptcy) provided that the lender (a) contemporaneously with the delivery of its request for a new lease pays all installments of rent and all items of additional rent, (b) pays all rental amounts which would have accrued between the date of the termination of the related ground lease and the commencement of the new lease, together with all of the related ground lessor’s costs and expenses and (c) agrees in writing to cure all curable defaults of the prior tenant.

36	Hilton Garden Inn Bothell (Loan No. 19)

The related ground lease is silent with respect to restricting the amendment, modification, cancelation or termination of the related ground lease by the agreement of the related ground lessor and ground lessee without the prior written consent of the lender. The related ground lease does not expressly state that any such action without such consent is not binding on the lender.

The related ground lease does not extend 10 years past the stated maturity date. However, under the related loan documents, the related borrower is required to exercise its purchase option under the related ground lease and acquire the fee interest in the related Mortgaged Property prior to December 28, 2017 or the debt will become due on that date and include all prepayment penalties and yield maintenance due. The subject Mortgage Loan is full recourse to the related borrower and guarantor until the fee interest in purchased.

The related ground lease is silent as to an assignment to a purchaser (other than the lender) by foreclosure or deed-in-lieu of foreclosure. The lender has the right to a new lease in the event the related ground lease is terminated and has the right to assign to an assignee having a net worth equal to or exceeding the net worth of the related ground lessee. The related ground lessor is prohibited from unreasonably withholding its consent

D-2-30

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

to an assignment of the related ground lease.

Until December 31, 2017, a casualty destroying 30% or more of the replacement value of the related Mortgaged Property will give rise to the right of the related ground lessee to terminate the related ground lease and all insurance proceeds not payable to the lender will be payable to the related ground lessor.

The related ground lease is silent about entering into a new lease if disaffirmed or rejected in bankruptcy (although the related ground lease does state that if the related ground lease terminates prior to the expiration of the term for any reason, including by operation of law, the related ground lessor is required to enter into a new lease with the lender within 30 days of the termination).

40	Equity Inns Portfolio (Loan No. 36)

The related borrower is in default under the franchise agreement relating to the Residence Inn-Jacksonville Mortgaged Property. The related borrower and the franchisor have executed a Notice of Default and Continuing Forbearance Agreement, dated October 20, 2015, pursuant to which the related borrower acknowledged it was in default and the franchisor agreed to forbear from terminating the franchise agreement provided certain conditions were met. The forbearance agreement further provides that if certain conditions are not satisfied within the time periods specified therein, the franchisor may elect to terminate the franchise agreement. The franchisor agreed to extend the required date of completion to May 1, 2016. The borrower advised Ladder Capital Finance LLC that the required property improvement plan work was completed by the May 1, 2016 deadline and that it is waiting for a certificate of occupancy. Further, with respect to the Mortgaged Property located in Houston, the related borrower received an unacceptable score from the franchisor under its quality assurance program for the July–December 2015 evaluation period, and if the hotel has an unacceptable score within any of the next four evaluation periods, the franchise agreement may be terminated.

The related loan documents provide that if any related borrower defaults under any franchise agreement beyond any notice and/or cure periods thereunder,

D-2-31

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
which default permits a franchisor to terminate or cancel such franchise agreement, an event of default will exist under the subject Mortgage Loan.
42

FMC Corporation R&D HQ (Loan No. 14)

Walgreens Youngstown (Loan No. 73)

Family Dollar- Radford (Loan No. 87)

Family Dollar- Malone (Loan No. 88)

Dollar General Mercedes (Loan No. 90)

Dollar General Aurora (Loan No. 91)

No Sponsor Due Diligence was conducted because the related borrower is an affiliate of Ladder Capital Finance LLC.
43	Latrobe Shopping Center (Loan No. 22)

A drycleaner has been located on-site at the related Mortgaged Property since at least 1986. No external storage or handling of tetrachloroethylene is conducted at the facility, except for the collection of waste solvent from fluid drainage via absorbent sponges. No evidence of leaking or staining was observed at the interior or exterior of the dry cleaner unit; however, the operation of an on-site dry cleaner for at least 30 years presents a vapor migration concern and a potential for impact to the soil and groundwater beneath the related Mortgaged Property and is therefore a recognized environmental condition.

In the absence of a report confirming the related Mortgaged Property has not been adversely impacted above state regulatory guidelines by the on-site dry cleaning operation, a Phase II subsurface investigation was recommended for the related Mortgaged Property. In lieu of the Phase II, a lender’s environmental insurance policy was obtained, which includes coverage for existing and new pollution conditions arising from

D-2-32

Ladder Capital Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
on-site dry cleaning operations. The related Mortgaged Property is covered under a Lender Environmental Collateral Protection and Liability Insurance policy issued by Steadfast Insurance Company. The coverage includes Lender Collateral Protection, First Party Cleanup and Third Party Liability. The policy has a limit of $3,000,000 per claim and in the aggregate, has a $50,000 self-insured retention for each claim and is based on a 10-year term with a 3-year tail.
43	Walgreens Youngstown (Loan No. 73) Dollar General Aurora (Loan No. 91)	With respect to each of the subject Mortgage Loans, the related Phase I environmental site assessment is dated a date that is more than 12 months prior to the origination date of the subject Mortgage Loan.
45	Equity Inns Portfolio (Loan No. 36)	The related appraisal is dated a date in August 2015, which is more than 12 months prior to the Cut-off Date.
45	Walgreens Youngstown (Loan No. 73) Dollar General Aurora (Loan No. 91)	With respect to each of the subject Mortgage Loans, the related appraisal is dated a date that is more than 6 months prior to the origination date of the subject Mortgage Loan and more than 12 months prior to the Cut-off Date.

D-2-33

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
2	Central Park Retail (Loan No. 1)	$90,000,000 senior loan to borrower is secured on a pari passu basis by various notes (Note A-1 in the amount of $70,000,000 and Note A-2 in the amount of $20,000,000). Wells Fargo is contributing Note A-1 to the WFCM 2016-LC24 Trust. The loan will be serviced pursuant to the Pooling and Servicing Agreement for the WFCM 2016-LC24 Trust. Note A-2 is expected to be included in a future securitization; however, the lender makes no assurances that any non-securitized Note will not be further split or otherwise re-combined.
2	The Shops at Crystals (Loan No. 6)

The Mortgaged Property is security for 22 pari passu senior loans aggregating $382,700,000 and 9 subordinate loans aggregating $167,300,000. The senior loan to borrower is secured on a pari passu basis by various notes: (i) Note A-1-A in the amount of $44,800,000 and Note B-1-A in the amount of $8,280,000 payable to JPMorgan Chase Bank, N.A.; (ii) Note A-2-A in the amount of $33,600,000 and Note B-2-A in the amount of $6,210,000 payable to Bank of America, N.A.; (iii) Note A-3-A in the amount of $33,600,000 and Note B-3-A in the amount of $6,210,000 payable to Wells Fargo Bank, N.A.; (iv) Note A-1-B-1 in the amount of $42,180,000, Note A-1-B-2 in the amount of $42,180,000, Note B-1-B-1 in the amount of $7,820,000 and Note B-1-B-2 in the amount of $7,820,000 payable to JPMorgan Chase Bank, N.A.; (v) Note A-2-B-1-1 in the amount of $16,872,000, Note A-2-B-1-2 in the amount of $12,654,000, Note A-2-B-2 in the amount of $25,308,000, Note A-2-B-3 in the amount of $8,436,000, Note B-2-B-1-1 in the amount of $3,128,000, Note B-2-B-1-2 in the amount of $2,346,000, Note B-2-B-2 in the amount of $4,692,000 and Note B-2-B-3 in the amount of $1,564,000 payable to Bank of America, N.A.; (vi) Note A-3-B-1 in the amount of $29,526,000, Note A-3-B-2 in the amount of $25,308,000, Note A-3-B-3 in the amount of $8,436,000, Note B-3-B-1 in the amount of $5,474,000, Note B-3-B-2 in the amount of $4,692,000 and Note B-3-B-3 in the amount of $1,564,000 payable to Wells Fargo Bank, N.A. The junior loan to

D-2-34

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

borrower is evidenced by various notes: (vii) Note C-1 in the amount of $20,280,000, Note D-1 in the amount of $25,520,000 and Note E-1 in the amount of $21,120,000 payable to JPMorgan Chase Bank, N.A.; (viii) Note C-2 in the amount of $15,210,000, Note D-2 in the amount of $19,140,000 and Note E-2 in the amount of $15,840,000 payable to Bank of America, N.A.; and (ix) Note C-3 in the amount of $15,210,000, Note D-3 in the amount of $19,140,000 and Note E-3 in the amount of $15,840,000 payable to Wells Fargo Bank, N.A. Wells Fargo is contributing A-3-B-1 and B-3-B-1 to the WFCM 2016-LC24 Trust. The notes identified in clauses (i), (ii), (iii), (vii), (viii) and (ix) above have been contributed to the Shops at Crystals Trust 2016-CSTL securitization. The loan will be serviced pursuant to the Pooling and Servicing Agreement for the Shops at Crystals Trust 2016-CSTL securitization.

2	Pinnacle II (Note A-3) (Loan No. 7)	$87,000,000 senior loan to borrower is secured on a pari passu basis by various notes (Note A-1 in the amount of $40,000,000, Note A-2 in the amount of $20,000,000, and Note A-3 in the amount of $27,000,000). Wells Fargo is contributing Note A-3 to the WFCM 2016-LC24 Trust. The loan will be serviced pursuant to the Pooling and Servicing Agreement for the WFCM 2016-BNK1 Trust.
8	Four Points by Sheraton Times Square - Leased Fee (Loan No. 3)	Times Square Hospitality II, LLC (borrower-affiliated ground lessee) has Right of First Offer (ROFO) to purchase mortgaged property if borrower decides to market the property for sale (the borrower has leased fee interest). The ROFO does not apply to foreclosure or deed in lieu, or any subsequent transfer.
8	Pinnacle II (Note A-3) (Loan No. 7)	Warner Brothers Entertainment, Inc. (single tenant) has Right of First Offer (ROFO) to purchase its building if borrower decides to market the property for sale. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed in lieu thereof.

D-2-35

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
8	Hyatt House Fairfax (Loan No. 8)	(i) Fractional Condominium. Mortgaged property consists of one hotel unit (a 7-story hotel building) in a 4-unit condominium regime that also includes three commercial units. The units have separate building footprints and are not stacked, and each unit owner has principal maintenance responsibility for its unit. The borrower has an 81.08% voting rights interest in the related owners’ association, and the ability to control material decisions of the owners’ association. (ii) Right of First Offer. Hyatt House Franchising, L.L.C. (franchisor) has Right of First Offer (ROFO) to purchase the hotel unit if borrower decides to sell or transfer the mortgaged property or a controlling ownership interest in borrower or its controlling owner. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed in lieu thereof.
8	Hampton Inn & Suites – Boise (Loan No. 11)	Mortgaged property consists of one hotel unit in a 4-unit condominium regime that also includes one garage unit, and two retail units. The borrower appoints one director to the three-member board of directors that governs the association on a day-to-day basis. Each unit owner is responsible for the maintenance of its respective unit. The borrower has 62.5% of the voting rights and allocated costs of those expenses that are shared. Matters requiring a majority vote of the association (and lienholders of record) include amendments or termination of the regime, and further require the approval of either a majority vote of the association board or both the hotel (Unit 5) and retail (Unit 6) interests.
8	Grove Park Center (Loan No. 55)	GPCTN Investment Company, LLC (borrower’s seller) has Right of First Refusal (ROFR) to purchase mortgaged property if offer is received that borrower is otherwise willing to accept. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof, or first transfer thereafter.
8	151 West Santa Clara (Loan No. 58)	7 of 32 housing units are required to be rented to lower income households (based on 60% of

D-2-36

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
median income for related area), and the remaining 25 units are required to be rented to moderate income households (based on 110% of median income for related area). Project is mixed use (retail-residential- office), and residential component comprises 33.3% of total project sf.
8	College Square III (Loan No. 61)	Autozone (pad site tenant) has Right of First Refusal (ROFR) to purchase its leasehold parcel if offer is received (as to such parcel only) that borrower is otherwise willing to accept. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof, or first transfer thereafter.
8	Gratiot Retail Center (Loan No. 71)	The Phase I environmental site assessment identified soil contamination, soil vapor and groundwater contamination from prior auto dealership/ auto repair shop operations that did not involve the borrower; however, a successor owner is protected in Michigan from liability associated with prior contamination by filing a Baseline Environmental Assessment (BEA) with the Michigan Department of Environmental Quality (MDEQ). The borrower made this submission to the MDEQ in 2005, which represent the equivalent of a “no further action” confirmation so long as the owner’s due care obligations are satisfied. The borrower has statutory obligations with respect to the subject property, including: (1) exercising due care by taking actions necessary to mitigate unacceptable exposure to hazardous substances and (2) taking reasonable precautions against reasonably foreseeable acts or omissions of third parties. Such statutory obligations are implemented via criteria established by MDEQ.
8	Family Dollar/Walgreens Portfolio (Loan No. 75)	(i) Walgreens ROFR. Walgreens Co. (single tenant at one of two constituent properties) has Right of First Refusal (ROFR) to purchase its related property if offer is received that borrower is otherwise willing to accept. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof. (ii) Family Dollar ROFR. Family Dollar Stores of North Carolina, Inc. (single tenant at the

D-2-37

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
other constituent property) has ROFR to purchase its related property if offer is received that borrower is otherwise willing to accept. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof. (iii) Environmental Restrictions (Walgreens Property). Phase I environmental site assessment identified historical recognized environmental condition (HREC) associated with the mortgaged property’s prior use as a gas station and a 1998 incident of a leaking UST (LUST). A no further action letter was issued on July 9, 2003 subject to certain conditions/restrictions related to preventing further migration, direct contact, inhalation or ingestion of residual contamination. (iv) Environmental Restrictions ( Family Dollar Property). Phase I environmental site assessment identified controlled recognized environmental condition (CREC) associated with the mortgaged property’s prior use as a truck stop and a release of petroleum. A no further action letter was issued on December 8, 2014 subject to the condition of the filing of a Notice of Residual Petroleum (NORP) which prohibits the use of groundwater at the mortgaged property as a water supply. The NORP was filed on February 4, 2015. The mortgaged property is served by public water.
12	Four Points by Sheraton Times Square – Leased Fee (Loan No. 3)	The borrower has a leased fee interest. The lender did not require an engineering report or property condition assessment.
15	Hampton Inn & Suites – Boise (Loan No. 11)

The sponsor (Apple Hospitality REIT, Inc.) or its affiliates are involved in various lawsuits. (i) Moses v. Apple Hospitality REIT, Inc. et al., pending before the U.S. District Court for the Eastern District of New York, is a putative class action brought on behalf of all then existing and former shareholders/unit holders of Apple REIT Seven and Apple REIT Eight who purchased additional shares in the Apple REITs under the Apple REITs’ Dividend Reinvestment Plan (DRIP) between July 17, 2007 and February 12, 2014. The plaintiff alleges that the defendants breached

D-2-38

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
their fiduciary duties because the class members’ purchases of shares in connection with the DRIP were purchased at inflated prices and were not indicative of the true value of units in Apple Seven and Apple Eight. The suit is brought against Apple Hospitality REIT and several individual directors. The plaintiff claims that the putative class purchased over $224 million of Apple REIT’s Seven and Eight at inflated prices under the DRIP. The amount in controversy exceeds $5 million, but damages are otherwise unspecified. The plaintiffs filed an amended complaint on June 27, 2014 adding a claim for breach of contract. The defendants filed a motion to dismiss and strike the amended complaint on July 14, 2014. On March 9, 2015, the Court entered a Memorandum and Order dismissing all claims. On April 6, 2015, Plaintiff filed a Second Amended Class Action Complaint asserting a breach of contract claim. Defendants moved to dismiss the Second Amended Complaint on April 29, 2015. The sponsor’s 10-Q filing, dated August 8, 2016, indicates that no material changes have occurred subsequently. (ii) Quinn v. Knight, et al., pending before United States District Court for the Eastern District of Virginia, is a derivative action by a shareholder of Apple Ten. The plaintiff alleges that the defendant directors breached their fiduciary duties of loyalty and good faith in approving the merger by, among other things, a conflicted process that favored certain insiders and including materially false, incomplete and misleading statements in the definitive joint proxy statement/prospectus in connection with the merger, and that the company and its officers aided and abetted those alleged breaches of fiduciary duty. The plaintiff seeks to enjoin the shareholder vote on the merger, currently scheduled on August 31, 2016, damages, rescission, costs and attorney’s fees. On August 26, 2016, the Court denied the plaintiff’s motion for a preliminary injunction to enjoin the shareholder vote on the merger and scheduled an August 31, 2016 conference call to set a trial date. Apple Hospitality REIT, Inc. has a stated net worth of $2.6 billion as of March 31, 2016, and the loan documents require that it maintain a

D-2-39

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
minimum net worth of $350 million.
18	Four Points by Sheraton Times Square - Leased Fee (Loan No. 3)	The mortgaged property is a leased fee (borrower owns fee interest and its affiliate owns leasehold interest), where tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to tenant or other non-borrower party and/or its leasehold mortgagee.
18	The Shops at Crystals (Loan No. 6)	(i) Property Insurance Deductible. The loan documents permit a property insurance deductible of up to $500,000. The in-place property insurance deductible is $250,000. The aggregate loan amount is $550,000,000 ($382,700,000 senior and $167,300,000 subordinate). (ii) Insurance Syndicate. The loan documents permit required insurance to be provided by a syndicate, subject to certain conditions, including: (A) first layer of syndicated coverage shall be provided by carriers with minimum S & P financial strength rating of “A”, (B) 60% (if five or more) or 75% (if four or fewer) of aggregate policy limits must be provided by carriers with minimum S & P financial strength rating of “A”, and (C) each carrier in syndicate must have minimum S & P financial strength rating of “BBB”.
18	Hampton Inn & Suites – Boise (Loan No. 11)	Borrower’s obligations to provide required insurance coverages are suspended if condominium association maintains insurance stipulated by condominium documents or in-place, subject to lender approval. The condominium association is not required to obtain business interruption insurance, nor is windstorm coverage expressly required. The condominium association is permitted to determine that any required coverages are not available or realistically affordable and to decline coverage on such basis. The condominium association documents do not specify a minimum insurer rating. Casualty policies must provide for payment of proceeds to the association, as trustee for the unit owners and their mortgagees. As to (i) apportionments of proceeds and (ii) decisions to restore following

D-2-40

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
casualty, the consent of both Unit 5 (the borrower’s unit) and Unit 6 is required, subject to dispute resolution procedures. In-place insurance includes all program-required coverages, however.
18	New Garden Town Square Shopping Center (Loan No. 25)	Wells Fargo (pad site tenant) is leased fee, where tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to tenant or other non-borrower party and/or its leasehold mortgagee.
18	College Square III (Loan No. 61)	Autozone (pad site tenant) is leased fee, where tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to tenant or other non-borrower party and/or its leasehold mortgagee.
18	Family Dollar/Walgreens Portfolio (Loan No. 75)	(i) Family Dollar Self-Insurance. Borrower’s obligation to provide required insurance (including property, rent loss, terrorism and liability coverage but excluding flood coverage which Borrower is obligated to maintain) is suspended if single tenant at one of two constituent properties (Family Dollar Stores of North Carolina, Inc.) elects to provide third party insurance or self-insure in accordance with its lease, subject to certain conditions, including tenant’s or its parent’s having an S & P credit rating of no less than “BB+” and a net worth of at least $500 million. (ii) Walgreens Self-Insurance. Borrower’s obligation to provide required insurance (including property, rent loss and terrorism coverage but excluding general liability coverage which Borrower is obligated to maintain) is suspended if single tenant at the other constituent property (Walgreens Co.) elects to provide third party insurance or self-insure in accordance with its lease subject to certain conditions, including tenant’s maintaining a net worth of at least $100 million. Further, if the Walgreens lease is in full force effect and there is no lease or loan default, the provisions of the

D-2-41

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Walgreens lease shall control disbursement of any casualty proceeds. Walgreens has provided notice of its self-insurance election.
28	The Shops at Crystals (Loan No. 6)	No warm body carve-out guarantors Simon Property Group, L.P. and ICRE REIT Holdings (an Invesco affiliate); Stated net worth (for Simon Property Group only) of $4.5 billion as of December 31, 2015. Variations: (i) Cap on Guaranteed Amount. The aggregate loan amount from JP Morgan Chase, Bank of America and Wells Fargo to borrower is $550,000,000 ($382,700,000 senior and $167,300,000 subordinate). The guarantors’ obligations under the Guaranty are capped at $110,000,000, plus reasonable out-of-pocket costs and expenses related to guaranty enforcement. The Phase I environmental site assessment performed in connection with loan origination did not identify any recognized environmental conditions. The aggregate LTV at origination was 50.0% (34.8% if based on senior debt only). (ii) Recourse for Prohibited Transfers Violations. The borrower and the guarantors will not have liability under the full recourse carve-out for transfers in violation of the Mortgage Loan documents or any loss carve-out in the Mortgage Loan documents, provided that the circumstance, event or condition which gave rise to the carve-out is attributable to one or more of the following: (A) insufficient revenue from the Mortgaged Property; (B) the borrower’s lack of access to revenue from the Mortgaged Property as the result of the lender’s exercise of remedies with respect to the Mortgaged Property’s cash flows; (C) the insolvency of the borrower or negative cash flow from the Mortgaged Property and/or the actual or constructive admission of the same by any means in any context; (D) the payment of the borrower’s debts and liabilities as they become due and payable from sources other than the Mortgaged Property; (E) the failure to pay the Mortgage Loan or other obligation or debts of the borrower, as the result of (A) through (C) above; or (F) the imposition of any lien or encumbrance on the Mortgaged Property by a creditor of the borrower through a judgment of exercise of statutory right, where such lien or

D-2-42

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
encumbrance arises from the non-payment of amounts owing to such creditor as the result of (A) through (C) above.
31	Four Points by Sheraton Times Square - Leased Fee (Loan No. 3)	Loan documents provide that if TRIPRA or a successor statute is not in effect, borrower shall not be required to spend on terrorism insurance more than two times the cost of the then-current property and rent loss coverage (without giving effect to the cost of terrorism and earthquake components of such property and rent loss coverage) required by the loan documents.
31	The Shops at Crystals (Loan No. 6)	Loan documents provide that if TRIPRA or a successor statute is not in effect, borrower shall not be required to spend on terrorism insurance more than 2 times the cost of the then-current property and rent loss coverage (excluding the wind, flood and earthquake components of such premiums) required by the loan documents.
31	Hampton Inn & Suites – Boise (Loan No. 11)	Borrower’s obligations to provide required insurance coverages are suspended if condominium association maintains insurance stipulated by condominium documents or in-place, subject to lender approval. Terrorism coverage is not expressly required by the condominium association documents, but in-place insurance satisfies program requirements (including terrorism coverage).
33	Family Dollar/Walgreens Portfolio (Loan No. 75)	Borrower is recycled SPE that previously owned property other than the mortgaged property: a multi-family property located in Los Angeles, California. An environmental database review was conducted at the time of loan origination as to the prior owned property, and no issues were identified. The loan documents provide that the borrower and guarantors are personally liable for losses related to such prior owned property.
42	A-Alpha Mini Storage (Loan No. 69)	Affiliate of sponsor (Ben G. Bowen) filed for Chapter 11 reorganization in 1987 following loan default on Florida multifamily project.
43	SPS - Walnut Creek	The Phase I environmental site assessment obtained at loan origination identified a

D-2-43

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
	(Loan No. 26)	recognized environmental condition associated with prior on-site automotive repair facilities and an adjacent waste management facility, including soil and groundwater contamination identified in 1996 soil borings. The Phase I ESA recommended a Phase II subsurface assessment. In lieu of a Phase II ESA, the lender obtained a $2 million lender environmental collateral protection and liability-type environmental insurance policy from Steadfast Insurance Company, a member company of Zurich North America, with a 10-year term and a 3 year policy tail and having a $50,000 deductible. The loan documents provide for a springing $50,000 environmental deductible reserve, triggered by loan default or governmental action requiring testing or remediation. The borrower and guarantors have personal liability for losses related to their not funding such escrow. The policy premium was pre-paid at closing. Zurich North America has an S & P rating of “AA-”.
43	Various SLP Loans (Loan No. 61, 69, 72)	In lieu of obtaining a Phase I environmental site assessment, the lender obtained a $5,044,279 group lender environmental collateral protection and liability-type environmental insurance policy with $5,044,279 sublimit per claim from Steadfast Insurance Company, a member company of Zurich North America with a 10 year term (equal to the loan term) and a 3 year policy tail and having no deductible. The policy premium was pre-paid at closing. Zurich North America has an S & P rating of “AA-”.
45	The Shops at Crystals (Loan No. 6)	Loan was co-originated with JP Morgan Chase and Bank of America. JP Morgan Chase ordered appraisal as agent for other co-originators. Appraisal included WFB-approved reliance language.
45	Century Springs Park (Loan No. 21)	(i) Appraisal Date. The appraisal is dated November 23, 2015, more than 6 months’ prior to the loan origination date (July 21, 2016). (ii) Appraisal Ordered by Third Party. The appraisal was ordered in connection with a different mortgage loan application by the borrower (not by Wells Fargo directly); however, the appraisal

D-2-44

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
satisfied Wells Fargo’s appraisal criteria and included customary reliance language acceptable to Wells Fargo.
45	Main and Market (Loan No. 81)	The appraisal is dated October 15, 2015, more than 6 months’ prior to the loan origination date (August 4, 2016).

D-2-45

Rialto Mortgage Finance, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
5	Holiday Inn Hotel & Suites Beaufort (Loan No. 40) Holiday Inn Express Austin North (Loan No. 42) Hampton Inn McDonough (Loan No. 43) Hilton Garden Inn Athens Downtown (Loan No. 47)	The Mortgage Loan documents contain an executed comfort letter in favor of Rialto Mortgage Finance, LLC. The comfort letter will be enforceable by the Trust, if, (i) with respect to certain Mortgage Loans, timely notice is provided to the franchisor and (ii) with respect to certain other Mortgage Loans, the franchisor issues a new comfort letter. The comfort letters requiring a new comfort letter in connection with a transfer to the Trust provide that, subject to the satisfaction of certain conditions, the franchisor is required to issue (or, in some cases, will not unreasonably withhold consent to the issuance of) a new comfort letter in connection with the transfer of the Mortgage Loan to a securitization. On or after the Closing Date, the Mortgage Loan Seller or its designee will provide written notice of the transfer to the franchisor, and, if applicable request a new comfort letter. However, there can be no assurance that the franchisor will issue a new comfort letter in favor of the Trust within a reasonable time or at all.
8	Holiday Inn Express Austin North (Loan No. 42)	The tenant, Reagan National Advertising of Austin, Inc., has the right of first refusal to purchase the entire Mortgaged Property if the Mortgagor elects to sell the Mortgaged Property to a bona fide third party, provided the Mortgagor provides the tenant with notice and the terms of the proposed sale. The right of first refusal will apply to a successor Mortgagor; however, such right of first refusal is suspended pursuant to an easement agreement entered into on April 22, 2008 by and between Killeen S & K, L.L.C. (Grantor) and Reagan National Advertising of Austin, Inc. (Grantee), so long as the easement agreement remains in effect.
8	Coachella Plaza (Loan No. 44)	The largest tenant, 99 Cents Only, has a right of first negotiation to purchase the Mortgaged Property if the Mortgagor elects to sell the Mortgaged Property. The Mortgagor is required to provide the tenant with thirty days’ prior notice and the terms of the proposed sale. Such right of first negotiation has been subordinated to the Mortgage Loan, and will not apply to a successor

D-2-46

Rialto Mortgage Finance, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
mortgagor through a foreclosure or deed-in-lieu of foreclosure, or to the first sale or transfer of the Mortgaged Property following any such foreclosure or deed-in-lieu of foreclosure; provided, however, that such first sale was not marketed or advertised on MLS Multiple Listing Service or any similar listing service.
14	Holiday Inn Hotel & Suites Beaufort (Loan No. 40)	The Mortgaged Property is subject to a taking whereby the City of Beaufort intends to take a parcel amounting to 0.13 acres. The condemnation process commenced in July 2014, and negotiations are ongoing.
15	Westview Plaza I (Loan No. 62)	On December 2, 2010, an action was filed against the guarantor (Donald R. Shapiro) and other defendants to recover $1,250,000. The defendants are joint and severally liable for any judgment entered against them.
26	Hunting Creek Plaza (Loan No. 27)	The Mortgaged Property contains three (3) tenants (Goodyear Tire and Rubber Company, Carolyn Patterson and Frank Patterson d/b/a/ All Vacuums Sales & Service and Titlemax of Georgia, Inc.) whose operation as an automotive parts, accessories and tire store, vacuum repair shop, and title lending service, respectively, is considered legal non-conforming as the use was in place prior to the change in ordinance requiring a special use permit. In the event of a casualty to 50% or more of the assessed value, the Mortgaged Property can only be rebuilt in compliance with the then-current zoning code and all applicable legal requirements.
26	Midway MHP (Loan No. 59)	The use of the Mortgaged Property as a mobile home park is a pre-existing legal non-conforming use, as mobile home parks are not a permitted use under the current zoning laws. In the event of any casualty to the Mortgaged Property, the mobile home parks may be rebuilt provided (i) the new manufactured housing units meet the then-current Department of Housing and Urban Development Manufactured Home Safety Regulations, (ii) the units are in full compliance with the then-current provisions of the Virginia Uniform Statewide Building Code and (iii) the

D-2-47

Rialto Mortgage Finance, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
restoration does not increase the degree of nonconformity by further encroachment into setbacks or any other increase in noncompliance with applicable development regulations.
27	Greenrich Building (Loan No. 52)	Certificates of occupancy are required for each suite at the Mortgaged Property, and are required to be in the name of the tenant and list the related suite in which the tenant is doing business. The Mortgagor did not deliver fourteen certificates of occupancy at Mortgage Loan closing. The lack of certificates of occupancy is a violation of local law. The Mortgagor is required to use best efforts to obtain or cause the missing certificates of occupancy to be issued for each of the suites.
31	Hunting Creek Plaza (Loan No. 27)	The Mortgage Loan documents provide that if TRIA or a successor statute is no longer in effect and terrorism coverage is then subject to rating and availability on the open market, the Mortgagor will be required to maintain terrorism insurance at a cost not to exceed 200% of the then-current premiums of all other coverages required with respect to the Mortgage Loan. If the cost of terrorism insurance exceeds 200%, then the Mortgagor will be required to purchase the maximum of coverage available with funds equal to 200%.
31	Mesa South Shopping Center (Loan No. 29)	The Mortgage Loan documents provide that if TRIA or a successor statute is no longer in effect and terrorism coverage is then subject to rating and availability on the open market, the Mortgagor will be required to maintain terrorism insurance at a cost not to exceed 200% of the then-current premiums of all other coverages required with respect to the Mortgage Loan. If the cost of terrorism insurance exceeds 200%, then the Mortgagor will be required to purchase the maximum of coverage available with funds equal to 200%.
42	Fox Pointe Apartments (Loan No. 13) La Plaza Apartments	The guarantor (Trey Stone) filed for Chapter 7 personal bankruptcy on September 21, 2003, which was discharged on February 10, 2004.

D-2-48

Rialto Mortgage Finance, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(Loan No. 17)
42	Holiday Inn Express Austin North (Loan No. 42)	An affiliate of the guarantor (Shreveport 2, LLC) filed bankruptcy on December 4, 2013. A final decree was ordered on September 14, 2015.
42	Lakemont Apartments (Loan No. 53)	The guarantor (Lee Troutman) is the sole shareholder of Troutman Cottages, Inc., which filed for Chapter 11 bankruptcy on December 1, 2009, which was dismissed on October 12, 2010.

D-2-49

SCHEDULE 1

RIALTO MORTGAGE FINANCE, LLC

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Loan No.	Mortgage Loan
42	Holiday Inn Express Austin North
76	Albin-Ridge Storage

D-2-50

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
9	16 N. Broadway Owners, Inc. (Loan No. 49); 210 E. Broadway Owners Corp. (Loan No. 74); 3636 Greystone Owners, Inc. (Loan No. 51); 3901 Independence Owners, Inc. (Loan No. 68); 480 Riverdale Avenue Tenants Corp. (Loan No. 60); Lincoln Co-Operative Apartments, Inc. (Loan No. 65); Woodlawn Veterans Mutual Housing Company, Inc. (Loan No. 80); Blindbrook Lodge Owners Inc. a/k/a Blind Brook Lodge Owners Inc. (Loan No. 50).	Each of the referenced Mortgaged Properties are encumbered by a subordinate credit line mortgage in the original principal amount of $500,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
9	2165 Matthews Avenue Owners, Inc. (Loan No. 86)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $200,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
9	720-730 Fort Washington Ave. Owners Corp. (Loan No. 23)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $1,000,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
9	Beach House Owners Corp. (Loan No. 70).	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $500,000.00; the outstanding principal balance of such subordinate credit line mortgage is $100,000.00.
18	480 Riverdale Avenue	The referenced mortgage loans have business

D-2-51

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
	Tenants Corp. (Loan No. 60); 720-730 Fort Washington Ave. Owners Corp. (Loan No. 23); The Ponce de Leon Cooperative, Inc. (Loan No. 89)	interruption or rental loss coverage covering a period of less than 12 months. The property securing the 480 Riverdale Avenue Tenants Corp. loan has 10.8 months of business rental coverage. The property securing the 720-730 Fort Washington Ave. Owners Corp. loan has 8.8 months of business rental coverage. The property securing the Ponce de Leon Cooperative, Inc. loan has 9.5 months of business rental coverage
28	All of the Mortgage Loans secured by residential cooperative properties.	All of the Mortgage Loans secured by residential cooperative properties are fully recourse to the related Mortgagors. There are no guarantors for any of the Mortgage Loans secured by residential cooperative properties.
30	All of the Mortgage Loans secured by residential cooperative properties.	The Mortgage Loans secured by residential cooperative properties do not require the Mortgagor to provide the owner or holder of such Mortgage Loans with quarterly operating statements.
32	All of the Mortgage Loans secured by residential cooperatives.	All of the Mortgage Loans secured by residential cooperative properties permit, without the prior written consent of the holder of the related Mortgage, transfers of stock of the related Mortgagor in connection with the assignment of a proprietary lease for an apartment unit by a tenant-shareholder of the related Mortgagor to other persons who by virtue of such transfers become tenant-shareholders in the related Mortgagor.
33	All of the Mortgage Loans secured by residential cooperatives.	The Mortgagors under the Mortgage Loans secured by residential cooperative properties are not Single-Purpose Entities.
39	All of the Mortgage Loans secured by residential cooperative properties.	“Certified Operating Histories” with respect to the Mortgage Loans secured by residential cooperative properties shall mean (i) historical annual financial statements prepared by an independent accountant and (ii) year-to-date financial statements certified by the related Mortgagor as accurate and complete in all material respects as of a date within 180 days

D-2-52

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
of the date of origination of the related Mortgage Loan.
39	Marketplace Village II (Loan No. 67); The Ponce de Leon Cooperative, Inc. (Loan No. 89)	Certified Operating Histories were not obtained with respect to the referenced Mortgaged Properties.
42	All of the Mortgage Loans secured by residential cooperative properties.	For purposes of Representation 42 with respect to Mortgage Loans secured by residential cooperative properties, the term “Controlling Owner” shall mean any single shareholder of a Mortgagor that owns shares appurtenant to 50% or more of the residential cooperative units at the related Mortgaged Property and holds a majority of the seats of the cooperative corporation’s board of directors. For purposes of this exception to Representation 42, there are no Mortgage Loans that have a Controlling Owner, as defined above.
47	16 N. Broadway Owners, Inc. (Loan No. 49); 210 E. Broadway Owners Corp. (Loan No. 74); 3636 Greystone Owners, Inc. (Loan No. 51); 3901 Independence Owners, Inc. (Loan No. 68); 480 Riverdale Avenue Tenants Corp. (Loan No. 60); Lincoln Co-Operative Apartments, Inc. (Loan No. 65); Woodlawn Veterans Mutual Housing Company, Inc. (Loan No. 80); Blindbrook Lodge Owners Inc. a/k/a Blind Brook Lodge Owners Inc. (Loan No. 50).	Each of the referenced Mortgaged Properties are encumbered by a subordinate credit line mortgage in the original principal amount of $500,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.

D-2-53

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
47	2165 Matthews Avenue Owners, Inc. (Loan No. 86)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $200,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
47	720-730 Fort Washington Ave. Owners Corp. (Loan No. 23)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $1,000,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
47	Beach House Owners Corp. (Loan No. 70).	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $500,000.00; the outstanding principal balance of such subordinate credit line mortgage is $100,000.00.

D-2-54

ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Class A-SB Planned Principal Balance ($)
October 2016	$69,133,000.00
November 2016	$69,133,000.00
December 2016	$69,133,000.00
January 2017	$69,133,000.00
February 2017	$69,133,000.00
March 2017	$69,133,000.00
April 2017	$69,133,000.00
May 2017	$69,133,000.00
June 2017	$69,133,000.00
July 2017	$69,133,000.00
August 2017	$69,133,000.00
September 2017	$69,133,000.00
October 2017	$69,133,000.00
November 2017	$69,133,000.00
December 2017	$69,133,000.00
January 2018	$69,133,000.00
February 2018	$69,133,000.00
March 2018	$69,133,000.00
April 2018	$69,133,000.00
May 2018	$69,133,000.00
June 2018	$69,133,000.00
July 2018	$69,133,000.00
August 2018	$69,133,000.00
September 2018	$69,133,000.00
October 2018	$69,133,000.00
November 2018	$69,133,000.00
December 2018	$69,133,000.00
January 2019	$69,133,000.00
February 2019	$69,133,000.00
March 2019	$69,133,000.00
April 2019	$69,133,000.00
May 2019	$69,133,000.00
June 2019	$69,133,000.00
July 2019	$69,133,000.00
August 2019	$69,133,000.00
September 2019	$69,133,000.00
October 2019	$69,133,000.00
November 2019	$69,133,000.00
December 2019	$69,133,000.00
January 2020	$69,133,000.00
February 2020	$69,133,000.00
March 2020	$69,133,000.00
April 2020	$69,133,000.00
May 2020	$69,133,000.00
June 2020	$69,133,000.00
July 2020	$69,133,000.00
August 2020	$69,133,000.00
September 2020	$69,133,000.00
October 2020	$69,133,000.00
November 2020	$69,133,000.00
December 2020	$69,133,000.00
January 2021	$69,133,000.00
February 2021	$69,133,000.00
March 2021	$69,133,000.00
April 2021	$69,133,000.00
May 2021	$69,133,000.00
June 2021	$69,133,000.00
July 2021	$69,132,819.61
August 2021	$68,044,114.72
Distribution Date	Class A-SB Planned Principal Balance ($)
September 2021	$66,882,942.30
October 2021	$65,625,793.69
November 2021	$64,455,275.12
December 2021	$63,189,046.57
January 2022	$62,009,109.99
February 2022	$60,824,614.91
March 2022	$59,363,336.80
April 2022	$58,168,606.17
May 2022	$56,878,855.20
June 2022	$55,674,520.37
July 2022	$54,375,438.75
August 2022	$53,161,425.85
September 2022	$51,942,721.52
October 2022	$50,629,679.70
November 2022	$49,401,186.81
December 2022	$48,078,635.24
January 2023	$46,840,278.51
February 2023	$45,597,135.39
March 2023	$44,082,678.21
April 2023	$42,828,863.31
May 2023	$41,481,710.94
June 2023	$40,217,837.39
July 2023	$38,860,912.87
August 2023	$37,586,903.29
September 2023	$36,307,968.19
October 2023	$34,936,411.10
November 2023	$33,647,224.11
December 2023	$32,265,707.13
January 2024	$30,966,189.38
February 2024	$29,661,646.56
March 2024	$28,178,363.15
April 2024	$26,863,031.55
May 2024	$25,456,114.58
June 2024	$24,130,251.04
July 2024	$22,713,102.08
August 2024	$21,376,625.54
September 2024	$20,034,979.67
October 2024	$18,602,497.88
November 2024	$17,250,117.56
December 2024	$15,807,207.03
January 2025	$14,444,009.65
February 2025	$13,075,538.62
March 2025	$11,447,440.22
April 2025	$10,067,364.69
May 2025	$8,597,547.69
June 2025	$7,206,441.87
July 2025	$5,725,908.71
August 2025	$4,323,687.68
September 2025	$2,916,040.62
October 2025	$1,419,437.30
November 2025	$547.69
December 2025 and thereafter	$0.00

E-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	15
Important Notice About Information Presented in this Prospectus	15
Summary of Terms	23
Risk Factors	61
Description of the Mortgage Pool	159
Transaction Parties	287
Description of the Certificates	351
Description of the Mortgage Loan Purchase Agreements	392
Pooling and Servicing Agreement	403
Certain Legal Aspects of Mortgage Loans	530
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	549
Pending Legal Proceedings Involving Transaction Parties	553
Use of Proceeds	553
Yield and Maturity Considerations	553
Material Federal Income Tax Considerations	567
Certain State and Local Tax Considerations	581
Method of Distribution (Underwriter)	582
Incorporation of Certain Information by Reference	584
Where You Can Find More Information	585
Financial Information	585
Certain ERISA Considerations	585
Legal Investment	590
Legal Matters	591
Ratings	591
Index of Defined Terms	594

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$918,608,000
(Approximate)

Wells Fargo
Commercial Mortgage
Securities, Inc.
Depositor

Wells Fargo
Commercial Mortgage
Trust 2016-LC24
Issuing Entity

Commercial Mortgage
Pass-Through Certificates,
Series 2016-LC24

Class A-1	$41,394,000
Class A-2	$55,655,000
Class A-3	$275,000,000
Class A-4	$290,568,000
Class A-SB	$69,133,000
Class A-S	$94,083,000
Class X-A	$731,750,000
Class X-B	$142,430,000
Class B	$48,347,000
Class C	$44,428,000

PROSPECTUS

Wells Fargo Securities
Lead Manager and Sole Bookrunner

Academy Securities

Co-Manager

Deutsche Bank Securities

Co-Manager

September 15, 2016